FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206361-07

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 23, 2016, may be amended or completed prior to time of sale.

PROSPECTUS

$869,194,000 (Approximate)

JPMCC Commercial Mortgage Securities Trust 2016-JP4

(Central Index Key Number 0001689111)
as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)
as Depositor

JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)

Starwood Mortgage Funding VI LLC
(Central Index Key Number 0001682518)
Benefit Street Partners CRE Finance LLC
(Central Index Key Number 0001632269)
Ladder Capital Finance LLC
(Central Index Key Number 0001541468)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-JP4

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-JP4 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-C, Class D, Class E, Class F, Class NR, Class R and Class Z certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named JPMCC Commercial Mortgage Securities Trust 2016-JP4. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2017. The rated final distribution date for the certificates is December 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$35,667,000		[__]%	(5)	September 2021
Class A-2	$129,067,000		[__]%	(5)	December 2021
Class A-3	$215,000,000		[__]%	(5)	October 2026
Class A-4	$266,136,000		[__]%	(5)	November 2026
Class A-SB	$52,478,000		[__]%	(5)	July 2026
Class X-A	$758,206,000	(6)	[__]%	Variable(7)	November 2026
Class X-B	$61,106,000	(6)	[__]%	Variable(7)	December 2026
Class A-S	$59,858,000		[__]%	(5)	November 2026
Class B	$61,106,000		[__]%	(5)	December 2026
Class C	$49,882,000		[__]%	(5)	December 2026

(Footnotes on table on page 3)

You should carefully consider the risk factors beginning on page 51 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, J.P. Morgan Securities LLC, Drexel Hamilton, LLC and Academy Securities, Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC is acting as lead manager and sole bookrunner with respect to this offering. Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 22, 2016. J.P. Morgan Chase Commercial Mortgage Securities Corp. expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates plus accrued interest from December 1, 2016, before deducting expenses payable by the depositor.

J.P. Morgan
Lead Manager and Sole Bookrunner

Drexel Hamilton	Academy Securities
Co-Manager	Co-Manager

December [__], 2016

JPMCC Commercial Mortgage Securities Trust 2016-JP4

Commercial Mortgage Pass-Through Certificates, Series 2016-JP4

Kansas
3 properties
$12,971,006
1.3% of total
Missouri
1 property
$1,042,500
0.1% of total
Iowa
5 properties
$18,653,199
1.9% of total
Minnesota
2 properties
$31,058,010
3.1% of total
Illinois
3 properties
$68,292,873
6.8% of total
Indiana
2 properties
$20,093,343
2.0% of total
Michigan
3 properties
$6,941,354
0.7% of total
Pennsylvania
3 properties
$72,787,741
7.3% of total
New York
2 properties
$87,000,000
8.7% of total
Washington
1 property
$26,964,703
2.7% of total
New Hampshire
3 properties
$9,881,041
1.0% of total
Ohio
3 properties
$66,934,250
6.7% of total
Connecticut
4 properties
$5,383,885
0.5% of total
Nevada
2 properties
$29,660,675
3.0% of total
New Jersey
1 property
$20,500,000
2.1% of total
Maryland
3 properties
$7,271,656
0.7% of total
California
3 properties
$178,000,000
17.8% of total
Virginia
1 property
$2,775,459
0.3% of total
Arizona
5 properties
$10,748,147
1.1% of total
Georgia
3 properties
$35,432,019
3.6% of total
Hawaii
1 property
$94,000,000
9.4% of total
Colorado
2 properties
$6,829,286
0.7% of total
Oklahoma
1 property
$17,650,000
1.8% of total
Florida
6 properties
$60,916,548
6.1% of total
Texas
6 properties
$62,575,188
6.3% of total
Louisiana
1 property
$32,500,000
3.3% of total
Kentucky
1 property
$5,886,671
0.6% of total
Alabama
1 property
$4,891,087
0.5% of total
Percentage of Initial Pool Balance
0.1% – 5.0%
5.1% – 10.0%
10.1% – 17.8%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Principal Window(4)
Offered Certificates
A-1	$35,667,000		30.000%	[__]%	(5)	September 2021	2.68	01/17-09/21
A-2	$129,067,000		30.000%	[__]%	(5)	December 2021	4.91	09/21-12/21
A-3	$215,000,000		30.000%	[__]%	(5)	October 2026	9.73	07/26-10/26
A-4	$266,136,000		30.000%	[__]%	(5)	November 2026	9.89	10/26-11/26
A-SB	$52,478,000		30.000%	[__]%	(5)	July 2026	7.44	12/21-07/26
X-A	$758,206,000	(6)	NAP	[__]%	Variable(7)	November 2026	NAP	NAP
X-B	$61,106,000	(6)	NAP	[__]%	Variable(7)	December 2026	NAP	NAP
A-S	$59,858,000		24.000%	[__]%	(5)	November 2026	9.90	11/26-11/26
B	$61,106,000		17.875%	[__]%	(5)	December 2026	9.93	11/26-12/26
C	$49,882,000		12.875%	[__]%	(5)	December 2026	9.98	12/26-12/26
Non-Offered Certificates
X-C	$105,999,000	(6)	NAP	[__]%	Variable(7)	January 2027	NAP	NAP
D	$56,117,000		7.250%	[__]%	(5)	January 2027	10.00	12/26-01/27
E	$22,447,000		5.000%	[__]%	(5)	April 2027	10.08	01/27-04/27
F	$17,459,000		3.250%	[__]%	(5)	April 2027	10.31	04/27-04/27
NR	$32,423,640		0.000%	[__]%	(5)	April 2027	10.31	04/27-04/27
R(8)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Z(9)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal. The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal. The Class X-C certificates are notional amount certificates. The notional amount of the Class X-C certificates will be equal to the aggregate certificate balances of the Class C and Class D certificates outstanding from time to time. The Class X-C certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for that distribution date. The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class C and Class D certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans in order to determine the pass-through rates of Class X-A, Class X-B and Class X-C certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.

(8)	The Class R certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal or interest. The Class R certificates will represent beneficial ownership of the residual interest in each Trust REMIC, as further described in this prospectus.

3

(9)	The Class Z certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class Z certificates are entitled to distributions of excess interest on the mortgage loan with an anticipated repayment date and represent beneficial ownership of the grantor trust, as further described in this prospectus.

The Class X-C, Class D, Class E, Class F, Class NR, Class R and Class Z certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	19
Risk Factors	51
The Certificates May Not Be a Suitable Investment for You	51
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	51
Risks Related to Market Conditions and Other External Factors	51
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	51
Other Events May Affect the Value and Liquidity of Your Investment	51
Risks Relating to the Mortgage Loans	52
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	52
Risks of Commercial and Multifamily Lending Generally	52
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	54
Retail Properties Have Special Risks	58
Office Properties Have Special Risks	60
Hotel Properties Have Special Risks	60
Risks Relating to Affiliation with a Franchise or Hotel Management Company	62
Multifamily Properties Have Special Risks	63
Manufactured Housing Community Properties Have Special Risks	64
Industrial Properties Have Special Risks	65
Condominium Ownership May Limit Use and Improvements	66
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	67
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	68
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	69
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	70
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	71
Risks Related to Zoning Non-Compliance and Use Restrictions	73
Risks Relating to Inspections of Properties	74
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	74
Insurance May Not Be Available or Adequate	74
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	75
Terrorism Insurance May Not Be Available for All Mortgaged Properties	75
Risks Associated with Blanket Insurance Policies or Self-Insurance	76
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	77
Limited Information Causes Uncertainty	77
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	78
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	78
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	79

5

Static Pool Data Would Not Be Indicative of the Performance of this Pool	80
Appraisals May Not Reflect Current or Future Market Value of Each Property	80
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	81
The Borrower’s Form of Entity May Cause Special Risks	82
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	83
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	84
Other Financings or Ability to Incur Other Indebtedness Entails Risk	85
Tenancies-in-Common May Hinder Recovery	86
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	86
Risks Associated with One Action Rules	87
State Law Limitations on Assignments of Leases and Rents May Entail Risks	87
Various Other Laws Could Affect the Exercise of Lender’s Rights	87
Risks of Anticipated Repayment Date Loans	88
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	88
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	88
Risks Related to Ground Leases and Other Leasehold Interests	90
Leased Fee Properties Have Special Risks	91
Increases in Real Estate Taxes May Reduce Available Funds	91
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	92
Risks Related to Conflicts of Interest	92
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	92
The Servicing Agreements of Certain Non-Serviced Whole Loans Have Not Been Finalized	94
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	94
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	95
Potential Conflicts of Interest of the Operating Advisor	97
Potential Conflicts of Interest of the Asset Representations Reviewer	98
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	98
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	101
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	102
Other Potential Conflicts of Interest May Affect Your Investment	102
Other Risks Relating to the Certificates	103
The Certificates Are Limited Obligations	103
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	103
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	103

6

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	106
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	108
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	111
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	112
Risks Relating to Modifications of the Mortgage Loans	116
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	117
Risks Relating to Interest on Advances and Special Servicing Compensation	118
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	118
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	118
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	119
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	119
Description of the Mortgage Pool	121
General	121
Certain Calculations and Definitions	122

Definitions	122
Mortgage Pool Characteristics	129
Overview	129
Property Types	131
Mortgage Loan Concentrations	134
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	135
Geographic Concentrations	136
Mortgaged Properties With Limited Prior Operating History	137
Tenancies-in-Common	137
Condominium Interests	137
Fee & Leasehold Estates; Ground Leases	138
Environmental Considerations	140
Redevelopment, Renovation and Expansion	142
Assessments of Property Value and Condition	142
Appraisals	142
Engineering Reports	143
Zoning and Building Code Compliance and Condemnation	143
Litigation and Other Considerations	143
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	145
Tenant Issues	147
Tenant Concentrations	147
Lease Expirations and Terminations	147
Purchase Options and Rights of First Refusal	151
Affiliated Leases	151
Insurance Considerations	152
Use Restrictions	154
Appraised Value	154
Non-Recourse Carveout Limitations	155
Real Estate and Other Tax Considerations	156
Delinquency Information	156
Certain Terms of the Mortgage Loans	157
Amortization of Principal	157
Due Dates; Mortgage Rates; Calculations of Interest	157
ARD Loans	158
Prepayment Protections and Certain Involuntary Prepayments	158
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	161
Defeasance; Collateral Substitution	161
Partial Releases	163
Escrows	167
Mortgaged Property Accounts	168
Exceptions to Underwriting Guidelines	168

7

Additional Indebtedness	168
General	168
Whole Loans	169
Mezzanine Indebtedness	169
Other Secured Indebtedness	171
The Whole Loans	171
General	171
The Serviced Whole Loans	174
The Non-Serviced Whole Loans	196
Additional Information	223
Transaction Parties	224
The Sponsors and Mortgage Loan Sellers	224
JPMorgan Chase Bank, National Association	224
Starwood Mortgage Funding VI LLC	232
Benefit Street Partners CRE Finance LLC	238
Ladder Capital Finance LLC	246
The Depositor	255
The Issuing Entity	256
The Trustee	256
The Certificate Administrator	257
The Master Servicer	259
The Special Servicer	263
The Operating Advisor and Asset Representations Reviewer	268
Description of the Certificates	270
General	270
Distributions	272
Method, Timing and Amount	272
Available Funds	272
Priority of Distributions	274
Pass-Through Rates	277
Interest Distribution Amount	278
Principal Distribution Amount	279
Certain Calculations with Respect to Individual Mortgage Loans	280
Application Priority of Mortgage Loan Collections or Whole Loan Collections	282
Allocation of Yield Maintenance Charges and Prepayment Premiums	284
Assumed Final Distribution Date; Rated Final Distribution Date	286
Prepayment Interest Shortfalls	286
Subordination; Allocation of Realized Losses	288
Reports to Certificateholders; Certain Available Information	290
Certificate Administrator Reports	290
Information Available Electronically	295
Voting Rights	299
Delivery, Form, Transfer and Denomination	299

Book-Entry Registration	299
Definitive Certificates	302
Certificateholder Communication	302
Access to Certificateholders’ Names and Addresses	302
Requests to Communicate	303
List of Certificateholders	303
Description of the Mortgage Loan Purchase Agreements	304
General	304
Dispute Resolution Provisions	312
Asset Review Obligations	312
Pooling and Servicing Agreement	313
General	313
Assignment of the Mortgage Loans	313
Servicing Standard	314
Subservicing	315
Advances	316
P&I Advances	316
Servicing Advances	317
Nonrecoverable Advances	317
Recovery of Advances	318
Accounts	320
Withdrawals from the Collection Account	322
Servicing and Other Compensation and Payment of Expenses	324
General	324
Master Servicing Compensation	328
Special Servicing Compensation	331
Disclosable Special Servicer Fees	336
Certificate Administrator and Trustee Compensation	337
Operating Advisor Compensation	337
Asset Representations Reviewer Compensation	338
CREFC® Intellectual Property Royalty License Fee	339
Appraisal Reduction Amounts	339
Maintenance of Insurance	344
Modifications, Waivers and Amendments	347
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	351
Inspections; Collection of Operating Information	352
Collection of Operating Information	353
Special Servicing Transfer Event	353
Asset Status Report	355
Realization Upon Mortgage Loans	357
Sale of Defaulted Loans and REO Properties	360
The Directing Certificateholder	362
General	362
Major Decisions	364
Asset Status Report	367

8

Replacement of Special Servicer	367
Control Termination Event and Consultation Termination Event	367
Servicing Override	368
Rights of Holders of Companion Loans	369
Limitation on Liability of Directing Certificateholder	370
The Operating Advisor	370
General	370
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	371
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	372
Recommendation of the Replacement of the Special Servicer	374
Eligibility of Operating Advisor	374
Other Obligations of Operating Advisor	375
Delegation of Operating Advisor’s Duties	375
Termination of the Operating Advisor With Cause	376
Rights Upon Operating Advisor Termination Event	377
Waiver of Operating Advisor Termination Event	377
Termination of the Operating Advisor Without Cause	377
Resignation of the Operating Advisor	378
Operating Advisor Compensation	378
The Asset Representations Reviewer	378
Asset Review	378
Eligibility of Asset Representations Reviewer	383
Other Obligations of Asset Representations Reviewer	383
Delegation of Asset Representations Reviewer’s Duties	384
Assignment of Asset Representations Reviewer’s Rights and Obligations	384
Asset Representations Reviewer Termination Events	384
Rights Upon Asset Representations Reviewer Termination Event	385
Termination of the Asset Representations Reviewer Without Cause	385
Resignation of Asset Representations Reviewer	386

Asset Representations Reviewer Compensation	386
Replacement of Special Servicer Without Cause	386
Termination of Master Servicer and Special Servicer for Cause	389
Servicer Termination Events	389
Rights Upon Servicer Termination Event	390
Waiver of Servicer Termination Event	391
Resignation of the Master Servicer and the Special Servicer	392
Limitation on Liability; Indemnification	392
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	394
Dispute Resolution Provisions	395
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	395
Repurchase Request Delivered by a Party to the PSA	396
Resolution of a Repurchase Request	396
Mediation and Arbitration Provisions	398
Servicing of the Non-Serviced Mortgage Loans	399
Servicing of the Fresno Fashion Fair Mall Mortgage Loan	399
Servicing of the Hilton Hawaiian Village Mortgage Loan	402
Servicing of the 9 West 57th Street Mortgage Loan	405
Servicing of the Redwood MHC Portfolio Mortgage Loan and the 1140 Avenue of the Americas Mortgage Loan	407
Servicing of the 80 Park Plaza Mortgage Loan	410
Servicing of the Salesforce Tower Mortgage Loan	412
Rating Agency Confirmations	414
Evidence as to Compliance	416
Limitation on Rights of Certificateholders to Institute a Proceeding	417
Termination; Retirement of Certificates	417
Amendment	418
Resignation and Removal of the Trustee and the Certificate Administrator	421
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	422
Certain Legal Aspects of Mortgage Loans	423
General	423
Types of Mortgage Instruments	424

9

Leases and Rents	424
Personalty	424
Foreclosure	425
General	425
Foreclosure Procedures Vary from State to State	425
Judicial Foreclosure	425
Equitable and Other Limitations on Enforceability of Certain Provisions	425
Nonjudicial Foreclosure/Power of Sale	426
Public Sale	426
Rights of Redemption	427
Anti-Deficiency Legislation	427
Leasehold Considerations	428
Cooperative Shares	428
Bankruptcy Laws	428
Environmental Considerations	434
General	434
Superlien Laws	434
CERCLA	434
Certain Other Federal and State Laws	434
Additional Considerations	435
Due-on-Sale and Due-on-Encumbrance Provisions	435
Subordinate Financing	435
Default Interest and Limitations on Prepayments	436
Applicability of Usury Laws	436
Americans with Disabilities Act	436
Servicemembers Civil Relief Act	437
Anti-Money Laundering, Economic Sanctions and Bribery	437
Potential Forfeiture of Assets	437
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	438
Pending Legal Proceedings Involving Transaction Parties	440
Use of Proceeds	440
Yield and Maturity Considerations	440
Yield Considerations	440
General	440
Rate and Timing of Principal Payments	441
Losses and Shortfalls	442
Certain Relevant Factors Affecting Loan Payments and Defaults	442
Delay in Payment of Distributions	443
Yield on the Certificates with Notional Amounts	444

Weighted Average Life	444
Pre-Tax Yield to Maturity Tables	449
Material Federal Income Tax Considerations	453
General	453
Qualification as a REMIC	453
Status of Offered Certificates	455
Taxation of Regular Interests	456
General	456
Original Issue Discount	456
Acquisition Premium	458
Market Discount	458
Premium	459
Election To Treat All Interest Under the Constant Yield Method	459
Treatment of Losses	460
Yield Maintenance Charges and Prepayment Premiums	460
Sale or Exchange of Regular Interests	460
Taxes That May Be Imposed on a REMIC	461
Prohibited Transactions	461
Contributions to a REMIC After the Startup Day	461
Net Income from Foreclosure Property	462
Bipartisan Budget Act of 2015	462
Taxation of Certain Foreign Investors	462
FATCA	463
Backup Withholding	464
Information Reporting	464
3.8% Medicare Tax on “Net Investment Income”	464
Reporting Requirements	464
Certain State and Local Tax Considerations	465
Method of Distribution (Underwriter)	465
Incorporation of Certain Information by Reference	467
Where You Can Find More Information	467
Financial Information	467
Certain ERISA Considerations	468
General	468
Plan Asset Regulations	468
Administrative Exemptions	469
Insurance Company General Accounts	470
Legal Investment	471
Legal Matters	472
Ratings	472
Index of Defined Terms	475

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ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX F	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE MOFFETT GATEWAY MORTGAGE LOAN

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE

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CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 19 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 51 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 475 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

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NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)   TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)   TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)   IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT,

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PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

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THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND

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FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE

17

OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 834-5467. See “Transaction Parties—The Depositor”.

Issuing Entity	JPMCC Commercial Mortgage Securities Trust 2016-JP4, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

● JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America;

● Starwood Mortgage Funding VI LLC, a Delaware limited liability company;

● Benefit Street Partners CRE Finance LLC, a Delaware limited liability company; and

● Ladder Capital Finance LLC, a Delaware limited liability company.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Starwood Mortgage Funding VI LLC is an affiliate of (a) Starwood Mortgage Capital LLC, an originator, (b) LNR Partners, LLC, the initial special servicer, and (c) LNR Securities Holdings, LLC (or its affiliate), the entity expected to purchase the Class E, Class F, Class NR and Class Z certificates on the closing date and to be appointed as the initial directing certificateholder. Benefit Street Partners CRE Finance LLC is an affiliate of Benefit Street Partners CRE Conduit Company, L.P., an originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association(1)	16	$633,695,271	63.5%
Starwood Mortgage Funding VI LLC	13	150,641,255	15.1
Benefit Street Partners CRE Finance LLC	5	112,039,114	11.2
Ladder Capital Finance LLC(2)	6	101,265,000	10.2
Total	40	$997,640,641	100.0%

(1) One (1) mortgage loan identified as “Hilton Hawaiian Village” on Annex A-1, representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A. One (1) mortgage loan identified as “Fresno Fashion Fair Mall” on Annex A-1, representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Société Générale.

(2) One (1) mortgage loan identified as “80 Park Plaza” on Annex A-1, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Ladder Capital Finance LLC and Citigroup Global Markets Realty Corp.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan that is part of a whole loan and serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Special Servicer	LNR Partners, LLC will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to any non-serviced mortgage loan set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions and other transactions and performing certain enforcement actions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. LNR Partners, LLC was appointed to be the special servicer by LNR Securities Holdings, LLC (or its affiliate). LNR Securities Holdings, LLC (or its affiliate), an affiliate of LNR Partners, LLC, is expected to purchase the Class E, Class F, Class NR and Class Z certificates (and may purchase other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder. The principal servicing office of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”. LNR Securities Holdings, LLC (or its affiliate), the entity expected to purchase the Class E, Class F, Class NR and Class Z certificates on the closing date and be the initial directing certificateholder, LNR Partners, LLC, the special servicer, Starwood Mortgage Funding VI LLC, a sponsor and mortgage loan seller, and Starwood Mortgage Capital LLC, an originator, are affiliates of each other.

LNR Partners, LLC assisted LNR Securities Holdings, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling

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and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer

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be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction (i) with respect to a non-serviced mortgage loan or any related REO property, (ii) with respect to the Moffett Gateway mortgage loan or any related REO property, until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement, or (iii) with respect to the North Hills Village mortgage loan or any related REO property, until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loan, (ii) the Moffett Gateway mortgage loan until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement, (iii) the North Hills Village mortgage loan until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement and (iv) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Moffett Gateway Whole Loan—Consultation and Control”, “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The North Hills Village Whole Loan—Consultation and Control” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if

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there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that LNR Securities Holdings, LLC (or its affiliate), an affiliate of (i) LNR Partners, LLC, the initial special servicer, (ii) Starwood Mortgage Funding VI LLC, a sponsor and mortgage loan seller, and (iii) Starwood Mortgage Capital LLC, an originator, will purchase the Class E, Class F, Class NR and Class Z certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) the Moffett Gateway mortgage loan until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement, (iii) the North Hills Village mortgage loan until the occurrence and continuance of a control appraisal period pursuant to the related intercreditor agreement and (iv) any excluded loan).

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan (other than the 9 West 57th Street whole loan), which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holder of a Subordinate
Companion Loan	Four (4) mortgage loans identified as “Hilton Hawaiian Village”, “9 West 57th Street”, “Moffett Gateway” and “North Hills Village” on Annex A-1, collectively representing approximately 26.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are comprised of one or more senior notes (included in the issuing entity), in certain cases, one or more senior pari passu notes (not included in the issuing entity) and one or more subordinate notes (not included in the issuing entity).

With respect to the mortgage loans identified as “Moffett Gateway” and “North Hills Village” on Annex A-1, pursuant to the related intercreditor agreements, the holders of the related subordinate companion loans will have the right to cure certain defaults with respect to the related mortgage loans and the right to

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purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loans under certain limited default circumstances. In addition, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreements, the holders of the related subordinate companion loans will have the right to approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loans under certain circumstances. The holders of the related subordinate companion loans will also have the right under the related intercreditor agreements to replace the special servicer with respect to the Moffett Gateway mortgage loan or the North Hills Village mortgage loan, as applicable, at any time prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, subject to the requirements provided for in the related intercreditor agreement. JPMorgan Chase Bank, National Association currently holds the Moffett Gateway subordinate companion loan; however, it expects to sell the Moffett Gateway subordinate companion loan to Meritz Private Real Estate Fund 3 prior to the closing date, but there can be no assurance that the sale will ultimately occur. As of the closing date, JPMorgan Chase Bank, National Association is expected to be the holder of the North Hills Village subordinate companion loan; however, it may sell such subordinate companion loan to an unaffiliated third party in the future.

See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Moffett Gateway Whole Loan”, “—North Hills Village Whole Loan“, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Hilton Hawaiian Village Whole Loan” and “—The 9 West 57th Street Whole Loan”.

Certain Affiliations	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the related due date in December 2016, or with respect to any mortgage loan that has its first due date in January 2017, the date that would otherwise have been the related due date in December 2016.

Closing Date	On or about December 22, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2017.

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Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, California, Florida, Minnesota, Delaware, New York or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	September 2021
Class A-2	December 2021
Class A-3	October 2026
Class A-4	November 2026
Class A-SB	July 2026
Class X-A	November 2026
Class X-B	December 2026
Class A-S	November 2026
Class B	December 2026
Class C	December 2026

The rated final distribution date will be the distribution date in December 2049.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-JP4:

	●	Class A-1
	●	Class A-2
	●	Class A-3
	●	Class A-4
	●	Class A-SB
	●	Class X-A
	●	Class X-B
	●	Class A-S
	●	Class B
	●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-C, Class D, Class E, Class F, Class NR, Class R and Class Z.

The certificates will collectively represent beneficial ownership in the issuing entity, a New York common law trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be forty (40) fixed rate commercial mortgage loans secured by first mortgage liens on seventy-two (72) mortgaged properties. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The mortgage loans are comprised of (i) twenty-eight (28) mortgage loans (which have no related pari passu or subordinate interest secured by the related mortgaged property or properties), (ii) eight (8) mortgage loans, each represented by one or more pari passu portions of a whole loan (each of which has one or more related pari passu interests that are not assets of the issuing entity secured by the related mortgaged property or properties), (iii) three (3) mortgage loans, each represented by one or more pari passu portions of a split senior mortgage loan and one or more subordinate companion loans that are not assets of the issuing entity secured by the related mortgaged property or properties, and (iv) one (1) mortgage loan, represented by a senior mortgage loan and a subordinate companion loan that is not an asset of the issuing entity secured by the related mortgaged property.

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Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(1)
Class A-1	$ 35,667,000	3.575%	30.000%
Class A-2	$129,067,000	12.937%	30.000%
Class A-3	$215,000,000	21.551%	30.000%
Class A-4	$266,136,000	26.677%	30.000%
Class A-SB	$ 52,478,000	5.260%	30.000%
Class X-A	$758,206,000	NAP	NAP
Class X-B	$ 61,106,000	NAP	NAP
Class A-S	$ 59,858,000	6.000%	24.000%
Class B	$ 61,106,000	6.125%	17.875%
Class C	$ 49,882,000	5.000%	12.875%

	(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-3	[__]%
Class A-4	[__]%
Class A-SB	[__]%
Class X-A	[__]% (2)
Class X-B	[__]% (2)
Class A-S	[__]%
Class B	[__]%
Class C	[__]%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the

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related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B and Class X-C certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result

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in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00600%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any companion loan) at a per annum rate equal to 0.00270%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any companion loan) at a per annum rate equal to 0.00089%. Upon the completion of any asset review, the asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a maximum amount as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO

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loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that loan will be entitled to a primary servicing fee (and, where applicable, sub-servicing fee) at a rate equal to a per annum rate set forth in the table below, and the related non-serviced special servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee and Sub-Servicing Fee Rate(1)	Special Servicer Fee Rate
Hilton Hawaiian Village	0.00125%	0.12500%
Fresno Fashion Fair Mall	0.00250%	0.25000%
9 West 57th Street	0.00125%	0.25000%
Redwood MHC Portfolio(2)	0.00250%	0.25000%
1140 Avenue of the Americas(2)	0.00250%	0.25000%
80 Park Plaza	0.00250%	0.25000%
Salesforce Tower	0.00250%	0.25000%

(1)	The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.

(2)	Identifies the rates as expected to be set forth in the pooling and servicing agreement to be entered into in connection with the securitization of the related controlling pari passu companion loan.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the

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certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-C, Class R and Class Z certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

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Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class Z certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class Z certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B or Class X-C certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-C certificates and, therefore, the amount of interest they accrue.

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(1)	The Class X-A, Class X-B and Class X-C certificates are interest-only certificates and the Class X-C certificates are not offered by this prospectus.

(2)	Other than the Class X-C, Class R and Class Z certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-C, Class R or Class Z certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the Class X-C certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class C and Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

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●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class Z certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of a REO loan related to a companion loan), unless the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal

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reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity. None of the master servicer, special servicers or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the related trust and

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servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty (40) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in seventy-two (72) commercial, multifamily and manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”. See also “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $997,640,641.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty (40) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu

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companion loan” or a “companion loan”) and (iii) in the case of four (4) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Whole Loan LTV Ratio(1)	Whole Loan Underwritten NCF DSCR(1)(2)
Hilton Hawaiian Village	$94,000,000	9.4%	$602,600,000	$578,400,000	57.2%	2.44x
Fresno Fashion Fair Mall	$80,000,000	8.0%	$245,000,000	NAP	57.5%	2.14x
9 West 57th Street	$63,000,000	6.3%	$950,724,000	$186,276,000	35.3%	3.08x
Riverway	$63,000,000	6.3%	$65,000,000	NAP	72.6%	1.42x
Moffett Gateway	$60,000,000	6.0%	$183,000,000	$102,000,000	65.7%	1.43x
Summit Mall	$50,000,000	5.0%	$35,000,000	NAP	41.5%	4.50x
North Hills Village	$44,100,000	4.4%	NAP	$9,500,000	79.4%	1.14x
Redwood MHC Portfolio	$37,000,000	3.7%	$59,000,000	NAP	71.8%	1.38x
1140 Avenue of the Americas	$24,000,000	2.4%	$75,000,000	NAP	55.0%	2.16x
80 Park Plaza	$20,500,000	2.1%	$112,500,000	NAP	75.0%	1.52x
Salesforce Tower	$18,000,000	1.8%	$90,000,000	NAP	59.6%	2.47x
Dick’s Sporting Goods Portfolio	$17,976,072	1.8%	$12,982,719	NAP	70.8%	1.40x

(1)	Calculated including any related pari passu companion loan(s) and the related subordinate companion loans but excluding any mezzanine loan. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

(2)	In the case of one (1) mortgage loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the payments used for calculating the Whole Loan Underwritten NCF DSCR were based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) mortgage loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Whole Loan Underwritten NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the mortgage loan and the related subordinate companion loan of principal payable on the related whole loan.

The Riverway whole loan, the Moffett Gateway whole loan, the Summit Mall whole loan, the North Hills Village whole loan and the Dick’s Sporting Goods Portfolio whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and the related companion loans are referred to in this prospectus as “serviced companion loans”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified below relating to the related controlling companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”.

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See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Hilton Hawaiian Village	Hilton USA Trust 2016-HHV	9.4%	Wells Fargo Bank, National Association	Aegon USA Realty Advisors, LLC	Wilmington Trust, National Association

Fresno Fashion Fair Mall	JPMDB 2016-C4	8.0%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

9 West 57th Street	JPMCC 2016-NINE	6.3%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association

Redwood MHC Portfolio(1)	(1)	3.7%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

1140 Avenue of the Americas(1)	(1)	2.4%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

80 Park Plaza	CGCMT 2016-C3	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Deutsche Bank Trust Company Americas

Salesforce Tower	JPMCC 2016-JP3	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	Torchlight Loan Services, LLC	Wells Fargo Bank, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Directing Certificateholder
Hilton Hawaiian Village	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A	Franklin CMBS, L.P.

Fresno Fashion Fair Mall	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Blackrock Realty Advisors, Inc.

9 West 57th Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A	None(2)

Redwood MHC Portfolio(1)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Trimont Real Estate Advisors, LLC	Prime Finance CMBS B Piece Holdco VI, LP

1140 Avenue of the Americas(1)	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Trimont Real Estate Advisors, LLC	Prime Finance CMBS B Piece Holdco VI, LP

80 Park Plaza	Citibank, N.A.	Deutsche Bank Trust Company Americas	Trimont Real Estate Advisors, LLC	Trimont Real Estate Advisors, LLC	Rialto CMBS X, LLC or an affiliate

Salesforce Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Torchlight Investors, LLC

(1)	The related whole loans are expected to be serviced pursuant to the pooling and servicing agreement to be entered into in connection with the securitization of the related controlling pari passu companion loan. The parties identified are those expected to be related to such securitization.

(2)	The 9 West 57th Street whole loan does not have a directing certificateholder and no entity is entitled to exercise the related control and consultation rights generally attributed to a directing certificateholder with respect to the 9 West 57th Street mortgage loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole

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loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$997,640,641
Number of mortgage loans	40
Number of Mortgaged Properties	72
Range of Cut-off Date Balances	$1,042,500 to $94,000,000
Average Cut-off Date Balance	$24,941,016
Range of Mortgage Rates	2.85950% to 5.35000%
Weighted average Mortgage Rate	4.22948%
Range of original terms to maturity(2)	60 months to 126 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	57 months to 124 months
Weighted average remaining term to maturity(2)	111 months
Range of original amortization term(3)(4)	300 months to 360 months
Weighted average original amortization term(3)(4)	359 months
Range of remaining amortization terms(3)(4)	298 months to 360 months
Weighted average remaining amortization term(3)(4)	358 months
Range of LTV Ratios as of the Cut-off Date (5)(6)	29.8% to 76.1%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	57.7%
Range of LTV Ratios as of the maturity date(2)(5)(6)	29.8% to 75.0%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	51.4%
Range of UW NCF DSCR(6)(7)	1.23x to 4.50x
Weighted average UW NCF DSCR(6)(7)	2.22x
Range of UW NOI Debt Yield(6)	7.9% to 19.0%
Weighted average UW NOI Debt Yield(6)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	36.8%
Balloon	34.7%
Interest Only-Balloon	28.3%
ARD-Interest Only	0.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) mortgage loans with an anticipated repayment date, identified as “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the anticipated repayment date.

(3)	Excludes nine (9) mortgage loans identified as “Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “9 West 57th Street”, “Summit Mall”, “Hotel Palomar San Diego”, “1140 Avenue of the Americas”, “Salesforce Tower”, “Dollar General Dimmitt” and “Dollar General Jackson”, representing approximately 37.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term or until their anticipated repayment date.

(4)	In the case of one (1) mortgage loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) mortgage loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on a pro rata allocation between the mortgage loan and the related subordinate companion loan of principal payable on the related whole loan.

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(5)	With respect to four (4) mortgaged properties identified as “Moffett Gateway”, “Hotel Palomar San Diego”, “Bilmar Beach Resort” and “Salesforce Tower” on Annex A-1, securing four (4) mortgage loans representing approximately 14.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. With respect to one (1) mortgaged property identified as “Southwest Business Center” on Annex A-1, securing one (1) mortgage loan representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the LTV Ratio as of the Cut-off Date of 66.9% was calculated based on the Cut-off Date Balance less a letter of credit delivered in lieu of an earnout reserve in the amount of $800,000, divided by the related Appraised Value set forth on Annex A-1. The LTV Ratio as of the Cut-off Date calculated without adjusting for the related earnout reserve is 74.0%. In addition, the LTV Ratio as of the maturity date of 52.6% was calculated based on the Balloon Balance less such letter of credit delivered in lieu of earnout reserve divided by the related Appraised Value set forth on Annex A-1. The LTV Ratio as of the maturity date calculated without adjusting for the related earnout reserve is 59.7%. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(6)	With respect to eleven (11) mortgage loans identified as “Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “9 West 57th Street”, “Riverway”, “Moffett Gateway”, “Summit Mall”, “Redwood MHC Portfolio”, “1140 Avenue of the Americas”, “80 Park Plaza”, “Salesforce Tower” and “Dick’s Sporting Goods Portfolio” on Annex A-1, representing approximately 52.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s). With respect to four (4) mortgage loans identified as “Hilton Hawaiian Village”, “9 West 57th Street”, “Moffett Gateway” and “North Hills Village” on Annex A-1, representing approximately 26.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the calculation of the debt service coverage ratios, loan-to-value ratios and debt yields includes any pari passu companion loans, as applicable, but excludes the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date and underwritten operating income debt yield including the related subordinate companion loan(s) are: (a) with respect to the mortgage loan identified as “Hilton Hawaiian Village” on Annex A-1, 2.44x, 57.2% and 10.4%, respectively, (b) with respect to the mortgage loan identified as “9 West 57th Street” on Annex A-1, 3.08x, 35.3% and 9.0%, respectively, (c) with respect to the mortgage loan identified as “Moffett Gateway” on Annex A-1, 1.43x, 65.7% and 8.4%, respectively and (d) with respect to the mortgage loan identified as “North Hills Village” on Annex A-1, 1.14x, 79.4% and 8.3%, respectively.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. In the case of one (1) mortgage loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the payments used for calculating the underwritten net cash flow debt service coverage ratio were based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of

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one (1) mortgage loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the underwritten net cash flow debt service coverage ratio is calculated using the sum of principal and interest payments over the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the mortgage loan and the related subordinate companion loan of principal payable on the related whole loan. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For example, with respect to three (3) mortgaged properties identified as “9 West 57th Street”, “Moffett Gateway” and “Riverway” on Annex A-1, securing three (3) mortgage loans representing approximately 18.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain assumptions and/or adjustments were made to the underwritten net cash flow reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Additional Information”, Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

Thirty-nine (39) mortgage loans, representing approximately 97.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on an actual/360 basis. One (1) mortgage loan, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrues interest on the basis of a 360-day year consisting of 12, 30-day months. For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

One (1) of the mortgage loans, identified as “International Plaza” on Annex A-1, representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was a refinancing of a loan in default at the time of refinancing and involved a discounted pay-off at a loss in connection with the origination of the mortgage loan as described under “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on Limited Operating Histories
With respect to six (6) mortgaged properties identified as “Moffett Gateway”, “Fry 529 Retail Center”, “Timbergrove Heights”, “Hebron Heights”, “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, securing six (6) mortgage loans representing approximately 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower or were vacant within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net

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leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool”.

Certain Variances from

Underwriting Standards	None of the mortgage loans were originated with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

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●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) if any of the mortgage loans identified on Annex A-1 as “Moffett Gateway”, “Walgreens Pool 3” or “Walgreens Pool 6” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the sum of the outstanding principal balance of the mortgage loan(s) identified on Annex A-1 as “Moffett Gateway”, “Walgreens Pool 3” or “Walgreens Pool 6” that remain outstanding on such date of determination and 1% of the aggregate principal balance of the mortgage loans as of the cut-off date by (B) the aggregate principal balance of the mortgage loans as of the cut-off date and (y) the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in January 2027.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R and Class Z certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R or Class Z certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P. or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of

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Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC or Ladder Capital Finance LLC, respectively) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan and, in the case of the Hilton Hawaiian Village whole loan and the 9 West 57th Street whole loan only, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

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In addition, the portion of the issuing entity consisting of the excess interest accrued on any mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests” as further described in “Material Federal Income Tax Considerations”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [__] and Class [__] certificates will be issued with original issue discount and that the Class [___] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

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Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

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●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

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●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

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A Tenant Concentration May Result in Increased Losses.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged

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property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease.

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure.

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow.

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant

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Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks.

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those

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tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

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Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks.

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

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●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

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In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

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Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon

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which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

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Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

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The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to

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remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hotel and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Hawaii, New York, Pennsylvania, Illinois, Ohio, Texas and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it

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could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

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See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 42 in “Annex D-1—Mortgage Loan Representations and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, —Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards—Assessments of Property Condition—Environmental Assessment” and “—Ladder Capital Finance LLC—Ladder’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

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The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

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●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas and/or service stations, car washes, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which

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the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or

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redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

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The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 18 in “Annex D-1—Mortgage Loan Representations and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in

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force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans” for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans and representation and warranty number 31 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other

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properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information.

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information.

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

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We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection

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period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards” and “—Ladder Capital Finance LLC—Ladder’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”, “—Starwood Mortgage Funding VI LLC—Review of SMF VI Mortgage Loans”, “—Benefit Street Partners CRE Finance LLC—Review of BSP Mortgage Loans” and “—Ladder Capital Finance LLC—Review of LCF Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

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As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property

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improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “hypothetical as-is”, “hypothetical value as stabilized” or “when complete” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the ”as-is” values and values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any values other than “as-is” will be the value of the related mortgaged property at the indicated stabilization date or at maturity or at anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards” and “—Ladder Capital Finance LLC—Ladder’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

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The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

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Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To

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Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In certain cases, a mortgaged property securing one of the mortgage loans may have previously secured another loan that had been in default.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot

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assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the

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mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, with respect to the mortgaged property identified as “Bilmar Beach Resort” on Annex A-1, securing one (1) mortgage loan representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, because the rental agreements relating to the condominium units likely may not qualify as interests in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure the REMIC regulations may restrict the issuing entity from taking title to such agreements.  Therefore, upon the occurrence of an event of default under the related loan agreement and an ensuing foreclosure, the pooling and servicing agreement will not permit the issuing entity to take title to any of these agreements (unless an opinion of counsel is provided indicating

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otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law to continue to receive the income from the agreements, or (ii) sell the agreements and apply the proceeds toward the repayment of the mortgage loan.  Depending on market conditions, the proceeds from the sale of the agreements could be less than the proceeds that would be received if the special servicer had foreclosed on the agreements and sold them (or their assets) at a later date.

Risks of Anticipated Repayment Date Loans

Two of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted loan.

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A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other

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conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 36 in “Annex D-1—Mortgage Loan Representation and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were

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otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of JPMorgan Chase Bank, National Association, one of the sponsors and originators, and of J.P. Morgan Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their

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affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

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The Servicing Agreements of Certain Non-Serviced Whole Loans Have Not Been Finalized

The servicing of the Redwood MHC Portfolio whole loan and the 1140 Avenue of the Americas whole loan, each a non-serviced whole loan, will be performed pursuant to the pooling and servicing agreement relating to the securitization of the controlling pari passu companion loan. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under such pooling and servicing agreement, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with the related intercreditor agreement. Moreover, the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Redwood MHC Portfolio Whole Loan” and “—The 1140 Avenue of the Americas Whole Loan”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents

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or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and JPMorgan Chase Bank, National Association, a sponsor and originator and a warehouse lender to Starwood Mortgage Funding VI LLC, a sponsor and mortgage loan seller. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing

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Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the JPMCC 2016-JP4 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

LNR Securities Holdings, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

LNR Securities Holdings, LLC (or its affiliate), the entity that will purchase the Class E certificates, the Class F certificates, the Class NR certificates and the Class Z certificates on the closing date and is expected to be the initial directing certificateholder, LNR Partners, LLC, the special servicer, Starwood Mortgage Funding VI LLC, a sponsor and mortgage loan seller, and Starwood Mortgage Capital LLC, an originator, are affiliates of each other. In addition, LNR Partners, LLC is an affiliate of LNR Securities Holdings, LLC (or its affiliate), which is expected to purchase the Class E certificates, the Class F

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certificates, the Class NR certificates and the Class Z certificates and is expected to be appointed as the initial directing certificateholder, and assisted LNR Securities Holdings, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-Controlling Class of certificates.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of its business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Asset Representations Reviewer.

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LNR Securities Holdings, LLC (or its affiliate) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan and other than with respect to the Moffett Gateway whole loan and the North Hills Village whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan and other than with respect to the Moffett Gateway whole loan and the North Hills Village whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans (other than the 9 West 57th Street whole loan) may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity)

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for each pari passu whole loan (other than the 9 West 57th Street whole loan), the expected securitization trust holding the controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

Whole Loan	Servicing Pooling Agreement	Controlling Noteholder	Directing Party(1)
Hilton Hawaiian Village	Hilton USA Trust 2016-HHV	Hilton USA Trust 2016-HHV	Franklin CMBS, L.P.
Fresno Fashion Fair Mall	JPMDB 2016-C4	JPMDB Commercial Mortgage Securities Trust 2016-C4	BlackRock Realty Advisors, Inc.
9 West 57th Street	JPMCC 2016-NINE	J.P. Morgan Chase Commercial Mortgage Securities Trust 2016-NINE	None(2)
Riverway	JPMCC 2016-JP4	JPMCC Commercial Mortgage Securities Trust 2016-JP4	LNR Securities Holdings, LLC
Moffett Gateway	JPMCC 2016-JP4	JPMCC Commercial Mortgage Securities Trust 2016-JP4	JPMorgan Chase Bank, National Association(3)
Summit Mall	JPMCC 2016-JP4	JPMCC Commercial Mortgage Securities Trust 2016-JP4	LNR Securities Holdings, LLC
North Hills Village	JPMCC 2016-JP4	JPMCC Commercial Mortgage Securities Trust 2016-JP4	JPMorgan Chase Bank, National Association(4)
Redwood MHC Portfolio	(5)	(5)	Prime Finance CMBS B Piece Holdco VI, LP(5)
1140 Avenue of the Americas	(5)	(5)	Prime Finance CMBS B Piece Holdco VI, LP(5)
80 Park Plaza	CGCMT 2016-C3	Citigroup Commercial Mortgage Trust 2016-C3	Rialto CMBS X, LLC or an affiliate
Salesforce Tower	JPMCC 2016-JP3	JPMCC Commercial Mortgage Securities Trust 2016-JP3	Torchlight Investors, LLC
Dick’s Sporting Goods Portfolio	JPMCC 2016-JP4	JPMCC Commercial Mortgage Securities Trust 2016-JP4	LNR Securities Holdings, LLC

(1)	The Directing Party reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement.

(2)	The 9 West 57th Street whole loan does not have a directing certificateholder and no entity is entitled to exercise the related control and consultation rights generally attributed to a directing certificateholder with respect to the 9 West 57th Street mortgage loan.

(3)	The holder of the subordinate companion loan, identified here, will have certain control and consultation rights with respect to the related mortgage loan until the occurrence of a control appraisal period pursuant to the related intercreditor agreement. JPMorgan Chase Bank, National Association currently holds the Moffett Gateway subordinate companion loan; however, it expects to sell the Moffett Gateway subordinate companion loan to Meritz Private Real Estate Fund 3 prior to the closing date, but there can be no assurance that the sale will ultimately occur.

(4)	The holder of the subordinate companion loan, identified here, will have certain control and consultation rights with respect to the related mortgage loan until the occurrence of a control appraisal period pursuant to the related intercreditor agreement.

(5)	The related whole loans are expected to be serviced pursuant to the securitization of the related controlling pari passu companion loan. The parties identified are those expected to be related to such securitization.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents;. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and

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without cause (for so long as a control termination event does not exist and other than (i) with respect to any excluded loan, (ii)  with respect to the Moffett Gateway whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan and (iii) with respect to the North Hills Village whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan); provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-controlling class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to each of the Moffett Gateway whole loan and the North Hills Village whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the related whole loan under certain circumstances, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan. In addition, the holder of the related subordinate companion loan with respect to the Moffett Gateway whole loan or the North Hills Village whole loan will have the right to purchase the related mortgage loan if such mortgage loan is in default. Additionally, prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement, the holder of the related subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement, to replace the special servicer with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Moffett Gateway Whole Loan” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The North Hills Village Whole Loan” in this prospectus. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

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The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

The purchase option that the holders of the Moffett Gateway subordinate companion loan and the North Hills Village subordinate companion loan hold pursuant to the related intercreditor agreement generally permits each such holder to purchase the related defaulted whole loan as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Moffett Gateway Whole Loan—Purchase Option” or “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The North Hills Village Whole Loan—Purchase Option”, as applicable. In addition, the related subordinate companion loan holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class NR and Class Z certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that LNR Securities Holdings, LLC (or its affiliate) will be the B-piece buyer. It is anticipated that LNR Securities Holdings, LLC, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard

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to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Fresno Fashion Fair Mall Whole Loan—Consultation and Control”, “—The Hilton Hawaiian Village Whole Loan —Consultation and Control”, “—The 9 West 57th Street Whole Loan—Consultation and Control”, “—The Salesforce Tower Whole Loan—Consultation and Control”, “—The Redwood MHC Portfolio Whole Loan—Consultation and Control”, “—The 1140 Avenue of the Americas Whole Loan—Consultation and Control” and “—The Salesforce Tower Whole Loan—Consultation and Control”.

LNR Partners, LLC, which is expected to act as the special servicer, assisted the B-piece buyer with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to (i) Moffett Gateway whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) North Hills Village whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

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Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or

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acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is

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uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets

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(including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the

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offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the

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Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General.

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A, Class X-B or Class X-C certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A, Class X-B or Class X-C certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A, Class X-B or Class X-C certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage

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loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-C certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts, namely, Class X-A, Class X-B and Class X-C certificates, will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class
X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates
X-B	Class B certificates
X-C	Class C and Class D certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B and Class X-C certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates, then the Class X-B certificates and then the Class X-C certificates. Investors in the Class X-A, Class X-B and Class X-C certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves.

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to

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the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, and then the Class A-S certificates and then, pro rata, the Class A-SB, Class A-4, Class A-3, Class A-2 and Class A-1 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class C or Class D certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination.

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed

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expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights.

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and any excluded loan, the Moffett Gateway whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan and the North Hills Village whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan) and the right to replace the special servicer with or without cause (provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-Controlling Class of certificates), except that if a control termination event (i.e., an event in which

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the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, with respect to each of the Moffett Gateway whole loan and the North Hills Village whole loan, the holder of the related subordinate companion loans will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and the holder of the related subordinate companion loan will have the right to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) for so long as a holder of a related subordinate companion loan is the controlling noteholder (as defined in the related intercreditor agreement), approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holders of the subordinate companion loans could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Moffett Gateway Whole Loan” and “—The North Hills Village Whole Loan”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

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(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)      may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)     does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iv)      may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)       will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, the Moffett Gateway whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan and the North Hills Village whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan(s) (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to the non-serviced mortgage loans, the operating advisor appointed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. There will be no operating advisor under (i) the JPMCC 2016-NINE TSA with respect to the 9 West 57th Street mortgage loan and (ii) the Hilton USA Trust 2016-HHV trust and servicing agreement with respect to the Hilton Hawaiian Village mortgage loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder (other than with respect to the Moffett Gateway whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan and the North Hills Village whole loan prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan) will have the right to terminate and

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replace the special servicer (i) for cause at any time and (ii) without cause if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the then-controlling class of certificates, in each case so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment.

The holders of a pari passu companion loan relating to the serviced mortgage loan will have certain consultation rights (on a non-binding basis), and under certain circumstances, the holder of the Moffett Gateway subordinate companion loan and the holder of the North Hills Village subordinate companion loan will have consent rights, with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted loan for a purchase price generally equal to the outstanding principal balance of the related defaulted loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

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In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer (and any sub-servicer, if applicable) will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted loan current or in maximizing proceeds to the issuing entity, the special servicer (and any sub-servicer, if applicable) will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer (or any sub-servicer) in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted loans. In some cases, failure by a special

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servicer to timely modify the terms of a defaulted loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except JPMorgan Chase Bank, National Association, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P., and Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will guarantee the performance of Starwood Mortgage Funding VI LLC’s, Benefit Street Partners CRE Finance LLC’s and Ladder Capital Finance LLC’s obligations respectively, to repurchase or replace defective mortgage loans. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors (or Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P. or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC and Ladder Capital Finance LLC, respectively) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Starwood Mortgage Funding VI LLC”, “—Benefit Street Partners CRE Finance LLC” and “—Ladder Capital Finance LLC”. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan(s), the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan(s) concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

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Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles

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applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure.

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became

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imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the issuing entity.

REMIC Status.

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount.

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty (40) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $997,640,641 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan, the related Due Date in December 2016, or with respect to any Mortgage Loan that has its first Due Date in January 2017, the date that would otherwise have been the related Due Date in December 2016.

Twelve (12) Mortgage Loans, representing approximately 57.3% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan, (ii) in the case of eight (8) Mortgage Loans, collectively representing approximately 31.1% of the Initial Pool Balance, one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or each, a “Pari Passu Companion Loan”), (iii) in the case of three (3) Mortgage Loans, representing approximately 21.8% of the Initial Pool Balance, one or more loans that are subordinate in right of payment to the Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as “Subordinate Companion Loans” or each, a “Subordinate Companion Loan”) and (iv) in the case of one (1) Mortgage Loan, representing approximately 4.4% of the Initial Pool Balance, one Subordinate Companion Loan that is subordinate in right of payment to the Mortgage Loan. The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to in this prospectus as “Companion Loans” or each, a “Companion Loan”. Each Mortgage Loan and any related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB(1)	16	$633,695,271	63.5%
SMF VI	13	150,641,255	15.1
BSP	5	112,039,114	11.2
LCF(2)	6	101,265,000	10.2
Total	40	$997,640,641	100.0%

(1)	One (1) Mortgage Loan identified as “Hilton Hawaiian Village” on Annex A-1, representing approximately 9.4% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A. One (1) Mortgage Loan identified as “Fresno Fashion Fair Mall” on Annex A-1, representing approximately 8.0% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by JPMCB and Société Générale.

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(2)	One (1) Mortgage Loan identified as “80 Park Plaza” on Annex A-1, representing approximately 2.1% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by LCF and Citigroup Global Markets Realty Corp.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first priority lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing real property (each, a “Mortgaged Property”). See “—Real Estate and Other Tax Considerations”.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 22, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, 12 times the

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monthly payment of principal and interest payable during the amortization period. Monthly debt service and the underwritten debt service coverage ratios are also calculated using the average of the principal and interest payments scheduled to be due on the first Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan, subject to the proviso to the prior sentence. In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, the Annual Debt Service is calculated based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the Initial Pool Balance, the Annual Debt Service is calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and the related Subordinate Companion Loan of principal payable on the related Whole Loan. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan without regard to any related Subordinate Companion Loan. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise calculated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state values other than “as-is” for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than “is-is” Appraised Values of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“CMA Lockbox” or “CMA” means that the related Mortgage Loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; provided, however, that thereafter funds deposited in such lockbox account are paid directly to the related borrower or affiliated property manager who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, in some cases, upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “LTV Ratios at Maturity/ARD” set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the stated

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maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related Mortgage Loans, respectively. An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified under “—Appraised Value”, as described under such section) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

With respect to one (1) Mortgaged Property identified as “Southwest Business Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations are based on the Cut-off Date Balance less a letter of credit in lieu of an earnout reserve in the amount of $800,000 to be released to the borrower (at the borrower’s request) upon the receipt by the lender of evidence that the net cash flow (as calculated in the loan documents) for the mortgaged property has been not less than 9.0% for the trailing six-month period calendar months. Based on the total Cut-off Date Balance of the mortgage loan, without regard to reduction for the full $800,000 letter of credit amount, the Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD are 74% and 59.7%, respectively.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the table titled “Appraised Value” under “—Appraised Value” below, the respective LTV Ratio at maturity or anticipated repayment date was calculated using values other than “as-is” Appraised Values, each as set forth in “—Appraised Value” below as well as Annex A-1 and Annex A-3.

“GLA” means gross leasable area.

“Hard Lockbox” means that the related Mortgage Loan documents currently require tenants (or the related property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per Unit as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the

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Serviced Companion Loan(s) (or Non-Serviced Companion Loan(s), as applicable) and the related Mortgage Loan included in the issuing entity, unless otherwise indicated.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy” means the percentage of square feet, units, rooms, beds or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

“RevPAR” means, with respect to any hotel property, revenues per available room.

“Soft Lockbox” means that the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); provided, however, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the related borrower is required to implement either a Hard Lockbox, Soft Lockbox or CMA Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each mean trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loan is an ARD Loan.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged

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Property to the amount of total annual debt service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, except with respect to the Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, in which case the Underwritten Net Cash Flow Debt Service Coverage Ratio was calculated based upon the sum of the first 12 principal and interest payments allocable to the Mortgage Loan following the initial interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the Initial Pool Balance, the Underwritten Net Cash Flow Debt Service Coverage Ratio was calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and the related Subordinate Companion Loan of principal payable on the related Whole Loan. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments allocable to the Mortgage Loan following the Cut-off Date.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related Mortgage Loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, except with respect to the Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, in which case the Underwritten Net Operating Income Debt Service Coverage Ratio was calculated based upon the sum of the first 12 principal and interest payments following the initial interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the Initial Pool Balance, the Underwritten Net Operating Income Debt Service Coverage Ratio was calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and the related Subordinate Companion Loan of principal payable on the related Whole Loan. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only Mortgage Loans was calculated based on the sum of the first 12 interest payments allocable to the Mortgage Loan following the Cut-off Date.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NOI DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loans.

“Underwritten NCF Debt Yield” or “UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loans.

With respect to one (1) Mortgaged Property identified as “Southwest Business Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the

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Underwritten NCF Debt Yield is based on the Cut-off Date Balance less a letter of credit in lieu of an earnout reserve in the amount of $800,000 to be released to the borrower (at the borrower’s request) upon the receipt by the lender of evidence that the net cash flow (as calculated in the loan documents) for the mortgaged property has been not less than 9.0% for the trailing six-month period calendar months. Based on the total Cut-off Date Balance of the mortgage loan, without regard to reduction for the full $800,000 letter of credit amount, the Underwritten NCF Debt Yield is 8.5%.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans. Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the 5 largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space. In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, Underwritten NOI and UW NCF were based on the average rent of the sole tenant at the related Mortgaged Property, Google.

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The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “UW NOI Debt Yield” or “UW NOI DY” for any Mortgage Loan is calculated by dividing (x) the UW NOI for such Mortgage Loan by (y) the Cut-off Date Balance for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loans.

With respect to one (1) Mortgaged Property identified as “Southwest Business Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the UW NOI Debt Yield is based on the Cut-off Date Balance less a letter of credit in lieu of an earnout reserve in the amount of $800,000 to be released to the borrower (at the borrower’s request) upon the receipt by the lender of evidence that the net cash flow (as calculated in the loan documents) for the mortgaged property has been not less than 9.0% for the trailing six-month period calendar months. Based on the total Cut-off Date Balance of the mortgage loan, without regard to reduction for the full $800,000 letter of credit amount, the UW NOI Debt Yield is 9.1%.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of Mortgage Loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of Mortgage Loans is based on an aggregate of the Mortgage Loans, excess cash flow available from any particular Mortgage Loan will not be available to support any other Mortgage Loan.

“Units”, “Rooms” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operating as student housing or senior housing, the number of units, (d) in the

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case of a Mortgaged Property operated as a self-storage property, the number of individual storage units or (e) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$997,640,641
Number of Mortgage Loans	40
Number of Mortgaged Properties	72
Range of Cut-off Date Balances	$1,042,500 to $94,000,000
Average Cut-off Date Balance	$24,941,016
Range of Mortgage Rates	2.85950% to 5.35000%
Weighted average Mortgage Rate	4.22948%
Range of original terms to maturity(2)	60 months to 126 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	57 months to 124 months
Weighted average remaining term to maturity(2)	111 months
Range of original amortization term(3)(4)	300 months to 360 months
Weighted average original amortization term(3)(4)	359 months
Range of remaining amortization terms(3)(4)	298 months to 360 months
Weighted average remaining amortization term(3)(4)	358 months
Range of LTV Ratios as of the Cut-off Date(5)(6)	29.8% to 76.1%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	57.7%
Range of LTV Ratios as of the maturity date(2)(5)(6)	29.8% to 75.0%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	51.4%
Range of UW NCF DSCR(6)(7)	1.23x to 4.50x
Weighted average UW NCF DSCR(6)(7)	2.22x
Range of UW NOI Debt Yield(6)	7.9% to 19.0%
Weighted average UW NOI Debt Yield(6)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	36.8%
Balloon	34.7%
Interest Only-Balloon	28.3%
ARD-Interest Only	0.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) Mortgage Loans with an Anticipated Repayment Date, identified as “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, representing approximately 0.2% of the Initial Pool Balance, calculated as of the Anticipated Repayment Date.

(3)	Excludes nine (9) Mortgage Loans identified as “Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “9 West 57th Street”, “Summit Mall”, “Hotel Palomar San Diego”, “1140 Avenue of the Americas”, “Salesforce Tower”, “Dollar General Dimmitt” and “Dollar General Jackson”, representing approximately 37.0% of the Initial Pool Balance that are interest only for the entire term or until the Anticipated Repayment Date.

(4)	In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the Initial Pool Balance, the Mortgage Loan will amortize based on a pro rata allocation between the Mortgage Loan and the related Subordinate Companion Loan of principal payable on the related Whole Loan.

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(5)	With respect to four (4) Mortgaged Properties identified as “Moffett Gateway”, “Hotel Palomar San Diego”, “Bilmar Beach Resort” and “Salesforce Tower” on Annex A-1, securing four (4) Mortgage Loans representing approximately 14.1% of the Initial Pool Balance by allocated loan amount, the LTV Ratios were calculated based upon a valuation other than an “as-is” value of each related Mortgaged Property. The remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions—Definitions”. With respect to one (1) Mortgaged Property identified as “Southwest Business Center” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the LTV Ratio as of the Cut-off Date of 66.9% was calculated based on the Cut-off Date Balance less a letter of credit delivered in lieu of an earnout reserve in the amount of $800,000, divided by the related Appraised Value set forth on Annex A-1. The LTV Ratio as of the Cut-off Date calculated without adjusting for the related earnout reserve is 74.0%. In addition, the LTV Ratio as of the maturity date of 52.6% was calculated based on the Balloon Balance less such earnout reserve divided by the related Appraised Value set forth on Annex A-1. The LTV Ratio as of the maturity date calculated without adjusting for the related earnout reserve is 59.7%. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Appraised Value”.

(6)	With respect to eleven (11) Mortgage Loans identified as “Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “9 West 57th Street”, “Riverway”, “Moffett Gateway”, “Summit Mall”, “Redwood MHC Portfolio”, “1140 Avenue of the Americas”, “80 Park Plaza”, “Salesforce Tower” and “Dick’s Sporting Goods Portfolio” on Annex A-1, representing approximately 52.9% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans that are not included in the issuing entity, the debt service coverage ratios, LTV Ratios and debt yields have been calculated including the related Pari Passu Companion Loans. With respect to four (4) Mortgage Loans identified as “Hilton Hawaiian Village”, “9 West 57th Street”, “Moffett Gateway” and “North Hills Village” on Annex A-1, representing approximately 26.2% of the Initial Pool Balance, the calculation of the debt service coverage ratios, LTV Ratios and debt yields includes any Pari Passu Companion Loans, as applicable, but excludes the related Subordinate Companion Loans. The related UW NCF DSCR, LTV Ratio as of the Cut-off Date and UW NOI Debt Yield including the related Subordinate Companion Loans are (a) with respect to the Mortgage Loan identified as “Hilton Hawaiian Village” on Annex A-1, 2.44x, 57.2% and 10.4%, respectively, (b) with respect to the Mortgage Loan identified as “9 West 57th Street” on Annex A-1, 3.08x, 35.3% and 9.0%, respectively, (c) with respect to the Mortgage Loan identified as “Moffett Gateway” on Annex A-1, 1.43x, 65.7% and 8.4%, respectively and (d) with respect to the Mortgage Loan identified as “North Hills Village” on Annex A-1, 1.14x, 79.4% and 8.3%, respectively.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, the payments used for calculating the UW NCF DSCR were based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the Initial Pool Balance, the Mortgage Loan UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and the related Subordinate Companion Loan of principal payable on the related Whole Loan. Certain assumptions and/or adjustments were made to the UW NCF. For example, with respect to three (3) Mortgaged Properties identified as “9 West 57th Street”, “Moffett Gateway” and “Riverway” on Annex A-1, securing three (3) Mortgage Loans representing approximately 18.6% of the Initial Pool Balance, certain assumptions and/or adjustments were made to the UW NCF reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “—Certain Calculations and Definitions”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Additional Information”, Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include seven (7) Mortgage Loans representing approximately 17.8% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and LTV Ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail
Anchored	7	$135,372,003	13.6%
Super Regional Mall	1	80,000,000	8.0
Regional Mall	1	50,000,000	5.0
Freestanding	16	47,662,554	4.8
Shadow Anchored	5	39,990,429	4.0
Unanchored	3	13,630,013	1.4
Office
Suburban	6	211,221,809	21.2
CBD	4	125,500,000	12.6
Hotel
Full Service	3	156,905,313	15.7
Limited Service	2	18,916,965	1.9
Extended Stay	1	8,570,821	0.9
Multifamily
High Rise	1	32,500,000	3.3
Garden	2	25,781,867	2.6
Manufactured Housing
Manufactured Housing	15	29,279,911	2.9
Recreational Vehicle Park	3	7,720,089	0.8
Industrial
Flex	2	14,588,866	1.5
Total	72	$997,640,641	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties.

With respect to the retail properties set forth in the above chart:

●	Fourteen (14) of the Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Summit Mall”, “North Hills Village”, “Everett Plaza”, “Fry 529 Retail Center”, “Franklin Marketplace”, “Dick’s Keene”, “Dick’s Wichita”, “Dick’s Bloomingdale”, “Twelve Oaks”, “Market at Hilliard”, “Buckhorn Plaza”, “Hinesville Central” and “West Hills Plaza” on Annex A-1, securing or partially securing twelve (12) Mortgage Loans representing approximately 30.6% of the Initial Pool Balance by allocated loan amount, are each considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related Mortgage Loan.

●	One (1) Mortgaged Property identified as “Summit Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.0% of the Initial Pool Balance, includes one or more tenants that operate an on-site gas station or automobile service station.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Office Properties.

With respect to the office properties set forth in the above chart and retail properties that include office tenants:

●	With respect to three (3) Mortgaged Properties identified as “Moffett Gateway”, “PGA Financial Plaza” and “Salesforce Tower” on Annex A-1, securing three (3) Mortgage Loans representing approximately 9.9% of the Initial Pool Balance, the related borrower and/or borrower sponsor (or affiliates thereof) currently owns another office property within a 5-mile radius which may compete with the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties.

With respect to the hotel properties set forth in the above chart:

●	With respect to four (4) Mortgaged Properties identified as “Hilton Hawaiian Village”, “Hotel Palomar San Diego”, “HGI Kennesaw” and “Home2 Suites Lubbock” on Annex A-1, securing four (4) Mortgage Loans representing approximately 15.4% of the Initial Pool Balance, there are newly constructed hotels or hotels under construction located within five miles of the Mortgaged Properties that are expected to directly compete with the related Mortgaged Property.

●	With respect to two (2) Mortgaged Properties identified as “HGI Kennesaw” and “Home2 Suites Lubbock” on Annex A-1, securing two (2) Mortgage Loans representing approximately 2.1% of the Initial Pool Balance, the related borrower or borrower sponsor has an ownership interest in one or more hotel properties that are currently located within 5 miles of the related Mortgaged Property that directly compete or are expected to directly compete with such Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Hilton Hawaiian Village	$94,000,000	9.4%	12/31/2043(1)	11/1/2026
Hotel Palomar San Diego	$38,000,000	3.8%	12/31/2021	11/1/2021
HGI Kennesaw	$12,732,019	1.3%	5/5/2026	11/1/2026
Home2 Suites Lubbock	$8,570,821	0.9%	9/30/2035	10/6/2026
Holiday Inn Express Salina	$6,184,946	0.6%	11/18/2021	10/6/2026

(1)	As part of the proposed spinoff of the sponsor, which is an affiliate of Hilton, the management agreement will be replaced with a new management agreement with the same management company. The terms of the new management agreement will expire on December 31 of the 30th year from the effective date of the new agreement, with two 10-year extension options.

●	Four (4) Mortgaged Properties identified as “Hilton Hawaiian Village”, “Hotel Palomar San Diego”, “Bilmar Beach Resort” and “HGI Kennesaw” on Annex A-1, securing four (4) Mortgage Loans representing approximately 17.0% of the Initial Pool Balance, are identified as hotel properties even though each is comprised of a mixture of a hotel and one or more restaurant facilities that comprise a material portion of the revenue at the Mortgaged Properties.

●	With respect to the Mortgaged Property identified as “Hilton Hawaiian Village” on Annex A-1, securing one (1) Mortgage Loan representing approximately 9.4% of the Initial Pool Balance, the

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ultimate parent of the loan sponsor, Hilton Worldwide Holdings Inc. (“Hilton”), has announced its intention to implement a corporate restructuring into three independent publicly traded companies. As part of the restructuring, Hilton is expected to execute tax-free spin-offs of the loan sponsor (which will hold a portfolio of Hilton’s owned and leased hotels, including the Mortgaged Property) and Hilton Grand Vacations Inc., which will own and operate the timeshare business. The spin-offs will be completed via a pro rata distribution of common stock in these two entities to existing Hilton stockholders. The borrower has executed operating leases with an affiliate at origination of the loan, which will automatically become effective upon completion of the restructuring, and the cash management structure will be bifurcated to account for the operating lease structure. The Mortgage Loan documents permit the corporate restructuring of Hilton on certain terms and conditions set forth in the Mortgage Loan documents.

●	With respect to the Mortgaged Property identified as “Hotel Palomar San Diego” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, the Mortgaged Property consists of the hotel as well as an adjacent three story building that is currently 100% leased to House of Blues San Diego, LLC.

●	One (1) Mortgaged Property identified as “Bilmar Beach Resort” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, is not a flagged hotel property. The Mortgaged Property is operated pursuant to a management agreement with an affiliate of the borrower, with an initial term that expires on September 1, 2017. The management agreement will be renewed automatically for successive terms of one year each unless either party gives notice of termination within 60 days before the end of the applicable term.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties set forth in the above chart:

●	With respect to two (2) Mortgaged Properties identified as “The Riviera” and “Timbergrove Heights” on Annex A-1, securing two (2) Mortgage Loans representing approximately 2.6% of the Initial Pool Balance, the related borrower and borrower sponsor currently own properties within a 5-mile radius which compete with the related Mortgaged Property.

Manufactured Housing Community Properties.

With respect to the manufactured housing community set forth in the above chart:

●	Four (4) Mortgaged Properties identified as “Camp Inn”, “Avalon”, “Cedar Grove” and “Winter Paradise” on Annex A-1, partially securing one (1) Mortgage Loan representing approximately 3.7% of the Initial Pool Balance by allocated loan amount, are recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

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Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Bank Branch	4	14.3%
Restaurant	5	6.0%
Gas/Servicing Station	1	5.0%
School or Educational Facility	2	4.7%
Medical/Dental	2	4.2%
Parking Garage	1	1.8%

With respect to the Mortgaged Property identified as “80 Park Plaza” on Annex A-1, securing a Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, 184,761 square feet (out of 960,689 square feet) consist of two sub-grade levels that have been customized to meet the specific needs of the largest tenant, PSEG Services Corporation, an electric and gas utility company, and also contain 64 parking spaces. It may be difficult and costly to refit this customized space for new tenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Room/Square Foot/Pad/Unit (1)	UW NCF DSCR(1)		Cut-off Date LTV Ratio(1)(2)	Property Type
Hilton Hawaiian Village	$94,000,000	9.4%	243,566	4.47	x	31.2%	Hotel
Fresno Fashion Fair Mall	$80,000,000	8.0%	606	2.14	x	57.5%	Retail
9 West 57th Street	$63,000,000	6.3%	603	3.64	x	29.8%	Office
Riverway	$63,000,000	6.3%	147	1.42	x	72.6%	Office
Moffett Gateway	$60,000,000	6.0%	397	1.95	x	46.3%	Office
Summit Mall	$50,000,000	5.0%	161	4.50	x	41.5%	Retail
North Hills Village	$44,100,000	4.4%	79	1.64	x	65.3%	Retail
Hotel Palomar San Diego	$38,000,000	3.8%	180,095	2.55	x	47.4%	Hotel
Redwood MHC Portfolio	$37,000,000	3.7%	23,958	1.38	x	71.8%	Manufactured Housing
925 Common	$32,500,000	3.3%	163,317	1.23	x	55.0%	Multifamily
Top 3 Total/Weighted Average	$237,000,000	23.8%		3.46	x	39.7%
Top 5 Total/Weighted Average	$360,000,000	36.1%		2.85	x	46.6%
Top 10 Total/Weighted Average	$561,600,000	56.3%		2.69	x	49.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, each of which has one or more related Pari Passu Companion Loan(s) that is not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the trust and any related Pari Passu Companion Loan in the aggregate but excludes any related Subordinate Companion Loans. See “—Assessments of Property Value and Condition” for additional information.

(2)	In the case of the Mortgaged Properties identified as “Moffett Gateway” and “Hotel Palomar San Diego”, the Cut-off Date LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.9% of the Initial Pool Balance.

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See “Risk Factors—Risks Relating to the Mortgage Loans-—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include four (4) Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 9.5% of the Initial Pool Balance, which are each secured by six or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

Multi-Property Mortgage Loans

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Redwood MHC Portfolio	$37,000,000	3.7%
Walgreens Pool 3	20,323,068	2.0
Walgreens Pool 6	19,860,658	2.0
Dick’s Sporting Goods Portfolio	17,976,072	1.8
Total	$95,159,798	9.5%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified as “Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “Moffett Gateway”, “Summit Mall”, “Redwood MHC Portfolio”, “Salesforce Tower” and “Dick’s Sporting Goods Portfolio” on Annex A-1, representing approximately 35.8% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Properties are comprised of more than one (1) parcel, which parcels are owned by separate borrowers.

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 9.2% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 4.0% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

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Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Walgreens Pool 3	$20,323,068	2.0%
Walgreens Pool 6	19,860,658	2.0
Total for Group 1:	$40,183,726	4.0%
Group 2:
Market at Hilliard	$16,000,000	1.6%
Buckhorn Plaza	10,500,000	1.1
Total for Group 2:	$26,500,000	2.7%
Group 3:
Twelve Oaks	$16,400,000	1.6%
Hinesville Central	6,300,000	0.6
Total for Group 3:	$22,700,000	2.3%
Group 4:
Dollar General Dimmitt	1,072,500	0.1%
Dollar General Jackson	1,042,500	0.1
Total for Group 4:	$2,115,000	0.2%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	3	$178,000,000	17.8%
Hawaii	1	$94,000,000	9.4%
New York	2	$87,000,000	8.7%
Pennsylvania	3	$72,787,741	7.3%
Illinois	3	$68,292,873	6.8%
Ohio	3	$66,934,250	6.7%
Texas	6	$62,575,188	6.3%
Florida	6	$60,916,548	6.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty (20) other states, with no more than 3.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Sixteen (16) Mortgaged Properties identified as “Hilton Hawaiian Village”, “Redwood MHC Portfolio – Camp Inn”, “Redwood MHC Portfolio – St. Clements Crossing”, “Redwood MHC Portfolio – Suburban Estates”, “Redwood MHC Portfolio – Avalon”, “Redwood MHC Portfolio – Winter Paradise”, “925 Common”,

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“Bilmar Beach Resort”, “Fry 529 Retail Center”, “PGA Financial Plaza”, “Walgreens Pool 3 – Walgreens Virginia Beach”, “Twelve Oaks”, “The Riviera”, “Timbergrove Heights”, “Hinesville Central” and “Presidents Industrial” on Annex A-1, securing or partially securing twelve (12) Mortgage Loans representing approximately 26.5% of the Initial Pool Balance by allocated loan amount, are located in coastal areas in states or territories generally more susceptible to floods or hurricanes than properties in other parts of the country.

Five (5) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Moffett Gateway”, “Hotel Palomar San Diego”, “Everett Plaza” and “Dollar General Jackson” on Annex A-1, securing five (5) Mortgage Loans representing approximately 20.6% of the Initial Pool Balance, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on these reports, no Mortgaged Property has a seismic expected loss greater than 15.0%.

Mortgaged Properties With Limited Prior Operating History

Five (5) Mortgaged Properties identified as “Moffett Gateway”, “Fry 529 Retail Center”, “Timbergrove Heights”, “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, securing or partially securing five (5) Mortgage Loans representing approximately 9.4% of the Initial Pool Balance by allocated loan amount, were each constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Three (3) Mortgaged Properties identified as “Hebron Heights”, “Dollar General Dimmitt” and “Dollar General Jackson “ on Annex A-1, securing three (3) Mortgage Loans representing approximately 0.8% of the Initial Pool Balance, was acquired within the 12-month period preceding the origination of the related Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Four (4) Mortgaged Properties identified as “Everett Plaza”, “80 Park Plaza”, “Presidents Industrial” and “Hebron Heights” on Annex A-1, securing four (4) Mortgage Loans representing 6.0% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Four (4) of the Mortgage Loans secured or partially secured by Mortgaged Properties identified as “Hilton Hawaiian Village”, “Hotel Palomar San Diego”, “Bilmar Beach Resort” and “Dick’s Sporting Goods Portfolio–Dick’s Keene” on Annex A-representing approximately 16.2%, respectively, of the Initial Pool Balance by allocated loan amount, respectively, are secured, in certain cases in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

One (1) Mortgaged Property identified as “Dick’s Sporting Goods Portfolio–Dick’s Keene” on Annex A-1, partially securing one (1) Mortgage Loan representing 0.5% of the Initial Pool Balance by allocated loan amount, is secured by the related borrower’s interests in a fractured condominium regime. As of the

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origination date, the related borrower owned one (1) of fifteen (15) total condominium units (constituting 7.143% of the total units) and does not have control of the related condominium association. A vote of the unit owners holding a majority of the ownership interests in the condominium is required to adopt decisions by the condominium association, including any amendment of the declaration or the bylaws. However, no amendment of the declaration or the bylaws may alter the rights of, or impose greater obligations on, any unit owner without the consent of such unit owner and its leasehold mortgagee.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	64	$713,902,273	71.6%
Fee/Leasehold	3	201,100,000	20.2
Leasehold	5	82,638,368	8.3
Total	72	$997,640,641	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

With respect to one (1) Mortgaged Property identified as “Hilton Hawaiian Village” on Annex A-1, securing one (1) Mortgage Loan representing approximately 9.4% of the Initial Pool Balance, the Mortgage Loan is secured in part by one of the borrower’s leasehold interests in the portion of the Mortgaged Property, constituting approximately 5,900 square feet, and by the other borrower’s fee simple interest in the remaining portion of the Mortgaged Property. The fully extended term of the ground lease expires on July 31, 2035, which is not more than 20 years beyond the maturity date of the Whole Loan.

With respect to one (1) Mortgaged Property identified as “North Hills Village” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.4% of the Initial Pool Balance, the entire Mortgaged Property is ground leased to the borrower by an affiliate. The affiliated fee owner has pledged the fee interest in the Mortgaged Property as collateral for the Mortgage Loan. In addition, a portion of the

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Mortgaged Property consisting of the Staples and Duro Cleaners sites are subject to a prime ground lease between the affiliated fee owner and the prime ground lessor.

With respect to one (1) Mortgaged Property identified as “Bilmar Beach Resort” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan is secured in part by a leasehold interest in an area used for parking under a reciprocal lease arrangement with an adjacent property owner.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “1140 Avenue of the Americas”, representing approximately 2.4% of the Initial Pool Balance, the related collateral is a leasehold estate. The related ground lease contains a first-priority assignment of the related borrower’s interest in the subleases as collateral for the payment of rent, and the ground landlord is entitled to collect rent directly from the subtenant if the ground tenant is in default under the related ground lease. In addition, the related ground lease does not contain a clause which prohibits the merger of the leasehold estate and the fee estate in the event that the related borrower acquires the fee estate, thereby resulting in a potential loss of the collateral. However, the related mortgage provides that, so long as any portion of the Mortgage Loan remains unpaid, unless the lender otherwise consents in its reasonable discretion or pursuant to the related Mortgage Loan, the fee estate and the leasehold estate will not merge but will always be kept separate and distinct, notwithstanding the union of such estates in the related borrower, ground lessor or in any other person by purchase, operation of law or otherwise. The related mortgage grants the lender a lien on all property of the related borrower now owned or acquired. Accordingly, in the event that the related borrower becomes the owner and holder of the ground lessor’s fee interest, the related mortgage lien will cover such interest and such interest will be deemed to be included in the Mortgaged Property. The related mortgage specifically requires that, in the event the related borrower becomes the owner and holder of the ground lessor’s fee interest in the Mortgaged Property, the related mortgage lien will be spread to cover such interest and the related borrower has agreed, at its sole cost and expense, to (i) execute any and all documents or instruments reasonably necessary to subject the fee interest to the related mortgage and (ii) provide a title insurance policy which will insure the lien of the related mortgage as a first lien on such fee interest. The Mortgage Loan documents also include prohibitions on the borrower’s acquisition of assets and incurrence of debt (with the exception of, among other things, customary trade payables) necessary to acquire the fee estate. The Mortgage Loan documents also provide for full recourse to the related borrower and guarantor if the related ground lease is terminated, canceled or otherwise ceases to exist as a result of any intentional or voluntary action of the related borrower, guarantor or any affiliate, which such intentional or voluntary action is taken without the lender’s prior written consent. Furthermore, the related ground lease can be interpreted to the effect that, any insurance proceeds and any condemnation award will each first be used to satisfy any fee mortgage with the remainder of such proceeds delivered to a trustee for application to the restoration of the improvements; provided that any amounts otherwise payable to the related borrower but delivered to the related ground lessor or the lender will be credited against future ground rent payable by the tenant under the related ground lease. Under the related Mortgage Loan documents, in the event of any reduction in the insurance proceeds or condemnation awards made available to the related borrower or the lender as a result of the payment of any portion of such insurance proceeds or condemnation awards to the related ground lessor or the lender, the related borrower has the obligation to deposit such amounts (which such amounts constitute the deficiency in the amount of insurance proceeds or condemnation awards otherwise payable to the related borrower (the “Deficiency”)) with the lender. The related borrower’s failure to deposit such amounts is an event of default and there is recourse to the related borrower and guarantor for losses suffered as a result of the Deficiency. In addition, the lender is entitled to a new lease in the event the related ground lease is terminated due to an event of default under the related ground lease (which events of default do not expressly include the rejection of the related ground lease in a bankruptcy) provided that the lender (a) contemporaneously with the delivery of its request for a new lease, pays all installments of rent and all items of additional rent, (b) pays all rental amounts which would have accrued between the date of the termination of the related ground lease and the commencement of the new lease, together with all of the related ground lessor’s costs and expenses and (c) agrees in writing to cure all curable defaults of the prior tenant. The Mortgage Loan documents provide for full recourse of the Mortgage Loan to the related borrower and guarantor if the related ground lease is rejected in connection with any bankruptcy or insolvency proceedings without the lender’s prior written consent (which recourse does not apply if,

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following such rejection and the ground lessor’s agreement to enter into a new lease with the lender, the lender, in its sole and absolute discretion, elects not to enter into a new lease with the ground lessor).

With respect to one (1) Mortgaged Property identified as “Arroyo South Office” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property pursuant to a lease (the “Arroyo Ground Lease”) with the County of Clark, Nevada, as ground lessor, which expires on January 15, 2057. The annual rent payable under the Arroyo Ground Lease is an amount equal to 50% of net revenue after all payment of expenses (including, but not limited to operating expenses, capital expenses and debt service payments under the Mortgage Loan) have been made, and only after the sponsor has received a certain minimum return on its investment, which is not anticipated to occur during the term of the Mortgage Loan. In addition, in the event of any default by the borrower under the Mortgage Loan, the ground lessor has the right, prior to any foreclosure or exercise of rights by the lender, to assume such financing from the borrower, such right to be exercised within 45 days following notice of such default from the lender and subject to satisfaction of the assumption terms and conditions contained in the Mortgage Loan documents.

With respect to six (6) Mortgaged Properties identified as “Dick’s Sporting Goods Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.8% of the Initial Pool Balance, the Mortgage Loan is secured by mortgages of the fee estates of four (4) individual Mortgaged Properties and the leasehold estates of the remaining two (2) individual Mortgaged Properties.

In regards to ground leases, see representation and warranty number 36 in Annex D-1 and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”. See also “Description of Top Fifteen Mortgage Loans” in Annex A-3 for an additional description of the leasehold interests related to four (4) Mortgaged Properties identified as “Hilton Hawaiian Village”, “9 West 57th Street”, “North Hills Village” and “Bilmar Beach Resort” on Annex A-1, securing four (4) Mortgage Loans representing approximately 22.7% of the Initial Pool Balance.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards—Assessments of Property Condition—Environmental Assessment” and “—Ladder Capital Finance LLC—Ladder’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

●	With respect to one (1) Mortgaged Property identified as “North Hills Village” on Annex A-1, securing one (1) Mortgage Loan representing approximately 4.4% of the Initial Pool Balance, the ESA disclosed the existence of a current tenant that operates as a dry cleaning facility with one dry cleaning machine at the Mortgaged Property. According to the ESA, there were no reported regulatory violations at the time of origination or any evidence of misuse or improper handling of dry cleaning solvent at the facility. However, the ESA determined that a dry cleaner has operated at the

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Mortgaged Property since the 1960s. Based upon the current and historic dry cleaner operations at the Mortgaged Property, the ESA recommended that a Phase II limited subsurface investigation be conducted in the vicinity of the current and former dry cleaning tenant spaces, at an estimated cost of $12,000-15,000. At origination, the borrower was required to reserve $750,000 for any environmental remediation required following the receipt of the Phase II report. The Mortgage Loan documents also require that, at any time that the funds in the reserve are less than 125% of the estimated cost for remediation provided in the report, the borrower deposit an amount such that the funds in the reserve are at least equal to 125% of the estimated cost for remediation. The Mortgage Loan documents also require the borrower to obtain an environmental insurance policy with minimum limits of $5,000,000 per occurrence and $5,000,000 in the aggregate and an initial term of five (5) years. At origination, the borrower obtained the environmental insurance policy meeting the requirements of the Mortgage Loan documents The borrower is also required to purchase tail coverage to extend the ability of the borrower to make claims under the policy for a period of three (3) years and provide evidence satisfactory to the lender of the same not later than 60 days prior to the expiration date of the policy. The borrower was required to reserve $52,000 at origination to purchase such tail coverage under the environmental insurance policy.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “Redwood MHC Portfolio”, representing approximately 3.7% of the Initial Pool Balance, according to the related Phase I environmental assessments dated between August 12, 2016 and August 19, 2016, certain recognized environmental conditions and/or other notable issues were identified at eight (8) of the related Mortgaged Properties. For example, at one such related Mortgaged Property (the Evergreen Springs Mortgaged Property), a 30- to 40-gallon oil spill was still an open incident with the Connecticut Department of Energy and Environmental Protection, requiring sampling to determine subsurface impact (and as to which the related borrower has 180 days from origination of the Mortgage Loan to obtain regulatory closure (subject to force majeure, provided the related borrower is diligently proceeding to obtain closure)). At the Highland Bluff Mortgaged Property, a radon test revealed results above the Environmental Protection Agency action limit, and additional testing was recommended (and, in connection therewith, an upfront radon reserve of $4,500 was established). The Weststar Mortgaged Property is located within a contaminated groundwater plume identified in 1983 that has not been fully remediated; however, the environmental assessment reported that there did not appear to be an immediate health risk to occupants and did not anticipate a vapor migration concern. In addition, a $37,500 environmental remediation reserve was established, of which $25,000 is to achieve closure and removal of the open spill listing for the Evergreen Springs Mortgaged Property and $12,500 is to properly abandon two groundwater monitoring wells at the Twenty Nine Pines Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as “80 Park Plaza”, representing approximately 2.1% of the Initial Pool Balance, the ESA identifies as recognized environmental conditions the historic use of the Mortgaged Property as a gas station and the historic use of the Mortgaged Property for dry cleaning operations. The ESA recommended that a Phase II investigation be performed at the Mortgaged Property to identify any potential impacts associated with these historic uses. In lieu of the Phase II investigation, and to mitigate the potential of environmental liability a lender environmental collateral protection and liability environmental insurance policy was purchased for the Mortgaged Property. The insurance was issued by Zurich Steadfast Insurance Company, and includes a $25,000 deductible with a limit of liability of $2,000,000 per claim and in the aggregate.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “Hebron Heights”, representing approximately 0.6% of the Initial Pool Balance, the related Phase I environmental site assessment (“ESA”) reported that a contaminant plume from an adjacent third-party dry cleaner facility impacted subsurface soil and groundwater at the southwest portion of the Mortgaged Property. Based on distance and low concentrations detected, the ESA concluded that indoor vapor intrusion at the Mortgaged Property is not a likely concern. The ESA recommended continued cooperation with the person monitoring and remediating the dry cleaner release. The ESA also noted that the current owner of the Mortgaged Property was enrolled in the

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Texas Innocent Owner/Operator Program (“IOP”), which provides certain protections from cleanup liability to persons who did not cause or contribute to migrating contaminants. Since IOP enrollment is non-transferable, the ESA recommended that any prospective new purchase of the Mortgaged Property also apply to enroll in the IOP. The lender reserved $5,000 for applying to the IOP and the borrower will be required to begin and diligently pursue the application process within 30 days of closing.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

●	With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 8.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to engage in several re-development activities which are currently under consideration by the borrower, which may include, without limitation (i) releasing certain surface parking surrounding one anchor tenant parcel from the lien of the Mortgage Loan documents to accommodate the development of a new anchor department store or (ii) either terminating and/or modifying the leases for Macy’s Men’s & Children’s and/or JCPenney (which may include approving the expansion of the current Macy’s Women and Home store and a monetary contribution by the guarantor to Macy’s to help fund such expansion, reducing rent under such leases, providing inducements to such tenants and/or releasing the Macy’s Men’s & Children’s store improvements and some or all of the adjacent parking area from the lien of the Mortgage Loan documents). No funds were reserved at origination for any such re-development activities. If there is any decrease in underwritten net operating income (as defined in the Mortgage Loan documents) over the preceding quarter as a result of the redevelopment activities (including as the result of any modification or termination of the Macy’s Men’s & Children’s or JCPenney leases), then the borrower is required to enter into a master lease with the guarantor for all such applicable space and all then vacant space at the property. There are no reserves for any of these re-development activities, and if undertaken, there can be no assurance that such activities will not result in adverse impacts on the performance of the Mortgage Loan generally due to any construction or any termination or modification of an anchor tenant lease. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans —Partial Releases” for additional information.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within nine (9) months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers —JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio”, “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards—Assessments of Property Condition—Appraisals” and “—Ladder Capital Finance LLC—Ladder’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals”.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within nine (9) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Starwood Mortgage Funding VI LLC—SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Property Condition Assessments”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards—Assessments of Property Condition—Engineering Assessment” and “—Ladder Capital Finance LLC—Ladder’s Underwriting Guidelines and Processes—Assessments of Property Condition—Engineering Assessment”.

See “Risk Factors— Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Starwood Mortgage Funding VI LLC— SMF VI’s Underwriting Guidelines and Processes—Assessments of Property Condition—Zoning and Building Code Compliance”, “—Benefit Street Partners CRE Finance LLC— BSP’s Underwriting Standards—Zoning and Building Code Compliance” and “—Ladder Capital Finance LLC—Ladder’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”. In this regard we note the following:

In the case of Mortgage Loans for which the related borrower is required to maintain law or ordinance insurance coverage, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings). For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “1140 Avenue of the Americas”, representing approximately 2.4% of the Initial Pool Balance, New York City Operating Partnership, L.P. is the related non-recourse carveout guarantor (the “1140 Avenue of the Americas Guarantor”). American Realty Capital New York City REIT, Inc. (“ARC NYC REIT”) is the 99.993% general partner of the 1140 Avenue of the Americas Guarantor. The external advisor of the 1140 Avenue of the Americas Guarantor and the sponsor of ARC NYC REIT are each an affiliate of AR Capital, LLC (“AR Capital”). In addition, AR Capital previously owned, and AR Global Investments, LLC (“AR Global”) (the successor business to AR Capital) currently

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owns, directly or indirectly, a majority interest in each of the external manager of the 1140 Avenue of the Americas Guarantor and the sponsor of ARC NYC REIT.

The key principals and controlling parties of AR Capital and AR Global are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the indirect majority owners of AR Capital and AR Global.

AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc., which has changed its name to VEREIT, Inc. (“ARCP”) until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, Mr. Schorsch resigned as chairman of ARCP in October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital.

On March 2, 2015, ARCP filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it has been the subject of various regulatory investigations, including by the Securities and Exchange Commission (“SEC”) and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP has been the subject of an investigation by the Federal Bureau of Investigation. Such investigations may still be ongoing. ARCP announced that on September 8, 2016, the U.S. Attorney’s office for the Southern District of New York announced the filing of criminal charges against the former chief financial officer and former chief accounting officer of ARCP and of the former chief accounting officer’s guilty plea to those charges, and the SEC announced the filing of a civil complaint against the same two individuals (which has been stayed pending the conclusion of the criminal action).

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and current and former directors of ARCP were named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, No. 15-MC-00040 (AKH), which alleged various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch. The plaintiffs have filed a second and third amended class action complaint, and on September 8, 2016, the court directed

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that document production be substantially complete by December 15, 2016 and scheduled a status conference for January 10, 2017. ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital and Mr. Schorsch, among other persons and entities.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”) was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital. RCS is an entity under common control with AR Capital.

In November 2015, AR Capital announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, effective December 31, 2015, as a result of regulatory and market uncertainty affecting capital raising for both new and existing offerings in the direct investment industry.

On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an agreement to settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, (ii) RCS will voluntarily withdraw its broker dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business (which is expected to be completed by the end of the first quarter 2016). On January 4, 2016, RCS Capital Corporation announced an agreement in principle with various creditors to reorganize, which agreement included RCS Capital Corporation implementing a prearranged Chapter 11 filing. On January 31, 2016, RCS Capital Corporation and certain of its wholly-owned subsidiaries (including RCS) filed for Chapter 11 bankruptcy protection. In addition, certain other of its wholly-owned subsidiaries filed for Chapter 11 bankruptcy protection on March 26, 2016. In May 2016, RCS Capital Corporation and its affiliated debtors emerged from bankruptcy under the new name, Aretec Group, Inc.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to thirty (30) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Summit Mall”, “Redwood MHC Portfolio”, “International Plaza”, “Everett Plaza”, “80 Park Plaza”, “Salesforce Tower”, “Tech Ridge Office Park”, “Twelve Oaks”, “Market at Hilliard”, “Buckhorn Plaza”, “Hinesville Central” and “Hebron Heights” on Annex A-1, securing twelve (12) Mortgage Loans collectively representing approximately 33.4% of the Initial Pool Balance, within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the Mortgage Loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of

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Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to three (3) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Summit Mall” and “Everett Plaza” on Annex A-1, securing three (3) Mortgage Loan representing approximately 15.7% of the Initial Pool Balance, the related borrower sponsors, The Macerich Partnership, L.P., Simon Property Group, L.P. and Alan C. Fox, respectively, have sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.

●	With respect to one (1) Mortgaged Property identified as “Hotel Palomar San Diego” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, the prior owner of the Mortgaged Property filed bankruptcy, and the Mortgaged Property was acquired out of bankruptcy by the borrower sponsor in 2011. The Mortgaged Property was originally developed as a hotel with 183 rooms and 22 residential condominium units for sale. The prior owner was unable to secure the necessary permits for the residential use of the condominium units. After the sale of the Mortgaged Property to the current sponsor, the residential units were converted to additional guest rooms.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as “Redwood MHC Portfolio”, representing approximately 3.7% of the Initial Pool Balance, the related borrower sponsor and non-recourse carveout guarantor is the principal of entities that owned three multifamily properties, each of which was the subject of a deed-in-lieu of foreclosure. The deed-in-lieu of foreclosure proceedings occurred in January 2003, January 2006 and August 2006.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “International Plaza”, representing approximately 2.9% of the Initial Pool Balance, the previously existing debt was securitized in the CWCI 2006-C1 trust. The prior mortgage loan (in the amount of $36.0 million) defaulted in 2011 due to a decline in occupancy to 62.0%. At that point, the current borrower sponsor, who was previously a limited partner, took over the general partnership interest in the borrower and entered into a loan modification in November 2012 with the special servicer to, among other things, (i) split the prior mortgage loan into a senior A note (in the amount of $27.0 million) and a subordinate B note (in the amount of $9.0 million), (ii) defer a portion of the interest on the senior A note, (iii) defer all of the interest on the subordinate B note, and (iv) provide that certain additional equity and capital contributions made by the borrower sponsor in connection with the workout (in a maximum amount of $5.9 million) and a 6.0% preferred return thereon would be repaid upon a refinance or sale prior to the repayment of the subordinate B note. In connection with the origination of the Mortgage Loan, as per the terms of the loan modification documents, the application of the related “capital event proceeds” (defined as the fair market value of the Mortgaged Property, which the prior servicer determined was $38 million) resulted in (1) the repayment of the senior A note in full together with accumulated deferred interest, (2) the “deemed” repayment of the equity and capital contributions together with a “deemed” preferred return and (3) payment of accrued interest on the subordinate B note and payment of a minimal amount of principal on the subordinate B note, which suffered a near complete loss of principal. The payments in respect of the senior A note and subordinate B note were made out of the proceeds of the Mortgage Loan and a capital contribution by the borrower sponsor (approximately $2.6 million).

Twenty-nine (29) Mortgage Loans, representing approximately 73.7% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Ten (10) Mortgage Loans, representing approximately 18.3% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Properties.

One (1) Mortgage Loan, representing approximately 8.0% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization.

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Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations or matters relating to single tenants as set forth below:

●	Twenty-one (21) Mortgaged Properties identified as “Moffett Gateway”, “Walgreens Pool 3”, “Walgreens Pool 6”, “Dick’s Sporting Goods Portfolio”, “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, securing six (6) Mortgage Loans, representing approximately 12.1% of the Initial Pool Balance, are each leased to a single tenant. With respect to these Mortgage Loans, the single tenant’s lease may expire prior to or shortly after the related maturity date or anticipated repayment date, as applicable. See Annex A-1 for tenant lease expiration dates for the single tenants at these Mortgaged Properties.

●	Two (2) Mortgaged Properties identified as “Fry 529 Retail Center” and “80 Park Plaza” on Annex A-1, securing two (2) Mortgage Loans representing approximately 4.2% of the Initial Pool Balance, are leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations.

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year or a rolling 12-month period. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan.

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Mortgage Loan Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Moffett Gateway	6.0%	3/31/2027	4/1/2027
Dick’s Sporting Goods Portfolio	1.8%	Various(1)	11/1/2026

(1)	The lease for the single tenant at the Mortgaged Property identified on Annex A-1 as “Dick’s Keene” expires on 10/31/2020. The lease for the single tenant at the Mortgaged Property identified on Annex A-1 as “Dick’s Concord” expires on 1/31/2021. The lease for the single tenant at the Mortgaged Property identified on Annex A-1 as “Dick’s Wichita” expires on 3/31/2023. The lease for the single tenant at the Mortgaged Property identified on Annex A-1 as “Dick’s Bloomingdale” expires on 1/31/2022. The lease for the single tenant at the Mortgaged Property identified on Annex A-1 as “Dick’s Fort Wayne” expires on 8/31/2024. The lease for the single tenant at the Mortgaged Property identified on Annex A-1 as “PetSmart Concord” expires on 5/31/2026.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Net Rentable Area of Leases Expiring	Calendar Year of Lease Expiration	Mortgage Loan Maturity Date
Arroyo South Office	2.1%	57.4%	2023	11/6/2026
Market at Hilliard	1.6%	56.3%	2019	12/6/2026
West Hills Plaza	0.5%	51.3%	2019	11/6/2026

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property.

Furthermore, commercial or other tenants having multiple stores may experience adverse business conditions, bankruptcy or changes in circumstances that result in their deciding to close under-performing or redundant stores. For example, we are aware that:

On October 27, 2015, Walgreen Co. (“Walgreens”) announced plans to acquire Rite Aid. Walgreens, according to a regulatory filing, could sell between 500 and 1,000 stores in connection with its acquisition of Rite Aid. With respect to six (6) Mortgaged Properties identified as “Walgreens Pool 3” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, and six (6) Mortgaged Properties identified as “Walgreens Pool 6” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, Walgreens is the sole tenant at the individual Mortgaged Properties.

Terminations.

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each Mortgaged Property):

●	Eight (8) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Riverway”, “North Hills Village”, “International Plaza”, “PGA Financial Plaza”, “Salesforce Tower”, “Dick’s Bloomingdale”

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and “PetSmart Concord” on Annex A-1, securing or partially securing seven (7) Mortgage Loans representing approximately 25.9% of the Initial Pool Balance by allocated loan amount, are each subject to leases where one or more of the top 5 tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related Mortgage Loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease. See Annex A-1 and the footnotes related thereto for additional information on the top 5 tenants at the related Mortgaged Properties.

●	With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 8.0% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, JCPenney, has the right to purchase its leased parcel under the related lease under certain circumstances. The borrower may reject the tenant’s exercise of this purchase option, and the Mortgage Loan documents require that the borrower reject any offer to purchase the leased parcel. However, the lease also provides that if the borrower rejects the offer to purchase, the lease will be terminated and the tenant will be released from its obligations under the lease.

●	With respect to two (2) Mortgage Loans identified as “Fresno Fashion Fair Mall” and “Summit Mall” on Annex A-1, representing approximately 13.0% of the Initial Pool Balance, Macy’s, which is an anchor tenant at each Mortgaged Property, announced plans to close 100 department stores nationwide in August 2016. The list of locations has not been disclosed. We cannot assure you that the stores at the Mortgaged Properties will not be designated for closure. Please refer to Annex A-1 for historical and current occupancy statistics at the Mortgaged Properties.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that individually represent more than 5% of the underwritten base rent at the related Mortgaged Property and have these types of risks. See also “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
Riverway	6.3%	GSA Public Buildings	3.8%	5.7%
Everett Plaza	2.7%	U.S. Government USAED Walla Walla District	4.4%	6.9%

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below with respect to the largest 15 Mortgage Loans and the 5 largest tenants listed on Annex A-3:

●	With respect to one (1) Mortgaged Property identified as “9 West 57th Street” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.3% of the Initial Pool Balance, the

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largest tenant, Kohlberg, Kravis, Roberts & Co., has abated rent for a portion of its space during the months of January 2019 and 2020, and the fourth largest tenant, Och-Ziff Management, has free rent for two suites for the months of January through April 2019 and the months of January and June during the years 2024, 2025 and 2026. At origination, the borrower was required to reserve approximately $16,462,228 for the outstanding rent abatements of all tenants.

●	With respect to one (1) Mortgaged Property identified as “Riverway” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.3% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property is Central States Pension Fund, which leases approximately 21.9% of net rentable area and constitutes approximately 23.2% of underwritten base rents. The borrower sponsor has indicated that the tenant is facing solvency issues due to the number of participants in the pension plan and the pay out of benefits to retirees. In March 2016, the US Department of the Treasury rejected a plan put forth by the tenant to partially reduce the pensions of 115,000 retirees and the future benefits of 155,000 current workers. According to the loan sponsor, it is anticipated that without federal assistance, the pension fund will become insolvent by the end of 2025.

●	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.0% of the Initial Pool Balance, the sole tenant, Google, has executed two leases for its space at the Mortgaged Property but has not yet taken occupancy. In addition, the tenant’s leases provide for free rent for one of its buildings during the months of October 2016 through June 2018 and free rent for the other building during the months of October 2016 through June 2017. At origination, the borrower was required to reserve $37,575,033 for the outstanding free rent periods under the tenant’s leases. The borrower was also required to reserve $43,642,904 for outstanding tenant improvement allowances required under the sole tenant’s leases, as well as $5,743,978 for outstanding leasing commissions. Under the leases, the tenant improvement allowances are required to be disbursed to the tenant for use in the design and constructing the interior tenant improvements (including the payment of architects, engineers and construction managers and the purchase and installation of the tenant’s telecommunications conduit and cabling) in accordance with the plans and specifications approved by the borrower in accordance with the leases. The leases require that the borrower disburse funds for the outstanding tenant improvements on a monthly basis upon satisfaction of certain conditions in the leases, which include appropriate executed progress mechanics’ lien releases which comply with applicable law and unconditional releases (with respect to payments previously made), as well as evidence satisfactory to the borrower that no mechanic’s, materialmen’s or other similar lien or other encumbrance has been filed and remains in effect against the leased premises. In the event the borrower fails to disburse any portion of the tenant allowance in violation of the terms of the leases, the tenant is entitled to offset its rent payments by the amount of such portion, and the leases provide that the tenant may not terminate the leases by reason of any landlord default and that the tenant’s sole remedy for a breach by the borrower under the leases is a lawsuit for damages. Nonetheless, we can provide no assurances that the tenant will comply with its obligations under the leases or that the Mortgaged Property will not be subject to mechanics’ or materialmans’ liens as a result of the tenant build-out, and we can provide no assurances that the tenant will not vacate the Mortgaged Property in the event the borrower fails to comply with its obligations related to the tenant improvements. The tenant is the sole tenant at the Mortgaged Property, and the loss of the tenant could result in no rental income from the Mortgaged Property or, if the borrower fails to disburse the tenant allowance in accordance with the lease, reduced rental income due to the tenant’s right to offset such failure against payments required to be made to the borrower, and any mechanics’ or materialmens’ liens that affect the Mortgaged Property could potentially prime the lien of the security instrument.

●	With respect to one (1) Mortgaged Property identified as “1140 Avenue of the Americas” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.4% of the Initial Pool Balance, the second largest tenant, Waterfall Asset Management, has abated rent for a portion of its space during the months of May 2017 through January 2018. At origination, the borrower was required to reserve approximately $712,266 for the outstanding rent abatements of all tenants.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

In addition, certain other Mortgaged Properties may have tenants among the 5 largest tenants that have not taken possession or commenced paying rent. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to seven (7) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Moffett Gateway”, “Redwood MHC Portfolio – Avalon”, “Redwood MHC Portfolio – Camp Inn”, “Redwood MHC Portfolio – Winter Paradise”, “Dick’s Sporting Goods Portfolio—Dick’s Bloomingdale” and “West Hills Plaza” on Annex A-1, securing or partially securing five (5) Mortgage Loans representing approximately 15.7% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. See “—Certain Terms of the Mortgage Loans—Partial Releases”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 8.0% of the Initial Pool Balance, if there is any decrease in underwritten net operating income (as defined in the Mortgage Loan documents) as a result of the potential redevelopment activities at the Mortgaged Property under consideration by the borrower, the borrower is required to enter into a master lease for all such applicable space and all then vacant space at the Mortgaged Property. The rent under any such master lease is required to be in the amount of any such decrease in underwritten net operating income, provided that (1) the guarantor (or approved replacement guarantor under the Mortgage Loan documents) maintains a net worth greater than or equal to $400,000,000, of which an amount equal to the greater of 25% of the master lease rent or $10,000,000 is required to be in the form of liquid assets. The Mortgage Loan documents provide that rent will be reduced if and to the extent underwritten net operating income with respect to the Mortgaged Property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the Mortgaged Property is restored to the greater of (i) pre-development levels and (ii) $27,000,000, and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s lease and/or JCPenney lease resulting in a decrease in underwritten net operating income,

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the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels and (ii) $27,000,000. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” and “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans —Partial Releases” for additional information.

●	With respect to one (1) Mortgaged Property identified as “925 Common” on Annex A-1, securing one (1) Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, such Mortgaged Property is a designated historic structure and has received historic rehabilitation tax credits totaling approximately $6,921,513. To facilitate the sale of $2,725,462 of such tax credits to a third party, a portion of the Mortgaged Property consisting of the 91 “modern” residential units located at the Mortgaged Property along with the ground floor commercial space (the “Master Lease Property”) is master leased to an affiliate of the related borrower, which entity is controlled by the loan sponsors. The third party investor owns 99% of equity in the master tenant and a loan sponsor-controlled affiliate owns the remaining 1% of equity in and controls the master tenant. The master lease provides for payment of scheduled rent ($1,000,000 per annum, subject to scheduled increases), and any and all taxes, insurance premiums and operating expenses associated with the Master Lease Property estimated $138,500 per annum), and is scheduled to expire at the earliest on December 31, 2049. The master tenant subleases the Master Lease Property to multiple unaffiliated third parties who occupy portions of the Master Lease Property for residential and commercial uses. The rent from such subleases is the master tenant’s sole source of income.

●	With respect to one (1) Mortgaged Property identified as “1140 Avenue of the Americas” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.4% of the Initial Pool Balance, the fifth largest tenant, Starwood Property Trust, is an affiliate of (a) SMF VI, a sponsor and mortgage loan seller, (b) SMC, an originator, (c) LNR Partners, LLC, the special servicer, and (d) LNR Securities Holdings, LLC, the entity (i) expected to purchase the Class E, Class F, Class NR and Class Z Certificates and (ii) expected to be appointed as the initial Directing Certificateholder.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. In particular, five (5) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Moffett Gateway”, “Hotel Palomar San Diego”, “Everett Plaza” and “Dollar General Jackson”, on Annex A-1, securing four (4) Mortgage Loans representing approximately 20.6% of the Initial Pool Balance, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 15.0%.

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In the case of fifty-nine (59) Mortgaged Properties identified as “Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “9 West 57th Street”, “Moffett Gateway”, “Summit Mall”, “Hotel Palomar San Diego”, “Redwood MHC Portfolio”, “International Plaza”, “Everett Plaza”, “1140 Avenue of the Americas”, “Arroyo South Office”, “PGA Financial Plaza”, “Walgreens Pool 3”, “Walgreens Pool 6”, “Salesforce Tower”, “Dick’s Sporting Goods Portfolio”, “Tech Ridge Office Park”, “Market at Hilliard”, “Buckhorn Plaza”, “Home2 Suites Lubbock”, “Southwest Business Center”, “Presidents Industrial”, “Holiday Inn Express Salina”, “Townley Park Center Retail”, “Hebron Heights”, “West Hills Plaza”, “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, securing twenty-seven (27) Mortgage Loans representing approximately 71.4% of the Initial Pool Balance, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Mortgaged Properties identified as “Walgreens Pool 3” and “Walgreens Pool 6” on Annex A-1, each securing one (1) Mortgage Loan representing approximately 2.0% and 2.0%, respectively, of the Initial Pool Balance, each of the related individual borrowers may rely on the related single tenant’s third-party insurance (but only prior to February 1, 2025 with respect to rent loss and/or business interruption insurance) or may rely on the tenant’s election to self-insure (but only prior to February 1, 2025) upon satisfaction of the conditions set forth in the Mortgage Loan documents.

●	With respect to the Mortgaged Properties identified as “Dick’s Sporting Goods Portfolio” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.8% of the Initial Pool Balance, each of the related individual borrowers may rely on the related single tenant’s insurance (or, if such tenant’s insurance policy is not in compliance with the requirements under the Mortgage Loan documents, is otherwise acceptable to the lender in its reasonable discretion) upon receipt of satisfactory insurance certificates that meet the lender’s insurance requirements and upon satisfaction of the conditions set forth in the Mortgage Loan documents.

●	With respect to two (2) Mortgage Loans secured by the two (2) Mortgaged Properties identified on Annex A-1 as “Dollar General Dimmitt” and “Dollar General Jackson”, representing approximately 0.2% of the Initial Pool Balance, the related borrower may rely on the single tenant’s insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. If the tenant fails to provide acceptable insurance coverage, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the loan documents.

See representation and warranty number 18 in “Annex D-1—Mortgage Loan Representations and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”, and see representation and warranty number 31 in “Annex D-1—Mortgage Loan Representations and Warranties” and the identified exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

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Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Appraised Value

Mortgaged Property Name	% of Initial Pool Balance	Related Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Related Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Moffett Gateway	6.0%	46.3%	39.3%	$525,000,000(1)	56.5%	48.0%	$430,000,000
Hotel Palomar San Diego	3.8%	47.4%	47.4%	$80,100,000(2)	49.5%	49.5%	$76,700,000
Bilmar Beach Resort	2.5%	67.1%	54.6%	$37,100,000(3)	72.4%	58.9%	$34,400,000
Salesforce Tower	1.8%	59.6%	59.6%	$181,100,000(4)	71.7%	71.7%	$150,600,000

(1)	Reflects an appraisal on a “hypothetical value as stabilized” basis, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off or expired as of July 20, 2016.

(2)	Reflects an appraisal on a hypothetical “when complete” basis, which assumes that the renovations related to the re-positioning of the Saltbox Dining & Drinking restaurant have been completed.

(3)	Reflects an appraisal on a “hypothetical as-is” basis, which assumes that the proposed capital improvements plan at the Mortgaged Property is completed.

(4)	Reflects an appraisal based on a “hypothetical as-is” basis, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been part or are reserved/escrowed at origination of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

With respect to one (1) Mortgaged Property identified as “North Hills Village” on Annex A-1, securing one (1) Mortgaged Property representing approximately 4.4% of the Initial Pool Balance, the related appraisal includes an extraordinary assumption that the leases with Tuesday Morning and TJ’s Buffet Sushi and Grill have been executed and that there are no outstanding leasing costs related to the leases. At origination, the borrower was required to reserve $71,997 for the outstanding free rent periods and $372,000 for outstanding tenant improvements related to the tenants’ leases.

With respect to one (1) Mortgaged Property identified as “HGI Kennesaw” on Annex A-1, securing one (1) Mortgaged Property representing approximately 1.3% of the Initial Pool Balance, the related appraisal includes extraordinary assumptions that (i) there will be a $570,000 PIP completed during the first year of

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the appraisal projection period, and (ii) the 40 guest rooms which were damaged due to a water leak in August 2016 are rentable by the end of October 2016.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty number 28 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” for additional information.

●	With respect to one (1) Mortgaged Property identified as “Hilton Hawaiian Village” on Annex A-1, securing one (1) Mortgage Loan representing approximately 9.4% of the Initial Pool Balance, the liability of the nonrecourse carveout guarantor for breaches or violations of the full recourse carveout provisions in the Mortgage Loan documents is capped at an amount equal to 10% of the principal balance of the related Whole Loan at the time of such event, plus reasonable third party collection costs actually incurred by the lender. In addition, the guarantor is not a party to the environmental indemnity and the borrowers are the sole parties responsible for losses under the indemnity. In lieu of having the guarantor be a party to the indemnity, the Mortgage Loan documents require that the borrowers maintain environmental insurance (i) on a claims made and reported policy for an initial term of 10 years, which must be renewed or replaced or the borrower must purchase the optional extended reporting period of two years in accordance with the terms and conditions of the policy such that, in either case, the policy will be in effect until two years past the maturity date; (ii) with limits of liability of $10,000,000 for each pollution condition and $25,000,000 in the aggregate; (iii) with a self-insured retention amount of $50,000 for each pollution condition; and (iv) naming the lender as an additional named insured. At origination, the borrower obtained environmental insurance satisfying the requirements of the Mortgage Loan documents with a term of 10 years.

●	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing 6.0% of the Initial Pool Balance, there are three guarantors for the Mortgage Loan: an individual, a trust and a limited liability company. The Mortgage Loan documents permit the release of the individual and trust guarantors from the guaranty and environmental indemnity upon satisfaction of the following conditions: (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements; (iii) the entity guarantor has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000; (iv) the entity guarantor must not have been the subject of any bankruptcy or insolvency action within 10 years prior to the date of the proposed release; (v) the entity guarantor may not have previously defaulted under its obligations with respect to any indebtedness; and (vi) there is no material litigation or regulatory action pending or threatened against the entity guarantor. In addition, the Mortgage Loan documents restrict the ability of the lender to obtain recourse against certain personal residences and related fixtures, furnishings and personal items of the individual guarantor.

●	With respect to one (1) Mortgaged Property identified as “Summit Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.0% of the Initial Pool Balance, the liability of the nonrecourse carveout guarantor under the guaranty and environmental indemnity is capped at $17,000,000 plus reasonable collection costs.

●	With respect to two (2) Mortgaged Properties identified as “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, securing two (2) Mortgage Loans representing approximately

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0.2% of the Initial Pool Balance, there is no separate environmental indemnitor other than the related borrower.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

The environmental indemnities for certain of the Mortgage Loans contain a sunset on the borrower’s and/or the non-recourse carveout guarantor’s obligations and liability for claims asserted after a specified period of time (generally between one and three years) upon certain conditions set forth in the related Mortgage Loan documents including, without limitation, delivery of an acceptable updated Phase I or Phase II environmental assessment in certain cases. See representation and warranty number 43 in “Annex D-1—Mortgage Loan Representations and Warranties” and the exceptions to that representation and warranty in “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mortgaged Property identified as “925 Common” on Annex A-1, securing the Mortgage Loan representing approximately 3.3% of the Initial Pool Balance, such Mortgaged Property is a designated historic structure and has received historic rehabilitation tax credits totaling approximately $6,921,513. For more information on the use of such tax credit proceeds, see “—Tenant Issues—Affiliated Leases” above.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eighteen (18) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans) representing approximately 34.7% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Thirteen (13) Mortgage Loans representing approximately 28.3% of the Initial Pool Balance, provide for payments of interest only for the first 12 to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

Seven (7) Mortgage Loans representing approximately 36.8% of the Initial Pool Balance, are interest-only for the entire term of the Mortgage Loans.

Two (2) Mortgage Loans, representing approximately 0.2% of the Initial Pool Balance, are interest-only for the entire term of the Mortgage Loan until the anticipated repayment date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	16	$633,695,271	63.5%
6	24	363,945,369	36.5
Total:	40	$997,640,641	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Default) Days	Number of Mortgage Loans	% of Initial Pool Balance
0	40	100.0%
Total	40	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations” above. All of the Mortgage Loans bear fixed interest rates.

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Thirty-nine (39) Mortgage Loans, representing approximately 97.9% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). One (1) Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, accrues interest on the basis of a 360-day year consisting of 12, 30-day months (“30/360 Basis”).

ARD Loans

Two (2) Mortgage Loans secured by the Mortgaged Properties identified as “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1 (the “ARD Loans”), representing approximately 0.2% of the Initial Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Dates and the Revised Rates for the ARD Loans.

On or after their Anticipated Repayment Dates, the ARD Loans further require that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the ARD Loans. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loans has been paid in full, at which time the Excess Interest will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to one (1) Mortgaged Property identified as “Fresno Fashion Fair Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 8.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to incur personal property purchase money financing and leases that are (a) associated with Mortgaged Property used in the ordinary course of operating and maintaining the Mortgaged Property whose removal would not materially damage or impair the value of the Mortgaged Property (as determined by the borrower in its reasonable judgment) and (b) secured only by the financed property, up to an aggregate amount of not greater than $2,000,000, except that such limit does not apply to equipment leases associated with sustainability and environmental initiatives (including, but not limited to, initiatives such as solar panel installations and fuel cell installations) provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000.

With respect to one (1) Mortgaged Property identified as “Arroyo South Office” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, there is no independent director in place with respect to the related borrower.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related

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Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this prospectus.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

With respect to four (4) Mortgage Loans, identified as “Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “Twelve Oaks” and “Hinesville Central” on Annex A-1, representing approximately 19.7% of the Initial Pool Balance, the loan documents permit the related borrower, after a lockout period of at least 25 payments allocable to the Mortgage Loan following the origination date, to (1) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period or (2) defease the Mortgage Loan. See “—Defeasance; Collateral Substitution” below.

Eight (8) of the Mortgage Loans, identified as “North Hills Village”, “Hotel Palomar San Diego”, “1140 Avenue of the Americas”, “Fry 529 Retail Center”, “Arroyo South Office”, “PGA Financial Plaza”, “The Riviera” and “Timbergrove Heights” on Annex A-1, representing approximately 19.6% of the Initial Pool Balance, permit the related borrower, after a lockout period of 24 to 25 payments allocable to the Mortgage Loan following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

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With respect to two (2) Mortgage Loans, identified as “Walgreens Pool 3” and “Walgreens Pool 6” on Annex A-1, representing approximately 4.0% of the Initial Pool Balance, the loan documents permit the related borrower to either (1) on or after the date which is 60 days after the Closing Date, prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period or (2) after the related defeasance lockout period, defease the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “1140 Avenue of the Americas”, representing approximately 2.4% of the Initial Pool Balance, following the prepayment lockout date, the related borrower has the option, in order to avoid certain debt service coverage-related cash management arrangements triggered by a debt service coverage ratio less than 1.40x (in the case of a cash sweep event) and 1.50x (in the case of reserve requirements), to prepay such Mortgage Loan in an amount that, when combined with the projected revenues of the related Mortgaged Property for the succeeding 12-month period, achieves a debt service coverage ratio of at least 1.42x (to avoid a cash sweep) or 1.52x (to avoid certain reserves), and to pay any applicable yield maintenance charge.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as “Dick’s Sporting Goods Portfolio”, representing approximately 1.8% of the Initial Pool Balance, following the prepayment lockout date, the related borrowers have the option, in order to avoid a cash sweep period triggered by the debt service coverage ratio (as calculated in the Mortgage Loan documents) falling below 1.20x based on the trailing six (6) month period immediately preceding the date of determination, to partially defease such Mortgage Loan in an amount necessary to achieve a debt service coverage ratio of 1.20x or greater. The Mortgage Loan documents provide that the debt service coverage ratio will not be tested more than once each quarter for purposes of determining whether a cash sweep period caused by a low debt service coverage ratio has occurred.

With respect to two (2) Mortgage Loans identified as “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, representing approximately 0.2% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower to (i) prepay the Mortgage Loan at any time (with the payment of a yield maintenance premium if such prepayment occurs prior to the related open prepayment period) and (ii) after the related defeasance lockout period and before the open period, defease the related Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	10	$255,963,886	25.7%
4	19	371,678,029	37.3
5	2	22,700,000	2.3
6	2	40,183,726	4.0
7	6	269,115,000	27.0
12	1	38,000,000	3.8
Total:	40	$997,640,641	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

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“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of thirty-two (32) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 80.4% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. In addition, with respect to such Defeasance Loans:

●	With respect to four (4) Mortgage Loans identified as ”Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “Twelve Oaks” and “Hinesville Central” on Annex A-1, representing approximately

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19.7% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower at any time after the related defeasance lockout period and prior to the open period to either prepay the related Mortgage Loan together with the payment of the greater of a yield maintenance charge and a prepayment premium or defease the related Mortgage Loan.

●	With respect to four (4) mortgage loans identified as “Riverway”, “Moffett Gateway”, “Summit Mall” and “Salesforce Tower“ on Annex A-1, representing approximately 19.1% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower to prepay the related Mortgage Loan upon the occurrence of a certain date (generally the third or fourth anniversary of the first payment date under the Mortgage Loan) with yield maintenance if the related Defeasance Lock-Out Period has not expired by such date (except that, with respect to the Summit Mall Whole Loan, any portion of the related Whole Loan that has been securitized for more than two years is required to be defeased).

●	With respect to two (2) Mortgage Loans identified as “Walgreens Pool 3” and “Walgreens Pool 6” on Annex A-1, representing approximately 4.0% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower at any time after the related defeasance lockout period and prior to the open period to defease the related Mortgage Loan on or after the date which is 60 days after the Closing Date, prepay the related Mortgage Loan together with the payment of the greater of a yield maintenance charge and a prepayment premium.

●	With respect to two (2) Mortgage Loans identified as “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, representing approximately 0.2% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower to (i) prepay the Mortgage Loan at any time (with the payment of a yield maintenance premium if such prepayment occurs prior to the related open prepayment period) and (ii) after the related defeasance lockout period and before the open period, defease the related Mortgage Loan.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a

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Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to one (1) Mortgaged Property identified as “Hilton Hawaiian Village” on Annex A-1, securing one (1) Mortgage Loan representing approximately 9.4% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release the ground leased portion of the Mortgaged Property from the lien of the security instrument in connection with a partial prepayment after the lockout period, subject to the satisfaction of conditions set forth in the related Mortgage Loan documents, including: (i) payment of the release price of $2,500,000 for such ground leased parcel plus the yield maintenance premium, if applicable; (ii) delivery of evidence that would be satisfactory to a prudent lender acting reasonably that the ground leased parcel has been or will be, concurrently with the release, legally subdivided (or that an application has been filed and the borrower and transferee have entered into a property tax allocation agreement); and (iii) delivery of an endorsement to the title policy extending the effective date of coverage, confirming no change in the priority of the lien and insuring the rights under any new or amended reciprocal easement agreement that has been recorded. The borrower is also permitted to obtain the release of the retail component of the Mortgaged Property from the lien of the security instrument in connection with a partial prepayment after the lockout period, subject to the satisfaction of conditions set forth in the related Mortgage Loan documents, including: (i) delivery of a survey showing the proposed release parcel(s) in scope and substance satisfactory to a prudent lender acting reasonably and a new appraisal (indicating the value of the Mortgaged Property both inclusive and exclusive of the release parcel(s)); (ii) payment of a release price equal to the product of (a) 110% and (b) the product of (1) the greater of 100% of the difference in value of the Mortgaged Property including the retail component and the value of the Mortgaged Property excluding the retail component or the net sales proceeds and (2) 57.2%, plus the yield maintenance premium, if applicable; and (iii) the debt yield (as calculated in the Mortgage Loan documents) is equal to or greater than the greater of (a) the lesser of (1) 15% or (2) the debt yield immediately prior to the release or (B) 10.2%. The borrower is also permitted to obtain the release of other parcels of the Mortgaged Property (excluding the retail component) that do not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released) from the lien of the security instrument in connection with a partial prepayment after the lockout period, subject to the satisfaction of conditions set forth in the Mortgage Loan documents, including: (i) delivery of a survey showing the proposed release parcel(s) in scope and substance satisfactory to a prudent lender acting reasonably and a new appraisal (indicating the value of the Mortgaged Property both inclusive and exclusive of the release parcel(s)); (ii) payment of a release price of the product of (a) 110% and (b) (1) the product of 100% of the difference in value of the Mortgaged Property including the release parcel(s) and excluding the release parcel(s) and (2) 57.2%, plus the yield maintenance premium, if applicable; (iii) the debt yield (as calculated in the Mortgage Loan documents) is equal to or greater than the greater of (a) the lesser of (1) 15% or (2) the debt yield immediately prior to the partial release or (b) 10.2%; and in the event the release encompasses more than 15% of the hotel rooms in the Mortgaged Property or the partial release price equals or exceeds the product of 15% and the original principal balance of the Whole Loan, receipt of rating agency confirmation. In each case, the partial release requires the delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as REMIC trust as a result of the release. The lender is not required to release any parcel if the ratio of the unpaid principal balance of the Whole Loan to the value of the remaining Mortgaged Property after the proposed release is greater than 125% (such value to be determined, in the lender’s reasonable discretion,

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by any commercially reasonable method permitted to a REMIC Trust, excluding the value of personal property or going concern value, if any), unless the borrower pays down the Whole Loan in accordance with the Mortgage Loan documents or the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of the release.

●	With respect to one (1) Mortgaged Property identified as “Moffett Gateway” on Annex A-1, securing one (1) Mortgage Loan representing approximately 6.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release one of the buildings comprising the Mortgaged Property and the related equity interests in the owner’s association from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance of a portion of the Mortgage Loan in an amount equal to the allocated loan amount for such building plus, if there is no excess cash flow sweep period triggered by certain specified tenant actions and either the lease for the sole tenant, Google, or a replacement tenant that has a long term unsecured debt rating of at least “BBB” (or its equivalent) is in full force and effect, a premium of 25.0% of the allocated loan amount; (ii) after giving effect to the release of the parking parcel, the debt service coverage ratio (as calculated in the Mortgage Loan documents) based on the trailing 12-month period immediately preceding the date of determination is equal to or greater than the greater of (a) 1.23x and (b) the debt service coverage ratio for the Mortgaged Property (including the building being released) immediately preceding the date of the release based on the trailing three-month period; (iii) the borrower delivers evidence that the Mortgaged Property is in compliance with applicable laws and regulations; (iv) the borrower enters into (to the extent reasonably necessary) all reciprocal easements, cross-easements and mutual or non-exclusive easements or similar rights for access, parking, drainage, utilities and services necessary for the operation of the Mortgaged Property, as well as any amendments to the security instrument and an endorsement to the title policy that insures the lien on all such new encumbrances; and (v) the delivery of an opinion of counsel that the issuing entity (a) will not fail to maintain its status as a REMIC Trust, and (b) will not be subject to tax on any “prohibited transactions” or “prohibited contributions”.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 as “Redwood MHC Portfolio”, representing approximately 3.7% of the Initial Pool Balance, provided that no event of default or other sweep event has occurred and is continuing under the related loan documents (provided, however, that if the related Mortgaged Property to be released is the Mortgaged Property causing the sweep event (and after the partial defeasance, the related cause of the sweep event no longer exists), then subject to satisfaction of all other requirements of a sweep event cure, such Mortgaged Property may be released provided that if such Mortgaged Property causes the debt service coverage ratio to be below 1.05x for two consecutive quarters, upon satisfaction of all other partial defeasance requirements, such Mortgaged Property may be released if the release results in a debt service coverage ratio of 1.05x or greater), following the defeasance lockout period, the borrowers may obtain the release of any individual Mortgaged Property in the portfolio from the lien of the related security instruments, provided that, among other conditions: (i) the borrower partially defeases an amount equal to 115% (or, in the case of the Mortgaged Properties that are identified on Annex A-1 to this prospectus as “Colonial Acres” and “Colonial Manor”, 100%) of the allocated loan amount of the Mortgaged Property to be released; (ii) the debt service coverage ratio of the remaining Mortgaged Properties is equal to or greater than both (A) 1.38x, and (B) the debt service coverage ratio of all of the Mortgaged Properties then encumbered by the related Mortgage immediately prior to such release; (iii) the loan-to-value ratio of the remaining Mortgaged Properties is equal to or less than both (A) 73.5%, and (B) the loan-to-value ratio of all of the Mortgaged Properties then encumbered by the related Mortgage immediately prior to such release; (iv) the borrower delivers to the lender a rating agency confirmation as to the defeasance; and (v) if such release would result in a loan-to-value ratio greater than 125%, the borrower delivers payment of a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, unless the lender receives an opinion of counsel that failure to make such payment will not cause the issuing entity to fail to maintain its status as a REMIC.

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●	With respect to one (1) Mortgaged Property identified as “Bilmar Beach Resort” on Annex A-1, securing one (1) Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release a parcel of the Mortgaged Property containing a parking area from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance of the portion of the Mortgage Loan in an amount equal to or greater than $1,550,000; (ii) after giving effect to the release of the parking parcel, the debt service coverage ratio (as calculated in the Mortgage Loan documents) based on the trailing 12-month period immediately preceding the release is equal to or greater than 1.15x; (iii) the borrower delivers evidence that the remaining parking and Mortgaged Property is in compliance with applicable laws and regulations and the condominium documents; (iv) the borrower and the owner of the parking parcel enter into and record a reciprocal easement agreement or such other agreement reasonably acceptable to the lender that provides the Mortgaged Property with (a) exclusive use of a sufficient number of parking spaces on the parking parcel so that the Mortgaged Property has exclusive use of the same aggregate number of parking spaces as the Mortgaged Property had as of the origination date of the Mortgage Loan, and (b) non-exclusive use of a sufficient number of parking spaces as are necessary for the Mortgaged Property to comply with (1) existing zoning requirements, (2) the requirements of all leases, and (3) any franchise agreement or the restaurant license agreement; and (v) the delivery of an opinion of counsel that the issuing entity (a) will not fail to maintain its status as REMIC trust as a result of the release, (b) will not be subject to tax on any “prohibited transactions” or “prohibited contributions” and (c) will not constitute a “significant modification” under applicable REMIC Regulations.

●	With respect to the Mortgaged Properties securing two (2) Mortgage Loans identified as “Walgreens Pool 3” and “Walgreens Pool 6” on Annex A-1, representing approximately 4.0% of the Initial Pool Balance, the Mortgage Loan documents permit the release of one or more individual Mortgaged Properties through a partial defeasance or partial prepayment of the Mortgage Loan (x) after the expiration of the Defeasance Lock-Out Period and prior to the open prepayment date, in the case of a partial defeasance and (y) on or after the date which is 60 days after the Closing Date, upon satisfaction of certain terms and conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) with respect to a partial defeasance or partial prepayment of any individual Mortgaged Property (x) the individual Mortgaged Property will be conveyed to a bona fide, third party purchaser unrelated to the related borrower or its affiliates or (y) with respect to any individual Mortgaged Property subject to a Walgreens store trigger event, the individual Mortgaged Property will be conveyed to a person other than the related borrower, (ii) with respect to a partial prepayment of any individual Mortgaged Property, the borrower is required to pay a release amount equal to the greater of (x) 115% of the allocated loan amount with respect to such individual Mortgaged Property and (y) an amount which after giving effect to the release of the applicable individual Mortgaged Property would result in the LTV ratio being equal to or less than 70% and the DSCR being equal to or greater than 1.30x, (iii) receipt of rating agency confirmation with respect to such partial defeasance or partial prepayment, as applicable, and (iv) delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of such release.

●	With respect to the Mortgaged Properties securing one (1) Mortgage Loan identified as “Dick’s Sporting Goods Portfolio” on Annex A-1, representing approximately 1.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of one or more individual Mortgaged Properties through a partial defeasance of the Mortgage Loan after the expiration of the Defeasance Lock-Out Period and prior to the commencement of the open period, upon satisfaction of certain terms and conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) defeasance of an amount equal to or exceeding the sum of (i) the allocated loan amount for such individual Mortgaged Property and (ii) either (1) 20% of the allocated loan amount for the Mortgaged Properties identified as “Dick’s Keene”, “Dick’s Concord”, “Dick’s Wichita” and “PetSmart Concord”, or (2) 15% of the allocated loan amount for the remaining Mortgaged Properties; (b) after giving effect to such release, the loan-to-value ratio does not

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exceed 70.9%; (c) delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of such release; (d) after giving effect to such release, the debt service coverage ratio (as calculated in the Mortgage Loan documents) for the remaining Mortgaged Properties based on the trailing 12-month period immediately preceding the release is equal to or greater than the greater of (i) the product of 1.4 multiplied by a fraction, the numerator of which is the sum of the allocated loan amounts for all Mortgaged Properties then remaining subject to the liens of the security instruments (including the Mortgaged Property to be released) and the denominator of which is the then-current outstanding principal balance of the Mortgage Loan and (ii) the debt service coverage ratio for the Mortgaged Properties (including the Mortgaged Property being released) immediately preceding the release based on the trailing 12-month period; (e) neither the Mortgaged Property identified as “Dick’s Concord” nor the Mortgaged Property identified as “PetSmart Concord” may be released unless both of such individual Mortgaged Properties are released concurrently; and (f) no more than one individual Mortgaged Property owned by the related borrower in fee simple may be released unless all of the individual Mortgaged Properties subject to the leasehold estate have been released. The lender is not required to release any Mortgaged Property if the ratio of the unpaid principal balance of the Mortgage Loan to the value of the remaining Mortgaged Properties after the proposed release is greater than 125% (such value to be determined, in the lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust, excluding the value of personal property or going concern value, if any), unless the borrower pays down the Mortgage Loan in accordance with the Mortgage Loan documents or the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release.

●	With respect to one (1) Mortgaged Property identified as “West Hills Plaza” on Annex A-1, securing one (1) Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to release after the lockout date four outparcels in connection with a bona fide sale of a release parcel to an unaffiliated third party, subject to the satisfaction of conditions set forth in the related Mortgage Loan documents, including, without limitation: (i) not less than 45 days but not more than 60 days prior written notice to the lender, (ii) no default, event of default or trigger event remains outstanding and (iii) the borrower partially defeases the Mortgage Loan in an amount equal to the greatest of (a) 125% of the allocated loan amount for the released outparcel, (b) an amount that would result in the DSCR for the remaining Mortgaged Property of not less than 1.60x, (c) amount that would result in the LTV for the remaining Mortgaged Property of not less than 60% (regarding the outparcels leased to Compass Bank and T-Mobile) and 65% (regarding the outparcels leased to Dream, Inc. and Rally’s), (d) an amount that would result in the debt yield for the remaining Mortgaged Property of not less than 10.0% and (e) if after giving effect to such release the LTV ratio is greater than 125%, an amount as may be required such that the issuing entity does not fail to maintain its REMIC status.

Furthermore, some of the Mortgage Loans, including, without limitation, five (5) Mortgage Loans identified as “Fresno Fashion Fair Mall”, “Summit Mall”, “Walgreens Pool 6”, “Dick’s Sporting Goods Portfolio” and “Hinesville Central” on Annex A-1, collectively representing approximately 17.5% of the Initial Pool Balance, permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

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Escrows

Thirty-four (34) of the Mortgage Loans representing approximately 69.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-nine (29) of the Mortgage Loans representing approximately 63.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover capital expenditures and replacements.

Twenty-four (24) of the Mortgage Loans representing approximately 51.9% of the Initial Pool Balance, are secured by retail, office and industrial properties or properties that have a retail, office or industrial component and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for retail, office and industrial properties only.

Seventeen (17) of the Mortgage Loans representing approximately 33.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to one (1) Mortgaged Property identified as “Summit Mall” on Annex A-1, securing one (1) Mortgage Loan representing approximately 5.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to deliver a guaranty from the non-recourse carveout guarantor in lieu of making a cash deposit into a reserve for outstanding tenant improvements and leasing commissions in the amount of $413,507, and the guarantor delivered the guaranty at origination. Within 10 days following (i) an event of default, (ii) a transfer of the entire Mortgaged Property (or 100% of the legal or beneficial interests in the borrower) and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents, as applicable, or (iii) a transfer resulting from the exercise of the lender’s rights under the Mortgage Loan documents or any mezzanine lender’s rights under the applicable mezzanine loan documents or the consummation of any remedial or enforcement action by the lender (or any holder of an interest in the Mortgage Loan), the borrower or guarantor is required to deposit with the lender cash in the amount that would have been required to be on deposit in the reserve account on the date of such event.

With respect to seven (7) Mortgaged Properties identified as “Bilmar Beach Resort” and “Dick’s Sporting Goods Portfolio” on Annex A-1, securing two (2) Mortgage Loans collectively representing approximately 4.3% of the Initial Pool Balance, each of the related borrowers is permitted to deposit cash or a letter of credit with the lender to cure a cash sweep period caused by a low debt service coverage ratio, which is required to be deposited into a reserve account for such purpose. At such time that the related borrowers satisfy the required debt service coverage ratio without giving effect to the posted collateral or to cure the cash sweep period, the funds on deposit in the reserve are required to be returned to the borrower.

With respect to one (1) Mortgaged Property identified as “HGI Kennesaw” on Annex A-1, securing one (1) Mortgage Loan representing approximately 1.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to deliver a letter of credit in the amount of $1,140,012 in lieu of making monthly deposits into a springing PIP reserve that commences on the payment date in May 2023.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

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Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
CMA Lockbox	10	$477,569,126	47.9%
Springing Lockbox	22	333,706,514	33.4
Hard Lockbox	8	186,365,000	18.7
Total:	40	$997,640,641	100.0%

Except as set forth in the table above and described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox or cash management account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox and cash management accounts provide that the borrower has no withdrawal or transfer rights with respect to the related account. The lockbox and cash management accounts will not be assets of the issuing entity.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

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●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of the holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests or limitations on transferees to certain qualified real estate investors that satisfy certain affiliation tests or minimum asset requirements. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance(1)	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV Ratio(3)	Cut-off Date Total Debt LTV Ratio(2)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(3)	Cut-off Date Total Debt Underwritten NCF DSCR(2)
Moffett Gateway(4)	$60,000,000	6.0%	$50,000,000	$285,000,000	$395,000,000	4.13700%	46.3%	75.2%	1.95x	1.22x
Salesforce Tower	$18,000,000	1.8%	$24,029,583	$90,000,000	$132,029,583	4.90000%	59.6%	72.9%	2.47x	1.41x

(1)	Calculated including any related Pari Passu Companion Loan and any related Subordinate Companion Loan.

(2)	Calculated including any related mezzanine debt, any related Pari Passu Companion Loan and any related Subordinate Companion Loan.

(3)	Calculated including any related Pari Passu Companion Loan but excluding any Subordinate Companion Loan.

(4)	LTV Ratio and Underwritten NCF DSCR calculated based on the amortization schedule set forth on Annex F.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate to any and all payments required to be made under the related Mortgage Loan (except for proceeds of any enforcement upon the mezzanine loan collateral and proceeds from any transfer of the mezzanine loan in accordance with the intercreditor agreement), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept any payments on the related mezzanine loan; provided, however, that such payment of the mezzanine loan is from such person’s own funds, made in accordance with the terms of the mezzanine loan documents and not revenue derived from the property, insurance condemnation proceeds or other collateral for the Mortgage Loan; after an event of default under the mortgage loan, the mezzanine lender cannot accept or receive payments from any Borrower Party or the

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Mortgaged Property prior to the date the Mortgage Loan is paid in full, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum Debt Service Coverage Ratio	Combined Minimum Debt Yield	Intercreditor Agreement Required
9 West 57th Street	$63,000,000	35.3%	3.08x	N/A	Y
Hotel Palomar San Diego(1)	$38,000,000	65.0%	1.40x(2)	N/A	Y
Redwood MHC Portfolio	$37,000,000	71.8%	1.38x	N/A	Y
80 Park Plaza	$20,500,000	75.0%	1.50x	10.0%	Y
HGI Kennesaw	$12,732,019	61.2%	2.70x(2)	16.0%	Y
Dollar General Dimmitt	$1,072,500	85.0%	1.20x	N/A	Y
Dollar General Jackson	$1,042,500	85.0%	1.20x	N/A	Y

(1)	Future mezzanine debt is permitted only in connection with a permitted sale of the Mortgaged Property and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents.

(2)	The Combined Minimum Debt Service Coverage Ratio is calculated based on the projected debt service coverage ratio (as calculated in the related Mortgage Loan documents) for the 12 month period immediately following origination of the related mezzanine loan.

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The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement. Other than the Mortgage Loans identified as “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, representing approximately 0.2% of the Initial Pool Balance, the intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval and may include certain cure and repurchase rights. With respect to the Dollar General Dimmitt Mortgage Loan and the Dollar General Jackson Mortgage Loan, neither Rating Agency Confirmation nor lender approval is required if the intercreditor agreement is in the form attached to the related loan agreement, with such changes as may be required to be consistent with transaction terms.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents. In addition, in certain cases, an affiliate of the borrower may be entitled to pledge indirect interests in the borrower as security for a loan.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

With respect to two (2) Mortgaged Properties identified as “Fresno Fashion Fair Mall” and “Summit Mall” on Annex A-1, securing two (2) Mortgage Loans representing in the aggregate approximately 13.0% of the Initial Pool Balance, the related Mortgage Loan documents permit the pledge of direct or indirect equity interests in the related borrowers to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets or all or substantial other assets of the obligor, among other conditions, and there is no requirement for an intercreditor agreement with respect to such corporate or parent level credit facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to two (2) Mortgaged Properties identified as “Fresno Fashion Fair Mall” and “Summit Mall” on Annex A-1, securing two (2) Mortgage Loans representing approximately 13.0% of the Initial Pool Balance, the related borrowers may enter into a property assessed clean energy (PACE) loan that is repaid through multi-year assessments against the related Mortgaged Property in an amount not to exceed $10,000,000 or $5,000,000, respectively, subject to the mortgage lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. Failure to timely pay such assessments can give rise to a lien against the Mortgaged Properties.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified as “Hilton Hawaiian Village”, “Fresno Fashion Fair Mall”, “9 West 57th Street”, “Riverway”, “Moffett Gateway”, “Summit Mall”, “Redwood MHC Portfolio”, “Redwood MHC Portfolio”, “1140 Avenue of the Americas”, “80 Park Plaza”, “Salesforce Tower” and “Dick’s Sporting Goods Portfolio” on Annex A-1 is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in the case of the Mortgage Loans securing the Mortgaged Properties identified as “Moffett Gateway”, “Hilton Hawaiian Village”, “9 West 57th Street” and “North Hills Village” on Annex A-1, the related Subordinate Companion Loans. In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity

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and the holder of a related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“Non-Serviced Certificate Administrator” means the Hilton USA Trust 2016-HHV Certificate Administrator, the JPMDB 2016-C4 Certificate Administrator, the JPMCC 2016-NINE Certificate Administrator, the Redwood MHC Portfolio/1140 Avenue of the Americas Certificate Administrator, the CGCMT 2016-C3 Certificate Administrator or the JPMCC 2016-JP3 Certificate Administrator, as applicable.

“Non-Serviced Companion Loan” means each of the Hilton Hawaiian Village Pari Passu Companion Loans, the Hilton Hawaiian Village Subordinate Companion Loan, the Fresno Fashion Fair Mall Pari Passu Companion Loans, the 9 West 57th Street Pari Passu Companion Loans, the 9 West 57th Street Subordinate Companion Loan, the Redwood MHC Portfolio Pari Passu Companion Loan, the 1140 Avenue of the Americas Pari Passu Companion Loans, the 80 Park Plaza Pari Passu Companion Loans and the Salesforce Tower Pari Passu Companion Loans.

“Non-Serviced Directing Certificateholder” means the JPMDB 2016-C4 Controlling Class Representative, JPMCC 2016-NINE Directing Holder, the Redwood MHC Portfolio Directing Holder, the 1140 Avenue of the Americas Directing Holder, the CGCMT 2016-C3 Directing Certificateholder or the JPMCC 2016-JP3 Directing Certificateholder, as applicable.

“Non-Serviced Intercreditor Agreement” means each of the Hilton Hawaiian Village Intercreditor Agreement, the Fresno Fashion Fair Mall Intercreditor Agreement, 9 West 57th Street Intercreditor Agreement, the Redwood MHC Portfolio Intercreditor Agreement, the 1140 Avenue of the Americas Intercreditor Agreement, the 80 Park Plaza Intercreditor Agreement and the Salesforce Tower Intercreditor Agreement.

“Non-Serviced Master Servicer” means the Hilton USA Trust 2016-HHV Master Servicer, the JPMDB 2016-C4 Servicer, the JPMCC 2016-NINE Master Servicer, the Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer, the CGCMT 2016-C3 Master Servicer or the JPMCC 2016-JP3 Master Servicer, as applicable.

“Non-Serviced Mortgage Loan” means each of the Hilton Hawaiian Village Mortgage Loan, the Fresno Fashion Fair Mall Mortgage Loan, the 9 West 57th Street Mortgage Loan, the Redwood MHC Portfolio Mortgage Loan, the 1140 Avenue of the Americas Mortgage Loan, the 80 Park Plaza Mortgage Loan and the Salesforce Tower Mortgage Loan.

“Non-Serviced Operating Advisor” means the JPMDB 2016-C4 Operating Advisor, the Redwood MHC Portfolio/1140 Avenue of the Americas Operating Advisor, the CGCMT 2016-C3 Operating Advisor or the JPMCC 2016-JP3 Operating Advisor, as applicable.

“Non-Serviced PSA” means the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the JPMDB 2016-C4 Pooling and Servicing Agreement, the JPMCC 2016-NINE TSA, the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, the CGCMT 2016-C3 Pooling and Servicing Agreement or the JPMCC 2016-JP3 Pooling and Servicing Agreement, as applicable.

“Non-Serviced Securitization Trust” means the Hilton USA Trust 2016-HHV securitization trust, the JPMDB 2016-C4 securitization trust, the JPMCC 2016-NINE securitization trust, the Redwood MHC Portfolio securitization trust, the 1140 Avenue of the Americas securitization trust, the CGCMT 2016-C3 securitization trust or the JPMCC 2016-JP3 Securitization Trust, as applicable.

“Non-Serviced Special Servicer” means the Hilton USA Trust 2016-HHV Special Servicer, JPMDB 2016-C4 Special Servicer, the JPMCC 2016-NINE Special Servicer, the Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer, the CGCMT 2016-C3 Special Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable.

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“Non-Serviced Trustee” means the Hilton USA Trust 2016-HHV Trustee, the JPMDB 2016-C4 Trustee, trustee under the JPMCC 2016-NINE TSA, the Redwood MHC Portfolio/1140 Avenue of the Americas Trustee, the CGCMT 2016-C3 Trustee or the JPMCC 2016-JP3 Trustee, as applicable.

“Non-Serviced Whole Loan” means each of the Hilton Hawaiian Village Whole Loan, the Fresno Fashion Fair Mall Whole Loan, the 9 West 57th Street Whole Loan, the Redwood MHC Portfolio Whole Loan, the 1140 Avenue of the Americas Whole Loan, the 80 Park Plaza Whole Loan and the Salesforce Tower Whole Loan.

“Pari Passu Companion Loan” means each of the Hilton Hawaiian Village Pari Passu Companion Loans, the Fresno Fashion Fair Mall Pari Passu Companion Loans, the 9 West 57th Street Pari Passu Companion Loans, the Riverway Pari Passu Companion Loan, the Moffett Gateway Pari Passu Companion Loan, the Summit Mall Pari Passu Companion Loan, the Redwood MHC Portfolio Pari Passu Companion Loan, the 1140 Avenue of the Americas Pari Passu Companion Loans, the 80 Park Plaza Pari Passu Companion Loans, the Salesforce Tower Pari Passu Companion Loans and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan.

“Serviced Companion Loan” means each of the Riverway Pari Passu Companion Loan, the Moffett Gateway Pari Passu Companion Loan, the Moffett Gateway Subordinate Companion Loan, the Summit Mall Pari Passu Companion Loan, the North Hills Village Subordinate Companion Loan and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan.

“Serviced Pari Passu Companion Loan” means each of the Riverway Pari Passu Companion Loan, the Moffett Gateway Pari Passu Companion Loan, the Summit Mall Pari Passu Companion Loan and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan” means each of the Riverway Mortgage Loan, the Moffett Gateway Mortgage Loan, the Summit Mall Mortgage Loan and the Dick’s Sporting Goods Portfolio Mortgage Loan.

“Serviced Whole Loan” means each of the Riverway Whole Loan, Moffett Gateway Whole Loan, the Summit Mall Whole Loan, the North Hills Village Whole Loan and the Dick’s Sporting Goods Portfolio Whole Loan.

“Subordinate Companion Loan” means each of the Hilton Hawaiian Village Subordinate Companion Loan, the 9 West 57th Street Subordinate Companion Loan, the Moffett Gateway Subordinate Companion Loan and the North Hills Village Subordinate Companion Loan.

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The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)(3)	Whole Loan Underwritten NCF DSCR(2)(3)
Hilton Hawaiian Village	$94,000,000	9.4%	$602,600,000	$578,400,000	31.2%	57.2%	4.47x	2.44x
Fresno Fashion Fair Mall	$80,000,000	8.0%	$245,000,000	NAP	57.5%	57.5%	2.14x	2.14x
9 West 57th Street	$63,000,000	6.3%	$950,724,000	$186,276,000	29.8%	35.3%	3.64x	3.08x
Riverway	$63,000,000	6.3%	$65,000,000	NAP	72.6%	72.6%	1.42x	1.42x
Moffett Gateway	$60,000,000	6.0%	$183,000,000	$102,000,000	46.3%	65.7%	1.95x	1.43x
Summit Mall	$50,000,000	5.0%	$35,000,000	NAP	41.5%	41.5%	4.50x	4.50x
North Hills Village	$44,100,000	4.4%	NAP	$9,500,000	65.3%	79.4%	1.64x	1.14x
Redwood MHC Portfolio	$37,000,000	3.7%	$59,000,000	NAP	71.8%	71.8%	1.38x	1.38x
1140 Avenue of the Americas	$24,000,000	2.4%	$75,000,000	NAP	55.0%	55.0%	2.16x	2.16x
80 Park Plaza	$20,500,000	2.1%	$112,500,000	NAP	75.0%	75.0%	1.52x	1.52x
Salesforce Tower	$18,000,000	1.8%	$90,000,000	NAP	59.6%	59.6%	2.47x	2.47x
Dick’s Sporting Goods Portfolio	$17,976,072	1.8%	$12,982,719	NAP	70.8%	70.8%	1.40x	1.40x

(1)	Calculated based on the balance of the Mortgage Loan and any related Pari Passu Companion Loan(s) but excluding any Subordinate Companion Loan or mezzanine loan.

(2)	Calculated based on the balance of the related Whole Loan including any Subordinate Companion Loans but excluding any mezzanine loan. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

(3)	In the case of one (1) Mortgage Loan identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, the Mortgage Loan Underwritten NCF DSCR and Whole Loan Underwritten NCF DSCR were calculated based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F. In the case of one (1) Mortgage Loan identified as “North Hills Village” on Annex A-1, representing approximately 4.4% of the Initial Pool Balance, the Mortgage Loan Underwritten NCF DSCR and the Whole Loan Underwritten NCF DSCR were calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and the related Subordinate Companion Loan of principal payable on the related Whole Loan.

The Serviced Whole Loans

The Riverway Whole Loan

General

One (1) Mortgage Loan, identified as “Riverway” (the “Riverway Mortgage Loan”) on Annex A-1, representing approximately 6.3% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Riverway Mortgage Loan is evidenced by promissory note A-2 with a Cut-off Date Balance of $63,000,000. The related Pari Passu Companion Loan (the “Riverway Pari Passu Companion Loan”) is evidenced by promissory note A-1 with a Cut-off Date Balance of $65,000,000 that is not included in the issuing entity. Only the Riverway Mortgage Loan is included in the issuing entity. The Riverway Mortgage Loan and the Riverway Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Riverway Whole Loan”. It is anticipated that the related Riverway Pari Passu Companion Loan will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the

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Riverway Mortgage Loan and the rights of the holder of the Riverway Pari Passu Companion Loan are subject to an Intercreditor Agreement (the “Riverway Intercreditor Agreement”). The following summaries describe certain provisions of the Riverway Intercreditor Agreement.

Servicing

The Riverway Whole Loan (including the Riverway Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Riverway Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Riverway Intercreditor Agreement sets forth the respective rights of the holder of the Riverway Mortgage Loan and the holder of the related Riverway Pari Passu Companion Loan with respect to distributions of funds received in respect of the Riverway Whole Loan, and provides, in general, that:

●	the Riverway Mortgage Loan and the Riverway Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Riverway Whole Loan or the related Mortgaged Property will be applied to the Riverway Mortgage Loan and the Riverway Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related Riverway Whole Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Riverway Intercreditor Agreement and the PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the Riverway Whole Loan will be allocated, on a pro rata and pari passu basis, to the Riverway Mortgage Loan and the Riverway Pari Passu Companion Loan in accordance with the terms of the Riverway Intercreditor Agreement and the PSA.

For more information regarding the allocation of collections and expenses in respect of the Riverway Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Riverway Intercreditor Agreement will be the issuing entity as holder of the applicable Mortgage Loan. Pursuant to the terms of the PSA, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the Riverway Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, pursuant to the terms of the Riverway Intercreditor Agreement, the holder of the Riverway Pari Passu Companion Loan (or its representatives which, at any time the Riverway Pari Passu Companion Loan is included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder of the Riverway Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement(s)) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence and continuance of a Control Termination

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Event or occurrence of a Consultation Termination Event) with respect to any major decisions to be taken with respect to the Riverway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Riverway Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Riverway Pari Passu Companion Loan (or its representatives) requests consultation with respect to certain major decisions to be taken with respect to the Riverway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Riverway Whole Loan. The consultation rights of the holder of the Riverway Pari Passu Companion Loan (or its representatives) will expire 10 business days following the delivery of written notice and notices, information and reports relating to the matter subject to consultation whether or not the holder of the Riverway Pari Passu Companion Loan (or its representatives) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Riverway Pari Passu Companion Loan (or its representatives) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Riverway Mortgage Loan and the Riverway Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Riverway Pari Passu Companion Loan (or its respective representatives, including, if the Riverway Pari Passu Companion Loan has been contributed to one or more future securitizations, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Certificateholder or the holder of the Riverway Pari Passu Companion Loan (or its representatives) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate any provisions of the Riverway Intercreditor Agreement, the PSA or the Riverway Whole Loan documents, or materially expand the scope of either the master servicer’s or the special servicer’s, as applicable, responsibilities.

In addition to the consultation rights of the holder of the Riverway Pari Passu Companion Loan (or its representatives) described above, pursuant to the terms of the Riverway Intercreditor Agreement, the holder of the Riverway Pari Passu Companion Loan (or its representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the holder of the Riverway Mortgage Loan (or the master servicer or special servicer, as applicable, on its behalf) upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Riverway Whole Loan; provided that the holder of the Riverway Pari Passu Companion Loan executes, at the request of the master servicer or special servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the holder of the Riverway Pari Passu Companion Loan, the holder of the Riverway Mortgage Loan and the master servicer or special servicer, as applicable.

Sale of Defaulted Riverway Whole Loan

Pursuant to the terms of the Riverway Intercreditor Agreement, if the Riverway Mortgage Loan becomes a defaulted loan, and if the special servicer determines to sell the Riverway Mortgage Loan that has become a Specially Serviced Loan in accordance with the PSA, then the special servicer will be required to sell the Riverway Pari Passu Companion Loan together with the Riverway Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Riverway Mortgage Loan together with the Riverway Pari Passu Companion Loan if such loan becomes a defaulted loan without the written consent of the holder of the Riverway Pari Passu Companion Loan (provided that such

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consent is not required if the holder of the Riverway Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Riverway Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Riverway Whole Loan, and any documents in the servicing file reasonably requested by the Riverway Pari Passu Companion Loan that are material to the price of the Riverway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Riverway Pari Passu Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the PSA, the holder or holders of the Riverway Pari Passu Companion Loan and the Riverway Mortgage Loan (or their respective representatives) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the terms of the Riverway Intercreditor Agreement and the PSA, the issuing entity, as the controlling noteholder, will have the right, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class, to replace the special servicer then acting with respect to the Riverway Whole Loan and appoint a replacement special servicer without the consent of the holder of the Riverway Pari Passu Companion Loan. The Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing) and the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will exercise the rights of the issuing entity as controlling noteholder, and will have the right, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class, to replace the special servicer then acting with respect to the Riverway Whole Loan and appoint a replacement special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Moffett Gateway Whole Loan

General

One (1) Mortgage Loan, identified as “Moffett Gateway” (the “Moffett Gateway Mortgage Loan”) on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, is part of a Whole Loan structure comprised of six (6) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Moffett Gateway Mortgage Loan is evidenced by one (1) promissory note A-2 with a Cut-off Date Balance of $60,000,000. The related Pari Passu Companion Loans (the “Moffett Gateway Pari Passu Companion Loans”) are pari passu with the Moffett Gateway Mortgage Loan. The Moffett Gateway Pari Passu Companion Loans are evidenced by four (4) promissory notes (promissory notes A-1, A-3, A-4 and A-5) with an aggregate Cut-off Date Balance of $183,000,000 that are not included in the issuing entity. The Moffett Gateway Subordinate Companion Loan consists of one (1) subordinate companion loan, which is subordinate to the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans. The subordinate companion loan (the “Moffett Gateway Subordinate Companion Loan” and together with the Moffett Gateway Pari Passu Companion Loans, the “Moffett Gateway Companion Loans”) is evidenced by one (1) promissory note identified as promissory note B-1, with a Cut-off Date Balance of $102,000,000 that is not included in the issuing entity. Only the Moffett Gateway Mortgage Loan is included

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in the issuing entity. The Moffett Gateway Mortgage Loan, the Moffett Gateway Pari Passu Companion Loans and the Moffett Gateway Subordinate Companion Loan are collectively referred to in this prospectus as the “Moffett Gateway Whole Loan”. The Moffett Gateway Pari Passu Companion Loans are currently held by JPMCB, except that the Moffett Gateway Pari Passu Companion Loan evidenced by promissory note A-5 with a Cut-off Date Balance of $43,000,000 has been securitized in the JPMDB 2016-C4 transaction. It is anticipated that the remaining Moffett Gateway Pari Passu Companion Loans will be included in one or more future securitizations; however, we cannot assure you that this will ultimately occur. JPMCB currently holds the Moffett Gateway Subordinate Companion Loan; however, it expects to sell the Moffett Gateway Subordinate Companion Loan to Meritz Private Real Estate Fund 3 prior to the Closing Date, but there can be no assurance that the sale will ultimately occur.

The rights of the holders of the promissory notes evidencing the Moffett Gateway Whole Loan (the “Moffett Gateway Noteholders”) are subject to an Intercreditor Agreement (the “Moffett Gateway Intercreditor Agreement”). The following summaries describe certain provisions of the Moffett Gateway Intercreditor Agreement.

Prior to the occurrence of a Moffett Gateway Control Appraisal Period, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Moffett Gateway Whole Loan, each as more fully described below. A “Moffett Gateway Control Appraisal Period” will exist with respect to the Moffett Gateway Whole Loan, if and for so long as (a)(1) the initial principal balance of the Moffett Gateway Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Moffett Gateway Subordinate Companion Loan, (y) any appraisal reductions for the Moffett Gateway Whole Loan that are allocated to the Moffett Gateway Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Moffett Gateway Whole Loan that are allocated to the Moffett Gateway Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Moffett Gateway Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Moffett Gateway Subordinate Companion Loan. The holder of the Moffett Gateway Subordinate Companion Loan also has the right to purchase the Moffett Gateway Mortgage Loan in whole but not in part in certain instances as set forth below.

The holder of the Moffett Gateway Subordinate Companion Loan is entitled to avoid its applicable Moffett Gateway Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Moffett Gateway Intercreditor Agreement (either (x) or (y), the “Moffett Gateway Threshold Event Collateral”) and (ii) the Moffett Gateway Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Moffett Gateway Control Appraisal Period not to occur.

Servicing

The Moffett Gateway Whole Loan (including the Moffett Gateway Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Moffett Gateway Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Moffett Gateway Intercreditor Agreement sets forth the respective rights of the Moffett Gateway Noteholders with respect to distributions of funds received in respect of the Moffett Gateway Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Moffett Gateway Whole Loan, (ii) any other event of default for which the Moffett Gateway Whole Loan is actually accelerated, (iii) any other event of default that causes the Moffett Gateway Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency

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event that constitutes an event of default (in each case, as determined by the applicable servicer, and each, a “Moffett Gateway Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Moffett Gateway Subordinate Companion Loan in accordance with the Moffett Gateway Intercreditor Agreement or during any period that the holder of the Moffett Gateway Subordinate Companion Loan is exercising its cure rights), after payment of amounts for reserves or escrows required by the Whole Loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator or trustee, payments and proceeds received with respect to the Moffett Gateway Whole Loan will generally be applied in the following order:

●	first, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balance of their respective notes at their net interest rate;

●	second, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, based on their outstanding principal balances, in an amount equal to the sum of (x) all scheduled principal payments received, if any, with respect to such monthly payment date with respect to the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans and (y) any unscheduled principal payments received with respect to the Moffett Gateway Whole Loan, if any, until their principal balances have been reduced to zero;

●	third, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, based on their outstanding principal balances, up to the amount of any unreimbursed costs and expenses paid by such holders including any recovered costs not previously reimbursed to such holders (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed);

●	fourth, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the product (i) of their respective principal percentage interests (based on their respective outstanding principal balances), (ii) their respective relative spreads (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	sixth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the sum of (x) all scheduled principal payments received, if any, with respect to such monthly payment date with respect to the Moffett Gateway Subordinate Companion Loan and (y) any unscheduled principal payments received, if any, remaining after giving effect to the allocations in clause second above, until the Moffett Gateway Subordinate Companion Loan principal balance has been reduced to zero;

●	seventh, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the product (i) of its principal percentage interest (based on outstanding principal balance), (ii) its relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	eighth, to the extent the holder of the Moffett Gateway Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Moffett Gateway Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing first-eighth and, as a result of a workout, the balance of the Moffett Gateway Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Moffett Gateway Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Moffett Gateway Subordinate

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Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Gateway Whole Loan) any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the Moffett Gateway Noteholders, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the Moffett Gateway Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-tenth, any remaining amount is required to be paid pro rata to the Moffett Gateway Noteholders, based on their respective initial percentage interests.

Following the occurrence and during the continuance of a Moffett Gateway Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Whole Loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator and trustee, payments and proceeds with respect to the Moffett Gateway Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rate;

●	second, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans in an amount equal to all amounts allocated as principal on the Moffett Gateway Whole Loan, pro rata, based on their outstanding principal balances until their principal balances have been reduced to zero;

●	third, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders including any recovered costs not previously reimbursed to such holders (or paid or advanced by any servicer on their behalf and not previously paid or reimbursed);

●	fourth, to the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the product of (i) their respective principal percentage interests (based on their respective outstanding principal balances), (ii) their respective relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	sixth, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to all amounts allocated as principal on the Moffett Gateway Whole Loan with respect to such monthly payment date remaining after giving effect to the allocations in clause second above, until the Moffett Gateway Subordinate Companion Loan principal balance has been reduced to zero;

●	seventh, to the holder of the Moffett Gateway Subordinate Companion Loan in an amount equal to the product of (i) its principal percentage interest (based on its outstanding principal balance), (ii) its relative spread (as set forth in the Moffett Gateway Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

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●	eighth, to the extent the holder of the Moffett Gateway Subordinate Companion Loan has made any payments or advances in exercising its cure rights under the Moffett Gateway Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing first-eighth and, as a result of a workout, the balance of the Moffett Gateway Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Moffett Gateway Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Moffett Gateway Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Gateway Whole Loan) any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the Moffett Gateway Noteholders, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the Moffett Gateway Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-tenth, any remaining amount is required to be paid pro rata to the Moffett Gateway Noteholders, based on their respective percentage interests.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advances) allocable to the Moffett Gateway Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Moffett Gateway Subordinate Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the Moffett Gateway Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the Directing Certificateholder will not have any consent rights with respect to Moffett Gateway Whole Loan. After the occurrence and during the continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the Moffett Gateway Whole Loan as it does with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Pursuant to the terms of the Moffett Gateway Intercreditor Agreement, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the holders of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans (or, after the occurrence during the continuance of a Moffett Gateway Control Appraisal Period with respect to the Moffett Gateway Subordinate Companion Loan, the holder of the Moffett Gateway Subordinate Companion Loan) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to controlling noteholder under the Moffett Gateway Intercreditor Agreement (within the same time frame such notices, information and reports are or would have been required to be provided to the controlling noteholder without regard to the occurrence and continuance of a Control Termination Event or occurrence of a Consultation Termination Event) with respect to any major decisions to be taken with respect to the

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Moffett Gateway Whole Loan or the implementation of any recommended actions outlined in an asset status report and (ii) have the right to be consulted on a strictly non-binding basis to the extent the related non-controlling noteholder requests consultation with respect to certain major decisions to be taken with respect to the Moffett Gateway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Moffett Gateway Whole Loan. The consultation rights of the holder of the non-controlling note will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the related noteholder has responded within such period.

In addition, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period, the consent of the holder of the Moffett Gateway Subordinate Companion Loan, which must be obtained by the special servicer, is required for any “major decision” (as defined under the Moffett Gateway Intercreditor Agreement); provided that the foregoing does not relieve the master servicer or the special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

In addition, pursuant to the terms of the Moffett Gateway Intercreditor Agreement, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period, if any consent, modification, amendment or waiver under or other action in respect of a “mortgage” (as defined under the Moffett Gateway Intercreditor Agreement) (whether or not a servicing transfer event has occurred and is continuing) that would constitute a “major decision” has been requested or proposed, at least 10 business days prior to taking action with respect to such “major decision” (or making a determination not to take action with respect to such “major decision”), the master servicer and the special servicer), as the case may be, must receive the written consent of the holder of the Moffett Gateway Subordinate Companion Loan (or its representative) (prior to a Moffett Gateway Control Appraisal Period) before implementing a decision with respect to such “major decision”. If the master servicer or the special servicer has not received a response with respect to such “major decision” within 5 business days after delivery of the notice of such “major decision” (as defined under the Moffett Gateway Intercreditor Agreement), the special servicer is required to deliver an additional copy of the notice of a “major decision” and if the holder of the Moffett Gateway Subordinate Companion Loan (or its representative) fails to respond to the master servicer or the special servicer, with respect to any such proposed action within 5 business days after receipt of such second notice, the holder of the Moffett Gateway Subordinate Companion Loan will have no further consent rights with respect to the specific action set forth in such notice. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the servicing standard, the master servicer or special servicer, as applicable, may take actions with respect to the Mortgaged Property before obtaining the consent of the holder of the Moffett Gateway Subordinate Companion Loan (or its representative) (prior to a Moffett Gateway Control Appraisal Period) if the master servicer or special servicer, as applicable, reasonably determines in accordance with the servicing standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Moffett Gateway Noteholders, and the master servicer or special servicer, as applicable, has made a reasonable effort to notify the Moffett Gateway Subordinate Companion Loan (or its representative) (prior to a Moffett Gateway Control Appraisal Period).

Notwithstanding the foregoing, the master servicer or special servicer is not required to follow any advice or consultation provided by the holder of the Moffett Gateway Subordinate Companion Loan (or its representative) that would require or cause the holder of the Moffett Gateway Subordinate Companion Loan (or the master servicer or special servicer, as the case may be, acting on its behalf to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the holder of the Moffett Gateway Mortgage Loan (or the master servicer or special servicer, as the case may be, acting on its behalf) to violate provisions of the Moffett Gateway Intercreditor Agreement or the PSA, require or cause the holder of the Moffett Gateway Mortgage Loan (or the master servicer or special servicer, as the case may be, acting on its behalf) to violate the terms of the Moffett Gateway Whole Loan, or materially expand the scope of any holder of the Moffett Gateway Mortgage Loans (or the master servicer or special servicer, as applicable) responsibilities under the Moffett Gateway Intercreditor Agreement or the PSA.

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Cure Rights

In the event that the borrower fails to make any payment of principal or interest on the Moffett Gateway Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Moffett Gateway Control Appraisal Period has occurred and is continuing, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Moffett Gateway Intercreditor Agreement. The holder of the Moffett Gateway Subordinate Companion Loan will be limited to (a) six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, or (b) six (6) cures of non-monetary defaults in each case, over the term of the Moffett Gateway Whole Loan. The holder of the Moffett Gateway Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to Moffett Gateway Whole Loan has occurred and is continuing, the holder of the Moffett Gateway Subordinate Companion Loan will have the option to purchase the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, (b) accrued and unpaid interest on the principal balances of the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans at their respective net interest rates through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Moffett Gateway Mortgage Loan and the Moffett Gateway Pari Passu Companion Loans, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Moffett Gateway Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees owing to or by or on behalf of the holders of the Moffett Gateway Whole Loan, (e) any accrued and unpaid interest on advances, with respect to an advance made by or on behalf of the holders of the Moffett Gateway Whole Loan, (f) (i) if the Moffett Gateway Whole Loan borrower or borrower related party is the purchaser or (ii) if the Moffett Gateway Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Moffett Gateway Intercreditor Agreement, any liquidation or workout fees, and (g) certain additional amounts to the extent provided for in the Moffett Gateway Intercreditor Agreement.

Sale of Defaulted Moffett Gateway Whole Loan

Pursuant to the terms of the Moffett Gateway Intercreditor Agreement, if the Moffett Gateway Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Moffett Gateway Mortgage Loan in accordance with the PSA, then the special servicer will be permitted to sell the Moffett Gateway Whole Loan (including the Moffett Gateway Subordinate Companion Loan) as one whole loan if the special servicer determines that a sale of the Moffett Gateway Whole Loan would maximize recoveries on the related Whole Loan in accordance with the Servicing Standard.

Partial Defeasance

In the event of a partial defeasance as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, promissory note A-1, promissory note A-2, promissory note A-3, promissory note A-4, promissory note A-5 and promissory note B will be defeased on a pro rata basis in accordance with their respective outstanding principal balances.  In that regard, (i) proceeds of the defeasance collateral (i.e., government securities) will be applied toward amounts due under the defeased portion of the notes and (ii) proceeds of the undefeased portion of the Mortgage Loan will be applied toward the undefeased portion of the notes and, in each case, such amounts will be separately applied to the related portions of promissory note A-1, promissory note A-2, promissory note A-3, promissory note A-4, promissory note A-5 and promissory note B in accordance with the priority described in “—Application of Payments” above.

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Special Servicer Appointment Rights

Pursuant to the terms of the Moffett Gateway Intercreditor Agreement and the PSA, the holder of the Moffett Gateway Subordinate Companion Loan (prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Moffett Gateway Whole Loan and appoint a replacement special servicer in lieu of such special servicer.  The Directing Certificateholder (after the occurrence and continuance of a Moffett Gateway Control Appraisal Period) will have the right, with or without cause (subject to the limitations set forth in the PSA and described herein), to replace the special servicer then acting with respect to the Moffett Gateway Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Summit Mall Whole Loan

General

One (1) Mortgage Loan, identified as “Summit Mall” (the “Summit Mall Mortgage Loan”) on Annex A-1, representing approximately 5.0% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Summit Mall Mortgage Loan is evidenced by promissory note A-1 with a Cut-off Date Balance of $50,000,000. The related Pari Passu Companion Loan (the “Summit Mall Pari Passu Companion Loan”) is evidenced by promissory note A-2 with a Cut-off Date Balance of $35,000,000 that is not included in the issuing entity. Only the Summit Mall Mortgage Loan is included in the issuing entity. The Summit Mall Mortgage Loan and the Summit Mall Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Summit Mall Whole Loan”. It is anticipated that the related Summit Mall Pari Passu Companion Loan will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Summit Mall Mortgage Loan and the rights of the holder of the Summit Mall Pari Passu Companion Loan are subject to an Intercreditor Agreement (the “Summit Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Summit Mall Intercreditor Agreement.

Servicing

The Summit Mall Whole Loan (including the Summit Mall Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Summit Mall Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Summit Mall Intercreditor Agreement sets forth the respective rights of the holder of the Summit Mall Mortgage Loan and the holder of the Summit Mall Pari Passu Companion Loan with respect to distributions of funds received in respect of the Summit Mall Whole Loan, and provides, in general, that:

●	the Summit Mall Mortgage Loan and the Summit Mall Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Summit Mall Whole Loan or the related Mortgaged Property will be applied to the Summit Mall Mortgage Loan and the Summit Mall Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related Summit Mall Whole Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset

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representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Summit Mall Intercreditor Agreement and the PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the Summit Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Summit Mall Mortgage Loan and the related Summit Mall Pari Passu Companion Loan in accordance with the terms of the Summit Mall Intercreditor Agreement and the PSA.

For more information regarding the allocation of collections and expenses in respect of the Summit Mall Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Summit Mall Intercreditor Agreement will be the issuing entity as holder of the applicable Mortgage Loan. Pursuant to the terms of the PSA, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the Summit Mall Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, pursuant to the terms of the Summit Mall Intercreditor Agreement, the holder of the Summit Mall Pari Passu Companion Loan (or its representatives which, at any time the Summit Mall Pari Passu Companion Loan is included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party assigned the rights to exercise the rights of the holder of the related Summit Mall Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement(s)) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence and continuance of a Control Termination Event or occurrence of a Consultation Termination Event) with respect to any major decisions to be taken with respect to the Summit Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Summit Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Summit Mall Pari Passu Companion Loan (or its representatives) request consultation with respect to certain major decisions to be taken with respect to the Summit Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Summit Mall Whole Loan. The consultation rights of the holder of the Summit Mall Pari Passu Companion Loan (or its representatives) will expire 10 business days following the delivery of written notice, information and reports relating to the matter subject to consultation whether or not the holder of the Summit Mall Pari Passu Companion Loan (or its representatives) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Summit Mall Pari Passu Companion Loan (or its representatives) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Summit Mall Mortgage Loan and the Summit Mall Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Summit Mall Pari Passu Companion Loan (or its representatives, including, if the Summit Mall Pari Passu Companion Loan has been contributed to one or more future securitizations, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Certificateholder or the holder of the Summit Mall Pari

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Passu Companion Loan (or its representatives) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate any provisions of the Summit Mall Intercreditor Agreement, the PSA or the Summit Mall Whole Loan documents, or materially expand the scope of either the master servicer’s or the special servicer’s, as applicable, responsibilities.

In addition to the consultation rights of the holder of the Summit Mall Pari Passu Companion Loan (or its representatives) described above, pursuant to the terms of the Summit Mall Intercreditor Agreement, the holder of the Summit Mall Pari Passu Companion Loan (or its representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the holder of the Summit Mall Mortgage Loan (or the master servicer or special servicer, as applicable, acting on its behalf) upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Summit Mall Whole Loan; provided that the holder of the Summit Mall Pari Passu Companion Loan executes, at the request of the master servicer or special servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the holder of the Summit Mall Pari Passu Companion Loan, the holder of the Summit Mall Mortgage Loan and the master servicer or special servicer, as applicable.

Sale of Defaulted Summit Mall Whole Loan

Pursuant to the terms of the Summit Mall Intercreditor Agreement, if the Summit Mall Mortgage Loan becomes a defaulted loan, and if the special servicer determines to sell the Summit Mall Mortgage Loan that has become a Specially Serviced Loan in accordance with the PSA, then the special servicer will be required to sell the Summit Mall Pari Passu Companion Loan together with the Summit Mall Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Summit Mall Mortgage Loan together with the Summit Mall Pari Passu Companion Loan if such loan becomes a defaulted loan without the written consent of the holder of the Summit Mall Pari Passu Companion Loan (provided that such consent is not required if the holder of the Summit Mall Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Summit Mall Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Summit Mall Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Summit Mall Pari Passu Companion Loan that are material to the price of the Summit Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Summit Mall Pari Passu Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the PSA, the holder or holders of the Summit Mall Pari Passu Companion Loan and the Summit Mall Mortgage Loan (or their respective representatives) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the terms of the Summit Mall Intercreditor Agreement and the PSA, the issuing entity, as the controlling noteholder, will have the right, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its

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affiliate owns less than 25% of the certificate balance of the Controlling Class, to replace the special servicer then acting with respect to the Summit Mall Whole Loan and appoint a replacement special servicer without the consent of the holder or holders of the Summit Mall Pari Passu Companion Loan. The Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing) and the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will exercise the rights of the issuing entity as controlling noteholder, and will have the right, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class, to replace the special servicer then acting with respect to the Summit Mall Whole Loan and appoint a replacement special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The North Hills Village Whole Loan

General

One (1) Mortgage Loan, identified as “North Hills Village” (the “North Hills Village Mortgage Loan”) on Annex A-1, representing approximately 4.4% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The North Hills Village Mortgage Loan is evidenced by one (1) senior promissory note A with a Cut-off Date Balance of $44,100,000. The subordinate companion loan (the “North Hills Village Subordinate Companion Loan”) is evidenced by one (1) promissory note identified as promissory note B, with a Cut-off Date Balance of $9,500,000 that is not included in the issuing entity. Only the North Hills Village Mortgage Loan is included in the issuing entity. The North Hills Village Mortgage Loan and the North Hills Village Subordinate Companion Loan are collectively referred to in this prospectus as the “North Hills Village Whole Loan”. The North Hills Village Subordinate Companion Loan is currently held by JPMCB but may be sold to a third party investor in the future.

The rights of the holders of the promissory notes evidencing the North Hills Village Whole Loan (the “North Hills Village Noteholders”) are subject to an Intercreditor Agreement (the “North Hills Village Intercreditor Agreement”). The following summaries describe certain provisions of the North Hills Village Intercreditor Agreement.

Prior to the occurrence of a North Hills Village Control Appraisal Period, the holder of the North Hills Village Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the North Hills Village Whole Loan, each as more fully described below. A “North Hills Village Control Appraisal Period” will exist with respect to the North Hills Village Whole Loan, if and for so long as (a)(1) the initial principal balance of the North Hills Village Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the North Hills Village Subordinate Companion Loan, (y) any appraisal reductions for the North Hills Village Whole Loan that are allocated to the North Hills Village Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the North Hills Village Whole Loan that are allocated to the North Hills Village Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the North Hills Village Subordinate Companion Loan less (ii) any payments of principal allocated to, and received by, the holder of the North Hills Village Subordinate Companion Loan. The holder of the North Hills Village Subordinate Companion Loan also has the right to purchase the North Hills Village Mortgage Loan in whole but not in part in certain instances as set forth below.

The holder of the North Hills Village Subordinate Companion Loan is entitled to avoid its applicable North Hills Village Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the North Hills Village

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Intercreditor Agreement (either (x) or (y), the “North Hills Village Threshold Event Collateral”) and (ii) the North Hills Village Threshold Event Collateral is in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable North Hills Village Control Appraisal Period not to occur.

Servicing

The North Hills Village Whole Loan (including the North Hills Village Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the North Hills Village Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The North Hills Village Intercreditor Agreement sets forth the respective rights of the North Hills Village Noteholders with respect to distributions of funds received in respect of the North Hills Village Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the North Hills Village Whole Loan, (ii) any other event of default for which the North Hills Village Whole Loan is actually accelerated, (iii) any other event of default that causes the North Hills Village Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (in each case, as determined by the applicable servicer, and each, a “North Hills Village Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the North Hills Village Subordinate Companion Loan in accordance with the North Hills Village Intercreditor Agreement or during any period that the holder of the North Hills Village Subordinate Companion Loan is exercising its cure rights), after payment of amounts for reserves or escrows required by the Whole Loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator or trustee, payments and proceeds received with respect to the North Hills Village Whole Loan will generally be applied in the following order:

●	first, to the holder of the North Hills Village Mortgage Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	second, to the holder of the North Hills Village Mortgage Loan in an amount equal to its principal percentage interest (based on the outstanding principal balance of the North Hills Village Whole Loan) of principal payments received, if any, with respect to such monthly payment date with respect to the North Hills Village Whole Loan, until its principal balance has been reduced to zero;

●	third, to the holder of the North Hills Village Mortgage Loan based on the outstanding principal balance of the North Hills Village Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed);

●	fourth, to the holder of the North Hills Village Mortgage Loan in an amount equal to the product (i) its principal percentage interest (based on the outstanding principal balance of the North Hills Village Whole Loan), (ii) its relative spread (as set forth in the North Hills Village Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the holder of the North Hills Village Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	sixth, to the holder of the North Hills Village Subordinate Companion Loan in an amount equal to its principal percentage interest (based on the outstanding principal balance of the North Hills Village Whole Loan) of principal payments received, if any, with respect to such monthly payment date with respect to the North Hills Village Whole Loan, until its principal balance has been reduced to zero;

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●	seventh, to the holder of the North Hills Village Subordinate Companion Loan in an amount equal to the product (i) of its principal percentage interest (based on the outstanding principal balance of the North Hills Village Whole Loan), (ii) its relative spread (as set forth in the North Hills Village Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	eighth, to the extent the holder of the North Hills Village Subordinate Companion Loan has made any payments or advances in connection with the exercise of its cure rights under the North Hills Village Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing first-eighth and, as a result of a workout, the balance of the North Hills Village Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the North Hills Village Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the North Hills Village Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the North Hills Village Whole Loan) any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the North Hills Village Noteholders, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the North Hills Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-tenth, any remaining amount is required to be paid pro rata to the North Hills Village Noteholders, based on their respective initial percentage interests.

Following the occurrence and during the continuance of a North Hills Village Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Whole Loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator and trustee, payments and proceeds with respect to the North Hills Village Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the holder of the North Hills Village Mortgage Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at the net interest rate;

●	second, to the holder of the North Hills Village Mortgage Loan in an amount equal to all amounts allocated as principal on the North Hills Village Whole Loan based on its outstanding principal balance until its principal balance has been reduced to zero; provided that with respect to any insurance and condemnation proceeds allocated as principal on the North Hills Village Whole Loan and payable to the noteholders pursuant to the North Hills Village Intercreditor Agreement, 100% of such insurance and condemnation proceeds will be distributed to the holder of the North Hills Village Mortgage Loan until its principal balance has been reduced to zero;

●	third, to the holder of the North Hills Village Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed);

●	fourth, to the holder of the North Hills Village Mortgage Loan in an amount equal to the product of (i) its principal percentage interest (based on its outstanding principal balance), (ii) its relative spread (as set forth in the North Hills Village Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

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●	fifth, to the holder of the North Hills Village Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of its note at its net interest rate;

●	sixth, to the holder of the North Hills Village Subordinate Companion Loan in an amount equal to all amounts allocated as principal on the North Hills Village Whole Loan with respect to such monthly payment date, until its principal balance has been reduced to zero; provided that with respect to any insurance and condemnation proceeds allocated as principal on the North Hills Village Whole Loan and payable to the noteholders pursuant to the North Hills Village Intercreditor Agreement, the portion of such insurance and condemnation proceeds remaining after distribution to the holder of the North Hills Village Mortgage Loan in accordance with the foregoing clause second will be distributed to the holder of the North Hills Village Subordinate Companion Loan until its principal balance has been reduced to zero;

●	seventh, to the holder of the North Hills Village Subordinate Companion Loan in an amount equal to the product of (i) its principal percentage interest (based on its outstanding principal balance), (ii) its relative spread (as set forth in the North Hills Village Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	eighth, to the extent the holder of the North Hills Village Subordinate Companion Loan has made any payments or advances in exercising its cure rights under the North Hills Village Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing first-eighth and, as a result of a workout, the balance of the North Hills Village Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the North Hills Village Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the North Hills Village Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the North Hills Village Whole Loan) any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the North Hills Village Noteholders, pro rata, based on their respective percentage interests; and

●	eleventh, if any excess amount is available to be distributed in respect of the North Hills Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first-tenth, any remaining amount is required to be paid pro rata to the North Hills Village Noteholders, based on their respective percentage interests.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advances) allocable to the North Hills Village Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the North Hills Village Subordinate Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the North Hills Village Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Prior to the occurrence and continuance of a North Hills Village Control Appraisal Period with respect to the North Hills Village Subordinate Companion Loan, the Directing Certificateholder will not have any

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consent rights with respect to North Hills Village Whole Loan. After the occurrence and during the continuance of a North Hills Village Control Appraisal Period with respect to the North Hills Village Subordinate Companion Loan, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the North Hills Village Whole Loan as it does with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, prior to the occurrence and continuance of a North Hills Village Control Appraisal Period, the consent of the holder of the North Hills Village Subordinate Companion Loan, which must be obtained by the special servicer, is required for any Major Decision; provided that the foregoing does not relieve the master servicer or the special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC Provisions.

In addition, pursuant to the terms of the North Hills Village Intercreditor Agreement, prior to the occurrence and continuance of a North Hills Village Control Appraisal Period, if any consent, modification, amendment or waiver under or other action in respect of a “mortgage” (as defined under the North Hills Village Intercreditor Agreement) (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Major Decision has been requested or proposed, at least 10 business days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the master servicer and the special servicer), as the case may be, must receive the written consent of the holder of the North Hills Village Subordinate Companion Loan (or its representative) (prior to a North Hills Village Control Appraisal Period) before implementing a decision with respect to such Major Decision.

Notwithstanding the foregoing, the master servicer or special servicer is not required to follow any advice or consultation provided by the holder of the North Hills Village Subordinate Companion Loan (or its representative) or, after the occurrence and during the continuance of a North Hills Village Control Appraisal Period with respect to the North Hills Village Subordinate Companion Loan, the holder of the North Hills Village Mortgage Loan, that would require or cause the holder of the North Hills Village Mortgage Loan (or the master servicer or special servicer, as the case may be, acting on its behalf, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the holder of the North Hills Village Mortgage Loan (or the master servicer or special servicer, as the case may be, acting on its behalf) to violate provisions of the North Hills Village Intercreditor Agreement or the PSA, require or cause the holder of the North Hills Village Mortgage Loan (or the master servicer or special servicer, as the case may be, acting on its behalf) to violate the terms of the North Hills Village Whole Loan, or materially expand the scope of any holder of the North Hills Village Mortgage Loan’s (or the master servicer’s or special servicer’s, as applicable) responsibilities under the North Hills Village Intercreditor Agreement or the PSA.

Cure Rights

In the event that the borrower fails to make any payment of principal or interest on the North Hills Village Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs and is continuing, unless a North Hills Village Control Appraisal Period has occurred and is continuing, the holder of the North Hills Village Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the North Hills Village Intercreditor Agreement. Unless the holder of the North Hills Village Mortgage Loan consents to additional cure periods, the holder of the North Hills Village Subordinate Companion Loan will be limited to (a) six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, or (b) six (6) cures of non-monetary defaults in each case, over the term of the North Hills Village Whole Loan. The holder of the North Hills Village Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to North Hills Village Whole Loan has occurred and is continuing, the holder of the North Hills Village Subordinate Companion Loan will have the option to purchase the North

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Hills Village Mortgage Loan at a price generally equal to the sum, without duplication, of (a) the principal balance of the North Hills Village Mortgage Loan, (b) accrued and unpaid interest on the principal balance of the North Hills Village Mortgage Loan at its net interest rate from the date as to which interest was last paid in full by the borrower through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the North Hills Village Mortgage Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the North Hills Village Whole Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees owing to or by or on behalf of the holders of the North Hills Village Whole Loan, (e) any accrued and unpaid interest on advances, with respect to an advance made by or on behalf of the holders of the North Hills Village Whole Loan (without duplication of amounts above), (f) (i) if the North Hills Village Whole Loan borrower or borrower related party is the purchaser or (ii) if the North Hills Village Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the North Hills Village Intercreditor Agreement, any liquidation or workout fees, and (g) certain additional amounts to the extent provided for in the North Hills Village Intercreditor Agreement.

Sale of Defaulted North Hills Village Whole Loan

Pursuant to the terms of the North Hills Village Intercreditor Agreement, if the North Hills Village Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the North Hills Village Mortgage Loan in accordance with the PSA, then the special servicer will be permitted to sell the North Hills Village Whole Loan (including the North Hills Village Subordinate Companion Loan) as one whole loan if the special servicer determines that a sale of the North Hills Village Whole Loan would maximize recoveries on the related Whole Loan in accordance with the Servicing Standard.

Special Servicer Appointment Rights

Pursuant to the terms of the North Hills Village Intercreditor Agreement and the PSA, the holder of the North Hills Village Subordinate Companion Loan (prior to the occurrence and continuance of a North Hills Village Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the North Hills Village Whole Loan and appoint a replacement special servicer in lieu of such special servicer.  The related Directing Certificateholder (after the occurrence and continuance of a North Hills Village Control Appraisal Period) will have the right, with or without cause (subject to the limitations set forth in the PSA and described herein), to replace the special servicer then acting with respect to the North Hills Village Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Dick’s Sporting Goods Portfolio Whole Loan

General

One (1) Mortgage Loan, identified as “Dick’s Sporting Goods Portfolio” (the “Dick’s Sporting Goods Portfolio Mortgage Loan”) on Annex A-1, representing approximately 1.8% of the Initial Pool Balance, is part of a Whole Loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Dick’s Sporting Goods Portfolio Mortgage Loan is evidenced by promissory note A-1 with a Cut-off Date Balance of $17,976,072. The related Pari Passu Companion Loan (the “Dick’s Sporting Goods Portfolio Pari Passu Companion Loan”) is evidenced by promissory note A-2 with a Cut-off Date Balance of $12,982,719 that is not included in the issuing entity. Only the Dick’s Sporting Goods Portfolio Mortgage Loan is included in the issuing entity. The Dick’s Sporting Goods Portfolio Mortgage Loan and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Dick’s Sporting Goods Portfolio Whole Loan”. It is anticipated that the related Dick’s Sporting Goods Portfolio Pari Passu Companion Loan will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur. The rights

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of the issuing entity as the holder of the Dick’s Sporting Goods Portfolio Mortgage Loan and the rights of the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan are subject to an Intercreditor Agreement (the “Dick’s Sporting Goods Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Dick’s Sporting Goods Portfolio Intercreditor Agreement.

Servicing

The Dick’s Sporting Goods Portfolio Whole Loan (including the Dick’s Sporting Goods Portfolio Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Dick’s Sporting Goods Portfolio Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Dick’s Sporting Goods Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Dick’s Sporting Goods Portfolio Mortgage Loan and the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the Dick’s Sporting Goods Portfolio Whole Loan, and provides, in general, that:

●	the Dick’s Sporting Goods Portfolio Mortgage Loan and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Dick’s Sporting Goods Portfolio Whole Loan or the related Mortgaged Property will be applied to the Dick’s Sporting Goods Portfolio Mortgage Loan and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related Dick’s Sporting Goods Portfolio Whole Loan documents and payment and reimbursement rights of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Dick’s Sporting Goods Portfolio Intercreditor Agreement and the PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the Dick’s Sporting Goods Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Dick’s Sporting Goods Portfolio Mortgage Loan and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan in accordance with the terms of the Dick’s Sporting Goods Portfolio Intercreditor Agreement and the PSA.

For more information regarding the allocation of collections and expenses in respect of the Dick’s Sporting Goods Portfolio Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Dick’s Sporting Goods Portfolio Intercreditor Agreement will be the issuing entity as holder of the applicable Mortgage Loan. Pursuant to the terms of the PSA, the Directing Certificateholder and the operating advisor will each have the same consent and/or consultation rights with respect to the Dick’s Sporting Goods Portfolio Whole Loan as each does, and for so long as each does, with respect to the other Mortgage Loans included in the issuing entity. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, pursuant to the terms of the Dick’s Sporting Goods Portfolio Intercreditor Agreement, the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its representatives, which, at any time the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan is included in one or more securitizations, may be the controlling class certificateholder for the related securitization or any other party

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assigned the rights to exercise the rights of the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement(s)) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence of a Control Termination Event or occurrence of a Consultation Termination Event) with respect to any major decisions to be taken with respect to the Dick’s Sporting Goods Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Dick’s Sporting Goods Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its representatives) requests consultation with respect to certain major decisions to be taken with respect to the Dick’s Sporting Goods Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Dick’s Sporting Goods Portfolio Whole Loan. The consultation rights of the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its representatives) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its representatives) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its representatives) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Dick’s Sporting Goods Portfolio Mortgage Loan and the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its respective representatives, including, if the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan has been contributed to one or more future securitizations, the related directing certificateholder (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Certificateholder or the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its representatives) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate any provisions of the Dick’s Sporting Goods Portfolio Intercreditor Agreement, the PSA or the terms of the Dick’s Sporting Goods Portfolio Whole Loan documents, or materially expand the scope of either the master servicer’s or the special servicer’s, as applicable, responsibilities.

In addition to the consultation rights of the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its representatives) described above, pursuant to the terms of the Dick’s Sporting Goods Portfolio Intercreditor Agreement, the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (or its representatives) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the holder of the Dick’s Sporting Goods Portfolio Mortgage Loan (or the master servicer or special servicer, as applicable, acting on its behalf) upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Dick’s Sporting Goods Portfolio Whole Loan; provided that the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan executes, at the request of the master servicer or special servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan, the holder of the Dick’s Sporting Goods Portfolio Mortgage Loan and the master servicer or special servicer, as applicable.

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Sale of Defaulted Dick’s Sporting Goods Portfolio Whole Loan

Pursuant to the terms of the Dick’s Sporting Goods Portfolio Intercreditor Agreement, if the Dick’s Sporting Goods Portfolio Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Dick’s Sporting Goods Portfolio Mortgage Loan that has become a Specially Serviced Loan in accordance with the PSA, then the special servicer will be required to sell the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan together with the Dick’s Sporting Goods Portfolio Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Dick’s Sporting Goods Portfolio Mortgage Loan together with the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan if such loan becomes a defaulted loan without the written consent of the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan (provided that such consent is not required if the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Dick’s Sporting Goods Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan that are material to the price of the Dick’s Sporting Goods Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the PSA, the holder or holders of the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan and the Dick’s Sporting Goods Portfolio Mortgage Loan (or their respective representatives) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the terms of the Dick’s Sporting Goods Portfolio Intercreditor Agreement and the PSA, the issuing entity, as the controlling noteholder, will have the right, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class, to replace the special servicer then acting with respect to the Dick’s Sporting Goods Portfolio Whole Loan and appoint a replacement special servicer without the consent of the holder or holders of the Summit Mall Pari Passu Companion Loan. The Directing Certificateholder (so long as a Control Termination Event has not occurred and is not continuing) and the applicable certificateholders with the requisite percentage of Voting Rights (if a Control Termination Event has occurred and is continuing) will exercise the rights of the issuing entity as controlling noteholder, and will have the right, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class, to replace the special servicer then acting with respect to the Dick’s Sporting Goods Portfolio Whole Loan and appoint a replacement special servicer, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

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The Non-Serviced Whole Loans

The Hilton Hawaiian Village Whole Loan

One (1) Mortgage Loan, identified as “Hilton Hawaiian Village” (the “Hilton Hawaiian Village Mortgage Loan”) on Annex A-1, representing approximately 9.4% of the Initial Pool Balance, is part of a Whole Loan comprised of 21 mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Hilton Hawaiian Village Mortgage Loan is evidenced by one (1) promissory note identified as promissory note A-2-A-1, with a Cut-off Date Balance of $94,000,000. The related Pari Passu Companion Loans (the “Hilton Hawaiian Village Pari Passu Companion Loans”) are pari passu with the Hilton Hawaiian Village Mortgage Loan. The Hilton Hawaiian Village Pari Passu Companion Loans are evidenced by 15 promissory notes with an aggregate Cut-off Date Balance of $602,600,000 that are not included in the issuing entity. The Hilton Hawaiian Village Subordinate Companion Loan is subordinate to the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans. The subordinate companion loan (the “Hilton Hawaiian Village Subordinate Companion Loan” and together with the Hilton Hawaiian Village Pari Passu Companion Loans, the “Hilton Hawaiian Village Companion Loans”) is evidenced by five (5) promissory notes with an aggregate Cut-off Date Balance of $578,400,000 that are not included in the issuing entity. Only the Hilton Hawaiian Village Mortgage Loan is included in the issuing entity. The Hilton Hawaiian Village Pari Passu Companion Loan evidenced by promissory notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, with an aggregate principal balance as of the Cut-off Date of $171,600,000, and the Hilton Hawaiian Village Subordinate Companion Loan are expected to be contributed to the Hilton USA Trust 2016-HHV securitization. The Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan are collectively referred to in this prospectus as the “Hilton Hawaiian Village Whole Loan”. The rights of the holders of the promissory notes evidencing the Hilton Hawaiian Village Whole Loan (the “Hilton Hawaiian Village Noteholders”) are subject to an Intercreditor Agreement (the “Hilton Hawaiian Village Intercreditor Agreement”). It is expected that the Hilton Hawaiian Village Whole Loan will be serviced and administered pursuant to the trust and servicing agreement entered into in connection with the Hilton USA Trust 2016-HHV securitization (the “Hilton USA Trust 2016-HHV Trust and Servicing Agreement”) and the Hilton Hawaiian Village Intercreditor Agreement. The following summaries describe certain provisions of the Hilton Hawaiian Village Intercreditor Agreement.

Servicing

The Hilton Hawaiian Village Whole Loan (including the Hilton Hawaiian Village Mortgage Loan) and any related REO Property is expected to be serviced and administered pursuant to the terms of the Hilton USA Trust 2016-HHV Trust and Servicing Agreement by the related servicer (the “Hilton USA Trust 2016-HHV Master Servicer”) and, if necessary, the related special servicer (the “Hilton USA Trust 2016-HHV Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Hawaiian Village Mortgage Loan”, but subject to the terms of the Hilton Hawaiian Village Intercreditor Agreement.

Application of Payments

The Hilton Hawaiian Village Intercreditor Agreement sets forth the respective rights of the Hilton Hawaiian Village Noteholders with respect to distributions of funds received in respect of the Hilton Hawaiian Village Whole Loan, and provides, in general, that:

Any collections received in respect of the Hilton Hawaiian Village Whole Loan or Mortgaged Property will be applied to the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan in accordance with the related Mortgage Loan documents, the Hilton Hawaiian Village Intercreditor Agreement and the Hilton USA Trust 2016-HHV Trust and Servicing Agreement. Accordingly, subject to (a) payment of amounts for reserves or escrows required by the Whole Loan documents, (b) the right of the Hilton USA Trust 2016-HHV Master Servicer, the Hilton USA Trust 2016-HHV Special Servicer and the trustee and certificate

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administrator under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement to be reimbursed for any unanticipated trust fund expenses in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and (c) the right of the master servicer or trustee to be reimbursed for P&I Advances with respect to the Hilton Hawaiian Village Mortgage Loan, the monthly interest payment on the Hilton Hawaiian Village Whole Loan will be applied:

●	first, to pay accrued and unpaid interest on the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans on a pro rata and pari passu basis (other than default interest), in an amount equal to the accrued and unpaid interest on their respective notes at the applicable net note interest rate;

●	second, to the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until their respective balances have been reduced to zero;

●	third, to the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holders in accordance with the terms the Hilton Hawaiian Village Intercreditor Agreement, plus interest thereon at the applicable net note interest rate compounded monthly from the date the related realized loss was allocated to each such holder, such amount to be allocated based on the amount of realized losses allocated to each such holder;

●	fourth, to the holder of the Hilton Hawaiian Village Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest at the applicable net note interest rate;

●	fifth, to the holder of the Hilton Hawaiian Village Subordinate Companion Loan, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until its balance has been reduced to zero;

●	sixth, to the holder of the Hilton Hawaiian Village Subordinate Companion Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the terms the Hilton Hawaiian Village Intercreditor Agreement, plus interest thereon at the applicable net note interest rate compounded monthly from the date the related realized loss was allocated to each such holder;

●	seventh, to pay any yield maintenance premium and yield maintenance default premium then due and payable in respect of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, then the Hilton Hawaiian Village Subordinate Companion Loan;

●	eighth, to pay default interest and late payment charges then due and owing under the Whole Loan, all of which will be applied in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement; and

●	ninth, if any excess amount is available to be distributed in respect of the Hilton Hawaiian Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first – eighth, such amount will be paid to the holders of the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan pro rata based on the initial principal balances of their notes.

If a P&I Advance is made with respect to the Hilton Hawaiian Village Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Hilton Hawaiian Village Mortgage Loan or, as and to the extent described under “Pooling and

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Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Hilton Hawaiian Village Companion Loans.

The issuing entity is required to pay its pro rata share of (i) any servicing advances or administrative advances and any interest accrued and payable on such advances at the advance rate and (ii) any unanticipated expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Hilton Hawaiian Village Whole Loan (including, without, limitation, any costs, fees and expenses related to obtaining any rating agency confirmation and any indemnified items) in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the Hilton Hawaiian Village Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the borrower for payment of such amounts and any principal and interest collections allocable to the Hilton Hawaiian Village Subordinate Companion Loan have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Hilton Hawaiian Village Whole Loan or related Mortgaged Property in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (which will be determined based on the original principal balance of the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Hilton Hawaiian Village Intercreditor Agreement will be the securitization trust created pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement as holder of the promissory note A-1-A (the “Hilton Hawaiian Village Controlling Noteholder”).

Pursuant to the terms of the Hilton Hawaiian Village Intercreditor Agreement, so long as the Hilton USA Trust 2016-HHV securitization trust has not been terminated, the issuing entity, as a non-controlling note holder, will have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Hilton Hawaiian Village Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hilton Hawaiian Village Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Hilton Hawaiian Village Controlling Noteholder, the Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the Hilton Hawaiian Village Controlling Noteholder or the Hilton USA Trust 2016-HHV Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan. Neither the Hilton Hawaiian Village Controlling Noteholder, the Hilton USA Trust 2016-HHV Master Servicer nor the Hilton USA Trust 2016-HHV Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Hilton Hawaiian Village Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as the holder of the Hilton Hawaiian Village Mortgage Loan (or its representatives), will have the right to attend (in-person or telephonically in the discretion of the Hilton USA Trust 2016-HHV Master Servicer) annual meetings with the Hilton Hawaiian Village Controlling Noteholder (or the Hilton USA Trust 2016-HHV Master Servicer or Hilton USA Trust 2016-HHV Special Servicer, as applicable, acting on its behalf) upon reasonable notice and at times reasonably acceptable to the Hilton USA Trust 2016-HHV Master Servicer or Hilton USA Trust 2016-HHV Special Servicer, as applicable, for the purpose of discussing servicing issues related to the

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Hilton Hawaiian Village Whole Loan; provided that the holder of the Hilton Hawaiian Village Mortgage Loan executes, at the request of the Hilton USA Trust 2016-HHV Master Servicer or Hilton USA Trust 2016-HHV Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the holder of Hilton Hawaiian Village Mortgage Loan, the Hilton Hawaiian Village Controlling Noteholder and the Hilton USA Trust 2016-HHV Master Servicer or Hilton USA Trust 2016-HHV Special Servicer, as applicable.

Sale of Defaulted Hilton Hawaiian Village Whole Loan

Pursuant to the terms of the Hilton Hawaiian Village Intercreditor Agreement, if the Hilton Hawaiian Village Whole Loan become a defaulted loan pursuant to the terms of the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, and if the Hilton USA Trust 2016-HHV Special Servicer determines to sell the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan included in the Hilton USA Trust 2016-HHV securitization in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, then the Hilton USA Trust 2016-HHV Special Servicer will be required to sell the Hilton Hawaiian Village Mortgage Loan together with the Hilton Hawaiian Village Pari Passu Companion Loans and the Hilton Hawaiian Village Subordinate Companion Loan as one whole loan. In connection with any such sale, the Hilton USA Trust 2016-HHV Special Servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Hawaiian Village Mortgage Loan”.

Notwithstanding the foregoing, the Hilton USA Trust 2016-HHV Special Servicer will not be permitted to sell the Hilton Hawaiian Village Whole Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Hilton Hawaiian Village Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower related party) unless the Hilton USA Trust 2016-HHV Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hilton Hawaiian Village Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Hilton USA Trust 2016-HHV Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hilton Hawaiian Village Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Hilton Hawaiian Village Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence.

Special Servicer Appointment Rights

Pursuant to the terms of the Hilton Hawaiian Village Intercreditor Agreement and the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the securitization trust created pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, as the lead securitization trust will have the right, with or without cause, to replace the Hilton USA Trust 2016-HHV Special Servicer then acting with respect to the Hilton Hawaiian Village Whole Loan and appoint a replacement special servicer in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Hawaiian Village Mortgage Loan”.

The Fresno Fashion Fair Mall Whole Loan

General

One (1) Mortgage Loan, identified as “Fresno Fashion Fair Mall” (the “Fresno Fashion Fair Mall Mortgage Loan”) on Annex A-1, representing approximately 8.0% of the Initial Pool Balance, is part of a Whole Loan structure comprised of seven (7) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

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The Fresno Fashion Fair Mall Mortgage Loan is evidenced by promissory note A-1-B, with a Cut-off Date Balance of $80,000,000. The related Pari Passu Companion Loans (the “Fresno Fashion Fair Mall Pari Passu Companion Loans”) are evidenced by promissory note A-1-A (the “Fresno Fashion Fair Mall Controlling Pari Passu Companion Loan”) and promissory notes A-1-C, A-2-A, A-2-B, A-2-C and A-2-D (the “Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans”, with an aggregate Cut-off Date Balance of $245,000,000, that are not included in the issuing entity. Only the Fresno Fashion Fair Mall Mortgage Loan is included in the issuing entity. The Fresno Fashion Fair Mall Mortgage Loan and the Fresno Fashion Fair Mall Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Fresno Fashion Fair Mall Whole Loan”. The Fresno Fashion Fair Mall Controlling Pari Passu Companion Loan is currently held by the JPMDB 2016-C4 trust. The Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loan evidenced by promissory note A-1-C is currently held by JPMCB and is anticipated to be included in one or more future securitizations; however, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Fresno Fashion Fair Mall Mortgage Loan and the rights of the holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans are subject to an Intercreditor Agreement (the “Fresno Fashion Fair Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Fresno Fashion Fair Mall Intercreditor Agreement.

Servicing

The Fresno Fashion Fair Mall Whole Loan and any related REO Property are serviced and administered pursuant to the JPMDB Commercial Mortgage Securities Trust 2016-C4 pooling and servicing agreement (the “JPMDB 2016-C4 Pooling and Servicing Agreement”), entered into among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “JPMDB 2016-C4 Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “JPMDB 2016-C4 Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “JPMDB 2016-C4 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “JPMDB 2016-C4 Operating Advisor”) and as asset representations reviewer (in such capacity, the “JPMDB 2016-C4 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “JPMDB 2016-C4 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “JPMDB 2016-C4 Trustee”), by the JPMDB 2016-C4 Servicer and the JPMDB 2016-C4 Special Servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Fresno Fashion Fair Mall Mortgage Loan” in this prospectus, but subject to the terms of the Fresno Fashion Fair Mall Intercreditor Agreement. In servicing the Fresno Fashion Fair Mall Whole Loan, the servicing standard set forth in the JPMDB 2016-C4 Pooling and Servicing Agreement requires the JPMDB 2016-C4 Servicer and the JPMDB 2016-C4 Special Servicer to take into account the interests of the JPMDB 2016-C4 certificateholders, the issuing entity, as the holder of the Fresno Fashion Fair Mall Mortgage Loan, and the holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans not included in the JPMDB 2016-C4 securitization, as a collective whole.

Amounts payable to the issuing entity as holder of the Fresno Fashion Fair Mall Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the JPMDB 2016-C4 Pooling and Servicing Agreement, is the initial custodian of the mortgage file related to the Fresno Fashion Fair Mall Whole Loan (other than the promissory notes evidencing the Fresno Fashion Fair Mall Mortgage Loan and the Fresno Fashion Fair Mall Pari Passu Companion Loans not included in the JPMDB 2016-C4 securitization).

Application of Payments

The Fresno Fashion Fair Mall Intercreditor Agreement sets forth the respective rights of the holder of the Fresno Fashion Fair Mall Mortgage Loan and the holders of the related Fresno Fashion Fair Mall Pari

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Passu Companion Loans with respect to distributions of funds received in respect of the Fresno Fashion Fair Mall Whole Loan, and provides, in general, that:

●	the Fresno Fashion Fair Mall Mortgage Loan and the related Fresno Fashion Fair Mall Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Fresno Fashion Fair Mall Whole Loan or the related Mortgaged Property will be applied to the Fresno Fashion Fair Mall Mortgage Loan and the related Fresno Fashion Fair Mall Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related Fresno Fashion Fair Mall Whole Loan documents and payment and reimbursement rights of the JPMDB 2016-C4 Servicer, the JPMDB 2016-C4 Special Servicer, the JPMDB 2016-C4 Operating Advisor, JPMDB 2016-C4 Certificate Administrator, the JPMDB 2016-C4 Asset Representations Reviewer, the JPMDB 2016-C4 Depositor and the JPMDB 2016-C4 Trustee) in accordance with the terms of the Fresno Fashion Fair Mall Intercreditor Agreement and the JPMDB 2016-C4 Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the Fresno Fashion Fair Mall Whole Loan will be allocated, on a pro rata and pari passu basis, to the Fresno Fashion Fair Mall Mortgage Loan and the related Fresno Fashion Fair Mall Pari Passu Companion Loans in accordance with the terms of the Fresno Fashion Fair Mall Intercreditor Agreement and the JPMDB 2016-C4 Pooling and Servicing Agreement.

For more information regarding the allocation of collections and expenses in respect of the Fresno Fashion Fair Mall Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the directing holder with respect to the Fresno Fashion Fair Mall Whole Loan, as of any date of determination, is the JPMDB 2016-C4 Trustee on behalf of the JPMDB 2016-C4 issuing entity as holder of the Fresno Fashion Fair Mall Controlling Pari Passu Companion Loan; provided, that, unless a control termination event exists under the JPMDB 2016-C4 Pooling and Servicing Agreement or the Fresno Fashion Fair Mall Whole Loan is an “excluded mortgage loan” under the JPMDB 2016-C4 Pooling and Servicing Agreement, the controlling class representative under the JPMDB 2016-C4 Pooling and Servicing Agreement (the “JPMDB 2016-C4 Controlling Class Representative”) is entitled to exercise the rights of the directing holder with respect to the Fresno Fashion Fair Mall Whole Loan. In its capacity as representative of the directing holder under the Fresno Fashion Fair Mall Intercreditor Agreement, the JPMDB 2016-C4 Controlling Class Representative is entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are expected to be substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to the Fresno Fashion Fair Mall Whole Loan, including consent and/or consultation rights regarding “major decisions” (as defined under the Fresno Fashion Fair Mall Intercreditor Agreement) and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the Fresno Fashion Fair Mall Whole Loan (which approval rights are expected to be substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—Asset Status Report” in this prospectus). It is expected that, pursuant to the terms of the JPMDB 2016-C4 Pooling and Servicing Agreement, the JPMDB 2016-C4 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Fresno Fashion Fair Mall Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the JPMDB 2016-C4 issuing entity (other than any “excluded mortgage loan” under the JPMDB 2016-C4 Pooling and Servicing Agreement) that are serviced under the JPMDB 2016-C4 Pooling and Servicing Agreement and do not have companion loans.

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The Fresno Fashion Fair Mall Intercreditor Agreement provides that no objection, direction, consent or advice by the JPMDB 2016-C4 Controlling Class Representative may require or cause the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer, as applicable, to violate any provision of the related mortgage loan documents, applicable law, the JPMDB 2016-C4 Pooling and Servicing Agreement, the related Intercreditor Agreement, the REMIC provisions or the JPMDB 2016-C4 Servicer’s or the JPMDB 2016-C4 Special Servicer’s obligation to act in accordance with the servicing standard under the JPMDB 2016-C4 Pooling and Servicing Agreement or materially expand the scope of responsibilities of either the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer, as applicable.

In addition, pursuant to the terms of the Fresno Fashion Fair Mall Intercreditor Agreement, the issuing entity, as holder of the Fresno Fashion Fair Mall Mortgage Loan (or its representative) and the holders of the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their representatives), will (i) have a right to receive copies of all notices, information and reports that the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer, as applicable, is required to provide to the JPMDB 2016-C4 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMDB 2016-C4 Controlling Class Representative under the JPMDB 2016-C4 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the Fresno Fashion Fair Mall Intercreditor Agreement) to be taken with respect to the Fresno Fashion Fair Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Fresno Fashion Fair Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the Fresno Fashion Fair Mall Intercreditor Agreement) to be taken with respect to the Fresno Fashion Fair Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Fresno Fashion Fair Mall Whole Loan to the extent the holder of the Fresno Fashion Fair Mall Mortgage Loan or the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their representatives) requests consultation with respect to certain major decisions to be taken with respect to the Fresno Fashion Fair Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Fresno Fashion Fair Mall Whole Loan. The consultation rights of the Issuing Entity (or its representative) and the holders of the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their representatives), will, in each case, expire 10 business days following the delivery thereto of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the JPMDB 2016-C4 Controlling Class Representative, whether or not the issuing entity (or its representative) or such Companion Loan Holders (or their representatives), as applicable, have responded within such period; provided, that if the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal. Notwithstanding the consultation rights described above, the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer, as applicable, is permitted to make a “major decision” (as defined under the Fresno Fashion Fair Mall Intercreditor Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Fresno Fashion Fair Mall Whole Loan. Neither the JPMDB 2016-C4 Servicer nor the JPMDB 2016-C4 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or the holders of the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their representatives).

In addition to the consultation rights of the issuing entity (or its representative) and the holders of the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their representatives) described above, pursuant to the terms of the Fresno Fashion Fair Mall Intercreditor Agreement, the issuing entity (or its representative) and the holders of the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their representatives) will have the right to attend annual meetings (which may be held telephonically or in person, in the discretion of the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer, as applicable) with the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMDB 2016-C4

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Servicer or the JPMDB 2016-C4 Special Servicer, as applicable, in which servicing issues related to the Fresno Fashion Fair Mall Whole Loan are discussed.

The JPMDB 2016-C4 Pooling and Servicing Agreement provides that no direction or objection of the issuing entity (or its representative) or the holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans not included in the JPMDB 2016-C4 securitization (or their representatives) may require or cause the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer to violate the terms of the related Mortgage Loan documents, applicable law, the JPMDB 2016-C4 Pooling and Servicing Agreement, any intercreditor agreement or the REMIC provisions relating to the JPMDB 2016-C4 trust, including the JPMDB 2016-C4 Servicer’s or the JPMDB 2016-C4 Special Servicer’s obligation to act in accordance with the servicing standard under the JPMDB 2016-C4 Pooling and Servicing Agreement, or the REMIC provisions, or expose the JPMDB 2016-C4 Servicer, the JPMDB 2016-C4 Special Servicer, the JPMDB 2016-C4 Depositor, the mortgage loan sellers with respect to the JPMDB 2016-C4 securitization, the JPMDB 2016-C4 Operating Advisor, the JPMDB 2016-C4 Asset Representations Reviewer, the paying agent with respect to the JPMDB 2016-C4 securitization, the JPMDB 2016-C4 trust fund, the JPMDB 2016-C4 Certificate Administrator (in any of its capacities) or the JPMDB 2016-C4 Trustee to liability or materially expand the scope of JPMDB 2016-C4 Servicer’s or the JPMDB 2016-C4 Special Servicer’s responsibilities under the JPMDB 2016-C4 Pooling and Servicing Agreement.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Fresno Fashion Fair Mall Mortgage Loan” in this prospectus.

Application of Penalty Charges

The related Intercreditor Agreement provides that items in the nature of penalty charges paid on the Fresno Fashion Fair Mall Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Fresno Fashion Fair Mall Mortgage Loan and the Fresno Fashion Fair Mall Pari Passu Companion Loans by the amount necessary to pay the JPMDB 2016-C4 Servicer, the JPMDB 2016-C4 Trustee or the JPMDB 2016-C4 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the JPMDB 2016-C4 Pooling and Servicing Agreement; second, be used to reduce the respective amounts payable on each of the Fresno Fashion Fair Mall Mortgage Loan and the Fresno Fashion Fair Mall Pari Passu Companion Loans by the amount necessary to pay the master servicer, the trustee, the JPMDB 2016-C4 Servicer, the JPMDB 2016-C4 Trustee, and the master servicer and the trustee for any securitization of the Fresno Fashion Fair Mall Pari Passu Companion Loans not included in the JPMDB 2016-C4 securitization, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the JPMDB 2016-C4 Pooling and Servicing Agreement or the document governing any securitization of the Fresno Fashion Fair Mall Pari Passu Companion Loans not included in the JPMDB 2016-C4 securitization) made with respect to such loan by such party (if and as specified in the PSA, the JPMCC 2016-C4 Pooling and Servicing Agreement or the document governing any securitization of the Fresno Fashion Fair Mall Pari Passu Companion Loans not included in the JPMDB 2016-C4 securitization), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Fresno Fashion Fair Mall Mortgage Loan and the Fresno Fashion Fair Mall Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Fresno Fashion Fair Mall Whole Loan (as specified in the JPMDB 2016-C4 Pooling and Servicing Agreement); and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Fresno Fashion Fair Mall Controlling Pari Passu Companion Loan be paid to the JPMDB 2016-C4 Servicer and/or the JPMDB 2016-C4 Special Servicer as additional servicing compensation as provided in the JPMDB 2016-C4 Pooling and Servicing Agreement and (ii) in the case of the remaining amount of penalty charges allocable to the Fresno Fashion Fair Mall Mortgage Loan and any Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loan, be paid, (x) prior to the securitization of such Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loan, to the related holder of such Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loan and (y) following the securitization of the Fresno Fashion Fair Mall Mortgage Loan or such Fresno Fashion Fair Mall Pari Passu Companion Loan, to the JPMDB 2016-C4 Servicer and/or the JPMDB 2016-C4 Special Servicer as additional servicing compensation as provided in the JPMDB 2016-C4 Pooling and Servicing Agreement.

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Sale of Defaulted Whole Loan

Pursuant to the terms of the related Intercreditor Agreement, if the Fresno Fashion Fair Mall Whole Loan becomes a defaulted mortgage loan under the JPMDB 2016-C4 Pooling and Servicing Agreement, and if the JPMDB 2016-C4 Special Servicer determines to sell the Fresno Fashion Fair Mall Controlling Pari Passu Companion Loan in accordance with the JPMDB 2016-C4 Pooling and Servicing Agreement, then the JPMDB 2016-C4 Special Servicer will be required to sell the Fresno Fashion Fair Mall Mortgage Loan and all Fresno Fashion Fair Mall Pari Passu Companion Loans together as one whole loan in accordance with the procedures set forth under the JPMDB 2016-C4 Pooling and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Fresno Fashion Fair Mall Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the JPMDB 2016-C4 Special Servicer will not be permitted to sell the Fresno Fashion Fair Mall Whole Loan if it becomes a defaulted mortgage loan under the JPMDB 2016-C4 Pooling and Servicing Agreement without the written consent of each of the issuing entity (or its representative), as holder of the Fresno Fashion Fair Mall Mortgage Loan, and the holders of the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their representatives) (provided that such consent is not required if the noteholder is the borrower or an affiliate of the borrower), unless the JPMDB 2016-C4 Special Servicer has delivered to the issuing entity (or its representative) and each such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Fresno Fashion Fair Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMDB 2016-C4 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Fresno Fashion Fair Mall Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) or any such Companion Loan Holder (or its representative) that are material to the price of the Fresno Fashion Fair Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMDB 2016-C4 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMDB 2016-C4 Servicer or the JPMDB 2016-C4 Special Servicer in connection with the proposed sale; provided, that each of the issuing entity (or its representative) or the holders of the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their representatives) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the foregoing, each of the issuing entity (or its representative) and the holders of the Fresno Fashion Fair Mall Pari Passu Companion Loans (or their representatives) will be permitted to bid at any sale of the Fresno Fashion Fair Mall Whole Loan unless such person is the related borrower or an agent or affiliate of the related borrower.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the Fresno Fashion Fair Mall Intercreditor Agreement and the JPMDB 2016-C4 Pooling and Servicing Agreement, the directing holder with respect to the Fresno Fashion Fair Mall Whole Loan has the right, at any time and from time to time, with or without cause, to replace the JPMDB 2016-C4 Special Servicer then acting with respect to the Fresno Fashion Fair Mall Whole Loan and appoint a replacement special servicer in lieu thereof. Accordingly, subject to the foregoing, the JPMDB 2016-C4 Controlling Class Representative (at any time prior to the occurrence and continuance of a control termination event under the JPMDB 2016-C4 Pooling and Servicing Agreement and provided that the Fresno Fashion Fair Mall Whole Loan is not an “excluded mortgage loan” under the JPMDB 2016-C4 Pooling and Servicing Agreement) and the applicable JPMDB 2016-C4 certificateholders with the requisite percentage of voting rights (at any time after the occurrence and during the continuance of a control termination event under the JPMDB 2016-C4 Pooling and Servicing Agreement) have the right to replace the JPMDB 2016-C4 Special Servicer and appoint a replacement special servicer that satisfies the conditions set forth in the JPMDB 2016-C4 Pooling and Servicing Agreement in lieu thereof. Each of the issuing entity (or its representative) and the holders of the Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans (or their

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representatives) may direct the JPMDB 2016-C4 Trustee to terminate the JPMDB 2016-C4 Special Servicer (solely with respect to the Fresno Fashion Fair Mall Whole Loan) upon a servicer termination event under the JPMDB 2016-C4 Pooling and Servicing Agreement with respect to the JPMDB 2016-C4 Special Servicer that affects the issuing entity (as the holder of the Fresno Fashion Fair Mall Mortgage Loan) or such Companion Loan Holders, as applicable.

The 9 West 57th Street Whole Loan

General

One (1) Mortgage Loan, identified as “9 West 57th Street” (the “9 West 57th Street Mortgage Loan”) on Annex A-1, representing approximately 6.3% of the Initial Pool Balance, is part of a Whole Loan comprised of seven (7) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 9 West 57th Street Mortgage Loan is evidenced by one (1) promissory note identified as promissory note A-5, with a Cut-off Date Balance of $63,000,000. The related Pari Passu Companion Loans (the “9 West 57th Street Pari Passu Companion Loans”) are pari passu with the 9 West 57th Street Mortgage Loan. The 9 West 57th Street Pari Passu Companion Loans are evidenced by five (5) promissory notes (promissory notes A-1, A-2, A-3-A, A-3-B and A-4) with an aggregate Cut-off Date Balance of $950,724,000 that are not included in the issuing entity. The 9 West 57th Street Subordinate Companion Loan consists of one (1) subordinate companion loan, which is subordinate to the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans. The subordinate companion loan (the “9 West 57th Street Subordinate Companion Loan” and together with the 9 West 57th Street Pari Passu Companion Loans, the “9 West 57th Street Companion Loans”) is evidenced by one (1) promissory note identified as promissory note B-1, with a Cut-off Date Balance of $186,276,000 that is not included in the issuing entity. Only the 9 West 57th Street Mortgage Loan is included in the issuing entity. The 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan were contributed to the JPMCC 2016-NINE securitization. The 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan are collectively referred to in this prospectus as the “9 West 57th Street Whole Loan”. The rights of the holders of the promissory notes evidencing the 9 West 57th Street Whole Loan (the “9 West 57th Street Noteholders”) are subject to an Intercreditor Agreement (the “9 West 57th Street Intercreditor Agreement”). The 9 West 57th Street Whole Loan is serviced and administered pursuant to the trust and servicing agreement entered into in connection with the JPMCC 2016-NINE securitization (the “JPMCC 2016-NINE TSA”) and the 9 West 57th Street Intercreditor Agreement. The following summaries describe certain provisions of the 9 West 57th Street Intercreditor Agreement.

Servicing

The 9 West 57th Street Whole Loan (including the 9 West 57th Street Mortgage Loan) and any related REO Property is being serviced and administered pursuant to the terms of the JPMCC 2016-NINE TSA by the related servicer (the “JPMCC 2016-NINE Master Servicer”) and, if necessary, the related special servicer (the “JPMCC 2016-NINE Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Mortgage Loan”, but subject to the terms of the 9 West 57th Street Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Mortgage Loan”.

Application of Payments

The 9 West 57th Street Intercreditor Agreement sets forth the respective rights of the 9 West 57th Street noteholders with respect to distributions of funds received in respect of the 9 West 57th Street Whole Loan, and provides, in general, that:

Prior to the occurrence and continuance of an event of default with respect to the 9 West 57th Street Whole Loan, any collections received in respect of the 9 West 57th Street Whole Loan or Mortgaged

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Property will be applied to the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan in accordance with the related Mortgage Loan documents and the JPMCC 2016-NINE TSA. Accordingly, subject to the right of the JPMCC 2016-NINE Master Servicer, the JPMCC 2016-NINE Special Servicer and the trustee and certificate administrator under the JPMCC 2016-NINE TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the JPMCC 2016-NINE TSA, the monthly interest payment on the 9 West 57th Street Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, pro rata and pari passu; and (ii) then, to the payment of interest due and payable on the 9 West 57th Street Subordinate Companion Loan; and any prepayment or repayment of the principal of the 9 West 57th Street Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, pro rata and pari passu, until the outstanding principal balance of each such note is reduced to zero; and (b) then, to the reduction of the outstanding principal balance of the 9 West 57th Street Subordinate Companion Loan, until the outstanding principal balance of such note is reduced to zero.

Following the occurrence and during the continuance of an event of default with respect to the 9 West 57th Street Whole Loan, payments and proceeds with respect to the 9 West 57th Street Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the JPMCC 2016-NINE Master Servicer and the trustee under the JPMCC 2016-NINE TSA (and, if applicable, a master servicer of any other securitization trust) for any nonrecoverable property protection advances and administrative advances or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any unreimbursed nonrecoverable property protection advances and administrative advances previously reimbursed to the JPMCC 2016-NINE Master Servicer or the trustee under the JPMCC 2016-NINE TSA from general collections on the related other securitization trust) and any interest thereon;

●	second, to provide reimbursement for any nonrecoverable monthly debt service advances and interest thereon on the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pari passu and pro rata basis, then to provide reimbursement for any nonrecoverable monthly debt service advances and interest thereon on the 9 West 57th Street Subordinate Companion Loan;

●	third, to provide reimbursement for any unreimbursed property protection advances and administrative advances plus any interest thereon and any trust fund expenses (in each case provided that such reimbursements or payments relate to servicing and administration of the 9 West 57th Street Whole Loan and Mortgaged Property including, without limitation, any unpaid special servicing fees, liquidation fees or workout fees relating to the 9 West 57th Street Whole Loan);

●	fourth, to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) that was not included in the amount reimbursed pursuant to clause second above on the outstanding principal balance of their respective notes;

●	fifth, to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pro rata and pari passu basis, based on their outstanding principal balance until their principal balances have been reduced to zero;

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●	seventh, to the holder of the 9 West 57th Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest (other than default interest) that was not included in the amount reimbursed pursuant to clause second above on the outstanding principal balance of its note;

●	eighth, to the holder of the 9 West 57th Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the 9 West 57th Street Subordinate Companion Loan;

●	ninth, to the holder of the 9 West 57th Street Subordinate Companion Loan until its principal balance has been reduced to zero;

●	tenth, to pay the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	eleventh, to fund any other reserves to the extent then required to be held in escrow;

●	twelfth, to pay to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans any liquidated damages amount and yield maintenance or other prepayment premium then due and payable to the holders of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, on a pro rata and pari passu basis, and then to the holder of the 9 West 57th Street Subordinate Companion Loan any liquidated damages amount and yield maintenance or other prepayment premium then due and payable to the holder of the 9 West 57th Street Subordinate Companion Loan;

●	thirteenth, to pay the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer default interest and late fees then due and payable under the 9 West 57th Street Whole Loan documents, all of which will be applied in accordance with the JPMCC 2016-NINE TSA;

●	fourteenth, to pay any additional servicing compensation that the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer is entitled to receive under the JPMCC 2016-NINE TSA; and

●	fifteenth, if any excess amount is available to be distributed in respect of the 9 West 57th Street Whole Loan, and not otherwise applied in accordance with the foregoing clauses first – fourteenth, such amount will be paid to the holders of the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan pro rata based on the initial principal balances of their notes.

If a P&I Advance is made with respect to the 9 West 57th Street Mortgage Loan pursuant to the terms of the PSA, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 9 West 57th Street Mortgage Loan or, if such P&I Advance is determined to be non-recoverable as and to the extent described under “Description of the Certificates—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the 9 West 57th Street Companion Loans.

The issuing entity is required to pay its pro rata share of any property protection advances, administrative advances and unanticipated trust fund expenses relating to the servicing of the 9 West 57th Street Whole Loan or related Mortgaged Property in accordance with the JPMCC 2016-NINE TSA and the 9 West 57th Street Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the 9 West 57th Street Subordinate Companion Loan have been applied to pay such amounts (it being understood that the pro rata share payable by issuing entity under this paragraph would be determined allocating such unanticipated trust expenses, as the case may be, first to the 9 West 57th Street Subordinate Companion Loan and then to the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Pari Passu Companion Loans, in that order).

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In the event that the JPMCC 2016-NINE master servicer or the JPMCC 2016-NINE special servicer determines that funds on deposit in the collection account established with regard to the 9 West 57th Street Whole Loan are not sufficient to pay non-recoverable advances, administrative advances or unanticipated trust fund expenses relating to the servicing of the 9 West 57th Street Whole Loan or related Mortgaged Property in full, the issuing entity will be required to pay or reimburse its pro rata share of such insufficiency (which will be determined based on the original principal balance of the 9 West 57th Street Mortgage Loan and the 9 West 57th Street Companion Loans after allocating such amounts to the 9 West 57th Street Subordinate Companion Loan) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

At any time that the 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan are included in a securitization trust, the 9 West 57th Street Intercreditor Agreement provides that there will be no controlling noteholder for the 9 West 57th Street Whole Loan.

Pursuant to the terms of the 9 West 57th Street Intercreditor Agreement, for so long as the JPMCC 2016-NINE securitization has not been terminated, the issuing entity, as a non-controlling note holder, will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the 9 West 57th Street Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 9 West 57th Street Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer, as applicable, will be permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 9 West 57th Street Mortgage Loan, the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan. Neither the JPMCC 2016-NINE Master Servicer nor the JPMCC 2016-NINE Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the 9 West 57th Street Mortgage Loan (or its representative).

Sale of Defaulted 9 West 57th Street Whole Loan

Pursuant to the terms of the 9 West 57th Street Intercreditor Agreement, if the 9 West 57th Street Whole Loan become a defaulted loan pursuant to the terms of the JPMCC 2016-NINE TSA, and if the JPMCC 2016-NINE Special Servicer determines to sell the 9 West 57th Street Pari Passu Companion Loan evidenced by promissory note A-1 and the 9 West 57th Street Subordinate Companion Loan in accordance with the JPMCC 2016-NINE TSA, then the JPMCC 2016-NINE Special Servicer will be required to sell the 9 West 57th Street Mortgage Loan together with the 9 West 57th Street Pari Passu Companion Loans and the 9 West 57th Street Subordinate Companion Loan as one whole loan. In connection with any such sale, the JPMCC 2016-NINE Special Servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Mortgage Loan”.

Notwithstanding the foregoing, the JPMCC 2016-NINE Special Servicer will not be permitted to sell the 9 West 57th Street Whole Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the 9 West 57th Street Mortgage Loan (provided that such consent is not required if the holder of the 9 West 57th Street Mortgage Loan is an affiliate of the borrower) unless the JPMCC 2016-NINE Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 9 West 57th Street Whole Loan; (b) at least 10 days prior to the

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proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2016-NINE Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 9 West 57th Street Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the 9 West 57th Street Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the foregoing, the issuing entity (or its representative) will be permitted to bid at any sale of the 9 West 57th Street Whole Loan unless such person is an affiliate of the related borrower.

Special Servicer Appointment Rights

Pursuant to the terms of the 9 West 57th Street Intercreditor Agreement and the JPMCC 2016-NINE TSA, the securitization trust created pursuant to the JPMCC 2016-NINE TSA, as the lead securitization trust will have the right, with or without cause, to replace the JPMCC 2016-NINE Special Servicer then acting with respect to the 9 West 57th Street Whole Loan and appoint a replacement special servicer in accordance with the JPMCC 2016-NINE TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 9 West 57th Street Mortgage Loan”.

The Redwood MHC Portfolio Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as “Redwood MHC Portfolio”, representing approximately 3.7% of the Initial Pool Balance, with a Cut-off Date Balance of $37,000,000 (the “Redwood MHC Portfolio Mortgage Loan”), is part of a Whole Loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Redwood MHC Portfolio Mortgage Loan is evidenced by promissory Note A-3. The portions of the Redwood MHC Portfolio Whole Loan (as defined below) evidenced by (a) promissory Note A-2 (the “Redwood MHC Portfolio Pari Passu Companion Loan”) and (b) the controlling promissory Note A-1 (the “Redwood MHC Portfolio Controlling Companion Loan”), which is expected to be included in the Redwood MHC Portfolio/1140 Avenue of the Americas Mortgage Trust referred to below (collectively, the “Redwood MHC Portfolio Companion Loans”), are pari passu in right of payment with the Redwood MHC Portfolio Mortgage Loan and have an aggregate Cut-off Date balance of $59,000,000. The Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Companion Loans are collectively referred to as the “Redwood MHC Portfolio Whole Loan” in this prospectus. The Redwood MHC Portfolio Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The rights of the issuing entity as the holder of the Redwood MHC Portfolio Mortgage Loan and the rights of the holders of the Redwood MHC Portfolio Pari Passu Companion Loans are subject to an Intercreditor Agreement (the “Redwood MHC Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Redwood MHC Portfolio Intercreditor Agreement.

Servicing

The Redwood MHC Portfolio Whole Loan (including the Redwood MHC Portfolio Mortgage Loan) and any related REO Property are expected to be serviced by Wells Fargo Bank, National Association, as master servicer (the “Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer”) and specially serviced by LNR Partners, LLC, as special servicer (the “Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer”), pursuant to (i) a pooling and servicing agreement (the “Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement”) to be entered into between the depositor associated with the Redwood MHC Portfolio/1140 Avenue of the Americas Mortgage Trust, as depositor (the “Redwood MHC Portfolio/1140 Avenue of the Americas Depositor”), the Redwood MHC

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Portfolio/1140 Avenue of the Americas Master Servicer, the Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer, Wilmington Trust, National Association, as trustee (the “Redwood MHC Portfolio/1140 Avenue of the Americas Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “Redwood MHC Portfolio/1140 Avenue of the Americas Certificate Administrator”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Redwood MHC Portfolio/1140 Avenue of the Americas Operating Advisor”) and as asset representations reviewer (in such capacity, the “Redwood MHC Portfolio/1140 Avenue of the Americas Asset Representations Reviewer”), in connection with an as yet unannounced securitization trust (the “Redwood MHC Portfolio/1140 Avenue of the Americas Mortgage Trust”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Redwood MHC Portfolio Mortgage Loan and the 1140 Avenue of the Americas Mortgage Loan”, but subject to the terms of the Redwood MHC Portfolio Intercreditor Agreement.

Application of Payments

The Redwood MHC Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Redwood MHC Portfolio Mortgage Loan and the holder of the Redwood MHC Portfolio Pari Passu Companion Loans with respect to distributions of funds received in respect of the Redwood MHC Portfolio Whole Loan, and provides, in general, that:

●	the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Redwood MHC Portfolio Whole Loan or the related Mortgaged Property will be applied to the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the application of proceeds, awards or settlements to restoration or repair or release to the borrower, the payment of amounts for reserves or escrows required by the related Redwood MHC Portfolio Whole Loan documents and payment and reimbursement rights of the applicable master servicer, special servicer, trustee, operating advisor, certificate administrator and depositor under the pooling and servicing agreement pursuant to which Redwood MHC Portfolio Whole Loan is being serviced) in accordance with the terms of the Redwood MHC Portfolio Intercreditor Agreement and the pooling and servicing agreement pursuant to which Redwood MHC Portfolio Whole Loan is being serviced; and

●	costs, fees, expenses, losses and shortfalls relating to the Redwood MHC Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Pari Passu Companion Loans in accordance with the terms of the Redwood MHC Portfolio Intercreditor Agreement and the pooling and servicing agreement pursuant to which the Redwood MHC Portfolio Whole Loan is being serviced.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Redwood MHC Portfolio Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Redwood MHC Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of payments and collections on other Mortgage Loans, but not out of payments or other collections on the Redwood MHC Portfolio Pari Passu Companion Loans or any loans included in any securitization trust related to the Redwood MHC Portfolio Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Redwood MHC Portfolio Whole Loan made pursuant to the pooling and servicing agreement pursuant to which the Redwood MHC Portfolio Whole Loan is being serviced) allocable to the Redwood MHC Portfolio Mortgage Loan in accordance with the pooling and servicing agreement pursuant to which the Redwood MHC Portfolio Whole Loan is being serviced and the Redwood MHC Portfolio Intercreditor Agreement may

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be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of the Redwood MHC Portfolio Whole Loan.

Consultation and Control

The controlling noteholder under the Redwood MHC Portfolio Intercreditor Agreement will be the holder of the Redwood MHC Portfolio Controlling Companion Loan or its representative, which representative is expected to be the representative of the controlling class certificateholders under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement or such other party specified in such pooling and servicing agreement (such party, the “Redwood MHC Portfolio Directing Holder”); provided that none of the related borrower, the related property manager or any affiliate of the foregoing may act as the Redwood MHC Portfolio Directing Holder. In its capacity as the controlling noteholder under the Redwood MHC Portfolio Intercreditor Agreement, the Redwood MHC Portfolio Directing Holder will be entitled to exercise the rights granted to the “directing certificateholder” under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, which rights are expected to be similar, but not necessarily identical, to the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Redwood MHC Portfolio Whole Loan.

In addition, pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the issuing entity as holder of the Redwood MHC Portfolio Mortgage Loan (or its representative) will (i) have the right to receive copies of the same notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Redwood MHC Portfolio Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the “directing certificateholder” (or the equivalent) under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement without regard to the occurrence of the equivalent of any Consultation Termination Event) with respect to any “major decisions” or similar term (as defined under the Redwood MHC Portfolio Intercreditor Agreement) to be taken with respect to the Redwood MHC Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Redwood MHC Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such “major decisions” to be taken with respect to the Redwood MHC Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Redwood MHC Portfolio Whole Loan. The consultation right of the holder of the Redwood MHC Portfolio Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. The holder of the Redwood MHC Portfolio Non-Controlling Companion Loan (or its representative) will be entitled to the same information and consultation rights set forth above. Notwithstanding the consultation rights of the issuing entity as holder of the Redwood MHC Portfolio Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Redwood MHC Portfolio Mortgage Loan and the Redwood MHC Portfolio Companion Loans. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the Redwood MHC Portfolio Mortgage Loan (or its representative, including the Directing Certificateholder).

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the issuing entity (or its

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representative) will have the right to annual conference calls with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Redwood MHC Portfolio Whole Loan are discussed.

No objection, direction or advice contemplated by the Redwood MHC Portfolio Intercreditor Agreement may require or cause the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer to violate any provisions of the Redwood MHC Portfolio Mortgage Loan documents, applicable law, the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, the Redwood MHC Portfolio Intercreditor Agreement, the REMIC provisions or applicable Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s obligation to act in accordance with the servicing standard under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, or expose the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer to liability, or materially expand the scope of the applicable Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s responsibilities under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement.

Sale of Defaulted Loan

Pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement is required to provide that if the Redwood MHC Portfolio Whole Loan becomes at least 60 days delinquent, and if the related special servicer determines to sell the Redwood MHC Portfolio Pari Passu Companion Loans in accordance with the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, then the related special servicer will be required to sell the Redwood MHC Portfolio Mortgage Loan together with the Redwood MHC Portfolio Pari Passu Companion Loans as a single whole loan in accordance with the procedures set forth under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement. The issuing entity will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the special servicer under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement will not be permitted to sell the Redwood MHC Portfolio Whole Loan if such Whole Loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Redwood MHC Portfolio Mortgage Loan unless such special servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Redwood MHC Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the directing certificateholder under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or special servicer under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower). The holder of the Redwood MHC Portfolio Pari Passu Companion Loan will have similar rights as the issuing entity as described in this paragraph.

Special Servicer Appointment Rights

Pursuant to the terms of the Redwood MHC Portfolio Intercreditor Agreement, the Redwood MHC Portfolio Directing Certificateholder will have the right, with or without cause, to replace the special servicer under the pooling and servicing agreement pursuant to which Redwood MHC Portfolio Whole Loan is being serviced which is then acting with respect to the Redwood MHC Portfolio Whole Loan and appoint a

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replacement special servicer without the consent of the holders of the Redwood MHC Portfolio Mortgage Loan or the Redwood MHC Portfolio Non-Controlling Companion Loans. The rights of the Redwood MHC Portfolio Directing Certificateholder are subject to the terms of the pooling and servicing agreement pursuant to which Redwood MHC Portfolio Whole Loan is being serviced and the requirement that the replacement special servicer be a “qualified servicer” under the Redwood MHC Portfolio Intercreditor Agreement.

The 1140 Avenue of the Americas Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as “1140 Avenue of the Americas”, representing approximately 2.4% of the Initial Pool Balance, with a Cut-off Date Balance of $24,000,000 (the “1140 Avenue of the Americas Mortgage Loan”), is part of a Whole Loan comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The 1140 Avenue of the Americas Mortgage Loan is evidenced by promissory Note A-2. The portions of the 1140 Avenue of the Americas Whole Loan (as defined below) evidenced by (a) promissory Notes A-3 and A-4, with an aggregate Cut-off Date Balance of $45,000,000, which are included in the WFCM 2016-LC24 Mortgage Trust (collectively, the “1140 Avenue of the Americas Pari Passu Companion Loans”) and (b) the controlling promissory Note A-1 (the “1140 Avenue of the Americas Controlling Companion Loan”), which is expected to be contributed to the Redwood MHC Portfolio/1140 Avenue of the Americas Mortgage Trust (collectively, the “1140 Avenue of the Americas Companion Loans”), are pari passu in right of payment with the 1140 Avenue of the Americas Mortgage Loan and have an aggregate Cut-off Date balance of $75,000,000. The 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Pari Passu Companion Loans are collectively referred to as the “1140 Avenue of the Americas Whole Loan” in this prospectus. The 1140 Avenue of the Americas Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The rights of the issuing entity as the holder of the 1140 Avenue of the Americas Mortgage Loan and the rights of the holders of the 1140 Avenue of the Americas Pari Passu Companion Loans are subject to an Intercreditor Agreement (the “1140 Avenue of the Americas Intercreditor Agreement”). The following summaries describe certain provisions of the 1140 Avenue of the Americas Intercreditor Agreement.

Servicing

The 1140 Avenue of the Americas Whole Loan (including the 1140 Avenue of the Americas Mortgage Loan) and any related REO Property are expected to be serviced and administered by the Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer and, if necessary, the Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer, pursuant to the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Redwood MHC Portfolio Mortgage Loan and the 1140 Avenue of the Americas Mortgage Loan”, but subject to the terms of the 1140 Avenue of the Americas Intercreditor Agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Redwood MHC Portfolio Mortgage Loan and the 1140 Avenue of the Americas Mortgage Loan”.

Application of Payments

The 1140 Avenue of the Americas Intercreditor Agreement sets forth the respective rights of the holder of the 1140 Avenue of the Americas Mortgage Loan and the holder of the 1140 Avenue of the Americas Pari Passu Companion Loans with respect to distributions of funds received in respect of the 1140 Avenue of the Americas Whole Loan, and provides, in general, that:

●	the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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●	all payments, proceeds and other recoveries on or in respect of the 1140 Avenue of the Americas Whole Loan or the related Mortgaged Property will be applied to the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the application of proceeds, awards or settlements to restoration or repair or release to the borrower, the payment of amounts for reserves or escrows required by the related 1140 Avenue of the Americas Whole Loan documents and payment and reimbursement rights of the applicable master servicer, special servicer, trustee, operating advisor, certificate administrator and depositor under the pooling and servicing agreement pursuant to which the 1140 Avenue of the Americas Whole Loan is being serviced) in accordance with the terms of the 1140 Avenue of the Americas Intercreditor Agreement and the pooling and servicing agreement pursuant to which the 1140 Avenue of the Americas Whole Loan is being serviced; and

●	costs, fees, expenses, losses and shortfalls relating to the 1140 Avenue of the Americas Whole Loan will be allocated, on a pro rata and pari passu basis, to the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Pari Passu Companion Loans in accordance with the terms of the 1140 Avenue of the Americas Intercreditor Agreement and the pooling and servicing agreement pursuant to which 1140 Avenue of the Americas Whole Loan is being serviced.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 1140 Avenue of the Americas Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 1140 Avenue of the Americas Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, out of payments and collections on other Mortgage Loans, but not out of payments or other collections on the 1140 Avenue of the Americas Pari Passu Companion Loans or any loans included in any securitization trust related to the 1140 Avenue of the Americas Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the 1140 Avenue of the Americas Whole Loan made pursuant to the pooling and servicing agreement pursuant to which the 1140 Avenue of the Americas Whole Loan is being serviced) allocable to the 1140 Avenue of the Americas Mortgage Loan in accordance with the pooling and servicing agreement pursuant to which 1140 Avenue of the Americas Whole Loan is being serviced and the 1140 Avenue of the Americas Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of the 1140 Avenue of the Americas Whole Loan.

Consultation and Control

The controlling noteholder under the 1140 Avenue of the Americas Intercreditor Agreement will be the holder of the 1140 Avenue of the Americas Controlling Companion Loan or its representative, which representative is expected to be the representative of the controlling class certificateholders under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement or such other party specified in such pooling and servicing agreement (such party, the “1140 Avenue of the Americas Directing Holder”); provided that none of the related borrower, the related property manager or any affiliate of the foregoing may act as the 1140 Avenue of the Americas Directing Holder. In its capacity as the controlling noteholder under the 1140 Avenue of the Americas Intercreditor Agreement, the 1140 Avenue of the Americas Directing Holder will be entitled to exercise the rights granted to the “directing certificateholder” under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, which rights are expected to be similar, but not necessarily identical, to the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the 1140 Avenue of the Americas Whole Loan.

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In addition, pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the issuing entity as holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative) will (i) have the right to receive copies of the same notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the 1140 Avenue of the Americas Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the “directing certificateholder” (or the equivalent) under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement without regard to the occurrence of the equivalent of any Consultation Termination Event) with respect to any “major decisions” or similar term (as defined under the 1140 Avenue of the Americas Intercreditor Agreement) to be taken with respect to the 1140 Avenue of the Americas Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1140 Avenue of the Americas Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such “major decisions” to be taken with respect to the 1140 Avenue of the Americas Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1140 Avenue of the Americas Whole Loan. The consultation right of the holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. The holder of the 1140 Avenue of the Americas Non-Controlling Companion Loan (or its representative) will be entitled to the same information and consultation rights set forth above. Notwithstanding the consultation rights of the issuing entity as holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Companion Loans. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative, including the Directing Certificateholder).

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the issuing entity (or its representative) will have the right to annual conference calls with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the 1140 Avenue of the Americas Whole Loan are discussed.

No objection, direction or advice contemplated by the 1140 Avenue of the Americas Intercreditor Agreement may require or cause the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer to violate any provisions of the 1140 Avenue of the Americas Mortgage Loan documents, applicable law, the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, the 1140 Avenue of the Americas Intercreditor Agreement, the REMIC provisions or the applicable Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s obligation to act in accordance with the servicing standard under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, or expose the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer to liability, or materially expand the scope of the applicable Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s responsibilities under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement.

Sale of Defaulted Loan

Pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement is required to provide that if the

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1140 Avenue of the Americas Whole Loan becomes at least 60 days delinquent, and if the related special servicer determines to sell the 1140 Avenue of the Americas Pari Passu Companion Loans in accordance with Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, then the related special servicer will be required to sell the 1140 Avenue of the Americas Mortgage Loan together with the 1140 Avenue of the Americas Pari Passu Companion Loans as a single whole loan in accordance with the procedures set forth under Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement. The issuing entity will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the special servicer under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement will not be permitted to sell the 1140 Avenue of the Americas Whole Loan if such Whole Loan becomes a defaulted loan without the written consent of the issuing entity as holder of the 1140 Avenue of the Americas Mortgage Loan unless such special servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1140 Avenue of the Americas Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the directing certificateholder under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or special servicer under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower). The holder of the 1140 Avenue of the Americas Pari Passu Companion Loans will have similar rights as the issuing entity as described in this paragraph.

Special Servicer Appointment Rights

Pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the 1140 Avenue of the Americas Directing Certificateholder will have the right, with or without cause, to replace the special servicer under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement which is then acting with respect to the 1140 Avenue of the Americas Whole Loan and appoint a replacement special servicer without the consent of the holders of the 1140 Avenue of the Americas Mortgage Loan or the 1140 Avenue of the Americas Non-Controlling Companion Loans. The rights of the 1140 Avenue of the Americas Directing Certificateholder are subject to the terms of the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement and the requirement that the replacement special servicer be a “qualified servicer” under the 1140 Avenue of the Americas Intercreditor Agreement.

The 80 Park Plaza Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “80 Park Plaza” (such Mortgage Loan, the “80 Park Plaza Mortgage Loan” and such Mortgaged Property the “80 Park Plaza Mortgaged Property”), representing approximately 2.1% of the Initial Pool Balance, is part of a whole loan comprised of five (5) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 80 Park Plaza Whole Loan (as defined below) is evidenced by (i) one (1) promissory note, Note A-4B, with a Cut-off Date Balance of $20,500,000, which will be included in the issuing entity, and (ii) four (4) promissory notes, Note A-1 (the “80 Park Plaza Controlling Companion Loan”) and A-2, A-3 and A-4A

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(the “80 Park Plaza Non-Controlling Companion Loans” and, together with the 80 Park Plaza Controlling Companion Loan, the “80 Park Plaza Pari Passu Companion Loans”), with respective Cut-off Date Balances of $25,000,000, $25,000,000, $41,500,000 and $21,000,000, which are not included in the issuing entity. Only the 80 Park Plaza Mortgage Loan is included in the issuing entity. The 80 Park Plaza Mortgage Loan and the 80 Park Plaza Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “80 Park Plaza Whole Loan”. It is anticipated that Note A-3 and Note A-4A will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the 80 Park Plaza Mortgage Loan and the rights of the holder(s) of the 80 Park Plaza Pari Passu Companion Loans are subject to an intercreditor agreement (the “80 Park Plaza Intercreditor Agreement”). The following summaries describe certain provisions of the 80 Park Plaza Intercreditor Agreement.

Servicing

The 80 Park Plaza Whole Loan is serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of November 1, 2016 (the “CGCMT 2016-C3 Pooling and Servicing Agreement”) among Citigroup Commercial Mortgage Securities Inc., as depositor (the “CGCMT 2016-C3 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “CGCMT 2016-C3 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “CGCMT 2016-C3 Special Servicer”), Deutsche Bank Trust Company Americas, as trustee (the “CGCMT 2016-C3 Trustee”), Citibank, N.A., as certificate administrator (the “CGCMT 2016-C3 Certificate Administrator”) and Trimont Real Estate Advisors, LLC, as operating advisor (in such capacity, the “CGCMT 2016-C3 Operating Advisor”) and as asset representations review (in such capacity, the “CGCMT 2016-C3 Asset Representations Reviewer”).  The CGCMT 2016-C3 Pooling and Servicing Agreement was entered into in connection with the securitization of the 80 Park Plaza Park Controlling Companion Loan.  For a summary of certain provisions of the CGCMT 2016-C3 Pooling and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 80 Park Plaza Mortgage Loan”.

Application of Payments

The 80 Park Plaza Intercreditor Agreement sets forth the respective rights of the holder of the 80 Park Plaza Mortgage Loan and the holders of the 80 Park Plaza Pari Passu Companion Loans with respect to distributions of funds received in respect of the 80 Park Plaza Whole Loan, and provides, in general, that:

●	the 80 Park Plaza Mortgage Loan and the 80 Park Plaza Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the 80 Park Plaza Whole Loan (exclusive of amounts for required reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents and payment and reimbursement rights of the applicable master servicer, special servicer, trustee, operating advisor, certificate administrator and depositor under the pooling and servicing agreement pursuant to which 80 Park Plaza is being serviced) will be applied to the 80 Park Plaza Mortgage Loan and the 80 Park Plaza Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2016-C3 Master Servicer, the CGCMT 2016-C3 Special Servicer, the CGCMT 2016-C3 Trustee and the other parties to the CGCMT 2016-C3 Pooling and Servicing Agreement in accordance with the terms of the 80 Park Plaza Intercreditor Agreement and the CGCMT 2016-C3 Pooling and Servicing Agreement); and

●	costs, fees, expenses, losses and shortfalls relating to the 80 Park Plaza Whole Loan will generally be allocated, on a pro rata and pari passu basis, to the 80 Park Plaza Mortgage Loan and the 80 Park Plaza Pari Passu Companion Loans. See “Pooling and Servicing

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Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 80 Park Plaza Mortgage Loan” for more information regarding the allocation of collections and expenses in respect of the 80 Park Plaza Whole Loan.

Reimbursement of Advances and Indemnities

Pursuant to the 80 Park Plaza Intercreditor Agreement, with respect to any property protection advance on the 80 Park Plaza Whole Loan, the CGCMT 2016-C3 Master Servicer, the CGCMT 2016-C3 Special Servicer or the CGCMT 2016-C3 Trustee, as applicable, under the CGCMT 2016-C3 Pooling and Servicing Agreement will be entitled to reimbursement: first, from collections on, and proceeds of, the 80 Park Plaza Mortgage Loan and the 80 Park Plaza Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance); and then, if such collections and proceeds are insufficient and such advance is a “nonrecoverable advance”, subject to the next sentence, from general collections on mortgage loans in the securitization trust created under the CGCMT 2016-C3 Pooling and Servicing Agreement. However, pursuant to the 80 Park Plaza Intercreditor Agreement, the issuing entity will be responsible for reimbursing out of its general collections the securitization trust holding the 80 Park Plaza Controlling Companion Loan (the “CGCMT 2016-C3 Securitization Trust”) and/or various parties to the CGCMT 2016-C3 Pooling and Servicing Agreement for the issuing entity’s pro rata share of: (i) any property protection advances made with respect to the 80 Park Plaza Whole Loan or interest thereon paid out of general collections on the mortgage loans in the CGCMT 2016-C3 Securitization Trust; and (ii) various other fees, costs and expenses incurred in connection with the servicing and administration of the 80 Park Plaza Whole Loan.

Consultation and Control

The controlling noteholder under the 80 Park Plaza Intercreditor Agreement will be the holder of the 80 Park Plaza Controlling Companion Loan (which will be the representative of the controlling class certificateholders under the CGCMT 2016-C3 Pooling and Servicing Agreement or such other party specified in the CGCMT 2016-C3 Pooling and Servicing Agreement (such party, the “CGCMT 2016-C3 Directing Certificateholder”); provided that none of the related borrower, the related property manager or any affiliate of the foregoing may act as the CGCMT 2016-C3 Directing Certificateholder. In its capacity as the controlling noteholder under the 80 Park Plaza Intercreditor Agreement, the CGCMT 2016-C3 Directing Certificateholder will be entitled to exercise (or, under the CGCMT 2016-C3 Pooling and Servicing Agreement, is expected to be entitled to exercise rights similar to) the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the 80 Park Plaza Whole Loan.

In addition, pursuant to the terms of the 80 Park Plaza Intercreditor Agreement, the issuing entity as holder of the 80 Park Plaza Mortgage Loan (or its representative) will (i) have the right to receive copies of the same notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the CGCMT 2016-C3 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the “directing certificateholder” (or the equivalent) under the CGCMT 2016-C3 Pooling and Servicing Agreement without regard to the occurrence of the equivalent of any Consultation Termination Event) with respect to any “major decisions” (as defined in the related Intercreditor Agreement) to be taken with respect to the 80 Park Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 80 Park Plaza Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such “major decisions” to be taken with respect to the 80 Park Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 80 Park Plaza Whole Loan. The consultation right of the holder of the 80 Park Plaza Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. The holder of the 80 Park Plaza Non-Controlling Companion Loan (or its representative) will be entitled to the same information and consultation rights set forth above. Notwithstanding the consultation

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rights of the issuing entity as holder of the 80 Park Plaza Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 80 Park Plaza Mortgage Loan and the 80 Park Plaza Pari Passu Companion Loans. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the 80 Park Plaza Mortgage Loan (or its representative, including the Directing Certificateholder).

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the 80 Park Plaza Intercreditor Agreement, the issuing entity (or its representative) will have the right to annual conference calls with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the 80 Park Plaza Whole Loan are discussed.

No objection, direction or advice contemplated by the 80 Park Plaza Intercreditor Agreement may require or cause the CGCMT 2016-C3 Master Servicer or the CGCMT 2016-C3 Special Servicer, as applicable, to violate any provisions of the 80 Park Plaza Mortgage Loan documents, applicable law, the CGCMT 2016-C3 Pooling and Servicing Agreement, the 80 Park Plaza Intercreditor Agreement, the REMIC provisions or the CGCMT 2016-C3 Master Servicer’s or CGCMT 2016-C3 Special Servicer’s obligation to act in accordance with the servicing standard under the CGCMT 2016-C3 Pooling and Servicing Agreement, or expose the CGCMT 2016-C3 Master Servicer or the CGCMT 2016-C3 Special Servicer to liability, or materially expand the scope of the CGCMT 2016-C3 Master Servicer’s or the CGCMT 2016-C3 Special Servicer’s responsibilities under the CGCMT 2016-C3 Pooling and Servicing Agreement.

Sale of Defaulted Loan

Pursuant to the terms of the 80 Park Plaza Intercreditor Agreement, if the 80 Park Plaza Mortgage Loan becomes at least 60 days delinquent, if the CGCMT 2016-C3 Special Servicer determines pursuant to the CGCMT 2016-C3 Pooling and Servicing Agreement and the 80 Park Plaza Intercreditor Agreement to pursue a sale of the 80 Park Plaza Controlling Companion Loan, the CGCMT 2016-C3 Special Servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the 80 Park Plaza Mortgage Loan together with the 80 Park Plaza Pari Passu Companion Loans as a single whole loan.

Notwithstanding the foregoing, the CGCMT 2016-C3 Special Servicer will not be permitted to sell the 80 Park Plaza Mortgage Loan together with the 80 Park Plaza Pari Passu Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holders of the 80 Park Plaza Mortgage Loan and the 80 Park Plaza Non-Controlling Companion Loan unless the CGCMT 2016-C3 Special Servicer has delivered to the issuing entity, as holder of the 80 Park Plaza Mortgage Loan, and the holders of the 80 Park Plaza Non-Controlling Companion Loans: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the CGCMT 2016-C3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 80 Park Plaza Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity or the holders of the 80 Park Plaza Non-Controlling Companion Loans, as applicable; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the “directing certificateholder” (or the equivalent) under the CGCMT 2016-C3 Pooling and Servicing Agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2016-C3 Master Servicer or CGCMT 2016-C3 Special Servicer in connection with the proposed sale; provided, however, that any such holder may waive any delivery or timing requirements set forth above as to itself. Subject to the terms of the 80 Park Plaza Intercreditor Agreement, the issuing entity, as holder of the 80 Park Plaza Mortgage Loan (or their representatives), and the holder of any of the 80 Park Plaza Pari Passu Companion Loans (or its

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representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the related borrower or an agent or affiliate thereof).

Special Servicer Appointment Rights

Pursuant to the terms of the 80 Park Plaza Intercreditor Agreement, the CGCMT 2016-C3 Directing Certificateholder will have the right, with or without cause, to replace the CGCMT 2016-C3 Special Servicer then acting with respect to the 80 Park Plaza Whole Loan and appoint a replacement special servicer without the consent of the holders of the 80 Park Plaza Mortgage Loan or the 80 Park Plaza Non-Controlling Companion Loans. The rights of the CGCMT 2016-C3 Directing Certificateholder are subject to the terms of the CGCMT 2016-C3 Pooling and Servicing Agreement and the requirement that the replacement special servicer be a “qualified servicer” under the 80 Park Plaza Intercreditor Agreement.

The Salesforce Tower Whole Loan

General

One (1) Mortgage Loan, identified as “Salesforce Tower” (the “Salesforce Tower Mortgage Loan”) on Annex A-1, representing approximately 1.8% of the Initial Pool Balance, is part of a Whole Loan structure comprised of three (3) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Salesforce Tower Mortgage Loan is evidenced by promissory note A-3 with a Cut-off Date Balance of $18,000,000. The related Pari Passu Companion Loans (the “Salesforce Tower Pari Passu Companion Loans” and, together with the Salesforce Tower Mortgage Loan, the “Salesforce Tower Whole Loan”) is evidenced by promissory notes A-1 and A-2 with an aggregate principal balance as of the Cut-off Date of $90,000,000. The Salesforce Tower Pari Passu Companion Loans are not included in the issuing entity. Only the Salesforce Tower Mortgage Loan is included in the issuing entity. The Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Salesforce Tower Mortgage Loan, and the rights of the securitization trusts holding the Salesforce Tower Pari Passu Companion Loans, as the holders of the Salesforce Tower Pari Passu Companion Loans, are subject to the terms of an Intercreditor Agreement (the “Salesforce Tower Intercreditor Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the Salesforce Tower Intercreditor Agreement will be exercised by the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing, as described under “Pooling and Servicing Agreement”.

Servicing

The Salesforce Tower Whole Loan is serviced and administered pursuant to the terms of the pooling and servicing agreement, dated as of September 1, 2016 (the “JPMCC 2016-JP3 Pooling and Servicing Agreement”) among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “JPMCC 2016-JP3 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “JPMCC 2016-JP3 Master Servicer”), Torchlight Loan Services, LLC, as special servicer (the “JPMCC 2016-JP3 Special Servicer”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “JPMCC 2016-JP3 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “JPMCC 2016-JP3 Certificate Administrator”) and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “JPMCC 2016-JP3 Operating Advisor”) and as asset representations reviewer (in such capacity, the “JPMCC 2016-JP3 Asset Representations Reviewer”). The JPMCC 2016-JP3 Pooling and Servicing Agreement was entered into in connection with the securitization of the Salesforce Tower Pari Passu Companion Loan evidenced by promissory note A-1 (the “Salesforce Tower Controlling Pari Passu Companion Loan”). For a summary of certain provisions of the JPMCC 2016-JP3 Pooling and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Salesforce Tower Mortgage Loan”.

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Application of Payments

The Salesforce Tower Intercreditor Agreement sets forth the respective rights of the holder of the Salesforce Tower Mortgage Loan and the holders of the Salesforce Tower Pari Passu Companion Loans with respect to distributions of funds received in respect of the Salesforce Tower Whole Loan, and provides, in general, that:

●	the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Salesforce Tower Whole Loan or the related Mortgaged Property will be applied to the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for reserves or escrows required by the related Salesforce Tower Whole Loan documents and payment and reimbursement rights of the JPMCC 2016-JP3 Master Servicer, the JPMCC 2016-JP3 Special Servicer, the JPMCC 2016-JP3 Trustee, the JPMCC 2016-JP3 Operating Advisor, the JPMCC 2016-JP3 Certificate Administrator, the JPMCC 2016-JP3 Asset Representations Reviewer and the JPMCC 2016-JP3 Depositor) in accordance with the terms of the Salesforce Tower Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the Salesforce Tower Whole Loan will be allocated, on a pro rata and pari passu basis, to the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans in accordance with the terms of the Salesforce Tower Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Salesforce Tower Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Salesforce Tower Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Salesforce Tower Pari Passu Companion Loans or any loans included in any securitization trusts related to the Salesforce Tower Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Salesforce Tower Whole Loan made pursuant to the JPMCC 2016-JP3 Pooling and Servicing Agreement) allocable to the Salesforce Tower Mortgage Loan in accordance with the JPMCC 2016-JP3 Pooling and Servicing Agreement and the Salesforce Tower Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Salesforce Tower Mortgage Loan” for more information regarding the allocation of collections and expenses in respect of the Salesforce Tower Whole Loan.

Consultation and Control

The controlling noteholder under the Salesforce Tower Intercreditor Agreement will be the securitization trust formed pursuant to the JPMCC 2016-JP3 Pooling and Servicing Agreement (the “JPMCC 2016-JP3 Securitization Trust”), as holder of the Salesforce Tower Controlling Pari Passu Companion Loan. Torchlight Investors, LLC or its affiliate is the directing certificateholder under the JPMCC 2016-JP3 Pooling and Servicing Agreement (the “JPMCC 2016-JP3 Directing Certificateholder”). The JPMCC 2016-JP3 Directing Certificateholder (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has not occurred and is not continuing), and the applicable certificateholders under the JPMCC 2016-JP3 Pooling and Servicing Agreement with the requisite

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percentage of voting rights (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has occurred and is continuing) will exercise the rights of the JPMCC 2016-JP3 Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Salesforce Tower Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2016-JP3 Pooling and Servicing Agreement.

For more information regarding the rights of the JPMCC 2016-JP3 Directing Certificateholder under the JPMCC 2016-JP3 Pooling and Servicing Agreement, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Salesforce Tower Mortgage Loan”.

Pursuant to the terms of the Salesforce Tower Intercreditor Agreement, the issuing entity, as a non-controlling note holder, will have the right (regardless of whether a control termination event or a consultation termination event exists under the JPMCC 2016-JP3 Pooling and Servicing Agreement) to (i) receive copies of all notices, information and reports that the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, is required to provide to the JPMCC 2016-JP3 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the JPMCC 2016-JP3 Directing Certificateholder under the JPMCC 2016-JP3 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement) with respect to any “major decisions” (as defined under the Salesforce Tower Intercreditor Agreement) to be taken with respect to the Salesforce Tower Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Salesforce Tower Whole Loan and (ii) consult on a strictly non-binding basis with respect to (x) any such “major decisions” regarding the Salesforce Tower Whole Loan as set forth in the Salesforce Tower Intercreditor Agreement or (y) the implementation of any recommended actions outlined in an asset status report in respect of the Salesforce Tower Whole Loan, to the extent the issuing entity requests such consultation. The consultation right of the issuing entity will expire 10 business days after the delivery of written notice, together with copies of the notice, information and report required to be provided to the JPMCC 2016-JP3 Directing Certificateholder relating to the matter subject to consultation, whether or not the issuing entity has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and delivery of the related information. Notwithstanding the issuing entity’s consultation rights described above, the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, is permitted to make any “major decision” or take any action set forth in an asset status report in respect of the Salesforce Tower Whole Loan before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans. Neither the JPMCC 2016-JP3 Master Servicer nor the JPMCC 2016-JP3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the JPMCC 2016-JP3 Master Servicer nor the JPMCC 2016-JP3 Special Servicer will be permitted to follow any direction, advice or consultation provided by the issuing entity (or its representative) or the holder of the Salesforce Tower Pari Passu Companion Loans (or their representatives) that would require or cause the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the servicing standard under the JPMCC 2016-JP3 Pooling and Servicing Agreement, require or cause the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer, as applicable, to violate provisions of the Salesforce Tower Intercreditor Agreement, the JPMCC 2016-JP3 Pooling and Servicing Agreement or the Salesforce Tower Whole Loan documents, or materially expand the scope of any of the JPMCC 2016-JP3 Master Servicer’s or the JPMCC 2016-JP3 Special Servicer’s, as applicable, responsibilities.

In addition to the consultation rights of the issuing entity described above, the issuing entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable) annual meetings with the

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JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, in which servicing issues related to the Salesforce Tower Whole Loan may be discussed, provided that the issuing entity executes, at the request of the JPMCC 2016-JP3 Master Servicer or JPMCC 2016-JP3 Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the parties.

Sale of Defaulted Loan

Pursuant to the terms of the Salesforce Tower Intercreditor Agreement, if the Salesforce Tower Whole Loan becomes a “defaulted loan” pursuant to the terms of the JPMCC 2016-JP3 Pooling and Servicing Agreement, and if the JPMCC 2016-JP3 Special Servicer determines to sell the Salesforce Tower Controlling Pari Passu Companion Loan in accordance with the JPMCC 2016-JP3 Pooling and Servicing Agreement, then the JPMCC 2016-JP3 Special Servicer will be required to sell the Salesforce Tower Mortgage Loan together with the Salesforce Tower Pari Passu Companion Loans as a single whole loan in accordance with the procedures set forth under the JPMCC 2016-JP3 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the JPMCC 2016-JP3 Special Servicer will not be permitted to sell the Salesforce Tower Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity as holder of the Salesforce Tower Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the JPMCC 2016-JP3 Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2016-JP3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Salesforce Tower Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Salesforce Tower Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMCC 2016-JP3 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2016-JP3 Master Servicer or the JPMCC 2016-JP3 Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMCC 2016-JP3 Pooling and Servicing Agreement, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is the borrower or an affiliate or agent of the borrower.

Special Servicer Appointment Rights

Pursuant to the terms of the Salesforce Tower Intercreditor Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement, the JPMCC 2016-JP3 Directing Certificateholder (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has not occurred and is not continuing) and the applicable certificateholders under the JPMCC 2016-JP3 Pooling and Servicing Agreement with the requisite percentage of voting rights (so long as a control termination event under the JPMCC 2016-JP3 Pooling and Servicing Agreement has occurred and is continuing) will have the right, with or without cause, to replace the special servicer then acting with respect to the Salesforce Tower Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the JPMCC 2016-JP3 Pooling and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Salesforce Tower Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

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The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2016 and ending on the hypothetical Determination Date in December 2016. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2015, of JPMorgan Chase & Co., the 2015 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2015, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $108.7 billion. Of that amount, approximately $95.9 billion has been securitized by the depositor. In its fiscal year ended December 31, 2015, JPMCB originated approximately $11.1 billion of commercial mortgage loans, of which approximately $10.7 billion were securitized by the depositor.

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On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the mortgage loans originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal

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Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting

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Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

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Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective loan sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the loan sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the loan sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may reflect both “as stabilized”, “as-complete” and “as-is” values. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

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Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:

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a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on August 15, 2016. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 10, 2016. The Central Index Key (or CIK) numbers of the depositor and JPMCB are set forth on the cover of this prospectus. With respect to the period from and including October 1, 2013 to and including September 30, 2016, JPMCB has the following activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CIBC4 (CIK # 0001171484)	X	JPMorgan Chase Bank, N.A.	76	525,155,277	65.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		CIBC Inc.	45	273,759,019	34.3	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)	This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

Retained Interests in This Securitization.

As of the date hereof, neither JPMCB nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Starwood Mortgage Funding VI LLC

General

Starwood Mortgage Funding VI LLC (“SMF VI”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF VI, “Starwood”). SMF VI is a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. SMF VI is an affiliate of (a) LNR Partners, LLC, the entity (i) which is expected to be the special servicer under the PSA and (ii) expected to be the special servicer under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, pursuant to which the Redwood MHC Portfolio Whole Loan and the 1140 Avenue of the Americas Whole Loan are expected to be serviced, and (b) LNR Securities Holdings, LLC, the entity which is expected to hold a majority interest in the control eligible certificates issued, and expected to act as the directing certificateholder, under the PSA. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

JPMorgan Chase Bank, National Association provides warehouse financing to SMF VI through a master repurchase facility. Seven (7) of the Starwood Mortgage Loans, representing approximately 7.0% of the Initial Pool Balance, are subject to that repurchase facility as of the date of this prospectus, and it is expected that four (4) additional Starwood Mortgage Loan, representing approximately 4.1% of the Initial Pool Balance, will be subject to that repurchase facility prior to the issuance of the Offered Certificates (except that the number and dollar amount of Starwood Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Offered Certificates).

Pursuant to interim servicing agreements between Wells Fargo, which is the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider, and SMF VI, which is a sponsor and an originator, Wells Fargo acts as interim servicer with respect to some or all of the mortgage loans to be contributed to this securitization by SMF VI.

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Starwood’s Securitization Program

This is the 57th commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $7.33 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of SMF VI Mortgage Loans

Overview. SMF VI has conducted a review of the SMF VI mortgage loans (the “SMF VI Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the SMF VI Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF VI Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF VI Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF VI Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF VI Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF VI Data Tape”) containing detailed information regarding each SMF VI Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF VI Data Tape was used to provide the numerical information regarding the SMF VI Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMF VI engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF VI, relating to information in this prospectus regarding the SMF VI Mortgage Loans. These procedures included:

●	comparing the information in the SMF VI Data Tape against various source documents provided by SMF VI that are described above under “—Database”;

●	comparing numerical information regarding the SMF VI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF VI Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF VI Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF VI Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF VI

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Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF VI Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF VI Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF VI Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF VI Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF VI Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF VI Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF VI Mortgage Loans to determine whether any SMF VI Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMF VI’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMF VI’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF VI Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF VI Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwritten (or reunderwritten) in accordance with Starwood’s underwriting criteria, except as described below under “—Exceptions to SMF VI’s Disclosed Underwriting Guidelines” below. SMF VI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMF VI will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMF VI, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMF VI’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by Starwood complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF VI Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

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If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

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Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes – typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that

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such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance – if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves – replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation – typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions – in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF VI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction

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where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMF VI’s Disclosed Underwriting Guidelines

None of the SMF VI Mortgage Loans have exceptions to the applicable underwriting guidelines set forth above.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 5, 2016. SMC’s Central Index Key is 0001548405. SMF VI’s Central Index Key is 0001682518. SMF VI has not yet filed a Form ABS 15-G. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” and (ii) LNR Securities Holdings, LLC (or its affiliate), which is an affiliate of Starwood, is expected to purchase the Class E, Class F, Class NR and Class Z certificates. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Funding VI LLC” has been provided by SMF VI.

Benefit Street Partners CRE Finance LLC

General

Benefit Street Partners CRE Finance LLC, previously known as BSPCC Lender L.L.C. (“BSP”), is a sponsor of, and a seller of certain mortgage loans (the “BSP Mortgage Loans”) into, the securitization described in this prospectus. BSP is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSP are located at 9 West 57th Street, Suite 4920, New York, New York 10019.

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BSP’s Loan Origination and Acquisition History

The participation by BSP in this securitization will be the eleventh securitization in which it has been involved. BSP began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

BSP originates and acquires from unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial mortgage loans by BSP as of June 2, 2016.

Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans

	June 2, 2016
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	105	$1,270,304,917.18

In connection with this commercial mortgage securitization transaction, BSP will transfer the BSP Mortgage Loans to the depositor, who will then transfer the BSP Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSP Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, BSP will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSP will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSP Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSP will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSP will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSP will be responsible for doing so if BSP fails with respect to its obligations.

BSP does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSP originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSP sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSP Mortgage Loans

Overview. BSP has conducted a review of the BSP Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSP Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSP Review Team”). The review procedures described below were employed with respect to all of the BSP Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSP Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSP Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not

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limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSP Team during the underwriting process. The BSP Review Team periodically updated the information in the database and the related asset summary report with respect to such BSP Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSP Review Team.

A data tape (the “BSP Data Tape”) containing detailed information regarding each BSP Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSP Data Tape was used to provide the numerical information regarding the BSP Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSP engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSP, relating to information in this prospectus regarding the BSP Mortgage Loans. These procedures included:

●	comparing the information in the BSP Data Tape against various source documents provided by BSP that are described under “—Review of BSP Mortgage Loans—Database” above;

●	comparing numerical information regarding the BSP Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSP Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the BSP Mortgage Loans disclosed in this prospectus.

Legal Review. BSP engaged various law firms to conduct certain legal reviews of the BSP Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSP Mortgage Loan, BSP’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSP Mortgage Loan reviewed BSP’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSP Mortgage Loans. Such assistance included, among other things, (i) a review of BSP’s asset summary report and its origination counsel’s due diligence questionnaire for each BSP Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSP Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSP Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSP was aware at the origination of any BSP Mortgage Loan, the BSP Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSP conducted a search with respect to each borrower under the related BSP Mortgage Loan to determine whether it filed for bankruptcy. If the BSP Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSP Mortgage Loan, the BSP Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSP Review Team, with the assistance of applicable origination counsel, also reviewed the BSP Mortgage Loans to determine whether any BSP Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSP’s Underwriting Standards” below. See “—BSP’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSP Review Team determined that the disclosure regarding the BSP Mortgage Loans in this prospectus is accurate in all material respects. The BSP Review Team also determined that the BSP Mortgage Loans were originated in accordance with BSP’s origination procedures and underwriting criteria, except as described under

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“—BSP’s Underwriting Standards—Exceptions” below. BSP attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSP will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSP, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSP will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSP and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSP to render any tax opinion required in connection with the substitution.

BSP’s Underwriting Standards

Each of the BSP Mortgage Loans was originated or acquired by BSP. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSP will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSP Mortgage Loans, see “—BSP’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSP also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSP. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSP’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSP and payments on the loan based on actual (or, in some

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cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSP or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.

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Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSP typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSP will generally examine

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whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSP may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSP has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSP may require the borrower to remediate such violation and, subject to the discussion under “—BSP’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSP’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSP may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSP may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSP may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at

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the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements/leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSP Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. The BSP Mortgage Loans were originated in accordance with the underwriting standards set forth above.

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Compliance with Rule 15Ga-1 under the Exchange Act

BSP most recently filed a Form ABS-15G on February 9, 2016. BSP’s Central Index Key number is 0001632269. With respect to the period from and including January 1, 2015 to and including September 30, 2016, BSP does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date hereof, neither BSP nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSP and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, BSP and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Benefit Street Partners CRE Finance LLC” has been provided by BSP.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of September 30, 2016, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6,215,816,000, total liabilities of approximately $4,715,118,000 and total capital of approximately $1,500,698,000.

LCF and/or its affiliates may acquire certificates from time to time, including upon initial issuance or in the secondary market.

Ladder’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and

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manufactured housing community mortgage loans to 10 commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During the first six calendar months of 2016, LCF contributed approximately $267 million of commercial, multifamily and manufactured housing community mortgage loans to 2 commercial mortgage securitizations.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014 and 2015 and during the first nine calendar months of 2016.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016(1)	21	$905,919,750

(1)	Reflects only the first nine calendar months of 2016.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or

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securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank acts or has acted as interim servicer with respect to all of the LCF Mortgage Loans, having an aggregate Cut-off Date Balance of $101,265,000, representing approximately 10.2% of the Initial Pool Balance.

Ladder’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool-Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2-Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments

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to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

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Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about

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the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “-Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

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Taxes-Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

Insurance-Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

Replacement Reserves-Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

Tenant Improvements / Leasing Commissions-In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

Deferred Maintenance-A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows

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are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

Environmental Remediation-An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

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Data Comparisons and Recalculation. LCF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing

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history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2016. LCF’s Central Index Key number is 0001541468. With respect to the period from and including October 1, 2013 to and including September 30, 2016, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date hereof, neither LCF nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LCF and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, LCF and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 834-5467. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains

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responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, JPMCC Commercial Mortgage Securities Trust 2016-JP4, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $140 billion, of which approximately 176 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $114 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required

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advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriter or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 268,000 employees as of June 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D,

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certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan, under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2016, Wells Fargo Bank was acting as custodian of more than 200,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against Wells Fargo Bank, in its capacity as trustee under 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors in these and other transactions, and these cases have been consolidated before the same judge. A similar case was filed in New York state court by a different investor. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 RMBS trusts at issue in the Complaint, the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed. On March 28, 2016, the plaintiffs filed a new complaint in state court in San Francisco with regard to the trusts that had been dismissed in the District Court’s January 19 order; that

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action was dismissed on September 28, 2016 and the court held that any claims relating to the trusts at issue must be filed in New York state court. Motions to dismiss all of the actions are pending.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Except as set forth herein with respect to Wells Fargo Bank, National Association as master servicer, neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the trust fund and as primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator, custodian, certificate registrar, and 17g-5 information provider under the PSA, (ii) the master servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the JPMDB 2016-C4 Pooling and Servicing Agreement, pursuant to which the Fresno Fashion Fair Mall Whole Loan is serviced, (iii) expected to be the servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, pursuant to which the Hilton Hawaiian Village Whole Loan is serviced, (iv) the master servicer, special servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the JPMCC 2016-NINE TSA, pursuant to which the 9 West 57th Street Whole Loan is serviced, (v) expected to be the master servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, pursuant to which the Redwood MHC Portfolio Whole Loan and the 1140 Avenue of the Americas Whole Loan are expected to be serviced, and (vi) the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the JPMCC 2016-JP3 Pooling and Servicing Agreement, pursuant to which the Salesforce Tower Whole Loans is serviced. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

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The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
By Approximate Number:	33,391	33,605	32,716	31,569
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.49	$475.39	$503.34	$504.43

Within this portfolio, as of September 30, 2016, are approximately 22,345 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $394.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of September 30, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

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Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD Q3 2016	$383,266,887,450	$904,827,872	0.24%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years, including European loans as a result of the aforementioned acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG. Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
By Approximate Number	98	112	124	145
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$60.1	$67.4	$86.0	$103.0
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$1,047,414,628	$520,064,655	$181,704,308	$94,055,432

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

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US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2
UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

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Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMF VI or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMF VI or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Starwood Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with LCF, or with a wholly-owned subsidiary or affiliate of LCF, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LCF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LCF and those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025% with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced

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Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 155 as of September 30, 2016. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

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●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion; and

●	155 domestic commercial mortgage backed securitization pools as of September 30, 2016 with a then current face value in excess of $92 billion.

As of September 30, 2016, LNR Partners has resolved approximately $66.4 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015 and approximately $2.89 billion of U.S. commercial and multifamily mortgage loans through September 30, 2016.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of September 30, 2016, LNR Partners had approximately 238 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2016, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,684 assets across the United States and various international properties with a then current face value of approximately $92 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated

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and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC or an affiliate is expected to purchase the Class E, Class F, Class NR and Class Z certificates (and may purchase certain other classes of certificates) and is expected to be appointed as the initial Directing Certificateholder and to appoint LNR Partners as special servicer. LNR Partners also assisted LNR Securities Holdings, LLC (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then Controlling Class of Certificates.

LNR Partners is expected to be appointed to act as the special servicer for the Redwood MHC Portfolio and 1140 Avenue of the Americas Whole Loans pursuant to the Redwood MHC Portfolio/1140 Avenue of

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the Americas Pooling and Servicing Agreement (in such capacity, the “Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer”).

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMF VI), any originator (other than Starwood Mortgage Capital LLC) or any significant obligor. LNR Partners, however, is an affiliate of SMF VI, one of the sponsors, Starwood Mortgage Capital LLC, an originator, and LNR Securities Holdings, LLC (or its affiliate), which entity is expected to purchase the Class E, Class F, Class NR and Class Z certificates and, on the Closing Date, to appoint itself to be the initial Directing Certificateholder.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for this securitization transaction and expected to act as the Redwood MHC Portfolio /1140 Avenue of the Americas Special Servicer pursuant to the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, an affiliate of LNR Partners purchasing the Class E, Class F, Class NR and Class Z certificates, SMF VI being one of the sponsors, Starwood Mortgage Capital LLC being an originator of some of the Mortgage Loans, and LNR Partners assisting LNR Securities Holdings, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

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The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal offices of Pentalpha Surveillance are located at Amherst, New York and Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans dedicated to independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of July 31, 2016, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 92 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $100 billion since October 2010. As of July 31, 2016, Pentalpha Surveillance has acted as asset representations reviewer in 11 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $10 billion.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on

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Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

The foregoing information set forth under this subheading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-JP4 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-C certificates (collectively, the “Class X Certificates”), Class A-S, Class B, Class C, Class D, Class E, Class F, Class NR, Class R and Class Z certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$35,667,000
A-2	$129,067,000
A-3	$215,000,000
A-4	$266,136,000
A-SB	$52,478,000
X-A	$758,206,000
X-B	$61,106,000
A-S	$59,858,000
B	$61,106,000
C	$49,882,000

Non-Offered Certificates
X-C	$105,999,000
D	$56,117,000
E	$22,447,000
F	$17,459,000
NR	$32,423,640

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $758,206,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $61,106,000. The Notional Amount of the Class X-C certificates will equal the aggregate Certificate Balances of the Class C and Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-C certificates will be approximately $105,999,000.

The Class Z certificates will represent the right to receive Excess Interest received on any ARD Loan. “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class Z certificates) will be issued by the upper-tier

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REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class Z certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R or Class Z certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic

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Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

●	all Yield Maintenance Charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

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The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of their Certificate Balances, in the following priority:

(i) prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)	to the Class A-4 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and

(f)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero; and

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(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their

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Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates and the Class F certificates have been reduced to zero, to the Class NR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class NR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

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Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R and Class Z certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to       %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-C certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class C and Class D certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

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The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date,

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and

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Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and

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provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the sum of:

(i)     the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such

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Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, in the case of each Serviced Whole Loan, any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

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Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest

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accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates in the following manner: (1) pro rata, among (w) the group of the Class A Certificates and the Class X-A certificates (the “YM Group A”), (x) the group of the Class B certificates and the Class X-B certificates (the “YM Group B”), (y) the group of the Class C and Class D certificates and the Class X-C certificates (the “YM Group C”) and (z) the group of the Class E, Class F and Class NR certificates (the “YM Group D”; and collectively with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (i) with respect to each YM Group other than the YM Group D, (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the prepayment premiums or Yield Maintenance Charges collected during the related Collection

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Period and allocated to such YM Group and (B) any prepayment premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group and (ii) with respect to the YM Group D, the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the classes comprising YM Group D on such Distribution Date, and (b) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which prepayment premiums or Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such prepayment premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related Mortgage Loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

No Yield Maintenance Charges or prepayment premiums will be distributed to the holders of the Class R or Class Z certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	September 2021
Class A-2	December 2021
Class A-3	October 2026
Class A-4	November 2026
Class A-SB	July 2026
Class X-A	November 2026
Class X-B	December 2026
Class A-S	November 2026
Class B	December 2026
Class C	December 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

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The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan(s) to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

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Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class NR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class NR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class NR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the

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aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R or Class Z certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the Hilton Hawaiian Village Whole Loan, the 9 West 57th Street Whole Loan the Moffett Gateway Whole Loan, and the North Hills Village Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and any related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be

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made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date Statement based in part on the information delivered to it by the master servicer or special servicer, providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change), and as required under the PSA, in the case of the CREFC® Reports, and including substantially the following information:

(1)  a report with respect to the related reporting period, containing the information provided for on Annex B (the “Distribution Date Statement”);

(2)  a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)  a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)  a CREFC® advance recovery report;

(5)  a CREFC® total loan report;

(6)  a CREFC® operating statement analysis report;

(7)  a CREFC® comparative financial status report;

(8)  a CREFC® net operating income adjustment worksheet;

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(9)  a CREFC® real estate owned status report;

(10) a CREFC® servicer watch list;

(11) a CREFC® loan level reserve and letter of credit report;

(12) a CREFC® property file;

(13) a CREFC® financial file;

(14) a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15) a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

●	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer that will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

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●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such master servicer will deliver, or such special servicer will forward to the master servicer that will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan. The master servicer will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan other than any Excluded Special Servicer Loan with respect to which the special servicer is a Borrower Party, and the certificate

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administrator will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus (except with respect to a Companion Holder) and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded

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Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holder of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation, pursuant to the terms of the PSA.

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Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

○	the CREFC® appraisal reduction amount template or a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis;

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●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	the “Investor Q&A Forum”; and

○	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”;

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provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or

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the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com“. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

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The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. Neither the Class R nor the Class Z certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”)

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representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or

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Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream

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Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the

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certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group—JPMCC 2016-JP4

with a copy to:

trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)     the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

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(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)  the original or a copy of all related environmental insurance policies.

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)      A copy of each of the following documents:

(i)    the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

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(ii)    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)   any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)   all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)    the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)   any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)  any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)  any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)   any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)   any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)  any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  a copy of all related environmental reports; and

(xiv)  a copy of all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

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(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of the insurance consultant report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)   a copy of any closure letter (environmental), if not covered by the environmental reports; and

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties, if not covered by the environmental reports;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

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Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1 and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P. or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC and Ladder Capital Finance LLC, respectively) will be required to, no later than 90 days following the earlier of:

(x)  such mortgage loan seller’s discovery of any Material Defect;

(y)  such mortgage loan seller’s receipt of notice of any Material Defect from any party to the PSA; or

(z)  in the case of any Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the PSA or (B) receipt of a notice of any Material Defect by the applicable mortgage loan seller,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, however, that the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P., or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC and Ladder Capital Finance LLC, respectively) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

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No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P. or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC and Ladder Capital Finance LLC, respectively) of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) (with respect to the special servicer, with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan, but in all cases only prior to a Control Termination Event) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the applicable mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan(s), either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

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In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related mortgage loan seller and any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

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(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation

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or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P. or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC and Ladder Capital Finance LLC, respectively) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P. or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC and Ladder Capital Finance LLC, respectively) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P. or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC and Ladder Capital Finance LLC, respectively) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the

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designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of any related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make Advances;

(D)   the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

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(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer or the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right

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to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of the Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of the Non-Serviced Whole Loans, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest with respect to any Companion Loan or with respect to any cure payable by the holder of the Moffett Gateway Subordinate Companion Loan or the holder of the North Hills Village Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan(s), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for the Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan(s).

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to the Non-Serviced Whole Loans, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the

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occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, the master servicer will deliver to any master servicer under any pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the master servicer will deliver to the related Non-Serviced Master Servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan(s), as applicable, as it may have been modified, (b) the related mortgaged properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the trustee or the special servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to the Non-Serviced Whole Loans, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan(s), if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan(s) (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in

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respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan(s), as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

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In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account in no event later than the 2nd business day following receipt of available and properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within 2 business days following receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class Z certificates as set forth in the PSA generally to make distributions of

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interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class Z certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

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Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)     to pay to the asset representations reviewer, the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)   to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)     to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

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(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)     to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s).

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan(s) or from general collections with respect to the securitization of the related Companion Loan(s). If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan(s)’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan(s) or, if and to the extent permitted under the related Intercreditor Agreement, from the holder or holders of the related Serviced Companion Loan(s).

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the

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applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to certain Specially Serviced Loans (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Workout Fee / Special Servicer(2)	With respect to certain Mortgage Loans (and any related Serviced Companion Loan) that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to certain Specially Serviced Loans (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicer Compensation”, each Serviced Companion Loan for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan).	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	By the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans).	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) and any related Serviced Companion Loan in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loans), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the Non-Serviced Whole Loans.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00375% to 0.05250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

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●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the special servicer under the PSA;

●	(x) 100% of assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the special servicer under the PSA, and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer);

●	100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer);

●	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans and any Serviced Companion Loan other than any Specially Serviced Loan;

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

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●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans other than 50% of any default interest with respect to non-Specifically Serviced Loans to which the Special Servicer is entitled as described under “—Special Servicing Compensation” below), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

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The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub-servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00250%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer; provided that Wells Fargo may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (and/or sub-servicer) servicing such Non-Serviced Mortgage Loan under the applicable Non-Serviced PSA will be entitled to a primary servicing fee accruing at a rate ranging from 0.00125% to 0.00250% per annum with respect to such Non-Serviced Mortgage Loan, which, for the avoidance of doubt, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan (except with respect to any Fee Restricted Specially Serviced Loan) and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (except with respect to a Corrected Loan that was a Fee Restricted Specially Serviced Loan and became a Corrected Loan while it was a Fee Restricted Specially Serviced Loan) and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such

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workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan, Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan (except with respect to any Fee Restricted Specially Serviced Loan) or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to

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be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)    the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, (B) the Moffett Gateway Whole Loan by the holder of the related Subordinate Companion Loan after it has become a Specially Serviced Loan or (C) the North Hills Village Whole Loan by the holder of the related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)     the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1)(y) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan

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or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)     100% of Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loans (and any related Serviced Companion Loan) or successor REO Mortgage Loans and any REO Companion Loan;

(ii)     50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer);

(iii)   (x) 100% of assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer);

(iv)    100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)     (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable), and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer);

(vi)    100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Loans; and

(vii)    late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loans since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

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A Specially Serviced Loan is a “Fee Restricted Specially Serviced Loan” if (i) such Specially Serviced Loan is a Specially Serviced Loan solely because of an event described in clause (1)(y), (5) or (7) of the definition of “Specially Serviced Loan” and (ii) the special servicer made the determination that the related Mortgage Loan (and any related Serviced Companion Loan) should be transferred to special servicing and the master servicer did not agree with the special servicer’s determination, as evidenced by, in the case of an event described in clause (5) or (7) of the definition of “Specially Serviced Loan”, an officer’s certificate delivered to the special servicer setting forth the reason for such disagreement; provided, however, no Specially Serviced Loan will be a Fee Restricted Specially Serviced Loan if such Specially Serviced Loan is transferred to special servicing by the determination of the master servicer or if the master servicer and the special servicer mutually agree to such transfer. A Specially Serviced Loan will be a Fee Restricted Specially Serviced Loan only during (i) with respect to a Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (1)(y) of the definition of “Specially Serviced Loan”, the Fee Restricted Period, and (ii) with respect to a Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Specially Serviced Loan”, the Imminent Default Fee Restricted Period.

During the Fee Restricted Period, with respect to any Specially Serviced Loan that is a Specially Serviced Loan only because of an event described in clause (1)(y) of the definition of “Specially Serviced Loan”, the special servicer will not be entitled to a Special Servicing Fee, Workout Fee or Liquidation Fee or any fee payable by the related borrower, but the special servicer will be entitled to 50% of the default interest that accrued on such Specially Serviced Loan during such Fee Restricted Period and the master servicer will be entitled to the remaining 50% of such default interest, in each case, to the extent actually collected from the related borrower.

With respect to any Mortgage Loan in which the master servicer and special servicer are splitting default interest that accrues on that Mortgage Loan as described above, neither the master servicer nor the special servicer will be entitled to waive any default interest that is required to be split without the consent of the other party; provided, however that such consent will be granted or withheld in accordance with the Servicing Standard.

A “Fee Restricted Period” will exist from the occurrence of a Fee Restricted Trigger until the earlier of (i) the time set forth in the applicable Refinancing/P&S Document, as extended pursuant to the original terms of such documentation, (ii) 120 days after the balloon payment default or maturity default and (iii) the date that the related borrower fails to make the Assumed Scheduled Payment or the date that the related Mortgage Loan (or Serviced Companion Loan) would have become a Specially Serviced Loan due to an event other than an event described in clause (1)(y) of the definition of “Specially Serviced Loan”.

A “Fee Restricted Trigger” will occur in connection with a balloon payment default or a maturity default if (A) the borrower provides on or prior to the maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, the extended maturity date, (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of the related Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of the related Mortgaged Property (each of the documents in clauses (i) and (ii), a “Refinancing/P&S Document”) (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, if such agreement includes delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer but that is not satisfactory to the special servicer, from an acceptable lender or purchaser reasonably satisfactory to the master servicer but that is not satisfactory to the special servicer, and (B) the borrower thereafter continues to make the Assumed Scheduled Payment, and (C) the Mortgage Loan is not a Specially Serviced Loan due to the occurrence of any other event.

In addition, with respect to a non-Specially Serviced Loan as to which a payment default described in clause (1)(y) of the definition of “Specially Serviced Loan” has occurred and the master servicer and the special servicer agree that such Mortgage Loan or Serviced Companion Loan should not be a Specially Serviced Loan, the master servicer and the special servicer will each be entitled to 50% of the default interest that accrued on such Mortgage Loan or Serviced Companion Loan and was actually collected from the related borrower after such payment default described in clause (1)(y) of the definition of “Specially

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Serviced Loan” and until such Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan or the Mortgage Loan is no longer in payment default, whichever is earlier, and thereafter, the special servicer will be entitled to 100% of the default interest if the Mortgage Loan (or any Serviced Companion Loan) becomes a Specially Serviced Loan. The master servicer will not waive any default interest that is required to be split with respect to any above described Mortgage Loan without the consent of the special servicer; provided, however that such consent will be granted or withheld in accordance with the Servicing Standard.

With respect to a Mortgage Loan (or Serviced Companion Loan) that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Specially Serviced Loan”, the special servicer will not be entitled to a Special Servicing Fee, Workout Fee or Liquidation Fee or any fee payable by the related borrower during any Imminent Default Fee Restricted Period.

An “Imminent Default Fee Restricted Period” will exist, with respect to any Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Specially Serviced Loan”, during the period commencing upon the date that such loan becomes a Specially Serviced Loan based on a determination of the special servicer (without the agreement of the master servicer) and ending on the date on which a payment default has occurred and remained uncured for 60 days. In the event that the master servicer disagrees with the special servicer’s determination to transfer such Specially Serviced Loan into special servicing, the master servicer will be required to deliver an officer’s certificate to the special servicer setting forth the reasons for such disagreement.

Except with respect to any Fee Restricted Specially Serviced Loan and in addition to any default interest to which the Special Servicer is entitled as described above, the special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

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“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00600% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any Non-Serviced Mortgage Loan and any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00270% and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the

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related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00089% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (excluding any Non-Serviced Mortgage Loan and any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the

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Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the “CREFC® Investor Reporting Package” in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)   120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)   the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)   30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)   30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(5)   60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)   a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed

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Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents), an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)   immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer the related appraisal or the valuation described below, equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.	the sum of

(a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

(b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

(c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

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(a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

(b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances; provided that, with respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, all appraisal reductions will first be allocated to the related Subordinate Companion Loan until reduced to zero, and then to the related mortgage loan and any related Pari Passu Companion Loans, pro rata, based on their principal balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the master servicer’s receipt from the special servicer of the MAI appraisal or the valuation, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer such MAI appraisal or valuation.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the

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Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has not notified the master servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise the Non-Serviced Whole Loans. Any appraisal reduction calculated with respect to the Non-Serviced Whole Loans will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances. For purposes of determining control with respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, Appraisal Reduction Amounts will first be notionally allocated to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Pari Passu Companion Loans, pro rata, as applicable.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer,

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Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The special servicer will be required to provide (via electronic delivery) the master servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the master servicer’s reasonable request. None of the special servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB

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Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class NR certificates, second, to the Class F certificates, and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the special servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the master servicer from the special servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, the holders of the related Subordinate Companion Loans may in certain circumstances post collateral to avoid a change of control. See “Description of the Mortgage Pool—The Serviced Whole Loans—The Moffett Gateway Whole Loan—General” and “—The North Hills Village Whole Loan—General”.

With respect to any Non-Serviced Mortgage Loan (other than the 9 West 57th Street Mortgage Loan), the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but

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excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing the Non-Serviced Whole Loans and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder or, with respect to the Moffett Gateway Whole Loan or the North Hills Village Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, as applicable. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and the special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain

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provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, the holder of the Moffett Gateway Subordinate Companion Loan or the holder of the North Hills Village Subordinate Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

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The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the Non-Serviced Whole Loans), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three (3) months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

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(1)   approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(2)   approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(3)   approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(4)   approving easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan;

(5)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a Mortgage Loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(6)   in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(7)   releases of any amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves with respect to the Mortgage Loans identified on a schedule to the PSA; provided that, for the avoidance of doubt, the foregoing performance escrows (or reserves) or earn-out escrows (or reserves) do not include any upfront or on-going tenant improvement/leasing commission escrows;

(8)   in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not a Major Decision;

(9)   any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect to the Mortgage Loan, to the extent the Special Servicer or any affiliate does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable; and

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(10) approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or Serviced Whole Loan, unless such transfer (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower.

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then

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such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than the Non-Serviced Whole Loans) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, with respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, so long as no Moffett Gateway Control Appraisal Period or North Hills Village Control Appraisal Period, as applicable, has occurred and is continuing with respect to the related Subordinate Companion Loan, no modification, waiver or amendment of the related Whole Loan that would be a “major decision” under the

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Moffett Gateway Intercreditor Agreement or the North Hills Village Intercreditor Agreement, as applicable, may be made without the consent of the holder of the related Subordinate Companion Loan which must be obtained by the special servicer. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Moffett Gateway Whole Loan—Consultation and Control” and “—The North Hills Village Whole Loan—Consultation and Control”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, has consulted with the Directing Certificateholder) and (ii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over

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$20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loans will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

With respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, the rights of the Directing Certificateholder set forth in the preceding paragraphs will be exercised by the holders of the related Subordinate Companion Loans prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, as applicable.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months commencing in calendar year 2017 and (B) less than $2,000,000 at least once every 24 months commencing in the calendar year 2018, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, the cost will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan and the holders of any related Pari Passu Companion Loans, as applicable, on a pro rata and pari passu basis to the extent provided in the related intercreditor agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)          either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower has provided prior to the related maturity date (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of the related Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer, which provides that a refinancing of such Mortgage Loan or Whole Loan or the sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan has occurred with respect to that Mortgage Loan or Serviced Companion Loan, an event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the date that such refinancing or sale is scheduled to occur in such documentation as such date may be extended pursuant to the original terms of such documentation;

(2)          as to which any Periodic Payment is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)          as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

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(4)          as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)          as to which, in the judgment of the master servicer or special servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)          as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)          as to which the master servicer or special servicer determines that (a) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans,

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when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor (but, (i) other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event, (ii) in the case of the Moffett Gateway Whole Loan, only to the extent it is subject to a Moffett Gateway Control Appraisal Period and (iii) in the case of the North Hills Village Whole Loan, only to the extent it is subject to a North Hills Village Control Appraisal Period);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout,

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restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as

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no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan)) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, prior to the occurrence of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, respectively, the holder of the related Subordinate Companion Loan will have approval and consultation rights with respect to any asset status report that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Moffett Gateway Whole Loan—Consultation and Control” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The North Hills Village Whole Loan—Consultation and Control”.

With respect to any Non-Serviced Mortgage Loan (other than the 9 West 57th Street Mortgage Loan), the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of

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the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the

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time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or provide to the master servicer for it to deposit) all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

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Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu or subordinate nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any

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such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer) and each related Companion Holder or its representative (including the trustee or a controlling class representative for the securitization of a Companion Loan), any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. With respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, the special servicer will be permitted to sell the related Subordinate

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Companion Loan along with the related Mortgage Loan and any Pari Passu Companion Loans if it determines that a sale of the Moffett Gateway Whole Loan or the North Hills Village Whole Loan, as applicable, would maximize recoveries on the related Whole Loan in accordance with the Servicing Standard and the Special Servicer will be entitled to a Liquidation Fee for the entire Moffett Gateway Whole Loan or North Hills Village Whole Loan, as applicable, including the related Subordinate Companion Loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all matters constituting Major Decisions, will have the right to replace the special servicer (i) for cause at any time and (ii) without cause if either (A) LNR Partners or its affiliate is no longer the special servicer or (B) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-Controlling Class of certificates, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed

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to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

Notwithstanding anything to the contrary, with respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, as applicable, with respect to the related Subordinate Companion Loan, the Directing Certificateholder will have no consent or consultation rights with respect to such Whole Loan and any control rights will be held by the holder of the related Subordinate Companion Loan in accordance with the related intercreditor agreement; provided that nothing precludes the Directing Certificateholder from consulting with the special servicer, regardless of whether the holder of the related Subordinate Companion Loan is entitled to exercise such rights. However, during the occurrence and continuance a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period with respect to the Moffett Gateway Whole Loan or the North Hills Village Whole Loan, as applicable, the Directing Certificateholder will have the same consent and consultation rights with respect to the related Whole Loan as it does for the other Mortgage Loans in the trust.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be LNR Securities Holdings, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class NR certificates.

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The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action); provided, that with respect to any request for consent delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

Each of the following, a “Major Decision”:

(i)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)  any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage

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Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(iv)  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)   requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii) (1) any property management company changes (with respect to a Mortgage Loan or Serviced Whole Loan (A)(x) with a principal balance greater than $25,000,000 or (y) for which the debt service coverage ratio and debt yield for such Mortgage Loan (or Whole Loan, if applicable) is less than the greater of (X) the debt service coverage ratio and debt yield for such Mortgage Loan as of the origination date of such Mortgage Loan and (Y) if the DSCR/DY Trigger has occurred, the debt service coverage ratio and debt yield for such Mortgage Loan as of the most recent quarterly reporting period or (B) where the property management company will be an affiliate of the related borrower following such change or (2) franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is required to consent or approve under the Mortgage Loan documents);

(viii) any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)  any determination of an Acceptable Insurance Default;

(x)  any exercise of a material remedy with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default under the related Mortgage Loan or Serviced Whole Loan documents;

(xi) any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect to the Mortgage Loan, to the extent the Directing Certificateholder or any affiliate does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable; and

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(xii) any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

A “DSCR/DY Trigger” will have occurred for purposes of determining the existence of a Major Decision in connection with the approval of a change to the property management company at a Mortgaged Property (A) with respect to the debt service coverage ratio for such Mortgaged Property, if the most recent debt service coverage ratio for the related Mortgaged Property has decreased more than 10% from the debt service coverage ratio calculated 12 months prior to date on which the most recent debt service coverage ratio was determined and (B) with respect to the debt yield for such Mortgaged Property, if the most recent debt yield for the related Mortgaged Property has decreased more than 10% from the debt yield calculated 12 months prior to date on which the most recent debt yield was determined.

With respect to any calculations of debt service coverage ratio and debt yield conducted by the master servicer in connection with clause (vii) of the definition of “Major Decision”, the master servicer will be required to use the definition of net operating income set forth in the related Mortgage Loan agreement, subject to certain adjustments set forth in the PSA.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

With respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, as applicable, the Directing Certificateholder, will not be entitled to exercise the above described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the holder of the related Subordinate Companion Loan; provided that nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether the holder of the related Subordinate Companion Loan is entitled to exercise such rights to the extent provided for under the related Intercreditor Agreement. For the specific major decisions applicable to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, as applicable, see “Description of the Mortgage Pool—The Serviced Whole Loans—The Moffett Gateway Whole Loan—Servicing” and “—The North Hills Village Whole Loan—Servicing”, respectively.

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Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than (i) an Excluded Loan, (ii) the Moffett Gateway Whole Loan (prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the related Subordinate Companion Loan or (iii) the North Hills Village Whole Loan (prior to the occurrence and continuance of a North Hills Village Control Appraisal Period with respect to the related Subordinate Companion Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove or replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required

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consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

With respect to the Moffett Gateway Whole Loan and the North Hills Village Whole Loan, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, as applicable, the Directing Certificateholder will not be entitled to exercise the above described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the holder of the related Subordinate Companion Loan; provided that nothing precludes the Directing Certificateholder from consulting with the special servicer, regardless of whether the holder of the related Subordinate Companion Loan is entitled to exercise such rights to the extent provided for under the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Serviced Whole Loans—The Moffett Gateway Whole Loan—Servicing” and “—The Moffett Gateway Whole Loan—Servicing”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of (i) the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence

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and continuance of a Control Termination Event in the PSA, (ii) with respect to the Moffett Gateway Mortgage Loan, the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the related Subordinate Companion Loan) or (iii) with respect to the North Hills Village Mortgage Loan, the holder of the related Subordinate Companion Loan (prior to the occurrence and continuance of a North Hills Village Control Appraisal Period with respect to the related Subordinate Companion Loan) (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan, as a collective whole taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, the holder of the Subordinate Companion Loan related to the Moffett Gateway Whole Loan or the holder of the Subordinate Companion Loan related to the North Hills Village Whole Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans (other than the 9 West 57th Street Whole Loan), the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of any Non-Serviced Whole Loans that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

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Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan (other than the 9 West 57th Street Mortgage Loan) or their respective designees (e.g. the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

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Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction (i) with respect to the Non-Serviced Whole Loans (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties, (ii) with respect to the Moffett Gateway Mortgage Loan, until the occurrence and continuance of a Moffett Gateway Control Appraisal Period and (iii) with respect to the North Hills Village Mortgage Loan, until the occurrence and continuance of a North Hills Village Control Appraisal Period. However, Pentalpha Surveillance is also the operating advisor under the JPMDB 2016-C4 Pooling and Servicing Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the JPMDB 2016-C4 Pooling and Servicing Agreement and the JPMCC 2016-JP3 Pooling and Servicing Agreement, respectively, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than the Moffett Gateway Mortgage Loan prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period, the North Hills Village Mortgage Loan prior to the occurrence and continuance of a North Hills Village Control Appraisal Period and any Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, the holder of the Moffett Gateway Subordinate Companion Loan or the holder of the North Hills Village Subordinate Companion Loan, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder, with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder, the holder of the Moffett Gateway Subordinate Companion Loan or the holder of the North Hills Village

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Subordinate Companion Loan, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise in the process of being implemented by the special servicer in accordance with the terms of the PSA. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the Operating Advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan, the Moffett Gateway Mortgage Loan prior to the occurrence of a Moffett Gateway Control Appraisal Period and the North Hills Village Mortgage Loan prior to the occurrence of a North Hills Village Control Appraisal Period) or Serviced Whole Loan (other than the Moffett Gateway Whole Loan prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or the North Hills Village Whole Loan prior to the occurrence and continuance of a North Hills Village Control Appraisal Period), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report with respect to such Mortgage Loan (other than any Non-Serviced Mortgage Loans, the Moffett Gateway Mortgage Loan prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the related Subordinate Companion Loan or the North Hills Village Mortgage Loan prior to the occurrence and continuance of a North Hills Village Control Appraisal Period with respect to the related Subordinate Companion Loan) or Serviced Whole Loans (other than the Moffett Gateway Whole Loan prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period with respect to the related Subordinate Companion Loan and the North Hills Village Whole Loan prior to the occurrence and continuance of a North Hills Village Control Appraisal Period with respect to the related Subordinate Companion Loan) that was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)   after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

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(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)  if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

With respect to the Moffett Gateway Mortgage Loan and the North Hills Village Mortgage Loan, the consultation duties set forth in this section entitled “—Duties of Operating Advisor While a Control Termination Event has Occurred and is Continuing” will not be permitted to be exercised by the operating advisor until after the occurrence and continuance of both a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, as applicable, with respect to such mortgage loan and a Control Termination Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

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The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)   that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)   that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)  that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)  that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)   that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five years of experience in collateral analysis and loss projections,

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and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including information contained in any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than any Non-Serviced Mortgage Loan and any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to an Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be

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performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the operating advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

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Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders and (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 50% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates and the Class Z certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such

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termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset

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representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which JPMCB (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after October 1, 2006, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and September 30, 2016 was approximately 30.5%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent 23.8% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)   a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

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(vi)  a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii) any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

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The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, Starwood Mortgage Capital LLC, Benefit Street Partners CRE Conduit Company, L.P. or Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding VI LLC, Benefit Street Partners CRE Finance LLC and Ladder Capital Finance LLC, respectively), which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2

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business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity

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and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)   any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)  any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

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(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)  the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. In such event, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate

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administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such

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party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been publicly cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the Special Servicer with respect to the Moffett Gateway Whole Loan prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or with respect to the North Hills Village Whole Loan prior to the occurrence and continuance of a North Hills Village Control Appraisal Period. The holder of the related Subordinate Companion Loan will have the right, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period, as applicable, to replace the special servicer solely with respect to the Moffett Gateway Whole Loan or the North Hills Village Whole Loan, as applicable.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to the Moffett Gateway Whole Loan or the North Hills Village Whole Loan. In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

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No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans (other than the 9 West 57th Street Whole Loan), the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the

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master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    either of Moody’s or KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

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Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

Notwithstanding the foregoing, the rights of the Certificateholders described above will not apply to the replacement of the Special Servicer with respect to the Moffett Gateway Whole Loan or the North Hills Village Whole Loan. The holder of the related Subordinate Companion Loan, prior to the occurrence and continuance of a Moffett Gateway Control Appraisal Period or a North Hills Village Control Appraisal Period as applicable, will have the right to replace the special servicer solely with respect to the Moffett Gateway Whole Loan or the North Hills Village Whole Loan, as applicable.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

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Resignation of the Master Servicer and the Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful

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misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

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Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced

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due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

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Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request.

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that

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responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur

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and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15

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years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Servicing of the Fresno Fashion Fair Mall Mortgage Loan

The Fresno Fashion Fair Mall Mortgage Loan, and any related REO Property will be serviced and administered under the JPMDB 2016-C4 Pooling and Servicing Agreement. The servicing arrangements under the JPMDB 2016-C4 Pooling and Servicing Agreement with respect to the Fresno Fashion Fair Whole Loan will be generally similar to, but differ in certain respects from, the servicing arrangements under the PSA with respect to the Serviced Whole Loans. In that regard, the following are considerations relating

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to servicing, including the identification of some (but not all) of the differences in servicing provisions between the JPMDB 2016-C4 Pooling and Servicing Agreement and the PSA:

●	Pursuant to the JPMDB 2016-C4 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Fresno Fashion Fair Mall Mortgage Loan are expected to be similar to the corresponding fees payable under the PSA (subject to certain additional or different offsets and thresholds which may affect the circumstances under which such fees are payable to the JPMDB 2016-C4 Special Servicer) and are payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” above, except the special servicing fee payable under the JPMDB 2016-C4 Pooling and Servicing Agreement is not subject to a floor of $3,500 per month.

●	The JPMDB 2016-C4 Servicer will earn a primary servicing fee with respect to the Fresno Fashion Fair Mall Mortgage Loan that is to be calculated at a rate that is equal to 0.00250% per annum.

●	No party to the JPMDB 2016-C4 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the Fresno Fashion Fair Mall Mortgage Loan.

●	The JPMDB 2016-C4 Servicer and, if the JPMDB 2016-C4 Servicer fails to make a property protection advance, the JPMDB 2016-C4 Trustee will be obligated to make property protection advances with respect to the Fresno Fashion Fair Whole Loan. In addition, the JPMDB 2016-C4 Special Servicer may elect in its sole discretion to make a property protection advance in an urgent or emergency situation. If it is determined in accordance with the JPMDB 2016-C4 Pooling and Servicing Agreement that a property protection advance made by the JPMDB 2016-C4 Servicer, JPMDB 2016-C4 Special Servicer or JPMDB 2016-C4 Trustee with respect to the Fresno Fashion Fair Whole Loan or the related Mortgaged Property is nonrecoverable, the JPMDB 2016-C4 Servicer, JPMDB 2016-C4 Special Servicer or JPMDB 2016-C4 Trustee will be entitled to be reimbursed (with interest at the prime rate), first from collections on, and proceeds of, the Fresno Fashion Fair Mall Mortgage Loan and Fresno Fashion Fair Pari Passu Companion Loans, on a pro rata basis (based on the outstanding principal balances of the Fresno Fashion Fair Mall Mortgage Loan and the Fresno Fashion Fair Pari Passu Companion Loans), and then from general collections of the issuing entity, general collections of the JPMDB 2016-C4 securitization and general collections from any securitization of any Fresno Fashion Fair Pari Passu Companion Loan not included in the JPMDB 2016-C4 securitization, on a pro rata basis (based on the outstanding principal balances of the Fresno Fashion Fair Mall Mortgage Loan and the Fresno Fashion Fair Pari Passu Companion Loans).

●	With respect to the JPMDB 2016-C4 Pooling and Servicing Agreement, items with respect to the Fresno Fashion Fair Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the JPMDB 2016-C4 Servicer and the JPMDB 2016-C4 Special Servicer in proportions that are different from the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	With respect to the Fresno Fashion Fair Whole Loan, no items that are the equivalent of ancillary fees, assumption fees, Modification Fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the Fresno Fashion Fair Mall Mortgage Loan.

●	The equivalent of Penalty Charges with respect to the Fresno Fashion Fair Whole Loan will be allocated in accordance with the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Fresno Fashion Fair Whole Loan—Application of Penalty Charges” in this prospectus.

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●	The JPMDB 2016-C4 Special Servicer is required to take actions with respect to the Fresno Fashion Fair Mall Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are similar to the actions described under “—Sale of Defaulted Loans and REO Properties” above.

●	With respect to the JPMDB 2016-C4 Pooling and Servicing Agreement, the servicing provisions relating to performing inspections and collecting operating information are expected to be similar to those of the PSA.

●	The requirement of the JPMDB 2016-C4 Servicer to make compensating interest payments in respect of the Fresno Fashion Fair Mall Mortgage Loan is substantially similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The JPMDB 2016-C4 Servicer and JPMDB 2016-C4 Special Servicer (a) will have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) will be subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	The specific types of actions constituting major decisions under the JPMDB 2016-C4 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the JPMDB 2016-C4 Controlling Class Representative is permitted to consent will correspondingly differ.

●	The actions that the JPMDB 2016-C4 Servicer is permitted to take without obtaining the consent of the JPMDB 2016-C4 Special Servicer under the JPMDB 2016-C4 Pooling and Servicing Agreement may differ in certain respects from the actions that the master servicer is permitted to take without obtaining the consent of the special servicer under the PSA.

●	The provisions of the JPMDB 2016-C4 Pooling and Servicing Agreement relating to modifications, waivers and amendments to mortgage loans are expected to be similar to the provisions of the PSA; however, the allocation of rights and duties between the JPMDB 2016-C4 Servicer and JPMDB 2016-C4 Special Servicer regarding modifications, waivers and amendments may differ in certain respects.

●	The liability of the parties to the JPMDB 2016-C4 Pooling and Servicing Agreement is limited in a manner substantially similar to the liability of the parties to the PSA.

●	Collections on the Fresno Fashion Fair Whole Loan are expected to be maintained under the JPMDB 2016-C4 Pooling and Servicing Agreement in a manner substantially similar to collections on the Serviced Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those pooling and servicing agreements.

●	It is expected that the JPMDB 2016-C4 Pooling and Servicing Agreement will differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The JPMDB 2016-C4 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans —The Fresno Fashion Fair Whole Loan—Special Servicer Appointment Rights” in this prospectus.

It is expected that the JPMDB 2016-C4 Depositor, JPMDB 2016-C4 Servicer, JPMDB 2016-C4 Special Servicer, JPMDB 2016-C4 Certificate Administrator, JPMDB 2016-C4 Trustee, JPMDB 2016-C4 Operating

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Advisor, JPMDB 2016-C4 Asset Representations Reviewer and various related persons and entities will be entitled to be indemnified by the issuing entity for the issuing entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Non-Serviced Whole Loans—The Whole Loans—The Fresno Fashion Fair Mall Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the JPMDB 2016-C4 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Hilton Hawaiian Village Mortgage Loan

The Hilton Hawaiian Village Whole Loan, which includes the Hilton Hawaiian Village Mortgage Loan and any related REO Property, will be serviced and administered under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement. Accordingly, the Hilton USA Trust 2016-HHV Master Servicer (or, if it fails to do so, the trustee under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement) will generally make property protection advances, unless it is determined in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the Hilton Hawaiian Village Mortgage Loan. The Hilton USA Trust 2016-HHV Master Servicer will generally also remit collections on the Hilton Hawaiian Village Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the Hilton Hawaiian Village Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the Hilton Hawaiian Village Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the Hilton Hawaiian Village Mortgage Loan, subject to any non-recoverability determination. The Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the Hilton Hawaiian Village Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the Hilton USA Trust 2016-HHV Master Servicer, the Hilton USA Trust 2016-HHV Special Servicer or the trustee or the certificate administrator under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement or (b) make Servicing Advances with respect to the Hilton Hawaiian Village Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Hilton Hawaiian Village Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Special Servicer.

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●	The Hilton USA Trust 2016-HHV Master Servicer will earn a servicing fee with respect to the Hilton Hawaiian Village Mortgage Loan at a rate equal to 0.00125% per annum.

●	Pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Hilton Hawaiian Village Mortgage Loan will be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement each has a fixed fee rate of 0.50% and neither is subject to a $1,000,000 aggregate cap or a $25,000 minimum fee.

●	The Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the Hilton Hawaiian Village Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the Hilton USA Trust 2016-HHV Master Servicer determines that a property protection advance it made with respect to the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the Hilton Hawaiian Village Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the Hilton Hawaiian Village Whole Loan. In the event that collections received after the final liquidation of the Hilton Hawaiian Village Whole Loan or the related mortgaged property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the trust for this securitization will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the Hilton USA Trust 2016-HHV Master Servicer determines that the monthly debt service advances on the Hilton Hawaiian Village Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the Hilton Hawaiian Village Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the Hilton Hawaiian Village Mortgage Loan or the Hilton Hawaiian Village Pari Passu Companion Loans: first such advances on the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the Hilton Hawaiian Village Subordinate Companion Loan will be reimbursed.

●	The Hilton USA Trust 2016-HHV Master Servicer is generally responsible for servicing and administration of the Hilton Hawaiian Village Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the Hilton Hawaiian Village Mortgage Loan, and the Hilton USA Trust 2016-HHV Special Servicer is generally responsible for servicing and administration of the Hilton Hawaiian Village Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the Hilton USA Trust 2016-HHV Special Servicer (subject to the rights of the directing certificateholder) is generally required for all major decisions with respect to the Hilton Hawaiian Village Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The trustee under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement will be the mortgagee of record with respect to the Hilton Hawaiian Village Whole Loan.

●	The custodian under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement will generally be responsible for holding the loan documents with respect to the Hilton Hawaiian Village Whole

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Loan (other than the original promissory note for the Hilton Hawaiian Village Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the Hilton Hawaiian Village Whole Loan, related loan documents will be released to the Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Special Servicer.

●	If the Hilton Hawaiian Village Whole Loan is subject to special servicing (subject to, if and when applicable, the consent/consultation rights of the directing certificateholder under the Hilton USA Trust 2016-HHV securitization), then the Hilton USA Trust 2016-HHV Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC. However, the Hilton USA Trust 2016-HHV Special Servicer may not extend the maturity date of the Hilton Hawaiian Village Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, 10 years, prior to the current term of the related ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	The Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement upon a determination that such duties are no longer permissible under applicable law or to the extent the Hilton USA Trust 2016-HHV Special Servicer becomes a borrower affiliate.

●	Each of the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer will be liable in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the Hilton USA Trust 2016-HHV Trust and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement.

The Hilton USA Trust 2016-HHV Trust and Servicing Agreement provides that each of the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the Hilton Hawaiian Village Whole Loan, the Hilton Hawaiian Village Intercreditor Agreement, the related Mortgaged Property or certificates issued under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement). The Hilton Hawaiian Village Intercreditor Agreement requires that the PSA provide that any related master servicer, special servicer, certificate administrator, trustee or depositor under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction and held harmless against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property.

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Servicing of the 9 West 57th Street Mortgage Loan

The 9 West 57th Street Whole Loan, which includes 9 West 57th Street Mortgage Loan, and any related REO Property, will be serviced and administered under JPMCC 2016-NINE TSA. Accordingly, the JPMCC 2016-NINE Master Servicer (or, if it fails to do so, the trustee under the JPMCC 2016-NINE TSA) will generally make property protection advances, unless it is determined in accordance with the JPMCC 2016-NINE TSA that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the 9 West 57th Street Mortgage Loan. The JPMCC 2016-NINE Master Servicer will generally also remit collections on the 9 West 57th Street Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 9 West 57th Street Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 9 West 57th Street Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the 9 West 57th Street Mortgage Loan, subject to any non-recoverability determination. The JPMCC 2016-NINE TSA and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the JPMCC 2016-NINE TSA are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the JPMCC 2016-NINE TSA and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the 9 West 57th Street Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise or consent to the actions of the JPMCC 2016-NINE Master Servicer, the JPMCC 2016-NINE Special Servicer, the trustee under the JPMCC 2016-NINE TSA or the certificate administrator under the JPMCC 2016-NINE TSA or (b) make Servicing Advances with respect to the 9 West 57th Street Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 9 West 57th Street Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer.

●	The JPMCC 2016-NINE Master Servicer will earn a servicing fee with respect to the 9 West 57th Street Mortgage Loan at 0.00125% per annum.

●	Pursuant to the JPMCC 2016-NINE TSA, the liquidation fee, the special servicing fee and the workout fee with respect to the 9 West 57th Street Mortgage Loan will be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the JPMCC 2016-NINE TSA each has a fixed fee rate of 0.50% and neither is subject to any floor or cap.

●	The JPMCC 2016-NINE TSA and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

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●	Property protection advances with respect to the 9 West 57th Street Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the JPMCC 2016-NINE Master Servicer determines that a property protection advance it made with respect to the 9 West 57th Street Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the 9 West 57th Street Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the 9 West 57th Street Whole Loan. In the event that collections received on the 9 West 57th Street Whole Loan or the related mortgaged property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the trust for this securitization will be required to pay its pro rata share of such fees and expenses as described above.

●	The JPMCC 2016-NINE Master Servicer is generally responsible for servicing and administration of the 9 West 57th Street Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the 9 West 57th Street Mortgage Loan, and the JPMCC 2016-NINE Special Servicer is generally responsible for the 9 West 57th Street Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. The special servicing loan events under the JPMCC 2016-NINE TSA vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The JPMCC 2016-NINE TSA does not provide for a controlling class, controlling class representative or directing certificateholder, and no consent of the Certificateholders is required for the implementation of asset status reports or taking any action analogous to the Major Decisions set forth in the PSA, and the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer will be required to obtain a rating agency confirmation prior to taking certain material actions set forth in the JPMCC 2016-NINE TSA. Such material actions requiring rating confirmation under the JPMCC 2016-NINE TSA vary substantially from, and are far more limited than, Major Decisions under the PSA. The JPMCC 2016-NINE TSA does not provide for the equivalent of Collateral Deficiency Amounts.

●	The trustee under the JPMCC 2016-NINE TSA will be the mortgagee of record with respect to the 9 West 57th Street Whole Loan.

●	The custodian under the JPMCC 2016-NINE TSA will generally be responsible for holding the loan documents with respect to the 9 West 57th Street Whole Loan (other than the original promissory note for the 9 West 57th Street Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the 9 West 57th Street Whole Loan, related loan documents will be released to the JPMCC 2016-NINE Master Servicer or the JPMCC 2016-NINE Special Servicer.

●	In addition, with respect to the 9 West 57th Street Mortgage Loan, at the written direction of holders of principal balance certificates under the JPMCC 2016-NINE TSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the JPMCC 2016-NINE Special Servicer and appoint a successor JPMCC 2016-NINE Special Servicer. The termination and replacement of the JPMCC 2016-NINE Special Servicer will occur if 75% of a quorum of holders of certificates issued under the JPMCC 2016-NINE TSA (such quorum evidencing at least 66-2/3% of the 9 West 57th Street voting rights) vote within 180 days to approve that termination and replacement.

●	The JPMCC 2016-NINE TSA does not provide for an asset representations reviewer or for a dispute resolution process for breaches of loan representations and warranties that involves certificateholders.

●	The JPMCC 2016-NINE Master Servicer (if the 9 West 57th Street Whole Loan is not subject to special servicing) or the JPMCC 2016-NINE Special Servicer (if the 9 West 57th Street Whole Loan

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is subject to special servicing) may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the JPMCC 2016-NINE TSA to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC. However, neither the JPMCC 2016-NINE Master Servicer nor the JPMCC 2016-NINE Special Servicer may extend the maturity date of the 9 West 57th Street Whole Loan beyond September 2033.

●	The JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer are each permitted to resign from its respective obligations and duties imposed on it pursuant to the JPMCC 2016-NINE TSA upon a determination that such duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Each of the JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer also may resign and assign its rights and duties to a successor that satisfies the criteria in the JPMCC 2016-NINE TSA with rating agency confirmation.

●	Each of the JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer will be liable in accordance with the JPMCC 2016-NINE TSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the JPMCC 2016-NINE TSA or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the JPMCC 2016-NINE TSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMCC 2016-NINE TSA.

The JPMCC 2016-NINE TSA provides that each of the JPMCC 2016-NINE Master Servicer and the JPMCC 2016-NINE Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the JPMCC 2016-NINE TSA, the 9 West 57th Street Whole Loan, the 9 West 57th Street Intercreditor Agreement, the related Mortgaged Property or certificates issued under the JPMCC 2016-NINE TSA (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the JPMCC 2016-NINE TSA). The 9 West 57th Street Intercreditor Agreement requires that the PSA provide that any related master servicer, special servicer, certificate administrator, trustee or depositor under the JPMCC 2016-NINE TSA and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction and held harmless against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the 9 West 57th Street Whole Loan or the related Mortgaged Property.

Servicing of the Redwood MHC Portfolio Mortgage Loan and the 1140 Avenue of the Americas Mortgage Loan

The Redwood MHC Portfolio Whole Loan, which includes the Redwood MHC Portfolio Mortgage Loan, and the 1140 Avenue of the Americas Whole Loan, which includes the 1140 Avenue of the Americas Mortgage Loan, are expected to be serviced by the Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer and Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer pursuant to the terms of the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement. Although the related Intercreditor Agreement imposes some requirements regarding the terms of the related Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement (and it is expected that such Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitization to which the related Controlling Companion Loans are expected to be contributed has not been announced, and accordingly, the servicing terms of Redwood MHC Portfolio/1140 Avenue of the

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Americas Pooling and Servicing Agreement are uncertain. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Redwood MHC Portfolio Whole Loan” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 1140 Avenue of the Americas Whole Loan”.

It is anticipated that the servicing arrangements under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement will generally be similar to, but may differ in certain respects from, the servicing arrangements under the PSA with respect to the Serviced Whole Loans. In that regard, the following are considerations relating to servicing of the Redwood MHC Portfolio Whole Loan and the 1140 Avenue of the Americas Whole Loan, including the identification of some (but not all) of the differences in servicing provisions between the expected terms of the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement and the PSA:

●	The primary servicing fee, the liquidation fee, the special servicing fee and the workout fee with respect to the Redwood MHC Portfolio Mortgage Loan and the 1140 Avenue of the Americas Mortgage Loan under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement are expected to be similar to the corresponding fees payable under the PSA.

●	Determinations of nonrecoverability of any proposed P&I Advance made by the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement Special Servicer will be conclusive and binding on the master servicer and the trustee.

●	The Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer or Redwood MHC Portfolio/1140 Avenue of the Americas Trustee, as applicable, are each expected to be obligated to make property protection advances with respect to the Redwood MHC Portfolio Whole Loan and the 1140 Avenue of the Americas Whole Loan, unless a determination is made by the Redwood MHC Portfolio/1140 Avenue of the Americas Servicer or Redwood MHC Portfolio/1140 Avenue of the Americas Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Redwood MHC Portfolio Whole Loan or the 1140 Avenue of the Americas Whole Loan. If it is determined that a property protection advance made with respect to the Redwood MHC Portfolio Whole Loan or the 1140 Avenue of the Americas Whole Loan, as the case may be, or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, from funds on deposit in the related collection account or companion distribution account maintained under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement that represent amounts received on or in respect of the Redwood MHC Whole Loan or the 1140 Avenue of the Americas Whole Loan, as the case may be, and second, if such funds on deposit in such collection account or companion distribution account are insufficient, from general collections on deposit in the Collection Account and the collection accounts of each other securitization related to the Redwood MHC Portfolio Companion Loan or the 1140 Avenue of the Americas Companion Loan, as applicable, or if any such loan is not then included in a securitization, from the holder of thereof on a pro rata and pari passu basis.

●	The Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer is expected to be required to take actions with respect to the Redwood MHC Portfolio Whole Loan or the 1140 Avenue of the Americas Whole Loan, as the case may be, if it becomes the equivalent of a defaulted mortgage loan, which actions are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the Redwood MHC Portfolio Whole Loan and the 1140 Avenue of the Americas Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are expected to be similar, but not necessarily identical, to those of the PSA.

●	The requirement of the Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer to make compensating interest payments in respect of the Redwood MHC Portfolio Mortgage Loan or

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the 1140 Avenue of the Americas Mortgage Loan is expected to be similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer and Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer (a) are expected to have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are expected to be subject to servicer termination events similar, but not necessarily identical, to those in the PSA, as well as the rights related thereto.

●	The servicing transfer events of the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement that would cause the Redwood MHC Portfolio Whole Loan or the 1140 Avenue of the Americas Whole Loan to become specially serviced are expected to be similar, but not necessarily identical, to those of the PSA.

●	The specific types of actions constituting major decisions under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement are expected to be similar, but necessarily identical, to those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the Redwood MHC Portfolio/1140 Avenue of the Americas Directing Certificateholder is permitted to consent will correspondingly differ.

●	The liability of the parties to the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement is expected to be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	The Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement is expected to differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Redwood MHC Portfolio Whole Loan—Special Servicer Appointment Rights” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 1140 Avenue of the Americas Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The Redwood MHC Portfolio/1140 Avenue of the Americas Depositor, the Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer, the Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer, the Redwood MHC Portfolio/1140 Avenue of the Americas Certificate Administrator, the Redwood MHC Portfolio/1140 Avenue of the Americas Trustee, the Redwood MHC Portfolio/1140 Avenue of the Americas Operating Advisor, the Redwood MHC Portfolio/1140 Avenue of the Americas Asset Representations Reviewer and various related persons and entities are expected to be entitled to be indemnified by the issuing entity (as and to the same extent the Redwood MHC Portfolio/1140 Avenue of the Americas Mortgage Trust is required to indemnify such parties pursuant to the terms of the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement) for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the Redwood MHC Portfolio Intercreditor Agreement. To the extent funds on collections from the Redwood MHC Portfolio Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account.

As the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement is not final, there may be changes to the servicing provisions disclosed above. See “Risk Factors—Risks Related

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to Conflicts of Interest—The Servicing Agreements of Certain Non-Serviced Whole Loans Have Not Been Finalized”.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—The Redwood MHC Portfolio Whole Loan” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—The 1140 Avenue of the Americas Whole Loan” in this prospectus.

Servicing of the 80 Park Plaza Mortgage Loan

The 80 Park Plaza Mortgage Loan and any related REO Property are being serviced under the CGCMT 2016-C3 Pooling and Servicing Agreement.

The servicing arrangements under the CGCMT 2016-C3 Pooling and Servicing Agreement with respect to the 80 Park Plaza Whole Loan are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA that are described in this prospectus with respect to the Serviced Whole Loans. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the CGCMT 2016-C3 Pooling and Servicing Agreement and the PSA:

●	Pursuant to the CGCMT 2016-C3 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 80 Park Plaza Mortgage Loan will be similar to the corresponding fees payable under the PSA and will be payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” above.

●	The CGCMT 2016-C3 Master Servicer will earn a primary servicing fee calculated at 0.00250% per annum with respect to the 80 Park Plaza Mortgage Loan.

●	No party to the CGCMT 2016-C3 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the 80 Park Plaza Mortgage Loan.

●	The CGCMT 2016-C3 Master Servicer and, if the CGCMT 2016-C3 Master Servicer is unable to make a property protection advance, the CGCMT 2016-C3 Trustee are obligated to make property protection advances with respect to the 80 Park Plaza Whole Loan. In addition, the CGCMT 2016-C3 Special Servicer may elect in its sole discretion to make a property protection advance in an urgent or emergency situation. If it is determined in accordance with the CGCMT 2016-C3 Pooling and Servicing Agreement that a property protection advance made by the CGCMT 2016-C3 Master Servicer, CGCMT 2016-C3 Special Servicer or CGCMT 2016-C3 Trustee with respect to the 80 Park Plaza Whole Loan or the related Mortgaged Property is nonrecoverable, the CGCMT 2016-C3 Master Servicer, CGCMT 2016-C3 Special Servicer or CGCMT 2016-C3 Trustee will be entitled to be reimbursed (with interest at the prime rate), first from collections on, and proceeds of, the 80 Park Plaza Mortgage Loan and 80 Park Plaza Pari Passu Companion Loans, on a pro rata basis (based on the outstanding principal balances of the 80 Park Plaza Mortgage Loan and the 80 Park Plaza Pari Passu Companion Loans), and then from general collections from the Issuing Entity, general collections of the CGCMT 2016-C3 securitization and general collections from any securitization of any 80 Park Plaza Pari Passu Companion Loan not included in the CGCMT 2016-C3 securitization, on a pro rata basis (based on the outstanding principal balances of the 80 Park Plaza Mortgage Loan and the 80 Park Plaza Pari Passu Companion Loans).

●	Items with respect to the 80 Park Plaza Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation, may be allocated between the CGCMT 2016-C3 Master Servicer and the CGCMT 2016-C3 Special Servicer in proportions that are different from the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	No items with respect to the 80 Park Plaza Whole Loan that are the equivalent of ancillary fees, assumption fees, modification fees and/or penalty charges will be allocated to the master servicer

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or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the 80 Park Plaza Mortgage Loan.

●	The CGCMT 2016-C3 Special Servicer will be required to take actions with respect to the 80 Park Plaza Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Sale of Defaulted Loans and REO Properties” above.

●	The servicing provisions relating to performing inspections and collecting operating information under the CGCMT 2016-C3 Pooling and Servicing Agreement are substantially similar to those of the PSA.

●	The requirement of the CGCMT 2016-C3 Master Servicer to make compensating interest payments in respect of the 80 Park Plaza Mortgage Loan is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The CGCMT 2016-C3 Master Servicer and CGCMT 2016-C3 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	The specific types of actions constituting major decisions under the CGCMT 2016-C3 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the CGCMT 2016-C3 Controlling Class Representative is permitted to consent will correspondingly differ.

●	The actions that the CGCMT 2016-C3 Master Servicer is permitted to take without obtaining the consent of the CGCMT 2016-C3 Special Servicer under the CGCMT 2016-C3 Pooling and Servicing Agreement may differ in certain respects from the actions that the master servicer is permitted to take without obtaining the consent of the special servicer under the PSA.

●	The provisions of the CGCMT 2016-C3 Pooling and Servicing Agreement relating to modifications, waivers and amendments to mortgage loans are substantially similar to the provisions of the PSA; however, the allocation of rights and duties between the CGCMT 2016-C3 Master Servicer and CGCMT 2016-C3 Special Servicer regarding modifications, waivers and amendments differ in certain respects.

●	The liability of the parties to the CGCMT 2016-C3 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the 80 Park Plaza Whole Loan will be maintained under the CGCMT 2016-C3 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

●	The CGCMT 2016-C3 Pooling and Servicing Agreement differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

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The CGCMT 2016-C3 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 80 Park Plaza Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The CGCMT 2016-C3 Depositor, the CGCMT 2016-C3 Master Servicer, the CGCMT 2016-C3 Special Servicer, the CGCMT 2016-C3 Certificate Administrator, the CGCMT 2016-C3 Trustee, the CGCMT 2016-C3 Operating Advisor, the CGCMT 2016-C3 Asset Representations Reviewer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 80 Park Plaza Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the CGCMT 2016-C3 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Salesforce Tower Mortgage Loan

The Salesforce Tower Mortgage Loan, and any related REO Property will be serviced and administered under the JPMCC 2016-JP3 Pooling and Servicing Agreement. The servicing arrangements under the JPMCC 2016-JP3 Pooling and Servicing Agreement with respect to the Salesforce Tower Whole Loan will be generally similar to, but differ in certain respects from, the servicing arrangements under the PSA with respect to the Serviced Whole Loans. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the JPMCC 2016-JP3 Pooling and Servicing Agreement and the PSA:

●	Pursuant to the JPMCC 2016-JP3 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Salesforce Tower Mortgage Loan are expected to be similar to the corresponding fees payable under the PSA (subject to certain additional or different offsets and thresholds which may affect the circumstances under which such fees are payable to the JPMCC 2016-JP3 Special Servicer) and are payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” above.

●	The JPMCC 2016-JP3 Servicer will earn a primary servicing fee with respect to the Salesforce Tower Mortgage Loan that is to be calculated at a rate that is equal to 0.00250% per annum.

●	No party to the JPMCC 2016-JP3 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the Salesforce Tower Mortgage Loan.

●	The JPMCC 2016-JP3 Servicer and, if the JPMCC 2016-JP3 Servicer fails to make a property protection advance, the JPMCC 2016-JP3 Trustee will be obligated to make property protection advances with respect to the Salesforce Tower Whole Loan. In addition, the JPMCC 2016-JP3 Special Servicer may elect in its sole discretion to make a property protection advance in an urgent or emergency situation. If it is determined in accordance with the JPMCC 2016-JP3 Pooling and Servicing Agreement that a property protection advance made by the JPMCC 2016-JP3 Servicer, JPMCC 2016-JP3 Special Servicer or JPMCC 2016-JP3 Trustee with respect to the Salesforce Tower Whole Loan or the related Mortgaged Property is nonrecoverable, the JPMCC 2016-JP3 Servicer, JPMCC 2016-JP3 Special Servicer or JPMCC 2016-JP3 Trustee will be entitled to be reimbursed (with interest at the prime rate), first from collections on, and proceeds of, the Salesforce Tower Mortgage Loan and Salesforce Tower Pari Passu Companion Loans, on a pro rata basis (based on the outstanding principal balances of the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans), and then from general collections of the issuing entity, general collections of the JPMCC 2016-JP3 securitization and general collections from any securitization of any Salesforce Tower Pari Passu Companion Loan not included in the

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JPMCC 2016-JP3 securitization, on a pro rata basis (based on the outstanding principal balances of the Salesforce Tower Mortgage Loan and the Salesforce Tower Pari Passu Companion Loans).

●	With respect to the JPMCC 2016-JP3 Pooling and Servicing Agreement, items with respect to the Salesforce Tower Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the JPMCC 2016-JP3 Servicer and the JPMCC 2016-JP3 Special Servicer in proportions that are different from the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

●	With respect to the Salesforce Tower Whole Loan, no items that are the equivalent of ancillary fees, assumption fees, Modification Fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the Salesforce Tower Mortgage Loan.

●	The equivalent of Penalty Charges with respect to the Salesforce Tower Whole Loan will be allocated in accordance with the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Mortgage Loans—The Salesforce Tower Whole Loan” in this prospectus.

●	The JPMCC 2016-JP3 Special Servicer is required to take actions with respect to the Salesforce Tower Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are similar to the actions described under “—Sale of Defaulted Loans and REO Properties” above.

●	With respect to the JPMCC 2016-JP3 Pooling and Servicing Agreement, the servicing provisions relating to performing inspections and collecting operating information are expected to be similar to those of the PSA.

●	The requirement of the JPMCC 2016-JP3 Servicer to make compensating interest payments in respect of the Salesforce Tower Mortgage Loan is substantially similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The JPMCC 2016-JP3 Servicer and JPMCC 2016-JP3 Special Servicer (a) will have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) will be subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	The specific types of actions constituting major decisions under the JPMCC 2016-JP3 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the JPMCC 2016-JP3 Controlling Class Representative is permitted to consent will correspondingly differ.

●	The actions that the JPMCC 2016-JP3 Servicer is permitted to take without obtaining the consent of the JPMCC 2016-JP3 Special Servicer under the JPMCC 2016-JP3 Pooling and Servicing Agreement may differ in certain respects from the actions that the master servicer is permitted to take without obtaining the consent of the special servicer under the PSA.

●	The provisions of the JPMCC 2016-JP3 Pooling and Servicing Agreement relating to modifications, waivers and amendments to mortgage loans are expected to be substantially similar to the provisions of the PSA; however, the allocation of rights and duties between the JPMCC 2016-JP3 Servicer and JPMCC 2016-JP3 Special Servicer regarding modifications, waivers and amendments may differ in certain respects.

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●	The liability of the parties to the JPMCC 2016-JP3 Pooling and Servicing Agreement is limited in a manner substantially similar to the liability of the parties to the PSA.

●	Collections on the Salesforce Tower Whole Loan are expected to be maintained under the JPMCC 2016-JP3 Pooling and Servicing Agreement in a manner substantially similar to collections on the Serviced Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under those pooling and servicing agreements.

●	It is expected that the JPMCC 2016-JP3 Pooling and Servicing Agreement will differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The JPMCC 2016-JP3 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Salesforce Tower Whole Loan—Special Servicer Appointment Rights” in this prospectus.

It is expected that the JPMCC 2016-JP3 Depositor, JPMCC 2016-JP3 Servicer, JPMCC 2016-JP3 Special Servicer, JPMCC 2016-JP3 Certificate Administrator, JPMCC 2016-JP3 Trustee, JPMCC 2016-JP3 Operating Advisor, JPMCC 2016-JP3 Asset Representations Reviewer and various related persons and entities will be entitled to be indemnified by the issuing entity for the issuing entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Salesforce Tower Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the JPMCC 2016-JP3 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to

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making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not publicly cited servicing concerns of the applicable replacement as the sole or a material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which

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Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

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●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions“, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R and Class Z certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S,

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Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R or Class Z certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the Initial Pool Balance, or (ii) if any of the Mortgage Loans identified on Annex A-1 as “Moffett Gateway”, “Walgreens Pool 3” or “Walgreens Pool 6” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing (A) the respective sum of the outstanding principal balance of the Mortgage Loan(s) identified on Annex A-1 as “Moffett Gateway”, “Walgreens Pool 3” or “Walgreens Pool 6”, that remain outstanding on any date of determination and 1% of the Initial Pool Balance by (B) the Initial Pool Balance and (y) the Initial Pool Balance; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the Distribution Date in January 2027. The voluntary exchange of certificates (other than the Class R or Class Z certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

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(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the

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Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that (A) changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller, (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent or (C) changes any provisions specifically required to be included in the PSA by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Notwithstanding the foregoing, the PSA may not be amended without the consent of the holder of the Moffett Gateway Subordinate Companion Loan or the North Hills Village Subordinate Companion Loan if such amendment would materially and adversely affect the related Mortgage Loan or the related Subordinate Companion Loan holder’s rights with respect thereto.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the

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issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch and (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause

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and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Three (3) Mortgaged Properties identified as “Fresno Fashion Fair Mall”, “Moffett Gateway” and “Hotel Palomar San Diego” on Annex A-1, securing three (3) Mortgage Loans representing approximately 17.8% of the Initial Pool Balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing communities, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal

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property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court

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costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.

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Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of

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a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from

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payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is

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limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

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Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees

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and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

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Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide

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for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans.

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Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is

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financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

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In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

In addition, JPMCB currently holds (i) three (3) of the Hilton Hawaiian Village Pari Passu Companion Loans, (ii) one (1) of the Fresno Fashion Fair Mall Pari Passu Companion Loans, (iii) the Riverway Pari Passu Companion Loan, (iv) three (3) of the Moffett Gateway Pari Passu Companion Loans and the related Subordinate Companion Loan, (v) the Summit Mall Pari Passu Companion Loan, (vi) the North Hills Village Subordinate Companion Loan and (vii) the Dick’s Sporting Goods Portfolio Pari Passu Companion Loan. However, JPMCB intends to sell such Companion Loans in connection with one or more future securitizations or to unaffiliated third parties. With respect to the Mortgaged Properties identified as “PGA Financial Plaza” and “Salesforce Tower” on Annex A-1, securing two (2) Mortgage Loans representing approximately 3.9% of the Initial Pool Balance, in each case JPMCB is the second largest tenant at the Mortgaged Property and leases approximately 18.0% and 18.3% of the net rentable area at the related Mortgaged Property, respectively.

LCF or an affiliate thereof holds (subject to any applicable financing arrangements) the Redwood MHC Portfolio Controlling Companion Loan, the 1140 Avenue of the Americas Controlling Companion Loan and one of the 80 Park Plaza Non-Controlling Companion Loans with aggregate principal balances as of the Cut-off Date of approximately $20,600,000, $30,000,000 and $21,000,000, respectively. Each of these Companion Loans may, but is not required to be, included in a future securitization or otherwise sold at any time.

Wells Fargo Bank and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations of the LCF Financing Affiliates under certain of those financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens. As of the date of this prospectus, Wells Fargo Bank was the repurchase agreement counterparty with respect to one (1) of the LCF Mortgage Loans with a Cut-off Date Balance of $24,000,000, representing 2.4% of the Initial Pool Balance; however, such circumstances may change prior to the initial issuance of the certificates.

LCF is affiliated with the borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “Dollar General Dimmitt” and “Dollar General Jackson”, collectively representing approximately 0.2% of the initial pool balance as of the Cut-off Date. LCF or an affiliate thereof originated each of those mortgage loans, and LCF is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not

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affiliated, including: (i) the related loan documents permit transfers of interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require that a borrower-related property manager be terminated in connection with a mortgage loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which does not include insurance coverage against acts of terrorism.

In addition, JPMCB is the purchaser under repurchase agreements with SMF VI, or, in any such case, with a wholly-owned subsidiary or other affiliate of SMF VI, for the purpose of providing short-term warehousing of Mortgage Loans originated or acquired by SMF VI and its affiliates, as applicable. Some or all of the Mortgage Loans that SMF VI will transfer to the depositor are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then SMF VI will use the proceeds from its sale of the SMF VI Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused SMF VI Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. JPMCB was the repurchase agreement counterparty with respect to seven (7) of the Starwood Mortgage Loans, representing approximately 7.0% of the Initial Pool Balance, and it is expected that four (4) additional Starwood Mortgage Loans, representing approximately 4.1% of the Initial Pool Balance, will be subject to that repurchase facility prior to the issuance of the Offered Certificates (except that the number and dollar amount of Starwood Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Offered Certificates).

SMF VI is a sponsor and mortgage loan seller and is an affiliate of (a) SMC, an originator, (b) LNR Partners, LLC, the entity (i) which is the special servicer and (ii) expected to be the special servicer under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement, pursuant to which the Redwood MHC Portfolio Whole Loan and the 1140 Avenue of the Americas Whole Loan are expected to be serviced, and (c) LNR Securities Holdings, LLC, the entity (i) expected to purchase the Class E, Class F, Class NR and Class Z Certificates and (ii) expected to be appointed as the initial Directing Certificateholder.

LNR Partners, LLC assisted LNR Securities Holdings, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Pursuant to certain interim servicing agreements between SMF VI and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the Mortgage Loans to be contributed to this securitization by SMF VI, representing approximately 15.1% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between LCF and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, three (3) of the Mortgage Loans to be contributed to this securitization by LCF, representing approximately 2.0% of the Initial Pool Balance.

With respect to the Mortgaged Property identified as “9 West 57th Street” on Annex A-1, securing one (1) Mortgage Loan, representing approximately 6.3% of the Initial Pool Balance, BSP is a tenant at the Mortgaged Property and leases approximately 1.1% of the net rentable area at the Mortgaged Property.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider. Wells Fargo Bank, National Association is also (i) the JPMDB 2016-C4 Servicer and the JPMDB 2016-C4 Certificate Administrator and the custodian, the certificate registrar and the 17g-5 information provider under the JPMDB 2016-C4 Pooling and Servicing Agreement with respect to the Fresno Fashion Fair Mall Whole Loan, (ii) the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Certificate Administrator and the custodian, the certificate registrar and the 17g-5 information provider under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement with respect to the Hilton Hawaiian Village Whole Loan, (iii) the JPMCC 2016-NINE Master Servicer, the JPMCC 2016-NINE Special Servicer, the certificate administrator

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under the JPMCC 2016-NINE TSA and the custodian, the certificate registrar and the 17g-5 information provider under the JPMCC 2016-NINE TSA with respect to the 9 West 57th Street Whole Loan, and (iv) expected to be the Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer, the Redwood MHC Portfolio/1140 Avenue of the Americas Certificate Administrator and the custodian, the certificate registrar and the 17g-5 information provider under the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement with respect to the Redwood MHC Portfolio Whole Loan and the 1140 Avenue of the Americas Whole Loan.

Wilmington Trust, National Association is the trustee and is also the trustee with respect to the Hilton USA Trust 2016-HHV TSA, JPMDB 2016-C4 Pooling and Servicing Agreement, the JPMCC 2016-NINE TSA and the Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement.

Pentalpha Surveillance LLC is also the JPMDB 2016-C4 Operating Advisor and the JPMDB 2016-C4 Asset Representations Reviewer with respect to the Fresno Fashion Fair Mall Whole Loan, the 9 West 57th Street Whole Loan and Moffett Gateway Whole Loan, and the JPMCC 2016-JP3 Operating Advisor and the JPMCC 2016-JP3 Asset Representations Reviewer with respect to the Salesforce Tower Whole Loan.

Under the JPMCC 2016-NINE TSA, Wells Fargo is also the JPMCC 2016-NINE Servicer and the JPMCC 2016-NINE Special Servicer of the 9 West 57th Street Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and prepayment

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premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or prepayment premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B or Class X-C certificates with a

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Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$758,206,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	$61,106,000	Class B certificates
Class X-C	$105,999,000	Class C and Class D certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property

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provisions and amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

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Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$758,206,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	$61,106,000	Class B certificates
Class X-C	$105,999,000	Class C and Class D certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the

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corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or anticipated repayment date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2017;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about December 22, 2016;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;

●	with respect to four (4) Mortgage Loans secured by four (4) Mortgaged Properties identified as “Hilton Hawaiian Village”, “9 West 57th Street”, “Moffett Gateway” and “North Hills Village” on Annex A-1, representing approximately 26.2% of the Initial Pool Balance, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan only; and

●	the Mortgage Loan secured by the Mortgaged Property identified as “Moffett Gateway” on Annex A-1, representing approximately 6.0% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule attached to this prospectus as Annex F;

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To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2017	85	85	85	85	85
December 2018	67	67	67	67	67
December 2019	45	45	45	45	45
December 2020	20	18	14	9	0
December 2021	0	0	0	0	0
Weighted Average Life (years)(1)	2.68	2.63	2.61	2.60	2.59

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	76
December 2021	0	0	0	0	0
Weighted Average Life (years)(1)	4.91	4.89	4.84	4.79	4.54

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

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Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	100	100	100	100	100
December 2024	100	100	100	100	100
December 2025	100	100	100	100	100
December 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.73	9.69	9.63	9.56	9.32

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	100	100	100	100	100
December 2024	100	100	100	100	100
December 2025	100	100	100	100	100
December 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.89	9.88	9.86	9.82	9.58

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

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Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	80	80	80	80	80
December 2023	60	60	60	60	60
December 2024	38	38	38	38	38
December 2025	16	16	16	16	16
December 2026	0	0	0	0	0
Weighted Average Life (years)(1)	7.44	7.44	7.44	7.44	7.44

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	100	100	100	100	100
December 2024	100	100	100	100	100
December 2025	100	100	100	100	100
December 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.90	9.90	9.90	9.65

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	100	100	100	100	100
December 2024	100	100	100	100	100
December 2025	100	100	100	100	100
December 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.92	9.90	9.90	9.68

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2017	100	100	100	100	100
December 2018	100	100	100	100	100
December 2019	100	100	100	100	100
December 2020	100	100	100	100	100
December 2021	100	100	100	100	100
December 2022	100	100	100	100	100
December 2023	100	100	100	100	100
December 2024	100	100	100	100	100
December 2025	100	100	100	100	100
December 2026	0	0	0	0	0
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.94	9.78

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

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The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding Excess Interest for the ARD Loans) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates (such certificates, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class Z certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe

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harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of

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regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, three (3) Mortgaged Properties identified as “925 Common”, “The Riviera” and “Timbergrove Heights” on Annex A-1, securing or partially securing three (3) Mortgage Loans representing approximately 5.8% of the Initial Pool Balance, are multifamily properties or have a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered

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Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class

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(plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of Class X-A or Class X-B certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e. the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions“, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular

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Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A, Class X-B or Class X-C certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A, Class X-B and Class X-C certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the

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election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [____] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in

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the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and

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(v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The Certificate Administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions and Treasury regulations (including any changes thereto) so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the holders of Regular Interests that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such

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Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they

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have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

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Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities LLC	Drexel Hamilton, LLC	Academy Securities, Inc.
Class A-1	$35,667,000	$0	$0
Class A-2	$129,067,000	$0	$0
Class A-3	$215,000,000	$0	$0
Class A-4	$266,136,000	$0	$0
Class A-SB	$52,478,000	$0	$0
Class X-A	$758,206,000	$0	$0
Class X-B	$61,106,000	$0	$0
Class A-S	$59,858,000	$0	$0
Class B	$61,106,000	$0	$0
Class C	$49,882,000	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

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The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $[_____], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to an affiliate of J.P. Morgan Securities LLC, which is an underwriter for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates, and the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by JPMCB. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, J.P. Morgan Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

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Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus. In addition, any Form ABS-EE filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 834-5467.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206361) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for

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a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

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The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be

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allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

With respect to two (2) Mortgaged Properties identified as “Dollar General Dimmitt” and “Dollar General Jackson” on Annex A-1, prospective investors should note that the Arizona PSPRS (Public Safety Personnel Retirement System), which is a governmental plan, owns an indirect equity interest in each of the borrowers under the related Mortgage Loan. Persons who have an ongoing relationship with Arizona PSPRS (Public Safety Personnel Retirement System) should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two

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highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance or Notional Amount of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in December 2049. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

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The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying

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on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for the classes of certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
1140 Avenue of the Americas Companion Loans	213
1140 Avenue of the Americas Guarantor	143
1140 Avenue of the Americas Intercreditor Agreement	213
1140 Avenue of the Americas Mortgage Loan	213
1140 Avenue of the Americas Pari Passu Companion Loans	213
1140 Avenue of the Americas Whole Loan	213
17g-5 Information Provider	298
1986 Act	455
1996 Act	434
2
2015 Budget Act	462
3
30/360 Basis	158, 331
4
401(c) Regulations	471
8
80 Park Plaza Controlling Companion Loan	216
80 Park Plaza Intercreditor Agreement	217
80 Park Plaza Mortgage Loan	216
80 Park Plaza Mortgaged Property	216
80 Park Plaza Non-Controlling Companion Loans	217
80 Park Plaza Pari Passu Companion Loans	217
80 Park Plaza Whole Loan	217
9
9 West 57th Street Companion Loans	205
9 West 57th Street Intercreditor Agreement	205
9 West 57th Street Mortgage Loan	205
9 West 57th Street Noteholders	205
9 West 57th Street Pari Passu Companion Loans	205
9 West 57th Street Subordinate Companion Loan	205
9 West 57th Street Whole Loan	205
A
AB Modified Loan	343
Accelerated Mezzanine Loan Lender	293
Acceptable Insurance Default	346
Acting General Counsel’s Letter	119
Actual/360 Basis	158, 321
Actual/360 Loans	321
ADA	436
Additional Exclusions	346
Administrative Cost Rate	278
ADR	122
Advances	317
Affirmative Asset Review Vote	380
AFFO	144
Annual Debt Service	122
Anticipated Repayment Date	158
Appraisal Reduction Amount	340
Appraisal Reduction Event	339
Appraised Value	123
Appraised-Out Class	344
AR Capital	143
AR Globa	143

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ARC NYC REIT	143
ARCP	144
ARD Loan	158
Arroyo Ground Lease	140
Assessment of Compliance Report	416
Asset Representations Reviewer Asset Review Fee	338
Asset Representations Reviewer Cap	338
Asset Representations Reviewer Fee	338
Asset Representations Reviewer Fee Rate	338
Asset Representations Reviewer Termination Event	384
Asset Review	381
Asset Review Notice	380
Asset Review Quorum	380
Asset Review Report	382
Asset Review Report Summary	382
Asset Review Standard	381
Asset Review Trigger	379
Asset Review Vote Election	380
Asset Status Report	355
Assumed Final Distribution Date	286
Assumed Scheduled Payment	280
Attestation Report	417
Available Funds	272
B
Balloon Balance	123
Bankruptcy Code	428
Base Interest Fraction	285
Beds	128
Borrower Party	293
Borrower Party Affiliate	293
B-piece buyer	101
BSCMI	225
BSP	238
BSP Data Tape	240
BSP Mortgage Loans	238
BSP Review Team	239
C
C(WUMP)O	16
CERCLA	434
Certificate Administrator Fee Rate	337
Certificate Administrator/Trustee Fee	337
Certificate Balance	271
Certificate Owners	301
Certificateholder	294
Certificateholder Quorum	387
Certificateholder Repurchase Request	395
Certifying Certificateholder	302
CGCMT 2016-C3 Asset Representations Reviewer	217
CGCMT 2016-C3 Certificate Administrator	217
CGCMT 2016-C3 Depositor	217
CGCMT 2016-C3 Directing Certificateholder	218
CGCMT 2016-C3 Master Servicer	217
CGCMT 2016-C3 Operating Advisor	217
CGCMT 2016-C3 Pooling and Servicing Agreement	217
CGCMT 2016-C3 Securitization Trust	218
CGCMT 2016-C3 Special Servicer	217
CGCMT 2016-C3 Trustee	217
Class A Certificates	270
Class A-SB Planned Principal Balance	280
Class X Certificates	270
Clearstream	300
Clearstream Participants	301
Closing Date	122
CMA	123
CMA Lockbox	123
CMBS	51
Code	453
Collateral Deficiency Amount	343
Collection Account	320
Collection Period	273
Communication Request	303
Companion Distribution Account	320
Companion Holder	172
Companion Loan	121
Companion Loans	121

476

Compensating Interest Payment	287
Complaint	258
Constant Prepayment Rate	444
Consultation Termination Event	368
Control Eligible Certificates	364
Control Termination Event	368
Controlling Class	363
Controlling Class Certificateholder	363
Corrected Loan	354
CPR	444
CPY	444
CREFC®	290
CREFC® Intellectual Property Royalty License Fee	339
CREFC® Intellectual Property Royalty License Fee Rate	339
CREFC® Investor Reporting Package	324
CREFC® Reports	290
Cross-Over Date	276
Cumulative Appraisal Reduction Amount	343, 344
Cure/Contest Period	382
Cut-off Date	121
Cut-off Date Balance	123
D
Defaulted Loan	360
Defeasance Deposit	162
Defeasance Loans	161
Defeasance Lock-Out Period	161
Defeasance Option	161
Deficiency	139
Definitive Certificate	299
Delinquent Loan	379
Depositaries	300
Determination Date	272
Dick’s Sporting Goods Portfolio Intercreditor Agreement	193
Dick’s Sporting Goods Portfolio Mortgage Loan	192
Dick’s Sporting Goods Portfolio Pari Passu Companion Loan	192
Dick’s Sporting Goods Portfolio Whole Loan	192
Diligence File	305
Directing Certificateholder	363
Disclosable Special Servicer Fees	337
Discount Rate	285
Dispute Resolution Consultation	397
Dispute Resolution Cut-off Date	397
Distribution Accounts	320
Distribution Date	272
Distribution Date Statement	290
District Court	258
Dodd-Frank Act	104
DOL	468
Draft CRR Amendment Regulation	104
DSCR/DY Trigger	366
DTC	299
DTC Participants	300
DTC Rules	301
Due Date	157, 273
E
EDGAR	467
EEA	13
Effective Gross Income	127
Eligible Asset Representations Reviewer	383
Eligible Operating Advisor	374
Enforcing Party	395
Enforcing Servicer	395
ERISA	468
ESA	140, 229
Escrow/Reserve Mitigating Circumstances	231
EU Risk Retention and Due Diligence Requirements	104
Euroclear	300
Euroclear Operator	302
Euroclear Participants	302
Excess Interest	271
Excess Interest Distribution Account	321
Excess Modification Fee Amount	332
Excess Modification Fees	330
Excess Prepayment Interest Shortfall	287

477

Exchange Act	224
Excluded Controlling Class Holder	297
Excluded Controlling Class Loan	293
Excluded Information	293
Excluded Loan	23, 293
Excluded Special Servicer	387
Excluded Special Servicer Loan	387
Exemption	469
Exemption Rating Agency	469
F
FATCA	463
FDIA	118
FDIC	118
Fee Restricted Period	335
Fee Restricted Trigger	335
FETL	17
FIEL	18
Final Asset Status Report	371
Final Dispute Resolution Election Notice	398
Financial Promotion Order	15
FIRREA	119, 142, 228
Fitch	415
FPO Persons	15
Fresno Fashion Fair Mall Controlling Pari Passu Companion Loan	200
Fresno Fashion Fair Mall Intercreditor Agreement	200
Fresno Fashion Fair Mall Mortgage Loan	199
Fresno Fashion Fair Mall Non-Controlling Pari Passu Companion Loans	200
Fresno Fashion Fair Mall Pari Passu Companion Loans	200
Fresno Fashion Fair Mall Whole Loan	200
FSCMA	17
FSMA	15
G
Gain-on-Sale Entitlement Amount	274
Gain-on-Sale Remittance Amount	274
Gain-on-Sale Reserve Account	321
Garn Act	435
GLA	124
Grantor Trust	272, 453
H
Hard Lockbox	124
High Net Worth Companies, Unincorporated Associations, etc.	15
Hilton	133
Hilton Hawaiian Village Companion Loans	196
Hilton Hawaiian Village Controlling Noteholder	198
Hilton Hawaiian Village Intercreditor Agreement	196
Hilton Hawaiian Village Mortgage Loan	196
Hilton Hawaiian Village Noteholders	196
Hilton Hawaiian Village Pari Passu Companion Loans	196
Hilton Hawaiian Village Subordinate Companion Loan	196
Hilton Hawaiian Village Whole Loan	196
Hilton USA Trust 2016-HHV Master Servicer	196
Hilton USA Trust 2016-HHV Special Servicer	196
Hilton USA Trust 2016-HHV Trust and Servicing Agreement	196
I
Imminent Default Fee Restricted Period	336
Indirect Participants	300
Initial Pool Balance	121
Initial Rate	158
Initial Requesting Certificateholder	395
In-Place Cash Management	124
Insurance and Condemnation Proceeds	320

478

Intercreditor Agreement	172
Interest Accrual Amount	278
Interest Accrual Period	278
Interest Distribution Amount	278
Interest Reserve Account	321
Interest Shortfall	278
Interested Person	361
Investor Certification	293
IOP	142
J
JPMCB	224
JPMCB Data Tape	226
JPMCB Deal Team	225
JPMCB Mortgage Loans	225
JPMCB’s Qualification Criteria	227
JPMCC 2016-JP3 Asset Representations Reviewer	220
JPMCC 2016-JP3 Certificate Administrator	220
JPMCC 2016-JP3 Certificateholders	220
JPMCC 2016-JP3 Depositor	220
JPMCC 2016-JP3 Directing Certificateholder	221
JPMCC 2016-JP3 Master Servicer	220
JPMCC 2016-JP3 Operating Advisor	220
JPMCC 2016-JP3 Pooling and Servicing Agreement	220
JPMCC 2016-JP3 Securitization Trust	221
JPMCC 2016-JP3 Special Servicer	220
JPMCC 2016-JP3 Trustee	220
JPMCC 2016-NINE Master Servicer	205
JPMCC 2016-NINE Special Servicer	205
JPMCC 2016-NINE TSA	205
JPMDB 2016-C4 Asset Representations Reviewer	200
JPMDB 2016-C4 Certificate Administrator	200
JPMDB 2016-C4 Controlling Class Representative	201
JPMDB 2016-C4 Depositor	200
JPMDB 2016-C4 Operating Advisor	200
JPMDB 2016-C4 Pooling and Servicing Agreement	200
JPMDB 2016-C4 Servicer	200
JPMDB 2016-C4 Special Servicer	200
JPMDB 2016-C4 Trustee	200
K
KBRA	415
L
Ladder Capital Group	246
Ladder Capital Review Team	253
Ladder Holdings	246
LCF	246
LCF Data Tape	253
LCF Financing Affiliates	438
LCF Mortgage Loans	246
Liquidation Fee	332
Liquidation Fee Rate	332
Liquidation Proceeds	320
LNR Partners	263
Loan Per Unit	124
Loss of Value Payment	309
Lower-Tier Regular Interests	453
Lower-Tier REMIC	271, 453
Lower-Tier REMIC Distribution Account	320
LTV Ratio	124
M
MAI	310
Major Decision	364
MAS	16
Master Lease Property	152
Master Servicer	259
Master Servicer Proposed Course of Action Notice	396
Master Servicer Remittance Date	316
Material Defect	308
MLPA	304
Modeling Assumptions	445
Modification Fees	330

479

Moffett Gateway Companion Loans	177
Moffett Gateway Control Appraisal Period	178
Moffett Gateway Intercreditor Agreement	178
Moffett Gateway Mortgage Loan	177
Moffett Gateway Noteholders	178
Moffett Gateway Pari Passu Companion Loans	177
Moffett Gateway Sequential Pay Event	179
Moffett Gateway Subordinate Companion Loan	177
Moffett Gateway Threshold Event Collateral	178
Moffett Gateway Whole Loan	178
Moody’s	415
Mortgage	122
Mortgage File	304
Mortgage Loan	39
Mortgage Loan Sellers	19
Mortgage Loans	121
Mortgage Note	122
Mortgage Pool	121
Mortgage Rate	278
Mortgaged Property	122
Mortgages	423
N
Net Mortgage Rate	278
Net Operating Income	125
NOI Date	125
Nonrecoverable Advance	317
Non-Serviced Certificate Administrator	172
Non-Serviced Companion Loan	172
Non-Serviced Directing Certificateholder	172
Non-Serviced Intercreditor Agreement	172
Non-Serviced Master Servicer	172
Non-Serviced Mortgage Loan	172
Non-Serviced Operating Advisor	172
Non-Serviced PSA	172
Non-Serviced Securitization Trust	172
Non-Serviced Special Servicer	172
Non-Serviced Trustee	173
Non-Serviced Whole Loan	173
Non-U.S. Person	463
North Hills Village Control Appraisal Period	187
North Hills Village Intercreditor Agreement	187
North Hills Village Mortgage Loan	187
North Hills Village Noteholders	187
North Hills Village Sequential Pay Event	188
North Hills Village Subordinate Companion Loan	187
North Hills Village Threshold Event Collateral	188
North Hills Village Whole Loan	187
Notional Amount	271
NRA	125
NRSRO	292, 471
NRSRO Certification	294
O
Occupancy	125
Occupancy Date	125
Offered Certificates	270
OID Regulations	456
OLA	119
Operating Advisor Consulting Fee	337
Operating Advisor Expenses	338
Operating Advisor Fee	337
Operating Advisor Fee Rate	337
Operating Advisor Standard	373
Operating Advisor Termination Event	376
Operating Leverage	54
Operating Statements	128
P
P&I Advance	316
PAR	229

480

Pari Passu Companion Loan	121, 173
Pari Passu Companion Loans	121
Participants	300
Parties in Interest	468
Pass-Through Rate	277
Patriot Act	437
PCIS Persons	15
Pentalpha Surveillance	268
Percentage Interest	272
Periodic Payments	273
Permitted Investments	272, 321
Permitted Special Servicer/Affiliate Fees	337
PIPs	70, 142
Plans	468
PRC	15
Preliminary Dispute Resolution Election Notice	397
Prepayment Assumption	457
Prepayment Interest Excess	286
Prepayment Interest Shortfall	286
Prime Rate	320
Principal Balance Certificates	270
Principal Distribution Amount	279
Principal Shortfall	280
Privileged Information	375
Privileged Information Exception	375
Privileged Person	292
Professional Investors	16
Prohibited Prepayment	287
Promotion of Collective Investment Schemes Exemptions Order	15
Proposed Course of Action	396
Proposed Course of Action Notice	396
Prospectus Directive	14
PSA	270
PSA Party Repurchase Request	396
PTCE	470
Purchase Price	310
Q
Qualification Criteria	241, 255
Qualified Replacement Special Servicer	387
Qualified Substitute Mortgage Loan	310
R
RAC No-Response Scenario	414
Rated Final Distribution Date	286
Rating Agencies	415
Rating Agency Confirmation	415
RCS	145
REA	58
Realized Loss	289
REC	140
Record Date	272
Redwood MHC Portfolio Companion Loans	209
Redwood MHC Portfolio Controlling Companion Loan	209
Redwood MHC Portfolio Directing Holder	211, 214
Redwood MHC Portfolio Intercreditor Agreement	209
Redwood MHC Portfolio Mortgage Loan	209
Redwood MHC Portfolio Pari Passu Companion Loan	209
Redwood MHC Portfolio Whole Loan	209
Redwood MHC Portfolio/1140 Avenue of the Americas Asset Representations Reviewer	210
Redwood MHC Portfolio/1140 Avenue of the Americas Certificate Administrator	210
Redwood MHC Portfolio/1140 Avenue of the Americas Depositor	209
Redwood MHC Portfolio/1140 Avenue of the Americas Master Servicer	209
Redwood MHC Portfolio/1140 Avenue of the Americas Mortgage Trust	210

481

Redwood MHC Portfolio/1140 Avenue of the Americas Operating Advisor	210
Redwood MHC Portfolio/1140 Avenue of the Americas Pooling and Servicing Agreement	209
Redwood MHC Portfolio/1140 Avenue of the Americas Special Servicer	209, 267
Redwood MHC Portfolio/1140 Avenue of the Americas Trustee	210
Refinancing/P&S Document	335
Registration Statement	467
Regular Certificates	270
Regular Interestholder	456
Regular Interests	453
Regulation AB	417
Reimbursement Rate	320
REIT LLLP	246
Related Proceeds	319
Release Date	162
Relevant Member State	13
Relevant Persons	15
Relief Act	437
REMIC	453
REMIC Regulations	453
REO Account	321
REO Loan	281
REO Property	354
Repurchase Request	396
Requesting Certificateholder	397
Requesting Holders	344
Requesting Investor	303
Requesting Party	414
Requirements	437
Residual Certificates	270
Resolution Failure	396
Resolved	396
Restricted Group	469
Restricted Party	375
Review Materials	380
Revised Rate	158
RevPAR	125
Riverway Intercreditor Agreement	175
Riverway Mortgage Loan	174
Riverway Pari Passu Companion Loan	174
Riverway Whole Loan	174
RMBS	258
Rooms	128
Rule 15Ga-1	231
Rule 17g-5	294
S
Salesforce Tower Intercreditor Agreement	220
Salesforce Tower Mortgage Loan	220
Salesforce Tower Pari Passu Companion Loan	220
Salesforce Tower Whole Loan	220
Scheduled Principal Distribution Amount	279
SEC	144, 224
Securities Act	416
Securitization Accounts	321
Securitization Framework	104
Securitization Regulation	104
SEL	243
Senior Certificates	270
Serviced Companion Loan	173
Serviced Companion Loans	40
Serviced Pari Passu Companion Loan	173
Serviced Pari Passu Mortgage Loan	173
Serviced Whole Loan	40, 173
Servicer Termination Event	389
Servicing Advances	317
Servicing Fee	328
Servicing Fee Rate	328
Servicing Standard	315
SF	125
SFA	17
SFO	16
Similar Law	468
SMC	232
SMF VI	232
SMF VI Data Tape	233
SMF VI Mortgage Loans	233
SMMEA	471
Soft Lockbox	125
Special Servicer Decision	347
Special Servicing Fee	331
Special Servicing Fee Rate	331
Specially Serviced Loans	353
Springing Lockbox	125
Sq. Ft.	125

482

Square Feet	125
Startup Day	453
Starwood	232
Starwood Mortgage Loans	232
Starwood Review Team	233
Stated Principal Balance	280
Static Pool Data	80
Structured Product	16
STWD	263
Subject Loans	338
Subordinate Certificates	270
Subordinate Companion Loan	121, 173
Subordinate Companion Loans	121
Sub-Servicing Agreement	315
Summit Mall Intercreditor Agreement	184
Summit Mall Mortgage Loan	184
Summit Mall Pari Passu Companion Loan	184
Summit Mall Whole Loan	184
T
T-12	125
Tax Matters Persons	462
Term to Maturity	125
Terms and Conditions	302
Tests	381
Title V	436
TMPs	462
TRIPRA	75
TRS LLLP	246
Trust REMICs	272, 453
TTM	125
U
U.S. Person	463
UCC	424
Underwriter Entities	94
Underwriting Agreement	465
Underwritten Expenses	125
Underwritten NCF Debt Yield	126
Underwritten Net Cash Flow	126
Underwritten Net Cash Flow Debt Service Coverage Ratio	125
Underwritten Net Operating Income Debt Service Coverage Ratio	126
Underwritten NOI	127
Underwritten Revenues	128
Units	128
Unscheduled Principal Distribution Amount	279
Unsolicited Information	381
Upper-Tier REMIC	272, 453
Upper-Tier REMIC Distribution Account	320
UW Expenses	125
UW NCF	126
UW NCF Debt Yield	126
UW NCF DSCR	125
UW NOI	127
UW NOI Debt Yield	128
UW NOI DSCR	126
UW NOI DY	128
V
Volcker Rule	105
Voting Rights	299
W
WAC Rate	277
Wachovia	259
Walgreens	148
Weighted Average Mortgage Rate	129
Wells Fargo	259
Wells Fargo Bank	257
Whole Loan	121
Withheld Amounts	321
Workout Fee	331
Workout Fee Rate	331
Workout-Delayed Reimbursement Amount	319
WTNA	256
Y
Yield Maintenance Charge	285
YM Group A	284
YM Group B	284
YM Group C	284
YM Group D	284
YM Groups	284

483

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX A-1

								Number of	Property	Property		Year		Unit of		Occupancy
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date
1	JPMCB	Hilton Hawaiian Village	2005 Kalia Road	Honolulu	HI	96815	Honolulu	1	Hotel	Full Service	1961	2016	2,860	Rooms	94.6%	09/30/16
2	JPMCB	Fresno Fashion Fair Mall	645 East Shaw Avenue	Fresno	CA	93710	Fresno	1	Retail	Super Regional Mall	1970	2003	536,093	Square Feet	88.2%	08/31/16
3	JPMCB	9 West 57th Street	9 West 57th Street	New York	NY	10019	New York	1	Office	CBD	1972		1,680,218	Square Feet	63.5%	06/01/16
4	JPMCB	Riverway	6133 North River Road, 9377 West Higgins Road, 9399 West Higgins Road and 6107 North River Road	Rosemont	IL	60018	Cook	1	Office	Suburban	1988, 1994	2016	869,120	Square Feet	95.0%	09/30/16
5	JPMCB	Moffett Gateway	1225-1265 Crossman Avenue	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2016		612,691	Square Feet	100.0%	12/01/16
6	JPMCB	Summit Mall	3265 West Market Street	Fairlawn	OH	44333	Summit	1	Retail	Regional Mall	1965	2007	528,234	Square Feet	92.3%	07/05/16
7	JPMCB	North Hills Village	4801 McKnight Road	Pittsburgh	PA	15237	Allegheny	1	Retail	Anchored	1956	2005	560,826	Square Feet	100.0%	10/31/16
8	JPMCB	Hotel Palomar San Diego	1047 Fifth Avenue	San Diego	CA	92101	San Diego	1	Hotel	Full Service	2009		211	Rooms	79.7%	09/30/16
9	LCF	Redwood MHC Portfolio	Various	Various	Various	Various	Various	18	Manufactured Housing	Various	Various	Various	4,007	Pads	70.9%	07/18/16
9.01	LCF	Camp Inn	10400 Highway 27	Frostproof	FL	33843	Polk	1	Manufactured Housing	Recreational Vehicle Park	1972		797	Pads	77.3%	07/18/16
9.02	LCF	Town & Country Estates	4444 East Benson Highway	Tucson	AZ	85706	Pima	1	Manufactured Housing	Manufactured Housing	1971		320	Pads	79.4%	07/18/16
9.03	LCF	St. Clements Crossing	21475 Prather Drive	Lexington Park	MD	20653	Saint Marys	1	Manufactured Housing	Manufactured Housing	1968	2002	186	Pads	95.7%	07/18/16
9.04	LCF	Algoma	4456 13 Mile Road Northeast	Rockford	MI	49341	Kent	1	Manufactured Housing	Manufactured Housing	1980		322	Pads	74.2%	07/18/16
9.05	LCF	Suburban Estates	46440 Kay Drive	Lexington Park	MD	20653	Saint Marys	1	Manufactured Housing	Manufactured Housing	1970		132	Pads	97.7%	07/18/16
9.06	LCF	Colonial Acres	5374 East Deadwood Drive	Portage	MI	49002	Kalamazoo	1	Manufactured Housing	Manufactured Housing	1965		612	Pads	45.3%	07/18/16
9.07	LCF	Twenty Nine Pines	6540 Highway 36 Boulevard North	Oakdale	MN	55128	Washington	1	Manufactured Housing	Manufactured Housing	1975		144	Pads	90.3%	07/18/16
9.08	LCF	Evergreen Springs	229 Killingworth Turnpike	Clinton	CT	06413	Middlesex	1	Manufactured Housing	Manufactured Housing	1935		102	Pads	96.1%	07/18/16
9.09	LCF	Avalon	16860 US Highway 19 North	Clearwater	FL	33764	Pinellas	1	Manufactured Housing	Manufactured Housing	1984		256	Pads	64.5%	07/18/16
9.10	LCF	Lexington	20529 Poplar Ridge Road	Lexington Park	MD	20653	Saint Marys	1	Manufactured Housing	Manufactured Housing	1980		76	Pads	89.5%	07/18/16
9.11	LCF	Colonial Manor	5500 West KL Avenue	Kalamazoo	MI	49009	Kalamazoo	1	Manufactured Housing	Manufactured Housing	1965		195	Pads	69.2%	07/18/16
9.12	LCF	Green Acres	1810 Boston Post Road	Westbrook	CT	06498	Middlesex	1	Manufactured Housing	Manufactured Housing	1955		64	Pads	96.9%	07/18/16
9.13	LCF	Cedar Grove	133 West Main Street & 47 North High Street	Clinton	CT	06413	Middlesex	1	Manufactured Housing	Recreational Vehicle Park	1950		60	Pads	98.3%	07/18/16
9.14	LCF	Hunters Chase	1866 North Eastown Road	Lima	OH	45807	Allen	1	Manufactured Housing	Manufactured Housing	1994		134	Pads	69.4%	07/18/16
9.15	LCF	Highland Bluff	155 North Ivy Street	Branford	CT	06405	New Haven	1	Manufactured Housing	Manufactured Housing	1950		49	Pads	89.8%	07/18/16
9.16	LCF	Winter Paradise	16108 US Highway 19	Hudson	FL	34667	Pasco	1	Manufactured Housing	Recreational Vehicle Park	1972		290	Pads	48.6%	07/18/16
9.17	LCF	Weststar	1866 West Sego Lily Lane	Tucson	AZ	85705	Pima	1	Manufactured Housing	Manufactured Housing	1984		90	Pads	76.7%	07/18/16
9.18	LCF	El Frontier	4233 North Flowing Wells Road	Tucson	AZ	85705	Pima	1	Manufactured Housing	Manufactured Housing	1964		178	Pads	46.6%	07/18/16
10	BSP	925 Common	925 Common Street	New Orleans	LA	70112	Orleans	1	Multifamily	High Rise	1952	2016	199	Units	93.5%	11/09/16
11	BSP	International Plaza	7900 International Drive	Bloomington	MN	55425	Hennepin	1	Office	Suburban	1984	2016	280,244	Square Feet	84.7%	08/31/16
12	BSP	Everett Plaza	1201-1505 Southeast Everett Mall Way	Everett	WA	98208	Snohomish	1	Retail	Anchored	1986		123,913	Square Feet	82.2%	11/01/16
13	JPMCB	Bilmar Beach Resort	10650 Gulf Boulevard	Treasure Island	FL	33706	Pinellas	1	Hotel	Full Service	1961-1974	2006	165	Rooms	80.0%	06/30/16
14	LCF	1140 Avenue of the Americas	1140 Avenue of the Americas	New York	NY	10036	New York	1	Office	CBD	1926	2015	247,183	Square Feet	90.8%	06/08/16
15	JPMCB	Fry 529 Retail Center	20319-20403 FM 529 Road	Cypress	TX	77433	Harris	1	Retail	Anchored	2015		114,911	Square Feet	95.8%	08/01/16
16	SMF VI	Arroyo South Office	7150, 7250 & 7255 South Tenaya Way	Las Vegas	NV	89113	Clark	1	Office	Suburban	2009		138,690	Square Feet	96.4%	10/20/16
17	JPMCB	PGA Financial Plaza	3399 PGA Boulevard	Palm Beach Gardens	FL	33410	Palm Beach	1	Office	Suburban	1998		72,611	Square Feet	100.0%	09/30/16
18	LCF	80 Park Plaza	1135-1155 Raymond Boulevard	Newark	NJ	07102	Essex	1	Office	CBD	1979	2015	960,689	Square Feet	85.8%	07/19/16
19	SMF VI	Walgreens Pool 3	Various	Various	Various	Various	Various	6	Retail	Freestanding	Various		89,540	Square Feet	100.0%	12/06/16
19.01	SMF VI	Walgreens Bettendorf	3425 Middle Road	Bettendorf	IA	52722	Scott	1	Retail	Freestanding	2000		15,120	Square Feet	100.0%	12/06/16
19.02	SMF VI	Walgreens Security	280 Main Street	Security	CO	80911	El Paso	1	Retail	Freestanding	1999		13,905	Square Feet	100.0%	12/06/16
19.03	SMF VI	Walgreens Mason City	1251 4th Street Southwest	Mason City	IA	50401	Cerro Gordo	1	Retail	Freestanding	2000		15,120	Square Feet	100.0%	12/06/16
19.04	SMF VI	Walgreens Fort Dodge	2503 5th Avenue South	Fort Dodge	IA	50501	Webster	1	Retail	Freestanding	1999		15,120	Square Feet	100.0%	12/06/16
19.05	SMF VI	Walgreens Virginia Beach	801 Independence Boulevard	Virginia Beach	VA	23445	Virginia Beach City	1	Retail	Freestanding	1998		13,895	Square Feet	100.0%	12/06/16
19.06	SMF VI	Walgreens Granite City	3732 Nameoki Road	Granite City	IL	62040	Madison	1	Retail	Freestanding	2002		16,380	Square Feet	100.0%	12/06/16
20	SMF VI	Walgreens Pool 6	Various	Various	Various	Various	Various	6	Retail	Freestanding	Various		91,440	Square Feet	100.0%	12/06/16
20.01	SMF VI	Walgreens Sioux City	4650 Morningside Avenue	Sioux City	IA	51106	Woodbury	1	Retail	Freestanding	1999		15,120	Square Feet	100.0%	12/06/16
20.02	SMF VI	Walgreens Des Moines	3140 Southeast 14th Street	Des Moines	IA	50320	Polk	1	Retail	Freestanding	2000		15,795	Square Feet	100.0%	12/06/16
20.03	SMF VI	Walgreens Mesa	420 South Sossaman Road	Mesa	AZ	85208	Maricopa	1	Retail	Freestanding	1999		15,120	Square Feet	100.0%	12/06/16
20.04	SMF VI	Walgreens Wichita	555 North Maize Road	Wichita	KS	67212	Sedgwick	1	Retail	Freestanding	2000		15,120	Square Feet	100.0%	12/06/16
20.05	SMF VI	Walgreens Colorado Springs	1920 South Chelton Road	Colorado Springs	CO	80916	El Paso	1	Retail	Freestanding	1999		13,905	Square Feet	100.0%	12/06/16
20.06	SMF VI	Walgreens Casa Grande	1514 East Florence Boulevard	Casa Grande	AZ	85122	Pinal	1	Retail	Freestanding	1997		16,380	Square Feet	100.0%	12/06/16
21	BSP	Franklin Marketplace	12131-41 Knights Road	Philadelphia	PA	19154	Philadelphia	1	Retail	Anchored	1989	2005	223,434	Square Feet	83.0%	08/31/16
22	JPMCB	Salesforce Tower	111 Monument Circle and 120 North Pennsylvania Street	Indianapolis	IN	46204	Marion	1	Office	CBD	1959, 1990	1993	1,105,117	Square Feet	86.1%	07/11/16
23	JPMCB	Dick’s Sporting Goods Portfolio	Various	Various	Various	Various	Various	6	Retail	Various	Various		264,338	Square Feet	100.0%	12/01/16
23.01	JPMCB	Dick’s Keene	42 Ash Brook Road	Keene	NH	03431	Cheshire	1	Retail	Shadow Anchored	2005		45,471	Square Feet	100.0%	12/01/16
23.02	JPMCB	Dick’s Concord	295 Loudon Road	Concord	NH	03301	Merrimack	1	Retail	Freestanding	2005		50,000	Square Feet	100.0%	12/01/16
23.03	JPMCB	Dick’s Wichita	4600 West Kellogg Drive	Wichita	KS	67209	Sedgwick	1	Retail	Anchored	2003		48,780	Square Feet	100.0%	12/01/16
23.04	JPMCB	Dick’s Bloomingdale	328 West Army Trail Road	Bloomingdale	IL	60108	DuPage	1	Retail	Shadow Anchored	2006		50,000	Square Feet	100.0%	12/01/16
23.05	JPMCB	Dick’s Fort Wayne	309 East Coliseum Boulevard	Fort Wayne	IN	46805	Allen	1	Retail	Unanchored	2004		50,000	Square Feet	100.0%	12/01/16
23.06	JPMCB	PetSmart Concord	299 Loudon Road	Concord	NH	03301	Merrimack	1	Retail	Freestanding	2006		20,087	Square Feet	100.0%	12/01/16
24	LCF	Tech Ridge Office Park	9726 East 42nd Street	Tulsa	OK	74146	Tulsa	1	Office	Suburban	1979	1982	555,716	Square Feet	73.9%	11/30/16
25	SMF VI	Twelve Oaks	5500 Abercorn Street	Savannah	GA	31405	Chatham	1	Retail	Anchored	1984	1995	105,445	Square Feet	95.9%	10/01/16
26	SMF VI	Market at Hilliard	1852 Hilliard Rome Road	Hilliard	OH	43026	Franklin	1	Retail	Shadow Anchored	2003		115,221	Square Feet	97.5%	11/08/16
27	JPMCB	The Riviera	16457 El Camino Real	Houston	TX	77062	Harris	1	Multifamily	Garden	1963, 1980	2016	285	Units	94.7%	10/01/16
28	JPMCB	HGI Kennesaw	895 Cobb Place Boulevard Northwest	Kennesaw	GA	30144	Cobb	1	Hotel	Limited Service	2005		114	Rooms	76.1%	09/30/16
29	SMF VI	Buckhorn Plaza	60-76 Lunger Drive	Bloomsburg	PA	17815	Columbia	1	Retail	Shadow Anchored	2004		86,835	Square Feet	95.3%	10/28/16
30	JPMCB	Timbergrove Heights	1600 West T C Jester Boulevard	Houston	TX	77008	Harris	1	Multifamily	Garden	1970	2016	95	Units	94.7%	11/02/16
31	SMF VI	Home2 Suites Lubbock	6004 Marsha Sharp Freeway	Lubbock	TX	79407	Lubbock	1	Hotel	Extended Stay	2015		100	Rooms	73.9%	08/31/16
32	SMF VI	Southwest Business Center	4325 West Tropicana Avenue & 4330-4340 South Valley View Boulevard	Las Vegas	NV	89103	Clark	1	Industrial	Flex	1985, 1991		77,297	Square Feet	82.2%	10/24/16
33	SMF VI	Hinesville Central	755 West Oglethorpe Highway	Hinesville	GA	31313	Liberty	1	Retail	Shadow Anchored	2000		41,800	Square Feet	100.0%	10/01/16
34	SMF VI	Presidents Industrial	7101 Presidents Drive	Orlando	FL	32809	Orange	1	Industrial	Flex	1986		106,858	Square Feet	96.0%	10/31/16
35	SMF VI	Holiday Inn Express Salina	755 West Diamond Drive	Salina	KS	67401	Saline	1	Hotel	Limited Service	2011		88	Rooms	72.3%	06/30/16
36	BSP	Townley Park Center Retail	124-125 Towne Center Drive & 1781 Sharkey Way	Lexington	KY	40511	Fayette	1	Retail	Unanchored	2007, 2011		33,290	Square Feet	100.0%	09/09/16
37	SMF VI	Hebron Heights	1012 West Hebron Parkway	Carrollton	TX	75010	Denton	1	Retail	Unanchored	2000		36,092	Square Feet	100.0%	10/19/16
38	SMF VI	West Hills Plaza	129 Bessemer Super Highway	Midfield	AL	35228	Jefferson	1	Retail	Anchored	1966	1997	111,571	Square Feet	100.0%	10/01/16
39	LCF	Dollar General Dimmitt	101 Northwest 4th Street	Dimmitt	TX	79027	Castro	1	Retail	Freestanding	2016		10,566	Square Feet	100.0%	12/06/16
40	LCF	Dollar General Jackson	4640 State Highway 72	Jackson	MO	63755	Cape Girardeau	1	Retail	Freestanding	2016		9,100	Square Feet	100.0%	12/06/16

A-1-1

ANNEX A-1

							Original		Current						Net
			Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO
Loan #	Seller(1)	Property Name	Value ($)(4)	Date	LTV %(4)(5)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment
1	JPMCB	Hilton Hawaiian Village	2,230,000,000	08/30/16	31.2%	94,000,000	243,566	94,000,000	243,566	9.4%	No	No	4.19950	0.01025	4.18925	Actual/360	333,529.73	4,002,356.81	10/24/16	12/01/16
2	JPMCB	Fresno Fashion Fair Mall	565,000,000	08/24/16	57.5%	80,000,000	606	80,000,000	606	8.0%	No	No	3.58700	0.01150	3.57550	Actual/360	242,454.63	2,909,455.56	10/06/16	12/01/16
3	JPMCB	9 West 57th Street	3,400,000,000	07/28/16	29.8%	63,000,000	603	63,000,000	603	6.3%	No	No	2.85950	0.01025	2.84925	Actual/360	152,208.80	1,826,505.63	08/30/16	10/01/16
4	JPMCB	Riverway	176,200,000	09/07/16	72.6%	63,000,000	147	63,000,000	147	6.3%	No	No	4.96000	0.01509	4.94491	Actual/360	336,659.18	4,039,910.16	11/02/16	01/01/17
5	JPMCB	Moffett Gateway	525,000,000	07/20/16	46.3%	60,000,000	397	60,000,000	397	6.0%	No	No	3.31940	0.01509	3.30431	Actual/360	291,607.97	3,499,295.67	09/22/16	11/01/16	10/01/21
6	JPMCB	Summit Mall	205,000,000	08/08/16	41.5%	50,000,000	161	50,000,000	161	5.0%	No	No	3.31400	0.01509	3.29891	Actual/360	140,001.16	1,680,013.89	09/07/16	11/01/16
7	JPMCB	North Hills Village	67,500,000	08/01/16	65.3%	44,100,000	79	44,100,000	79	4.4%	No	No	4.32848	0.02509	4.30339	Actual/360	208,156.68	2,497,880.17	11/04/16	01/01/17
8	JPMCB	Hotel Palomar San Diego	80,100,000	11/01/17	47.4%	38,000,000	180,095	38,000,000	180,095	3.8%	No	No	4.55500	0.01509	4.53991	Actual/360	146,245.02	1,754,940.28	11/01/16	12/01/16
9	LCF	Redwood MHC Portfolio	133,710,000	Various	71.8%	37,000,000	23,958	37,000,000	23,958	3.7%	No	No	4.11400	0.01150	4.10250	Actual/360	179,084.02	2,149,008.24	09/06/16	10/06/16	03/06/19
9.01	LCF	Camp Inn	20,800,000	08/04/16		5,892,250		5,892,250		0.6%
9.02	LCF	Town & Country Estates	13,130,000	08/03/16		3,447,938		3,447,938		0.3%
9.03	LCF	St. Clements Crossing	11,600,000	08/04/16		3,062,906		3,062,906		0.3%
9.04	LCF	Algoma	10,000,000	08/05/16		2,963,083		2,963,083		0.3%
9.05	LCF	Suburban Estates	10,240,000	08/04/16		2,914,135		2,914,135		0.3%
9.06	LCF	Colonial Acres	11,070,000	08/05/16		2,763,245		2,763,245		0.3%
9.07	LCF	Twenty Nine Pines	8,310,000	08/01/16		2,558,010		2,558,010		0.3%
9.08	LCF	Evergreen Springs	8,070,000	08/03/16		2,372,240		2,372,240		0.2%
9.09	LCF	Avalon	7,740,000	08/03/16		2,237,344		2,237,344		0.2%
9.10	LCF	Lexington	4,760,000	08/04/16		1,294,615		1,294,615		0.1%
9.11	LCF	Colonial Manor	5,240,000	08/05/16		1,215,026		1,215,026		0.1%
9.12	LCF	Green Acres	4,070,000	08/03/16		1,181,688		1,181,688		0.1%
9.13	LCF	Cedar Grove	3,070,000	08/03/16		946,198		946,198		0.1%
9.14	LCF	Hunters Chase	3,270,000	08/01/16		934,250		934,250		0.1%
9.15	LCF	Highland Bluff	3,200,000	08/03/16		883,760		883,760		0.1%
9.16	LCF	Winter Paradise	3,090,000	08/04/16		881,641		881,641		0.1%
9.17	LCF	Weststar	3,290,000	08/03/16		764,089		764,089		0.1%
9.18	LCF	El Frontier	2,760,000	08/03/16		687,583		687,583		0.1%
10	BSP	925 Common	59,100,000	09/01/16	55.0%	32,500,000	163,317	32,500,000	163,317	3.3%	No	No	5.18000	0.01509	5.16491	Actual/360	178,059.71	2,136,716.52	11/14/16	01/06/17	12/06/17
11	BSP	International Plaza	38,950,000	09/15/16	73.2%	28,500,000	102	28,500,000	102	2.9%	No	No	5.09000	0.03509	5.05491	Actual/360	154,565.61	1,854,787.32	10/31/16	12/06/16	11/06/17
12	BSP	Everett Plaza	39,000,000	10/02/16	69.1%	27,000,000	218	26,964,703	218	2.7%	No	No	4.54000	0.01509	4.52491	Actual/360	137,447.49	1,649,369.88	11/01/16	12/06/16
13	JPMCB	Bilmar Beach Resort	37,100,000	08/08/16	67.1%	25,000,000	151,515	24,905,313	150,941	2.5%	No	No	4.57100	0.01509	4.55591	Actual/360	127,728.17	1,532,738.04	09/01/16	10/01/16
14	LCF	1140 Avenue of the Americas	180,000,000	05/01/16	55.0%	24,000,000	401	24,000,000	401	2.4%	No	No	4.10900	0.01150	4.09750	Actual/360	83,321.39	999,856.68	06/15/16	08/06/16
15	JPMCB	Fry 529 Retail Center	28,240,000	08/25/16	76.1%	21,500,000	187	21,500,000	187	2.2%	No	No	4.27000	0.04259	4.22741	Actual/360	106,018.96	1,272,227.52	10/17/16	12/01/16	11/01/21
16	SMF VI	Arroyo South Office	32,190,000	09/26/16	66.4%	21,400,000	154	21,371,809	154	2.1%	No	No	4.49800	0.06259	4.43541	Actual/360	108,405.23	1,300,862.76	10/27/16	12/06/16
17	JPMCB	PGA Financial Plaza	30,000,000	09/08/16	69.0%	20,700,000	285	20,700,000	285	2.1%	No	No	3.98000	0.04259	3.93741	30/360	98,586.44	1,183,037.28	11/04/16	01/01/17	12/01/19
18	LCF	80 Park Plaza	177,400,000	08/01/16	75.0%	20,500,000	138	20,500,000	138	2.1%	No	No	4.45000	0.01150	4.43850	Actual/360	103,262.35	1,239,148.20	09/30/16	11/06/16	10/06/19
19	SMF VI	Walgreens Pool 3	31,500,000	Various	64.5%	20,349,000	227	20,323,068	227	2.0%	No	Yes - Group 1	4.68000	0.01509	4.66491	Actual/360	105,293.13	1,263,517.56	11/01/16	12/06/16
19.01	SMF VI	Walgreens Bettendorf	6,550,000	10/04/16		4,233,000		4,227,606		0.4%
19.02	SMF VI	Walgreens Security	5,900,000	10/05/16		3,802,000		3,797,155		0.4%
19.03	SMF VI	Walgreens Mason City	5,770,000	10/06/16		3,732,000		3,727,244		0.4%
19.04	SMF VI	Walgreens Fort Dodge	4,920,000	10/08/16		3,180,000		3,175,948		0.3%
19.05	SMF VI	Walgreens Virginia Beach	4,300,000	10/03/16		2,779,000		2,775,459		0.3%
19.06	SMF VI	Walgreens Granite City	4,060,000	09/27/16		2,623,000		2,619,657		0.3%
20	SMF VI	Walgreens Pool 6	30,750,000	Various	64.6%	19,886,000	217	19,860,658	217	2.0%	No	Yes - Group 1	4.68000	0.01509	4.66491	Actual/360	102,897.40	1,234,768.80	11/01/16	12/06/16
20.01	SMF VI	Walgreens Sioux City	5,970,000	09/28/16		3,857,000		3,852,085		0.4%
20.02	SMF VI	Walgreens Des Moines	5,680,000	10/09/16		3,675,000		3,670,317		0.4%
20.03	SMF VI	Walgreens Mesa	5,400,000	10/05/16		3,503,000		3,498,536		0.4%
20.04	SMF VI	Walgreens Wichita	5,350,000	09/16/16		3,462,000		3,457,588		0.3%
20.05	SMF VI	Walgreens Colorado Springs	4,700,000	10/05/16		3,036,000		3,032,131		0.3%
20.06	SMF VI	Walgreens Casa Grande	3,650,000	10/05/16		2,353,000		2,350,001		0.2%
21	BSP	Franklin Marketplace	31,000,000	07/26/16	58.7%	18,250,000	82	18,187,741	81	1.8%	No	No	5.10000	0.01509	5.08491	Actual/360	99,088.33	1,189,059.96	08/19/16	10/06/16
22	JPMCB	Salesforce Tower	181,100,000	07/21/16	59.6%	18,000,000	98	18,000,000	98	1.8%	No	No	4.36690	0.01150	4.35540	Actual/360	66,413.27	796,959.25	08/25/16	10/01/16
23	JPMCB	Dick’s Sporting Goods Portfolio	43,750,000	Various	70.8%	18,000,000	117	17,976,072	117	1.8%	No	No	4.44800	0.01509	4.43291	Actual/360	90,648.05	1,087,776.60	10/11/16	12/01/16
23.01	JPMCB	Dick’s Keene	11,000,000	07/20/16		4,523,226		4,517,213		0.5%
23.02	JPMCB	Dick’s Concord	9,200,000	07/22/16		3,785,806		3,780,774		0.4%
23.03	JPMCB	Dick’s Wichita	8,100,000	07/19/16		3,332,903		3,328,473		0.3%
23.04	JPMCB	Dick’s Bloomingdale	6,500,000	07/22/16		2,676,774		2,673,216		0.3%
23.05	JPMCB	Dick’s Fort Wayne	5,100,000	07/20/16		2,096,129		2,093,343		0.2%
23.06	JPMCB	PetSmart Concord	3,850,000	07/20/16		1,585,161		1,583,054		0.2%
24	LCF	Tech Ridge Office Park	25,100,000	09/29/16	70.3%	17,650,000	32	17,650,000	32	1.8%	No	No	5.28300	0.01509	5.26791	Actual/360	97,825.02	1,173,900.24	11/09/16	01/06/17
25	SMF VI	Twelve Oaks	23,400,000	08/16/16	70.1%	16,400,000	156	16,400,000	156	1.6%	No	Yes - Group 3	4.36000	0.01509	4.34491	Actual/360	81,737.75	980,853.00	10/11/16	12/06/16	11/06/20
26	SMF VI	Market at Hilliard	22,300,000	09/26/16	71.7%	16,000,000	139	16,000,000	139	1.6%	No	Yes - Group 2	4.69900	0.01509	4.68391	Actual/360	82,972.43	995,669.16	11/10/16	01/06/17	12/06/17
27	JPMCB	The Riviera	20,900,000	09/27/16	74.1%	15,500,000	54,386	15,481,867	54,322	1.6%	No	No	5.14400	0.04509	5.09891	Actual/360	84,576.78	1,014,921.36	10/28/16	12/01/16
28	JPMCB	HGI Kennesaw	20,500,000	10/01/16	62.1%	12,750,000	111,842	12,732,019	111,684	1.3%	No	No	4.12000	0.01509	4.10491	Actual/360	61,755.81	741,069.72	11/01/16	12/01/16
29	SMF VI	Buckhorn Plaza	14,000,000	09/23/16	75.0%	10,500,000	121	10,500,000	121	1.1%	No	Yes - Group 2	4.34500	0.01509	4.32991	Actual/360	52,239.32	626,871.84	11/04/16	12/06/16	11/06/17
30	JPMCB	Timbergrove Heights	14,390,000	10/24/16	71.6%	10,300,000	108,421	10,300,000	108,421	1.0%	No	No	4.62500	0.01509	4.60991	Actual/360	52,956.37	635,476.44	11/08/16	01/01/17
31	SMF VI	Home2 Suites Lubbock	14,000,000	06/13/16	61.2%	8,600,000	86,000	8,570,821	85,708	0.9%	No	No	4.69000	0.01509	4.67491	Actual/360	48,733.77	584,805.24	10/04/16	11/06/16
32	SMF VI	Southwest Business Center	11,200,000	10/04/16	66.9%	8,300,000	107	8,288,866	107	0.8%	No	No	4.39800	0.01509	4.38291	Actual/360	41,553.35	498,640.20	11/01/16	12/06/16
33	SMF VI	Hinesville Central	8,800,000	08/16/16	71.6%	6,300,000	151	6,300,000	151	0.6%	No	Yes - Group 3	4.36000	0.01509	4.34491	Actual/360	31,399.26	376,791.12	10/11/16	12/06/16	11/06/19
34	SMF VI	Presidents Industrial	9,200,000	09/22/16	68.5%	6,300,000	59	6,300,000	59	0.6%	No	No	4.42500	0.01509	4.40991	Actual/360	31,641.04	379,692.48	11/04/16	12/06/16	11/06/18
35	SMF VI	Holiday Inn Express Salina	10,800,000	07/05/16	57.3%	6,200,000	70,455	6,184,946	70,283	0.6%	No	No	4.67000	0.01509	4.65491	Actual/360	32,043.84	384,526.08	09/09/16	11/06/16
36	BSP	Townley Park Center Retail	8,500,000	07/18/16	69.3%	5,900,000	177	5,886,671	177	0.6%	No	No	5.02000	0.01509	5.00491	Actual/360	31,744.63	380,935.56	09/29/16	11/06/16
37	SMF VI	Hebron Heights	8,350,000	10/03/16	67.7%	5,650,000	157	5,650,000	157	0.6%	No	No	4.62500	0.01509	4.60991	Actual/360	29,048.88	348,586.56	10/21/16	12/06/16	11/06/18
38	SMF VI	West Hills Plaza	7,400,000	09/12/16	66.1%	4,900,000	44	4,891,087	44	0.5%	No	No	4.46000	0.05509	4.40491	Actual/360	27,124.66	325,495.92	11/02/16	12/06/16
39	LCF	Dollar General Dimmitt	1,430,000	03/16/16	75.0%	1,072,500	102	1,072,500	102	0.1%	No	Yes - Group 4	5.35000	0.01509	5.33491	Actual/360	4,847.97	58,175.64	04/26/16	06/06/16
40	LCF	Dollar General Jackson	1,390,000	05/27/16	75.0%	1,042,500	115	1,042,500	115	0.1%	No	Yes - Group 4	5.26000	0.01509	5.24491	Actual/360	4,633.09	55,597.08	11/04/16	12/06/16

A-1-2

ANNEX A-1

																		HISTORICAL FINANCIALS(14)

			Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment	2013	2013	2013	2014
Loan #	Seller(1)	Property Name	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)(11)	Maturity Date(12)	ARD Loan(12)	Mat Date(12)	Balance ($)(5)	LTV %(4)(5)	Provision (Payments)(13)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)
1	JPMCB	Hilton Hawaiian Village		119	0	120	1	1	0	0	11/01/26	No		94,000,000	31.2%	L(25),DeforGrtr1%orYM(88),O(7)	324,974,888	214,010,053	110,964,835	346,089,627
2	JPMCB	Fresno Fashion Fair Mall		119	0	120	1	1	5	0	11/01/26	No		80,000,000	57.5%	L(25),DeforGrtr1%orYM(91),O(4)	31,587,519	6,451,070	25,136,449	32,794,192
3	JPMCB	9 West 57th Street		117	0	120	3	1	1	0	09/01/26	No		63,000,000	29.8%	L(27),Def(86),O(7)	116,748,306	55,775,327	60,972,979	127,093,163
4	JPMCB	Riverway		120	360	0	0	1	0	0	12/01/26	No		51,721,280	59.6%	L(24),Def(93),O(3)	25,489,463	11,004,945	14,484,517	23,349,290
5	JPMCB	Moffett Gateway	11/01/21	124	360	60	2	1	0	0	04/01/27	No		50,971,995	39.3%	L(26),Def(93),O(7)
6	JPMCB	Summit Mall		118	0	120	2	1	0	0	10/01/26	No		50,000,000	41.5%	L(26),Def(87),O(7)	15,065,656	3,761,536	11,304,120	16,182,561
7	JPMCB	North Hills Village		60	360	0	0	1	0	0	12/01/21	No		40,897,441	60.6%	L(25),Grtr1%orYM(32),O(3)	6,673,871	2,037,150	4,636,721	6,991,079
8	JPMCB	Hotel Palomar San Diego		59	0	60	1	1	0	0	11/01/21	No		38,000,000	47.4%	L(25),Grtr1%orYM(23),O(12)	15,235,573	13,527,066	1,708,507	14,827,817
9	LCF	Redwood MHC Portfolio	04/06/19	117	360	30	3	6	0	0	09/06/26	No		31,694,615	61.5%	L(27),Def(89),O(4)	13,951,003	6,183,055	7,767,948	14,326,966
9.01	LCF	Camp Inn												5,047,367			1,938,867	896,569	1,042,298	1,985,990
9.02	LCF	Town & Country Estates												2,953,542			1,350,701	456,282	894,419	1,369,629
9.03	LCF	St. Clements Crossing												2,623,720			1,166,273	574,182	592,091	1,188,509
9.04	LCF	Algoma												2,538,210			1,071,909	464,632	607,277	1,084,173
9.05	LCF	Suburban Estates												2,496,281			822,645	372,985	449,660	860,595
9.06	LCF	Colonial Acres												2,367,026			1,413,465	678,119	735,346	1,459,280
9.07	LCF	Twenty Nine Pines												2,191,220			767,029	292,725	474,304	787,042
9.08	LCF	Evergreen Springs												2,032,087			655,334	225,151	430,183	681,745
9.09	LCF	Avalon												1,916,534			705,166	334,290	370,876	779,753
9.10	LCF	Lexington												1,108,981			403,862	189,801	214,061	437,782
9.11	LCF	Colonial Manor												1,040,805			642,300	249,835	392,465	650,694
9.12	LCF	Green Acres												1,012,247			400,831	165,530	235,301	420,658
9.13	LCF	Cedar Grove												810,524			381,965	194,568	187,397	400,707
9.14	LCF	Hunters Chase												800,289			394,626	161,743	232,883	383,737
9.15	LCF	Highland Bluff												757,039			314,235	134,802	179,433	311,494
9.16	LCF	Winter Paradise												755,223			610,671	389,534	221,137	597,295
9.17	LCF	Weststar												654,527			359,331	103,581	255,750	364,111
9.18	LCF	El Frontier												588,992			551,793	298,726	253,067	563,772
10	BSP	925 Common	01/06/18	120	360	12	0	6	0	0	12/06/26	No		27,578,512	46.7%	L(24),Def(93),O(3)	2,512,975	1,202,347	1,310,628	2,544,488
11	BSP	International Plaza	12/06/17	119	360	12	1	6	0	0	11/06/26	No		24,120,954	61.9%	L(25),Def(91),O(4)	3,862,790	3,116,920	745,870	4,425,639
12	BSP	Everett Plaza		119	359	0	1	6	0	0	11/06/26	No		21,855,537	56.0%	L(25),Def(91),O(4)	2,832,622	509,364	2,323,257	2,881,373
13	JPMCB	Bilmar Beach Resort		117	357	0	3	1	0	0	09/01/26	No		20,258,372	54.6%	L(27),Def(89),O(4)	12,075,726	9,697,058	2,378,668	12,881,426
14	LCF	1140 Avenue of the Americas		115	0	120	5	6	0	0	07/06/26	No		24,000,000	55.0%	L(24),Grtr1%orYM(92),O(4)	10,726,256	5,012,714	5,713,542	16,986,338
15	JPMCB	Fry 529 Retail Center	12/01/21	119	360	60	1	1	0	0	11/01/26	No		19,600,051	69.4%	L(25),Grtr1%orYM(92),O(3)
16	SMF VI	Arroyo South Office		119	359	0	1	6	0	0	11/06/26	No		17,297,624	53.7%	L(25),Grtr1%orYM(91),O(4)	1,166,082	364,061	802,021	1,990,230
17	JPMCB	PGA Financial Plaza	01/01/20	120	360	36	0	1	0	0	12/01/26	No		17,806,098	59.4%	L(25),Grtr1%orYM(92),O(3)	2,285,302	792,153	1,493,148	2,521,174
18	LCF	80 Park Plaza	11/06/19	118	360	36	2	6	0	0	10/06/26	No		17,925,039	65.6%	L(26),Def(90),O(4)	19,408,125	10,541,458	8,866,667	19,688,978
19	SMF VI	Walgreens Pool 3		121	359	0	1	6	0	0	01/06/27	No		16,470,758	52.3%	L(3),Grtr1%orYM(22),DeforGrtr1%orYM(91),O(6)
19.01	SMF VI	Walgreens Bettendorf												3,426,248
19.02	SMF VI	Walgreens Security												3,077,391
19.03	SMF VI	Walgreens Mason City												3,020,732
19.04	SMF VI	Walgreens Fort Dodge												2,573,935
19.05	SMF VI	Walgreens Virginia Beach												2,249,361
19.06	SMF VI	Walgreens Granite City												2,123,092
20	SMF VI	Walgreens Pool 6		121	359	0	1	6	0	0	01/06/27	No		16,096,000	52.3%	L(3),Grtr1%orYM(22),DeforGrtr1%orYM(91),O(6)
20.01	SMF VI	Walgreens Sioux City												3,121,908
20.02	SMF VI	Walgreens Des Moines												2,974,595
20.03	SMF VI	Walgreens Mesa												2,835,376
20.04	SMF VI	Walgreens Wichita												2,802,190
20.05	SMF VI	Walgreens Colorado Springs												2,457,380
20.06	SMF VI	Walgreens Casa Grande												1,904,550
21	BSP	Franklin Marketplace		57	357	0	3	6	0	0	09/06/21	No		16,855,505	54.4%	L(27),Def(29),O(4)	3,043,647	1,120,740	1,922,907	2,967,240
22	JPMCB	Salesforce Tower		117	0	120	3	1	0	0	09/01/26	No		18,000,000	59.6%	L(27),Def(90),O(3)	25,645,275	13,160,861	12,484,414	27,432,454
23	JPMCB	Dick’s Sporting Goods Portfolio		119	359	0	1	1	0	0	11/01/26	No		14,524,382	57.2%	L(25),Def(91),O(4)	4,697,103	1,560,301	3,136,802	4,825,210
23.01	JPMCB	Dick’s Keene												3,649,837			903,752	175,911	727,841	816,444
23.02	JPMCB	Dick’s Concord												3,054,806			786,600	194,689	591,911	794,147
23.03	JPMCB	Dick’s Wichita												2,689,353			699,550	98,050	601,500	702,152
23.04	JPMCB	Dick’s Bloomingdale												2,159,916			1,236,368	687,606	548,762	1,419,980
23.05	JPMCB	Dick’s Fort Wayne												1,691,388			791,542	381,123	410,419	800,088
23.06	JPMCB	PetSmart Concord												1,279,083			279,290	22,921	256,368	292,399
24	LCF	Tech Ridge Office Park		60	360	0	0	6	0	0	12/06/21	No		16,345,711	65.1%	L(24),Def(33),O(3)	4,746,124	2,732,285	2,013,840	5,078,649
25	SMF VI	Twelve Oaks	12/06/20	119	360	48	1	6	0	0	11/06/26	No		14,647,119	62.6%	L(25),DeforGrtr1%orYM(90),O(5)	2,057,014	637,743	1,419,271	2,180,759
26	SMF VI	Market at Hilliard	01/06/18	120	360	12	0	6	0	0	12/06/26	No		13,388,275	60.0%	L(24),Def(92),O(4)	2,309,144	735,039	1,574,105	2,323,313
27	JPMCB	The Riviera		59	359	0	1	1	0	0	11/01/21	No		14,324,897	68.5%	L(25),Grtr1%orYM(32),O(3)	1,907,434	1,082,448	824,986	2,312,559
28	JPMCB	HGI Kennesaw		119	359	0	1	1	0	0	11/01/26	No		10,170,369	49.6%	L(25),Def(92),O(3)	4,271,808	2,964,149	1,307,659	4,586,953
29	SMF VI	Buckhorn Plaza	12/06/17	119	360	12	1	6	0	0	11/06/26	No		8,691,540	62.1%	L(25),Def(91),O(4)	1,354,462	400,346	954,116	1,161,320
30	JPMCB	Timbergrove Heights		120	360	0	0	1	0	0	12/01/26	No		8,362,092	58.1%	L(25),Grtr1%orYM(92),O(3)
31	SMF VI	Home2 Suites Lubbock		118	298	0	2	6	0	0	10/06/26	No		6,356,276	45.4%	L(26),Def(90),O(4)
32	SMF VI	Southwest Business Center		119	359	0	1	6	0	0	11/06/26	No		6,685,778	52.6%	L(25),Def(91),O(4)	842,794	191,837	650,957	920,731
33	SMF VI	Hinesville Central	12/06/19	119	360	36	1	6	0	0	11/06/26	No		5,496,886	62.5%	L(25),DeforGrtr1%orYM(90),O(5)	740,230	136,312	603,918	756,301
34	SMF VI	Presidents Industrial	12/06/18	119	360	24	1	6	0	0	11/06/26	No		5,369,638	58.4%	L(25),Def(91),O(4)				859,748
35	SMF VI	Holiday Inn Express Salina		118	358	0	2	6	0	0	10/06/26	No		5,041,250	46.7%	L(26),Def(90),O(4)	2,276,235	1,363,500	912,736	2,872,004
36	BSP	Townley Park Center Retail		118	358	0	2	6	0	0	10/06/26	No		4,853,338	57.1%	L(26),Def(90),O(4)	650,485	154,939	495,546	645,596
37	SMF VI	Hebron Heights	12/06/18	119	360	24	1	6	0	0	11/06/26	No		4,841,391	58.0%	L(25),Def(91),O(4)				430,295
38	SMF VI	West Hills Plaza		119	299	0	1	6	0	0	11/06/26	No		3,590,089	48.5%	L(25),Def(91),O(4)	713,297	236,136	477,161	836,027
39	LCF	Dollar General Dimmitt		113	0	120	7	6	0	0	05/06/26	Yes	05/06/31	1,072,500	75.0%	YM(31),DeforYM(82),O(7)
40	LCF	Dollar General Jackson		119	0	120	1	6	0	0	11/06/26	Yes	11/06/31	1,042,500	75.0%	YM(25),DeforYM(88),O(7)

A-1-3

ANNEX A-1

			HISTORICAL FINANCIALS(14)
												UW
			2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent		Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF
Loan #	Seller(1)	Property Name	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(15)	Items ($)	NCF ($)(3)(15)	NOI DSCR(16)	DSCR(16)	Debt Yield %	Debt Yield %
1	JPMCB	Hilton Hawaiian Village	226,228,808	119,860,819	366,791,222	238,053,500	128,737,723	376,987,438	245,094,318	131,893,120	09/30/16	94.6%	374,437,742	241,850,768	132,586,975	0	132,586,975	4.47	4.47	19.0%	19.0%
2	JPMCB	Fresno Fashion Fair Mall	6,442,883	26,351,309	33,828,408	5,653,406	28,175,002	33,789,630	5,728,731	28,060,898	06/30/16	89.6%	32,392,463	6,099,950	26,292,513	993,289	25,299,223	2.22	2.14	8.1%	7.8%
3	JPMCB	9 West 57th Street	59,405,953	67,687,210	148,729,532	63,564,960	85,164,572	161,485,907	64,471,574	97,014,333	06/30/16	66.9%	166,714,099	58,877,243	107,836,855	738,788	107,098,067	3.67	3.64	10.6%	10.6%
4	JPMCB	Riverway	11,652,689	11,696,602	24,694,712	12,493,997	12,200,715	24,766,779	12,494,418	12,272,361	08/31/16	90.0%	25,871,039	12,713,001	13,158,038	1,479,065	11,678,973	1.60	1.42	10.3%	9.1%
5	JPMCB	Moffett Gateway										95.0%	35,097,235	6,170,971	28,926,265	1,294,985	27,631,280	2.04	1.95	11.9%	11.4%
6	JPMCB	Summit Mall	3,902,553	12,280,008	16,012,933	3,778,460	12,234,473	16,529,626	3,769,744	12,759,882	07/31/16	92.7%	17,294,164	3,863,136	13,431,028	586,095	12,844,933	4.70	4.50	15.8%	15.1%
7	JPMCB	North Hills Village	2,062,674	4,928,405	6,888,768	2,113,906	4,774,862	6,821,779	2,090,103	4,731,676	07/31/16	95.4%	6,558,084	2,085,761	4,472,323	367,441	4,104,882	1.79	1.64	10.1%	9.3%
8	JPMCB	Hotel Palomar San Diego	12,374,105	2,453,712	16,011,717	12,756,695	3,255,022	18,291,616	13,605,001	4,686,615	09/30/16	79.7%	18,242,594	13,758,957	4,483,638	0	4,483,638	2.55	2.55	11.8%	11.8%
9	LCF	Redwood MHC Portfolio	6,729,350	7,597,616	14,732,697	6,891,031	7,841,666	14,797,750	6,937,347	7,860,403	06/30/16	69.4%	14,797,750	6,919,649	7,878,101	200,350	7,677,751	1.41	1.38	8.2%	8.0%
9.01	LCF	Camp Inn	947,616	1,038,374	2,073,530	950,180	1,123,350	2,127,516	945,009	1,182,507	06/30/16	67.7%	2,127,516	942,319	1,185,197	39,850	1,145,347
9.02	LCF	Town & Country Estates	468,756	900,873	1,357,719	441,877	915,842	1,346,530	466,818	879,712	06/30/16	77.2%	1,346,530	470,104	876,426	16,000	860,426
9.03	LCF	St. Clements Crossing	615,388	573,121	1,239,443	637,710	601,733	1,246,021	621,007	625,014	06/30/16	95.5%	1,246,021	623,026	622,995	9,300	613,695
9.04	LCF	Algoma	499,353	584,820	1,113,471	511,658	601,813	1,137,131	524,263	612,868	06/30/16	71.6%	1,137,131	520,834	616,297	16,100	600,197
9.05	LCF	Suburban Estates	387,380	473,215	910,316	401,724	508,592	925,037	380,367	544,670	06/30/16	97.6%	925,037	379,405	545,632	6,600	539,032
9.06	LCF	Colonial Acres	775,781	683,499	1,399,296	681,748	717,548	1,359,004	699,298	659,706	06/30/16	44.2%	1,359,004	693,437	665,567	30,600	634,967
9.07	LCF	Twenty Nine Pines	343,267	443,775	803,598	354,270	449,328	819,465	336,431	483,034	06/30/16	86.1%	819,465	341,807	477,658	7,200	470,458
9.08	LCF	Evergreen Springs	221,929	459,816	695,926	232,272	463,654	710,334	232,723	477,611	06/30/16	94.5%	710,334	247,894	462,440	5,100	457,340
9.09	LCF	Avalon	370,461	409,292	937,244	410,434	526,810	893,823	419,102	474,721	06/30/16	64.0%	893,823	409,023	484,800	12,800	472,000
9.10	LCF	Lexington	215,696	222,086	480,561	230,588	249,973	484,600	222,322	262,278	06/30/16	89.4%	484,600	220,870	263,730	3,800	259,930
9.11	LCF	Colonial Manor	270,018	380,676	645,233	324,281	320,952	637,363	329,802	307,561	06/30/16	68.0%	637,363	326,876	310,487	9,750	300,737
9.12	LCF	Green Acres	177,689	242,969	405,103	186,349	218,754	412,271	181,649	230,622	06/30/16	89.6%	412,271	179,047	233,224	3,200	230,024
9.13	LCF	Cedar Grove	224,137	176,570	419,791	236,595	183,196	425,225	237,139	188,086	06/30/16	95.2%	425,225	243,347	181,878	3,000	178,878
9.14	LCF	Hunters Chase	181,878	201,859	384,885	196,927	187,958	392,255	194,423	197,832	06/30/16	67.6%	392,255	191,116	201,139	6,700	194,439
9.15	LCF	Highland Bluff	155,165	156,329	326,662	154,136	172,526	332,207	159,543	172,664	06/30/16	90.1%	332,207	156,700	175,507	2,450	173,057
9.16	LCF	Winter Paradise	400,008	197,287	618,538	422,398	196,140	626,021	432,092	193,929	06/30/16	43.9%	626,021	424,378	201,643	14,500	187,143
9.17	LCF	Weststar	116,072	248,039	351,951	130,069	221,882	360,948	146,396	214,552	06/30/16	77.1%	360,948	144,614	216,334	4,500	211,834
9.18	LCF	El Frontier	358,755	205,017	569,430	387,817	181,613	561,999	408,964	153,035	06/30/16	44.9%	561,999	404,853	157,146	8,900	148,246
10	BSP	925 Common	1,285,218	1,259,270	2,412,958	1,254,152	1,158,806	3,034,537	1,496,664	1,537,873	09/30/16	93.3%	4,308,713	1,613,998	2,694,714	60,180	2,634,534	1.26	1.23	8.3%	8.1%
11	BSP	International Plaza	3,063,855	1,361,784	5,496,543	3,242,407	2,254,136	5,980,744	3,304,691	2,676,053	08/31/16	84.6%	6,327,150	3,473,284	2,853,866	406,355	2,447,512	1.54	1.32	10.0%	8.6%
12	BSP	Everett Plaza	524,273	2,357,101	2,782,152	532,606	2,249,545	2,684,514	501,530	2,182,984	09/30/16	87.7%	2,918,021	542,053	2,375,969	141,962	2,234,007	1.44	1.35	8.8%	8.3%
13	JPMCB	Bilmar Beach Resort	10,269,001	2,612,425	14,349,324	11,164,047	3,185,277	14,713,077	11,352,707	3,360,370	06/30/16	80.0%	14,672,894	11,437,129	3,235,765	0	3,235,765	2.11	2.11	13.0%	13.0%
14	LCF	1140 Avenue of the Americas	6,117,554	10,868,784	19,585,299	6,573,373	13,011,926	20,197,064	6,249,017	13,948,046	03/31/16	90.5%	20,833,881	11,323,332	9,510,549	617,480	8,893,069	2.31	2.16	9.6%	9.0%
15	JPMCB	Fry 529 Retail Center						2,032,747	748,463	1,284,284	07/31/16	95.0%	2,648,640	865,707	1,782,933	111,020	1,671,913	1.40	1.31	8.3%	7.8%
16	SMF VI	Arroyo South Office	431,932	1,558,298	2,251,366	426,848	1,824,518	2,560,025	438,306	2,121,719	08/31/16	91.3%	2,725,909	400,949	2,324,959	166,428	2,158,531	1.79	1.66	10.9%	10.1%
17	JPMCB	PGA Financial Plaza	825,900	1,695,274	2,729,051	878,620	1,850,431	2,796,036	885,889	1,910,147	07/31/16	95.0%	2,752,054	855,576	1,896,478	137,040	1,759,438	1.60	1.49	9.2%	8.5%
18	LCF	80 Park Plaza	10,732,485	8,956,493	20,185,467	10,771,904	9,413,563	21,155,781	11,508,439	9,647,342	05/31/16	85.5%	24,135,155	11,627,672	12,507,483	308,469	12,199,014	1.56	1.52	9.4%	9.2%
19	SMF VI	Walgreens Pool 3										98.0%	1,619,694	16,197	1,603,497	0	1,603,497	1.27	1.27	7.9%	7.9%
19.01	SMF VI	Walgreens Bettendorf										98.0%	336,930	3,369	333,561	0	333,561
19.02	SMF VI	Walgreens Security										98.0%	302,637	3,026	299,610	0	299,610
19.03	SMF VI	Walgreens Mason City										98.0%	297,088	2,971	294,117	0	294,117
19.04	SMF VI	Walgreens Fort Dodge										98.0%	253,055	2,531	250,524	0	250,524
19.05	SMF VI	Walgreens Virginia Beach										98.0%	221,138	2,211	218,927	0	218,927
19.06	SMF VI	Walgreens Granite City										98.0%	208,847	2,088	206,758	0	206,758
20	SMF VI	Walgreens Pool 6										98.0%	1,582,736	15,827	1,566,909	0	1,566,909	1.27	1.27	7.9%	7.9%
20.01	SMF VI	Walgreens Sioux City										98.0%	307,041	3,070	303,970	0	303,970
20.02	SMF VI	Walgreens Des Moines										98.0%	292,461	2,925	289,537	0	289,537
20.03	SMF VI	Walgreens Mesa										98.0%	278,818	2,788	276,030	0	276,030
20.04	SMF VI	Walgreens Wichita										98.0%	275,502	2,755	272,747	0	272,747
20.05	SMF VI	Walgreens Colorado Springs										98.0%	241,692	2,417	239,275	0	239,275
20.06	SMF VI	Walgreens Casa Grande										98.0%	187,223	1,872	185,351	0	185,351
21	BSP	Franklin Marketplace	1,168,538	1,798,702	3,071,420	1,174,116	1,897,305	3,106,157	1,172,947	1,933,210	05/31/16	83.7%	3,110,741	1,187,051	1,923,690	134,934	1,788,756	1.62	1.50	10.6%	9.8%
22	JPMCB	Salesforce Tower	13,705,299	13,727,155	25,195,298	13,380,191	11,815,107	25,515,651	13,700,975	11,814,676	06/30/16	85.1%	27,585,123	13,874,433	13,710,690	1,878,699	11,831,991	2.87	2.47	12.7%	11.0%
23	JPMCB	Dick’s Sporting Goods Portfolio	1,701,014	3,124,197	4,846,626	1,685,546	3,161,080	4,708,645	1,488,305	3,220,340	06/30/16	95.0%	4,784,906	1,854,800	2,930,105	300,874	2,629,231	1.56	1.40	9.5%	8.5%
23.01	JPMCB	Dick’s Keene	89,965	726,479	830,411	95,398	735,013	851,251	93,164	758,087	06/30/16	95.0%	829,418	119,147	710,271	50,018	660,253
23.02	JPMCB	Dick’s Concord	228,357	565,791	781,425	203,318	578,107	862,311	245,205	617,106	06/30/16	95.0%	798,471	231,430	567,041	56,500	510,541
23.03	JPMCB	Dick’s Wichita	94,456	607,696	702,203	94,338	607,865	655,991	47,646	608,345	06/30/16	95.0%	671,483	113,998	557,485	53,658	503,827
23.04	JPMCB	Dick’s Bloomingdale	871,107	548,873	1,417,694	869,611	548,083	1,173,014	620,274	552,740	06/30/16	95.0%	1,409,875	941,876	467,999	55,000	412,999
23.05	JPMCB	Dick’s Fort Wayne	381,215	418,873	826,805	391,169	435,636	819,653	383,508	436,145	06/30/16	95.0%	786,144	409,898	376,246	63,000	313,246
23.06	JPMCB	PetSmart Concord	35,914	256,485	288,088	31,712	256,376	346,425	98,508	247,917	06/30/16	95.0%	289,515	38,450	251,064	22,698	228,366
24	LCF	Tech Ridge Office Park	2,809,953	2,268,696	5,317,789	2,888,658	2,429,131	5,224,246	2,874,577	2,349,669	08/31/16	71.3%	4,967,099	2,898,551	2,068,548	476,699	1,591,849	1.76	1.36	11.7%	9.0%
25	SMF VI	Twelve Oaks	645,481	1,535,278	2,284,551	687,738	1,596,813	2,323,341	702,049	1,621,292	08/31/16	95.0%	2,219,360	728,760	1,490,600	78,029	1,412,571	1.52	1.44	9.1%	8.6%
26	SMF VI	Market at Hilliard	677,480	1,645,833	2,325,111	656,605	1,668,506	2,293,703	597,731	1,695,972	07/31/16	95.0%	2,239,634	607,788	1,631,845	82,560	1,549,286	1.64	1.56	10.2%	9.7%
27	JPMCB	The Riviera	1,107,038	1,205,521	2,360,319	1,180,517	1,179,802	2,470,892	1,281,116	1,189,776	08/31/16	87.8%	2,728,784	1,199,953	1,528,830	71,250	1,457,580	1.51	1.44	9.9%	9.4%
28	JPMCB	HGI Kennesaw	3,044,672	1,542,281	5,008,628	3,024,740	1,983,888	5,099,599	3,124,510	1,975,089	09/30/16	76.1%	5,085,835	3,112,882	1,972,953	0	1,972,953	2.66	2.66	15.5%	15.5%
29	SMF VI	Buckhorn Plaza	395,142	766,178	1,331,943	418,225	913,718	1,460,521	386,633	1,073,888	08/31/16	94.5%	1,427,157	396,164	1,030,994	86,616	944,377	1.64	1.51	9.8%	9.0%
30	JPMCB	Timbergrove Heights										92.7%	1,260,534	450,457	810,077	19,000	791,077	1.27	1.24	7.9%	7.7%
31	SMF VI	Home2 Suites Lubbock						3,250,415	1,678,607	1,571,808	08/31/16	73.9%	3,250,415	1,975,067	1,275,348	0	1,275,348	2.18	2.18	14.9%	14.9%
32	SMF VI	Southwest Business Center	229,593	691,137	972,279	173,274	799,005	1,081,960	183,604	898,356	09/30/16	84.5%	951,343	194,650	756,692	50,398	706,295	1.52	1.42	10.1%	9.4%
33	SMF VI	Hinesville Central	150,131	606,170	805,228	161,014	644,213	865,223	169,209	696,014	08/31/16	95.0%	812,707	163,339	649,369	41,800	607,569	1.72	1.61	10.3%	9.6%
34	SMF VI	Presidents Industrial	187,420	672,328	852,403	215,643	636,760	861,409	215,454	645,956	08/31/16	94.2%	923,901	232,109	691,793	70,245	621,548	1.82	1.64	11.0%	9.9%
35	SMF VI	Holiday Inn Express Salina	1,544,951	1,327,052	2,711,735	1,715,021	996,714	2,550,862	1,545,194	1,005,668	06/30/16	72.3%	2,550,862	1,697,693	853,169	0	853,169	2.22	2.22	13.8%	13.8%
36	BSP	Townley Park Center Retail	165,356	480,240	743,272	175,692	567,580	787,954	162,645	625,309	08/31/16	92.5%	767,889	175,692	592,197	39,948	552,249	1.55	1.45	10.1%	9.4%
37	SMF VI	Hebron Heights	162,518	267,776	485,235	186,140	299,095					94.4%	742,978	219,610	523,368	25,264	498,104	1.50	1.43	9.3%	8.8%
38	SMF VI	West Hills Plaza	285,664	550,363	819,904	253,803	566,101	855,292	288,536	566,756	08/31/16	90.6%	847,881	292,530	555,351	78,100	477,252	1.71	1.47	11.4%	9.8%
39	LCF	Dollar General Dimmitt										95.0%	92,985	2,790	90,196	1,585	88,611	1.55	1.52	8.4%	8.3%
40	LCF	Dollar General Jackson										95.0%	90,149	2,704	87,445	1,365	86,080	1.57	1.55	8.4%	8.3%

A-1-4

ANNEX A-1

							UPFRONT ESCROW(18)

				Ground Lease	Ground Lease		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Title Type(17)	Expiration	Extension Terms	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	Hilton Hawaiian Village	Fee/Leasehold	07/31/35	None		0	0	0	0	0	0	0	0
2	JPMCB	Fresno Fashion Fair Mall	Fee			7%	0	0	0	0	0	0	0	0
3	JPMCB	9 West 57th Street	Fee/Leasehold	05/22/98	None		0	287,500	0	25,000,000	9,417,640	264,333	0	29,524,018	Free Rent Reserve: 16,462,227.63; Outstanding TI/LC Reserve: 13,061,789.91
4	JPMCB	Riverway	Fee				14,485	81,825	0	108,640	360,173	0	0	7,256,297	Outstanding TI/LC Reserve: 6,984,788; Free Rent Reserve: 271,509
5	JPMCB	Moffett Gateway	Fee			15%	0	0	0	0	180,864	0	0	86,961,915	Outstanding TI/LC Reserve: 49,386,882; Free Rent Reserve: 37,575,033
6	JPMCB	Summit Mall	Fee				0	0	0	0	0	0	0	0
7	JPMCB	North Hills Village	Fee/Leasehold	09/30/46	None		0	0	802,000	2,600,000	350,579	33,166	0	491,997	Outstanding TI/LC Reserve: 372,000; Free Rent Reserve: 71,997.32; Over Lease Reserve: 48,000
8	JPMCB	Hotel Palomar San Diego	Fee			8%	0	0	0	0	0	0	0	1,641,974	Renovation Reserve
9	LCF	Redwood MHC Portfolio	Fee				0	1,000,000	42,000	0	303,973	0	0	1,900,000	Manufactured Home Setup Reserve: 1,000,000; Michigan Capex Reserve: 900,000
9.01	LCF	Camp Inn	Fee
9.02	LCF	Town & Country Estates	Fee
9.03	LCF	St. Clements Crossing	Fee
9.04	LCF	Algoma	Fee
9.05	LCF	Suburban Estates	Fee
9.06	LCF	Colonial Acres	Fee
9.07	LCF	Twenty Nine Pines	Fee
9.08	LCF	Evergreen Springs	Fee
9.09	LCF	Avalon	Fee
9.10	LCF	Lexington	Fee
9.11	LCF	Colonial Manor	Fee
9.12	LCF	Green Acres	Fee
9.13	LCF	Cedar Grove	Fee
9.14	LCF	Hunters Chase	Fee
9.15	LCF	Highland Bluff	Fee
9.16	LCF	Winter Paradise	Fee
9.17	LCF	Weststar	Fee
9.18	LCF	El Frontier	Fee
10	BSP	925 Common	Leasehold	09/30/49	None		0	0	0	0	225,385	191,265	0	822,499	Unfunded Obligations Reserve: 700,000; Free Rent Reserve: 87,148.66; Ground Lease Reserve: 35,350.52
11	BSP	International Plaza	Fee				0	0	0	162,980	105,668	0	0	793,939	Outstanding TI/LC Reserve: 574,620; Free Rent Reserve: 219,318.55
12	BSP	Everett Plaza	Fee			10%	0	10,000	0	150,000	43,031	19,787	0	0
13	JPMCB	Bilmar Beach Resort	Fee				0	0	0	0	264,482	0	0	2,500,000	Capital Improvements Reserve
14	LCF	1140 Avenue of the Americas	Leasehold	12/31/66	None		0	0	0	961,116	342,123	0	0	828,282	Free Rent Reserve: 712,266.25; Ground Rent Reserve: 116,016
15	JPMCB	Fry 529 Retail Center	Fee				1,917	0	0	4,167	456,713	6,042	0	388,954	Outstanding TI/LC: 338,153.66; Rent Reserve: 50,800
16	SMF VI	Arroyo South Office	Leasehold	01/15/57	None		0	1,250	0	0	25,390	0	0	0
17	JPMCB	PGA Financial Plaza	Fee				1,436	0	0	10,000	47,447	0	0	499,545	Outstanding TI/LC Reserve
18	LCF	80 Park Plaza	Fee				4,500,000	0	0	1,500,000	906,128	35,304	0	1,422,745	Unfunded TI/LC Reserve
19	SMF VI	Walgreens Pool 3	Fee				0	0	0	0	0	0	0	0
19.01	SMF VI	Walgreens Bettendorf	Fee
19.02	SMF VI	Walgreens Security	Fee
19.03	SMF VI	Walgreens Mason City	Fee
19.04	SMF VI	Walgreens Fort Dodge	Fee
19.05	SMF VI	Walgreens Virginia Beach	Fee
19.06	SMF VI	Walgreens Granite City	Fee
20	SMF VI	Walgreens Pool 6	Fee				0	0	0	0	0	0	0	0
20.01	SMF VI	Walgreens Sioux City	Fee
20.02	SMF VI	Walgreens Des Moines	Fee
20.03	SMF VI	Walgreens Mesa	Fee
20.04	SMF VI	Walgreens Wichita	Fee
20.05	SMF VI	Walgreens Colorado Springs	Fee
20.06	SMF VI	Walgreens Casa Grande	Fee
21	BSP	Franklin Marketplace	Fee				0	34,141	0	635,000	199,244	17,444	0	350,000	Brightwood Reserve: 250,000; Free Rent Reserve: 100,000
22	JPMCB	Salesforce Tower	Fee				4,250,420	0	0	138,140	2,338,627	0	0	28,978,312	Outstanding TI/LC Reserve: 20,896,672; Free Rent Reserve: 8,081,640
23	JPMCB	Dick’s Sporting Goods Portfolio	Fee/Leasehold				1,696	0	0	22,028	22,218	0	0	0
23.01	JPMCB	Dick’s Keene	Fee
23.02	JPMCB	Dick’s Concord	Fee
23.03	JPMCB	Dick’s Wichita	Fee
23.04	JPMCB	Dick’s Bloomingdale	Leasehold	01/31/27	Four, five-year options
23.05	JPMCB	Dick’s Fort Wayne	Leasehold	01/31/50	One, five-year option
23.06	JPMCB	PetSmart Concord	Fee
24	LCF	Tech Ridge Office Park	Fee				200,000	71,945	0	416,596	373,705	55,061	0	45,755	Rent Concession Reserve
25	SMF VI	Twelve Oaks	Fee				0	0	0	275,000	22,539	45,188	0	358,800	Publix Roof Reserve: 258,800; Suga Rossa Reserve:100,000
26	SMF VI	Market at Hilliard	Fee				0	65,625	0	300,000	182,558	0	0	0
27	JPMCB	The Riviera	Fee				5,938	78,375	0	0	148,657	0	0	0
28	JPMCB	HGI Kennesaw	Fee				17,000	0	0	0	23,137	0	0	0
29	SMF VI	Buckhorn Plaza	Fee				0	0	0	0	71,389	0	0	75,000	Panera Bread Reserve
30	JPMCB	Timbergrove Heights	Fee				1,584	0	0	0	0	0	0	500,000	Occupancy Reserve
31	SMF VI	Home2 Suites Lubbock	Fee				0	0	0	0	162,066	35,102	0	0
32	SMF VI	Southwest Business Center	Fee				0	38,188	0	200,000	0	15,619	0	800,000	Performance Reserve
33	SMF VI	Hinesville Central	Fee				0	0	0	250,000	68,149	24,366	0	0
34	SMF VI	Presidents Industrial	Fee				0	343,088	0	0	6,977	17,230	0	0
35	SMF VI	Holiday Inn Express Salina	Fee				0	0	0	0	75,033	0	0	0
36	BSP	Townley Park Center Retail	Fee				0	0	0	100,000	45,662	8,165	0	0
37	SMF VI	Hebron Heights	Fee				0	0	0	25,000	0	13,686	0	107,500	BurgerFi Reserve: 67,500; Tropical Smoothie Reserve: 35,000; TCEQ IOP Reserve: 5,000
38	SMF VI	West Hills Plaza	Fee				0	0	0	330,000	10,831	17,783	0	41,893	Cato TI Reserve: 28,000; Spark Wireless Free Rent Reserve: 13,893
39	LCF	Dollar General Dimmitt	Fee				0	0	0	0	17,962	0	0	0
40	LCF	Dollar General Jackson	Fee			7%	0	0	0	0	4,000	0	0	0

A-1-5

ANNEX A-1

			MONTHLY ESCROW(19)							RESERVE CAPS(20)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly	CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
1	JPMCB	Hilton Hawaiian Village	Springing	0	0	Springing	Springing	0
2	JPMCB	Fresno Fashion Fair Mall	Springing	0	Springing	Springing	Springing	0		184,080		1,112,820
3	JPMCB	9 West 57th Street	61,615	0	Springing	3,139,213	88,111	0		2,500,000		25,000,000
4	JPMCB	Riverway	14,485	0	108,640	895,380	Springing	0		869,100
5	JPMCB	Moffett Gateway	0	0	0	180,864	Springing	0
6	JPMCB	Summit Mall	Springing	0	Springing	Springing	Springing	0
7	JPMCB	North Hills Village	7,010	0	Springing	129,854	4,738	Springing	Over Lease Reserve
8	JPMCB	Hotel Palomar San Diego	4% of Gross Revenues	0	0	Springing	Springing	Springing	PIP Reserve
9	LCF	Redwood MHC Portfolio	16,757	0	0	101,324	Springing	0		804,340
9.01	LCF	Camp Inn
9.02	LCF	Town & Country Estates
9.03	LCF	St. Clements Crossing
9.04	LCF	Algoma
9.05	LCF	Suburban Estates
9.06	LCF	Colonial Acres
9.07	LCF	Twenty Nine Pines
9.08	LCF	Evergreen Springs
9.09	LCF	Avalon
9.10	LCF	Lexington
9.11	LCF	Colonial Manor
9.12	LCF	Green Acres
9.13	LCF	Cedar Grove
9.14	LCF	Hunters Chase
9.15	LCF	Highland Bluff
9.16	LCF	Winter Paradise
9.17	LCF	Weststar
9.18	LCF	El Frontier
10	BSP	925 Common	4,146	0	869	18,782	21,252	17,675	Ground Lease Reserve
11	BSP	International Plaza	4,671	0	40,869	105,668	Springing	0
12	BSP	Everett Plaza	2,012	0	11,068	21,516	Springing	0
13	JPMCB	Bilmar Beach Resort	4% of Gross Revenues	0	0	24,044	39,713	Springing	PIP Reserve; Condominium Assessments Reserve
14	LCF	1140 Avenue of the Americas	Springing	0	Springing	171,061	Springing	29,004	Ground Rent Reserve
15	JPMCB	Fry 529 Retail Center	1,917	0	4,167	37,410	6,042	0
16	SMF VI	Arroyo South Office	2,312	0	11,558	8,463	Springing	Springing	Ground Lease Reserve; Major Tenant Reserve	83,214		375,000
17	JPMCB	PGA Financial Plaza	1,436	0	10,000	23,804	Springing	0		100,000		480,000
18	LCF	80 Park Plaza	16,012	0	40,029	302,043	17,652	0		1,000,000		1,000,000
19	SMF VI	Walgreens Pool 3	Springing	0	0	Springing	Springing	Springing	Walgreens Lease Reserve
19.01	SMF VI	Walgreens Bettendorf
19.02	SMF VI	Walgreens Security
19.03	SMF VI	Walgreens Mason City
19.04	SMF VI	Walgreens Fort Dodge
19.05	SMF VI	Walgreens Virginia Beach
19.06	SMF VI	Walgreens Granite City
20	SMF VI	Walgreens Pool 6	Springing	0	0	Springing	Springing	Springing	Walgreens Lease Reserve
20.01	SMF VI	Walgreens Sioux City
20.02	SMF VI	Walgreens Des Moines
20.03	SMF VI	Walgreens Mesa
20.04	SMF VI	Walgreens Wichita
20.05	SMF VI	Walgreens Colorado Springs
20.06	SMF VI	Walgreens Casa Grande
21	BSP	Franklin Marketplace	2,793	0	15,827	28,463	6,044	0
22	JPMCB	Salesforce Tower	18,420	0	138,140	401,600	Springing	0
23	JPMCB	Dick’s Sporting Goods Portfolio	1,696	0	22,028	11,109	0	Springing	Ground Rent Reserve; Condominium Assessments Reserve			1,000,000
23.01	JPMCB	Dick’s Keene
23.02	JPMCB	Dick’s Concord
23.03	JPMCB	Dick’s Wichita
23.04	JPMCB	Dick’s Bloomingdale
23.05	JPMCB	Dick’s Fort Wayne
23.06	JPMCB	PetSmart Concord
24	LCF	Tech Ridge Office Park	11,389	0	26,512	37,371	7,866	0				1,640,000
25	SMF VI	Twelve Oaks	1,230	0	Springing	22,539	3,766	0				275,000
26	SMF VI	Market at Hilliard	1,440	0	14,403	26,080	Springing	0				800,000
27	JPMCB	The Riviera	5,938	0	0	30,382	Springing	0
28	JPMCB	HGI Kennesaw	4% of Gross Revenues	0	0	9,046	Springing	Springing	PIP Reserve; Extension PIP Reserve
29	SMF VI	Buckhorn Plaza	1,085	0	7,236	13,231	Springing	0				350,000
30	JPMCB	Timbergrove Heights	1,584	0	0	17,582	Springing	0
31	SMF VI	Home2 Suites Lubbock	4% of Gross Revenues	0	0	14,733	2,700	0
32	SMF VI	Southwest Business Center	975	0	3,221	3,890	1,562	0		80,000		400,000
33	SMF VI	Hinesville Central	0	0	Springing	5,679	1,879	0				250,000
34	SMF VI	Presidents Industrial	1,336	0	4,740	6,977	2,462	0				162,650
35	SMF VI	Holiday Inn Express Salina	4% of Gross Revenues	0	0	12,506	Springing	0		1,585,000
36	BSP	Townley Park Center Retail	555	0	2,775	4,566	907	0		19,980		175,000
37	SMF VI	Hebron Heights	602	0	1,504	9,168	2,488	0
38	SMF VI	West Hills Plaza	0	0	Springing	5,416	4,227	0				165,000
39	LCF	Dollar General Dimmitt	0	0	0	2,245	Springing	0
40	LCF	Dollar General Jackson	0	0	0	333	Springing	0

A-1-6

ANNEX A-1

				LARGEST TENANT (3), (21), (22), (23)			2nd LARGEST TENANT (3), (21), (22), (23)			3rd LARGEST TENANT (3), (21), (22), (23)			4th LARGEST TENANT (3), (21), (22), (23)

			Single			Lease			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
1	JPMCB	Hilton Hawaiian Village	No
2	JPMCB	Fresno Fashion Fair Mall	No	JCPenney	153,769	11/30/17	Victoria’s Secret	14,530	01/31/27	Love Culture	14,135	10/31/20	Bank of the West	14,114	12/31/18
3	JPMCB	9 West 57th Street	No	Kohlberg, Kravis, Roberts & Co.	196,124	12/31/20	Chanel Inc.	185,120	05/31/31	Apollo Management Holdings, L.P.	111,194	04/30/20	Och Ziff Management LP	95,200	12/31/29
4	JPMCB	Riverway	No	U.S. Foods	320,341	09/30/23	Central States Pension Fund	190,077	12/31/19	Culligan International Company	53,133	12/31/21	The NPD Group Inc.	38,917	03/31/20
5	JPMCB	Moffett Gateway	Yes	Google	612,691	03/31/27
6	JPMCB	Summit Mall	No	Macy’s	195,776	10/24/20	Goodyear	11,732	06/30/31	Gap	9,532	01/31/18	Express	8,500	01/31/21
7	JPMCB	North Hills Village	No	Target	127,466	01/31/27	Burlington Coat Factory	110,000	05/31/20	Kohl’s	93,000	02/02/19	Kuhns	53,000	04/30/19
8	JPMCB	Hotel Palomar San Diego	No
9	LCF	Redwood MHC Portfolio	No
9.01	LCF	Camp Inn	No
9.02	LCF	Town & Country Estates	No
9.03	LCF	St. Clements Crossing	No
9.04	LCF	Algoma	No
9.05	LCF	Suburban Estates	No
9.06	LCF	Colonial Acres	No
9.07	LCF	Twenty Nine Pines	No
9.08	LCF	Evergreen Springs	No
9.09	LCF	Avalon	No
9.10	LCF	Lexington	No
9.11	LCF	Colonial Manor	No
9.12	LCF	Green Acres	No
9.13	LCF	Cedar Grove	No
9.14	LCF	Hunters Chase	No
9.15	LCF	Highland Bluff	No
9.16	LCF	Winter Paradise	No
9.17	LCF	Weststar	No
9.18	LCF	El Frontier	No
10	BSP	925 Common	No
11	BSP	International Plaza	No	Newscycle Solutions, Inc.	36,355	01/31/22	Cisco Systems	18,344	06/30/20	OffiCenters	16,814	01/31/24	FCS Building Association	13,984	09/30/25
12	BSP	Everett Plaza	No	Michaels	21,859	02/28/18	Petco	13,924	05/31/24	Pier 1 Imports	10,020	01/31/18	Half Price Books	8,420	12/31/19
13	JPMCB	Bilmar Beach Resort	No
14	LCF	1140 Avenue of the Americas	No	City National Bank	30,359	06/30/23	Waterfall Asset Management	25,500	08/31/22	Office Space Solutions, Inc.	23,800	08/31/21	P\S\L Group America Limited	20,113	01/31/21
15	JPMCB	Fry 529 Retail Center	No	Fiesta Mart	60,000	01/31/35	Goodwill	20,460	05/31/30	Rodeo Dental	6,896	05/31/25	Fiesta Liquors Inc	5,000	01/31/20
16	SMF VI	Arroyo South Office	No	Everi	58,591	04/30/23	Global Experience Specialists	32,929	07/31/19	Pulte Homes	20,966	02/28/23	CBS Radio Stations	17,500	10/31/21
17	JPMCB	PGA Financial Plaza	No	Wells Fargo	17,382	09/30/22	JPMorgan Chase Bank, National Association	13,085	11/30/23	Raymond James & Associates, Inc.	7,763	03/31/23	Hicks Motto & Ehrlich	7,752	07/31/23
18	LCF	80 Park Plaza	No	PSEG Services Corporation	824,124	09/30/30
19	SMF VI	Walgreens Pool 3	Yes
19.01	SMF VI	Walgreens Bettendorf	Yes	Walgreens	15,120	01/31/77
19.02	SMF VI	Walgreens Security	Yes	Walgreens	13,905	01/31/77
19.03	SMF VI	Walgreens Mason City	Yes	Walgreens	15,120	01/31/77
19.04	SMF VI	Walgreens Fort Dodge	Yes	Walgreens	15,120	01/31/77
19.05	SMF VI	Walgreens Virginia Beach	Yes	Walgreens	13,895	01/31/77
19.06	SMF VI	Walgreens Granite City	Yes	Walgreens	16,380	01/31/77
20	SMF VI	Walgreens Pool 6	Yes
20.01	SMF VI	Walgreens Sioux City	Yes	Walgreens	15,120	01/31/77
20.02	SMF VI	Walgreens Des Moines	Yes	Walgreens	15,795	01/31/77
20.03	SMF VI	Walgreens Mesa	Yes	Walgreens	15,120	01/31/77
20.04	SMF VI	Walgreens Wichita	Yes	Walgreens	15,120	01/31/77
20.05	SMF VI	Walgreens Colorado Springs	Yes	Walgreens	13,905	01/31/77
20.06	SMF VI	Walgreens Casa Grande	Yes	Walgreens	16,380	01/31/77
21	BSP	Franklin Marketplace	No	Virginia College, LLC	49,128	09/30/24	Big Lots	30,149	01/31/18	2nd Ave Value Stores	22,878	12/31/26	Harbor Freight Tools	15,000	07/31/19
22	JPMCB	Salesforce Tower	No	Salesforce.com, Inc.	247,099	06/30/30	JPMorgan Chase Bank, National Association	202,305	06/30/25	Bose McKinney & Evans, LLP	103,461	09/30/21	Ernst & Young U.S. LLP	37,487	09/30/23
23	JPMCB	Dick’s Sporting Goods Portfolio	Yes
23.01	JPMCB	Dick’s Keene	Yes	Dick’s Sporting Goods	45,471	10/31/20
23.02	JPMCB	Dick’s Concord	Yes	Dick’s Sporting Goods	50,000	01/31/21
23.03	JPMCB	Dick’s Wichita	Yes	Dick’s Sporting Goods	48,780	03/31/23
23.04	JPMCB	Dick’s Bloomingdale	Yes	Dick’s Sporting Goods	50,000	01/31/22
23.05	JPMCB	Dick’s Fort Wayne	Yes	Dick’s Sporting Goods	50,000	08/31/24
23.06	JPMCB	PetSmart Concord	Yes	PetSmart	20,087	05/31/26
24	LCF	Tech Ridge Office Park	No	iPacesetters	52,313	01/31/19	Auduban Field Services	18,839	05/31/19	State of Oklahoma-DHS	16,255	06/30/17	Fellers	13,769	12/31/19
25	SMF VI	Twelve Oaks	No	Publix	47,955	04/12/20	Pier 1 Imports	9,560	02/28/25	LensCrafters	5,883	12/31/19	Bonefish Grill	5,000	11/30/21
26	SMF VI	Market at Hilliard	No	Michaels	21,517	08/31/19	Bed Bath & Beyond	20,000	01/31/19	OfficeMax	19,961	03/31/21	Old Navy	16,800	08/31/19
27	JPMCB	The Riviera	No
28	JPMCB	HGI Kennesaw	No
29	SMF VI	Buckhorn Plaza	No	Marshalls	19,910	05/31/25	Dollar Tree	10,260	03/31/20	Olive Garden	7,537	02/28/23	Shoe Depot	7,200	12/31/19
30	JPMCB	Timbergrove Heights	No
31	SMF VI	Home2 Suites Lubbock	No
32	SMF VI	Southwest Business Center	No	Office Furniture Concept	16,900	09/30/21	Order Inn	8,686	07/31/17	Super Summer Theater	7,028	05/31/20	Glass Mountain Capital, LLC	4,998	05/31/19
33	SMF VI	Hinesville Central	No	Hibbett Sporting Goods	7,440	07/31/25	Shoe Show	5,000	07/31/20	Cato	4,160	01/31/21	Beauty Mecca Beauty Supplies	3,200	01/31/18
34	SMF VI	Presidents Industrial	No	Pepperidge Farms	12,960	01/29/17	Jackson’s Gymnastics	12,960	05/31/17	International Insulation Products, LLC	8,640	12/31/17	THE STG GROUP	7,776	06/30/18
35	SMF VI	Holiday Inn Express Salina	No
36	BSP	Townley Park Center Retail	No	Sherwin Williams	4,500	12/31/17	Snap Fitness	3,987	02/28/17	El Mariachi	3,119	12/31/20	Integrity Staffing Solutions, Inc.	2,985	01/31/18
37	SMF VI	Hebron Heights	No	Pet Supplies Plus	9,000	07/31/26	La Vista	4,150	04/30/19	BurgerFi	2,700	11/30/26	Italian Villa	2,500	01/31/18
38	SMF VI	West Hills Plaza	No	Fred’s	22,000	01/31/19	Save-A-Lot	18,400	09/30/21	CitiTrends	14,625	02/28/21	Golden Beauty	14,500	05/31/19
39	LCF	Dollar General Dimmitt	Yes	Dollar General	10,566	03/31/31
40	LCF	Dollar General Jackson	Yes	Dollar General	9,100	05/31/31

A-1-7

ANNEX A-1

			5th LARGEST TENANT (3), (21), (22), (23)							Pari Passu Debt
											Pari Passu	Pari Passu
					Lease	Loan		Lockbox	Lockbox	Pari Passu	Note Control	Piece In Trust
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(24)	(Y/N)	Type(25)	(Y/N)	(Y/N)(26)	Cut-Off Balance
1	JPMCB	Hilton Hawaiian Village				Refinance	Park Intermediate Holdings LLC	Yes	CMA	Yes	No	94,000,000
2	JPMCB	Fresno Fashion Fair Mall	Anthropologie	10,928	10/01/17	Recapitalization	The Macerich Partnership, L.P.	Yes	CMA	Yes	No	80,000,000
3	JPMCB	9 West 57th Street	Tiger Global Management LLC	43,490	07/31/24	Refinance	Sheldon H. Solow	Yes	CMA	Yes	No	63,000,000
4	JPMCB	Riverway	Appleton GRP LLC	38,003	07/31/21	Acquisition	Adventus Holdings LP	Yes	CMA	Yes	Yes	63,000,000
5	JPMCB	Moffett Gateway				Refinance	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	Yes	Hard	Yes	Yes	60,000,000
6	JPMCB	Summit Mall	Versona Accessories	8,000	01/31/24	Refinance	Simon Property Group, L.P.	Yes	CMA	Yes	Yes	50,000,000
7	JPMCB	North Hills Village	Best Buy	46,855	01/31/19	Refinance	Ira J. Gumberg	Yes	Hard	No	NAP	NAP
8	JPMCB	Hotel Palomar San Diego				Refinance	KHP Fund II, L.P.	Yes	CMA	No	NAP	NAP
9	LCF	Redwood MHC Portfolio				Refinance	Ross H. Partrich	Yes	Springing	Yes	No	37,000,000
9.01	LCF	Camp Inn
9.02	LCF	Town & Country Estates
9.03	LCF	St. Clements Crossing
9.04	LCF	Algoma
9.05	LCF	Suburban Estates
9.06	LCF	Colonial Acres
9.07	LCF	Twenty Nine Pines
9.08	LCF	Evergreen Springs
9.09	LCF	Avalon
9.10	LCF	Lexington
9.11	LCF	Colonial Manor
9.12	LCF	Green Acres
9.13	LCF	Cedar Grove
9.14	LCF	Hunters Chase
9.15	LCF	Highland Bluff
9.16	LCF	Winter Paradise
9.17	LCF	Weststar
9.18	LCF	El Frontier
10	BSP	925 Common				Refinance	Emanuel Organek, Marc Blumberg	Yes	Springing	No	NAP	NAP
11	BSP	International Plaza	Scholarship America, Inc.	9,997	03/31/25	Refinance	Bruce Timm, Lakeridge Land, L.P.	Yes	CMA	No	NAP	NAP
12	BSP	Everett Plaza	Denallis Mediterranean Fusion	8,168	10/31/21	Refinance	Alan C. Fox	Yes	Springing	No	NAP	NAP
13	JPMCB	Bilmar Beach Resort				Acquisition	Kline Hotel Holdings, LLC	Yes	CMA	No	NAP	NAP
14	LCF	1140 Avenue of the Americas	Trilogy Global	12,750	11/30/24	Acquisition	New York City Operating Partnership, L.P.	Yes	Hard	Yes	No	24,000,000
15	JPMCB	Fry 529 Retail Center	Familia Care, Inc.	4,858	07/31/20	Refinance	John D. Long, Jr.	Yes	Springing	No	NAP	NAP
16	SMF VI	Arroyo South Office	Lyft, Inc.	3,721	12/01/21	Refinance	EJM Development Co.	Yes	Springing	No	NAP	NAP
17	JPMCB	PGA Financial Plaza	Retina Care Specialists	6,879	12/31/21	Refinance	Charles M. Bayer, Jr.	Yes	Springing	No	NAP	NAP
18	LCF	80 Park Plaza				Acquisition	Elchonon Schwartz, Simon Glick	Yes	Hard	Yes	No	20,500,000
19	SMF VI	Walgreens Pool 3				Refinance	John E. Gross	Yes	Springing	No	NAP	NAP
19.01	SMF VI	Walgreens Bettendorf
19.02	SMF VI	Walgreens Security
19.03	SMF VI	Walgreens Mason City
19.04	SMF VI	Walgreens Fort Dodge
19.05	SMF VI	Walgreens Virginia Beach
19.06	SMF VI	Walgreens Granite City
20	SMF VI	Walgreens Pool 6				Refinance	John E. Gross	Yes	Springing	No	NAP	NAP
20.01	SMF VI	Walgreens Sioux City
20.02	SMF VI	Walgreens Des Moines
20.03	SMF VI	Walgreens Mesa
20.04	SMF VI	Walgreens Wichita
20.05	SMF VI	Walgreens Colorado Springs
20.06	SMF VI	Walgreens Casa Grande
21	BSP	Franklin Marketplace	Dollar Tree	14,826	08/31/21	Acquisition	Moses Berger	Yes	CMA	No	NAP	NAP
22	JPMCB	Salesforce Tower	Ogletree, Deakins, Nash, Smoak & Stewart, P.C.	36,573	06/30/22	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	Yes	No	18,000,000
23	JPMCB	Dick’s Sporting Goods Portfolio				Refinance	NRFC NNN Holdings, LLC	Yes	CMA	Yes	Yes	17,976,072
23.01	JPMCB	Dick’s Keene
23.02	JPMCB	Dick’s Concord
23.03	JPMCB	Dick’s Wichita
23.04	JPMCB	Dick’s Bloomingdale
23.05	JPMCB	Dick’s Fort Wayne
23.06	JPMCB	PetSmart Concord
24	LCF	Tech Ridge Office Park	The Key Group	12,812	07/31/21	Refinance	Kamyar Mateen, Shervin Mateen	Yes	Hard	No	NAP	NAP
25	SMF VI	Twelve Oaks	Mattress Firm	4,032	06/30/17	Refinance	David Garfunkel	Yes	Springing	No	NAP	NAP
26	SMF VI	Market at Hilliard	Famous Footwear	6,542	10/31/19	Refinance	MB REIT (Florida), Inc.	Yes	Springing	No	NAP	NAP
27	JPMCB	The Riviera				Refinance	Swapnil Agarwal	Yes	Springing	No	NAP	NAP
28	JPMCB	HGI Kennesaw				Refinance	Mitch (Mitul) Patel	Yes	Springing	No	NAP	NAP
29	SMF VI	Buckhorn Plaza	Gourmet Buffet Restaurant	6,840	03/31/20	Refinance	MB REIT (Florida), Inc.	Yes	Springing	No	NAP	NAP
30	JPMCB	Timbergrove Heights				Refinance	Scott Leichtenberg	Yes	Springing	No	NAP	NAP
31	SMF VI	Home2 Suites Lubbock				Refinance	Philip A. McCrae	Yes	Springing	No	NAP	NAP
32	SMF VI	Southwest Business Center	Chrisbarry, Inc	4,766	12/31/18	Refinance	Brian Heller, Augustus Tagliaferri	Yes	Springing	No	NAP	NAP
33	SMF VI	Hinesville Central	GameStop	3,000	02/29/20	Refinance	David Garfunkel	Yes	Springing	No	NAP	NAP
34	SMF VI	Presidents Industrial	Wartsila Funa International, Inc.	7,668	04/30/22	Acquisition	Jeffrey Katke, Daniel Culler, Richard Kent, John J. Souza, M. Carolyn Souza, John R. Collins, Rick E. Van Velden	Yes	Springing	No	NAP	NAP
35	SMF VI	Holiday Inn Express Salina				Refinance	Larry-Bharat Patel	Yes	Springing	No	NAP	NAP
36	BSP	Townley Park Center Retail	A&W Restaurants	2,750	11/30/24	Refinance	Dennis R. Anderson	Yes	Springing	No	NAP	NAP
37	SMF VI	Hebron Heights	Spice & Rice Indian Groceries	2,450	04/30/19	Acquisition	Shopoff Commercial Growth & Income Fund II, L.P., Allen Honse, Yvonne Honse, Clayton Lee, Lorrie Lee	Yes	Springing	No	NAP	NAP
38	SMF VI	West Hills Plaza	Shoe Show	9,750	05/31/21	Refinance	Samuel W. Sharp	Yes	Springing	No	NAP	NAP
39	LCF	Dollar General Dimmitt				Acquisition	Ladder Capital CRE Equity LLC	Yes	Hard	No	NAP	NAP
40	LCF	Dollar General Jackson				Acquisition	Ladder Capital CRE Equity LLC	Yes	Hard	No	NAP	NAP

A-1-8

ANNEX A-1

			Pari Passu Debt		Additional Debt					Total Debt				HOTEL OPERATING STATISTICS
			Pari Passu	Total Cut-off				Additional			Total Debt		Total Debt
			Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI	2013	2013	2013
Loan #	Seller(1)	Property Name	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N) (27)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)
1	JPMCB	Hilton Hawaiian Village	602,600,000	696,600,000	No	Yes	Subordinate Debt	578,400,000	4.19950	1,275,000,000	2.44	57.2%	10.4%	89.9%	247.48	222.57
2	JPMCB	Fresno Fashion Fair Mall	245,000,000	325,000,000	No	No	NAP	NAP	NAP	325,000,000	2.14	57.5%	8.1%
3	JPMCB	9 West 57th Street	950,724,000	1,013,724,000	Yes	Yes	Subordinate Debt/Permitted Mezzanine	186,276,000	2.85950	1,200,000,000	3.08	35.3%	9.0%
4	JPMCB	Riverway	65,000,000	128,000,000	No	No	NAP	NAP	NAP	128,000,000	1.42	72.6%	10.3%
5	JPMCB	Moffett Gateway	183,000,000	243,000,000	No	Yes	B-Note (102,000,000)/Mezzanine Loan (50,000,000)	152,000,000	5.44408	395,000,000	1.22	75.2%	7.3%
6	JPMCB	Summit Mall	35,000,000	85,000,000	No	No	NAP	NAP	NAP	85,000,000	4.50	41.5%	15.8%
7	JPMCB	North Hills Village	NAP	NAP	No	Yes	B-Note	9,500,000	10.25000	53,600,000	1.14	79.4%	8.3%
8	JPMCB	Hotel Palomar San Diego	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP	79.6%	184.58	146.90
9	LCF	Redwood MHC Portfolio	59,000,000	96,000,000	Yes	No	Permitted Mezzanine	NAP	NAP	96,000,000	1.38	71.8%	8.2%
9.01	LCF	Camp Inn									1.38	71.8%	8.2%
9.02	LCF	Town & Country Estates									1.38	71.8%	8.2%
9.03	LCF	St. Clements Crossing									1.38	71.8%	8.2%
9.04	LCF	Algoma									1.38	71.8%	8.2%
9.05	LCF	Suburban Estates									1.38	71.8%	8.2%
9.06	LCF	Colonial Acres									1.38	71.8%	8.2%
9.07	LCF	Twenty Nine Pines									1.38	71.8%	8.2%
9.08	LCF	Evergreen Springs									1.38	71.8%	8.2%
9.09	LCF	Avalon									1.38	71.8%	8.2%
9.10	LCF	Lexington									1.38	71.8%	8.2%
9.11	LCF	Colonial Manor									1.38	71.8%	8.2%
9.12	LCF	Green Acres									1.38	71.8%	8.2%
9.13	LCF	Cedar Grove									1.38	71.8%	8.2%
9.14	LCF	Hunters Chase									1.38	71.8%	8.2%
9.15	LCF	Highland Bluff									1.38	71.8%	8.2%
9.16	LCF	Winter Paradise									1.38	71.8%	8.2%
9.17	LCF	Weststar									1.38	71.8%	8.2%
9.18	LCF	El Frontier									1.38	71.8%	8.2%
10	BSP	925 Common	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	BSP	International Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	BSP	Everett Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	JPMCB	Bilmar Beach Resort	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.1%	133.38	104.20
14	LCF	1140 Avenue of the Americas	75,000,000	99,000,000	No	No	NAP	NAP	NAP	99,000,000	2.16	55.0%	9.6%
15	JPMCB	Fry 529 Retail Center	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	SMF VI	Arroyo South Office	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	JPMCB	PGA Financial Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	LCF	80 Park Plaza	112,500,000	133,000,000	Yes	No	Permitted Mezzanine	NAP	NAP	133,000,000	1.52	75.0%	9.4%
19	SMF VI	Walgreens Pool 3	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	SMF VI	Walgreens Bettendorf									NAP	NAP	NAP
19.02	SMF VI	Walgreens Security									NAP	NAP	NAP
19.03	SMF VI	Walgreens Mason City									NAP	NAP	NAP
19.04	SMF VI	Walgreens Fort Dodge									NAP	NAP	NAP
19.05	SMF VI	Walgreens Virginia Beach									NAP	NAP	NAP
19.06	SMF VI	Walgreens Granite City									NAP	NAP	NAP
20	SMF VI	Walgreens Pool 6	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	SMF VI	Walgreens Sioux City									NAP	NAP	NAP
20.02	SMF VI	Walgreens Des Moines									NAP	NAP	NAP
20.03	SMF VI	Walgreens Mesa									NAP	NAP	NAP
20.04	SMF VI	Walgreens Wichita									NAP	NAP	NAP
20.05	SMF VI	Walgreens Colorado Springs									NAP	NAP	NAP
20.06	SMF VI	Walgreens Casa Grande									NAP	NAP	NAP
21	BSP	Franklin Marketplace	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Salesforce Tower	90,000,000	108,000,000	No	Yes	Mezzanine Loan	24,029,583	7.25000	132,029,583	1.41	72.9%	10.4%
23	JPMCB	Dick’s Sporting Goods Portfolio	12,982,719	30,958,791	No	No	NAP	NAP	NAP	30,958,791	1.40	70.8%	9.5%
23.01	JPMCB	Dick’s Keene									1.40	70.8%	9.5%
23.02	JPMCB	Dick’s Concord									1.40	70.8%	9.5%
23.03	JPMCB	Dick’s Wichita									1.40	70.8%	9.5%
23.04	JPMCB	Dick’s Bloomingdale									1.40	70.8%	9.5%
23.05	JPMCB	Dick’s Fort Wayne									1.40	70.8%	9.5%
23.06	JPMCB	PetSmart Concord									1.40	70.8%	9.5%
24	LCF	Tech Ridge Office Park	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	SMF VI	Twelve Oaks	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	SMF VI	Market at Hilliard	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	The Riviera	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	JPMCB	HGI Kennesaw	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP	74.5%	111.31	82.97
29	SMF VI	Buckhorn Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	JPMCB	Timbergrove Heights	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	SMF VI	Home2 Suites Lubbock	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	SMF VI	Southwest Business Center	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	SMF VI	Hinesville Central	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	SMF VI	Presidents Industrial	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	SMF VI	Holiday Inn Express Salina	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.4%	102.84	70.34
36	BSP	Townley Park Center Retail	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	SMF VI	Hebron Heights	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	SMF VI	West Hills Plaza	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	LCF	Dollar General Dimmitt	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
40	LCF	Dollar General Jackson	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	Hilton Hawaiian Village	90.7%	259.85	235.77	94.4%	240.62	227.20	94.6%	250.09	236.65	94.6%	250.09	236.65	1
2	JPMCB	Fresno Fashion Fair Mall													2
3	JPMCB	9 West 57th Street													3
4	JPMCB	Riverway													4
5	JPMCB	Moffett Gateway													5
6	JPMCB	Summit Mall													6
7	JPMCB	North Hills Village													7
8	JPMCB	Hotel Palomar San Diego	79.1%	186.34	147.34	68.8%	203.68	140.11	79.7%	212.60	169.54	79.7%	212.60	169.54	8
9	LCF	Redwood MHC Portfolio													9
9.01	LCF	Camp Inn													9.01
9.02	LCF	Town & Country Estates													9.02
9.03	LCF	St. Clements Crossing													9.03
9.04	LCF	Algoma													9.04
9.05	LCF	Suburban Estates													9.05
9.06	LCF	Colonial Acres													9.06
9.07	LCF	Twenty Nine Pines													9.07
9.08	LCF	Evergreen Springs													9.08
9.09	LCF	Avalon													9.09
9.10	LCF	Lexington													9.10
9.11	LCF	Colonial Manor													9.11
9.12	LCF	Green Acres													9.12
9.13	LCF	Cedar Grove													9.13
9.14	LCF	Hunters Chase													9.14
9.15	LCF	Highland Bluff													9.15
9.16	LCF	Winter Paradise													9.16
9.17	LCF	Weststar													9.17
9.18	LCF	El Frontier													9.18
10	BSP	925 Common													10
11	BSP	International Plaza													11
12	BSP	Everett Plaza													12
13	JPMCB	Bilmar Beach Resort	79.6%	140.90	112.09	82.6%	149.52	123.54	80.0%	156.79	125.48	80.0%	156.79	125.48	13
14	LCF	1140 Avenue of the Americas													14
15	JPMCB	Fry 529 Retail Center													15
16	SMF VI	Arroyo South Office													16
17	JPMCB	PGA Financial Plaza													17
18	LCF	80 Park Plaza													18
19	SMF VI	Walgreens Pool 3													19
19.01	SMF VI	Walgreens Bettendorf													19.01
19.02	SMF VI	Walgreens Security													19.02
19.03	SMF VI	Walgreens Mason City													19.03
19.04	SMF VI	Walgreens Fort Dodge													19.04
19.05	SMF VI	Walgreens Virginia Beach													19.05
19.06	SMF VI	Walgreens Granite City													19.06
20	SMF VI	Walgreens Pool 6													20
20.01	SMF VI	Walgreens Sioux City													20.01
20.02	SMF VI	Walgreens Des Moines													20.02
20.03	SMF VI	Walgreens Mesa													20.03
20.04	SMF VI	Walgreens Wichita													20.04
20.05	SMF VI	Walgreens Colorado Springs													20.05
20.06	SMF VI	Walgreens Casa Grande													20.06
21	BSP	Franklin Marketplace													21
22	JPMCB	Salesforce Tower													22
23	JPMCB	Dick’s Sporting Goods Portfolio													23
23.01	JPMCB	Dick’s Keene													23.01
23.02	JPMCB	Dick’s Concord													23.02
23.03	JPMCB	Dick’s Wichita													23.03
23.04	JPMCB	Dick’s Bloomingdale													23.04
23.05	JPMCB	Dick’s Fort Wayne													23.05
23.06	JPMCB	PetSmart Concord													23.06
24	LCF	Tech Ridge Office Park													24
25	SMF VI	Twelve Oaks													25
26	SMF VI	Market at Hilliard													26
27	JPMCB	The Riviera													27
28	JPMCB	HGI Kennesaw	76.2%	117.00	89.21	76.7%	131.22	100.66	76.1%	133.87	101.88	76.1%	133.87	101.88	28
29	SMF VI	Buckhorn Plaza													29
30	JPMCB	Timbergrove Heights													30
31	SMF VI	Home2 Suites Lubbock							73.9%	117.32	86.70	73.9%	117.32	86.70	31
32	SMF VI	Southwest Business Center													32
33	SMF VI	Hinesville Central													33
34	SMF VI	Presidents Industrial													34
35	SMF VI	Holiday Inn Express Salina	77.8%	114.22	88.87	74.6%	112.64	84.00	72.3%	108.78	78.59	72.3%	108.78	78.59	35
36	BSP	Townley Park Center Retail													36
37	SMF VI	Hebron Heights													37
38	SMF VI	West Hills Plaza													38
39	LCF	Dollar General Dimmitt													39
40	LCF	Dollar General Jackson													40

A-1-10

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “BSP” denotes Benefit Street Partners CRE Finance LLC, as Mortgage Loan Seller; “SMF VI” denotes Starwood Mortgage Funding VI LLC, as Mortgage Loan Seller; and “LCF” denotes Ladder Capital Finance LLC, as Mortgage Loan Seller.

With respect to Loan No. 1, Hilton Hawaiian Village, the Hilton Hawaiian Village Whole Loan (as defined below) was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC, and Morgan Stanley Bank, N.A.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the Fresno Fashion Fair Mall Whole Loan (as defined below) was co-originated by JPMCB and Société Générale.

With respect to Loan No. 18, 80 Park Plaza, the 80 Park Plaza Whole Loan (as defined below) was co-originated by LCF and Citigroup Global Markets Realty Corp.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, Hilton Hawaiian Village, the mortgaged property includes 14 hotel units and 26 commercial units of a condominium. The remaining units in the condominium consist of six time share units, which are owned by third parties and not part of collateral for the mortgage loan. The borrower controls the related board of directors for the association and is responsible for maintaining the common areas of the condominium.

With respect to Loan No. 2, Fresno Fashion Fair Mall, Chick-fil-A ground leases its premises from the borrower. Chick-fil-A ground leases its premises through February 2035 and pays annual ground rent of $120,000.

With respect to Loan No. 4, Riverway, the mortgaged property consists of three, 11-story multi-tenant office buildings totaling approximately 858,711 square feet and one daycare facility totaling approximately 10,409 square feet. The daycare facility is 100% leased to Bright Horizons under a lease that expires in March 2027. The tenant also has the right to terminate the lease annually on each anniversary of the lease commencement date.

With respect to Loan No. 6, Summit Mall, Macy’s ground leases its premises from the borrower. Macy’s ground leases its premises through October 2020 and pays annual ground rent of $146,367.

With respect to Loan No. 7, North Hills Village, Target ground leases its premises from the borrower through January 2027 and pays annual ground rent of $407,000.

With respect to Loan No. 8, Hotel Palomar San Diego, the mortgaged property also includes an adjacent three-story retail and entertainment building totaling 31,300 square feet, which is 100% leased to House of Blues San Diego, LLC. In addition, the property is subject to a condominium regime, and the borrower owns 100% of the units.

With respect to Loan No. 10, 925 Common, the mortgaged property consists of 199 multifamily units, 10,430 square feet of ground floor retail, a 14,457 square foot ballroom and a 300-vehicle valet garage. As of November 9, 2016, the multifamily space was 93.5% leased and the retail space was 80.3% leased.

With respect to Loan No. 12, Everett Plaza, Units include 3,173 square feet (2.6% of the net rentable area at the mortgaged property) of space ground leased to the tenant, Jack in the Box.

A-1-11

The tenant owns its improvements and ground leases from the borrower the land on which its improvements are constructed.

With respect to Loan No. 13, Bilmar Beach Resort, the mortgaged property includes 91 condominium units in a condominium regime with 134 total units. The borrower controls the related condominium association. The loan documents requires the borrower to retain a minimum of 68 of the 134 units and control of the condominium association. The borrower is also entitled to an amount generally equal to 46.0% to 48.0% of the rental income from 43 condominiums that are owned by third parties.

With respect to Loan No. 15, Fry 529 Retail Center, Bush’s Chicken ground leases its premises from the borrower. Bush’s Chicken ground leases its premises under a ground lease with a term of 20 years after the rent commencement date, which is the earlier of (i) the date that the tenant opens for business and (ii) March 2017. The tenant is required to pay annual ground rent of $75,000.

With respect to Loan No. 23.01, Dick’s Sporting Goods Portfolio—Dick’s Keene, the mortgaged property consists of one unit of 15 total units in a fractured condominium regime (constituting approximately 7.143% of the condominium regime). The borrower does not control of the related condominium association. However, no amendment may alter the rights of, or impose greater obligation on, any unit owner without the consent of such unit owner and its mortgagee.

With respect to Loan No. 29, Buckhorn Plaza, the total square footage includes 7,537 square feet (8.7% of the net rentable area at the mortgaged property) of space ground leased to the 3rd Largest Tenant, Olive Garden, pursuant to a ground lease that expires in February 28, 2023. The tenant owns its improvements and ground leases from the borrower the land on which its improvements are constructed.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, Hilton Hawaiian Village, approximately 18.4% of UW Revenues ($) is attributable to the food and beverage outlets at the related mortgaged property and approximately 5.1% of UW Revenues ($) is attributable to the retail component of the mortgaged property.

With respect to Loan No. 2, Fresno Fashion Fair Mall, Occupancy% includes only permanent leases. Occupancy% including specialty tenants with leases over six months for December 31, 2013, December 31, 2014, December 31, 2015 and August 31, 2016 is 96.8%, 98.4%, 98.1% and 92.2%, respectively.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the borrower is permitted to engage in several redevelopment activities at the mortgaged property under the loan documents. If there is any decrease in underwritten net operating income (as defined in the loan documents) as a result of the redevelopment activities (including as the result of any modification or termination of the Macy’s Men’s & Children’s or JCPenney leases), then the borrower is required to enter into a master lease with the guarantor for all such applicable space and all then vacant space at the property. The loan documents provide that rent will be reduced if and to the extent underwritten net operating income with respect to the mortgaged property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the property is restored to the greater of (i) pre-development levels and (ii) $27,000,000 and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the

A-1-12

Macy’s Men’s & Children’s lease and/or the JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels or (ii) $27,000,000.

With respect to Loan No. 3, 9 West 57th Street, two tenants, Zimmer Partners, LP and Seven Bridges Advisors LLC, have executed their leases but have not yet commenced paying rent.

With respect to Loan No. 5, Moffett Gateway, the sole tenant, Google, has executed two leases for the entire property but has not yet taken occupancy or commenced paying rent. Google leases the property under two separate leases, one for 1225 Crossman Avenue (“Building One”) and the second for 1265 Crossman Avenue (“Building Two”). Google is expected to take occupancy for both spaces in early 2017 and will commence paying rent under each lease as follows: Building One in July 2018 and Building Two in July 2017.

With respect to Loan No. 5, Moffett Gateway, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include the rental income for the sole tenant, Google, which has executed its leases but has not yet taken occupancy or commenced paying rent under either lease. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the sole tenant, Google, over the term of the related leases inclusive of the free rent reserve.

With respect to Loan No. 6, Summit Mall, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include two tenants, Dewey’s Pizza (3,490 square feet) and Auntie Anne’s (250 square feet), that have signed leases but have not yet taken occupancy or commenced paying rent.

With respect to Loan No. 8, Hotel Palomar San Diego, approximately 21.9% of UW Revenues ($) is attributable to the food and beverage outlets at the related mortgaged property.

With respect to Loan No. 10, 925 Common, one of the commercial tenants, Goldbergs Bagel & Deli, has executed its lease but has not yet taken occupancy or commenced paying rent. Goldberg’s Bagel & Deli is expected to take occupancy on February 1, 2017 and begin paying rent May 1, 2017. The borrower has deposited $700,000 in landlord obligations for tenant improvements associated with the buildout of the space. The borrower also deposited $87,149 for six months of free rent reserves. The free rent reserve will be disbursed in equal amounts each month from January 2017 through June 2017.

With respect to Loan No. 10, 925 Common, the historical occupancies reflect the 108 classic multifamily units only and are as of December 31 for 2013 and 2014 and October 31 for 2015. The property underwent a major renovation and expansion from October 2014 through December 2015 and 91 modern units came online between November 2015 and January 2016. Current Occupancy is as of November 9, 2016 and reflects all 199 multifamily units (which includes both classic and modern units).

With respect to Loan No. 11, International Plaza, Consortium Health, has executed its lease but has not yet taken occupancy or commenced paying rent. Consortium Health is expected to take occupancy and begin paying rent in January 2017.

With respect to Loan No. 13, Bilmar Beach Resort, approximately 43.4% of UW Revenues ($) is attributable to the food and beverage outlets at the related mortgaged property.

With respect to Loan No. 14, 1140 Avenue of the Americas, the 2nd Largest Tenant, Waterfall Asset Management, has executed a lease for an additional 7,909 square feet that is currently occupied by TriOptima North America, LLC. Waterfall Asset Management is expected to take occupancy on May 1, 2017. At closing, $563,516.25 was reserved with the lender to cover such tenant’s free rent period from May 1, 2017 through January 31, 2018.

A-1-13

With respect to Loan No. 15, Fry 529 Retail Center, three tenants, La Seafood Café, El Kiosko and Bush’s Chicken have executed their leases but have not yet taken occupancy or commenced paying rent. La Seafood Cafe is expected to take occupancy for 1,500 square feet of its leased premises and will commence paying rent in December 2016. El Kiosko is expected to take occupancy for 1,400 square feet of its leased premises and will commence paying rent in December 2016. Bush’s Chicken, a pad-site tenant, is expected to take occupancy upon build-out completion, with an estimated completion of December 2016. Despite the build-out completion status, Bush’s Chicken will commence paying rent in March 2017.

With respect to Loan No. 15, Fry 529 Retail Center, 2015 Occupancy% is lower than the Most Recent Occupancy% due to a lease-up after the development of the mortgaged property was completed.

With respect to Loan No. 16, Arroyo South Office, the 5th Largest Tenant, Lyft, Inc., has executed a lease but has not yet taken occupancy or commenced paying rent.

With respect to Loan No. 17, PGA Financial Plaza, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the Largest Tenant, the 2nd Largest Tenant and 3rd Largest Tenant, Wells Fargo, JPMorgan Chase Bank, National Association, and Raymond James & Associates, Inc., respectively, over the term of the related leases.

With respect to Loan No. 22, Salesforce Tower, the Largest Tenant, Salesforce.com, Inc. (“Salesforce”), has executed its lease but has not yet taken occupancy or commenced paying rent. Salesforce is expected to take occupancy and begin paying rent as follows: 123,032 square feet in January 2017, 19,318 square feet on the 25th floor in August 2017 and the remaining 104,749 square feet in August 2018.

With respect to Loan No. 22, Salesforce Tower, approximately 11.1% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 24, Tech Ridge Office Park, two tenants are entitled to free rent periods. At origination, the borrower reserved $45,755 for the free rent periods.

With respect to Loan No. 28, HGI Kennesaw, approximately 16.0% of UW Revenues ($) is attributable to the food and beverage outlet at the related mortgaged property.

With respect to Loan No. 30, Timbergrove Heights, Occupancy% includes two tenants which have executed leases but have not yet taken occupancy.

With respect to Loan No. 37, Hebron Heights, the 3rd Largest Tenant, BurgerFi, has executed a lease but has not yet taken occupancy or commenced paying rent.

(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV% and the Maturity LTV% are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 5, Moffett Gateway, the Appraised Value ($) represents the “Hypothetical Market Value As-Stabilized” value of $525,000,000, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off as of the stabilized value date of July 20, 2016. At origination, the borrower was required to reserve $43,642,904 into the Upfront Other Reserve ($) for outstanding tenant improvements, $5,743,978 for outstanding leasing commissions and $37,575,033 for outstanding free rent. The “as-is” value as of July 20, 2016 was $430,000,000, which results in a Current LTV% and Maturity LTV% of 56.5% and 48.0%, respectively.

A-1-14

With respect to Loan No. 8, Hotel Palomar San Diego, the Appraised Value ($) represents the “When Complete” market value of $80,100,000, which assumes that the proposed renovations to the property related to the repositioning of the property restaurant has been completed. At origination, the borrower was required to reserve $1,641,974 into a reserve for the restaurant renovations. The “as-is” value as of October 4, 2016 is $76,700,000, which results in a Current LTV% and Maturity LTV% of 49.5%.

With respect to Loan No. 13, Bilmar Beach Resort, the Appraised Value ($) represents the “Hypothetical As-Is” value of $37,100,000, which assumes that the on-going property renovation has been completed. At origination, the borrower was required to reserve $2,500,000 into a reserve for capital improvements. The “as-is” value as of August 8, 2016 is $34,400,000, which results in a Current LTV% and Maturity LTV% of 72.4% and 58.9%, respectively.

With respect to Loan No. 22, Salesforce Tower, the Appraised Value ($) represents the “Hypothetical As-Is” value of $181,100,000, which assumes that all outstanding tenant improvements, leasing commissions, free rent, and capital expenditures have been paid or are reserved/escrowed at origination. At origination, the borrower was required to deposit into the Upfront Other Reserve ($) $20,896,672 for outstanding tenant improvements and leasing commissions and $8,081,640 for outstanding free rent. Additionally, the borrower was required to reserve $4,250,420 into the Upfront CapEx Reserve ($). The “as-is” value as of July 21, 2016 was $150,600,000, which results in a Current LTV% and Maturity LTV% of 71.7%.

With respect to Loan No. 32, Southwest Business Center, Other Upfront Reserve ($) includes a performance reserve in the amount of $800,000 in the form of a letter of credit that was delivered by the borrower at loan origination. So long as no event of default is occurring, the performance reserve will be released to the borrower upon the mortgage loan achieving a debt yield on NOI (as defined in the loan documents) of at least 9.0% for the trailing six months. Current LTV%, Maturity LTV%, UW NOI Debt Yield% and UW NCF Debt Yield% calculations are based on the net Cut-off Date Balance of $7,488,866, which is net of the $800,000 reserve. Assuming the gross Cut-off Date Balance of $8,288,866, Current LTV%, Maturity LTV%, UW NOI Debt Yield% and UW NCF Debt Yield% calculations are 74.1%, 59.7%, 9.1% and 8.5%, respectively.

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)	With respect to Loan No. 1, Hilton Hawaiian Village, the mortgage loan is part of a whole loan with an original principal balance of $1,275,000,000 (the “Hilton Hawaiian Village Whole Loan”) which is comprised of 16 pari passu components (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-2-D-1, Note A-2-D-2, Note A-2-E-1, and Note A-2-E-2) and five subordinate companion loans (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5). Note A-2-A-1 has an outstanding principal balance as of the Cut-off Date of $94,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. The remaining 15 pari passu components and five subordinate companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $1,181,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Hilton Hawaiian Village Whole Loan balance, excluding the subordinate companion loans.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the mortgage loan is part of a whole loan with an original principal balance of $325,000,000 (the “Fresno Fashion Fair Mall Whole Loan”) which is comprised of seven pari passu components. Note A-1-B has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is being contributed to the JPMCC 2016-JP4

A-1-15

Trust. Note A-1-A has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMDB 2016-C4 trust. Note A-2-A has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the CFCRE 2016-C6 trust. Note A-1-C, Note A-2-B, Note A-2-C and Note A-2-D have an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Fresno Fashion Fair Mall Whole Loan balance.

With respect to Loan No. 3, 9 West 57th Street, the mortgage loan is part of a whole loan with an original principal balance of $1,200,000,000 (the “9 West 57th Street Whole Loan”) which is comprised of six pari passu components (Note A-1, Note A-2, Note A-3-A, Note A-3-B, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-5 has an outstanding principal balance as of the Cut-off Date of $63,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-1 and Note B-1 have an aggregate outstanding principal balance as of the Cut-off Date of $900,000,000 and were contributed to the JPMCC 2016-NINE trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $100,000,000 and was contributed to the JPMCC 2016-JP3 Trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $80,000,000 was contributed to the JPMDB 2016-C4 trust. Note A-3-A has an aggregate outstanding balance as of the Cut-off Date of $50,000,000 and was sold to a third party investor. Note A-3-B has an aggregate outstanding balance as of the Cut-off Date of $50,000,000 and was contributed to the CSAIL 2016-C7 trust. All loan level metrics are based on the 9 West 57th Street Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 4, Riverway, the mortgage loan is part of a whole loan with an original principal balance of $128,000,000 (the “Riverway Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $63,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Riverway Whole Loan balance.

With respect to Loan No. 5, Moffett Gateway, the mortgage loan is part of a whole loan with an original principal balance of $345,000,000 (the “Moffett Gateway Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-2 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-5 has an outstanding principal balance as of the Cut-off Date of $43,000,000 and was contributed to the JPMDB 2016-C4 Trust. Note A-1, Note A-3 and Note A-4 have an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000 and are expected to be contributed to one or more future securitization trusts. Note B-1 has an outstanding balance as of the Cut-off Date of $102,000,000 and was sold to a third-party investor. All loan level metrics are based on the Moffett Gateway Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 6, Summit Mall, the mortgage loan is part of a whole loan with an original principal balance of $85,000,00 (the “Summit Mall Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $35,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Summit Mall Whole Loan balance.

With respect to Loan No. 7, North Hills Village, the mortgage loan is part of a whole loan with an original principal balance of $53,600,000 (the “North Hills Village Whole Loan”) which is comprised of a senior note (Note A) and a subordinate companion loan (Note B). Note A has an outstanding principal balance as of the Cut-off Date of $44,100,000 and is being contributed to

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the JPMCC 2016-JP4 Trust. Note B has an outstanding principal balance as of the Cut-off Date of $9,500,000 and is expected to be sold to a third party investor. All loan level metrics are based on the North Hills Village mortgage loan excluding the subordinate companion loan.

With respect to Loan No. 9, Redwood MHC Portfolio, the mortgage loan is part of a whole loan with an original principal balance of $96,000,000 (the “Redwood MHC Portfolio Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-3 has an outstanding principal balance as of the Cut-off Date of $37,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $38,400,000 and was contributed to the WFCM 2016-LC25 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $20,600,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Redwood MHC Portfolio Whole Loan balance.

With respect to Loan No. 14, 1140 Avenue of the Americas, the mortgage loan is part of a whole loan with an original principal balance of $99,000,000 (the “1140 Avenue of the Americas Whole Loan”) which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-2 has an outstanding principal balance as of the Cut-off Date of $24,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Notes A-3 and A-4 have an aggregate outstanding principal balance of $45,000,000 and were contributed to the WFCM 2016-LC24 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 1140 Avenue of the Americas Whole Loan balance.

With respect to Loan No. 18, 80 Park Plaza, the mortgage loan is part of a whole loan with an original principal balance of $133,000,000 (the “80 Park Plaza Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4A and Note A-4B). Note A-4B has an outstanding principal balance as of the Cut-off Date of $20,500,000 and is being contributed to the JPMCC 2016-JP4 Trust. Notes A-1 and A-2 have an aggregate outstanding principal balance of $50,000,000 and were contributed to the CGCMT 2016-C3 Trust. Note A-3 and Note A-4A have an aggregate outstanding principal balance as of the Cut-off Date of $62,500,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 80 Park Plaza Whole Loan balance.

With respect to Loan No. 22, Salesforce Tower, the mortgage loan is part of a whole loan with an original principal balance of $108,000,000 (the “Salesforce Tower Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-3 has an outstanding principal balance as of the Cut-off Date of $18,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP3 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $30,000,000 and was contributed to the JPMDB 2016-C4 Trust. All loan level metrics are based on the Salesforce Tower Whole Loan balance.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the mortgage loan is part of a whole loan with an original principal balance of $31,000,000 (the “Dick’s Sporting Goods Portfolio Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $18,000,000 and is being contributed to the JPMCC 2016-JP4 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $13,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Dick’s Sporting Goods Portfolio Whole Loan balance.

(7)	Each number identifies a group of related borrowers.

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(8)	For each mortgage loan, the excess of the related Interest Rate% over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee%”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate% and (iii) 365/360.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 5, Moffett Gateway, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal payment schedule set forth on Annex F to this prospectus. As such, the Current Balance ($), Maturity/ARD Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 3.319403%.

With respect to Loan No. 7, North Hills Village, the Annual Debt Service ($) is calculated based on the sum of the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the A-Note and Subordinate Companion Loan of principal payable on the North Hills Village Whole Loan. As such, the Current Balance ($), Maturity/ARD Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule.

(11)	With respect to Loan No. 8, Hotel Palomar San Diego, if the loan documents explicitly require payment “on demand”, it is not an event of default unless the borrower fails to make any such payment within 10 days after demand by the lender.

(12)	With respect to Loan No. 39, Dollar General Dimmitt, the mortgage loan has an ARD feature with an anticipated repayment date of May 6, 2026. From and after the anticipated repayment date, the interest rate will increase to 9.35000% per annum, until the Final Mat Date of May 6, 2031.

With respect to Loan No. 40, Dollar General Jackson, the mortgage loan has an ARD feature with an anticipated repayment date of November 6, 2026. From and after the anticipated repayment date, the interest rate will increase to 9.26000% per annum, until the Final Mat Date of November 6, 2031.

(13)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 1, Hilton Hawaiian Village, the lockout period will be at least 25 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $1,275,000,000 Hilton Hawaiian Village Whole Loan is permitted after the earlier to occur of (i) May 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Hilton Hawaiian Village Defeasance Date”). Following the expiration of the Hilton Hawaiian Village Defeasance Date, the borrower is also permitted to prepay the Hilton Hawaiian Village Whole Loan with the payment of a yield

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maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the lockout period will be at least 25 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $325.0 million Fresno Fashion Fair Mall Whole Loan is permitted after the earlier to occur of (i) October 6, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Fresno Fashion Fair Mall Defeasance Date”). Following the expiration of the Fresno Fashion Fair Mall Defeasance Date, the borrower is also permitted to prepay the Fresno Fashion Fair Mall Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 3, 9 West 57th Street, the lockout period will be at least 27 payments beginning with and including the first payment on October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2019. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 4, Riverway, the lockout period will be at least 24 payments beginning with and including the first payment on January 1, 2017. Defeasance of the full $128.0 million Riverway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Riverway Defeasance Date”). If the Riverway Defeasance Date has not occurred by January 1, 2021, the borrower is permitted to prepay the Riverway Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 5, Moffett Gateway, the lockout period will be at least 26 payments beginning with and including the first payment on November 1, 2016. Defeasance of the full $340.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Moffett Gateway Defeasance Date”). If the Moffett Gateway Defeasance Date has not occurred by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 6, Summit Mall, the lockout period will be at least 26 payments beginning with and including the first payment on November 1, 2016. Defeasance of the full $85.0 million Summit Mall Whole Loan is permitted after the earlier to occur of (i) November 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Summit Mall Defeasance Date”). If the Summit Mall Defeasance Date has not occurred by November 1, 2019, the borrower is permitted to prepay the Summit Mall Whole Loan with the payment of a yield maintenance premium (except that any portion of the Summit Mall Whole Loan that has been securitized for more than two years is required to be defeased). The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 9, Redwood MHC Portfolio, defeasance of the full $96.0 million Redwood MHC Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the final REMIC that holds any note evidencing the Redwood MHC Portfolio Whole Loan or (ii) September 6, 2019. The assumed lockout period of 27

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payments is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 18, 80 Park Plaza, defeasance of the full $133.0 million 80 Park Plaza Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the final REMIC that holds any note evidencing the 80 Park Plaza Loan or (ii) September 30, 2019. The assumed lockout period of 26 payments is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

With respect to Loan No. 19, Walgreens Pool 3, the borrower is permitted to release an individual mortgaged property after the expiration of the applicable lock out period (depending on whether such release is made in connection with a partial defeasance (no earlier than two years from the closing date) or prepayment with the greater of a yield maintenance and a prepayment premium (no earlier than 60 days from the closing date)), subject to, among other things, the following conditions: (i) no event of default or loan trigger event has occurred and is continuing, (ii) such release is in connection with a sale to a bona-fide third party in an arms-length transaction, or if a Walgreens store trigger event has occurred and is continuing, in connection with a sale to a bona-fide third party in an arms-length transaction or a sale to an affiliate of the borrower and (iii) the borrower prepays the mortgage loan in an amount equal to the greater of (a) 115% of the initial loan amount allocated to the individual mortgaged property being released, and (b) with respect to the remaining individual mortgaged properties, the amount that results in (1) the LTV not exceeding 70% and (2) the DSCR being greater than or equal to 1.30x.

With respect to Loan No. 20, Walgreens Pool 6, the borrower is permitted to release an individual mortgaged property after the expiration of the applicable lock out period (depending on whether such release is made in connection with a partial defeasance (no earlier than two years from the closing date) or prepayment with the greater of a yield maintenance and a prepayment premium (no earlier than 60 days from the closing date), subject to, among other things, the following conditions: (i) no event of default or loan trigger event has occurred and is continuing, (ii) such release is in connection with a sale to a bona-fide third party in an arms-length transaction, or if a Walgreens store trigger event has occurred and is continuing, in connection with a sale to a bona-fide third party in an arms-length transaction or a sale to an affiliate of the borrower and (iii) the borrower prepays the mortgage loan in an amount equal to the greater of (a) 115% of the initial loan amount allocated to the individual mortgaged property being released, and (b) with respect to the remaining individual mortgaged properties, the amount that results in (1) the LTV not exceeding 70% and (2) the DSCR being greater than or equal to 1.30x.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the lockout period will be at least 25 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $31.0 million Dick’s Sporting Goods Portfolio Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized and December 1, 2019. The assumed lockout period is based on the expected JPMCC 2016-JP4 securitization closing date in December 2016. The actual lockout period may be longer.

(14)	With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed and/or acquired.

With respect to Loan Nos. 5, 15 and 30, Moffett Gateway, Fry 529 Retail Center and Timbergrove Heights, the related properties are newly constructed or renovated and some historical financials may not be available.

With respect to Loan No. 19, Walgreens Pool 3, historical financial information is not presented as the leases are triple-net with no annual rent increases.

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With respect to Loan No. 20, Walgreens Pool 6, historical financial information is not presented as the leases are triple-net with no annual rent increases.

With respect to Loan No. 27, The Riviera, the 2015 Revenues ($), 2015 Total Expenses ($) and 2015 NOI ($) are based on the trailing ten-month financial data of March 1, 2015 through December 31, 2015, annualized.

With respect to Loan No. 28, HGI Kennesaw, Most Recent Revenues ($) and Most Recent NOI ($) have been adjusted to account for the two months of August and September 2016 when 35 rooms and the meeting spaces were offline due to a water sprinkler break at the property on August 10, 2016.

With respect to Loan No. 31, Home2 Suites Lubbock, limited historical financial information is available as the mortgaged property was recently built in 2015 and opened in May 2015. As such, historical financials before the trailing 12-month period ending August 31, 2016 were not available.

With respect to Loan No. 34, Presidents Industrial, the loan sponsors acquired the mortgaged property in connection with the origination of the mortgage loan and 2013 financial information was not made available.

With respect to Loan No. 37, Hebron Heights, the seller acquired the mortgaged property out of an REO sale in May 2013 and 2013 financial information was not available. Additionally, the loan sponsors acquired the mortgaged property in connection with the origination of the mortgage loan and the seller did not provide 2016 financial information.

With respect to Loan No. 39, Dollar General Dimmitt, the property is newly constructed and historical financials are not available.

With respect to Loan No. 40, Dollar General Jackson, the property is newly constructed and historical financials are not available.

(15)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

(16)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 5, Moffett Gateway, UW NOI DSCR and UW NCF DSCR were calculated based on the sum of the first 12 payments after the expiration of the interest-only period assumed principal payment schedule set forth on Annex F to the Preliminary Prospectus.

With respect to Loan No. 7, North Hills Village, UW NOI DSCR and UW NCF DSCR were calculated using the sum of principal and interest payments over the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the mortgage loan and the related subordinate companion loan of principal payable on the North Hills Village Whole Loan.

(17)	With respect to Loan No. 1, Hilton Hawaiian Village, 5,900 square feet of the mortgaged property is a leasehold interest owned by the borrowers under a ground lease, and the remainder of the mortgaged property is owned by the borrower in fee simple.

With respect to Loan No. 3, 9 West 57th Street, the borrowers have pledged both the fee interest in the mortgaged property and the leasehold estate. The borrowers are permitted to terminate the ground lease upon certain terms and conditions in the loan documents which include, without

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limitation, delivery of a new title policy or an endorsement to the existing title policy, confirmation that all space leases will remain in full force and effect and satisfaction of any REMIC requirements.

With respect to Loan No. 7, North Hills Village, an affiliate of the borrower owns the fee interest in the mortgaged property and has joined the mortgage and pledged its interest in the property as collateral for the loan. In addition, a portion of the property consisting of the spaces leased by Staples and Duro Cleaners is subject to a prime ground lease.

With respect to Loan No. 10, 925 Common, the loan is secured by the leasehold interest in the mortgaged property, which is subject to a ground lease with FCH Holdings, LLC. The ground lease expires on September 30, 2049. Annual rent under the ground lease is $212,103.

With respect to Loan No. 13, Bilmar Beach Resort, the borrower has pledged both the fee interest in the mortgaged property and its leasehold interest in a reciprocal parking parcel agreement with Walgreens.

With respect to Loan No. 14, 1140 Avenue of the Americas, the loan is secured by the borrower’s leasehold interests in the mortgaged property. The ground lease expires December 31, 2066. The current annual ground rent is $348,048 with an increase on January 1, 2017 to $4,746,094 and an increase on January 1, 2042 to $5,062,500. The cash flows have been underwritten at the initial renewal rent step of $4,746,094.

With respect to Loan No. 16, Arroyo South Office, the loan is collateralized by the leasehold interest in the property held by the borrower, EJM Arroyo South II Property LLC, pursuant to a 50-year ground lease which expires on January 1, 2057. The ground lessor is the County of Clark, a political subdivision of the State of Nevada. There are no fixed rent payments under the ground lease. The ground lessor is entitled to participate in excess cash flow from the property after all expenses (including, but not limited to operating expenses, capital expenses and debt service payments) have been made, and only after the loan sponsor has received a certain minimum return on its investment, which is not anticipated to occur during the term of the loan.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 4, Riverway, the borrower was required at origination to deposit into the Upfront Other Reserve ($) $271,509 for a free rent reserve, $6,984,788 for an outstanding tenant improvement reserve and $81,825 for a required immediate repairs reserve.

With respect to Loan No. 5, Moffett Gateway, the borrower was required at origination to deposit $37,575,033 for a free rent reserve into the Upfront Other Reserve ($).

With respect to Loan No. 6, Summit Mall, Upfront Other Reserve ($) represents a guaranty from the loan sponsor for outstanding tenant improvements. Within 10 days following (i) an event of default, (ii) a transfer of the entire mortgaged property (or 100% of the legal or beneficial interests in the borrower) and assumption of the loan in accordance with the loan documents, as applicable or (iii) a transfer resulting from the exercise of the lender’s rights under the loan documents or the consummation of any remedial or enforcement action by the lender (or any holder of an interest in the loan) under the loan documents or with respect to the mortgaged property, the borrower or guarantor is required to deposit cash in lieu of the guaranty.

With respect to Loan No. 7, North Hills Village, the borrower was required at origination to deposit $48,000 into the Upfront Other Reserve ($) to prepay 10 years of rent under the prime ground lease. At any time that the lender determines that the funds in the reserve are not sufficient to pay ground rent for a period of 10 years from the origination date, the borrower is required to deposit an amount equal to such deficiency. In addition, the borrower was required to

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deposit $750,000 into a reserve for potential remediation in the event the related Phase II investigation recommends any environmental remediation as the result of the former and current existence of dry cleaning facilities at the mortgaged property, as well as $52,000 to purchase tail coverage under the environmental insurance policy for an additional three year period in accordance with the loan documents.

With respect to Loan No. 11, International Plaza, the loan is structured with a free rent reserve of $219,319 broken out as follows: $13,645 for Texas Instruments Inc. for its free rent period expiring January 2017; $140,167 for I&S Group for its free rent period expiring July 2018; $27,082 for Nevelex Corporation for its free rent period expiring May 2017; $22,347 for BPS Capital Management Inc. for its free rent period expiring October 2017. In addition, Consortium Health’s lease begins January 1, 2017 for which $16,078 in gap rent has been reserved.

With respect to Loan No. 15, Fry 529 Retail Center, the borrower was required at origination to deposit $338,154 for outstanding tenant improvements and $50,800 for free rent reserve into the Upfront Other Reserve ($).

With respect to Loan No. 17, PGA Financial Plaza, the borrower was required at origination to deposit $499,545 for outstanding tenant improvements into the Upfront Other Reserve ($).

With respect to Loan No. 21, Franklin Marketplace, the loan is structured with a free rent reserve of $100,000 for Virginia College, LLC as part of their lease renewal in August 2016. The reserve will be disbursed in equal amounts each month from October 2016 through March 2017.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the borrowers were required at origination to deposit $22,218 into the Upfront RE Tax Reserve ($) for taxes for the Dick’s Concord and PetSmart properties. The borrowers were not required to deposit any other tax reserves in regards to any other property.

With respect to Loan No. 27, The Riviera, the borrower was required at origination to deposit $78,375 for deferred maintenance into the Upfront Engin. Reserve ($).

With respect to Loan No. 30, Timbergrove Heights, the borrower was required at origination to deposit $500,000 into the Upfront Other Reserve ($) in connection with nine tenants that have not taken occupancy or commenced paying rent under their respective leases. The lender is required to release such funds when the tenants take occupancy and commence paying rent in accordance with the loan documents.

With respect to Loan No. 32, Southwest Business Center, the borrower was required at origination to fund an $800,000 performance reserve in the form of a letter of credit that was delivered by the borrower at loan origination. So long as no event of default is occurring, the performance reserve will be released to the borrower upon the mortgage loan achieving a debt yield on NOI (as defined in the loan documents) of at least 9.0% for the trailing six months.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 1, Hilton Hawaiian Village, the borrower is required to deposit into the Monthly CapEx Reserve ($), on a monthly basis to fund the cost of replacements, an amount equal to the greater of (i) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement or (ii) 4.0% of gross income from operations for the two calendar months prior to the date on which the borrower is required

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make such deposit. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a similar reserve or if such amounts otherwise accounted for pursuant to the working capital peg balance held in either operating account. In addition, the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) are waived to the extent there is no cash sweep period continuing under the loan documents or to the extent the borrower reserve such funds with the manager or the manager pay such taxes and insurance premiums in accordance with the management agreement.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the Monthly RE Tax Reserve ($), Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) are waived provided that there is no trigger period in effect. A trigger period will commence upon the occurrence and continuance of an event of default or the occurrence of the date on which the debt service coverage ratio falls below 1.45x. Following the occurrence and during the continuance of a trigger period, the borrower is required to deposit $7,670 into the Monthly CapEx Reserve ($) for replacement reserves and $46,368 into the Monthly TI/LC Reserve ($) for tenant improvements and leasing commissions.

With respect to Loan No. 3, 9 West 57th Street, in the event the debt service coverage ratio falls below 2.50x, the borrowers are required to deposit approximately $420,054 ($3.00 per square foot) into the Monthly TI/LC Reserve ($), however, the borrowers will not be required to make any such deposit (i) if the balance of the reserve is equal to or greater than $25,000,000 and (ii) if (A) the debt service coverage ratio is at least 2.50x, (B) the funds in the reserve are at least $15,000,000 and (C) the mortgaged property is occupied by tenants under leases demising at least 65.0% of the rentable square footage.

With respect to Loan No. 4, Riverway, the borrower is required to deposit an amount equal to $895,380 into the Monthly RE Tax Reserve ($) on December 1, 2016, January 1, 2017 and February 1, 2017, and each month thereafter an amount equal to $500,000.

With respect to Loan No. 4, Riverway, in addition to the regular deposits of $108,640 into the Monthly TI/LC Reserve ($), following the occurrence of (a) any of the following with respect to the Largest Tenant, U.S. Foods, or the 2nd Largest Tenant, Central States Pension Fund (or their respective replacement tenants): (i) any termination or giving of notice for any termination of the related lease; (ii) the tenant going dark, vacating or ceasing operations at the related leased premises; (iii) any insolvency or bankruptcy action; or (iv) any failure to renew the related lease(s) in accordance with its terms (each, a “Tenant Trigger Event”) or (b) a withdrawal of U.S. Foods’ credit rating (unless U.S. Foods’ rating is withdrawn solely as the result of no longer having public debt necessary to enable such rating and it maintains a net worth of at least $1 billion) or downgrading of such rating below “B2” or “B” (or the equivalent) or less by each of S&P, Moody’s and Fitch (each, a “Downgrade Trigger Event”), the borrower is required to deposit all excess cash flow after debt service, required reserves and operating expenses into the Monthly TI/LC Reserve ($). If (x) a Tenant Trigger Event has occurred with respect to U.S. Foods and one or more of Central States Pension Fund or any replacement tenant or (y) if a Tenant Trigger Event and a Downgrade Trigger Event have occurred and are simultaneously continuing, the excess cash flow deposited into the Monthly TI/LC Reserve ($) is required to be allocated to the U.S. Foods subaccount in such proportion as the lender determines in its sole but reasonable discretion. The borrower is also required to deposit any contraction or termination fees into the Monthly TI/LC Reserve ($).

With respect to Loan No. 6, Summit Mall, the Monthly RE Tax Reserve ($) is waived until the occurrence of certain events set forth in the loan documents. The Monthly RE Tax Reserve ($) will commence upon (a) the occurrence and continuing of an event of default, (b) the date the debt service coverage ratio, based on the trailing four calendar quarters, falls below 2.00x for two consecutive calendar quarters (a “DSCR Trigger Event”), (c) the date (i) Macy’s closes, ceases

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operation, goes dark, vacates or abandons its leased space on or prior to September 7, 2017 and (ii) the DSCR based on the trailing four calendar quarters falls below 3.00x (a “Macy’s Trigger Event”), (d) the date two or more of Macy’s, Dillards North and Dillards South close, ceases operation, go dark, vacate or abandon the space (“Anchor Trigger Event”) as permitted by the lenders and (each of (a) through (e) is a “Lockbox Event”), (e) a period when less than 70.0% of the gross leasable square footage of in-line space is subject to a lease or other occupancy agreement with the loan sponsor (“Occupancy Trigger Event”), or (f) the borrower’s failure to (i) pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (ii) provide the lender with satisfactory evidence of the tax payment. In addition, the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) are waived provided that there is no Lockbox Event Period continuing. A Lockbox Event Period means the (a) the occurrence and continuance of an event of default, (b) any bankruptcy action of the borrower or any affiliated property manager (provided that the property manager is not replaced with a qualified property manager in accordance with the loan documents within 60 days), (c) the occurrence of a DSCR Trigger Event, (d) the occurrence of a Macy’s Trigger Event, (v) the occurrence of an Anchor Trigger Event or (5) the occurrence of an Occupancy Trigger Event. Following the occurrence and during the continuance of a Lockbox Event Period, the borrower is required to deposit $8,804 into the Monthly CapEx Reserve ($) for replacement reserves and $19,494 into the Monthly TI/LC Reserve ($) for tenant improvements and leasing commissions.

With respect to Loan No. 7, North Hills Village, on the first payment date on which the balance in the Monthly TI/LC Reserve ($) is less than $1,000,000 and on each payment date thereafter, the borrower is required to deposit $30,378 into the reserve for tenant improvements and leasing commissions. In addition, the borrower is also required to deposit into the Monthly TI/LC Reserve ($) (i) any termination fee paid by any tenant in connection with the early termination or amendment of the related lease or reduction in rent or space and (ii) after the occurrence of a tenant trigger event related to Kohl’s, Burlington Coat Factory or Supervalu, all excess cash flow after payment of debt service, required reserves and operating expenses. A tenant trigger event will exist with respect to such tenants generally if any of the tenants fails to renew its lease in accordance with the loan documents, terminates or provides notice of its intent to terminate the related lease and/or “goes dark”, vacates or abandons the related space.

With respect to Loan No. 8, Hotel Palomar San Diego, the Monthly CapEx Reserve ($) is waived provided that (i) no event of default has occurred and is continuing, (ii) no cash sweep period is existing and (iii) the borrower has provided satisfactory evidence that the property manager is reserving at least 4.0% of gross income from operations in an reserve account held by the property manager and provides a monthly statement confirming the existence of such reserve.

With respect to Loan No. 8, Hotel Palomar San Diego, during any cash sweep period triggered by a bankruptcy or insolvency action of the property manager or as the result of the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12 month period falls below 1.25x, to the extent excess cash flow from the property is not sufficient to pay for debt service, required reserves and operating expenses, the lender is required to release funds in the excess cash flow reserve account to pay for such shortfall to the extent (i) there is no event of default continuing, (ii) the borrower delivers an officer’s certificate in accordance with the loan documents, and (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period is greater than or equal to 1.10x. To the extent that such cash sweep period continues for more than 12 consecutive months, the borrower pays for any shortfall from its own funds and not from the excess cash flow reserve account and, as a result thereof, the amount of excess cash flow actually deposited into the excess cash flow reserve account for any such 12 month period exceeds the amount of excess cash flow that would have been collected over the prior 12 month period had the borrower not paid any shortfall with its own funds (such excess is the “Seasonality Deposit”) and provided further that (i) no event of default is continuing and (ii) the borrower has delivered an officer’s certificate showing the

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calculation and representing the amount of such shortfall paid with the borrower’s funds together with supporting documentation, the lender is required to transfer an amount equal to the Seasonality Deposit from the excess cash flow reserve account into the seasonality reserve fund, and the borrower is entitled to request such funds to pay for shortfalls in accordance with the loan documents.

With respect to Loan No. 11, International Plaza, the loan is structured with an Upfront TI/LC Reserve ($) of $162,980 and ongoing Monthly TI/LC Reserve ($) deposits of $40,869 until the monthly payment date occurring in November 2017. On and after the monthly payment date occurring in December 2017, the ongoing Monthly TI/LC Reserve ($) will be reduced to 29,192. The Monthly Ins. Reserve ($) is waived for so long as (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio is greater than or equal to 1.10x, (iii) the mortgaged property is insured under a blanket insurance policy approved by the lender in its reasonable discretion and (iv) the borrower provides evidence that all insurance premiums have been timely made.

With respect to Loan No. 18, 80 Park Plaza, a Monthly TI/LC Reserve ($) of approximately $40,029 is required if the amount in the TI/LC reserve account falls below $1,000,000 and continues until the cap of $1,000,000 is reached. Additionally, if and for so long as the sole tenant, PSEG Services Corporation is not controlled and at least 51% owned by an entity that has a senior unsecured credit rating (or the equivalent thereof) of at least (i) “BBB-” by S&P (and its equivalent or higher by each other rating agency rating the securitization), the Monthly TI/LC Reserve ($) will be increased to approximately $120,086 or (ii) “BB” by S&P (and its equivalent or higher by each other rating agency rating the securitization), the Monthly TI/LC Reserve ($) will be increased to approximately $280,201, neither of which are subject to the cap. Also, a Monthly CapEx Reserve ($) of approximately $16,012 is required if the amount in the replacement reserve account falls below $250,000 and continues until the cap of $1,000,000 is reached.

With respect to Loan No. 19, Walgreens Pool 3, with respect to each mortgaged property, if the lender fails to receive satisfactory evidence that the related Walgreens has not elected to terminate its lease by January 2026, the lender will begin collecting a monthly reserve equal to $4.06 per square foot annually for the related mortgaged property until such time as the borrower has delivered to the lender (i) written notice that the borrower has not received notice that the related Walgreens has exercised its termination option, which notice from the borrower is required to be delivered no earlier than 15 days after the date by which the related Walgreens is required to give notice to the borrower of its election to exercise its termination option under the related lease, and (ii) a tenant estoppel certificate executed by Walgreens.

With respect to Loan No. 20, Walgreens Pool 6, with respect to each mortgaged property, if the lender fails to receive satisfactory evidence that the related Walgreens has not elected to terminate its lease by January 2026, the lender will begin collecting a monthly reserve equal to $4.06 per square foot annually for the related mortgaged property until such time as the borrower has delivered to the lender (i) written notice that the borrower has not received notice that the related Walgreens has exercised its termination option, which notice from the borrower is required to be delivered no earlier than 15 days after the date by which the related Walgreens is required to give notice to the borrower of its election to exercise its termination option under the related lease, and (ii) a tenant estoppel certificate executed by Walgreens.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the deposits into the Monthly RE Tax Reserve ($) and Monthly CapEx Reserve ($) are waived to the extent (a) Dick’s Sporting Goods, PetSmart or any replacement tenant(s) is required by the terms of its lease to pay all taxes or insurance premiums, as applicable, with respect to such individual mortgaged property and (b) such tenant(s) actually pays such taxes and insurance premiums, as applicable, in full prior to the due date and provides written evidence of such payment, (c) the borrowers have

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provided written evidence reasonably acceptable to lender that all such taxes or insurance premium, as applicable, for such individual mortgaged property have been paid in full prior to the due date, and (d) the applicable lease for such individual property is in full force and effect. The Monthly CapEx Reserve ($) is waived with respect to any individual property so long as (a) no event of default has occurred and is continuing and (b) the borrower provides the lender with evidence that Dick’s Sporting Goods, PetSmart and/or any replacement tenant(s) is obligated to perform all required replacements at such individual property in accordance with the terms of its lease.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, if any individual property is released from its mortgage, then the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) shall be reduced per annum by an amount equal to the amount of the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($), respectively, that was being collected by lender with respect to such individual property.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the Dick’s Wichita and Dick’s Fort Wayne mortgaged properties are excluded from the Monthly CapEx Reserve ($).

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, so long as there is no event of default or bankruptcy trigger, the Monthly Other Reserve ($) is subject to one-time disbursement equal to the amount of rollover reserve funds that exceed $1,000,000 on September 1, 2024.

With respect to Loan No. 24, Tech Ridge Office Park, an additional Monthly TI/LC Reserve ($) representing 50.0% of excess cash flow will be swept until a $333,403.54 TI/LC reserve balance is achieved.

With respect to Loan No. 28, HGI Kennesaw, the borrower is required to deposit into the Monthly Other Reserve ($), on May 1, 2023 and on the next 35 payment dates thereafter, an amount equal to $31,667 for replacements and repairs required under any PIP related to an extension of the existing franchise agreement or a new franchise agreement. In lieu of making monthly deposits into the reserve, the borrower may deliver a letter of credit, on or prior to May 1, 2023, in an amount equal to $1,140,012.

With respect to Loan No. 33, Hinesville Central, the borrower was required at origination to fund a $250,000 joint TI/LC and replacements reserve. Upon the balance in the TI/LC and replacements reserve falling below $250,000, the borrower is required to deposit $3,483 monthly into a joint TI/LC and replacements reserve. The joint TI/LC and replacements reserve is capped at $250,000. For presentation purposes, the joint TI/LC and replacements reserve is shown in the Upfront TI/LC Reserve ($) and Monthly TI/LC Reserve ($) fields.

With respect to Loan No. 35, Holiday Inn Express Salina, the borrower is required to deposit 1/12 of 4% of gross revenues at the mortgaged property monthly into an FF&E reserve subject to a cap of $1,585,000. Beginning on November 18, 2018 and through the date on which the borrower executes a replacement franchise agreement (or an extension of the existing franchise agreement) for a period of not less than 10 years in form satisfactory to the lender, the borrower will be required to make monthly deposits into an FF&E reserve in an amount equal to the greater of (a) 1/12 of 4% of gross revenues at the mortgaged property and (b) the quotient resulting from (i) the difference between $1,585,000 less the balance then on deposit in the related reserve divided by (ii) 36. During this time, the borrower will not have the ability to draw from or otherwise retain a release of funds on deposit in the related reserve. In lieu of the monthly deposits into an FF&E reserve during this time, the borrower will have the option to deliver to the lender on or prior to the commencement of the forgoing referenced 36-month period an “evergreen” letter of credit in the amount of $1,585,000 less the balance then on deposit in an FF&E reserve (the “LOC”). In the event that the borrower elects to deliver the LOC in lieu of making the monthly deposits into an FF&E reserve during this 36-month period, the

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borrower will not be entitled to make any draws under the LOC or to receive reimbursements from the lender with respect to any FF&E work, any costs associated with entering into, negotiating or executing a replacement franchise agreement (or any extension of the existing franchise agreement) or any work required in connection therewith.

With respect to Loan No. 38, West Hills Plaza, the borrower was required at origination to fund a $330,000 joint TI/LC and replacements reserve. Upon the balance in the TI/LC and replacements reserve falling below $165,000, the borrower is required to deposit $7,903 monthly into a joint TI/LC and replacements reserve. The joint TI/LC and replacements reserve is capped at $165,000. For presentation purposes, the joint TI/LC and replacements reserve is shown in the Upfront TI/LC Reserve ($) and Monthly TI/LC Reserve ($) fields.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 8, Hotel Palomar San Diego, the seasonal working capital reserve the borrower is required to deposit into the Monthly Other Reserve ($) will be capped at the amount of $3.0 million.

With respect to Loan No. 18, 80 Park Plaza, TI/LC Reserve Cap ($) is $1,000,000. The loan documents provide for the TI/LC Reserve Cap ($) to be suspended if and for so long as PSEG Services Corporation is not controlled and at least 51% owned by an entity that has a senior unsecured credit rating of at least “BBB-” by S&P (and its equivalent or higher rating by each other rating agency rating the securitization).

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, if, on August 31, 2024, (i) no event of default or any bankruptcy action with respect to the borrower exists and (ii) amounts on deposit in the Monthly TI/LC Reserve ($) exceed $1,000,000 (the “August 2024 Rollover Reserve Cap”), then the lender is required to make a one-time disbursement equal to the amount then in the Monthly TI/LC Reserve ($) that exceeds the August 2024 Rollover Reserve Cap to an account designated by the borrower on the next monthly debt service payment date.

(21)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(22)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 22, Salesforce Tower, the 2nd Largest Tenant, JPMorgan Chase Bank, National Association, consists of 85,783 square feet expiring in June 2020 and 116,522 square feet expiring in June 2025.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the Largest Tenant, JCPenney, has the right to purchase its leased parcel under the related lease if the tenant determines that the lease has become “uneconomical” in accordance with the lease. The borrower may nullify this purchase option and the loan agreement requires that the borrower reject any offer to purchase

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the leased parcel. However, the lease provides that if the borrower rejects the offer to purchase, the lease will be terminated.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the lease for the 2nd Largest Tenant, Victoria’s Secret, contains a co-tenancy clause that requires (i) more than three “Major Tenants” (as defined in the lease) to be open for business or (ii) 70% of other stores having storefronts or entrances on the enclosed mall excluding any “Major Tenants” (each of the foregoing (i) and (ii), the “VS Co-Tenancy Requirement”) are open for business for reasons other than temporary permitted closures in accordance with the lease agreement. If the VS Co-Tenancy Requirement is breached (A) for 180 consecutive days, after such period, the tenant may pay a reduced rent of 5% of gross sales and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with notice prior to the later of (i) 395 consecutive days from date the tenant was entitled to commence payment of the alternative rent, or (ii) 60 days following the date of the tenant’s notice that it is beginning the payment of alternative rent. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent. In addition, the lease for the 5th Largest Tenant, Anthropologie, contains a co-tenancy clause that requires (i) three or more tenants of 90,000 square feet or more to be operating or (ii) more than 65% of the total square footage of the mall (excluding the leased premises) is occupied by tenants operating (each of the foregoing (i) and (ii), the “Anthropologie Co-Tenancy Requirement”). If the Anthropologie Co-Tenancy Requirement is breached (A) for six months or more, the tenant may pay a reduced rent of 6% of gross sales, and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with 60 days notice following such 365 day period. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent.

With respect to Loan No. 3, 9 West 57th Street, the borrowers have a space lease with Solow Management Corp. which is an affiliate of the borrowers and sponsor. The 5th Largest Tenant, Providence Equity LLC, is subleasing 18,345 square feet to its affiliate, Benefit Street Partners (which is also an affiliate of BSP). Benefit Street Partners has the right to terminate its sublease in September 2022, with at least 12 months’ notice and the payment of a termination fee.

With respect to Loan No. 4, Riverway, the 3rd Largest Tenant, Culligan International Company, has the right to terminate its lease as of December 31, 2019 with nine months’ notice and the payment of a termination fee equal to the sum of $664,816.

With respect to Loan No. 4, Riverway, the 2nd Largest Tenant, Central States Pension Fund, the borrower sponsor has indicated that the tenant may be facing solvency issues in the future. According to the sponsor, as of December 31, 2015, the total number of participants and beneficiaries covered by the pension plan was 397,492. Of that number, 64,527 were current employees and the remaining members were either retired and receiving benefits or retired with a right to future benefits. In May 2016, the US Department of the Treasury rejected a plan put forth by the tenant to partially reduce the pensions of 115,000 retirees and the future benefits of 155,000 current workers. According to the loan sponsor, it is anticipated that without federal assistance, the pension fund will become insolvent by the end of 2025.

With respect to Loan No. 6, Summit Mall, the 3rd Largest Tenant, Gap, the 4th Largest Tenant, Express, and the 5th Largest Tenant, Versona Accessories, among other tenants, each have the right to reduce their rent and/or terminate their lease if occupancy levels decrease below certain thresholds according to their individual co-tenancy clauses. In addition, Versona Accessories has the right to terminate its lease if its adjusted gross sales (as defined in the lease) do not exceed $2,000,000 during the sixth lease year (November 1, 2017 through October 31, 2018), with 90 days’ notice and the payment of a termination fee of $400,000.

With respect to Loan No. 7, North Hills Village, the 2nd Largest Tenant, Burlington Coat Factory, has the right to terminate its lease, with 365 days’ notice and the delivery of a guaranty from

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Burlington Coat Factory Warehouse Corporation. for one year’s worth of base rent, percentage rent and the tenant’s share of taxes and operating expenses. In addition, Burlington Coat Factory, among other tenants, has the right to reduce its rent and/or terminate its lease if occupancy levels decrease below certain thresholds according to co-tenancy clauses contained in the applicable lease(s).

With respect to Loan No. 11, International Plaza, the Largest Tenant, Newscycle Solutions, Inc., has a contraction option to reduce the size of its seventh floor space (8,699 square feet) effective July 14, 2019. The 2nd Largest Tenant, Cisco Systems, has a contraction option to reduce the size of its space by no more than 3,000 square feet, effective June 30, 2018. The 3rd Largest Tenant, OffiCenters, has a one-time right to terminate its lease as of January 31, 2021, with 12 months’ written notice and the payment of a termination fee.

With respect to Loan No. 12, Everett Plaza, the 2nd Largest Tenant, Petco, may terminate its lease with 30 days written notice to the landlord if 50.0% or more of the net rentable area remains vacant for a continuous period of one year. In addition, in the event that the retail tenants at the property are not operating for business in a minimum of 50.0% of the property’s net rentable area for a period exceeding 90 consecutive days, the tenant has the option to reduce its then minimum monthly rent by 50.0% for the entire period of such event. The 3rd Largest Tenant, Pier 1 Imports, may terminate its lease if (i) the net rentable area of the property is less than 60.0% occupied or (ii) any tenant occupying more than 20.0% of the net rentable discontinues its operations at the property and a similar tenant does not replace it within a period of 12 months. The tenant is required to exercise this right within a period of 60 days following the 12-month period by giving 60 days written notice to the landlord.

With respect to Loan No. 16, Arroyo South Office, the 3rd Largest Tenant, Pulte Homes, has the one-time right to terminate its lease effective September 30, 2020 with seven months’ notice and payment of a termination fee.

With respect to Loan No. 17, PGA Financial Plaza, the 3rd Largest Tenant, Raymond James & Associates, Inc., has the right to terminate its lease as of March 31, 2021 with 12 months’ notice and the payment of a termination fee equal to the sum of $349,335 and any paid, but unearned real estate commissions paid (as defined in the lease). In addition, the 3rd Largest Tenant subleases 2,571 square feet of its total space from Lost Tree Preserve under a sublease that expires on March 31, 2017.

With respect to Loan No. 19, Walgreens Portfolio 3, the sole tenant at each mortgaged property, Walgreens, has a one-time right to terminate its lease on January 31, 2027, and every five years thereafter for the rest of the lease term. The tenant must provide notice of its intent to terminate at least six months prior to each respective termination date.

With respect to Loan No. 20, Walgreens Portfolio 6, the sole tenant at each mortgaged property, Walgreens, has a one-time right to terminate its lease on January 31, 2027, and every five years thereafter for the rest of the lease term. The tenant must provide notice of its intent to terminate at least six months prior to each respective termination date.

With respect to Loan No. 22, Salesforce Tower, the Largest Tenant, Salesforce, if the borrower fails to deliver possession to Salesforce of any portion of the 21st or 23rd floors by February 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portions of the 21st and/or the 23rd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. If the borrower fails to deliver possession of any portion of the 22nd floor by March 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portion of the 22nd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. The 2nd Largest Tenant, JPMorgan Chase Bank, National Association, is subleasing approximately 19,214 square feet to KPMG, 15,231 square

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feet to Thomas Caterers of Distinction, Inc., 13,335 square feet to Central Indiana Corporate Partnership, Inc., 12,175 square feet to the Greater Indianapolis Chamber of Commerce, Inc. and 6,614 square feet to Indianapolis Downtown, Inc. The 3rd Largest Tenant, Bose McKinney & Evans, LLP, is subleasing approximately 12,527 square feet to Caldwell Vanriper, LLC. In addition, the 4th Largest Tenant, Ernst & Young U.S. LLP, has the right to terminate its lease as of September 30, 2020 with 12 months’ notice and the payment of a termination fee.

With respect to Loan No. 23, Dick’s Sporting Goods Portfolio, the sole tenants at the Dick’s Concord, Dick’s Bloomingdale and PetSmart Concord mortgaged properties, Dick’s Sporting Goods, Dick’s Sporting Goods and PetSmart, respectively, have the right to reduce their rent and/or terminate their leases if the individual co-tenancy provisions in their related leases are breached or violated.

With respect to Loan No. 26, Market at Hilliard, the Largest Tenant, Michaels, has the option to pay the lesser of (i) 2% of gross sales and (ii) basic rent (as further described in the related lease) if less than 60% of the gross leasable area is open for business at the mortgaged property. If the related co-tenancy provision continues for 18 months, Michaels may terminate its lease. The 2nd Largest Tenant, Bed Bath & Beyond, has the option to pay reduced rent equal to 3% of gross sale if (i) the non-collateral Giant Eagle and (ii) either the non-collateral Kohl’s or Target are not open for business. If the related co-tenancy provisions continue for 365 days, Bed Bath & Beyond may terminate its lease. The 3rd Largest Tenant, OfficeMax, has the option to pay the lesser of (i) 3% of gross sales and (ii) basic rent, as further described in the related lease, if less two major tenants (as further described in the related lease) are open for business at the mortgaged property. If the related co-tenancy provisions continue for one year, OfficeMax may terminate its lease. The 4th Largest Tenant, Old Navy, has the option to pay 50% of the basic rent for the first three months of the operating requirements failure (as further described in the related lease) and 25% of basic rent thereafter if an operating requirement failure occurs for a continuous period of six months. If the related co-tenancy provision continues for 12 months, Old Navy may terminate its lease. The 5th Largest Tenant, Famous Footwear, has the option to pay 6% of gross sales in lieu of basic rent if two anchor tenants, such as Old Navy, Michaels and Bed Bath & Beyond, are not open for business. If the related co-tenancy provision continues for 12 months, Famous Footwear may terminate its lease.

With respect to Loan No. 29, Buckhorn Plaza, the Largest Tenant, Marshalls, has the option to pay reduced rent if (i) the non-collateral Walmart is not open for business, (ii) the non-collateral Lowe’s is not open for business and (iii) less than 70% of the remaining gross leasable area at the mortgaged property is open for business.

With respect to Loan No. 33, Hinesville Central, the Largest Tenant, Hibbett Sporting Goods, has the right to terminate its lease if gross sales do not exceed $2,000,000 during the period between August 1, 2019 and July 31, 2020. Additionally, Hibbett Sporting Goods has the option to pay reduced rent equal to 2% of gross sales if the non-collateral Walmart Supercenter is not open for business. If the non-collateral Walmart Supercenter remains closed for 12 months, Hibbett Sporting Goods has the right to terminate its lease or begin paying full rent due. If 50% of the gross leasable area at the mortgaged property is not open for business, Hibbett Sporting Goods has the right to terminate its lease. The 2nd Largest Tenant, Shoe Show, has the right to pay reduced rent equal to 50% of minimum rent due if the non-collateral Walmart Supercenter vacates its premises and has the right to terminate its lease or return to paying full rent due if such co-tenancy condition is not cured within six months. The 5th Largest Tenant, GameStop, has the right to pay 50% of minimum rent due if the non-collateral Walmart Supercenter vacates and is not replaced by a comparable anchor tenant and has the right to terminate its lease if such co-tenancy condition is not cured within 12 months.

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With respect to Loan No. 34, Presidents Industrial, the 5th Largest Tenant, Wartsila Funa International, Inc., has the option to terminate its lease effective April 1, 2019, April 1, 2020 and April 1, 2021 with six months’ notice and payment of a termination fee.

With respect to Loan No. 38, West Hills Plaza, the 5th Largest Tenant, Shoe Show, has the option to pay reduced rent equal to 5% of gross sales if less than 60% of the leasable space at the mortgaged property is open for business. If the related co-tenancy provision continues for 60 days, Shoe Show has the right to terminate its lease.

(24)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 1, Hilton Hawaiian Village, the aggregate liability of the Principal / Carveout Guarantor with respect to all full recourse carveouts in the loan documents may not exceed an amount equal to 10% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred). In addition, the Principal / Carveout Guarantor is not a party to the environmental indemnity, and the borrowers are the sole parties liable for any breaches or violations of the indemnity. In lieu of the Principal / Carveout Guarantor signing the indemnity, the borrowers were required to obtain an environmental insurance policy in accordance with the loan documents.

With respect to Loan No. 5, Moffett Gateway, the borrower is permitted to obtain the release of Joseph K. Paul and Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, on certain terms and conditions in the loan documents, which include, without limitation (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements and (iii) Paul Guarantor LLC has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

With respect to Loan No. 6, Summit Mall, the obligations and liabilities of the Principal / Carveout Guarantor is capped at $17,000,000 under the non-recourse carveout guaranty, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservations of the lender’s rights under the guaranty.

With respect to Loan No. 7, North Hills Village, the Principal / Carveout Guarantor is not a party to the environmental indemnity. J.J. Gumberg Co. has signed the environmental indemnity in addition to the related borrower. In addition, the borrower was required to obtain environmental insurance in accordance with the loan documents.

(25)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

With respect to Loan Nos. 13 and 23, Bilmar Beach Resort and Dick’s Sporting Goods Portfolio, the related borrowers may prevent or cure an excess cash sweep trigger caused by a low debt service coverage ratio by providing a letter of credit in an amount that, if used to reduce the outstanding principal amount of the loan, would otherwise prevent or cure such trigger.

(26)	With respect to Loan No. 9, Redwood MHC Portfolio, the Redwood MHC Portfolio Whole Loan will be serviced under the JPMCC 2016-JP4 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the Redwood MHC Portfolio Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is LCF, or an affiliate, as holder of the related controlling pari passu companion loan.

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(27)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, Fresno Fashion Fair Mall, the loan documents permit the borrower to enter into a Property Assessed Clean Energy (PACE) loan that is repaid through multi-year assessments against the property in an amount not to exceed $10,000,000, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. The borrower may also incur personal property purchase money financing and leases up to an aggregate amount of not greater than $2,000,000 (except for equipment leases associated with sustainability and environmental initiatives provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000). See “Description of the Mortgage Pool—Additional Debt—Other Secured Indebtedness” in the preliminary prospectus for additional information.

With respect to Loan No. 6, Summit Mall, the loan documents permit the borrower to enter into a Property Assessed Clean Energy (PACE) loan that is repaid through multi-year assessments against the property in an amount not to exceed $5,000,000, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation.

A-1-33

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

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ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

Trust Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
$1,042,500	-	$9,999,999	10	$54,187,391	5.4%	4.60622%	119	1.69x	11.4%	66.2%	54.2%
$10,000,000	-	$19,999,999	11	173,088,357	17.3	4.67712%	101	1.61x	10.4%	67.6%	59.0%
$20,000,000	-	$24,999,999	7	153,300,190	15.4	4.36475%	118	1.67x	9.8%	67.3%	58.4%
$25,000,000	-	$49,999,999	6	207,064,703	20.8	4.59773%	95	1.61x	9.6%	63.1%	55.7%
$50,000,000	-	$94,000,000	6	410,000,000	41.1	3.75416%	119	3.05x	12.8%	45.9%	42.9%
Total / Wtd. Avg:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Mortgage Rates

						Weighted Averages

Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
2.85950%	-	3.99999%	5	$273,700,000	27.4%	3.34073%	120	2.83x	11.0%	46.6%	44.4%
4.00000%	-	4.49999%	16	363,859,853	36.5	4.28020%	111	2.40x	12.3%	58.3%	52.3%
4.50000%	-	4.99999%	11	239,759,509	24.0	4.70440%	110	1.69x	10.4%	65.3%	54.6%
5.00000%	-	5.35000%	8	120,321,278	12.1	5.15145%	93	1.35x	9.8%	65.6%	58.0%
Total / Wtd. Avg:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

A-2-1

ANNEX A-2

Original Term to Maturity/ARD in Months(1)

				Weighted Averages

Original Term to Maturity/ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
60	5	$133,419,608	13.4%	4.71907%	59	1.82x	10.8%	61.0%	57.5%
120	32	764,037,307	76.6	4.19176%	119	2.36x	11.4%	57.6%	51.2%
122	2	40,183,726	4.0	4.68000%	121	1.27x	7.9%	64.5%	52.3%
126	1	60,000,000	6.0	3.31940%	124	1.95x	11.9%	46.3%	39.3%
Total / Wtd. Avg:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Averages

Remaining Term to Maturity/ARD in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
57	-	60	5	$133,419,608	13.4%	4.71907%	59	1.82x	10.8%	61.0%	57.5%
61	-	124	35	864,221,033	86.6	4.15390%	119	2.28x	11.3%	57.1%	50.4%
Total / Wtd. Avg:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Original Amortization Term in Months

				Weighted Averages

Original Amortization Term in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
Interest Only	9	$369,115,000	37.0%	3.76331%	112	3.37x	13.1%	42.9%	42.9%
300	2	13,461,908	1.3	4.60643%	118	1.92x	13.6%	63.0%	46.5%
360	29	615,063,732	61.7	4.50100%	110	1.54x	10.0%	66.4%	56.5%
Total / Wtd. Avg:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Remaining Amortization Term in Months

						Weighted Averages

Remaining Amortization Term in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
Interest Only			9	$369,115,000	37.0%	3.76331%	112	3.37x	13.1%	42.9%	42.9%
298	-	300	2	13,461,908	1.3	4.60643%	118	1.92x	13.6%	63.0%	46.5%
357	-	360	29	615,063,732	61.7	4.50100%	110	1.54x	10.0%	66.4%	56.5%
Total / Wtd. Avg:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

A-2-2

ANNEX A-2

Amortization Types

				Weighted Averages

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
Interest Only	7	$367,000,000	36.8%	3.75442%	112	3.38x	13.1%	42.7%	42.7%
Balloon	18	346,675,641	34.7	4.69145%	103	1.56x	10.4%	67.6%	56.8%
IO-Balloon	13	281,850,000	28.3	4.27178%	120	1.52x	9.7%	64.8%	55.7%
ARD-Interest Only	2	2,115,000	0.2	5.30564%	116	1.53x	8.4%	75.0%	75.0%
Total / Wtd. Avg:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Partial Interest Only Periods

						Weighted Averages

Partial Interest Only Periods			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
12	-	12	4	$87,500,000	8.8%	4.96253%	120	1.35x	9.4%	66.4%	55.9%
13	-	24	2	11,950,000	1.2	4.51956%	119	1.54x	10.2%	68.1%	58.2%
25	-	36	4	84,500,000	8.5	4.18103%	118	1.46x	8.9%	71.9%	62.1%
37	-	60	3	97,900,000	9.8	3.70248%	122	1.72x	10.6%	56.8%	49.8%
Total / Wtd. Avg:			13	$281,850,000	28.3%	4.27178%	120	1.52x	9.7%	64.8%	55.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Averages

Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
1.23x	-	1.24x	2	$42,800,000	4.3%	5.04644%	120	1.23x	8.2%	59.0%	49.4%
1.25x	-	1.74x	26	475,447,541	47.7	4.60850%	107	1.44x	9.6%	69.8%	59.8%
1.75x	-	2.24x	6	203,661,080	20.4	3.76932%	120	2.09x	10.5%	55.2%	50.7%
2.25x	-	2.74x	3	68,732,019	6.9	4.42516%	85	2.55x	12.7%	53.3%	51.0%
2.75x	-	4.50x	3	207,000,000	20.7	3.57779%	118	4.22x	15.7%	33.3%	33.3%
Total / Wtd. Avg:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

A-2-3

ANNEX A-2

Cut-off Date LTV Ratios(2)(4)

						Weighted Averages

Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
29.8%	-	49.9%	5	$305,000,000	30.6%	3.64871%	112	3.57x	14.4%	37.6%	36.2%
50.0%	-	59.9%	6	178,872,687	17.9	4.21625%	112	1.95x	9.3%	57.0%	54.7%
60.0%	-	64.9%	4	61,486,567	6.2	4.56543%	120	1.68x	10.4%	63.6%	50.8%
65.0%	-	69.9%	10	169,058,449	16.9	4.42150%	103	1.62x	10.4%	67.2%	56.9%
70.0%	-	76.1%	15	283,222,939	28.4	4.67572%	112	1.41x	9.6%	72.7%	62.3%
Total / Wtd. Avg:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

LTV Ratio at Maturity/ARD(1)(2)(3)(4)

						Weighted Averages

Maturity/ARD Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
29.8%	-	44.9%	4	$267,000,000	26.8%	3.51972%	119	3.71x	14.8%	36.2%	34.6%
45.0%	-	49.9%	6	102,878,873	10.3	4.71225%	97	2.04x	11.5%	54.3%	47.3%
50.0%	-	54.9%	6	112,937,456	11.3	4.66846%	109	1.58x	10.2%	64.7%	53.4%
55.0%	-	59.9%	11	278,777,445	27.9	4.27804%	119	1.75x	9.4%	64.9%	57.9%
60.0%	-	75.0%	13	236,046,867	23.7	4.55453%	99	1.46x	9.6%	71.5%	63.3%
Total / Wtd. Avg:			40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

A-2-4

ANNEX A-2

Type of Mortgaged Properties

				Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
Retail
Anchored	7	$135,372,003	13.6%	93.0%	1.47x	9.5%	67.6%	60.0%
Super Regional Mall	1	80,000,000	8.0	88.2%	2.14x	8.1%	57.5%	57.5%
Regional Mall	1	50,000,000	5.0	92.3%	4.50x	15.8%	41.5%	41.5%
Freestanding	16	47,662,554	4.8	100.0%	1.30x	8.1%	65.7%	53.9%
Shadow Anchored	5	39,990,429	4.0	97.8%	1.53x	10.0%	72.4%	60.4%
Unanchored	3	13,630,013	1.4	100.0%	1.43x	9.7%	68.9%	57.5%
Subtotal:	33	$366,654,999	36.8%	93.5%	2.01x	9.9%	62.2%	56.1%

Office
Suburban	6	$211,221,809	21.2%	93.9%	1.58x	10.8%	64.0%	54.0%
CBD	4	125,500,000	12.6	75.6%	2.84x	10.5%	46.3%	44.7%
Subtotal:	10	$336,721,809	33.8%	87.1%	2.05x	10.7%	57.4%	50.5%

Hotel
Full Service	3	$156,905,313	15.7%	88.7%	3.63x	16.3%	40.8%	38.8%
Limited Service	2	18,916,965	1.9	74.9%	2.52x	14.9%	60.5%	48.7%
Extended Stay	1	8,570,821	0.9	73.9%	2.18x	14.9%	61.2%	45.4%
Subtotal:	6	$184,393,100	18.5%	86.6%	3.45x	16.1%	43.8%	40.1%

Multifamily
High Rise	1	$32,500,000	3.3%	93.5%	1.23x	8.3%	55.0%	46.7%
Garden	2	25,781,867	2.6	94.7%	1.36x	9.1%	73.1%	64.3%
Subtotal:	3	$58,281,867	5.8%	94.0%	1.29x	8.7%	63.0%	54.5%

Manufactured Housing
Manufactured Housing	15	$29,279,911	2.9%	80.2%	1.38x	8.2%	71.8%	61.5%
Recreational Vehicle Park	3	7,720,089	0.8	76.6%	1.38x	8.2%	71.8%	61.5%
Subtotal:	18	$37,000,000	3.7%	79.5%	1.38x	8.2%	71.8%	61.5%

Industrial
Flex	2	$14,588,866	1.5%	88.2%	1.52x	10.5%	67.6%	55.1%
Subtotal:	2	$14,588,866	1.5%	88.2%	1.52x	10.5%	67.6%	55.1%

Total / Wtd. Avg:	72	$997,640,641	100.0%	89.5%	2.22x	11.2%	57.7%	51.4%

A-2-5

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
California	3	$178,000,000	17.8%	90.4%	2.16x	10.2%	51.6%	49.2%
Hawaii	1	94,000,000	9.4	94.6%	4.47x	19.0%	31.2%	31.2%
New York	2	87,000,000	8.7	71.0%	3.23x	10.3%	36.8%	36.8%
Pennsylvania	3	72,787,741	7.3	95.1%	1.59x	10.2%	65.1%	59.3%
Illinois	3	68,292,873	6.8	95.4%	1.41x	10.2%	72.2%	59.2%
Ohio	3	66,934,250	6.7	93.2%	3.75x	14.4%	49.1%	46.2%
Texas	6	62,575,188	6.3	92.8%	1.46x	9.6%	72.0%	63.1%
Florida	6	60,916,548	6.1	87.2%	1.74x	10.8%	68.6%	57.6%
Georgia	3	35,432,019	3.6	89.5%	1.91x	11.6%	67.5%	57.9%
Louisiana	1	32,500,000	3.3	93.5%	1.23x	8.3%	55.0%	46.7%
Minnesota	2	31,058,010	3.1	85.2%	1.32x	9.9%	73.1%	61.9%
Nevada	2	29,660,675	3.0	92.4%	1.59x	10.7%	66.5%	53.4%
Washington	1	26,964,703	2.7	82.2%	1.35x	8.8%	69.1%	56.0%
New Jersey	1	20,500,000	2.1	85.8%	1.52x	9.4%	75.0%	65.6%
Indiana	2	20,093,343	2.0	87.5%	2.36x	12.4%	60.8%	59.3%
Iowa	5	18,653,199	1.9	100.0%	1.27x	7.9%	64.5%	52.3%
Oklahoma	1	17,650,000	1.8	73.9%	1.36x	11.7%	70.3%	65.1%
Kansas	3	12,971,006	1.3	86.8%	1.76x	11.1%	62.7%	50.9%
Arizona	5	10,748,147	1.1	88.3%	1.32x	8.0%	67.9%	56.5%
New Hampshire	3	9,881,041	1.0	100.0%	1.40x	9.5%	70.8%	57.2%
Maryland	3	7,271,656	0.7	95.4%	1.38x	8.2%	71.8%	61.5%
Michigan	3	6,941,354	0.7	61.8%	1.38x	8.2%	71.8%	61.5%
Colorado	2	6,829,286	0.7	100.0%	1.27x	7.9%	64.5%	52.3%
Kentucky	1	5,886,671	0.6	100.0%	1.45x	10.1%	69.3%	57.1%
Connecticut	4	5,383,885	0.5	95.6%	1.38x	8.2%	71.8%	61.5%
Alabama	1	4,891,087	0.5	100.0%	1.47x	11.4%	66.1%	48.5%
Virginia	1	2,775,459	0.3	100.0%	1.27x	7.9%	64.5%	52.3%
Missouri	1	1,042,500	0.1	100.0%	1.55x	8.4%	75.0%	75.0%

Total / Wtd. Avg:	72	$997,640,641	100.0%	89.5%	2.22x	11.2%	57.7%	51.4%

A-2-6

ANNEX A-2

Prepayment Protection

				Weighted Averages

Prepayment Protection	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
Defeasance(5)	24	$563,188,239	56.5%	4.22478%	115	2.10x	11.1%	59.1%	51.0%
Defeasance or Yield Maintenance	8	238,998,726	24.0	4.10030%	119	2.84x	12.5%	49.7%	46.9%
Yield Maintenance	8	195,453,676	19.6	4.40099%	89	1.79x	10.0%	63.3%	57.9%
Total / Wtd. Avg:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

Loan Purpose

				Weighted Averages

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV Ratio(2)(4)	LTV Ratio at Maturity/ARD(1)(2)(4)
Refinance	29	$734,982,586	73.7%	4.19029%	110	2.35x	11.7%	55.4%	48.9%
Acquisition	10	182,658,054	18.3	4.66859%	112	1.74x	10.7%	66.9%	58.6%
Recapitalization	1	80,000,000	8.0	3.58700%	119	2.14x	8.1%	57.5%	57.5%
Total / Wtd. Avg:	40	$997,640,641	100.0%	4.22948%	111	2.22x	11.2%	57.7%	51.4%

(1) In the case of Loan Nos. 39 and 40, each with an anticipated repayment date, Stated Remaining Term (Mos.), Original Term to Maturity/ARD in Months, Remaining Term to Maturity/ARD in Months and LTV Ratio at Maturity/ARD are as of the related anticipated repayment date.
(2) In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 9, 14, 18, 22 and 23, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 5 and 7, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations exclude the related Subordinate Companion Loan(s).
(3) In the case of Loan No. 5, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex F to the Preliminary Prospectus. In the case of Loan No. 7, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the Mortgage Loan following the Cut-off Date based on a pro rata allocation between the Mortgage Loan and Subordinate Companion of principal payable on the related Whole Loan.
(4) In the case of Loan Nos. 5, 8, 13 and 22, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity/ARD are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5) In the case of Loan Nos. 4, 5, 6 and 22, in each case, the loan documents permit the borrower(s) to repay the related loan with a yield maintenance premium in the event the defeasance lockout period has not expired after certain dates.

A-2-7

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ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

A-3-1

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

A-3-2

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

A-3-3

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

A-3-4

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
		Title:	Fee / Leasehold
		Property Type - Subtype:	Hotel – Full Service
Original Principal Balance(2):	$94,000,000	Net Rentable Area (Rooms) (5):	2,860
Cut-off Date Principal Balance(2):	$94,000,000	Location:	Honolulu, HI
% of Pool by IPB:	9.4%	Year Built / Renovated:	1961 / 2016
Loan Purpose(3):	Refinance	Occupancy / ADR / RevPAR:	94.6% / $250.09 / $236.65
Borrower:	Hilton Hawaiian Village LLC	Occupancy / ADR / RevPAR Date:	9/30/2016
Sponsor:	Park Intermediate Holdings LLC	Number of Tenants:	N/A
Interest Rate:	4.19950%	2013 NOI:	$110,964,835
Note Date:	10/24/2016	2014 NOI:	$119,860,819
Maturity Date:	11/1/2026	2015 NOI:	$128,737,723
Interest-only Period:	120 months	Most Recent NOI (as of 9/2016)	$131,893,120
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	94.6% / $250.09 / $236.65
Original Amortization:	None	UW Revenues:	$374,437,742
Amortization Type:	Interest Only	UW Expenses:	$241,850,768
Call Protection(4):	L(25),DeforGrtr1%orYM(88),O(7)	UW NOI:	$132,586,975
Lockbox:	CMA	UW NCF:	$132,586,975
Additional Debt:	Yes	Appraised Value / Per Room:	$2,230,000,000 / $779,720
Additional Debt Balance:	$602,600,000 / $578,400,000	Appraisal Date:	8/30/2016
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$243,566	$445,804
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$243,566	$445,804
FF&E:	$0	Springing	N/A	Cut-off Date LTV:	31.2%	57.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	31.2%	57.2%
Other:	$0	$0	N/A	UW NCF DSCR:	4.47x	2.44x
				UW NOI Debt Yield:	19.0%	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$1,275,000,000	100.0%	Payoff Existing Debt	$1,255,912,700	98.5%
			Excess Loan Proceeds(3)	10,621,760	0.8
			Closing Costs	8,465,540	0.7
Total Sources	$1,275,000,000	100.0%	Total Uses	$1,275,000,000	100.0%

(1)	The Hilton Hawaiian Village Whole Loan was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A.

(2)	The Hilton Hawaiian Village Mortgage Loan is part of a whole loan comprised of (i) the mortgage loan (comprised of one senior note with an outstanding principal balance as of the Cut-off Date of $94.0 million), (ii) two companion loans, each of which is pari passu with respect to the Hilton Hawaiian Village Mortgage Loan (such companion loans being comprised of 15 pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $602.6 million and (iii) a subordinate companion loan (comprised of five pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $578.4 million. The Pari Passu Debt Financial Information presented in the chart above reflects the $696.6 million aggregate Cut-off Date balance of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loan, excluding the Hilton Hawaiian Village Subordinate Companion Loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.275 billion Hilton Hawaiian Village Whole Loan, as defined in “The Loan” below.

(3)	Excess Loan Proceeds were distributed by the borrower and thereafter utilized by affiliates of Park Hotels & Resorts to prepay other outstanding CMBS loans.

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $1.275 billion Hilton Hawaiian Village Whole Loan is permitted after the date that is the earlier of (i) May 1, 2019 and (ii) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”). If the borrower has not previously elected to defease the Hilton Hawaiian Village Whole Loan, the borrower is also permitted to prepay the Hilton Hawaiian Village Whole Loan in whole, but not in part, after the expiration of the REMIC Prohibition Period with the payment of a yield maintenance premium.

(5)	The Hilton Hawaiian Village property also includes approximately 130,489 square feet of commercial/retail space leased to more than 100 tenants. Additionally, the property includes the 25-story Kalia Tower which is subject to a condominium regime. Kalia Tower contains six floors totaling 72 timeshare units that are not part of the collateral for the loan.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-5

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

The Loan. The Hilton Hawaiian Village loan is secured by a first mortgage lien on the borrower’s fee and leasehold interests in a 2,860-room luxury full-service destination resort located in Honolulu, Hawaii. The whole loan was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A. and has an outstanding principal balance as of the Cut-off Date of $1.275 billion (the “Hilton Hawaiian Village Whole Loan”). The Hilton Hawaiian Village Whole Loan is comprised of (i) a senior loan, comprised of 16 pari passu notes, with an outstanding principal balance of $696.6 million (one of which, Note A-2-A-1, will be contributed to the JPMCC 2016-JP4 Trust, the “Hilton Hawaiian Village Mortgage Loan” and the remaining notes, collectively, the “Hilton Hawaiian Village Pari Passu Companion Loan”) and (ii) a subordinate companion loan, comprised of five pari passu notes (collectively, the “Hilton Hawaiian Village Subordinate Companion Loan”), each as described below. The Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loan are pari passu in right of payment with each other and are generally senior in right of payment to the Hilton Hawaiian Village Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Hilton Hawaiian Village Whole Loan” in the Preliminary Prospectus. The senior Note A-1-A is expected to be contributed to a private CMBS securitization that will govern the servicing and administration of the Hilton Hawaiian Village Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “Hilton Hawaiian Village Trust and Servicing Agreement”), the directing certificateholder under the Hilton Hawaiian Village Trust and Servicing Agreement). However, the JPMCC 2016-JP4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Hilton Hawaiian Village Whole Loan has a 10-year term and will be interest-only for the term of the loan. The Hilton Hawaiian Village property was previously securitized in the Hilton USA Trust 2013-HLT trust.

Whole Loan Summary

The Borrower. The borrowing entity for the Hilton Hawaiian Village Whole Loan is Hilton Hawaiian Village LLC, a Hawaii limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsor and nonrecourse carve-out guarantor is Park Intermediate Holdings LLC. Park Intermediate Holdings LLC is a wholly owned subsidiary of Park Hotels & Resorts Inc. (“Park Hotels & Resorts”), one of two spin-offs announced by Hilton Worldwide Holdings Inc. (“Hilton”). On February 26, 2016, Hilton announced plans to separate into three independent, publicly traded companies: Park Hotels & Resorts (NYSE: PK), Hilton Grand Vacations Inc. (NYSE: HGV) and Hilton (NYSE: HLT). Park Hotels & Resorts will own most of Hilton’s owned and leased real estate properties and, with over 35,000 rooms and 67 hotels, is expected to be the second-largest publicly traded real estate investment trust in the lodging industry. Hilton Grand Vacations Inc. will own and operate Hilton’s timeshare business, while Hilton will retain its core management and franchise business and continue to trade on the NYSE as a leading global hospitality company. In connection with the proposed restructuring, the borrower has signed an operating lease with an affiliate, which is also a signatory to the loan documents (other than the promissory notes) as a co-obligor. The operating lease will automatically be effective upon consummation of the restructuring. The borrower is also required to deliver a substitute management agreement at that time. The aggregate liability of the guarantor with respect to all full recourse carve-outs in the Hilton Hawaiian Village Whole Loan documents may not exceed an amount equal to 10.0% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender. In addition, the guarantor is not a party to the environmental indemnity. In lieu of the guarantors signing the indemnity, the Hilton Hawaiian Village Whole Loan documents require the borrower to obtain environmental insurance. At origination, the borrower obtained an environmental insurance policy with (i) a term of 10 years, (ii) limits of $10,000,000 per occurrence and $25,000,000 in the aggregate and (iii) a $25,000 deductible.

A-3-6

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

The Property. The Hilton Hawaiian Village property is a 2,860-room, full-service luxury resort located on the island of Oahu in Honolulu, Hawaii. The Hilton Hawaiian Village is one of Hawaii’s premier urban resort destinations, situated on an entire city block overlooking Waikiki Beach. The property is situated on an approximately 22-acre site, the majority of which is fee-owned. The property is comprised of 2,860 guest rooms spread across five towers: the Ali’i Tower (348 rooms), Diamond Head Tower (380 rooms), Rainbow Tower (796 rooms), Kalia Tower (315 rooms) and Tapa Tower (1,021 rooms). The towers each offer unique guest room accommodations and are situated on ocean-front property, offering views of Waikiki Beach, Diamond Head and downtown Honolulu. The property is the only self-contained destination resort in Waikiki and offers the largest guest room inventory in the state of Hawaii, as well as the most meeting space within its competitive set. The property offers a host of resort-style amenities and services, including 20 food and beverage outlets, over 150,000 square feet of flexible indoor and outdoor function space, three conference centers, five swimming pools, a saltwater lagoon, spa grottos, the Mandara Spa and Fitness Center, a chapel and a retail component comprised of over 100 retail tenants.

The property was initially constructed by Hilton in 1961 and has undergone several extensive renovations throughout its existence. Since 2008, the loan sponsor has invested approximately $232.2 million (approximately $81,188 per room) in capital expenditures spread across all segments of the property. Most recently, the loan sponsor completed a full-scale renovation of its premier luxury guest room tower, the Ali’i Tower, in 2012, updating the guest rooms and suites, main lobby and library at an estimated cost of approximately $20.6 million. Additionally, the loan sponsor completed a comprehensive renovation of the Diamond Head Tower in 2014 at an estimated cost of approximately $17.9 million.

Historical Capital Expenditures(1)
	2008	2009	2010	2011	2012	2013	2014	2015	YTD 2016(2)	Total
Capital Expenditures(3)	$22,216	$16,509	$8,834	$56,117	$42,568	$28,138	$32,965	$15,559	$9,293	$232,198
Per Room	$7,768	$5,772	$3,089	$19,621	$14,884	$9,838	$11,526	$5,440	$3,249	$81,188
(1)	Based on actual capital expenditures as provided by the loan sponsor.

(2)	YTD 2016 Capital Expenditures are as of September 30, 2016.

(3)	Capital Expenditures are presented in (000)’s.

The property offers approximately 150,000 square feet of indoor and outdoor meeting and function space, which is split between three primary locations: the second floor of the Tapa Tower, the base of the Kalia Tower and the Mid-Pacific Conference Center. The property features over 65,000 square feet of indoor meeting space spread throughout four buildings, as well as two outdoor lawns: the Lagoon Green and the Village Green. The Mid-Pacific Conference Center, a stand-alone building, underwent a full-scale refurbishment in 2013 and features 35,000 square feet of meeting/event space, including the 24,840 square foot Coral Ballroom, which is divisible into five separate breakout rooms. It is among the largest conference centers in the Hawaiian Islands and offers the largest capacity ballroom, accommodating up to 2,600 guests.

The property features approximately 130,489 square feet of leased retail and restaurant space, which was 78.5% occupied by over 100 tenants as of September 2016. The retail component of the property generated TTM September 2016 sales of approximately $136.1 million for reporting tenants. For the trailing 12-month period ending September 30, 2016, the retail component of the property generated approximately $20.8 million in retail revenue (retail revenue is inclusive of reimbursements for common area maintenance, tax and marketing expenses, as provided by the loan sponsor) which, net of undistributed expenses attributable to the retail component (as estimated by the loan sponsor), accounts for approximately 13.1% of net cash flow, providing diversity to traditional hotel revenue streams. While the majority of the property’s leased space is made up of traditional retail and restaurant tenants, the hotel also leases some office space to Hilton Grand Vacations and third-party travel wholesalers, such as Kintetsu and JTB. The hotel’s Ocean Crystal Chapel and Lagoon Chapel are also leased to a third-party operator.

A-3-7

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

Historical Retail Component Sales(1)
	2013	2014	2015	TTM(2)
Total Sales	$130,613,993	$141,808,186	$137,316,925	$136,055,744
Sales PSF	$1,552	$1,651	$1,590	$1,496
(1)	Historical Sales for reporting tenants were provided by the loan sponsor.

(2)	TTM is as of September 30, 2016.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales(3)	Most Recent Sales PSF(3)
Mandara Spa	NA / NA / NA	12,583	9.6%	8/31/2017	$53.61	3.9%	$2,903,709	$231
Hatsuhana Hawaii	NA / NA / NA	6,026	4.6%	11/30/2018	$52.38	1.8%	$2,969,958	$493
Fresco	NA / NA / NA	5,983	4.6%	12/31/2018	$58.38	2.0%	$3,331,316	$557
Benihana of Tokyo	NA / NA / NA	5,300	4.1%	5/31/2021	$127.67	3.9%	$6,561,789	$1,238
Best Bridal - Lagoon Chapel	NA / NA / NA	4,755	3.6%	10/31/2022	$57.45	1.6%	$520,020	$109
Watabe Wedding(4)	NA / NA / NA	4,158	3.2%	1/14/2019	$63.93	1.5%	$167,697	$40
ABC Stores - Tapa Tower	NA / NA / NA	3,500	2.7%	8/31/2022	$384.23	7.7%	$12,225,38	$3,493
Louis Vuitton	NA / A+ / NA	3,500	2.7%	8/18/2023	$146.70	2.9%	$7,978,397	$2,280
Lamonts & Whalers General Store	NA / NA / NA	2,800	2.1%	MTM	$163.11	2.6%	$1,856,972	$663
ABC Discount Store	NA / NA / NA	2,145	1.6%	12/31/2018	$812.26	10.0%	$14,519,18	$6,769
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales and Most Recent Sales PSF for reporting tenants were provided by the loan sponsor as of September 30, 2016.

(4)	Most Recent Sales and Most Recent Sales PSF for Watabe Wedding represent only partial year performance as the venue opened in 2016.

The Hilton Hawaiian Village property is located in Honolulu, Hawaii, in the greater Oahu lodging market and the Waikiki submarket. The island of Oahu serves as an economic center of the Hawaiian Islands. Oahu maintains its status as one of the world’s foremost destinations, with cultural venues, golf courses, restaurants, retail and recreational attractions. In 2015, approximately 5.3 million tourists, or 62.4% of Hawaii’s total air tourists, visited the island of Oahu, making it the most popular destination in the Hawaiian Islands. The total number of air visitors has increased by 435,867 from 2012 to 2015, which represents a 2.9% year-over-year increase. International travel to Oahu represented 46.3% of Oahu’s 5.3 million air visitors in 2015 and was marginally unchanged from 2014. Additionally, visitor expenditures in Oahu totaled $7.4 billion in 2015, which represents 49.3% of total expenditures by air visitors in 2015. Honolulu is the strongest lodging market in Oahu and all of the eight Hawaiian Islands, a status attributable to a temperate year-round climate, popularity as one of the leading group and leisure destinations of Hawaii, superior visitor infrastructure and high barriers to new supply. Honolulu encompasses more than 24,000 guest rooms in 74 properties and consistently achieved occupancy rates in the mid 70% to 80% range, never dropping below 74%, between 2009 and 2015. During this same period, RevPAR in Honolulu increased at an average annual rate of 9.5%, ending 2015 at $190, while the average daily rate achieved a premium of $69 over 2009. The market’s RevPAR in 2009, which represented the trough during the downturn, reflects a 14.6% decline relative to 2007, less than other leading markets.

The appraisal identified two hotels either recently opened or currently under construction in the Waikiki submarket that are expected to have some degree of competitive interaction with the Hilton Hawaiian Village property. The 623-room Hilton Garden Inn (Ohana Waikiki West Redevelopment) opened in June 2016, while the 230-room boutique Hyatt Centric (Waikiki Trade Center Redevelopment) is expected to open in March 2017. Though offered at a competitive price-point with national brand affiliations, the appraisal notes that both options are non-beachfront locations with select-service product offerings. Additionally, the appraisal notes significant barriers to entry, including nearly no developable ocean-front land and prohibitively high costs.

A-3-8

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hilton Hawaiian Village(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	89.0%	$248.36	$221.07	89.9%	$237.77	$213.84	101.0%	95.7%	96.7%
2014	87.8%	$250.07	$219.50	90.7%	$238.34	$216.26	103.4%	95.3%	98.5%
2015	89.0%	$256.75	$228.38	94.4%	$240.62	$227.20	106.2%	93.7%	99.5%
TTM(5)	89.9%	$259.08	$232.92	94.6%	$250.09	$236.65	105.3%	96.5%	101.6%

(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Hawaiian Village property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by a third-party information provider. The competitive set contains the following properties: Sheraton Waikiki, Marriott Waikiki Beach Resort & Spa, Hyatt Regency Waikiki Beach Resort & Spa, Westin Moana Surfrider, Sheraton Hotel Princess Kaiulani, Outrigger Reef Waikiki Beach Resort and Outrigger Waikiki Beach Resort.

(3)	Based on operating statements provided by the borrower, with the exception of 2013 and 2014 which have been adjusted by STR for both ADR and RevPAR in order to normalize for a change in accounting methodology in 2015. Prior to 2015, borrower operating statements presented ADR and RevPAR inclusive of resort fees. For all years presented above, ADR and RevPAR are calculated exclusive of resort fees.

(4)	Penetration Factor is calculated based on data provided by a third-party information provider for the competitive set and borrower-provided operating statements for the property.

(5)	TTM represents the trailing 12-month period ending on September 30, 2016.

Competitive Hotels Profile(1)
				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Wholesale	Transient	Meeting & Group	Occupancy	ADR	RevPAR
Hilton Hawaiian Village(2)	2,860	1961	150,000	37%	44%	19%	94.4%	$240.62	$227.20
Primary Competitors
Sheraton Waikiki	1,636	1971	48,210	65%	15%	20%	90-95%	$300-325	$280-290
Marriott Waikiki Beach Resort & Spa	1,310	1971	55,000	20%	60%	20%	85-90%	$210-220	$180-190
Hyatt Regency Waikiki Beach Resort & Spa	1,230	1976	23,130	60%	25%	15%	85-90%	$250-260	$220-230
Westin Moana Surfrider	791	1901-1969	23,612	60%	30%	10%	85-90%	$350-375	$300-325
Secondary Competitors
Sheraton Hotel Princess Kaiulani	1,000	1955	14,000	65%	25%	10%	85-90%	$150-160	$130-140
Outrigger Reef Waikiki Beach Resort	635	1956	9,600	55%	40%	5%	85-90%	$250-260	$220-230
Outrigger Waikiki Beach Resort	524	1967	5,000	50%	40%	10%	80-85%	$260-270	$220-230
Total(3)	7,126
(1)	Based on the appraisal.

(2)	Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.

(3)	Excludes the Hilton Hawaiian Village property.

A-3-9

Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	89.9%	90.7%	94.4%	94.6%	94.6%
ADR(4)	$247.48	$259.85	$240.62	$250.09	$250.09
RevPAR(4)	$222.57	$235.77	$227.20	$236.65	$236.65

Room Revenue	$232,345,007	$246,124,088	$237,172,233	$247,711,744	$247,034,700	$86,376	66.0%
Resort Fee(4)	0	0	22,462,635	22,641,808	22,752,381	7,955	6.1%
Food and Beverage Revenue	56,844,007	62,740,100	70,771,369	69,023,623	68,996,667	24,125	18.4%
Retail Revenue(5)	19,071,361	20,048,658	20,582,018	20,786,062	19,162,812	6,700	5.1%
Other Departmental Revenue	16,714,514	17,176,781	15,802,967	16,824,201	16,491,183	5,766	4.4%

Total Revenue	$324,974,888	$346,089,627	$366,791,222	$376,987,438	$374,437,742	$130,922	100.0%

Room Expense	$55,976,889	$59,766,137	$62,515,991	$64,556,543	$64,380,098	$22,511	26.1%
Food and Beverage Expense	45,055,100	48,831,676	56,658,889	56,716,914	56,028,348	19,590	81.2%
Other Departmental Expense	7,418,538	7,148,334	7,483,496	6,425,274	6,371,608	2,228	38.6%
Departmental Expenses	$108,450,526	$115,746,148	$126,658,376	$127,698,731	$126,780,054	$44,329	33.9%

Departmental Profit	$216,524,362	$230,343,479	$240,132,846	$249,288,707	$247,657,688	$86,594	66.1%

Operating Expenses	$61,997,168	$64,229,329	$62,250,540	$64,897,454	$62,099,714	$21,713	16.6%
Gross Operating Profit	$154,527,194	$166,114,150	$177,882,306	$184,391,253	$185,557,974	$64,880	49.6%

Management Fee	$9,159,509	$9,759,316	$10,366,617	$11,551,940	$10,658,248	$3,727	2.8%
Incentive Management Fee	7,542,587	8,134,544	8,776,701	9,141,675	9,344,215	3,267	2.5%
Retail Management Fee	1,081,185	1,142,850	1,168,053	1,174,867	1,053,955	369	0.3%
Property Taxes	8,335,725	9,129,497	10,512,964	11,773,676	12,249,130	4,283	3.3%
Property Insurance	3,138,410	3,058,106	2,452,071	2,579,098	3,343,630	1,169	0.9%
Ground Rent & Other Expense	1,305,948	1,185,432	1,196,527	1,197,379	1,344,312	470	0.4%
FF&E	12,998,996	13,843,585	14,671,649	15,079,498	14,977,510	5,237	4.0%
Total Other Expenses	$43,562,359	$46,253,331	$49,144,583	$52,498,133	$52,971,000	$18,521	14.1%

Net Operating Income	$110,964,835	$119,860,819	$128,737,723	$131,893,120	$132,586,975	$46,359	35.4%
Net Cash Flow	$110,964,835	$119,860,819	$128,737,723	$131,893,120	$132,586,975	$46,359	35.4%
(1)	TTM represents the trailing 12-month period ending on September 30, 2016.

(2)	Per Room values based on 2,860 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(4)	Prior to a change in industry accounting methodology in 2015, resort fees were accounted for as a component of Room Revenue and included in ADR and RevPAR calculations. Since 2014, resort fees have been netted out of Room Revenue and shown separately in the Resort Fee category. ADR and RevPAR are shown net of resort fees for 2015 and all future years.

(5)	Retail tenant spaces are occupied pursuant to partial net leases. Retail Revenue is inclusive of reimbursements associated with shared common area maintenance, tax and marketing expenses. Related expenses attributable to the retail component are included in undistributed Operating Expenses for the overall property.

Property Management. The property is currently managed by Hilton Management LLC, a Delaware limited liability company and subsidiary of Hilton. The current management agreement is effective as of October 25, 2013 and expires on December 31, 2043, with three 10-year extension options; however, as part of the proposed spinoff, the current management agreement will be replaced with a new management agreement with the same management companies. The new management agreement will expire on December 31 of the 30th year from the effective date of the new agreement, with two 20-year extension options, and provides for (i) a base management fee equal to 3.0% of gross revenue (less revenue from the retail component of the property), (ii) an incentive management fee equal to 6.0% of adjusted gross profit (exclusive of the retail component of the property), (iii) a management fee equal to 5.5% of net retail income with respect to the retail component of the property and (iv) monthly FF&E deposits equal to 4.0% of gross revenue.

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Annex A-3	JPMCC 2016-JP4

Hilton Hawaiian Village

Escrows and Reserves. No upfront reserves were taken at origination.

Tax Escrows – The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as the borrower has reserved such amounts with the property manager or the manager pays such taxes, in each case pursuant to the management agreement. In the event that the borrower is no longer required to reserve such amounts with the property manager, on each payment date, the borrower will be required to deposit 1/12 of annual estimated taxes upon the occurrence of a Trigger Period (as defined below).

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the borrower has reserved such amounts with the property manager or the manager pays such premiums, in each case pursuant to the management agreement. In the event that the borrower is no longer required to reserve such amounts with the property manager, on each payment date, the borrower will be required to deposit 1/12 of annual estimated insurance premiums upon the occurrence of a Trigger Period. In addition, provided that no event of default has occurred and is continuing, the requirement to deposit such amounts is waived so long as the borrower is insured under a blanket policy reasonably acceptable to the lender insuring substantially all of the real property owned, directly or indirectly, by the guarantor.

Replacement Reserves – The requirement for the borrower to make monthly deposits for replacements reserves is waived so long as the borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the borrower is no longer required to reserve such amounts with the property manager, on each payment date, the borrower will be required to deposit 4.0% of gross income for the calendar month that is two months prior to the applicable payment date (as calculated in the loan documents).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. All revenues will be deposited into segregated property accounts maintained by the property manager on behalf of the borrower and the operating lessee, as applicable, and controlled by the lender (the “Property Accounts”). All revenues in the Property Accounts (less any account charges payable to the bank at which the Property Accounts are maintained and less any required minimum peg balance) will be transferred on each business day to accounts maintained by the property manager on behalf of the borrower and the operating lessee, as applicable (each, an “Operating Account”). Funds on deposit in the Operating Accounts will be disbursed in an amount equal to the monthly replacement reserve deposit into the manager replacement reserve account (the “Manager FF&E Reserve Account”) (each of the Manager FF&E Reserve Account, the Operating Account and the Property Account are referred to as “Manager Accounts”). The property manager will be required to apply such funds to the payment of real property taxes and insurance, ground rent, debt service (but only prior to the restructuring), management fees, capital expenditures and reserves for the same, operating expenses, emergency repairs, tenant improvement costs and leasing commissions, working capital reserves, sales and use taxes owed to governmental authorities, custodial funds and required monthly reserves, in each case in accordance with the management agreement (the “Required Payments”). The lender will not require any reserves with respect to any Required Payments which are to be paid directly by or reserved by the property manager pursuant to the management agreement. On a monthly basis, the property manager will deposit all funds remaining in the Operating Accounts after the payment of the Required Payments (“Excess Cash”) into a lender-controlled account as additional collateral for the mortgage loan (the “Cash Management Account”). So long as no Trigger Period is continuing, all funds in the Cash Management Account after payment of debt service, required reserves and operating expenses will be released to the operating lessee and/or the borrower, as applicable, not later than the business day immediately following the date such funds are deposited by the property manager. During a Trigger Period, all funds in the Cash Management Account will be deposited into the excess cash accounts and held as additional collateral for the Hilton Hawaiian Village Whole Loan. The operating lessee and/or the borrower, as applicable, is required to grant a security interest in all Manager Accounts (and the property manager will consent to the same); provided, that such amounts on deposit in the Manager Accounts will be available for use by the property manager in accordance with the management agreement following an event of default and the lender will not apply such amounts on deposit in the Manager Accounts to Hilton Hawaiian Village Whole Loan.

A “Trigger Period” will commence upon the occurrence of: (i) an event of default or (ii) the date that the debt yield (as calculated in the loan documents) is less than 7.0%.

A Trigger Period will end when (a) with respect to clause (i) above, the respective event of default has been cured or waived or (b) with respect to clause (ii) above, the debt yield (as calculated in the loan documents) exceeds 7.0% for two consecutive quarters.

Partial Releases. The borrower is permitted to release (i) the ground leased parcel, (ii) the retail component and/or (iii) certain other parcels of property that do not materially and adversely affect the ongoing operations of the remaining property, other than the lost income associated with the released parcels, in each case through a partial prepayment of the Hilton Hawaiian Village Whole Loan at any time after the expiration of the lockout period upon certain terms and conditions contained in the loan documents (including, without limitation, the yield maintenance premium, if applicable). Please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional details.

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$80,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	8.0%	Net Rentable Area (SF)(4):	536,093
Loan Purpose:	Recapitalization	Location:	Fresno, CA
Borrower:	Macerich Fresno Limited	Year Built / Renovated:	1970 / 2003
	Partnership	Occupancy:	88.2%
Sponsor:	The Macerich Partnership, L.P.	Occupancy Date:	8/31/2016
Interest Rate:	3.58700%	Number of Tenants:	112
Note Date:	10/6/2016	2013 NOI:	$25,136,449
Maturity Date:	11/1/2026	2014 NOI:	$26,351,309
Interest-only Period:	120 months	2015 NOI:	$28,175,002
Original Term:	120 months	TTM NOI (as of 6/2016):	$28,060,898
Original Amortization:	None	UW Economic Occupancy:	89.6%
Amortization Type:	Interest Only	UW Revenues(5):	$32,392,463
Call Protection(3):	L(25),DeforGrtr1%orYM(91),O(4)	UW Expenses:	$6,099,950
Lockbox:	CMA	UW NOI:	$26,292,513
Additional Debt:	Yes	UW NCF:	$25,299,223
Additional Debt Balance:	$245,000,000	Appraised Value / Per SF:	$565,000,000 / $1,054
Additional Debt Type:	Pari Passu	Appraisal Date:	8/24/2016

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$606
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$606
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.5%
Replacement Reserves	$0	Springing	$184,080	Maturity Date LTV:	57.5%
TI/LC:	$0	Springing	$1,112,820	UW NCF DSCR:	2.14x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$325,000,000	100.0%	Return of Equity(7)	$322,225,802	99.1%
			Closing Costs	2,774,198	0.9
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	The Fresno Fashion Fair Mall Whole Loan was co-originated by JPMCB and Société Générale.

(2)	The Fresno Fashion Fair Mall loan is part of a whole loan evidenced by seven pari passu notes with an aggregate original principal balance of $325.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $325.0 million Fresno Fashion Fair Mall Whole Loan, as defined in “The Loan” below.

(3)	Defeasance of the full $325.0 million Fresno Fashion Fair Mall Whole Loan is permitted after the earlier to occur of (i) October 6, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). After expiration of the REMIC Prohibition Period, the borrower is also permitted to prepay the Fresno Fashion Fair Mall Whole Loan in whole, but not in part, with a yield maintenance premium.

(4)	Net Rentable Area (SF) excludes square footage associated with the Macy’s Women & Home, Macy’s Men’s & Children’s and Forever 21. The Macy’s Women & Home land and improvements are tenant owned with no attributable base rent, while the Forever 21 land and improvements are owned by an affiliate of the loan sponsor and not held as collateral for the Fresno Fashion Fair Mall Whole Loan. Please see “Redevelopment, Master Lease and Partial Releases” below for additional details with respect to the Macy’s Men’s & Children’s ground leased space. Reimbursements for common area maintenance and real estate taxes associated with the Macy’s Women & Home and Macy’s Men’s & Children’s parcels are included in UW NOI. Additionally, Net Rentable Area (SF) is not inclusive of square footage associated with the BJ’s Restaurant, Chick-fil-A and Fleming’s, for which the respective tenants own their improvements but not the related land, which are ground leased from the borrower.

(5)	UW Revenues includes $671,491 in underwritten rent associated with in-line temporary tenants and $1,380,630 in underwritten rent associated with temporary kiosks and carts. UW Revenues also includes base rent attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases in the amount of approximately $343,850 per year.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The Fresno Fashion Fair Mall property was previously unencumbered.

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

The Loan. The Fresno Fashion Fair Mall loan is secured by the borrower’s fee interest in 536,093 square feet of an approximately 957,944 square foot super regional mall located in Fresno, California. The whole loan was co-originated by JPMCB and Société Générale, has an outstanding principal balance as of the Cut-off Date of $325.0 million (the “Fresno Fashion Fair Mall Whole Loan”) and is comprised of seven pari passu notes, each as described below. Note A-1-A was securitized in the JPMDB 2016-C4 Trust and is the controlling note under the related co-lender agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related pooling and servicing agreement, by the related directing certificateholder). However, the JPMCC 2016-JP4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Fresno Fashion Fair Mall Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$60,000,000	$60,000,000	JPMDB 2016-C4	Yes
A-1-B	80,000,000	80,000,000	JPMCC 2016-JP4	No
A-1-C	69,000,000	69,000,000	JPMCB	No
A-2-A	40,000,000	40,000,000	CFCRE 2016-C6	No
A-2-B	36,000,000	36,000,000	Société Générale	No
A-2-C	35,000,000	35,000,000	Société Générale	No
A-2-D	5,000,000	5,000,000	Société Générale	No
Total	$325,000,000	$325,000,000

The Borrower. The borrowing entity for the Fresno Fashion Fair Mall Whole Loan is Macerich Fresno Limited Partnership, a California limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the Fresno Fashion Fair Mall Whole Loan is The Macerich Partnership, L.P., an affiliate of the Macerich Company (NYSE: MAC) (“Macerich”). Macerich is a self-administered and self-managed real estate investment trust involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. As of December 31, 2015, Macerich owned approximately 55 million square feet of real estate consisting primarily of interests in 58 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive and densely populated markets, with a significant presence in California, Arizona, Chicago and the greater New York metropolitan area. As of October 7, 2016, Macerich had a total market capitalization of approximately $10.9 billion and an enterprise value of approximately $16.1 billion. Macerich reported full-year 2015 revenues of approximately $1.3 billion with net income of approximately $488.0 million.

The loan sponsor acquired the property in 1996 for approximately $87.9 million ($164 per square foot). Since acquisition, the loan sponsor has indicated that it has invested approximately $51.9 million ($97 per square foot) in improvements to the property for a total cost basis in the property of $139.8 million ($261 per square foot). Additionally, the loan sponsor intends to invest approximately $2.5 million over the next two years in routine upgrades and maintenance.

The Property. Fresno Fashion Fair Mall is an approximately 957,944 square foot, super regional mall located in Fresno, California. Approximately 536,093 square feet of the Fresno Fashion Fair Mall serves as collateral for the Fresno Fashion Fair Mall Whole Loan. Fresno Fashion Fair Mall was originally developed in 1970 and was most recently renovated in 2003. The property is located on a 69.0 acre parcel and features four anchor spaces, six outparcel lots and approximately 355,296 square feet of in-line retail space. Since acquiring the property, the loan sponsor has undertaken two large scale redevelopment projects at the property. In 2003 the loan sponsor began an extensive interior remodeling at an estimated cost of approximately $11.7 million, aimed at repositioning and remerchandising the mall’s product offering. In addition, in 2006, the loan sponsor completed an expansion comprised of an outdoor village at an estimated cost of approximately $20.5 million. The 2006 expansion has attracted well-known national brands such as Anthropologie (10,928 square feet), Michael Kors (2,225 square feet), Sephora (5,158 square feet), Cheesecake Factory (10,200 square feet) and GUESS (5,226 square feet). The property contains 5,930 surface parking spaces for an overall parking ratio of 6.19 spaces per 1,000 square feet.

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

The property is anchored by JCPenney, Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s. JCPenney leases 153,769 square feet (28.7% of collateral net rentable area) through November 2017 and is the primary collateral anchor tenant. For the trailing 12-month period ending August 2016, JCPenney totaled $36.0 million in annual sales ($234 per square foot) and has outperformed the national average for equivalent JCPenney stores. JCPenney is an original tenant at the property and is not obligated to pay rent under its lease, but the tenant is responsible for its proportionate share of tax and common area maintenance reimbursements. Macy’s Women & Home owns its underlying land and improvements and is not collateral for the Fresno Fashion Fair Mall Whole Loan. The Forever 21 anchor parcel was conveyed to an affiliate of the loan sponsor prior to origination and does not serve as collateral for the Fresno Fashion Fair Mall Whole Loan.

Non-Owned Anchors
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Macy’s Women & Home(3)(5)	Baa2 / BBB / BBB	176,410	$45,500,000	$258
Forever 21(3)(5)	NA / NA / NA	148,614	$10,921,726	$73
Macy’s Men’s & Children’s(4)(5)	Baa2 / BBB / BBB	76,650	$19,500,000	$254
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Macy’s Women & Home and Macy’s Men’s & Children’s are based on the loan sponsor’s estimate, while Forever 21 is based on actual reported sales, each as of August 31, 2016.
(3)	The Macy’s Women & Home and Forever 21 anchor parcels are not part of the collateral for the Fresno Fashion Fair Mall Whole Loan. Macy’s Women & Home land and improvements are tenant-owned, while the Forever 21 land and improvements are owned by an affiliate of the loan sponsor and not held as collateral for the loan.
(4)	Please see “Redevelopment, Master Lease and Partial Releases” below for additional detail with respect to the Macy’s Men’s & Children’s ground leased space.
(5)	No base rent has been underwritten in connection with the Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s spaces.

As of August 31, 2016, the property was 88.2% leased by 112 tenants (92.2% including temporary tenants). The overall mall, inclusive of non-owned anchor tenants, is 93.3% occupied (95.6% including temporary tenants). The property’s tenant offering is broad with a range of higher-end and mass market tenants represented. The largest non-anchor collateral tenant, Victoria’s Secret, leases 14,530 square feet (2.7% of the collateral net rentable area) through January 2027. Victoria’s Secret contributes 3.5% of the total underwritten base rent and reported sales of $683 per square foot for the trailing 12-months ending August 31, 2016. The second largest non-anchor collateral tenant, Love Culture, leases 14,135 square feet (2.6% of the collateral net rentable area) through October 2020. Love Culture contributes 3.2% of the total underwritten base rent and reported sales of $122 per square foot for the trailing 12-months ending August 31, 2016. Outside of the four anchor tenants, no individual tenant occupies more than 2.7% of collateral net rentable area or accounts for more than 3.5% in underwritten base rent. In addition to its anchors, the property’s in-line tenants largely consist of national retailers such as Apple, Abercrombie & Fitch, American Eagle Outfitters and Foot Locker.

The property has generated more than $314.0 million in overall gross sales for the trailing 12-months ending August 31, 2016, with comparable in-line sales of approximately $694 per square foot and occupancy costs of 12.5%. The property has demonstrated consistent performance with overall mall occupancy having averaged 95.8% since 2007, while net operating income has demonstrated steady year-over-over gains every year dating back to 2010. More recently, the property has experienced continued leasing momentum, with 30 new and renewal leases over the preceding 22-month period accounting for 81,688 square feet and approximately $5.1 million in underwritten base rent.

Historical and Current Occupancy(1)(2)(3)
2013	2014	2015	Current(4)
95.8%	95.8%	93.2%	88.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical and Current Occupancy includes only permanent leases.
(3)	Historical and Current Occupancy including specialty tenants with leases over six months for 2013 to Current is 96.8%, 98.4%, 98.1% and 92.2%, respectively.
(4)	Current Occupancy is as of August 31, 2016.

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

Historical In-line Sales and Occupancy Costs(1)(2)
	2013	2014	2015	TTM(3)
In-line Sales PSF(4)	$621	$603	$642	$694
Occupancy Costs(5)	12.7%	13.4%	13.0%	12.5%
(1)	Historical In-line Sales and Occupancy Costs are based on actual reported sales or estimates, in each case provided by the sponsor.
(2)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales and were provided by the sponsor.
(3)	TTM In-line Sales and Occupancy Costs are as of August 31, 2016.
(4)	In-line Sales PSF excluding Apple are $535, $524, $556 and $597 for 2013, 2014, 2015 and TTM, respectively.
(5)	Occupancy Costs excluding Apple are 14.9%, 15.4%, 15.0% and 14.6% for 2013, 2014, 2015 and TTM, respectively.

Fresno Fashion Fair Mall benefits from its location approximately 5.5 miles north of downtown Fresno, California. The property is located approximately 5.8 miles east of Highway 99, the major regional highway through the Central Valley of California and is situated between Highway 41 and Highway 168. According to a third party, the daily traffic count for Highway 168 was approximately 123,000 vehicles. Additionally, the property is located just over 1.0 mile west of California State University, which had a total student population of 24,403 as of the 2016 fall semester. According to the appraisal, the property benefits from regional and local accessibility, serving a 25-mile trade area covering nearly 1.0 million residents and spanning over 300,000 households. As of year-end 2015, the Fresno metropolitan statistical area is home to approximately 975,499 people with an estimated population within a five-, seven- and 25-mile radius of the property of approximately 400,022, 623,569 and 989,691 people, respectively. Additionally, estimated household income within a five-, seven- and 25-mile radius of the property is approximately $63,126, $66,212 and $66,870, respectively, with projected annual compound growth of 3.0% through 2020.

As of the second quarter of 2016, the Fresno retail market consisted of approximately 64.2 million square feet with an overall vacancy rate of 7.5% and average asking rents of $13.14 per square foot. According to the appraisal, the property’s primary and secondary competition consists of nine properties as demonstrated in the table below. The competitive properties in the primary trade area maintained a vacancy rate of approximately 9.0% and average sales ranging from $250 to $400 per square foot. The appraisal does not identify any new or proposed directly competitive properties in the area.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Proximity (Miles)	Estimated Occupancy	Sales PSF	Anchor Tenants
Fresno Fashion Fair Mall(2)	1970 / 2003	957,944	NAP	93.3%	$597	Macy’s, Macy’s Men’s and Children’s, Forever 21, JCPenney
Primary Competition
Fig Garden Village	1956 / 2007	301,101	1.7	94.0%	$400	Whole Foods Market, CVS
The Shops at River Park	1997 / NAP	677,252	3.5	93.0%	$325	Macy’s, Edward’s Cinema, REI, Cost Plus
Marketplace At River Park	1996 / NAP	505,925	3.3	98.0%	$325	JCPenney, Target, Best Buy, Buy Buy Baby, Marshalls, Old Navy

Villagio Shopping Center	2002 / 2006	203,268	4.0	100.0%	NAV	Nordstrom Rack, Barnes & Noble, HomeGoods
Sierra Vista Mall	1988 / 2007	697,980	4.4	80.0%	$250	Sears, Kohl’s, Target, Sierra Vista Cinema
Secondary Competition
Burlington Plaza(3)	1978 / NAP	395,059	1.4	75.0%	NAV	Target, Smart & Final
Winepress S.C.(3)	1987 / NAP	310,650	4.0	79.0%	NAV	Target, Stein Mart, Anna’s Linens, Big 5
Clovis Crossing	2000 / 2005	446,643	5.8	98.0%	NAV	Walmart, Dick’s Sporting Goods, HomeGoods, Anna’s Linens

Marketplace at El Paseo	2014 / NAP	365,147	9.5	95.0%	NAV	Target, Ross Dress For Less, Old Navy, Marshalls, Burlington Coat Factory, Anna’s Linens, Petco
(1)	Based on the appraisal.

(2)	Total GLA for Fresno Fashion Fair Mall includes non-collateral space and Estimated Occupancy represents actual occupancy as of June 30, 2016, excluding temporary tenants. Sales PSF for the Fresno Fashion Fair Mall represents comparable in-line sales excluding Apple as of August 31, 2016.

(3)	Burlington Plaza and Winepress S.C. each have a vacant anchor tenant space.

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Annex A-3	JPMCC 2016-JP4

Fresno Fashion Fair Mall

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Occupancy Cost(3)
JCPenney(4)(5)	B1 / B / B+	153,769	28.7%	11/30/2017	$0.00	0.0%	$234	0.7%
Victoria’s Secret	Ba1 / BB+ / BB+	14,530	2.7%	1/31/2027	$47.05	3.5%	$683	9.1%
Love Culture	NA / NA / NA	14,135	2.6%	10/31/2020	$44.22	3.2%	$122	36.1%
Bank of the West	Aa3 / A- / A	14,114	2.6%	12/31/2018	$41.81	3.0%	NAV	NAV
Anthropologie	NA / NA / NA	10,928	2.0%	10/1/2017	$31.78	1.8%	$214	22.5%
Cheesecake Factory	NA / NA / NA	10,200	1.9%	1/31/2026	$40.00	2.1%	$939	5.9%
Charming Charlie	NA / NA / NA	9,563	1.8%	1/31/2022	$28.15	1.4%	$133	20.6%
New York & Company	NA / NA / NA	9,268	1.7%	1/31/2017	$36.57	1.7%	$241	27.2%
Express	NA / NA / NA	8,500	1.6%	1/31/2026	$35.33	1.6%	$466	13.4%
Abercrombie & Fitch	NA / NA / NA	7,782	1.5%	1/31/2021	$38.74	1.6%	$256	25.1%
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Most Recent Sales PSF and Occupancy Cost are based on actual reported sales or estimates, in each case provided by the sponsor as of August 31, 2016.
(4)	JCPenney is an original tenant at the property and is not obligated to pay rent under its leases. Under its current lease, JCPenney is responsible only for its proportionate share of CAM and tax reimbursements.
(5)	JCPenney’s lease will be terminated and the tenant will be released from its obligations under the lease in the event the borrower rejects its offer to purchase its leased premises. See “Purchase Option” below for additional details.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	63,336	11.8%	NAP	NAP	63,336	11.8%	NAP	NAP
2016 & MTM	5	11,593	2.2%	$879,789	4.5%	74,929	14.0%	$879,789	4.5%
2017	20	217,583	40.6%	3,169,548	16.4%	292,512	54.6%	$4,049,337	20.9%
2018	11	36,850	6.9%	2,198,365	11.3%	329,362	61.4%	$6,247,703	32.3%
2019	12	23,461	4.4%	1,648,486	8.5%	352,823	65.8%	$7,896,188	40.8%
2020	14	38,821	7.2%	2,387,052	12.3%	391,644	73.1%	$10,283,240	53.1%
2021	9	18,358	3.4%	1,243,419	6.4%	410,002	76.5%	$11,526,660	59.5%
2022	3	19,614	3.7%	704,404	3.6%	429,616	80.1%	$12,231,063	63.1%
2023	10	25,011	4.7%	1,586,161	8.2%	454,627	84.8%	$13,817,224	71.3%
2024	12	21,857	4.1%	2,235,116	11.5%	476,484	88.9%	$16,052,340	82.9%
2025	6	11,945	2.2%	827,844	4.3%	488,429	91.1%	$16,880,184	87.1%
2026	7	31,302	5.8%	1,598,803	8.3%	519,731	96.9%	$18,478,988	95.4%
2027 & Beyond(3)	3	16,362	3.1%	893,295	4.6%	536,093	100.0%	$19,372,283	100.0%
Total	112	536,093	100.0%	$19,372,283	100.0%
(1)	Based on the underwritten rent roll.
(2)	Lease Rollover Schedule excludes the square footage associated with the Macy’s Women & Home, Macy’s Men’s & Children’s and Forever 21 boxes. The Macy’s Women & Home land and improvements are tenant-owned with no attributable base rent, while the Forever 21 land and improvements are Macerich-owned and not collateral for the Fresno Fair Fashion Mall Whole Loan. While currently held as collateral for the loan, the Macy’s Men’s & Children’s anchor parcel is subject to free release by the borrower with no accompanying payment of a release price or prepayment of the Fresno Fashion Fair Mall Whole Loan.
(3)	2027 & Beyond Net Rentable Area Expiring represents owned collateral only and excludes the square footage associated with BJ’s Restaurant, Chick-fil-A and Fleming’s, for which the respective tenant owns their improvements but not the related land, which are ground leased from the borrower. Underwritten base rent attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases is approximately $343,850 per year and is included in 2027 & Beyond Base Rent Expiring.

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Fresno Fashion Fair Mall

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$18,767,733	$20,007,601	$20,310,953	$19,947,818	$19,372,283	$36.14	59.9%
Vacant Income	0	0	0	0	3,363,389	6.27	10.4
Gross Potential Rent	$18,767,733	$20,007,601	$20,310,953	$19,947,818	$22,735,672	$42.41	70.3%
CAM Reimbursement	8,043,147	8,289,431	8,666,014	8,475,155	7,533,990	14.05	23.3
Real Estate	1,646,215	1,693,458	1,809,238	1,937,699	1,704,975	3.18	5.3
Percentage Rent	455,674	281,211	295,450	420,797	249,478	0.47	0.8
Other Rental Storage	33,956	30,976	50,479	98,346	98,483	0.18	0.3
Net Rental Income	$28,946,725	$30,302,678	$31,132,134	$30,879,815	$32,322,598	$60.29	100.0%
(Vacancy/Credit Loss)	(205,366)	(244,149)	(454,317)	(475,769)	(3,363,389)	(6.27)	(10.4)
Other Income(5)	2,846,161	2,735,663	3,150,590	3,385,584	3,433,254	6.40	10.6
Effective Gross Income	$31,587,519	$32,794,192	$33,828,408	$33,789,630	$32,392,463	$60.42	100.2%

Total Expenses	$6,451,070	$6,442,883	$5,653,406	$5,728,731	$6,099,950	$11.38	18.8%

Net Operating Income	$25,136,449	$26,351,309	$28,175,002	$28,060,898	$26,292,513	$49.04	81.2%

Total TI/LC, Capex/RR	0	0	0	0	993,289	1.85	3.1

Net Cash Flow	$25,136,449	$26,351,309	$28,175,002	$28,060,898	$25,299,223	$47.19	78.1%
(1)	TTM represents the trailing 12-month period ending on June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is inclusive of $456,449 in contractual rent steps underwritten though August 2017.

(4)	Non-collateral anchor tenants, Macy’s Women & Home, Forever 21 and Macy’s Men’s & Children’s, have not been included in Rents in Place. Underwritten Rents in Place is inclusive of approximately $343,850 attributable to the BJ’s Restaurant, Chick-fil-A and Fleming’s ground leases.

(5)	Other Income includes tenant marketing expense reimbursements and other rents, including $671,491 in underwritten base rent associated with in-line temporary tenants and $1,380,360 in underwritten base rent associated with temporary kiosks and carts.

Property Management. The property is managed by Macerich Property Management Company, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) no Trigger Period (as defined below) has occurred and is continuing and (ii) the borrower delivers evidence reasonably satisfactory to the lender that all taxes have been timely paid.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no Trigger Period has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents and that all premiums have been timely paid.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve account is waived so long as no Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to deposit $7,670 per month (approximately $0.17 per square foot annually) for replacement reserves. The reserve is subject to a cap of $184,080 (approximately $0.34 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Trigger Period has occurred and is continuing. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to deposit approximately $46,368 per month (approximately $1.04 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $1,112,820 (approximately $2.08 per square foot). The borrower is also required to deposit any lease termination payments (regardless of the existence of a Trigger Period) into the TI/LC reserve.

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Fresno Fashion Fair Mall

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters are required to be sent to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During the continuance of a Trigger Period, all rents will be swept weekly to a segregated cash management account and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Trigger Period until the occurrence of a Trigger Period Cure (as defined below), all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the Fresno Fashion Fair Mall Whole Loan.

A “Trigger Period” means (i) the occurrence and continuance of an event of default or (ii) the occurrence of a DSCR Trigger Event.

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) falls below 1.45x.

A “Trigger Period Cure” means (a) with respect to the Trigger Period caused solely by an event of default, the event of default has been cured (and no other event of default is continuing) or (b) with respect to the Trigger Period caused solely by a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters.

Redevelopment, Master Lease and Partial Releases. The borrower is permitted to engage in certain redevelopment activities at the property, which may include the modification and/or termination of the Macy’s Men’s and Children’s or JCPenney leases and the release of surface parking adjacent to the Forever 21 store and/or the Macy’s Men’s and Children’s store with the adjacent parking area, in each case without the payment of a release price or prepayment of the loan. In the event of any decrease in underwritten net operating income (as defined in the Fresno Fashion Fair Mall Whole Loan documents) as a result of the redevelopment activities, the borrower is required to enter into a master lease with the guarantor for all vacant space at the property. The rent under any such master lease is required to be in the amount of any decrease in underwritten net operating income. The loan documents provide that rent under such master lease will be reduced if and to the extent underwritten net operating income with respect to the property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or the JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the property is restored to the greater of (i) pre-development levels and (ii) $27,000,000 and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s Men’s & Children’s lease and/or the JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten NOI is restored to the greater of (i) pre-modification levels and (ii) $27,000,000. No base rent has been underwritten in connection with the Macy’s Women & Home, JCPenney, Macy’s Men’s & Children’s and Forever 21 spaces. Please see “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”, “—Redevelopment, Renovation and Expansion” and “—Certain Terms of the Mortgage Loan.—Partial Releases” in the Preliminary Prospectus for additional information.

Purchase Option. JCPenney has the right to purchase its parcel under the related lease. The borrower may nullify this purchase option, but the lease provides that a rejection of the offer to purchase will result in a termination of the lease and JCPenney being released from its obligations under the lease, as long as JCPenney pays all basic rents and other amounts due. The loan documents require that the borrower reject any offer by JCPenney to purchase the leased parcel.

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9 West 57th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
		Title:	Fee / Leasehold
		Property Type - Subtype:	Office – CBD
Original Principal Balance(1):	$63,000,000	Net Rentable Area (SF):	1,680,218
Cut-off Date Principal Balance(1):	$63,000,000	Location:	New York, NY
% of Pool by IPB:	6.3%	Year Built / Renovated:	1972 / N/A
Loan Purpose:	Refinance	Occupancy:	63.5%
Borrowers:	Solow Building Company II, L.L.C.	Occupancy Date:	6/1/2016
	and Solovieff Realty Co. II, L.L.C.	Number of Tenants:	26
Sponsor:	Sheldon H. Solow	2013 NOI(3):	$60,972,979
Interest Rate:	2.85950%	2014 NOI(3):	$67,687,210
Note Date:	8/30/2016	2015 NOI(3):	$85,164,572
Maturity Date:	9/1/2026	TTM NOI (as of 6/2016)(3):	$97,014,333
Interest-only Period:	120 months	UW Economic Occupancy:	66.9%
Original Term:	120 months	UW Revenues:	$166,714,099
Original Amortization:	None	UW Expenses:	$58,877,243
Amortization Type:	Interest Only	UW NOI(3):	$107,836,855
Call Protection(2):	L(27),Def(86),O(7)	UW NCF:	$107,098,067
Lockbox:	CMA	Appraised Value / Per SF:	$3,400,000,000 / $2,024
Additional Debt:	Yes	Appraisal Date:	7/28/2016
Additional Debt Balance:	$950,724,000 / $186,276,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$9,417,640	$3,139,213	N/A	Cut-off Date Loan / SF:	$603	$714
Insurance:	$264,333	$88,111	N/A	Maturity Date Loan / SF:	$603	$714
Replacement Reserves:	$0	$61,615	$2,500,000	Cut-off Date LTV:	29.8%	35.3%
TI/LC:	$25,000,000	Springing	$25,000,000	Maturity Date LTV:	29.8%	35.3%
Other:	$29,811,518	$0	N/A	UW NCF DSCR:	3.64x	3.08x
				UW NOI Debt Yield:	10.6%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$1,200,000,000	100.0%	Payoff Existing Debt	$630,769,032	52.6%
			Return of Equity	484,972,507	40.4
			Upfront Reserves	64,493,490	2.15.4
			Closing Costs	19,764,970	11.6
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

(1)	The 9 West 57th Street loan is part of a whole loan evidenced by six pari passu notes and one subordinate note with an aggregate original principal balance as of the Cut-off Date of $1.2 billion. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $1.2 billion 9 West 57th Street Whole Loan, as defined in “The Loan” below.

(2)	The lockout period will be at least 27 payments beginning with and including the first payment date of October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted at any time after the earlier to occur of (A) two years after the closing date of the final REMIC that holds any note evidencing the 9 West 57th Street Whole Loan or (B) the third anniversary of the origination date.

(3)	The increase in 2014 NOI from 2013 is primarily due to an increase in occupancy from 50.9% to 63.5%. The increase in 2015 NOI from 2014 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot. The increase in TTM NOI from 2015 is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot. The increase in UW NOI from TTM is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Annex A-3	JPMCC 2016-JP4

9 West 57th Street

The Loan. The 9 West 57th Street loan is secured by a first mortgage lien on the borrowers’ fee and leasehold interests in a 50-story, 1,680,218 square foot office building located on West 57th Street in Manhattan between 5th and 6th Avenues. The building is near the 5th Avenue retail corridor and across the street from the Plaza Hotel within the Plaza District submarket. The whole loan has an outstanding principal balance as of the Cut-off Date of $1.2 billion (the “9 West 57th Street Whole Loan”), and is comprised of (i) one senior note with an outstanding principal balance as of the Cut-off Date of $63.0 million, (ii) five pari passu senior companion notes (also pari passu with respect to the 9 West 57th Street loan) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $950.7 million (the “9 West 57th Street Pari Passu Companion Loans”) and (iii) one subordinate note with an outstanding principal balance as of the Cut-off Date of approximately $186.3 million (the “9 West 57th Street Subordinate Companion Loan”), each as described below. The 9 West 57th Street loan and each of the 9 West 57th Street Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the 9 West 57th Street Subordinate Companion Loan as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The 9 West 57th Street Whole Loan” in the Preliminary Prospectus. The senior note A-1 and the 9 West 57th Street Subordinate Companion Loan were contributed to the JPMCC 2016-NINE securitization trust, a private CMBS securitization pursuant to which the 9 West 57th Street loan is serviced and administered. The 9 West 57th Street Whole Loan has a 10-year term and is interest-only for the entire term. The previously existing debt was securitized in the COMM 2012-9W57 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$670,724,000	$670,724,000	JPMCC 2016-NINE	No
A-2	100,000,000	100,000,000	JPMCC 2016-JP3	No
A-3-A	50,000,000	50,000,000	Privately Sold	No
A-3-B	50,000,000	50,000,000	CSAIL 2016-C7	No
A-4	80,000,000	80,000,000	JPMDB 2016-C4	No
A-5	63,000,000	63,000,000	JPMCC 2016-JP4	No
B-1	186,276,000	186,276,000	JPMCC 2016-NINE	No
Total	$1,200,000,000	$1,200,000,000

The Borrowers. The borrowing entities for the 9 West 57th Street Whole Loan are Solow Building Company II, L.L.C. and Solovieff Realty Co. II, L.L.C., each a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor of the borrowers is Sheldon H. Solow who has been an owner and developer of commercial and residential properties in New York since 1950 and has owned the property since developing it in 1972. Sheldon H. Solow has a real estate portfolio consisting of approximately 18 commercial and residential properties in New York City, including 265 East 66th Street, One East River Place and 419 East 60th Street. Solow has shown his commitment to the property by periodically upgrading and improving it over a period of more than 40 years in order to attract top tier tenants.

The Property. 9 West 57th Street consists of 50 stories with 47 office levels and three subterranean levels that contain a mix of retail, storage and service areas as well as a 285-space parking garage. The full-service restaurant, Brasserie 8 ½, is located on the first subterranean level. According to the appraisal, the property is an iconic trophy office property and is widely perceived as being one of the top three office buildings in New York City due to its excellent Plaza District location, quality tenancy and unobstructed Central Park views from the 27th floor and above. As of June 1, 2016, the property was leased to 26 tenants, including a number of institutional quality tenants. 9 West 57th Street serves as headquarters’ location for Kohlberg, Kravis, Roberts & Co. (“KKR”), Chanel Inc. (“Chanel”), Apollo Management Holdings, L.P. (“Apollo”), Och Ziff Management LP, Tiger Global Management LLC and Ruane, Cunniff & Goldfarb Inc. The property commands some of the highest per square foot office rents in Manhattan with certain higher floor in-place rents exceeding $200 per square foot. The property was 63.5% occupied as of June 1, 2016, considerably below the Plaza District market occupancy of 89.9%, which presents the opportunity for improvement in the debt yield and debt service coverage ratio if the property’s occupancy increases during the loan term. The sponsor is marketing the approximately 600,000 square feet of vacant space at the property.

The property’s largest tenant is KKR, a global investment firm headquartered at the property, which leases 11.7% of the net rentable area through December 2020 across seven floors. KKR has over $131.0 billion of assets under management with over 800 employees. The second largest tenant, Chanel, leases 11.0% of the net rentable area through May 2031. Chanel is a French designer of women’s luxury fashion items and the property serves as its United States headquarters. The Chanel brand had over $5.2 billion in revenues in 2016 and over 12,760 employees. The third largest tenant, Apollo, leases 6.6% of the net rentable area through April 2020. Apollo is a global alternative asset manager with a value-oriented investment strategy in private equity, credit and real estate. As of 2016, Apollo had $173 billion of assets under management and is also headquartered at the property.

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9 West 57th Street

The property is located in the Plaza District in Midtown Manhattan and in close proximity to the Plaza Hotel, 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle and Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as The Blackstone Group, Bloomberg L.P., Estée Lauder, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Four Seasons, The Peninsula, The Plaza and The St. Regis. The property is located along “Billionaire’s Row” which includes several luxury residential condominium developments such as One57, 432 Park, 220 Central Park South and 111 West 57th Street. Certain residential condominium units along “Billionaire’s Row” have sold for more than $9,000 per square foot.

As of the second quarter of 2016, the Plaza District submarket reported an overall vacancy rate of 10.1% and overall average asking rents of $128.36 per square foot. The appraisal identified four comparable Class A trophy office buildings including the Seagram Building (375 Park Avenue), 667 Madison Avenue, the GM Building (767 5th Avenue) and Lever House (390 Park Avenue) with current asking rents ranging from $125 per square foot to $220 per square foot, which is in line with the property.

Historical and Current Occupancy(1)
2013(2)	2014(2)	2015(2)	Current(3)
50.9%	63.5%	67.3%	63.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in 2014 occupancy from 2013 is primarily driven by leases signed with SHL Investment Group (USA), Inc. and Benefit Street Partners. The increase in 2015 occupancy from 2014 is primarily driven by leases signed with Tiger Global Management LLC, Qatar Investment Authority Advisory USA Inc. and Veritas Capital Fund Management, LLC.

(3)	Current Occupancy is as of June 1, 2016.

Tenant Summary(1)
Tenant	Retail / Office Component	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Kohlberg, Kravis, Roberts & Co.(3)	Office	NA / A / A	196,124	11.7%	$121.48	16.1%	12/31/2020
Chanel Inc. (4)	Office	NA / NA / NA	185,120	11.0%	$119.07	14.9%	5/31/2031
Apollo Management Holdings, L.P. (5)	Office	NA / A / A-	111,194	6.6%	$167.17	12.6%	4/30/2020
Och Ziff Management LP	Office	NA / NA / NA	95,200	5.7%	$180.18	11.6%	12/31/2029
Providence Equity LLC (6)	Office	NA / NA / NA	51,145	3.0%	$204.62	7.1%	Various
Tiger Global Management LLC	Office	NA / NA / NA	43,490	2.6%	$171.20	5.0%	7/31/2024
Silver Lake Management Co., LLC	Office	NA / NA / NA	31,800	1.9%	$195.00	4.2%	2/9/2019
Coatue Management LLC	Office	NA / NA / NA	31,000	1.8%	$125.00	2.6%	5/31/2023
40 North Industries LLC	Office	NA / NA / NA	28,620	1.7%	$167.32	3.2%	1/31/2022
Ruane, Cunniff & Goldfarb Inc.	Office	NA / NA / NA	26,920	1.6%	$191.00	3.5%	5/31/2025
(1)	Based on the underwritten rent roll dated June 1, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Kohlberg, Kravis, Roberts & Co., has recently purchased approximately 343,000 square feet at Hudson Yards, an office development in West Midtown, Manhattan. There can be no assurance that KKR will not vacate the property upon lease expiration in December 2020. Excluding KKR from the in-place underwritten base rent, the UW NCF DSCR based on UW NCF is equal to 2.30x.

(4)	Chanel Inc.’s storage lease for 7,800 square feet expires March 31, 2031.

(5)	13,600 square feet of Apollo Management Holdings, L.P.’s office lease expires April 15, 2020. Apollo Management Holdings L.P.’s 2,294 square foot storage lease also expires April 15, 2020.

(6)	The 51,145 square foot space also includes space leased to Benefit Street Partners, an affiliate of Providence Equity LLC. Providence Equity LLC’s lease for 32,800 square feet expires March 15, 2019. Benefit Street Partners’ lease for 18,345 square feet expires September 30, 2025. Benefit Street Partners has the right to terminate its lease as of September 1, 2022, with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to four months of base rent and (ii) any unamortized brokerage commissions paid by the landlord on account of the lease.

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9 West 57th Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	613,310	36.5%	NAP	NAP	613,310	36.5%	NAP	NAP
2016	0	0	0.0	$0	0.0%	613,310	36.5%	$0	0.0%
2017	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2018	0	0	0.0	0	0.0	613,310	36.5%	$0	0.0%
2019	2	64,600	3.8	13,089,000	8.8	677,910	40.3%	$13,089,000	8.8%
2020	3	308,618	18.4	42,632,981	28.8	986,528	58.7%	$55,721,981	37.7%
2021	2	31,500	1.9	5,109,900	3.5	1,018,028	60.6%	$60,831,881	41.1%
2022	2	30,020	1.8	5,204,730	3.5	1,048,048	62.4%	$66,036,611	44.6%
2023	2	64,730	3.9	6,827,514	4.6	1,112,778	66.2%	$72,864,125	49.2%
2024	3	65,140	3.9	10,046,735	6.8	1,177,918	70.1%	$82,910,860	56.0%
2025	4	77,395	4.6	14,301,223	9.7	1,255,313	74.7%	$97,212,083	65.7%
2026 & Beyond	8	424,905	25.3	50,783,105	34.3	1,680,218	100.0%	$147,995,188	100.0%
Total	26	1,680,218	100.0%	$147,995,188	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2016 and includes rent steps through September 2017.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$147,995,188	$88.08	59.4%
Vacant Income	0	0	0	0	82,518,645	49.11	33.1
Gross Potential Rent	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$230,513,833	$137.19	92.5%
Total Reimbursements	18,367,753	20,686,585	18,213,824	17,863,714	16,775,136	9.98	6.7
Percentage Rent Income - Garage	1,960,765	2,011,104	1,649,779	1,754,505	1,943,774	1.16	0.8
Net Rental Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$249,232,744	$148.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(82,518,645)	(49.11)	(33.1)
Other Income	0	0	0	0	0	0	0.0
Effective Gross Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	$166,714,099	$99.22	66.9%

Total Expenses	$55,775,327	$59,405,953	$63,564,960	$64,471,574	$58,877,243	$35.04	35.3%

Net Operating Income(3)(4)(5)(6)	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,836,855	$64.18	64.7%

Total TI/LC, Capex/RR	0	0	0	0	738,788	0.44	0.4%

Net Cash Flow	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,098,067	$63.74	64.2%
(1)	TTM Column represents the trailing 12-month period ending June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in 2014 Net Operating Income from 2013 is primarily due to an increase in occupancy from 50.9% to 63.5%.

(4)	The increase in 2015 Net Operating Income from 2014 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot.

(5)	The increase in TTM Net Operating Income from 2015 is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.10 per square foot.

(6)	The increase in Underwritten Net Operating Income from TTM is primarily due to the inclusion of tenants who have signed leases but have not begun paying rent including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).

Property Management. The property is managed by Solow Management Corp., an affiliate of the borrowers, under a management agreement that is renewed annually.

Escrows and Reserves. At origination, the borrowers deposited $25,000,000 for future tenant improvements and leasing commissions, $16,462,228 for outstanding free rent related to seven tenants at the property, $13,061,790 for outstanding tenant improvements and leasing commissions related to 10 tenants at the property, $9,417,640 for real estate taxes, $287,500 for required repairs and $264,333 for insurance reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of annual estimated tax payments, which currently equates to $3,139,213.

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9 West 57th Street

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance premiums, which currently equates to $88,111.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $61,615 (approximately $0.44 per square foot annually) for ongoing replacement reserves. The replacement reserve is subject to a cap of $2,500,000 (approximately $1.49 per square foot).

TI/LC Reserves - If the amount on deposit in the TI/LC reserve falls below the initial deposit of $25,000,000, on a monthly basis, the borrowers are required to escrow approximately $420,055 (approximately $3.00 per square foot annually) for tenant improvements and leasing commissions, unless, (i) the debt service coverage ratio (as calculated in the loan documents) is equal to or greater than 2.50x, (ii) the balance of the reserve account is equal to or greater than $15,000,000 and (iii) the property is occupied by tenants under leases demising no less than 65.0% of the total rentable square footage. The TI/LC reserve is subject to a cap of $25,000,000 (approximately $14.88 per square foot).

Lockbox / Cash Management. The 9 West 57th Street Whole Loan is structured with a CMA lockbox. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account will be swept daily into the borrowers’ operating account, unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrowers, (iii) the bankruptcy or insolvency of the property manager or (iv) the debt service coverage ratio based on net cash flow (as calculated in the loan documents) falling below 2.50x based on a trailing three-month basis.

The borrowers will have the right two times (in the aggregate) in any 12-month period to cure a Trigger Period as follows: (i) if a Trigger Period exists solely by reason of an event of default, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (ii) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager under a management agreement acceptable to the lender within 60 days and (iii) if a Trigger Period exists solely by reason of the debt service coverage ratio falling below 2.50x for a trailing three-month period, the achievement of a debt service coverage ratio for two consecutive quarters of at least 2.50x on a trailing three-month basis as reasonably determined by the lender. In no event will the borrowers have the right to cure a Trigger Period occurring by reason of a borrowers’ bankruptcy or insolvency.

Permitted Mezzanine Debt. The sole members of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the related borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents, (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 35.3%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and based on the 12 months immediately preceding the origination date of the mezzanine loan) is not less than 3.08x and (iv) the lenders enter into an intercreditor agreement in form and substance reasonably acceptable to the mortgage lender and the rating agencies.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$63,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$63,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	869,120
Loan Purpose:	Acquisition	Location:	Rosemont, IL
Borrower:	Adventus US Realty #12 LP	Year Built / Renovated:	1988, 1994 / 2016
Sponsor:	Adventus Holdings LP	Occupancy:	95.0%
Interest Rate:	4.96000%	Occupancy Date:	9/30/2016
Note Date:	11/2/2016	Number of Tenants:	24
Maturity Date:	12/1/2026	2013 NOI(3):	$14,484,517
Interest-only Period:	None	2014 NOI(3):	$11,696,602
Original Term:	120 months	2015 NOI:	$12,200,715
Original Amortization:	360 months	TTM NOI (as of 8/2016)(4):	$12,272,361
Amortization Type:	Balloon	UW Economic Occupancy:	90.0%
Call Protection(2):	L(24),Def(93),O(3)	UW Revenues:	$25,871,039
Lockbox:	CMA	UW Expenses:	$12,713,001
Additional Debt:	Yes	UW NOI(4):	$13,158,038
Additional Debt Balance:	$65,000,000	UW NCF:	$11,678,973
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$176,200,000 / $203
		Appraisal Date:	9/7/2016

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$147
Taxes(6):	$360,173	$895,380	N/A	Maturity Date Loan / SF:	$121
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.6%
Replacement Reserves:	$14,485	$14,485	$869,100	Maturity Date LTV:	59.6%
TI/LC:	$108,640	$108,640	N/A	UW NCF DSCR:	1.42x
Other:	$7,338,122	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$128,000,000		70.4%	Purchase Price	$173,000,000	95.2%
Sponsor Equity	53,779,281		29.6	Upfront Reserves	7,821,420	4.3
				Closing Costs	957,861	0.5
Total Sources	$181,779,281		100.0%	Total Uses	$181,779,281	100.0%

(1)	The Riverway loan is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $128.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $128.0 million Riverway Whole Loan, as defined in “The Loan” below.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of January 1, 2017. Defeasance of the full $128.0 million Riverway Whole Loan is permitted after the date that is two years after the closing date of the securitization that includes the last note to be securitized. If such date has not occurred by January 1, 2021, the borrower is also permitted to prepay the Riverway Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.

(3)	The decrease in 2014 NOI from 2013 is primarily due to rent abatements for certain tenants, including Appleton and Culligan, and an increase in one-time expenses.

(4)	UW NOI is higher than TTM NOI due to future contractual rent step increases totaling $366,501 through September 2017 and the expiration of free rent associated with certain tenants.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The Monthly Taxes deposit will be equal to $895,380 for the first three payment dates and $500,000 thereafter.

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Riverway

The Loan. The Riverway loan is secured by a first mortgage lien on the borrower’s fee interest in a four-building property totaling 869,120 square feet located in Rosemont, Illinois. The property consists of three office buildings totaling 858,711 square feet and one 10,409 square foot daycare center. The whole loan has an outstanding principal balance as of the Cut-off Date of $128.0 million (the “Riverway Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-2, with an outstanding principal balance as of the Cut-off Date of $63.0 million, is the controlling note and is being contributed to the JPMCC 2016-JP4 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $65.0 million, is expected to be contributed to one or more future securitization trusts. The Riverway Whole Loan has a 10-year term and will amortize on a 30-year schedule.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	JPMCB	No
A-2	63,000,000	63,000,000	JPMCC 2016-JP4	Yes
Total	$128,000,000	$128,000,000

The Borrower. The borrowing entity for the Riverway Whole Loan is Adventus US Realty #12 LP, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Adventus Holdings LP, a Delaware limited partnership. Adventus Holdings LP is an affiliate of Adventus Realty Trust, a private real estate investment trust formed in 2012. Based in Vancouver, Canada, Adventus Realty Trust invests in commercial real estate properties in suburban office markets outside of Chicago, Illinois and Atlanta, Georgia. The company targets properties with strong credit-worthy tenants and long term leases in place and attempts to add value through lease-up of vacant space, maximizing lease renewal rates upon maturity and strict management of operating expenses.

The Properties. Riverway is a Class A office complex consisting of three multi-tenant office buildings (“Riverway Central”, “Riverway East” and “Riverway West”, and, together, the “Riverway Office Properties”) totaling 858,711 square feet, a daycare center (“Riverway Daycare”) totaling 10,409 square feet, one owner-user office building and a Marriott Suites hotel. Riverway Central, Riverway East, Riverway West and Riverway Daycare (together, the “Riverway Properties”) serve as collateral for the Riverway Whole Loan. The Riverway Office Properties are located on a 14.1 acre parcel in Rosemont, Illinois and were constructed in 1988 and renovated in 2016. The Riverway Daycare was built in 1994. As of September 30, 2016, the Riverway Properties were 95.0% leased to 24 tenants. The three largest tenants are U.S. Foods, Inc. (“U.S. Foods”) (NYSE: USFD), which occupies space at Riverway East and Riverway West, Central States Pension Fund (“Central States”) and Culligan International Company (“Culligan”), which occupy 36.9%, 21.9% and 6.1% of the net rentable area, respectively. For additional information on the properties, see below.

The Riverway Properties are located in Rosemont, Illinois in the O’Hare Area submarket. O’Hare International Airport is located approximately three miles away and the Chicago central business district is approximately 15 miles away. Primary access to the area is provided by the Kennedy Expressway, a major arterial that crosses the Chicago area in a northwest/southeast direction. Public transportation is provided by Chicago Transit Authority and Pace Suburban Bus Service, which provide access to the Chicago central business district. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 154,544 people with a median household income of $60,131. As of the second quarter of 2016, the O’Hare Area submarket had an office inventory of approximately 14.1 million square feet across 106 buildings with an average occupancy rate of 74.7% and average asking rent of $24.22 per square foot. The appraisal identified eight comparable office properties that serve as a competitive set for the Riverway Office Properties. The office properties in the competitive set range from approximately 121,117 square feet to 818,000 square feet and were constructed between 1980 and 2010. The competitive set has a weighted average occupancy rate of 90.9% and an average asking rent of $18.49.

Property Summary
Property Name	Location	Net Rentable Area (SF)	Year Built/Renovated	Class	Number of Tenants(1)	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Riverway Central	Rosemont, IL	313,478	1988 / 2016	A	5	$62,200,000	$4,480,153	38.4%
Riverway East	Rosemont, IL	284,241	1988 / 2016	A	11	57,100,000	3,599,812	30.8
Riverway West	Rosemont, IL	260,992	1988 / 2016	A	10	55,600,000	3,574,098	30.6
Riverway Daycare(2)	Rosemont, IL	10,409	1994	NAP	1	1,300,000	24,910	0.2
Total		869,120			27	$176,200,000	$11,678,973	100.0%

(1)	The total number of tenants does not equal 24 because certain tenants at the Riverway Office Properties have spaces at multiple buildings.

(2)	The Riverway Daycare building is 100% leased to Bright Horizons under a lease that expires in March 2027. The tenant also has the right to terminate the lease annually on each anniversary of the lease commencement date.

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Riverway

Historical and Current Occupancy(1)
Property	2013	2014	2015	Current(2)
Riverway Central	91.2%	86.5%	93.9%	93.9%
Riverway East	91.2%	91.6%	90.5%	98.3%
Riverway West	98.2%	92.9%	95.9%	92.3%
Riverway Daycare	100.0%	100.0%	100.0%	100.0%
Weighted Average(3)	93.4%	90.2%	93.5%	95.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 30, 2016.

(3)	Weighted Average based on individual property square footage.

Riverway Central. Riverway Central is a 313,478 square foot, 11-story Class A office tower located in Rosemont, Illinois. The property includes 1,027 garage and 32 surface parking spaces (3.38 spaces per 1,000 square feet of net rentable area). As of September 30, 2016, the property was 93.9% occupied by five tenants. The largest tenant at Riverway Central is Central States, one of the country’s largest defined benefit pension plans, which first leased its space in May 2003 and currently leases 60.6% of the net rentable area at Riverway Central through December 2019 (excluding two five-year extension options) across seven floors. Established in 1955, Central States is a health management firm that provides Teamsters and their families pension, health and welfare benefits. The second largest tenant at Riverway Central is Appleton GRP LLC (“Appleton”), which first leased its space in May 2003 and currently leases 12.1% of the net rentable area at Riverway Central through July 2021 across two floors. Headquartered at the property, Appleton manufactures electrical products for a number of industries including the automotive, beverage, chemical and energy industries. The company was founded in 1903 and is an affiliate of the Emerson Electric Company (NYSE: EMR) (rated A2/A by Moody’s and S&P, respectively), a Fortune 500 company. The third largest tenant at Riverway Central is GSA Public Building Services (“GSA”) (rated Aaa/AA+/AAA by Moody’s, S&P and Fitch, respectively), which currently leases 10.6% of the net rentable area at Riverway Central through August 2, 2020. GSA’s space serves as office space for the Transportation Security Administration (“TSA”). Established by the Aviation and Transportation Security Act of 2001, the TSA is tasked with protecting the United States’ transportation systems.

Riverway East. Riverway East is a 284,241 square foot, 11-story Class A office tower located in Rosemont, Illinois. The property includes 925 garage spaces and 41 surface parking spaces (3.40 spaces per 1,000 square feet of net rentable area). As of September 30, 2016, the property was 98.3% occupied by 11 tenants. The largest tenant at Riverway East is U.S. Foods, which first leased its space in April 2006 and currently leases 69.7% of the net rentable area at Riverway East through September 2023 across eight floors. Headquartered at the property, U.S. Foods is one of the largest food distributors in the United States. It offers a range of fresh, frozen and dry food and non-food products, serving independently owned single and multi-unit restaurants, regional restaurant concepts, national restaurant chains, hospitals, nursing homes, hotels and motels, country clubs, government and military organizations, colleges and universities and retail locations. The second largest tenant at Riverway East is OMS National Insurance Company (“OMS”), which first leased its space in April 1996 and currently leases 8.6% of the net rentable area at Riverway East through January 2019. Headquartered at the property, OMS is an insurance company that provides risk management programs and insurance services to oral and maxillofacial surgeons. The third largest tenant at Riverway East is Sumitomo Corporation of America (“Sumitomo”), which first leased its space in October 2002 and currently leases 5.6% of the net rentable area at Riverway East through January 2019. Sumitomo produces steel, metal, machinery, power, chemicals, electronics, mineral resources and energy products for the automotive, electronics, energy, communications, transportation and container sectors. The company was founded in 1952 and its U.S. headquarters are located in New York, New York.

Riverway West. Riverway West is a 260,992 square foot, 11-story Class A office tower located in Rosemont, Illinois. The property includes 861 garage and 14 surface parking spaces (3.35 spaces per 1,000 square feet of net rentable area). As of September 30, 2016, the property was 92.3% occupied by nine tenants. The property’s largest tenant is U.S. Foods, which first leased its space in January 2005 and currently leases 46.8% of the net rentable area at Riverway West through September 2023 across five floors. The second largest tenant is Culligan, which currently leases 20.4% of the net rentable area at Riverway West through December 2021 across three floors. The building serves as the headquarters for the tenant. Founded in 1936, Culligan manufactures and distributes water filtration and treatment systems for residential, office, commercial and industrial applications. The third largest tenant is The NPD Group Inc. (“NPD”), which first leased its space in September 1994 and currently leases 14.8% of the net rentable area at Riverway West through March 2020 across two floors. NPD provides market information, tracking, analytic and advisory services to clients in the Americas, Europe and the Asia-Pacific.

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Riverway

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF(3)	Lease Expiration Date
U.S. Foods(4)	Riverway East / West	Caa1 / B+ / NA	320,341	36.9%	$5,998,551	$18.73	9/30/2023
Central States	Riverway Central	NA / NA / NA	190,077	21.9%	$3,983,311	$20.96	12/31/2019
Culligan(5)	Riverway West	NA / NA / NA	53,133	6.1%	$883,728	$16.63	12/31/2021
NPD	Riverway West	NA / NA / NA	38,917	4.5%	$696,656	$17.90	3/31/2020
Appleton	Riverway Central	A2 / A / NA	38,003	4.4%	$723,857	$19.05	7/31/2021
GSA	Riverway Central	Aaa / AA+ / AAA	33,216	3.8%	$950,370	$28.61	8/2/2020
First Union Rail	Riverway Central	Aa2 / AA- / AA	33,212	3.8%	$612,761	$18.45	1/31/2024
OMS	Riverway East	NA / NA / NA	24,521	2.8%	$489,420	$19.96	1/31/2019
Sumitomo(6)	Riverway East	A1 / A- / NA	15,776	1.8%	$331,296	$21.00	1/31/2019
PricewaterhouseCoopers	Riverway West	NA / NA / NA	11,207	1.3%	$224,140	$20.00	4/30/2020

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF represents the weighted average for each tenant in the case of tenants with various leases containing different rents per square foot.

(4)	U.S. Foods leases 198,071 square feet of net rentable area at Riverway East and 122,270 square feet of net rentable area at Riverway West.

(5)	Culligan has a one-time right to terminate its lease as of December 31, 2019, with notice on or prior to March 31, 2019 and the payment of a termination fee.

(6)	Sumitomo has a one-time right to terminate its lease as of January 31, 2018, with notice on or prior to April 30, 2017 and the payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	43,843	5.0%	NAP	NAP	43,843	5.0%	NAP	NAP
2016 & MTM(2)	2	0	0.0	$2,000	0.0%	43,843	5.0%	$2,000	0.0%
2017	3	10,125	1.2	204,196	1.3	53,968	6.2%	$206,196	1.3%
2018	3	3,811	0.4	106,261	0.7	57,779	6.6%	$312,457	2.0%
2019	3	230,374	26.5	4,804,027	30.4	288,153	33.2%	$5,116,484	32.4%
2020	5	99,809	11.5	2,193,406	13.9	387,962	44.6%	$7,309,890	46.3%
2021	4	99,951	11.5	1,770,570	11.2	487,913	56.1%	$9,080,460	57.5%
2022	0	0	0.0	0	0.0	487,913	56.1%	$9,080,460	57.5%
2023	1	320,341	36.9	5,998,551	38.0	808,254	93.0%	$15,079,011	95.5%
2024	1	33,212	3.8	612,761	3.9	841,466	96.8%	$15,691,772	99.4%
2025	1	5,366	0.6	40,737	0.3	846,832	97.4%	$15,732,509	99.6%
2026	0	0	0.0	0	0.0	846,832	97.4%	$15,732,509	99.6%
2027 & Beyond(3)	1	22,288	2.6	60,000	0.4	869,120	100.0%	$15,792,509	100.0%
Total	24	869,120	100.0%	$15,792,509	100.0%

(1)	Based on the underwritten rent roll.

(2)	2016 & MTM includes United Parcel Service and Federal Express Corporation.

(3)	2027 & Beyond includes an 8,053 square foot fitness center and 3,826 square foot management office located at Riverway East.

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Riverway

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$14,744,668	$14,359,825	$14,636,219	$14,596,191	$15,792,506	$18.17	55.2%
Vacant Income	0	0	0	0	789,550	0.91	2.8
Gross Potential Rent	$14,744,668	$14,359,825	$14,636,219	$14,596,191	$16,582,056	$19.08	58.0%
Total Reimbursements	10,814,946	9,855,267	10,473,991	11,583,580	12,024,877	13.84	42.0
Net Rental Income	$25,559,614	$24,215,092	$25,110,210	$26,179,771	$28,606,934	$32.91	100.0%
(Vacancy/Credit Loss)	(150,651)	(968,767)	(458,594)	(1,464,547)	(2,860,693)	(3.29)	(10.0)
Other Income(4)	80,499	102,965	43,096	51,555	124,800	0.14	0.4
Effective Gross Income	$25,489,463	$23,349,290	$24,694,712	$24,766,779	$25,871,039	$29.77	90.4%

Total Expenses	$11,004,945	$11,652,689	$12,493,997	$12,494,418	$12,713,001	$14.63	49.1%

Net Operating Income	$14,484,517	$11,696,602	$12,200,715	$12,272,361	$13,158,038	$15.14	50.9%

Total TI/LC, Capex/RR	0	0	0	0	1,479,065	1.70	5.7

Net Cash Flow	$14,484,517	$11,696,602	$12,200,715	$12,272,361	$11,678,973	$13.44	45.1%
(1)	TTM historical financials are based on the trailing 12-month period ending on August 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Underwritten Rents in Place over TTM Rents in Place is due to contractual rent steps taken through September 2017 and the expiration of free rent associated with certain tenants.

(4)	Other Income consists primarily of auditorium fees, fitness center fees and sundry revenues.

Property Management. The property is managed by Cushman & Wakefield U.S., Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $7.0 million for outstanding tenant improvements and leasing commissions associated with three tenants, $360,173 for tax reserves, $271,509 for free rent reserves associated with one tenant, $108,640 for future tenant improvements and leasing commissions, $81,825 for immediate repairs and $14,485 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $895,380 for the first three payment dates of the loan term and $500,000 thereafter.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $14,485 ($0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $869,100 (approximately $1.00 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $108,640 ($1.50 per square foot annually) for tenant improvements and leasing commissions reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The Riverway Whole Loan is structured with a CMA lockbox. The borrower and manager were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account will be swept daily into the borrower’s operating account unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrower or the property manager, (iii) the debt service coverage ratio (as calculated in the loan documents) falling below 1.15x based on a trailing three-month basis (a “DSCR Trigger Event”), (iv) Central States or U.S. Foods (or any replacement tenant(s) (a) terminating, vacating or giving notice of its intention to terminate its lease or vacate its space or failing to give notice of its intent to renew its lease(s) or (b) becoming insolvent or bankrupt (either (a) or (b), a “Tenant Trigger Event”) or (v) U.S. Foods’ long-term credit rating being downgraded to or below “B2” or “B” by S&P, Moody’s or Fitch (the current Moody’s and S&P long-term ratings are B1 and B+, respectively) or the withdrawal of U.S. Foods’ credit rating (unless U.S. Foods’ rating is withdrawn solely as the result of no longer having public debt necessary to enable such rating and it maintains a net worth of at least $1 billion) (each, a “Downgrade Trigger Event”).

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Annex A-3	JPMCC 2016-JP4

Riverway

The borrower will have the right two times in the aggregate (except with respect to a DSCR Trigger Event, a Tenant Trigger Event or a Downgrade Trigger Event, which may be cured an unlimited number of times) during the term of the loan to cure a Trigger Period as follows: (i) if a Trigger Period exists solely by reason of an event of default, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (ii) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager under a management agreement in accordance with the loan documents, (iii) if a Trigger Period exists solely by reason of a DSCR Trigger Event, the achievement of a debt service coverage ratio for two consecutive quarters of at least 1.20x on a trailing three-month basis, (iv) if a Trigger Period exists by reason of a Tenant Trigger Event, the applicable space(s) is re-leased in accordance with the loan documents (which includes a requirement that annualized gross income (as defined in the loan documents) be not less than $24,895,000 (as reasonably determined by the lender), and (v) if a Trigger Period exists by reason of a Downgrade Trigger Event, the reinstatement or increasing of the applicable rating as required by the loan documents (or, in the case of a Downgrade Trigger Event triggered by the net worth of U.S. Foods, such net worth being at least $1,000,000,000) or the borrower has deposited $9,800,000 in the aggregate into the TI/LC reserve account from excess cash flow as described above.

Partial Releases. None.

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Annex A-3	JPMCC 2016-JP4

Moffett Gateway

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Annex A-3	JPMCC 2016-JP4

Moffett Gateway

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Annex A-3	JPMCC 2016-JP4

Moffett Gateway

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Annex A-3	JPMCC 2016-JP4

Moffett Gateway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – Suburban
Cut-off Date Principal Balance(1):	$60,000,000	Net Rentable Area (SF):	612,691
% of Pool by IPB:	6.0%	Location:	Sunnyvale, CA
Loan Purpose:	Refinance	Year Built / Renovated:	2016 / N/A
Borrower:	441 Real Estate LLC	Occupancy(5):	100.0%
Sponsor(2):	Joseph K. Paul	Occupancy Date:	12/1/2016
Interest Rate:	3.319403%	Number of Tenants:	1
Note Date:	9/22/2016	2013 NOI(6):	N/A
Maturity Date:	4/1/2027	2014 NOI(6):	N/A
Interest-only Period:	60 months	2015 NOI(6):	N/A
Original Term:	126 months	TTM NOI(6):	N/A
Original Amortization(3):	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$35,097,235
Call Protection(4):	L(26),Def(93),O(7)	UW Expenses:	$6,170,971
Lockbox:	Hard	UW NOI:	$28,926,265
Additional Debt:	Yes	UW NCF:	$27,631,280
Additional Debt Balance(1):	$183,000,000 / $102,000,000	Appraised Value / Per SF(7):	$525,000,000 / $857
	$50,000,000	Appraisal Date:	7/20/2016
Additional Debt Type:	Pari Passu / B-Note /
	Mezzanine Loan

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$180,864	$180,864	N/A	Cut-off Date Loan / SF:	$397	$563
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$337	$503
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV(7):	46.3%	65.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV(7):	39.3%	58.7%
Other:	$86,961,915	$0	N/A	UW NCF DSCR(9):	1.95x	1.43x
				UW NOI Debt Yield:	11.9%	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Notes(1)	$243,000,000	61.5%	Payoff Existing Debt	$216,321,083	54.8%
B-Note(1)	102,000,000	25.8	Upfront Reserves	87,142,779	22.1
Mezzanine Loan	50,000,000	12.7	Return of Equity	84,003,847	21.3
			Closing Costs	7,532,290	1.9
Total Sources	$395,000,000	100.0%	Total Uses	$395,000,000	100.0%
(1)	The Moffett Gateway loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $243.0 million (the “A-Notes”) and a subordinate companion loan (the “B-Note”). The A-Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes evidencing the Moffett Gateway Whole Loan, as defined in “The Loan” below, but excludes the related B-Note and mezzanine loan. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date balance of the A-Notes and B-Note evidencing the Moffett Gateway Whole Loan, but excludes the related mezzanine loan.
(2)	For a full description of Sponsor, please refer to “The Loan Sponsor” below.
(3)	The Moffett Gateway A-Notes will amortize in accordance with the amortization schedule set forth in Annex F to the Preliminary Prospectus subsequent to a five-year interest-only period. The principal payments that would otherwise have been paid to the B-Note will be used to pay down the aggregate principal balance of the A-Notes.
(4)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of November 1, 2016. Defeasance of the full $345.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan in whole, but not in part, with the payment of a yield maintenance premium.
(5)	The property is 100.0% leased to Google Inc. (“Google”) through March 2027 and Google has executed two leases but is not yet in occupancy. Google leases the property under two separate leases, one for 1225 Crossman Avenue (“Building One”) and the second for 1265 Crossman Avenue (“Building Two”). Google is expected to take occupancy for both spaces in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017.
(6)	Historical cash flows are not available as the property was constructed in 2016.

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Annex A-3	JPMCC 2016-JP4

Moffett Gateway

(8)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value as stabilized”, which assumes that all tenant improvement construction is complete and that all contractual free rent has “burned off” at the “stabilized” value date. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent). The “as-is” value as of July 20, 2016 is $430.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 56.5% and 48.0%, respectively, and a Whole Loan Cut-off Date LTV and Maturity Date LTV of 80.2% and 71.7%, respectively.
(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(10)	The UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule provided on Annex F to the Preliminary Prospectus.

The Loan. The Moffett Gateway loan is secured by a first mortgage lien on the borrower’s fee interests in a newly constructed corporate office campus consisting of two seven-story towers, an amenities building and a parking garage, located in Sunnyvale, California. The whole loan has an outstanding principal balance as of the Cut-off Date of $345.0 million (the “Moffett Gateway Whole Loan”) and is comprised of five pari passu senior notes, each as described below, with an aggregate outstanding principal balance as of the Cut-off Date of $243.0 million (collectively, the “Moffett Gateway A-Notes”) and a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $102.0 million (the “Moffett Gateway Subordinate Companion Loan”), each as described below. Note A-2, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the JPMCC 2016-JP4 Trust (the “Moffett Gateway Mortgage Loan”). Note A-1, Note A-3 and Note A-4, with outstanding principal balances as of the Cut-off Date of $50.0 million, $40.0 million and $50.0 million, respectively, are expected to be contributed to one or more future securitization trusts and Note A-5 with an outstanding principal balance as of the Cut-off Date of $43.0 million was contributed to the JPMDB 2016-C4 trust (together, the “Moffett Gateway Pari Passu Companion Loans”). The Moffett Gateway Subordinate Companion Loan is currently held by JPMCB, but is expected to be sold to a third party investor in the future. Under the related intercreditor agreement, prior to a control appraisal period with respect to the Moffett Gateway Subordinate Companion Loan, under certain circumstances, the holder of the Moffett Gateway Subordinate Companion Loan will have the right to approve certain major decisions with respect to the Moffett Gateway Whole Loan, to exercise certain cure rights and to replace the related special servicer with or without cause. The holder of the Moffett Gateway Subordinate Companion Loan will also have the right to purchase the Moffett Gateway A Notes under certain circumstances. After a control appraisal period occurs with respect to the Moffett Gateway Subordinate Companion Loan, the holder of Note A-2 will be entitled to exercise the rights of the controlling noteholder for the Moffett Gateway Whole Loan; however, the holder of the Moffett Gateway Pari Passu Companion Loans will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Moffett Gateway Whole Loan has a 10-year, six-month term and, subsequent to a five-year interest-only period, the Moffett Gateway A-Notes will amortize in accordance with the amortization schedule set forth on Annex F to the Preliminary Prospectus. The principal payments that would otherwise have been paid to the Moffett Gateway Subordinate Companion Loan are included as part of the scheduled amortization of the Moffett Gateway A-Notes.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	JPMCB	No
A-2	60,000,000	60,000,000	JPMCC 2016-JP4	No
A-3	40,000,000	40,000,000	JPMCB	No
A-4	50,000,000	50,000,000	JPMCB	No
A-5	43,000,000	43,000,000	JPMDB 2016-C4	No
B-1	102,000,000	102,000,000	Third Party Investor	Yes
Total	$345,000,000	$345,000,000

The Borrower. The borrowing entity for the Moffett Gateway Whole Loan is 441 Real Estate LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Joseph K. Paul (“Jay Paul”) and the nonrecourse carve-out guarantors are Jay Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, and Paul Guarantor LLC, a Delaware limited liability company. Jay Paul is the founder of the Jay Paul Company. The Jay Paul Company is an owner and developer of commercial office properties throughout California. Founded in 1975, the Jay Paul Company has developed or acquired over 8.5 million square feet of office space, including 21 buildings in Moffett Park totaling 5.0 million square feet. Jay Paul Company has built projects for many notable companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks, among others. The loan sponsor focuses on sustainable design and has closed in excess of $12.0 billion in equity and debt financings since inception. The borrower is permitted to obtain the release of Jay Paul and the trust from the guaranty and environmental indemnity upon satisfaction of certain conditions in the loan documents, which include, without limitation, Paul Guarantor LLC maintaining a net worth of not less than $300.0 million and liquidity of not less than $20.0 million.

The loan sponsor purchased the land and previous buildings in 2012 for approximately $50.4 million and has spent approximately $182.5 million ($298 per square foot) on the development of the Moffett Gateway office complex. Additionally, the loan sponsor has spent approximately $55.1 million ($90 per square foot) in tenant improvement and leasing commission costs. The loan sponsor’s total cost basis is approximately $336.1 million ($549 per square foot).

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Annex A-3	JPMCC 2016-JP4

Moffett Gateway

The Property. The Moffett Gateway property is comprised of two newly-constructed seven-story Class A LEED Platinum-Certified towers totaling 597,848 square feet and is located in Sunnyvale, California. The property is situated on approximately 15.5 acres and features a 14,843 square foot amenities building, which contains a fitness center with locker rooms, showers, steam rooms and a yoga studio, a rooftop dining area, bocce court area and common and recreation areas. Additionally, the property contains 2,022 parking spaces resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet of space. The property benefits from its location at the intersection of Highways 237 and 101, two regional highway systems that provide direct access to the surrounding areas as well as the San Francisco central business district, located approximately 38.4 miles north of the property. The property is part of the larger Moffett Park development, a 519-acre area comprised of recently developed office spaces and research and development buildings. Additionally, a Santa Clara Light Rail System is located adjacent to the property, which provides service to the surrounding residential communities. The Santa Clara County Transit System provides bus service county-wide and has four stops nearby the property.

As of December 1, 2016, the property is 100.0% leased to Google pursuant to two separate 298,924 square foot triple net leases through March 31, 2027 for Building One and Building Two, each with two seven-year extension options and no early termination options. Google does not directly lease the amenities building from the landlord. Instead, Google’s right to use the amenities building is contained within each individual lease. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future. Additionally, the amenities building, which includes the parking structure, is part of the common areas which are owned in fee simple by an owners association, which is wholly owned by the borrower. The borrower has pledged the ownership interests as collateral for the Moffett Gateway Whole Loan.

Google’s main headquarters in Mountain View, California is located approximately 6.4 miles west of the property. On October 2, 2015, Google implemented a holding company reorganization in which Alphabet became the successor issuer to Google. At that time, Alphabet recognized the assets and liabilities of Google at carryover basis. Alphabet, through its subsidiaries, provides online advertising services in the United States, the United Kingdom and rest of the world. Alphabet is the second largest publicly traded company (NASDAQ: GOOG) in the world as measured by market capitalization and is rated Aa2 and AA by Moody’s and S&P, respectively. Google represents approximately 99.4% of Alphabet’s total revenues, based on Alphabet’s 2015 annual report.

The property is located in the Sunnyvale office submarket. The submarket features one of the highest concentrations of technology, software and creative tenants within Silicon Valley. Moffett Gateway is located along Moffett Park Avenue, a part of the larger Moffett Park development, which is a 519-acre area comprised of recently developed office spaces and research and development buildings. Moffett Park is home to several notable technology firms including Amazon.com, Google, Hewlett-Packard, Juniper Networks, Lockheed Martin, Microsoft, and Yahoo!. Google owns or leases approximately 3.5 million square feet of office space in Sunnyvale, making it the largest corporate occupier in the submarket. Additionally, Google collectively owns or leases approximately 15.1 million square feet in Silicon Valley and the greater San Francisco area. As of the second quarter of 2016, the Sunnyvale market had a Class A office inventory of approximately 8.9 million square feet with an overall vacancy rate of 8.8% and annual asking rents between $43.80 and $45.60 per square foot on a triple-net basis.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical Occupancy is not available as the property was constructed in 2016.
(2)	Current Occupancy is as of December 1, 2016. The property is 100.0% leased to Google through March 2027 and Google has executed two leases but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, subsequent to any applicable free rent periods, will begin paying full rent at Building One in July 2018 and full rent at Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

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Annex A-3	JPMCC 2016-JP4

Moffett Gateway

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Google(4)	Aa2 / AA / NA	612,691	100.0%	$50.87	100.0%	3/31/2027

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF includes the 14,843 square foot amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future.
(4)	Google has two seven-year renewal options remaining for each lease. Google must provide notice of its intention to renew no earlier than January 2026 or later than June 2026.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027 & Beyond	2	612,691	100.0	31,169,318	100.0	612,691	100.0%	$31,169,318	100.0%
Total	2	612,691	100.0%	$31,169,318	100.0%
(1)	Based on the underwritten rent roll.

Google Rent Schedule
Period	Building One Base Rent per Year	Building One Base Rent per Year PSF	Building Two Base Rent per Year	Building Two Base Rent per Year PSF	Cumulative Base Rent per Year	Cumulative Base Rent per Year PSF
Months 1 – 10(1)	$0	$0.00	$0	$0.00	$0	$0.00
Months 11 – 22(1)	0	0.00	12,232,568	20.46	12,232,568	20.46
Months 23 – 34	12,599,545	21.07	13,738,744	22.98	26,338,289	44.06
Months 35 – 46	14,150,907	23.67	14,150,907	23.67	28,301,813	47.34
Months 47 – 58	14,575,434	24.38	14,575,434	24.38	29,150,868	48.76
Months 59 – 70	15,012,697	25.11	15,012,697	25.11	30,025,394	50.22
Months 71 – 82	15,463,078	25.86	15,463,078	25.86	30,926,156	51.73
Months 83 – 94	15,926,970	26.64	15,926,970	26.64	31,853,940	53.28
Months 95 – 106	16,404,779	27.44	16,404,779	27.44	32,809,559	54.88
Months 107 – 118	16,896,923	28.26	16,896,923	28.26	33,793,845	56.53
Months 119 – 128	14,431,037	24.14	14,431,037	24.14	28,862,073	48.28
Total/Wtd. Avg.(2)	$135,461,369	$25.34	$148,833,136	$25.09	$284,294,505	$49.53
(1)	The property is 100.0% leased to Google through March 2027 and Google has executed a lease but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, after any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).
(2)	The Total/Wtd. Avg. Base Rent and PSF numbers exclude the 14,843 square foot amenities building, for which approximately $785,298 of base rent has been underwritten. Google’s right to use the amenities building is exclusive during any period when Google leases both office buildings and is non-exclusive for any additional tenant that may sign a lease at the property in the future.

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Annex A-3	JPMCC 2016-JP4

Moffett Gateway

Proforma and Underwritten Net Cash Flow
	Proforma 2017	Proforma 2018	Proforma 2019	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,318,057	$17,393,064	$28,439,878	$31,169,318	$50.87	84.4%
Total Reimbursements	4,112,410	6,072,471	6,503,937	5,775,140	9.43	15.6
Net Rental Income	$7,430,467	$23,465,535	$34,943,815	$36,944,458	$60.30	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,847,223)	(3.01)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$7,430,467	$23,465,535	$34,943,815	$35,097,235	$57.28	95.0%

Total Expenses	$5,583,716	$6,204,727	$6,692,827	$6,170,971	$10.07	17.6%

Net Operating Income	$1,846,751	$17,260,808	$28,250,988	$28,926,265	$47.21	82.4%

Total TI/LC, Capex/RR	0	0	0	1,294,985	2.11	3.7
Net Cash Flow	$1,846,751	$17,260,808	$28,250,988	$27,631,280	$45.10	78.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The property is 100.0% leased to Google through March 2027 and Google has executed a lease but is not yet in occupancy. Google leases the property under two separate leases, one for Building One and the second for Building Two. Google is expected to take occupancy in early 2017 and, after any applicable free rent periods, will begin paying full rent as applicable under each lease as follows: Building One in July 2018 and Building Two in July 2017. At origination, the borrower reserved approximately $87.0 million for unfunded obligations (approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent).

Property Management. The property is subject to a management agreement with Paul Holdings, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $87.0 million for unfunded obligations (which included approximately $49.4 million for outstanding tenant improvements and leasing commissions and approximately $37.6 million for free rent reserves) and $180,864 for tax reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $180,864.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. During a Cash Sweep Period (as defined below), all excess cash flow after payment of the mortgage debt service, required reserves, operating expenses and mezzanine debt service will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the period after the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or manager (if, with respect to the manager only, such bankruptcy action is not discharged, stayed or dismissed within 30 days), (iii) the date on which the debt service coverage ratio (as calculated in the loan documents), based on trailing three-months is less than 1.10x (including aggregate debt service for the Moffett Gateway A-Notes, Moffett Gateway Subordinate Companion Loan and mezzanine loan) or (iv) the occurrence of any of the following: (a) the earlier of (1) the payment date in August 2024, (2) a notification by Google of its intention to not renew its leases or (3) any failure to renew the Google leases in accordance with their terms (a “Maturity Trigger”), (b) the date on which the long term unsecured debt rating of Google or its parent company is not rated by two rating agencies, is withdrawn by two rating agencies or is downgraded to or below BBB- (or its equivalent) by two rating agencies (a “Downgrade Trigger”), (c) any default by Google under its leases (a “Default Trigger”), (d) any bankruptcy or insolvency action by Google or any party providing a guaranty or credit support for the leases (a “Tenant Bankruptcy Trigger”), or (e) Google gives notice that it intends to terminate its leases or any termination or cancellation of the leases (a “Termination Trigger”) (any of the foregoing in subpart (iv), a “Specified Tenant Trigger”).

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Moffett Gateway

The borrower has the right to cure a Cash Sweep Period by (a) if caused by clause (i) above, the acceptance of a cure by the lender of the applicable event of default (in its sole and absolute discretion), (b) if caused by clause (ii) above solely with respect to the manager, the replacement of such manager with a qualified manager under a management agreement acceptable to the lender within 60 days (or, if such bankruptcy action was involuntary and the manager or borrower did not consent to or solicit or collude with the party filing such action, upon the same being discharged, stayed or dismissed within 60 days), (c) if caused by clause (ii) above solely with respect to the borrower if the bankruptcy action was involuntary and the borrower, guarantor or any affiliate did not consent to or solicit or collude with the party filing such action, upon the same not being discharged, stayed or dismissed within 60 days, (d) if caused by clause (iii) above, the achievement of a debt service coverage ratio for two consecutive quarters of at least 1.10x on a trailing three-month basis, (e) a Maturity Default, Google renewing both of its leases in accordance with the loan documents and paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations in accordance with the loan documents, (f) a Downgrade Trigger, the initiation or reinstatement by Fitch, Moody’s and S&P, as applicable, (g) a Default Trigger, Google has cured all defaults and is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents), (h) a Tenant Bankruptcy Trigger, the bankruptcy action is dismissed pursuant to a final, non-appealable order and Google is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents), or (i) a Termination Trigger, Google has revoked or rescinded all termination or cancellation notices with respect to the lease(s) and has re-affirmed each lease as being in full force and effect and is paying full unabated rent without any right of offset or free rent credit or outstanding tenant improvement obligations (unless the tenant is rated at least BBB- (or its equivalent) by Fitch, Moody’s and S&P and the borrower reserves for such amounts in accordance with the loan documents). The borrower may also cure a Default Trigger, a Tenant Bankruptcy Trigger or a Termination Trigger by re-leasing the space leased by Google to a replacement tenant in accordance with the loan documents. In no event will the borrowers have the right to cure a Cash Sweep Period occurring by reason of a borrower’s voluntary bankruptcy or insolvency, and the borrower is limited to curing a Cash Sweep Period caused by an event of default, a Default Trigger, a Downgrade Trigger, a Tenant Bankruptcy Trigger or a Termination Trigger to no more than three times during the term of the loan.

Additional Debt. There is a $102.0 million Moffett Gateway Subordinate Companion Loan and a $50.0 million mezzanine loan, both coterminous with the Moffett Gateway A-Notes. The Moffett Gateway Subordinate Companion Loan and mezzanine loan are currently held by JPMCB and are each expected to be sold to a third party investor. The Moffett Gateway Subordinate Companion Loan has a 5.00000% coupon and is interest only for the entire term. All principal payments on the Moffett Gateway Whole Loan once amortization begins after the expiration of the interest-only period will be applied to the Moffett Gateway A-Notes, which will cause hyper-amortization of the Moffett Gateway A-Notes. The mezzanine loan has a 6.35000% coupon and is interest only for the full term of the loan. Including the Moffett Gateway Subordinate Companion Loan and mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 75.2%, 1.22x and 7.3%, respectively. The mortgage and mezzanine lenders are in the process of negotiating an intercreditor agreement.

Partial Release. The borrower is permitted to release Building One or Building Two from the lien of the security instrument through a partial defeasance of the Moffett Gateway Whole Loan at any time after the expiration of the lockout period if, among other conditions, (i) no event of default has occurred and is continuing, (ii) the borrower defeases a portion of the Moffett Gateway Whole Loan equal to the adjusted release amount, which is equal to (a) the allocated loan amount for the applicable building plus (b) if the Google Tenancy Condition (as defined below) is not satisfied, 25% of the allocated loan amount, (iii) after giving effect to the release, the debt service coverage ratio of the remaining portion of the property based on the trailing 12-month period equals or is greater than the greater of (a) 1.23x and (b) the debt service coverage ratio for the property (including the building being released) immediately preceding the release based on the trailing-three month period.

“Google Tenancy Condition” means (a) there is no Cash Sweep Period caused by a Specified Tenant Trigger and (b) either the Google lease or a lease for the Google leased premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining property.

Right of First Offer. Google has a right of first offer, so long as the borrower or an affiliate owns the property, to purchase all or any portion of the property that the borrower is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the property.

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Summit Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail – Regional Mall
Cut-off Date Principal Balance(1):	$50,000,000	Net Rentable Area (SF)(3):	528,234
% of Pool by IPB:	5.0%	Location:	Fairlawn, OH
Loan Purpose:	Refinance	Year Built / Renovated:	1965 / 2007
Borrower:	Mall at Summit, LLC	Occupancy(4):	92.3%
Sponsor:	Simon Property Group, L.P.	Occupancy Date:	7/5/2016
Interest Rate:	3.31400%	Number of Tenants:	98
Note Date:	9/7/2016	2013 NOI(5):	$11,304,120
Maturity Date:	10/1/2026	2014 NOI(5):	$12,280,008
Interest-only Period:	120 months	2015 NOI:	$12,234,473
Original Term:	120 months	TTM NOI (as of 7/2016)(6):	$12,759,882
Original Amortization:	None	UW Economic Occupancy:	92.7%
Amortization Type:	Interest Only	UW Revenues:	$17,294,164
Call Protection(2):	L(26),Def(87),O(7)	UW Expenses:	$3,863,136
Lockbox:	CMA	UW NOI(6):	$13,431,028
Additional Debt:	Yes	UW NCF:	$12,844,933
Additional Debt Balance:	$35,000,000	Appraised Value / Per SF:	$205,000,000 / $388
Additional Debt Type:	Pari Passu	Appraisal Date:	8/8/2016

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$161
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	41.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	4.50x
Other:	$0	$0	N/A	UW NOI Debt Yield:	15.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$85,000,000	100.0%	Payoff Existing Debt	$65,000,000	76.5%
			Return of Equity	19,005,820	22.4
			Closing Costs	994,180	1.2
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The Summit Mall loan is part of a whole loan evidenced by two pari passu senior notes, with an aggregate original principal balance of $85.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $85.0 million Summit Mall Whole Loan, as defined in “The Loan” below.

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on November 1, 2016. Defeasance of the full $85.0 million Summit Mall Whole Loan is permitted after the earlier to occur of (i) November 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by November 1, 2019, the borrower is permitted to prepay the Summit Mall Whole Loan in whole, but not in part, with the payment of a yield maintenance premium (except that any portion of the Summit Mall Whole Loan that has been securitized for more than two years is required to be defeased).

(3)	Net Rentable Area (SF) is exclusive of square footage associated with the two Dillard’s boxes. The Dillard’s land and improvements are tenant-owned with no attributable base rent.

(4)	Current Occupancy is as of July 5, 2016 and includes space leased by Dewey’s Pizza (3,490 square feet) and Auntie Anne’s (250 square feet), accounting for a combined underwritten base rent of $149,360, for which the tenants have signed leases but are not yet in occupancy. The tenants are expected to take possession of the leased spaces and commence paying rent in November 2016.

(5)	The increase in 2014 NOI from 2013 NOI is primarily associated with tenants renewing their leases at higher rents.

(6)	The increase in UW NOI from TTM NOI is primarily associated with $546,578 in contractual rent steps underwritten through October 2017 and underwriting two tenants that have signed leases, but are not yet in occupancy.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Summit Mall

The Loan. The Summit Mall loan is secured by a first mortgage lien on the borrower’s fee interest in 528,234 square feet of an approximately 777,185 square foot mall located in Fairlawn, Ohio. The whole loan has an outstanding principal balance as of the Cut-off Date of $85.0 million (the “Summit Mall Whole Loan”) and is comprised of two pari passu notes, each as described below. Note A-1 is being contributed to the JPMCC 2016-JP4 Trust and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the trustee under this securitization (or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder). However, the holder of Note A-2 (including any related trustee or, prior to the occurrence and continuance of a control termination event under any related pooling and servicing agreement, any related directing certificateholder) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Summit Mall Whole Loan has a 10-year term and is interest-only for the entire term. The previously existing debt securing the property was securitized in JPMCC 2007-LD12.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	JPMCC 2016-JP4	Yes
A-2	35,000,000	35,000,000	JPMCB	No
Total	$85,000,000	$85,000,000

The Borrower. The borrowing entity for the Summit Mall Whole Loan is Mall at Summit, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (”SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. As of September 30, 2016, SPG owned or had an interest in 227 retail real estate properties in North America, Europe and Asia comprising approximately 189 million square feet. SPG’s liability under the nonrecourse carve-out provisions in the Summit Mall Whole Loan documents is capped at $17.0 million plus reasonable collection costs.

The Property. Summit Mall is an approximately 777,185 square foot regional mall located in Fairlawn, Ohio. Approximately 528,234 square feet of the Summit Mall property will serve as collateral for the Summit Mall Whole Loan. The property is anchored by Macy’s and two Dillard’s boxes and features national retailers such as Apple, Gap, Express, Coach, Swarovski, American Eagle, Sephora, Versona and Pandora. Summit Mall was originally built in 1965 and was renovated in 2007. In 2009, the loan sponsor completed an approximately $19.5 million renovation to add approximately 47,000 square feet of exterior facing stores along the south side of the mall to create a lifestyle component by the main entrance. This includes P.F. Chang’s, David’s Bridal, LOFT and Christopher & Banks, among others. Summit Mall has approximately 3,581 surface parking spaces, resulting in a parking ratio of approximately 6.8 spaces per 1,000 square feet of the collateral’s net rentable area.

In 2007, the property reported a net operating income of approximately $8.0 million, which has grown by approximately 59.5% to approximately $12.8 million for the trailing 12-month period ending July 2016. The property has experienced recent leasing momentum, signing 20 new and renewal leases since 2014, accounting for 56,855 square feet, or 10.8% of collateral net rentable area, with a weighted average underwritten base rent of $38.77 per square foot. The property’s total comparable collateral in-line sales for all tenants have grown from approximately $461 per square foot in 2013 to $491 per square foot as of the trailing 12-month period ending May 2016. The most recent comparable sales are above both regional and national averages and near the upper end of the property’s competitive set. Total mall sales have grown consistently, from approximately $156.6 million in 2013 to approximately $163.2 million for the trailing 12-month period ending May 2016.

Historical In-line Sales and Occupancy Costs(1)
	2013	2014	2015	TTM(2)
In-line Sales PSF(3)	$461	$428	$473	$491
Occupancy Costs(4)	10.0%	11.0%	10.9%	10.7%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales.

(2)	TTM In-line Sales PSF and Occupancy Costs are as of May 31, 2016.

(3)	In-line Sales PSF excluding Apple are $352, $335, $374 and $379 for 2013, 2014, 2015 and the trailing 12-month period ending May 2016, respectively.

(4)	Occupancy Costs excluding Apple are 13.0%, 14.0%, 13.7% and 13.8% for 2013, 2014, 2015 and the trailing 12-month period ending May 2016, respectively.

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Macy’s leases 195,776 square feet (37.1% of collateral net rentable area) through October 2020 and is the only collateral anchor tenant. For the trailing 12-month period ending May 2016, Macy’s totaled approximately $28.6 million in annual sales ($146 per square foot). Macy’s recently closed its store at Chapel Hill Mall, which is the only competitor within 16.0 miles of Summit Mall. Dillard’s owns its own improvements and underlying land and is not collateral for the Summit Mall Whole Loan. Dillard’s North offers the women’s department and Dillard’s South offers the children’s, men’s and home departments. Both anchors are original tenants at the property.

Anchors
Tenant	Collateral	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Dillard’s	No	Baa3 / BBB- / BBB-	237,160	$16,400,000	$69
Macy’s	Yes	Baa2 / BBB / NA	195,776	$28,608,747	$146

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Dillard’s is not required to report sales. Most Recent Sales are based on the loan sponsor’s estimate and are as of December 31, 2015. Macy’s Most Recent Sales is based on actual reported sales as of May 31, 2016.

As of July 5, 2016, the collateral was 92.3% leased by 98 tenants under 99 individual leases (95.4% including temporary tenants as of June 30, 2016). The overall mall, inclusive of the non-owned anchor tenants, is 95.9% occupied with a diverse tenant offering. The largest non-anchor collateral tenant, Goodyear, leases 11,732 square feet (2.2% of the collateral net rentable area) through June 2031. Goodyear contributes 3.3% of the total underwritten base rent and reported sales of approximately $91 per square foot for the trailing 12-month period ending May 31, 2016. The second largest non-anchor collateral tenant, Gap, leases 9,532 square feet (1.8% of the collateral net rentable area) through January 2018. Gap contributes 3.1% of the total underwritten base rent and reported sales of approximately $199 per square foot for the trailing 12-month period ending May 31, 2016. The third largest non-anchor collateral tenant, Express, leases 8,500 square feet (1.6% of the collateral net rentable area) through January 2021. Express contributes 2.4% of the total underwritten base rent and reported sales of approximately $379 per square foot for the trailing 12-month period ending May 31, 2016.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
94.3%	94.7%	89.2%	92.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 5, 2016 and includes space leased by Dewey’s Pizza (3,490 square feet) and Auntie Anne’s (250 square feet), accounting for a combined underwritten base rent of $149,360, for which the tenants have signed leases but are not yet in occupancy. The tenants are expected to take possession of the leased spaces and commence paying rent for their spaces in November 2016.

Summit Mall is located approximately 7.3 miles northwest of downtown Akron, Ohio. The property is located along West Market Street (Route 18) and 1.5 miles east of Interstate 77. West Market Street is the main commercial thoroughfare in Fairlawn and connects to I-77, the major regional highway that runs through the Akron central business district to Cleveland. Fairlawn is surrounded by several affluent neighborhoods. The average household income within a five-mile radius of the property is $88,584 as compared to $70,881 for the Akron CBSA in 2015. Per the appraisal, the daily traffic count for West Market Street is 20,310 vehicles. West Market Street is highly developed with professional and medical offices, strip and freestanding retail, hotels and restaurants. Additionally, the property is located opposite a series of office buildings ranging from 10,000 to 100,000 square feet. As of year-end 2015, Summit County is home to approximately 542,000 people. According to the appraisal, as of the end of 2015, the estimated population within a five-, 10- and 15-mile radius of the property was 88,353, 381,361 and 755,569 people, respectively, and the average household income was $88,584, $66,276 and $75,825, respectively, with projected annual compound growth of approximately 3.3% through 2020.

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Summit Mall

Summit Mall benefits from its location along West Market Street in Summit County. According to the appraisal, Summit Mall is the dominant enclosed mall in the Akron area. Competitive properties in the area maintained an average vacancy rate of approximately 12.0% and sales ranging from $245 to $440 per square foot. The appraisal does not identify any new or proposed directly competitive properties in the area. The current primary and secondary competition consists of five properties detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Proximity (Miles)	Estimated Occupancy	Sales PSF	Anchor Tenants
Summit Mall(2)	1965 / 2007	777,185	NAP	95.4%	$473	Macy’s, Dillard’s North, Dillard’s South

Primary Competition
Chapel Hill Mall(3)	1966 / 2006	1,096,797	7.8	75.0%	$250	JCPenney, Sears
Belden Village Mall	1970 / 1987	822,924	21.2	97.0%	$440	Dillard’s, Macy’s, Sears
SouthPark Center	1996 / 2007	1,238,740	16.0	85.0%	$390	Cinemark, Dick’s Sporting Goods, Dillard’s, JCPenney, Kohl’s, Macy’s, Sears
Secondary Competition
Great Northern Mall	1976 / 1992	1,148,527	24.4	97.0%	$350	Dillard’s, JCPenney, Macy’s, Sears
Carnation City Mall	1983 / NA	354,274	28.5	86.0%	$245	Cinemark, Dunham Sports, Elder-Beerman, JCPenney
(1)	Based on the appraisal.

(2)	Total GLA for Summit Mall includes non-collateral space and Estimated Occupancy represents actual occupancy as of July 5, 2016.

(3)	Chapel Hill Mall has a vacant anchor tenant space.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Lease Expiration Date	Base Rent PSF	% of Total Base Rent	Most Recent Sales PSF(3)	Occupancy Cost(3)
Macy’s	Baa2 / BBB / NA	195,776	37.1%	10/24/2020	$0.75	1.4%	$146	1.8%
Goodyear	B1 / BB / BB	11,732	2.2%	6/30/2031	$28.86	3.3%	$91	N/A
Gap	Baa2 / BB+ / BB+	9,532	1.8%	1/31/2018	$33.00	3.1%	$199	25.9%
Express	NA / NA / NA	8,500	1.6%	1/31/2021	$29.12	2.4%	$379	15.0%
Versona Accessories(4)	NA / NA / NA	8,000	1.5%	1/31/2024	$13.07	1.0%	$109	29.7%
Banana Republic	Baa2 / BB+ / BB+	7,806	1.5%	4/30/2018	$30.41	2.3%	$281	17.1%
Bravo	NA / NA / NA	7,337	1.4%	1/31/2019	$25.56	1.8%	$388	8.7%
P.F. Chang’s	NA / NA / NA	7,226	1.4%	8/31/2019	$30.25	2.1%	$520	7.4%
Victoria’s Secret	Ba1 / BB+ / BB+	6,650	1.3%	1/31/2024	$32.00	2.1%	$457	10.8%
Hollister Co.	NA / BB- / NA	6,500	1.2%	1/31/2019	$19.01	1.2%	$197	20.2%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Most Recent Sales PSF and Occupancy Cost are based on actual reported sales or estimates, in each case provided by the sponsor, is as of May 31, 2016.

(4)	Versona Accessories has the right to terminate its lease if its adjusted gross sales (as defined in the lease) do not exceed $2,000,000 during the sixth lease year (November 15, 2017 through October 31, 2018), with 90 days’ notice and the payment of a termination fee of $400,000.

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Summit Mall

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	40,586	7.7%	NAP	NAP	40,586	7.7%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	40,586	7.7%	$0	0.0%
2017	16	39,341	7.4	1,351,489	13.2	79,927	15.1%	$1,351,489	13.2%
2018	20	53,338	10.1	2,005,413	19.6	133,265	25.2%	$3,356,902	32.7%
2019	9	43,194	8.2	1,129,771	11.0	176,459	33.4%	$4,486,673	43.8%
2020	7	209,357	39.6	597,990	5.8	385,816	73.0%	$5,084,662	49.6%
2021	11	37,029	7.0	1,262,400	12.3	422,845	80.0%	$6,347,062	61.9%
2022	7	15,094	2.9	596,969	5.8	437,939	82.9%	$6,944,031	67.7%
2023	12	30,227	5.7	1,302,947	12.7	468,166	88.6%	$8,246,978	80.4%
2024	6	25,573	4.8	693,134	6.8	493,739	93.5%	$8,940,113	87.2%
2025	4	9,859	1.9	385,640	3.8	503,598	95.3%	$9,325,753	91.0%
2026	4	12,903	2.4	366,835	3.6	516,501	97.8%	$9,692,587	94.6%
2027 & Beyond(3)	3	11,733	2.2	558,586	5.4	528,234	100.0%	$10,251,173	100.0%
Total	99	528,234	100.0%	$10,251,173	100.0%

(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule is not inclusive of the square footage associated with Dillard’s, which is tenant-owned with no attributable base rent.

(3)	2027 & Beyond includes an antenna tenant with one square foot of space, but no underwritten rent. The rent is captured in Underwritten Other Rental Storage.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$9,014,699	$9,526,994	$9,509,298	$9,872,123	$10,251,173	$19.41	54.9%
Vacant Income	0	0	0	0	1,369,226	2.59	7.3
Gross Potential Rent	$9,014,699	$9,526,994	$9,509,298	$9,872,123	$11,620,399	$22.00	62.3%
Total Reimbursements	4,478,719	5,024,877	4,992,364	5,111,040	5,307,583	10.05	28.4
Percentage Rent	181,249	216,045	316,332	254,994	338,196	0.64	1.8
Other Rental Storage(5)	1,390,989	1,414,645	1,194,939	1,291,469	1,397,213	2.65	7.5
Net Rental Income	$15,065,656	$16,182,561	$16,012,933	$16,529,626	$18,663,390	$35.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,369,226)	(2.59)	(7.3)
Effective Gross Income	$15,065,656	$16,182,561	$16,012,933	$16,529,626	$17,294,164	$32.74	92.7%

Total Expenses	$3,761,536	$3,902,553	$3,778,460	$3,769,744	$3,863,136	$7.31	22.3%

Net Operating Income	$11,304,120	$12,280,008	$12,234,473	$12,759,882	$13,431,028	$25.43	77.7%

Total TI/LC, Capex/RR	0	0	0	0	586,095	1.11	3.4

Net Cash Flow	$11,304,120	$12,280,008	$12,234,473	$12,759,882	$12,844,933	$24.32	74.3%
(1)	TTM represents the trailing 12-month period ending on July 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is inclusive of $546,578 in contractual rent steps underwritten though October 2017.

(4)	Non-collateral anchor tenants, Dillard’s North and Dillard’s South, have not been included in Rents in Place.

(5)	Other Rental Storage includes media income and other rents, including $870,029 in underwritten base rent associated with in-line temporary tenants.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the guarantor delivered a guaranty in the amount of $413,507 for the outstanding tenant improvements, tenant allowance and leasing commission obligations associated with Goodyear, Nails 90 & Spa, Dewey’s Pizza and Altar’d State. Since origination, such outstanding obligations have been reduced to zero and the guaranty has been returned to the borrower.

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Summit Mall

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Trigger Event (as defined below) exists, (iii) no Macy’s Trigger Event (as defined below) exists, (iv) no Anchor Trigger Event (as defined below) exists, (v) no Occupancy Trigger Event (as defined below) exists or (vi) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) provides the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits into the replacement reserve account is waived so long as no Lockbox Event (as defined below) exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $8,804 per month (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions reserve is waived so long as no Lockbox Event exists. Following the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $88,039 per month ($2.00 per square foot annually) for tenant improvements and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters within 30 days of the origination date to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then swept to an account controlled by the borrower until the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and disbursed in accordance with the loan documents. The lender has a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account (with respect to a DSCR Trigger Event and/or an Occupancy Trigger Event, after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the loan.

A “Lockbox Event” means (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or any affiliated property manager (provided that the property manager is not replaced with a qualified property manager in accordance with the loan documents within 60 days), (iii) the occurrence of a DSCR Trigger Event, (iv) the occurrence of a Macy’s Trigger Event, (v) the occurrence of an Anchor Trigger Event or (vi) the occurrence of an Occupancy Trigger Event.

An “Anchor Trigger Event” means the period commencing on the date that two or more of Macy’s, Dillard’s North and Dillard’s South close, cease operation, go dark, vacate or abandon the space operated under the Macy’s lease and/or the reciprocal easement agreement, as applicable.

A “DSCR Trigger Event” means the period commencing on the date when the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarters falls below 2.00x for two consecutive calendar quarters.

A “Macy’s Trigger Event” means the period commencing on the occurrence of the following: (i) on or prior to September 7, 2017, Macy’s, Macy’s Inc. or any of its affiliates close, cease operation, go dark, vacate or abandon its leased space and (ii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing four calendar quarters falls below 3.00x.

An “Occupancy Trigger Event” means the period commencing on the date on which less than 70.0% of the gross leasable square footage of in-line space at the property is subject to a lease or other occupancy agreement in accordance with the loan documents.

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Summit Mall

A Lockbox Event may be cured by (a) if caused by clause (i) above, the acceptance by the lender of a cure of such event of default (unless the lender has accelerated the Summit Mall Whole Loan or commenced foreclosure proceedings), (b) if caused by clause (ii) above, solely with respect to the property manager, the borrower replacing such manager in accordance with the loan agreement within 60 days or the dismissal or discharge of such bankruptcy action within 90 days without adverse consequences to the property or the borrower, (c) if caused by clause (iii) above, the property achieving a debt service coverage ratio (as calculated in the loan documents) of 2.00x or greater based on the trailing four calendar quarters for two consecutive calendar quarters, (d) if caused by clause (iv) above, (1) the borrower signs one or more leases with a replacement tenant(s) for the Macy’s space in accordance with the loan agreement or (2) the property achieving a debt service coverage ratio (as calculated in the loan documents) above 3.00x based on the trailing four calendar quarters, (e) if caused by clause (v) above, (1) with respect to Macy’s, the borrower signs one or more leases with replacement tenant(s) for the Macy’s space in accordance with the loan agreement, or (2) with respect to either Dillard’s North or Dillard’s South, if Dillard’s North or Dillard’s South, as applicable, or its related successor causes the applicable space to be used for retail or other permitted uses under the loan documents and (f) with respect to clause (vi) above, at least 70.0% of gross leasable square footage of in-line space is subject to a lease or other occupancy agreement in accordance with the loan documents for at least two consecutive calendar quarters (each of the foregoing, a “Lockbox Termination Event”).

Each Lockbox Termination Event is also subject to the following conditions: (i) no other event of default has occurred and is continuing; (ii) the borrower may not cure a Lockbox Event more than five times during the term of the Summit Mall Whole Loan; (iii) the borrower may not cure a Lockbox Event triggered by the bankruptcy or insolvency action of the borrower; and (iv) the borrower pays all of the lender’s reasonable costs and expenses incurred with curing any Lockbox Event, including reasonable attorneys’ fees and expenses.

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North Hills Village

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North Hills Village

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North Hills Village

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North Hills Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$44,100,000	Title(3):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$44,100,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	560,826
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	North Hills Village LLC	Year Built / Renovated:	1956 / 2005
Sponsor:	Ira J. Gumberg	Occupancy:	100.0%
Interest Rate(2):	4.32848%	Occupancy Date:	10/31/2016
Note Date:	11/4/2016	Number of Tenants:	21
Maturity Date:	12/1/2021	2013 NOI:	$4,636,721
Interest-only Period:	None	2014 NOI:	$4,928,405
Original Term:	60 months	2015 NOI:	$4,774,862
Original Amortization:	360 months	TTM NOI (as of 7/2016):	$4,731,676
Amortization Type:	Balloon	UW Economic Occupancy:	95.4%
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Revenues:	$6,558,084
Lockbox:	Hard	UW Expenses:	$2,085,761
Additional Debt(1):	Yes	UW NOI:	$4,472,323
Additional Debt Balance(1):	$9,500,000	UW NCF:	$4,104,882
Additional Debt Type(1):	B-Note	Appraised Value / Per SF:	$67,500,000 / $120
		Appraisal Date:	8/1/2016

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		A-Note	Whole Loan
Taxes:	$350,579	$129,854	N/A	Cut-off Date Loan / SF:	$79	$96
Insurance:	$33,166	$4,738	N/A	Maturity Date Loan / SF:	$73	$89
Replacement Reserves:	$0	$7,010	N/A	Cut-off Date LTV:	65.3%	79.4%
TI/LC:	$2,600,000	Springing	N/A	Maturity Date LTV:	60.6%	73.6%
Other:	$1,293,997	Springing	N/A	UW NCF DSCR(5):	1.64x	1.14x
				UW NOI Debt Yield:	10.1%	8.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A-Note(1)	$44,100,000		82.3%	Payoff Existing Debt	$39,979,814	74.6%
B-Note(1)	9,500,000		17.7	Return of Equity	8,544,673	15.9
				Upfront Reserves	4,277,742	8.0
				Closing Costs	797,771	1.5
Total Sources	$53,600,000		100.0%	Total Uses	$53,600,000	100.0%

(1)	The North Hills Village loan is part of a whole loan evidenced by an A-Note (as defined below) with an outstanding principal balance as of the Cut-off Date of $44.1 million and a Subordinate Companion Loan (as defined below) with an outstanding principal balance as of the Cut-off Date of $9.5 million. The Whole Loan Financial Information presented in the chart above reflects the $53.6 million aggregate Cut-off Date balance of the A-Note and the Subordinate Companion Loan evidencing the North Hills Village Whole Loan as defined in “The Loan” below.

(2)	The Interest Rate reflects the interest rate on the A-Note and is 4.32847619047619%. The interest rate for the Subordinate Companion Loan is 10.25000% per annum.

(3)	The entire property is subject to a ground lease between the borrower, as the ground lessee, and an affiliate of the borrower, as the ground lessor. The affiliate of the borrower joined the mortgage and pledged its fee interest in the property as collateral for the loan. In addition, a portion of the property consisting of the spaces leased by Staples and Duro Cleaners is subject to a prime ground lease between the affiliated fee owner and the prime ground lessor.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	The UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the A-Note and Subordinate Companion Loan of principal payable on the North Hills Village Whole Loan.

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North Hills Village

The Loan. The North Hills Village loan is secured by a first mortgage lien on the fee and leasehold interest in a 560,826 square foot grocery anchored power retail center located in Pittsburgh, Pennsylvania. The whole loan has an outstanding principal balance as of the Cut-off Date of $53.6 million (the “North Hills Village Whole Loan”) and is comprised of a senior note, with an outstanding principal balance as of the Cut-off Date of $44.1 million (the “North Hills Village A-Note” or “A-Note”) and a subordinate B-Note with an outstanding principal balance as of the Cut-off Date of $9.5 million (the “North Hills Village Subordinate Companion Loan” or “Subordinate Companion Loan”), each as described below. The North Hills Village A-Note is being contributed to the JPMCC 2016-JP4 Trust. The North Hills Village Subordinate Companion Loan is currently held by JPMCB, but may be sold to a third party investor in the future. Under the related intercreditor agreement, prior to a control appraisal period with respect to the North Hills Village Subordinate Companion Loan, under certain circumstances, the holder of the North Hills Village Subordinate Companion Loan will have the right to approve certain major decisions with respect to the North Hills Village Whole Loan, to exercise certain cure and to replace the related special servicer with or without cause. In addition, the holder of the North Hills Village Subordinate Companion Loan has the right to purchase the North Hills Village A-Note after the occurrence and during the continuance of an event of default under the Whole Loan documents. After a control appraisal period occurs with respect to the North Hills Village Subordinate Companion Loan, the holder of the North Hills Village A-Note, will be entitled to exercise the rights of the controlling noteholder for the North Hills Village Whole Loan. The North Hills Village Whole Loan has a five-year term and will amortize using the sum of principal payments over the first 12 payments allocable to the mortgage loan following the Cut-off Date based on a pro rata allocation between the A-Note and Subordinate Companion Loan of principal payable on the related North Hills Village Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A	$44,100,000	$44,100,000	JPMCC 2016-JP4	No
B	9,500,000	9,500,000	JPMCB	Yes
Total	$53,600,000	$53,600,000

The Borrower. The borrowing entity for the North Hills Village Whole Loan is North Hills Village LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Ira J. Gumberg, who is a principal in the J.J. Gumberg Company (“Gumberg”), and has owned North Hills Village since 1987. Gumberg is a Pittsburgh-based commercial real estate firm primarily focused on retail development, acquisition, leasing and management. Gumberg launched its retail property division in 1977 and has served as the manager for more than 22.0 million square feet of institutional quality retail property. Additionally, Gumberg has been involved in the acquisition, development, or redevelopment of approximately 14.0 million square feet of retail space. The guarantor is not a party to the environmental indemnity, but Gumberg executed the indemnity in addition to the borrower, and the borrower was required to purchase an environmental insurance policy. Please see “Environmental Remediation Reserve” below for additional information.

The Property. The North Hills Village property is a 560,826 square foot, grocery anchored power center located in Pittsburgh, Pennsylvania, which is approximately seven miles north of the Pittsburgh central business district (“CBD”). The North Hills Village property has maintained an average occupancy of 98.4% since 2007 and was 100.0% occupied as of October 31, 2016. Major retailers and department stores at the property include Target, Burlington Coat Factory, Kuhns, Kohl’s, Best Buy, Michaels, Petco and Staples, among others. 50.8% of the property’s net rentable area is occupied by investment grade tenants and 86.0% of the property’s net rentable area is occupied by national tenants. The North Hills Village property was constructed in 1956 and has been expanded several times with the most recent renovation occurring in 2005. The property provides approximately 2,338 parking spaces, resulting in a parking ratio of 4.17 spaces per 1,000 square feet of net rentable area. The weighted average occupancy cost for tenants that reported sales was 11.0% as of October 31, 2016.

The property benefits from its highly visible location on McKnight Road, a major north-south thoroughfare that provides access to Interstate 279. National tenants occupying space along McKnight Road include Home Depot, Marshalls, Lowe’s and Dick’s Sporting Goods. In addition, Ross Park Mall, owned by Simon Property Group and anchored by Nordstrom, is located less than 1.5 miles north of the property. The property’s primary trade area has an estimated population of 72,545 residents with an average household income of $82,210 within a three-mile radius.

With a population of approximately 2.4 million, the Pittsburgh metropolitan statistical area (“MSA”), is the 26th largest metro-area in the United States and second largest in Pennsylvania after Philadelphia. The Pittsburgh MSA is home to six Fortune 500 companies including U.S. Steel Corp., PNC Financial Services Inc. and H.J. Heinz Co. The Pittsburgh MSA has continued to shift from a manufacturing based economy to one which is centered on technology, world renowned healthcare and finance. The area is further bolstered by the presence of Carnegie Mellon University, the University of Pittsburgh and Duquesne University, which provide the market an educated workforce.

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North Hills Village

The property is located in the North Pittsburgh submarket, which has a vacancy rate of 1.9%, net absorption of 61,601 square feet and an average rental rate of $16.90 per square foot on a triple net basis. The appraisal determined a stabilized vacancy rate of 4.4% for the North Hills Village property. According to the appraisal, there are four retail centers located between two and five miles away, which are summarized in the chart below.

Competitive Set Summary(1)
Property	Est. Occ.	Proximity	Anchor Tenants
McIntyre Square Shopping Center	99.1%	1.9 miles	Giant Eagle, Kmart, OfficeMax
Pine Creek Plaza	92.2%	5.0 miles	Target, Giant Eagle
McCandless Crossing	97.0%	3.3 miles	Lowe’s, Dick’s Sporting Goods, Old Navy, HomeGoods, Trader Joe’s
West View Park Shopping Center	94.7%	2.0 miles	Giant Eagle, Kmart, Dollar Tree

(1)   Based on the appraisal.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
99.1%	99.0%	99.6%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.

(2)	Current Occupancy is as of October 31, 2016.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Target	A2 / A / A-	127,466	22.7%	$3.19	NAV	N/A	1/31/2027
Burlington Coat Factory(4)	NA / BB- / NA	110,000	19.6%	$4.91	$51.50	11.0%	5/31/2020
Kohl’s	Baa2 / BBB / BBB	93,000	16.6%	$11.50	NAV	N/A	2/2/2019
Kuhns	NA / NA / NA	53,000	9.5%	$10.00	NAV	N/A	4/30/2019
Best Buy	Baa1 / BBB- / BBB-	46,855	8.4%	$15.25	NAV	N/A	1/31/2019
Michaels	NA / B+ / NA	20,860	3.7%	$13.14	$145.62	11.2%	6/30/2024
Petco	NA / B / NA	19,200	3.4%	$17.34	$210.57	9.8%	1/31/2026
Staples	Baa2 / BBB- / BB+	17,441	3.1%	$13.30	NAV	N/A	12/31/2022
Tuesday Morning(5)	NA / NA / NA	13,000	2.3%	$12.50	NAV	N/A	2/28/2027
TJ’s Buffet Sushi & Grill(6)	NA / NA / NA	10,000	1.8%	$12.60	NAV	N/A	1/31/2027
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent sales for the 12-month period ending October 31, 2016 for all tenants.

(4)	Burlington Coat Factory has the right to terminate its lease at any time, with one year’s notice and a guaranty from Burlington Coat Factory Warehouse Corporation for one year’s base rent, percentage rent and the tenant’s share of operating expenses and taxes.

(5)	Tuesday Morning has a one-time right to terminate its lease at any time within a 30-day period after the expiration of the fifth lease year, if its gross sales do not exceed $1.8 million during such year, with notice on or prior to the expiration of such 30-day period. The lease commencement date is expected to be the earlier of (i) the date on which the tenant opens for business and (ii) March 4, 2017.
(6)	TJ’s Buffet Sushi & Grill has a one-time right to terminate its lease if its gross sales do not reach or exceed $1.2 million during the third lease year, provided the tenant gives notice to terminate within 90 days following the expiration of the third lease year, such termination to be effective 90 days after the landlord’s receipt of tenant’s notice to terminate. The lease commencement date is expected to be the earlier of (i) the date on which the tenant opens for business and (ii) February 23, 2017.

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North Hills Village

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2017	2	5,058	0.9	69,993	1.3	5,058	0.9%	$69,993	1.3%
2018	1	1,769	0.3	58,377	1.1	6,827	1.2%	$128,370	2.4%
2019	3	192,855	34.4	2,314,039	43.2	199,682	35.6%	$2,442,409	45.6%
2020	3	122,389	21.8	780,117	14.6	322,071	57.4%	$3,222,526	60.2%
2021	2	13,500	2.4	230,500	4.3	335,571	59.8%	$3,453,026	64.5%
2022	2	20,641	3.7	317,437	5.9	356,212	63.5%	$3,770,463	70.4%
2023	2	11,633	2.1	201,543	3.8	367,845	65.6%	$3,972,006	74.2%
2024	1	20,860	3.7	274,100	5.1	388,705	69.3%	$4,246,106	79.3%
2025	0	0	0.0	0	0.0	388,705	69.3%	$4,246,106	79.3%
2026	2	21,655	3.9	410,261	7.7	410,360	73.2%	$4,656,367	87.0%
2027 & Beyond	3	150,466	26.8	695,626	13.0	560,826	100.0%	$5,351,993	100.0%
Total	21	560,826	100.0%	$5,351,993	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,245,547	$5,324,034	$5,289,989	$5,259,384	$5,351,993	$9.54	78.1%
Vacant Income	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$5,245,547	$5,324,034	$5,289,989	$5,259,384	$5,351,993	$9.54	78.1%
Total Reimbursements	1,374,321	1,607,081	1,524,984	1,526,472	1,486,894	2.65	21.7%
Percentage Rent	25,540	25,249	22,710	17,186	17,186	0.03	0.3
Net Rental Income	$6,645,408	$6,956,364	$6,837,683	$6,803,042	$6,856,073	$12.22	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(316,727)	(0.56)	(4.6)=
Other Income	28,463	34,715	51,085	18,737	18,737	0.03	0.3%
Effective Gross Income	$6,673,871	$6,991,079	$6,888,768	$6,821,779	$6,558,084	$11.69	95.7%

Total Expenses(3)	$2,037,150	$2,062,674	$2,113,906	$2,090,103	$2,085,761	$3.72	31.8%

Net Operating Income	$4,636,721	$4,928,405	$4,774,862	$4,731,676	$4,472,323	$7.97	68.2%

Total TI/LC, Capex/RR	0	0	0	0	367,441	0.66	5.6%
Net Cash Flow	$4,636,721	$4,928,405	$4,774,862	$4,731,676	$4,104,882	$7.32	62.6%
(1)	The TTM column represents the trailing 12 months ending July 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(3)	Total Expenses were underwritten to TTM financials with the exception of CAM which was underwritten to the loan sponsor’s proforma.

Property Management. The property is managed by J.J. Gumberg Co., a Delaware corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited $2,600,000 for tenant improvements and leasing commissions, $802,000 for an environmental reserve (which is comprised of a $750,000 reserve for any remediation required by the Phase II environmental assessment and a $52,000 reserve to acquire tail coverage under the environmental insurance policy. See “Environmental Remediation Reserve” below), $372,000 for outstanding tenant improvements and leasing commissions, $350,579 for real estate taxes, $71,997 for free rent, $48,000 for total ground rent for a period of 10 years from the origination date and $33,166 for insurance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to approximately $129,854.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to approximately $4,738.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $7,010 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

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North Hills Village

TI/LC Reserves - If the balance of the TI/LC reserve fund is less than $1,000,000, on a monthly basis, the borrower is required to escrow approximately $30,378 for tenant improvements and leasing commissions. The borrower is also required to deposit into the reserve (i) any fees payable in connection with a termination of a tenant’s lease and (ii) during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after debt service, required reserves and operating expenses.

Ground Lease Reserve - If at any time the amount on deposit in the lease reserve fund is not sufficient to pay the ground rent as determined by lender for a period of ten years from the origination date, the borrower will be required to deposit an amount necessary to pay such ground rent over a period of 10 years from the origination date.

Lockbox / Cash Management. The North Hills Village loan is structured with a hard lockbox. The borrower was required to deliver tenant direction letters instructing all tenants to deposit all revenues directly into a lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed in accordance with the loan documents. Except as described in “TI/LC Reserves” above, during the existence of a Cash Sweep Event, all excess cash flow on deposit in the cash management account after payment of debt service, required reserves and operating expenses will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of the following: (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager, (iii) the date that the debt service coverage ratio, as calculated in the loan documents based on the trailing three months, falls below 1.05x or (iv) a Tenant Trigger Event (as defined below).

A “Tenant Trigger Event” means the occurrence of the following: (i) any failure to renew the Burlington Coat Factory lease in accordance with the loan documents, on or before the date that is the earlier of six months prior to the expiration date of the lease or the earliest date on which Burlington Coat Factory is permitted to renew its lease, (ii) Burlington Coat Factory terminates its lease, “goes dark”, vacates the property or notifies the borrower of its intent to terminate its lease, (iii) any failure to renew the Kohl’s lease in accordance with the loan documents on or before the notice period required for renewal by the lease, (iv) Kohl’s “goes dark”, vacates or abandons its premises at the property, (v) the failure to renew the Kuhns lease in accordance with the loan documents, on or before the date that is the earlier of six months prior to the expiration date of the lease or the earliest date on which Kuhns is permitted to renew its lease or (vi) Kuhns terminates its lease, “goes dark”, vacates or abandons the property or notifies the borrower of its intent to terminate its lease.

Ground Lease. The North Hills Village property is subject to a ground lease with an affiliate of the borrower. The ground lease is dated November 4, 2016 and expires September 30, 2046 with no renewal options. The affiliated fee owner has joined in the mortgage to pledge its fee interest to the property. All ground rent has been prepaid through the expiration of the initial term of the ground lease in 2046. A portion of the property consisting of the Staples and Duro Cleaners spaces is subject to a prime ground lease. The prime ground lease expires on July 31, 2061 and rent is $4,800 annually.

Environmental Remediation Reserve. The borrower deposited $750,000 at origination for potential environmental remediation in connection with the existence of one current and two former dry cleaners at the property as identified by the Phase I environmental report. In accordance with the loan documents, the borrower is required to obtain a Phase II environmental report for the property and diligently pursue any environmental remediation work as recommended by the Phase II environmental report. If, at any time, the environmental remediation reserve account is less than 125% of the estimated costs for remediation in accordance with the Phase II environmental report, the borrower will be required to deposit additional amounts in order to bring the balance of the environmental remediation reserve to at least 125% of the estimated costs for remediation in accordance with the Phase II environmental report. At origination, the borrower purchased an environmental insurance policy, which expires on November 4, 2021. The policy has individual and aggregate limits of $5,000,000, with a deductible of $50,000. The borrower was also required to reserve $52,000 at origination to purchase tail coverage under the environmental insurance policy to permit the borrower to make claims under the policy for an additional three years beyond the current expiration date of the policy.

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Hotel Palomar San Diego

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Hotel Palomar San Diego

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Hotel Palomar San Diego

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,000,000	Title:	Fee
Cut-off Date Principal Balance:	$38,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.8%	Net Rentable Area (Rooms):	211
Loan Purpose:	Refinance	Location:	San Diego, CA
Borrower:	KHP II San Diego Hotel LLC	Year Built / Renovated:	2009 / N/A
Sponsor:	KHP Fund II, L.P.	Occupancy / ADR / RevPAR:	79.7% / $212.60 / $169.54
Interest Rate:	4.55500%	Occupancy / ADR / RevPAR Date:	9/30/2016
Note Date:	11/1/2016	Number of Tenants:	N/A
Maturity Date:	11/1/2021	2013 NOI(1):	$1,708,507
Interest-only Period:	60 months	2014 NOI(1)(2):	$2,453,712
Original Term:	60 months	2015 NOI(3):	$3,255,022
Original Amortization:	None	TTM NOI (as of 9/2016)(2):	$4,686,615
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	79.7% / $212.60 / $169.54
Call Protection:	L(25),Grtr1%orYM(23),O(12)	UW Revenues:	$18,242,594
Lockbox:	CMA	UW Expenses:	$13,758,957
Additional Debt:	N/A	UW NOI:	$4,483,638
Additional Debt Balance:	N/A	UW NCF:	$4,483,638
Additional Debt Type:	N/A	Appraised Value / Per Room(4):	$80,100,000 / $379,621
		Appraisal Date:	11/1/2017

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$180,095
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$180,095
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	47.4%
FF&E	$0	4% of Gross Revenues	N/A	Maturity Date LTV(4):	47.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.55x
Other:	$1,641,974	Springing	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	100.0%	Payoff Existing Debt	$31,974,225	84.1%
			Return of Equity	3,843,839	10.1
			Upfront Reserves	1,641,974	4.3
			Closing Costs	539,962	1.4
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	The increase in 2014 NOI from 2013 NOI is primarily due to operational improvements implemented by Kimpton upon acquisition of the property out of bankruptcy in 2011.
(2)	The increase in TTM NOI from 2014 NOI is primarily due to the conversion of 22 condominium units into 50 additional guestrooms which were completed during 2015. The 22 condominium units were previously sold as suites and the conversion resulted in a net increase of 28 rooms to the current total of 211 rooms.
(3)	The 2015 NOI includes approximately $933,000 of business interruption insurance proceeds which were received as a result of a water sprinkler break during the conversion of the aforementioned condominium units. The water sprinkler break caused approximately 50 rooms to be taken offline during the four months from January 2015 to April 2015. In addition to these 50 rooms, 82 additional rooms (resulting in a total of 132 rooms) were temporarily taken offline in January 2015 due to water damage in the hallways.
(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “when complete” hypothetical appraised value, which assumes that the proposed renovations to the property related to the repositioning of the Saltbox Dining & Drinking restaurant have been completed as of November 1, 2017. At origination, the borrower was required to reserve the full estimated cost of the restaurant conversion, which is estimated by the loan sponsor to be approximately $1.6 million. The “as-is” value as of October 4, 2016 is $76.7 million, which results in both a Cut-off Date LTV and a Maturity Date LTV of 49.5%.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hotel Palomar San Diego loan has an outstanding principal balance as of the Cut-off Date of $38.0 million and is secured by a first mortgage lien on the borrower’s fee interest in the 211-room Hotel Palomar San Diego, a full service hotel located in downtown San Diego, California, and an adjacent three-story retail and entertainment building totaling 31,300 square feet. The loan has a five-year term and will be interest-only for the entire term.

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Hotel Palomar San Diego

The Borrower. The borrowing entity for the Hotel Palomar San Diego loan is KHP II San Diego Hotel LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is KHP Fund II, L.P., a California limited partnership (“Fund ll”). Fund II is a real estate investment fund founded in 2006 and formerly an affiliate of Kimpton Hotel & Restaurant Group, Inc. (“Kimpton”). Fund II is managed by KHP Capital Partners. Kimpton was founded in 1981 and is headquartered in San Francisco, California. Kimpton currently owns or operates 64 boutique hotels in 33 cities, which includes notable brands such as Hotel Palomar and Hotel Monaco. In December 2014, Kimpton was acquired by InterContinental Hotels Group for $430.0 million. As part of the acquisition by InterContinental Hotels Group, certain former executives of Kimpton were able to retain ownership and control over Fund II and its assets. KHP’s portfolio of real estate assets currently includes six hotels totaling 1,161 rooms with an aggregate market value of approximately $384.3 million as of October 2016. The KHP Capital Partners team has overseen five discretionary private equity funds focused on the boutique and independent lodging sectors, totaling over $800 million of equity capital. These funds have been invested or committed to over 40 projects representing over $2 billion in total asset value.

The loan sponsor purchased the property out of bankruptcy in May 2011 for approximately $49.0 million and, according to the loan sponsor, has since invested over $13.4 million for a total cost basis of approximately $62.4 million. The hotel was originally developed as a 183-room hotel and included 22 residential condominium units that were intended for sale. The previous owner was unsuccessful in securing the required permits for residential use and, after the sale of the asset to KHP, the 22 condominium units, which were previously sold as suites, were converted to 50 additional guestrooms in 2015 resulting in a net increase of 28 rooms to the current total of 211 rooms. The loan sponsor invested approximately $4.8 million ($172,050 per converted guestroom) to complete the conversion of the 22 condominium units into additional guestrooms. Additional recent renovations include an approximately $1.4 million upgrade to the façade that was completed in 2015. The loan sponsor is currently repositioning the ground floor Saltbox Dining & Drinking restaurant into an upscale restaurant to be called Curradero, which is expected to contain a private dining room and entertainment area. The renovations are expected to be completed in February 2017 and are expected to cost approximately $1.6 million.

The Property. The Hotel Palomar San Diego property is a 20-story, 211-room, full service hotel located in San Diego, California. The hotel was originally developed in 2009 and is situated on an approximately 0.58-acre parcel. The Hotel Palomar San Diego property features two food and beverage venues, Saltbox Dining & Drinking on the ground floor and SummerSalt Pooldeck & Lounge on the roof. Saltbox Dining & Drinking is a 234-seat restaurant offering traditional American dishes and cocktails. The restaurant is currently undergoing an approximately $1.6 million renovation to convert it to an upscale Mexican restaurant, which is expected to be completed in February 2017. The SummerSalt Pooldeck & Lounge is a 366-seat rooftop lounge offering cocktails, drinks and appetizers and is located on the fourth floor pool deck. Additionally, the hotel offers approximately 7,817 square feet of meeting space across nine separate rooms, including an approximately 3,025 square foot ballroom. Additional amenities at the property include a rooftop swimming pool, high-speed internet access, a business center, a fitness center, a full service spa, 24-hour in-room dining and same-day laundry and dry-cleaning services. While the hotel does not contain on-site parking, overnight and hourly valet parking is available to hotel guests in nearby garages through parking agreements with a third party. Additionally, the property features an adjacent three-story retail and entertainment building totaling 31,300 square feet that will serve as additional collateral for the mortgage loan. The adjacent property is currently 100% leased to House of Blues, a live music venue, through May 2020. The lease contains three remaining five-year renewal options.

The property has 211 rooms, including 83 standard rooms, 69 premium rooms, 22 double-double rooms, 18 studio-suite rooms, 17 suites and two penthouse suites. All guestrooms feature high-speed internet access, a refrigerated minibar, 36-inch high definition television, coffee maker and hardwood floors. Guestroom suites feature a larger living space and additional amenities including a balcony, separate bedroom, a kitchenette or a separate dining room.

The Hotel Palomar San Diego property is located along Fifth Avenue near the intersection of Fifth Avenue and Broadway and access to the property is provided via Fifth Avenue. The property benefits from its proximity to Cabrillo Freeway, located approximately 0.7 miles from the property, which provides both regional access and direct access to Interstate 5. Interstate 5 provides regional access to surrounding cities, including Los Angeles, which is located approximately 120 miles north of the property. Additionally, the property is located approximately two miles southeast of San Diego International Airport and one block south of the Fifth Avenue metro rail station. The property benefits from its location at the southern edge of San Diego’s Civic Core neighborhood. According to the appraisal, the Civic Core neighborhood is undergoing approximately $6.4 billion in development that includes approximately 8,000 apartment units, 1,100 condominium units, 650,000 square feet of office space and 2.6 million square feet of retail space. A recently completed project includes the $17 million redevelopment of Horton Plaza Park, a 1.9-acre park and amphitheater located across the street from the property.

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Hotel Palomar San Diego

The property also benefits from its proximity to several local demand drivers, including the Gaslamp Quarter, San Diego Convention Center, San Diego Zoo, San Diego Sea World, Seaport Village, a waterfront shopping and dining complex adjacent the San Diego Bay, and Petco Park, home of the San Diego Padres Major League Baseball team. The property is located one block north of San Diego’s historic Gaslamp Quarter, which is listed on the National Register of Historic Places. The neighborhood is home to several notable entertainment, dining and nightlife venues as well as numerous scheduled events and festivals throughout the year. Additionally, the San Diego Convention Center is located approximately 0.7 miles south of the property and contains 2.6 million gross square feet. A $520 million expansion project to the convention center is currently proposed, but is not projected to be completed until 2020 at the earliest if it is approved.

According to the appraisal, the estimated population within a one-, three- and five-mile radius is 45,183, 183,859 and 482,316, respectively. The median income within a one-, three- and five-mile radius is $53,532, $55,576 and $50,903, respectively. The appraisal identified two properties that are currently under construction, Pendry San Diego and Moxy Hotel, and two properties that are approved for construction, AC Hotel and Carte Hotel & Suites Downtown San Diego, that are expected to compete directly with the Hotel Palomar San Diego property. In total, the hotels are expected to deliver 829 rooms and are expected to be completed between November 2016 and August 2018.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hotel Palomar San Diego(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	77.7%	$180.22	$139.97	79.6%	$184.58	$146.90	102.4%	102.4%	104.9%
2014	79.0%	$189.48	$149.65	79.1%	$186.34	$147.34	100.1%	98.3%	98.5%
2015	77.8%	$207.12	$161.22	68.8%	$203.68	$140.11	88.4%	98.3%	86.9%
TTM(5)	77.7%	$206.43	$160.48	79.7%	$212.60	$169.54	102.6%	103.0%	105.6%
(1)	The minor variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at the Hotel Palomar San Diego property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data provided by a third-party information provider. The competitive set contains the following properties: Westgate Hotel, Luxury Collection, The US Grant San Diego, Renaissance San Diego Downtown, Hotel Solamar, Andaz San Diego and Hotel Indigo San Diego Gaslamp Quarter.
(3)	Based on operating statements provided by the borrower.
(4)	Penetration Factor is calculated based on data provided by a third-party information provider. for the competitive set and borrower-provided operating statements for the property.
(5)	TTM represents the trailing 12-month period ending on September 30, 2016.

Competitive Hotels Profile(1)
				2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Hotel Palomar San Diego(2)	211	2009	7,817	25%	30%	45%	68.8%	$203.68	$140.11
Andaz San Diego	159	2010	20,000	10%	30%	60%	77.5%	$225.00	$175.00
Hotel Indigo San Diego Gaslamp Quarter	210	2009	2,040	45%	25%	30%	82.5%	$195.00	$155.00
Hotel Solamar	235	2005	14,000	30%	20%	50%	82.5%	$215.00	$175.00
Renaissance San Diego Downtown	258	2002	16,000	35%	25%	40%	77.5%	$205.00	$165.00
Total(3)	862
(1)	Based on the appraisal.
(2)	2015 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower.
(3)	Excludes the Hotel Palomar San Diego property.

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Hotel Palomar San Diego

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	79.6%	79.1%	68.8%	79.7%	79.7%
ADR	$184.58	$186.34	$203.68	$212.60	$212.60
RevPAR(4)	$146.90	$147.34	$140.11	$169.54	$169.54

Room Revenue	$9,812,282	$9,841,388	$10,319,689	$13,093,060	$13,057,287	$61,883	71.6%
Food and Beverage Revenue	3,812,454	3,367,971	3,655,558	3,998,469	3,987,544	18,898	21.9
Other Departmental Revenue	1,273,053	1,232,809	1,693,735	850,426	848,102	4,019	4.6
Retail – House of Blues	337,784	385,649	342,735	349,661	349,661	1,657	1.9
Total Revenue	$15,235,573	$14,827,817	$16,011,717	$18,291,616	$18,242,594	$86,458	100.0%

Room Expense	$2,706,843	$2,549,037	2,613,090	$3,004,989	$2,996,779	$14,203	23.0%
Food and Beverage Expense	3,199,706	2,653,441	3,036,878	3,083,136	3,074,712	14,572	77.1
Other Departmental Expenses	818,097	825,387	377,985	399,141	398,050	1,886	46.9
Departmental Expenses	$6,724,646	$6,027,865	$6,027,953	$6,487,266	$6,469,541	$30,661	35.5%

Departmental Profit	$8,510,927	$8,799,952	$9,983,764	$11,804,350	$11,773,053	$55,796	64.5%

Operating Expenses	$4,772,958	$4,443,748	$4,745,396	$5,090,506	$5,272,704	$24,989	28.9%
Gross Operating Profit	$3,737,969	$4,356,204	$5,238,368	$6,713,844	$6,500,349	$30,807	35.6%

Management Fees	$495,156	$481,904	520,381	$594,478	$592,884	$2,810	3.3%
Property Taxes	486,394	491,697	561,023	470,624	487,439	2,310	2.7
Property Insurance	331,991	267,863	184,128	179,779	154,841	734	0.8
Other Expenses	106,498	67,915	77,346	51,843	51,843	246	0.3
FF&E	609,423	593,113	640,469	730,505	729,704	3,458	4.0
Total Other Expenses	$2,029,462	$1,902,492	$1,983,346	$2,027,229	$2,016,711	$9,558	11.1%

Net Operating Income(5)(6)(7)	$1,708,507	$2,453,712	$3,255,022	$4,686,615	$4,483,638	$21,249	24.6%
Net Cash Flow(4)	$1,708,507	$2,453,712	$3,255,022	$4,686,615	$4,483,638	$21,249	24.6%
(1)	TTM column represents the trailing 12-month period ending on September 30, 2016.

(2)	Per Room values based on 211 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(4)	Historical RevPAR for 2011 and 2012 was $102.33 and $131.54, respectively, and Net Cash Flow was approximately ($1.6 million) and $1.2 million. The loan sponsor purchased the property out of bankruptcy in May 2011 and has invested approximately $13.4 million in the property, which includes the conversion of 22 condominium units into 28 additional hotel guestrooms, resulting in a net increase of 50 guestrooms at the property.

(5)	The increase in 2014 Net Operating Income from 2013 Net Operating Income is primarily due to operational improvements implemented by Kimpton upon acquisition of the property out of bankruptcy in 2011.

(6)	The increase in TTM Net Operating Income from 2014 Net Operating Income is primarily due to the conversion of 22 condominium units into 50 additional guestrooms which were completed during 2015. The 22 condominium units were previously sold as suites and the conversion resulted in a net increase of 28 rooms to the current total of 211 rooms.

(7)	The 2015 Net Operating Income includes approximately $933,000 of business interruption insurance proceeds which were received as a result of a water sprinkler break during the conversion of the aforementioned condominium units. The water sprinkler break caused approximately 50 rooms to be taken offline during the four months from January 2015 to April 2015. In addition to these 50 rooms, 82 additional rooms (resulting in a total of 132 rooms) were temporarily taken offline in January 2015 due to water damage in the hallways.

Property Management. The property is managed by Kimpton Hotel & Restaurant Group, LLC, a Delaware limited liability company.

Franchise Agreement. The property is not subject to a franchise agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,641,974 for reserves related to the repositioning of the Saltbox Dining & Drinking restaurant at the Hotel Palomar San Diego property.

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12 months of operations is equal to or greater than 1.50x and (iii) the borrower has provided satisfactory evidence that all taxes and other charges have been paid prior to the date on which such taxes or other charges would be delinquent in accordance with the loan documents.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides satisfactory evidence that the property is insured as part of an acceptable blanket policy in accordance with the loan documents covering all or substantially all real property owned by affiliates of the borrower.

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FF&E Reserves - The requirement for the borrower to make deposits to the FF&E escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) no Cash Sweep Event (as defined below) is existing and (iii) the borrower has provided satisfactory evidence that the property manager is reserving at least 4.0% of gross income from operations for the calendar month two months prior to such payment date in an FF&E reserve account held by the property manager and the property manager provides a monthly statement to the lender confirming the amount of such FF&E reserve. The borrower is also required to reserve an amount required for any property improvement plan required by any franchise agreement.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower and property manager were required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. Within three business days following the occurrence and during the continuance of a Cash Sweep Event caused solely by a DSCR Trigger Event (as defined below), all funds are required to be swept on the 24th day of each calendar month to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Cash Sweep Event, other than one caused solely by a DSCR Trigger Event, all funds are required to be swept on each business day to a segregated cash management account under the control of the lender and disbursed on each payment date in accordance with the loan documents. To the extent a Cash Sweep Event (as defined below) is continuing, all excess cash flow on deposit in the cash management account will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager (unless the property manager is not an affiliate of the borrower and is replaced within 30 days following the occurrence of such action) or (iii) the date that the debt service coverage ratio based on the trailing 12-month period is less than 1.25x (a “DSCR Trigger Event”).

Any Cash Sweep Event will end (a) with respect to clause (i), upon the acceptance by the lender of a cure of the related event of default, (b) with respect to clause (ii), if the property manager is replaced with a qualified property manager in accordance with the loan documents, (c) with respect to an involuntary bankruptcy filing against the borrower (solely to the extent the borrower, guarantor or their affiliates do not collude with, or otherwise assist or solicit or cause to be solicited petitioning creditors for any insolvency petition against the borrower), if such petition is discharged or dismissed without any adverse consequences to the loan or the property and (d) with respect to a DSCR Trigger Event, if the debt service coverage ratio is 1.25x or greater for two consecutive calendar quarters.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing in connection with a permitted transfer to a third party and assumption of the loan in accordance with the loan documents secured by the ownership interests in the transferee upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 65.0%, (iii) the combined projected debt service coverage ratio, (as calculated in the loan documents) for the 12-month period following the origination of the mezzanine loan, is not less than 1.40x, (iv) the execution of an intercreditor agreement in form and substance acceptable to the lender in its sole discretion and (v) delivery of a rating agency confirmation.

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Redwood MHC Portfolio

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Redwood MHC Portfolio

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Redwood MHC Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type - Subtype:	Manufactured Housing - Various
% of Pool by IPB:	3.7%	Net Rentable Area (Pads):	4,007
Loan Purpose:	Refinance	Location:	Various / Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Ross H. Partrich	Occupancy:	70.9%
Interest Rate:	4.11400%	Occupancy Date:	7/18/2016
Note Date:	9/6/2016	Number of Tenants:	N/A
Maturity Date:	9/6/2026	2013 NOI:	$7,767,948
Interest-only Period:	30 months	2014 NOI:	$7,597,616
Original Term:	120 months	2015 NOI:	$7,841,666
Original Amortization:	360 months	TTM NOI (as of 6/2016):	$7,860,403
Amortization Type:	IO-Balloon	UW Economic Occupancy:	69.4%
Call Protection(3):	L(27),Def(89),O(4)	UW Revenues:	$14,797,750
Lockbox:	Springing	UW Expenses:	$6,919,649
Additional Debt:	Yes	UW NOI:	$7,878,101
Additional Debt Balance:	$59,000,000	UW NCF:	$7,677,751
Additional Debt Type:	Pari Passu	Appraised Value / Per Pad:	$133,710,000 / $33,369
		Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$23,958
Taxes:	$303,973	$101,324	N/A	Maturity Date Loan / Pad:	$20,523
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.8%
Replacement Reserves:	$0	$16,757	$804,340	Maturity Date LTV:	61.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.38x
Other:	$2,942,000	$0	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$96,000,000	100.0%	Payoff Existing Debt	$73,052,958	76.1%
			Return of Equity	17,610,622	18.3
			Upfront Reserves	3,245,973	3.4
			Closing Costs	2,090,447	2.2
Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%
(1)	The Redwood MHC Portfolio loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $96.0 million. The Financial Information presented in the chart above reflects the $96.0 million Cut-off Date balance of the Redwood MHC Portfolio Whole Loan as defined in “The Loan” below.
(2)	For a full description of the Borrowers, please refer to “The Borrowers” below.
(3)	The lockout period will be at least 27 payments beginning with and including the first payment date of October 6, 2016. Defeasance of the full $96.0 million Redwood MHC Portfolio Whole Loan is permitted at any time after the earlier to occur of (A) two years after the closing date of the final REMIC that holds any note evidencing the Redwood MHC Portfolio Whole Loan or (B) September 6, 2019.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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The Loan. The Redwood MHC Portfolio loan is secured by a first mortgage lien on the borrowers’ fee interest in a portfolio of 18 manufactured housing properties across seven states, totaling 4,007 pads. The whole loan has an outstanding principal balance as of the Cut-off Date of $96.0 million (the “Redwood MHC Portfolio Whole Loan”) and is comprised of three pari passu notes, each described below. Note A-1, with an outstanding principal balance as of the Cut-off Date of $20.6 million, is expected to be contributed to a future securitization trust and is the controlling note. The JPMCC 2016-JP4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The Redwood MHC Portfolio loan has a 10-year term and after a 30-month interest-only period, will amortize on a 30-year schedule. The previously existing debt on the 18 properties was included in the LBUBS 2006-C6 and LBUBS 2006-C7 transactions.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$20,600,000	$20,600,000	LCF	Yes
A-2	38,400,000	38,400,000	WFCM 2016-LC25	No
A-3	37,000,000	37,000,000	JPMCC 2016-JP4	No
Total	$96,000,000	$96,000,000

The Borrowers. The borrowing entities for the Redwood MHC Portfolio Whole Loan are: El Frontier Associates, LLC, Town & Country Associates, LLC, Weststar Associates, LLC, Cedar Grove Associates, LLC, Evergreen Associates, LLC, Green Acres Associates, LLC, Highland Associates, LLC, Avalon Associates, LLC, Camp Inn Associates, LLC, Winter Paradise Associates, LLC, Lexington MHC, LLC, St. Clement’s Crossing Associates, LLC, Suburban Associates, LLC, Algoma Associates, LLC, Colonial Acres Associates, LLC, Colonial Manor Associates, LLC, Twenty-Nine Pines Associates, LLC, and Hunter’s Chase MHC, LLC, each a Delaware limited liability company and single purpose entity.

The Loan Sponsor. The sponsor and nonrecourse carve-out guarantor is Ross H. Partrich, who is the key principal of RHP Properties (“RHP”). Mr. Partrich owns and manages a total of 224 manufactured housing communities with over 56,349 housing units and sites spanning 23 states, with a combined value of approximately $3.4 billion. RHP employs more than 900 professionals at their Farmington Hills, Michigan corporate headquarters, regional offices and on-site management properties across the country. RHP is the second largest private owner of manufactured home communities in the country.

Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
73.3%	74.6%	73.6%	70.9%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 18, 2016.

The Portfolio. The Redwood MHC Portfolio properties consist of 15 manufactured housing community properties and three RV parks containing 4,007 pads total. The Redwood MHC Portfolio properties were built between 1935 and 1994. The Redwood MHC Portfolio properties range in size from 49 pad sites to 797 pad sites, with monthly rents ranging from $259 to $610. As of July 18, 2016, the Redwood MHC Portfolio properties were 70.9% occupied.

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Portfolio Summary
Property Name	Location	Total Pads	Year Built	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Underwritten NCF	Appraised Value
Camp Inn	Frostproof, FL	797	1972	$15,288,000	15.9%	$1,145,347	$20,800,000
Town & Country Estates	Tucson, AZ	320	1971	8,946,000	9.3	860,426	13,130,000
St. Clements Crossing	Lexington Park, MD	186	1968	7,947,000	8.3	613,695	11,600,000
Algoma	Rockford, MI	322	1980	7,688,000	8.0	600,197	10,000,000
Suburban Estates	Lexington Park, MD	132	1970	7,561,000	7.9	539,032	10,240,000
Colonial Acres	Portage, MI	612	1965	7,169,500	7.5	634,967	11,070,000
Twenty Nine Pines	Oakdale, MN	144	1975	6,637,000	6.9	470,458	8,310,000
Evergreen Springs	Clinton, CT	102	1935	6,155,000	6.4	457,340	8,070,000
Avalon	Clearwater, FL	256	1984	5,805,000	6.0	472,000	7,740,000
Lexington	Lexington Park, MD	76	1980	3,359,000	3.5	259,930	4,760,000
Colonial Manor	Kalamazoo, MI	195	1965	3,152,500	3.3	300,737	5,240,000
Green Acres	Westbrook, CT	64	1955	3,066,000	3.2	230,024	4,070,000
Cedar Grove	Clinton, CT	60	1950	2,455,000	2.6	178,878	3,070,000
Hunters Chase	Lima, OH	134	1994	2,424,000	2.5	194,439	3,270,000
Highland Bluff	Branford, CT	49	1950	2,293,000	2.4	173,057	3,200,000
Winter Paradise	Hudson, FL	290	1972	2,287,500	2.4	187,143	3,090,000
Weststar	Tucson, AZ	90	1984	1,982,500	2.1	211,834	3,290,000
El Frontier	Tucson, AZ	178	1964	1,784,000	1.9	148,246	2,760,000
Total		4,007		$96,000,000	100.0%	$7,677,751	$133,710,000

The Redwood MHC Portfolio properties are geographically diverse, located in seven different states. The properties are located in Florida (33.5% of pads), Michigan (28.2% of pads), Arizona (14.7% of pads), Maryland (9.8% of pads), Connecticut (6.9% of pads), Minnesota (3.6% of pads), and Ohio (3.3% of pads).

Region Breakdown
State	Number of Properties	Pads	% of Pads	Allocated Whole Loan Amount ($)	Allocated Whole Loan Amount ($)/Pad	Appraised Value	Cut-off Date LTV	UW NCF	% UW NCF
Florida	3	1,343	33.5%	$23,380,500	$17,409	$31,630,000	73.9%	$1,804,490	23.5%
Michigan	3	1,129	28.2	18,010,000	15,952	26,310,000	68.5	1,535,901	20.0
Maryland	3	394	9.8	18,867,000	47,886	26,600,000	70.9	1,412,657	18.4
Arizona	3	588	14.7	12,712,500	21,620	19,180,000	66.3	1,220,506	15.9
Connecticut	4	275	6.9	13,969,000	50,796	18,410,000	75.9	1,039,299	13.5
Minnesota	1	144	3.6	6,637,000	46,090	8,310,000	79.9	470,458	6.1
Ohio	1	134	3.3	2,424,000	18,090	3,270,000	74.1	194,439	2.5
Total / Wtd. Avg.	18	4,007	100.0%	$96,000,000	$23,958	$133,710,000	71.8%	$7,677,751	100.0%

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Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Pad	%(2)
Rents in Place	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$13,390,552	$3,342	69.4%
Vacant Income	0	0	0	0	5,917,724	1,477	30.6
Gross Potential Rent	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$19,308,276	$4,819	100.0%
Total Reimbursements	0	0	0	0	0	0.00	0.0
Net Rental Income	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$19,308,276	$4,819	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(5,917,724)	(1,477)	(30.6)
Other Income(3)	1,375,218	1,497,460	1,442,255	1,407,198	1,407,198	351	7.3
Effective Gross Income	$13,951,003	$14,326,966	$14,732,697	$14,797,750	$14,797,750	$3,693	76.6%

Total Expenses	$6,183,055	$6,729,350	$6,891,031	$6,937,347	$6,919,649	$1,727	46.8%

Net Operating Income	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,878,101	$1,966	53.2%

Replacement Reserves	0	0	0	0	200,350	50	1.4
Net Cash Flow	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,677,751	$1,916	51.9%

(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

(3)	Other Income consists of income from the RV pads as well as items such as late fees, month-to-month fees and storage income.

Property Management. The Redwood MHC Portfolio properties are managed by an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrowers deposited $1,000,000 for a deferred maintenance reserve, $1,000,000 for a manufactured home setup fees reserve, $900,000 for a Michigan capital expenditures reserve, $303,973 for real estate taxes, and $42,000 for an environmental reserve ($37,500 for an environmental remediation reserve and $4,500 for radon sampling).

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $101,324.

Insurance Escrows - The loan documents require that the borrowers make monthly deposits to the insurance reserve, which requirement is waived so long as (i) the blanket policy is acceptable to the lender and (ii) the borrowers provide the lender with satisfactory evidence of payment five days prior to the due date.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $16,757 (approximately $50 per pad annually) for replacement reserves. The reserve is subject to a cap of $804,340 (approximately $201 per pad).

Lockbox / Cash Management. The Redwood MHC Portfolio Whole Loan is structured with a springing lockbox. Upon the occurrence and during the continuance of a Sweep Event (as defined below), the Redwood MHC Portfolio Whole Loan requires the borrowers to establish a lockbox account and the borrowers or manager to deposit all rents directly into such lockbox account. During a Sweep Event, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Sweep Event” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.05x for two consecutive calendar quarters; or (iii) the borrowers defaulting under the management agreement. A Sweep Event will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters, and with regard to clause (iii), upon the date the borrowers have entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been satisfied to the lender’s satisfaction.

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Partial Release. Following the lockout period, the borrowers are permitted to obtain the release of any of the Redwood MHC Portfolio properties from the lien of the related mortgage instrument in connection with a partial defeasance, subject to certain conditions including: (i) no Sweep Event has occurred and is continuing (provided, however, that if the related property to be released is the property causing the Sweep Event (and after the partial defeasance, the related cause of the Sweep Event shall no longer exist), then subject to satisfaction of all other requirements of a Sweep Event cure, such property may be released provided that if such property is causing the debt service coverage ratio to be below 1.05x for two consecutive quarters, upon satisfaction of all other partial defeasance requirements, such property may be released if the release results in a debt service coverage ratio of 1.05x or greater); (ii) partial defeasance of that portion of the Redwood MHC Portfolio Whole Loan equal to 115% of the allocated loan amount (except for the Colonial Manor and Colonial Acres mortgaged properties, for which the release price is 100% of the related allocated loan amount) for the released property; and (iii) the loan-to-value ratio with respect to the remaining Redwood MHC Portfolio properties will be no greater than the lesser of the loan-to-value ratio at origination and the loan-to-value ratio immediately prior to the release.

Permitted Mezzanine Debt. The loan documents permit mezzanine financing from an institutional lender subject to: (i) there being no mortgage loan event of default; (ii) a maximum combined loan-to-value ratio equal to the lesser of 75.0% and the loan-to-value ratio upon origination of the Redwood MHC Portfolio Whole Loan; (iii) a minimum combined amortizing debt service coverage ratio equal to the greater of 1.25x and the amortizing debt service coverage ratio upon origination of the Redwood MHC Portfolio Whole Loan; and (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$32,500,000	Property Type – Subtype(1):	Multifamily - High Rise
% of Pool by IPB:	3.3%	Net Rentable Area (Units):	199
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrower:	Belmont Delaware L.L.C.	Year Built / Renovated:	1952 / 2016
Sponsors:	Emanuel Organek and Marc	Occupancy(1):	93.5%
	Blumberg	Occupancy Date:	11/9/2016
Interest Rate:	5.18000%	Number of Tenants(1):	2
Note Date:	11/14/2016	2013 NOI:	$1,310,628
Maturity Date:	12/6/2026	2014 NOI:	$1,259,270
Interest-only Period:	12 months	2015 NOI(2):	$1,158,806
Original Term:	120 months	TTM NOI (as of 9/2016)(2):	$1,537,873
Original Amortization:	360 months	UW Economic Occupancy:	93.3%
Amortization Type:	IO-Balloon	UW Revenues:	$4,308,713
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$1,613,998
Lockbox:	Springing	UW NOI(2)(3):	$2,694,714
Additional Debt:	N/A	UW NCF:	$2,634,534
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$59,100,000 / $296,985
Additional Debt Type:	N/A	Appraisal Date:	9/1/2016

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$163,317
Taxes:	$225,385	$18,782	N/A	Maturity Date Loan / Unit:	$138,585
Insurance:	$191,265	$21,252	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$0	$4,146	N/A	Maturity Date LTV:	46.7%
TI/LC:	$0	$869	N/A	UW NCF DSCR:	1.23x
Other:	$822,499	$17,675	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,500,000	95.5%	Payoff Existing Debt	$32,012,299	94.0%
Sponsor Equity	1,545,449	4.5	Upfront Reserves	1,239,149	3.6
			Closing Costs	794,000	2.3
Total Sources	$34,045,449	100.0%	Total Uses	$34,045,449	100.0%
(1)	The property includes 10,430 square feet of ground floor retail space which is currently 80.3% leased to two tenants.

(2)	The increase in NOI from 2015 to TTM to UW is primarily due to the addition of 91 new units which came online between November 2015 and January 2016. The multifamily units were leased up in the following months with occupancy increasing from 54.0% in January 2016 to the underwritten in-place occupancy of 93.5% as of November 9, 2016.

(3)	The UW NOI is greater than TTM NOI as the lender underwrote rent from two retail tenants, The Rooster Club and Goldberg’s Bagel & Deli, which executed their leases in 2016. The Rooster Club has been in occupancy and paying rent since May 11, 2016. Goldberg’s Bagel & Deli is expected to take occupancy on February 1, 2017 and begin paying rent May 1, 2017.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 925 Common loan has an outstanding principal balance as of the Cut-off Date of $32.5 million and is secured by a first mortgage lien on the borrower’s leasehold interest in a 199-unit, Class A high rise multifamily property located in New Orleans, Louisiana. In addition to 199 multifamily units, the property features 10,430 square feet of ground floor retail, a 14,457 square foot ballroom (leased to the adjacent Roosevelt New Orleans hotel) and a 300-vehicle valet garage (leased to a parking management company for valet parking to residents of the property). The 925 Common loan has a 10-year term and, subsequent to a one-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was originated by PFP Holding Company III, LLC (Prime Finance) in December 2013.

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The Borrower. The borrowing entity for the loan is Belmont Delaware L.L.C., a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Emanuel Organek and Marc Blumberg. Emanuel Organek and Marc Blumberg engage in the ownership, development, management, brokerage and financing of investment real estate through their primary operating companies, Continental Realty Corporation (“CRC”) and Palmetto Partners, Inc. (“Palmetto”), and their various affiliates. In recent years the loan sponsors, through their affiliates, have acquired over 3.5 million square feet of real estate valued at more than $250 million located in 17 states nationwide, developed more than 1.0 million square feet of new projects and managed over 6.0 million square feet of properties in 23 states. Emanuel Organek is the president and founder of CRC which was established in 1982 and based in Boca Raton, Florida. Marc Blumberg is the president and founder of Palmetto, which was established in 1989 and is based in Atlanta, Georgia.

The Property. The property features 199 apartment units on floors four through 15 (no 13th floor) that consist of studios, one-bedroom and two-bedroom apartments. In addition, the property has 10,430 square feet of ground floor retail/restaurant space, a rooftop infinity pool and lounge and a 300-space built-in valet parking garage, which amenities are available to the residents of the property. Of the 199 apartment units, 91 are classified as “Modern” and 108 as “Classic”. The Classic units were delivered in 2006 and have finishes that include granite countertops and ceramic tile flooring in the kitchen area. The property underwent a major renovation and expansion from October 2014 through December 2015 and the 91 Modern units were delivered between November 2015 and January 2016. The Modern units feature mahogany cabinets, quartz countertops, subway tile backsplash and marbled tile flooring in the kitchen area. In addition, the loan sponsors improved the amenity base of the property by adding a roof top pool, a sky lounge and a resident library, developing and leasing 10,430 square feet of ground floor retail, upgrading and expanding the parking garage and renovating all existing common areas.

The property’s multifamily units are currently 93.5% occupied and have averaged eight net leases per month with 92 new leases added since November 2015. The average historical occupancy for the property’s Classic units (pre-renovation) was 93.6% for January through October 2015, 96.7% for 2014 and 95.5% for 2013. The property’s ground floor features three individual retail suites ranging from 1,800 square feet to 6,579 square feet. Currently, two such suites are leased and the other is vacant with a letter of intent from Walgreens. The smallest retail suite is leased for operation as a barbershop known as The Rooster Club. The largest retail suite is leased for operation as a restaurant known as Goldberg’s Bagel & Deli, which is undergoing the final planning stages prior to retrofitting the space for restaurant use. The tenant is expected to take occupancy on February 1, 2017 and begin paying rent May 1, 2017. Additional leases at the property include: (i) a lease with a parking management company for 300 spaces for valet parking service for residents and nearby neighborhood attractions, (ii) a lease to the adjacent Roosevelt New Orleans hotel for use of a ballroom and (iii) a lease to EnWave USA for a chilled water pipe that runs through the property’s parking garage.

The property is located at the intersection of Common Street and Roosevelt Way in downtown New Orleans, one block south of the historic French Quarter and approximately five blocks north of the Warehouse District, with access to restaurants, bars, grocery stores, parks, schools, shopping and entertainment. The property is located within ten miles of New Orleans International Airport and is proximate to bus stops and the streetcar line on Loyola and St. Charles.

The property benefits from its location at the northern edge of the 13.3 million square foot Downtown office market and the New Orleans Medical Center. Major employers within one-mile radius include Capital One, Shell Oil Company, JP Morgan, Ernst & Young, Tulane Medical Center and Louisiana State Health Sciences Center, among others. The New Orleans Medical Center (less than a half mile from the property) houses the Tulane University Medical Center, LSU Health Sciences Center, Louisiana Cancer Research Center and the Southeast Louisiana Veterans Health Care System. The $3.0 billion master plan is anchored by the new $1.1 billion University Medical Center which recently replaced Interim LSU Hospital as the region’s only Level I Trauma Center.

The property is located in the New Orleans apartment market and Central New Orleans submarket. As of the second quarter of 2016, the high density infill location had an estimated population of 182,483 within a three-mile radius and estimated average household income of $78,649 and $58,430 within a one- and three-mile radius, respectively. According to the appraisal, the population within a three-mile radius of the property is projected to reach 196,273 by 2021, growing 1.47% annually over the next five years.

As of the second quarter of 2016, the New Orleans residential market had an inventory of 59,830 units and a vacancy rate of 5.5%. The property’s submarket, Central New Orleans, is the second largest in the New Orleans market. As of the second quarter of 2016, the submarket maintained an inventory of 13,335 units and a vacancy rate of 7.2%, which is projected to decline to 6.4% by 2020. Rent in the submarket has continued to grow since 2011.

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Historical and Current Occupancy(1)
2013	2014	2015	Current(2)
97.0%	95.0%	93.5%	93.5%
(1)	Historical Occupancies reflect the Classic multifamily units only and are as of December 31 for 2013 and 2014 and October 31 for 2015. The property underwent a major renovation and expansion from October 2014 through December 2015 and 91 Modern units came online between November 2015 and January 2016.

(2)	Current Occupancy is as of November 9, 2016 and reflects all 199 multifamily units (which includes both Classic and Modern units).

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 Bedroom / 1 Bathroom - Classic	4	2.0%	4	100.0%	724	$1,350	$1,258
1 Bedroom / 1.5 Bathroom - Classic	79	39.7	78	98.7%	850	$1,486	$1,410
2 Bedroom / 2.5 Bathroom - Classic	25	12.6	25	100.0%	1,168	$2,162	$2,101
Studio / 1 Bathroom - Modern	14	7.0	14	100.0%	447	$1,225	$1,150
1 Bedroom / 1 Bathroom - Modern	77	38.7	65	84.4%	742	$1,680	$1,478
Total / Wtd. Avg.	199	100.0%	186	93.5%	817	$1,625	$1,504
(1)	Based on the underwritten rent roll dated November 9, 2016.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$1,973,427	$2,033,342	$1,925,671	$2,330,640	3,356,532	$16,867	72.7%
Vacant Income	0	0	0	0	256,032	1,287	5.5
Gross Potential Rent	$1,973,427	$2,033,342	$1,925,671	$2,330,640	$3,612,564	$18,154	78.2%
Total Reimbursements(4)	0	0	0	0	21,877	110	0.5
Other Income(5)	551,626	549,061	508,067	703,897	983,229	4,941	21.3
Net Rental Income	$2,525,053	$2,582,403	$2,433,738	$3,034,537	$4,617,670	$23,204	100.0%
(Vacancy/Credit Loss)(6)	(12,078)	(37,915)	(20,780)	0	(308,957)	(1,553)	(6.7)
Effective Gross Income	$2,512,975	$2,544,488	$2,412,958	$3,034,537	$4,308,713	$21,652	93.3%

Total Expenses	$1,202,347	$1,285,218	$1,254,152	$1,496,664	$1,613,998	$8,111	37.5%

Net Operating Income(7)(8)	$1,310,628	$1,259,270	$1,158,806	$1,537,873	$2,694,714	$13,541	62.5%

Total TI/LC, Capex/RR(9)	0	0	0	0	60,180	302	1.4
Net Cash Flow	$1,310,628	$1,259,270	$1,158,806	$1,537,873	$2,634,534	$13,239	61.1%
(1)	TTM column represents the trailing 12-month period ending September 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place reflects in-place rents for the 199 multifamily units only.

(4)	Underwritten Total Reimbursements represent recoveries for the 10,430 square feet of retail/restaurant space.

(5)	Underwritten Other Income includes the rent from 10,430 square feet of retail/restaurant space, garage lease rent, furnished unit premium, utility rebill and ground rent income.

(6)	Underwritten Vacancy/Credit Loss includes in-place multifamily vacancy and concessions (one unit receiving $50 per month), and in-place vacancy for the retail/restaurant space. Historically, the Vacancy/Credit Loss includes bad debt written off.

(7)	The increase in Net Operating Income from 2015 to TTM to Underwritten is primarily due to the addition of 91 new units which came online between November 2015 and January 2016. The multifamily units were leased up in the following months with occupancy increasing from 54.0% in January 2016 to the underwritten in-place occupancy of 93.5% as of November 9, 2016.

(8)	The Underwritten Net Operating Income is greater than TTM Net Operating Income as the lender underwrote rent from two retail tenants, The Rooster Club and Goldberg’s Bagel & Deli, which executed their leases in 2016. The Rooster Club has been in occupancy and paying rent since February 11, 2016. Goldberg’s Bagel & Deli is expected to take occupancy on February 1, 2017 and begin paying rent on May 1, 2017.

(9)	Underwritten Total TI/LC, Capex/RR reflects replacement reserves of $250 per unit for the 199 multifamily units and $1.00 per square foot TI/LC for the 10,430 square feet retail/restaurant space.

Property Management. The property is managed by Tuppence Management Corporation, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $700,000 for landlord obligations in connection with the retail tenant Goldberg’s Bagel & Deli’s build out, $225,385 for real estate taxes, $191,265 for insurance, $87,149 for free rent reserve and $35,351 for ground rent reserve.

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Annex A-3	JPMCC 2016-JP4

925 Common

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $18,782.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $21,252.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,146 (approximately $250 per unit annually) for replacement reserves. This reserve is not subject to a cap.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $869 ($1.00 per square foot annually for the 10,430 square feet of retail space) for tenant improvements and leasing commissions associated with the retail component of the property. This reserve is not subject to a cap.

Ground Rent Reserve - On a monthly basis, the borrower is required to escrow 1/12 of the annual ground rent payable, which currently equates to $17,675. This reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), the borrower is required to establish the lockbox account and deposit all rents and payments into the lockbox account. During a Cash Sweep Period, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” will commence upon (i) the occurrence of an event of default or (ii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period falling below 1.20x.

A Cash Sweep Period will be cured if, with respect to clause (i) above, the lender accepts a cure of such event of default, and with respect to clause (ii) above, the debt service coverage ratio is 1.25x or greater for two consecutive quarters based on the trailing 12-month period.

Ground Lease. The property is subject to a ground lease with an expiration date of September 30, 2049 and no renewal options. The ground rent is $212,103 annually, there are no rent increases and the borrower is responsible for all taxes, maintenance and insurance required under the lease. Rent under the ground lease is offset substantially by a sub-ground lease back to ground lessor for an annex portion of the property containing back-house hotel operations related to the ground lessor and some retail and spa areas. This lease is coterminous with the ground lease with no renewal option. The ground rent income from this ground lease is $197,702 per annum, with no increases. The borrower has to pay a net effective ground rent equal to $14,401. The ground lease (as amended) provides lender protections, including, but not limited to, the following: (i) the ground lease may not be modified, amended, altered, canceled or surrendered without the prior written consent of the lender; (ii) the ground lease may not be terminated without the lender’s prior written consent, unless the right to terminate is the result of a default by the borrower under the ground lease, the lender was provided notice and an opportunity to cure, and such default was not cured by the lender; (iii) if the ground lease is terminated for any reason (even the lender’s failure to cure a borrower default thereunder or a rejection in a bankruptcy), the landlord under the ground lease has agreed to enter into a new lease on substantially similar terms with the lender; (iv) no notice of default under the ground lease will be effective until the same has been delivered to the lender and the lender has had an opportunity to cure the same.

Historic Tax Credit / Master Lease. The property is a historic building which was rehabilitated in accordance with the federal tax code and state regulations to make it eligible for federal historic tax credits. Currently a portion of the property is subject to a master lease structure to facilitate investment by tax credit investor First NBC Historic Tax Partners, L.L.C., a Louisiana limited liability company (“First NBC”). The historic tax credits are subject to recapture under the federal tax code until January 1, 2021. The borrower and guarantors have loss recourse for any obligations to First NBC in connection with the historic tax credits, including, without limitation, recapture of the same.

To facilitate capturing the historic tax credit, the portion of the property consisting of 91 modern units and ground floor retail space has been master leased to a sponsor-controlled affiliate, which is 1.0% owned and controlled by the loan sponsors and 99% owned by First NBC. During the recapture period, the master lease cannot be terminated or else a recapture event would occur and First NBC would lose the benefit of the tax credits. To protect the lender from risk created by not being able to terminate the master lease without causing a recapture period, the master tenant, First NBC, sponsor-affiliated managing member of master tenant and the lender entered into a subordination non-disturbance and attornment agreement which subordinates the master lease to the loan and provides for Lender (or its nominee) to be able to replace the sponsor-affiliated managing member of the master tenant with the lender or a nominee, so as to take control of the master tenant. In addition, once the recapture period has elapsed, the borrower is obligated to cause the sponsor-affiliated managing member of the master tenant to buy out First NBC and collapse the master lease structure.

A-3-97

Annex A-3	JPMCC 2016-JP4

International Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	280,244
Loan Purpose:	Refinance	Location:	Bloomington, MN
Borrower:	International Plaza Partners 2, LLC	Year Built / Renovated:	1984 / 2016
Sponsors:	Bruce Timm and Lakeridge Land, L.P.	Occupancy:	84.7%
Interest Rate:	5.09000%	Occupancy Date:	8/31/2016
Note Date:	10/31/2016	Number of Tenants:	37
Maturity Date:	11/6/2026	2013 NOI(1):	$745,870
Interest-only Period:	12 months	2014 NOI(1):	$1,361,784
Original Term:	120 months	2015 NOI(1):	$2,254,136
Original Amortization:	360 months	TTM NOI (as of 8/2016)(1):	$2,676,053
Amortization Type:	IO-Balloon	UW Economic Occupancy:	84.6%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$6,327,150
Lockbox:	CMA	UW Expenses:	$3,473,284
Additional Debt:	N/A	UW NOI(2):	$2,853,866
Additional Debt Balance:	N/A	UW NCF:	$2,447,512
Additional Debt Type:	N/A	Appraised Value / Per SF:	$38,950,000 / $139
		Appraisal Date:	9/15/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$105,668	$105,668	N/A	Maturity Date Loan / SF:	$86
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.2%
Replacement Reserves:	$0	$4,671	N/A	Maturity Date LTV:	61.9%
TI/LC(3):	$162,980	$40,869	N/A	UW NCF DSCR:	1.32x
Other(4):	$793,939	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	91.7%	Payoff Existing Debt	$29,520,253	95.0%
Sponsor Equity	2,577,384	8.3	Upfront Reserves	1,062,586	3.4
			Closing Costs	494,545	1.6
Total Sources	$31,077,384	100.0%	Total Uses	$31,077,384	100.0%
(1)	The increase in NOI from 2013 through TTM is primarily due to an increase in occupancy from 62.4% as of December 31, 2013 to 84.7% as of August 31, 2016.

(2)	The UW NOI includes $102,151 in rent steps occurring through August 2017.

(3)	On and after the monthly payment date occurring in December 2017, the monthly TI/LC reserve deposit will be adjusted to $29,192.

(4)	Other Reserves are comprised of $574,620 for outstanding tenant improvements and $219,319 for outstanding free rent.

The Loan. The International Plaza loan has an outstanding principal balance as of the Cut-off Date of $28.5 million and is secured by a first mortgage lien on the borrower’s fee interest in a 280,244 square foot office building located in Bloomington, Minnesota. The loan has a 10-year term and, following a one-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the International Plaza loan is International Plaza Partners 2, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Bruce Timm and Lakeridge Land, L.P. Bruce Timm is the founder, president and CEO of ICM Realty Group (“ICM”). Founded in 2003, ICM is a real estate investment management firm that focuses on acquiring and managing value-add office and retail projects in the southeast and midwest United States regions and Canada. Through a series of funds, ICM currently manages more than $475.0 million, consisting of over 30 properties totaling approximately 1.8 million square feet and encompassing office, industrial, retail and residential properties throughout North America, including another office property located in the downtown Minneapolis market, approximately 12.0 miles from International Plaza.

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Annex A-3	JPMCC 2016-JP4

International Plaza

The previously existing debt was securitized in the CWCI 2006-C1 trust. The prior mortgage loan (in the amount of $36.0 million) defaulted in 2011 due to a decline in occupancy to 62.0%. At that point, the current loan sponsor, who was previously a limited partner, took over the general partnership interest in the borrower and entered into a loan modification in November 2012 with the special servicer to, among other things, (i) split the prior mortgage loan into a senior A note (in the amount of $27.0 million) and a subordinate B note (in the amount of $9.0 million), (ii) defer a portion of the interest on the senior A note, (iii) defer all of the interest on the subordinate B note, and (iv) provide that certain additional equity and capital contributions made by the loan sponsors in connection with the workout (in a maximum amount of $5.9 million) and a 6.0% preferred return thereon would be repaid upon a refinance or sale prior to the repayment of the subordinate B note. In connection with the origination of the International Plaza loan, as per the terms of the loan modification documents, the application of the related “capital event proceeds” (defined as the fair market value of the International Plaza property, which the prior servicer determined was $38 million) resulted in (1) the repayment of the senior A note in full together with accumulated deferred interest, (2) the “deemed” repayment of the equity and capital contributions together with a “deemed” preferred return and (3) payment of accrued interest on the subordinate B note and payment of a minimal amount of principal on the subordinate B note, which suffered a near complete loss of principal. The payments in respect of the senior A note and subordinate B note were made out of the proceeds of the International Plaza loan and a capital contribution by the loan sponsors (approximately $2.6 million).

The Property. The International Plaza property consists of one 10-story Class A office building totaling 280,244 square feet that is situated on an approximately 5.16 acre site and includes an attached parking facility with a six-level covered garage with 913 parking spaces and 52 parking spaces in a surface lot located in Bloomington, Minnesota. The building was originally constructed in 1984 and underwent renovations from 2012 through 2016. Amenities to the building include shared training/conference rooms, fitness center with showers/lockers, covered/heated parking, cafe, closed circuit surveillance, card access system, convenience store, ATM, vending area, mail room, salon, wi-fi lounge, electronic directory, on-site automobile servicing, free 24-hour airport shuttle service and an on-site management office with full-time dedicated management team. According to the sponsor, the 2012 through 2016 renovation was completed at a cost of approximately $10.0 million, which included common area upgrades, main lobby renovations and the addition of a fitness center, shower facility, conference facility, and a wi-fi lounge.

As of August 31, 2016, the property was 84.7% occupied by 37 tenants. The tenant roster includes companies across various industries such as media, healthcare, technology, education, real estate, finance and government. Only one tenant comprises more than 8.3% of underwritten base rent. Three tenants, representing 11.6% of the underwritten base rent, have investment grade credit ratings. The property also has 10 tenants, representing 22.9% of the underwritten base rent, that have been at the property for over 10 years. Over the last 18 months, 56,880 square feet of new and renewal leases, representing 20.3% of net rentable area and 24.1% of underwritten base rent at the property, have been signed.

The largest tenant, Newscycle Solutions, Inc., leases 13.0% of the property’s net rentable area through January 2022 and has occupied the space since July 2014. Newscycle Solutions, Inc., which maintains its headquarters at the property, is a software development company offering global technology products for the news media industry and serving more than 1,200 media companies in more than 45 countries across six continents. The second largest tenant, Cisco Systems, leases 6.5% of the property’s net rentable area through June 2020 and has occupied the space since May 2005. Cisco Systems (rated A1/AA- by Moody’s/S&P) is a multinational technology conglomerate that develops, manufactures, and sells networking hardware, telecommunications equipment, and other high-technology services and products. Cisco Systems reported approximately $49.2 billion in revenue for 2015 and, as of the end of the third quarter of 2016, had a market capitalization of approximately $159.1 billion. The third largest tenant, OffiCenters, leases 6.0% of the property’s net rentable area through January 2024 and has occupied the space since August 2013. OffiCenters provides virtual office, meeting rooms and coworking spaces in Minnetonka, Edina, Bloomington, St. Louis Park and the North Loop in Minneapolis. Two existing tenants, Newark Corporation and Commvault Systems, Inc., originally started their operations at the property in the OffiCenters space.

The Market. The property is located in the city of Bloomington, Minnesota, about 10 miles south of the Minneapolis central business district and about 12 miles southwest of the St. Paul central business district. Primary access to the neighborhood is provided by 24th Avenue South and American Boulevard. The property features visibility from Interstate 494 and is located at the interchange of Interstate 494 and 34th Avenue. The property is less than 3.0 miles from the Minneapolis-St. Paul International Airport, less than a mile from the Mall of America and approximately 11.5 miles from either downtown area. There are over 8,000 hotel rooms and numerous restaurants in the immediate area of the property, and the Mall of America is located approximately one mile west of the property. According to the appraisal, the Mall of America completed a $325 million expansion in 2015 which included a JW Marriott Hotel, a new event atrium, and space for high-end retailers. Further expansion is planned for the Mall of America to add 580,000 square feet of additional retail and a 180 room luxury hotel with condos or apartments. A 302-room Hyatt Regency located across the street from the property opened in March 2016, and a 420-unit multifamily property known as Indigo Apartments, is near completion and is also located across the street from the property. The Metro Transit Bus Stop is on the southeast corner of the property and two Light Rail Transit stops are approximately one block from the property. Light rail services the Mall of America, the airport, the Metrodome, the Government Center, and the new Target Field Twins Stadium. Free shuttle services to the airport are also available to tenants at the property.

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Annex A-3	JPMCC 2016-JP4

International Plaza

According to the appraisal, the estimated 2016 population within a three- and five-mile radius is 52,508 and 219,425, respectively. Additionally, the 2016 median household income within a three- and five-mile radius is $71,316 and $85,500, respectively. Per the appraisal, as of the second quarter of 2016, the 494 Corridor’s Class A submarket contained approximately 8.5 million square feet of office space and reported a vacancy rate of 13.5% with asking rents of $17.63 per square foot. The overall 494 Corridor submarket has the second highest asking rates in the metro area at $14.77 per square foot. The appraisal identified eight competitive properties built between 1979 and 1986 and ranging in size from 81,492 square feet to 465,168 square feet. The comparable properties reported occupancies ranging from 78% to 100% with a weighted average occupancy of approximately 88.9%. The appraisal concluded a stabilized occupancy rate of 90.0% for the property and a market rent of $14.50 per square foot for floors 1-4 and $14.75 per square foot for floors 5-10 of the property.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Newscycle Solutions, Inc.(3)	NA / NA / NA	36,355	13.0%	$13.75	15.4%	1/31/2022
Cisco Systems(4)	A1 / AA- / NA	18,344	6.5%	$14.75	8.3%	6/30/2020
OffiCenters(5)	NA / NA / NA	16,814	6.0%	$14.50	7.5%	1/31/2024
FCS Building Association	NA / NA / NA	13,984	5.0%	$13.05	5.6%	9/30/2025
Scholarship America, Inc.	NA / NA / NA	9,997	3.6%	$14.00	4.3%	3/31/2025
McEllistrem, Fargione, Landy	NA / NA / NA	9,918	3.5%	$9.80	3.0%	2/28/2019
Bloomington Convention Centers	NA / NA / NA	9,567	3.4%	$15.40	4.5%	6/30/2017
I&S Group	NA / NA / NA	9,375	3.3%	$14.60	4.2%	11/30/2023
Airline Pilots Association(6)	NA / NA / NA	8,422	3.0%	$14.00	3.6%	9/30/2021
Opin Systems	NA / NA / NA	8,125	2.9%	$10.80	2.7%	7/31/2018
(1)	Based on the underwritten rent roll dated August 31, 2016.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Newscycle Solutions, Inc. has a contraction option to reduce the size of its seventh floor space (8,699 square feet) effective July 14, 2019.

(4)	Cisco Systems has a contraction option to reduce the size of its 18,344 square feet space by no more than 3,000 square feet effective June 30, 2018.

(5)	OffiCenters has a one-time right to terminate its lease as of January 31, 2021, with 12 months’ written notice and the payment of a termination fee.

(6)	Airline Pilots Association has the option to terminate its lease in the event that Airline Pilots Association permanently ceases operation of its business within a 50-mile radius of the Minneapolis-St. Paul International Airport. Airline Pilots Association is required to provide nine months’ notice and payment of a termination fee equal to the unamortized portion of tenant improvements and leasing commissions.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	42,762	15.3%	NAP	NAP	42,762	15.3%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	42,762	15.3%	$0	0.0%
2017	6	27,317	9.7	358,066	11.0	70,079	25.0%	$358,066	11.0%
2018	5	17,343	6.2	227,727	7.0	87,422	31.2%	$585,793	18.1%
2019	4	17,949	6.4	215,343	6.6	105,371	37.6%	$801,136	24.7%
2020	7	38,567	13.8	606,694	18.7	143,938	51.4%	$1,407,830	43.4%
2021	5	26,809	9.6	342,758	10.6	170,747	60.9%	$1,750,588	54.0%
2022	5	56,359	20.1	790,824	24.4	227,106	81.0%	$2,541,412	78.3%
2023	1	9,375	3.3	136,875	4.2	236,481	84.4%	$2,678,287	82.5%
2024	2	19,782	7.1	243,803	7.5	256,263	91.4%	$2,922,090	90.1%
2025	2	23,981	8.6	322,449	9.9	280,244	100.0%	$3,244,539	100.0%
2026	0	0	0.0	0	0.0	280,244	100.0%	$3,244,539	100.0%
2027 & Beyond	0	0	0.0	0	0.0	280,244	100.0%	$3,244,539	100.0%
Total	37	280,244	100.0%	$3,244,539	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2016.

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Annex A-3	JPMCC 2016-JP4

International Plaza

Operating History and Underwritten Net Cash Flow

	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	% (2)
Rents in Place	$2,260,188	$2,365,737	$2,744,266	$3,081,743	$3,244,539	$11.58	43.4%
Vacant Income	0	0	0	0	623,575	2.23	8.3
Gross Potential Rent	$2,260,188	$2,365,737	$2,744,266	$3,081,743	$3,868,114	$13.80	51.7%
Total Reimbursements	1,466,209	1,896,858	2,595,970	2,739,880	3,455,913	12.33	46.2
Other Income(3)	136,393	163,044	156,307	159,121	159,121	0.57	2.1
Net Rental Income	$3,862,790	$4,425,639	$5,496,543	$5,980,744	$7,483,147	$26.70	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(1,155,997)	(4.12)	(15.4)
Effective Gross Income	$3,862,790	$4,425,639	$5,496,543	$5,980,744	$6,327,150	$22.58	84.6%

Total Expenses	$3,116,920	$3,063,855	$3,242,407	$3,304,691	$3,473,284	$12.39	54.9%

Net Operating Income(4)(5)	$745,870	$1,361,784	$2,254,136	$2,676,053	$2,853,866	$10.18	45.1%

Total TI/LC, Capex/RR	0	0	0	0	406,355	1.45	6.4
Net Cash Flow	$745,870	$1,361,784	$2,254,136	$2,676,053	$2,447,512	$8.73	38.7%

Occupancy(6)	62.4%	71.9%	88.3%	84.7%	84.6%

(1)	TTM reflects the trailing 12-month period ending August 31, 2016.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Other Income consists of income related to revenue sharing agreement with a valet parking operator at the property, tenant parking income for use of basement level parking spots per the terms of the tenant leases, storage income and telecom revenue from Verizon’s use of the rooftop.

(4)	The Underwritten Net Operating Income includes $102,151 in rent steps occurring through August 2017.

(5)	The increase in Net Operating Income from 2013 through TTM is primarily due to an increase in occupancy from 62.4% as of December 31, 2013 to 84.7% as of August 31, 2016.

(6)	Historical occupancies are based on December 31 for each calendar year. TTM occupancy is based on the August 31, 2016 underwritten rent roll. Underwritten occupancy represents economic occupancy.

A-3-101

Annex A-3	JPMCC 2016-JP4

Everett Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSP	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,964,703	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	123,913
Loan Purpose:	Refinance	Location:	Everett, WA
Borrowers:	Everett Mall 01, LLC and	Year Built / Renovated:	1986 / N/A
	Everett Mall 11, LLC	Occupancy:	82.2%
Sponsor:	Alan C. Fox	Occupancy Date:	11/1/2016
Interest Rate:	4.54000%	Number of Tenants:	18
Note Date:	11/1/2016	2013 NOI:	$2,323,257
Maturity Date:	11/6/2026	2014 NOI:	$2,357,101
Interest-only Period:	None	2015 NOI:	$2,249,545
Original Term:	120 months	TTM NOI (as of 9/2016):	$2,182,984
Original Amortization:	360 months	UW Economic Occupancy:	87.7%
Amortization Type:	Balloon	UW Revenues:	$2,918,021
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$542,053
Lockbox:	Springing	UW NOI(1):	$2,375,969
Additional Debt:	N/A	UW NCF:	$2,234,007
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,000,000 / $315
Additional Debt Type:	N/A	Appraisal Date:	10/2/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$218
Taxes:	$43,031	$21,516	N/A	Maturity Date Loan / SF:	$176
Insurance:	$19,787	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	$2,012	N/A	Maturity Date LTV:	56.0%
TI/LC:	$150,000	$11,068	N/A	UW NCF DSCR:	1.35x
Other(2):	$10,000	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	84.3%	Payoff Existing Debt	$31,354,497	97.9%
Sponsor Equity	5,014,278	15.7	Closing Costs	436,963	1.4
			Upfront Reserves	222,818	0.7
Total Sources	$32,014,278	100.0%	Total Uses	$32,014,278	100.0%

(1)	UW NOI includes $56,875 in rent steps occurring through November 2017.

(2)	Other Monthly Escrows and Reserves represents a reserve for deferred maintenance.

The Loan. The Everett Plaza loan has an outstanding principal balance as of the Cut-off Date of approximately $27.0 million and is secured by a first mortgage lien on the borrowers’ fee interest of a 123,913 square foot anchored retail center (shadow anchored by a Walmart Supercenter) located in Everett, Washington. The loan has a 10-year term and will amortize on a 30-year schedule. The borrowing entities for the Everett Plaza loan are two tenants-in-common, Everett Mall 01, LLC, a Washington limited liability company, and Everett Mall 11, LLC, a Delaware limited liability company, each a special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Alan C. Fox, who has full control rights over both tenant-in-common borrowers. Alan C. Fox is the founder of ACF Property Management which was formed in 1968 and currently owns and controls over 77 properties in 15 states totaling over 7.3 million square feet with an estimated value of $1.5 billion. The Everett Plaza property was previously securitized in the MSC 2007-IQ14 trust.

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Annex A-3	JPMCC 2016-JP4

Everett Plaza

The Property. The Everett Plaza property consists of nine retail buildings totaling 123,913 square feet (including 3,173 square feet of unowned improvements occupied by Jack in the Box under a ground lease) that is situated on an approximately 10.3-acre site in Everett, Washington. Everett is the largest city in Snohomish County, located within the Seattle metropolitan statistical area. The property is located along Southeast Everett Mall Way (State Route 99), with traffic counts of over 35,000 vehicles per day. The property is positioned within a concentrated retail corridor, approximately half a mile east of Interstate 5. Within a one-mile radius of the property are Best Buy, Target, Costco, Trader Joe’s, Bed Bath & Beyond, TJ Maxx and various national and local retailers and restaurants. The property sits directly across from Everett Mall, a 665,262 square foot mall anchored by Macy’s, Sears, Burlington Coat Factory, Regal Stadium 16 Cinemas and LA Fitness. The Steadfast Company-owned Everett Mall features over 110 shops and is a demand driver for the area, drawing visitors from surrounding neighborhoods. The Everett Mall was 96.5% occupied (as of May 2016) and underwent a renovation in 2012 to redevelop underutilized retail space (in the back of the mall) adding Burlington Coat Factory, Ulta Beauty and LA Fitness. Additionally, the mall’s food court, a portion of the interior as well as new facades for LA Fitness and Regal Cinemas. In addition, the property is shadow anchored by a Walmart Supercenter which opened in 2014 and by a Toys “R” Us which owns their improvements. The next closest Toys “R” Us is located approximately 8.1 miles away. Walmart bought a former Top Foods shell and expanded it to accommodate the Walmart Supercenter, the only one within 13.8 mile radius. The property shares a parking lot with Walmart Supercenter and Toys “R” Us. The property’s signage is a pylon located at the entrance to the shopping center naming anchor tenants. Access to the property is provided via two signalized entrances, one shared with Walmart Supercenter and the other aligning with the entrances to Everett Mall.

As of November 1, 2016, the property was 82.2% occupied by 18 tenants. The property is anchored by national tenants: Michaels, Petco, and Pier 1 Imports. Michaels has been a tenant at the property since May 1998 and has executed two five-year renewals (most recently exercised in March 2013). Michaels lease features two remaining five-year options. Petco has been at the property since September 1993 and has executed two ten-year renewals (most recently in June 2014). Petco’s lease features two remaining five-year options. Pier 1 Imports has been at the property since November 1987 and has executed four five-year renewals (most recently in February 2013). Pier 1 Imports’ lease features one remaining five-year option. With the exception of the three largest tenants, no individual tenant comprises more than 6.8% of the property’s net rentable area or 8.8% of underwritten base rent. Eleven tenants accounting for 62.4% of the net rentable area or 64.9% of underwritten base rent have been in occupancy at the property for more than 10 years, including Michaels, Petco, Pier 1 Imports, Half Price Books, Red Robin International, US Government - Walla Walla District, Jack in the Box, Kyoto Japanese Steak House, Verizon Wireless, Sole Perfection and Edward Jones. The property has experienced recent leasing momentum with 12 renewal or new leases since 2014 totaling 59,163 square feet.

The Market. The property is located in the Seattle Market and the Western Snohomish County Submarket. The Seattle metropolitan statistical area’s economy comprises an industry base featuring aerospace (Boeing remains the state’s largest single private employer with 85,000 employees), high-tech (Microsoft, Google, and Amazon.com – headquartered in downtown Seattle), biotechnology and export/import businesses (supported by the ports of Everett and Seattle). Boeing’s assembly plant for the 747, 767, 777 and the new 787 passenger jet is located 2.5 miles from property, employs over 30,000, draws 150,000 visitors annually and is the largest building in the world (by cubic feet). In May 2016, Boeing celebrated the opening of its new 777x Composite Wing Center at the Everett, Washington campus. Boeing reported that it invested more than $1 billion in the Everett site for construction and outfitting of the new building.

According to a third party market research report, as of the second quarter of 2016, the Western Snohomish County Submarket contained approximately 5.9 million square feet of neighborhood and community shopping center space and reported a vacancy rate of 9.1% with asking rents of $22.86 per square foot. According to the appraisal, the estimated 2015 population within a three- and five-mile radius was 119,574 and 252,817, respectively. Additionally, the estimated 2016 average household income within a three- and five-mile radius is $71,478 and $85,492, respectively. The appraisal identified four competitive properties within a half mile radius of the property. The competitive properties were built between 1975 and 2005 and range in size from 7,683 square feet to 665,262 square feet. The comparable retail properties reported occupancies ranging from 83.8% to 100.0% with a weighted average vacancy rate of approximately 4.7%. Quoted rental rates for the comparable properties range from $22.00 to $25.00 per square foot for non-anchor tenants. The appraisal concluded a vacancy rate of 8.6% and a weighted average market rent of $22.56 per square foot for the Everett Plaza property.

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Annex A-3	JPMCC 2016-JP4

Everett Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Michaels	Ba2 / B+ / NA	21,859	17.6%	$12.84	11.2%	NAV	NAV	2/28/2018
Petco	NA / B / NA	13,924	11.2%	$23.00	12.8%	$232	10.9%	5/31/2024
Pier 1 Imports	NA / B / NA	10,020	8.1%	$28.14	11.3%	$146	21.5%	1/31/2018
Half Price Books	NA / NA / NA	8,420	6.8%	$16.50	5.6%	NAV	NAV	12/31/2019
Denallis Mediterranean Fusion	NA / NA / NA	8,168	6.6%	$20.00	6.5%	NAV	NAV	10/31/2021
NY Pizza & Bar	NA / NA / NA	6,213	5.0%	$33.95	8.4%	$528	7.1%	7/31/2025
Red Robin	NA / NA / NA	5,637	4.5%	$38.77	8.8%	$674	7.2%	4/16/2019
U.S. Government USAED Walla Walla	Aaa / AA+ / AAA	5,504	4.4%	$35.50	7.8%	NAV	NAV	10/31/2020
Jack in the Box	NA / NA / NA	3,173	2.6%	$45.00	5.7%	NAV	11.0%	11/02/2021
Kyoto Japanese Steak House	NA / NA / NA	3,041	2.5%	$24.48	3.0%	$267	11.6%	5/31/2019

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent sales for the 12-month period ending September 30, 2016 for all tenants.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,013	17.8%	NAP	NAP	22,013	17.8%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	22,013	17.8%	$0	0.0%
2017	2	3,310	2.7	81,506	3.3	25,323	20.4%	$81,506	3.3%
2018	6	42,340	34.2	887,771	35.6	67,663	54.6%	$969,277	38.8%
2019	5	19,268	15.5	494,263	19.8	86,931	70.2%	$1,463,540	58.6%
2020	1	5,504	4.4	195,396	7.8	92,435	74.6%	$1,658,936	66.5%
2021	2	11,341	9.2	306,145	12.3	103,776	83.7%	$1,965,081	78.7%
2022	0	0	0.0	0	0.0	103,776	83.7%	$1,965,081	78.7%
2023	0	0	0.0	0	0.0	103,776	83.7%	$1,965,081	78.7%
2024	1	13,924	11.2	320,252	12.8	117,700	95.0%	$2,285,333	91.6%
2025	1	6,213	5.0	210931	8.4	123,913	100.0%	$2,496,264	100.0%
2026	0	0	0.0	0	0.0	123,913	100.0%	$2,496,264	100.0%
2027 & Beyond	0	0	0.0	0	0.0	123,913	100.0%	$2,496,264	100.0%
Total	18	123,913	100.0%	$2,496,264	100.0%

(1)	Based on the underwritten rent roll.

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Annex A-3	JPMCC 2016-JP4

Everett Plaza

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,374,340	$2,425,977	$2,367,194	$2,295,375	$2,496,264	$20.15	75.1%
Vacant Income	0	0	0	0	323,217	2.61	9.7
Gross Potential Rent	$2,374,340	$2,425,977	$2,367,194	$2,295,375	$2,819,481	$22.75	84.8%
Percentage Rent	62,786	59,004	55,816	41,996	50,273	0.41	1.5
Total Reimbursements	385,990	385,369	367,311	346,771	455,839	3.68	13.7
Net Rental Income	$2,823,117	$2,870,350	$2,790,321	$2,684,142	$3,325,593	$26.84	100.0%
(Vacancy / Credit Loss)	0	0	(15,655)	0	(407,572)	(3.29)	(12.3)
Other Income	9,504	11,023	7,486	372	0	0.00	0.0
Effective Gross Income	$2,832,622	$2,881,373	$2,782,152	$2,684,514	$2,918,021	$23.55	87.7%

Total Expenses	$509,364	$524,273	$532,606	$501,530	$542,053	$4.37	18.6%

Net Operating Income(3)	$2,323,257	$2,357,101	$2,249,545	$2,182,984	$2,375,969	$19.17	81.4%

Total TI/LC, Capex/RR	0	0	0	0	141,962	1.15	4.9
Net Cash Flow	$2,323,257	$2,357,101	$2,249,545	$2,182,984	$2,234,007	$18.03	76.6%

Occupancy(4)	92.4%	89.4%	88.1%	82.2%	87.7%

(1)	TTM reflects the trailing 12-month period ending September 30, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Net Operating Income includes $56,875 in rent steps occurring through November 2017.

(4)	Historical Occupancy is as of December 31 of each respective year. TTM Occupancy is as of November 1, 2016. Underwritten occupancy represents economic occupancy.

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Annex A-3	JPMCC 2016-JP4

Bilmar Beach Resort

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title(1):	Fee
Cut-off Date Principal Balance:	$24,905,313	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms)(2):	165
Loan Purpose:	Acquisition	Location:	Treasure Island, FL
Borrower:	Which Treasure Island Owner,	Year Built / Renovated:	1961-1974 / 2006
	LLC	Occupancy / ADR / RevPAR:	80.0% / $156.79 / $125.48
Sponsor:	Kline Hotel Holdings, LLC	Occupancy / ADR / RevPAR Date:	6/30/2016
Interest Rate:	4.57100%	Number of Tenants:	N/A
Note Date:	9/1/2016	2013 NOI:	$2,378,668
Maturity Date:	9/1/2026	2014 NOI(3):	$2,612,425
Interest-only Period:	None	2015 NOI(3):	$3,185,277
Original Term:	120 months	TTM NOI (as of 6/2016):	$3,360,370
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	80.0% / $156.79 / $125.48
Amortization Type:	Balloon	UW Revenues:	$14,672,894
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$11,437,129
Lockbox:	CMA	UW NOI:	$3,235,765
Additional Debt:	N/A	UW NCF:	$3,235,765
Additional Debt Balance:	N/A	Appraised Value / Per Room(4):	$37,100,000 / $224,848
Additional Debt Type:	N/A	Appraisal Date:	8/8/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$150,941
Taxes:	$264,482	$24,044	N/A	Maturity Date Loan / Room:	$122,778
Insurance:	$0	$39,713	N/A	Cut-off Date LTV(4):	67.1%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(4):	54.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.11x
Other(5):	$2,500,000	Springing	N/A	UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	69.2%	Purchase Price	$33,000,000	91.4%
Sponsor Equity	11,110,022	30.8	Upfront Reserves	2,764,482	7.7%
			Closing Costs	345,539	1.0%
Total Sources	$36,110,022	100.0%	Total Uses	$36,110,022	100.0%

(1)	The borrower has pledged both its fee interest in the property and its leasehold interest in a reciprocal parking parcel agreement with Walgreens.

(2)	Collateral for the loan consists of 119 sponsor-owned rooms and between 46.0% and 48.0% of the rental income from 43 third party-owned condominium units, which participate in a rental program.

(3)	The increase in 2015 NOI from 2014 NOI was primarily driven by increases in average occupancy and RevPAR from 79.6% to 82.6% and $112.09 to $123.54, respectively, as well as a $537,920 increase in food and beverage revenue.

(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is value” which assumes that the proposed renovation at the hotel is complete. At origination, the borrower was required to reserve $2,500,000 for the renovations at the property. The “as-is” value as of August 8, 2016 is $34.4 million, which results in a Cut-off Date LTV and Maturity Date LTV of 72.4% and 58.9%, respectively.

(5)	Other Initial Escrows and Reserves consists of a $2,500,000 reserve for room upgrades to the property. Monthly Other Escrows and Reserves consists of a deposit requirement for the condominium assessments that is triggered during a cash sweep period.

The Loan. The Bilmar Beach Resort loan is secured by a first mortgage lien on the borrower’s fee interest in 119 rooms and between 46.0% and 48.0% of the rental income from 43 third party-owned condominium units in a full-service hotel and resort in Treasure Island, Florida. The loan has an outstanding principal balance as of the Cut-off Date of approximately $24.9 million, a 10-year term and will amortize on a 30-year schedule. The previously existing debt was securitized as part of the JPMBB 2014-C19 transaction. The borrowing entity for the loan is Which Treasure Island Owner, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Kline Hotel Holdings, LLC, which is a privately-held hotel investment and advisory company focused on acquiring and managing hotels in urban and unique locations. The company was founded in 2007 by Jon Kline, the former President and Chief Financial Officer of Sunstone Hotels, and is headquartered in Newport Beach, California.

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Annex A-3	JPMCC 2016-JP4

Bilmar Beach Resort

The Property. The Bilmar Beach Resort property is a full service, 165-room resort which has 550 feet of beach frontage and is situated on a total of 3.4 acres. The property consists of the lobby building, the three-story Beaches building (opened in 1961), the four-story Shells building (opened in 1966), the eight-story Palms building (opened in 1974), the Ballroom building, and the Sloppy Joe’s building. The property features two restaurants, Sloppy Joe’s on the Beach and the Beach Café, 2,925 square feet of meeting space, two heated outdoor swimming pools, a gift shop and a fitness center. Following an approximately $16.0 million renovation that was completed in 2006, two of the three guestroom buildings (the Beaches building and the Palms building) were converted into condominiums with a total of 99 condominium-hotel units (110 hotel rooms). There are currently a total of 43 third party-owned condominium units (that participate in five-year and 11-year rental programs). Condominium unit owners who participate in the five-year and 11-year rental programs receive 52.0% and 54.0% of the rental revenue associated with their units, respectively. In order to opt out of the program, unit owners must provide 18 months’ notice. The property has an automated computer program that rotates the sold condominium units for rental use. The property also has access to 241 surface parking spaces.

In September 2016, the loan sponsor acquired a 90.0% ownership interest from its former joint venture partner, WHI Real Estate Partners, by exercising its right of first refusal for a total purchase price of $33.0 million ($277,311 per owned room). The loan sponsor has indicated that it intends to invest an additional $3.0 million ($18,182 per room) into the property throughout 2017 in order to refresh rooms and improve the hotel’s overall appearance. At closing, the borrower reserved $2.5 million to fund the planned capital investment with the remainder to be funded with ongoing FF&E reserves.

The Beaches building, opened in 1961, features units ranging from 396 square feet to 822 square feet and contains 44 condominium units and 53 hotel rooms. The Shells Building, opened in 1966, features 55 hotel keys ranging from 297 square feet to 1,055 square feet. The Palms Building, opened in 1974, features units ranging from 328 square feet to 1,244 square feet and contains a total of 55 condominium units and 59 hotel rooms. Of the 165 guestrooms, there are six ADA-equipped rooms, 14 standard king rooms, 128 double-queen rooms, three double-double bed rooms, seven suites and five penthouse units. 111 of the guestrooms have full kitchens with two burner flat top stoves, refrigerators, microwaves, coffee makers and dishware.

The property is located on Gulf Boulevard on Treasure Island, a barrier island located adjacent to St. Petersburg, Florida. Bilmar Beach Resort is approximately 7.0 miles west of Interstate 275, which runs through the Tampa Bay area and connects to Interstate 75. Treasure Island is one of six barrier islands that comprise the west central Gulf Coast region and is one of 10 communities on the barrier islands in Pinellas County. Treasure Island is known for its sunsets, white sand beaches and outdoor activities such as parasailing, jet skiing, boat tours and dolphin watching. The property is in close proximity to many shopping destinations including John’s Pass Village in Madeira Beach, Tyrone Square Mall in St. Petersburg, Westfield Countryside Mall in Clearwater and Sundial St. Pete in downtown St. Petersburg.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Bilmar Beach Resort(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	70.5%	$142.07	$100.15	78.1%	$133.38	$104.20	110.8%	93.9%	104.0%
2014	73.8%	$151.19	$111.55	79.6%	$140.90	$112.09	107.9%	93.2%	100.5%
2015	75.3%	$166.48	$125.34	82.6%	$149.52	$123.54	109.7%	89.8%	98.6%
TTM(4)	73.2%	$170.09	$124.54	80.0%	$156.79	$125.48	109.3%	92.2%	100.8%
(1)	Data provided by a third-party information provider. The competitive set contains the following properties: Holiday Inn Hotel & Suites Clearwater Beach, Howard Johnson Resort Hotel - St. Pete Beach, Alden Suites, Postcard Inn St. Pete Beach, Guy Harvey Outpost, DoubleTree Beach Resort by Hilton Tampa Bay.

(2)	Based on operating statements provided by the borrower.

(3)	Penetration Factor is calculated based on data provided by a third-party information provider for the competitive set and borrower-provided operating statements for the property.

(4)	TTM represents the trailing 12-month period ending on June 30, 2016.

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Annex A-3	JPMCC 2016-JP4

Bilmar Beach Resort

Competitive Hotels Profile(1)
			2015 Estimated Market Mix			2015 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Transient	Meeting and Group	Occupancy	ADR	RevPAR
Bilmar Beach Resort	165	1961(2)	2,925	87.0%	13.0%	82.6%	$149.52	$123.54
Holiday Inn Hotel & Suites Clearwater Beach	209	1970	4,032	85.0%	15.0%	77.0%	$177.00	$136.29
Howard Johnson Resort Hotel - St. Pete Beach	136	1970	0	90.0%	10.0%	76.0%	$145.00	$110.20
Alden Suites	143	1985	900	90.0%	10.0%	78.0%	$170.00	$136.20
Postcard Inn St. Pete Beach	196	1957	2,400	90.0%	10.0%	70.0%	$166.00	$116.20
Guy Harvey Outpost	211	1969	0	80.0%	20.0%	74.0%	$176.00	$130.24
DoubleTree Beach Resort by Hilton Tampa Bay	125	1987	2,112	80.0%	20.0%	82.0%	$150.00	$123.00
Total(3)	1,020

(1)	Based on the appraisal.

(2)	The Bilmar Beach Resort property was built from 1961-1974.

(3)	Total does not include the subject property.

Operating History and Underwritten Net Cash Flow
2013		2014	2015	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	78.1%	79.6%	82.6%	80.0%	80.0%
ADR(4)	$133.38	$140.90	$149.52	$156.79	$156.79
RevPAR(4)(5)	$104.20	$112.09	$123.54	$125.48	$125.48

Room Revenue(6)	$4,466,661	$5,342,360	$5,333,587	$5,441,873	$5,427,011	$32,891	37.0%
Food and Beverage Revenue	5,723,633	5,710,511	6,248,431	6,391,200	6,373,745	38,629	43.4
Other Departmental Revenue(6)	1,885,432	1,828,555	2,767,306	2,880,004	2,872,138	17,407	19.6
Total Revenue	$12,075,726	$12,881,426	$14,349,324	$14,713,077	$14,672,894	$88,927	100.0%

Room Expense	$1,416,986	$1,491,010	$1,620,997	$1,642,091	$1,637,606	$9,925	30.2%
Food and Beverage Expense	3,801,928	3,956,419	4,376,115	4,387,972	4,375,988	26,521	68.7
Other Departmental Expenses	174,624	287,586	368,244	475,716	474,417	2,875	16.5
Departmental Expenses	$5,393,538	$5,735,015	$6,365,356	$6,505,779	$6,488,011	$39,321	44.2%

Departmental Profit	$6,682,188	$7,146,411	$7,983,968	$8,207,298	$8,184,883	$49,605	55.8%

Operating Expenses	$2,195,592	$2,205,365	$2,359,478	$2,385,317	$2,385,130	$14,455	16.3%
Gross Operating Profit	$4,486,596	$4,941,046	$5,624,490	$5,821,981	$5,799,753	$35,150	39.5%

Management Fees	$362,272	$386,443	$430,480	$441,392	$440,187	$2,668	3.0%
Property Taxes	221,091	238,734	281,021	285,494	332,994	2,018	2.3%
Property Insurance	463,732	501,266	424,254	419,117	476,555	2,888	3.2%
Other Expenses	650,148	746,748	819,787	819,403	819,403	4,966	5.6%
FF&E	410,685	455,430	483,672	496,204	494,849	2,999	3.4%
Total Other Expenses	$2,107,928	$2,328,621	$2,439,213	$2,461,611	$2,563,988	$15,539	17.5%

Net Operating Income	$2,378,668	$2,612,425	$3,185,277	$3,360,370	$3,235,765	$19,611	22.1%
Net Cash Flow	$2,378,668	$2,612,425	$3,185,277	$3,360,370	$3,235,765	$19,611	22.1%

(1)	TTM column represents the trailing 12-month period ending on June 30, 2016.

(2)	Per Room values are based on 165 guest rooms.

(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.

(4)	ADR and RevPAR include room revenue and condominium rental fees.

(5)	RevPAR for 2009, 2010, 2011 and 2012 was $81.17, $79.99, $86.34, $97.28, respectively, and Net Cash Flow for 2009, 2010, 2011, and 2012 was approximately $1.1 million, $1.2 million, $1.6 million and $2.0 million, respectively.

(6)	Other Departmental Revenue consists of condominium rental revenue, resort fees and other miscellaneous income. Condominium rental revenue of $595,976 was included in Room Revenue for the first quarter of 2014.

Property Management. The property is managed by Which Treasure Island Lessee, LLC, which is an affiliate of the borrower.

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Annex A-3	JPMCC 2016-JP4

Bilmar Beach Resort

Condominium. The property is subject to a condominium regime, which consists of, among other things, the 99 units located in the Beaches Building and the Palms Building. The borrower currently holds 91 unit votes out of a total of 134 unit votes under the condominium declaration. Each unit owner is entitled to one vote for each unit in elections for the board of directors and general condominium association meetings. The loan documents require the borrower to retain a minimum of 68 of the total 134 units and control of the condominium association.

Partial Release. The borrower may defease a portion of the loan after the expiration of the lockout period in connection with the release of a parking parcel (the “Parking Parcel”) upon satisfaction of certain conditions set forth in the loan documents, including, without limitation, the following: (i) defeasance of an amount equal to or exceeding $1,550,000; (ii) the debt service coverage ratio (as calculated in the loan documents) for the remaining property based on the trailing 12-month period immediately preceding the release of the Parking Parcel equals or exceeds 1.15x; (iii) the borrower and the owner of the Parking Parcel enter into and record a reciprocal easement agreement or such other agreement that provides, among other things, the remaining property with (x) exclusive use of the same number of parking spaces as the property had as of origination, and (y) non-exclusive use of a sufficient number of parking spaces as are necessary for the remaining property to comply with existing zoning requirements, the requirements of all leases and any hotel franchise agreement or the restaurant license agreement.

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Annex A-3	JPMCC 2016-JP4

1140 Avenue of the Americas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,000,000	Title(2):	Leasehold
Cut-off Date Principal Balance(1):	$24,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	247,183
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	ARC NYC1140SIXTH, LLC	Year Built / Renovated:	1926 / 2015
Sponsor:	American Realty Capital New	Occupancy:	90.8%
	York City REIT, Inc.	Occupancy Date:	6/8/2016
Interest Rate:	4.10900%	Number of Tenants:	17
Note Date:	6/15/2016	2013 NOI(3):	$5,713,542
Maturity Date:	7/6/2026	2014 NOI(3):	$10,868,784
Interest-only Period:	120 months	2015 NOI(3)(4):	$13,011,926
Original Term:	120 months	TTM NOI (as of 3/2016):	$13,948,046
Original Amortization:	None	UW Economic Occupancy:	90.5%
Amortization Type:	Interest Only	UW Revenues:	$20,833,881
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$11,323,332
Lockbox:	Hard	UW NOI(4):	$9,510,549
Additional Debt:	Yes	UW NCF:	$8,893,069
Additional Debt Balance:	$75,000,000	Appraised Value / Per SF:	$180,000,000 / $728
Additional Debt Type:	Pari Passu	Appraisal Date:	5/1/2016

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$401
Taxes:	$342,123	$171,061	N/A	Maturity Date Loan / SF:	$401
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.0%
TI/LC:	$961,116	Springing	N/A	UW NCF DSCR:	2.16x
Other(5):	$828,282	$29,004	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$99,000,000	52.9%	Purchase Price(6)	$178,514,457	95.4%
Sponsor Equity	88,177,366	47.1	Closing Costs	6,531,388	3.5
			Upfront Reserves	2,131,521	1.1
Total Sources	$187,177,366	100.0%	Total Uses	$187,177,366	100.0%
(1)	The 1140 Avenue of the Americas loan is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $99.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of $99.0 million of the 1140 Avenue of the Americas Whole Loan, as defined in “The Loan” below.

(2)	The 1140 Avenue of the Americas ground lease, dated October 1, 1951, expires December 31, 2066. The original term of the ground lease was fifty years and three months, and was scheduled to expire December 31, 2016; however, the ground lessee has exercised its final option to renew the ground lease for a term of fifty years commencing January 1, 2017 and expiring December 31, 2066. The current annual rent is $348,048 with an increase on January 1, 2017 to $4,746,094 and an increase on January 1, 2042 to $5,062,500. The 1140 Avenue of the Americas property cash flows have been underwritten at the initial renewal rent step rent of $4,746,094.

(3)	The increase in 2014 NOI from 2013 NOI and 2015 NOI from 2014 NOI was driven primarily due to tenants representing approximately 73.0% of the net rentable area executing leases since the repositioning of the 1140 Avenue of the Americas property in 2012.

(4)	The decrease in UW NOI from TTM NOI is primarily due to the underwritten ground rent increasing. The current annual ground rent of $348,048 increases to $4,746,094 on January 1, 2017 which was underwritten. The monthly ground rent reserve amount will increase to an amount equal to the ground rent payable under the ground lease for the month immediately following the payment date.

(5)	Initial Other Escrows and Reserves consists of a $712,266 free rent reserve and a $116,016 ground rent reserve. The Monthly Other Escrows and Reserves consists of a monthly ground rent reserve.

(6)	Purchase Price is net of $1,485,444 in seller pro-rations for, among other items, outstanding free rent and tenant improvements, which were deducted from a gross total purchase price of $180.0 million.

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Annex A-3	JPMCC 2016-JP4

1140 Avenue of the Americas

The Loan. The 1140 Avenue of the Americas loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 22-story, 247,183 square foot Class A multi-tenant office building located in New York, New York. The whole loan has an outstanding principal balance as of the Cut-off Date of $99.0 million (the “1140 Avenue of the Americas Whole Loan”), and is comprised of four pari passu notes, each as described below. Note A-1, with an outstanding principal balance of $30.0 million, is expected to be contributed to one or more future securitization trusts and is the controlling note. The JPMCC 2016-JP4 Trust will be entitled, under certain circumstances, to be consulted with respect to certain major decisions (which rights will be exercised by the Directing Certificateholder prior to a Control Termination Event). The 1140 Avenue of the Americas Whole Loan has a 10-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	LCF	Yes
A-2	24,000,000	24,000,000	JPMCC 2016-JP4	No
A-3	25,000,000	25,000,000	WFCM 2016-LC24	No
A-4	20,000,000	20,000,000	WFCM 2016-LC24	No
Total	$99,000,000	$99,000,000

The borrowing entity for the 1140 Avenue of the Americas Whole Loan is ARC NYC1140SIXTH, LLC, a Delaware limited liability company and special purpose entity.

The nonrecourse carve-out guarantor is New York City Operating Partnership, L.P. and the loan sponsor is American Realty Capital New York City REIT, Inc. (“ARCNYC REIT”) which is the 99.993% owner and general partner of New York City Operating Partnership, L.P. As of June 30, 2016, ARCNYC REIT reported total assets of approximately $804.8 million, and a net worth of approximately $563.5 million. Exclusive of the property, ARCNYC REIT owns five properties consisting of 841,857 square feet in New York City.

The external advisor and sponsor of ARCNYC REIT is an affiliate of AR Global Investments, LLC (“AR Global”). In addition, the 1140 Avenue of the Americas property is subject to an operating management agreement with a wholly-owned subsidiary of AR Global (the “Operator”) pursuant to which the Operator is responsible for the management of the 1140 Avenue of the Americas Property. Certain principals and affiliates of AR Global as well as the previous external advisor and sponsor of ARCNYC REIT are subject to litigation and governmental proceedings. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The borrower under the 1140 Avenue of the Americas Whole Loan acquired the property in 2016 for $180.0 million (approximately $728 per square foot). The 1140 Avenue of the Americas property has undergone an extensive renovation, completed in 2015, including replacing the exterior of the building with an aluminum and glass curtain wall façade and providing floor-to-ceiling windows and enhanced sun exposure in tenant spaces. According to the seller of the 1140 Avenue of the Americas property, approximately $85.2 million ($343.87 per square foot) has been invested in renovations, tenant improvements and leasing costs since 2007, with over $39.9 million ($161.60 per square foot) invested since 2011.

The Property. 1140 Avenue of the Americas is a 22-story, 247,183 square foot Class A multi-tenant office building located in the central business district in New York, New York. Constructed in 1926 and most recently renovated in 2015, the 1140 Avenue of the Americas property is located at the northeastern corner of West 44th Street and the Avenue of the Americas. The 1140 Avenue of the Americas property totals 247,183 square feet and is comprised of 236,929 square feet of office space (95.9% of the net rentable area), 5,790 square feet of retail space (2.3% of the net rentable area) and 4,464 square feet of storage space (1.8% of the net rentable area). Office floor plates at the 1140 Avenue of the Americas property average 11,242 square feet. The 1140 Avenue of the Americas property has approximately 75 feet of frontage along the Avenue of the Americas and 125 feet of frontage along West 44th Street.

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1140 Avenue of the Americas

As of June 8, 2016, the property was 90.8% occupied by 17 tenants. The largest tenant at the property, City National Bank leases 12.3% of the net rentable area through June 2023 and has occupied its space since June 2012 with an additional expansion in January 2014. City National Bank occupies 24,417 square feet of office space, 3,378 square feet of retail space and 2,564 square feet of storage space. City National Bank offers banking, trust and investment services. City National Bank merged with Royal Bank of Canada (NYSE: RY) the largest bank in Canada and employs approximately 78,000 people with offices in approximately 40 countries. City National Bank accounts for 19.0% of the underwritten base rent and its lease contains two five-year renewal options. The second largest tenant, Waterfall Asset Management, leases approximately 10.3% of the net rentable area through August 2022 and has occupied its space since August 2012 with an additional expansion in 2014 and is expanding again in 2017 into space that is currently occupied by another tenant that is vacating. Waterfall Asset Management was founded in 2005 and is an SEC-registered specialist credit advisor. As of September 1, 2016, Waterfall Asset Management had approximately $6.3 billion in assets under management. Waterfall Asset Management accounts for 10.4% of the underwritten base rent and its lease contains one five-year renewal option. The third largest tenant, Office Space Solutions, Inc. leases 9.6% of the net rentable area through August 2021 and has occupied its space since June 2011. Office Space Solutions, Inc. provides private workspaces and meeting rooms for individuals and companies in its space. Office Space Solutions, Inc. accounts for 7.0% of the underwritten base rent and its lease contains one five-year renewal option.

The Market. The property is located in the Midtown Manhattan market within the Sixth Avenue/Rockefeller Center office submarket in New York City. The 1140 Avenue of the Americas property is located within six blocks of the A/C/E, B/D/F/M, N/Q/R, 1/2/3, 4/5/6, and 7 subway lines. New York City is the home to the headquarters of 48 companies on the 2015 Fortune 500 list and the two largest stock exchanges in the world. According to the appraisal, New York City has created more jobs over the past five years than during any five-year period in the last half century. As of the first quarter of 2016, Sixth Avenue/Rockefeller Center office inventory was comprised of approximately 40.3 million square feet, the largest submarket of primary office inventory in the country. As of the same quarter, Class A office inventory within the Sixth Avenue/Rockefeller Center office submarket was comprised of approximately 38.3 million square feet with a vacancy rate of 5.9%. As of first quarter 2016, the Class A Sixth Avenue/Rockefeller Center office submarket rental rates were $96.71 per square foot gross. The appraisal analyzed a set of five directly competitive properties within the immediate competitive area of the 1140 Avenue of the Americas property and concluded an office market rental range of $64.00 to $120.00 per square foot gross. The underwritten weighted average office rents at the 1140 Avenue of the Americas property is $86.99 per square foot gross, which is below the appraisal’s concluded office submarket rent for the 1140 Avenue of the Americas property of $96.71 per square foot gross.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
City National Bank	A3 / A+ / AA-	30,359	12.3%	$122.54	19.0%	6/30/2023
Waterfall Asset Management(3)	NA / NA / NA	25,500	10.3%	$79.65	10.4%	8/31/2022
Office Space Solutions, Inc.	NA / NA / NA	23,800	9.6%	$57.38	7.0%	8/31/2021
P\S\L Group America Limited	NA / NA / NA	20,113	8.1%	$82.94	8.5%	1/31/2021
Trilogy Global	NA / NA / NA	12,750	5.2%	$84.00	5.5%	11/30/2024
Knighthead Capital Management	NA / NA / NA	12,750	5.2%	$95.00	6.2%	12/31/2017
Field Street Capital	NA / NA / NA	12,750	5.2%	$80.50	5.3%	8/27/2019
CityMD(4)	NA / NA / NA	12,750	5.2%	$77.00	5.0%	4/15/2021
Starwood Property Trust	Ba3 / BB / NA	12,750	5.2%	$74.00	4.8%	8/31/2019
Flow Traders U.S. LLC(5)	NA / NA / NA	12,750	5.2%	$72.00	4.7%	11/30/2021
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

(3)	Waterfall Asset Management recently executed a lease for an additional 7,909 square feet that is currently occupied by TriOptima North America. TriOptima North America is expected to occupy this space until its lease expires on April 30, 2017 and Waterfall Asset Management is expected to take occupancy on May 1, 2017. The expansion space is included in Waterfall Asset Management’s Net Rentable Area (SF).

(4)	CityMD subleases its space to Aristeia Capital at a rent of $85.00 per square foot.

(5)	Flow Traders U.S. LLC has the right to terminate its lease any time after July 2018 with nine months’ notice and the payment of a $600,000 termination fee.

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1140 Avenue of the Americas

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,676	9.2%	NAP	NAP	22,676	9.2%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	22,676	9.2%	$0	0.0%
2017	1	12,750	5.2	1,211,250	6.2	35,426	14.3%	$1,211,250	6.2%
2018	0	0	0.0	0	0.0	35,426	14.3%	$1,211,250	6.2%
2019	2	25,500	10.3	1,969,875	10.1	60,926	24.6%	$3,181,125	16.3%
2020	2	10,328	4.2	869,443	4.5	71,254	28.8%	$4,050,568	20.7%
2021	5	74,697	30.2	5401447	27.7	145,951	59.0%	$9,452,015	48.4%
2022	1	25,500	10.3	2,031,135	10.4	171,451	69.4%	$11,483,150	58.8%
2023	1	30,359	12.3	3720105	19.0	201,810	81.6%	$15,203,255	77.9%
2024	2	22,561	9.1	1,875,502	9.6	224,371	90.8%	$17,078,757	87.5%
2025	1	4,312	1.7	510,000	2.6	228,683	92.5%	$17,588,757	90.1%
2026	2	18,500	7.5	1,940,000	9.9	247,183	100.0%	$19,528,757	100.0%
2027 & Beyond	0	0	0.0	0	0.0	247,183	100.0%	$19,528,757	100.0%
Total	17	247,183	100.0%	$19,528,757	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	2015	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,572,440	$16,494,082	$18,732,841	$19,210,125	$19,528,757	$79.01	87.1%
Vacant Income	0	0	0	0	2,137,460	8.65	9.5%
Gross Potential Rent	$10,572,440	$16,494,082	$18,732,841	$19,210,125	$21,666,217	$87.65	96.6%
CAM Reimbursements	(48,910)	52,675	354,068	435,992	754,179	3.05	3.4%
Net Rental Income	$10,523,530	$16,546,757	$19,086,909	$19,646,118	$22,420,396	$90.70	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,137,460)	(8.65)	(9.5)
Other Income(3)	202,726	439,581	498,390	550,946	550,946	2.23	2.5%
Effective Gross Income	$10,726,256	$16,986,338	$19,585,299	$20,197,064	$20,833,881	$84.29	92.9%

Total Expenses	$5,012,714	$6,117,554	$6,573,373	$6,249,017	$11,323,332	$45.81	54.4%

Net Operating Income(4)(5)	$5,713,542	$10,868,784	$13,011,926	$13,948,046	$9,510,549	$38.48	45.6%

Total TI/LC, Capex/RR	0	0	0	0	617,480	2.50	3.0%
Net Cash Flow	$5,713,542	$10,868,784	$13,011,926	$13,948,046	$8,893,069	$35.98	42.7%

Occupancy(6)	53.9%	82.3%	90.1%	90.8%	90.5%
(1)	TTM represents the trailing 12-month period ending on March 31, 2016.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Other Income represents electricity reimbursements, storage revenue and miscellaneous revenue.

(4)	The increase in 2015 Net Operating Income from 2013 is due to tenants representing approximately 73.0% of the net rentable area executing leases since the repositioning of the 1140 Avenue of the Americas property in 2012.

(5)	The decrease in UW Net Operating Income from TTM Net Operating Income is primarily due to the underwritten ground rent increasing. The current annual ground rent of $348,048 increases to $4,746,094 on January 1, 2017 which was underwritten.

(6)	Historical Occupancies are as of December 31 of each respective year. TTM occupancy is as of June 8, 2016. Underwritten Occupancy represents economic occupancy.

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Annex A-3	JPMCC 2016-JP4

Fry 529 Retail Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,500,000	Title(1):	Fee
Cut-off Date Principal Balance:	$21,500,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	114,911
Loan Purpose:	Refinance	Location:	Cypress, TX
Borrower:	Retail Center Fry 529, Ltd.	Year Built / Renovated:	2015 / N/A
Sponsor:	John D. Long, Jr.	Occupancy:	95.8%
Interest Rate:	4.27000%	Occupancy Date:	8/1/2016
Note Date:	10/17/2016	Number of Tenants:	16
Maturity Date:	11/1/2026	2013 NOI(2):	N/A
Interest-only Period:	60 months	2014 NOI(2):	N/A
Original Term:	120 months	2015 NOI(2):	N/A
Original Amortization:	360 months	TTM NOI (as of 7/2016)(3):	$1,284,284
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$2,648,640
Lockbox:	Springing	UW Expenses:	$865,707
Additional Debt:	N/A	UW NOI(3):	$1,782,933
Additional Debt Balance:	N/A	UW NCF:	$1,671,913
Additional Debt Type:	N/A	Appraised Value / Per SF:	$28,240,000 / $246
		Appraisal Date:	8/25/2016

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$456,713	$37,410	N/A	Maturity Date Loan / SF:	$171
Insurance:	$6,042	$6,042	N/A	Cut-off Date LTV:	76.1%
Replacement Reserves:	$1,917	$1,917	N/A	Maturity Date LTV:	69.4%
TI/LC:	$4,167	$4,167	N/A	UW NCF DSCR:	1.31x
Other(4):	$388,954	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000	100.0%	Payoff Existing Debt	$14,472,073	67.3%
			Return of Equity	5,651,111	26.3
			Upfront Reserves	857,793	4.0
			Closing Costs	519,023	2.4
Total Sources	$21,500,000	100.0%	Total Uses	$21,500,000	100.0%

(1)	In July 2016, the borrower entered into a 20-year ground lease with BCU Cypress, LLC (“BCU Cypress”) in which BCU Cypress intends to construct a building on an approximately 44,013 square foot parcel located at the northeast corner of the property. The improvements will ultimately contain a Bush’s Chicken restaurant upon completion. BCU Cypress is required to contractually begin paying rent upon the earlier of its opening for business or March 2017. The Loan Sponsor estimates that Bush’s Chicken will open for business and begin paying rent in December 2016. Approximately $163,058 was reserved at origination for all outstanding free rent, tenant improvements and leasing commissions in connection with BCU Cypress.

(2)	Historical cash flows are not available as the property was constructed in 2015.

(3)	The increase in UW NOI from TTM NOI is attributable to four leases that commenced in June and July of 2016 and the inclusion of three leases that commence in December 2016, which in total account for approximately $419,679 in underwritten annual base rent.

(4)	Other Escrows and Reserves consists of approximately $338,154 in outstanding tenant improvements and leasing commissions relating to three tenants, La Seafood Café, El Kiosko and Bush’s Chicken, that have signed leases but have not yet taken occupancy, and outstanding tenant improvements relating to the Rodeo Dental expansion. La Seafood Café, El Kiosko and Bush’s Chicken are expected to take occupancy in December 2016. Additionally, Other Escrows and Reserves includes $50,800 in outstanding free rent relating to the three new tenants, La Seafood Café, El Kiosko and Bush’s Chicken.

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Annex A-3	JPMCC 2016-JP4

Fry 529 Retail Center

The Loan. The Fry 529 Retail Center loan has an outstanding principal balance as of the Cut-off Date of $21.5 million and is secured by a first mortgage lien on the borrower’s fee simple interest in a 114,911 square foot grocery-anchored retail center located in Cypress, Texas. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Retail Center Fry 529, Ltd., a Texas limited partnership and single purpose entity.

The loan sponsor and nonrecourse carve-out guarantor is John D. Long, Jr., founder and current president of J.D. Long Masonry. John D. Long, Jr. founded J.D. Long Masonry in 1990 and J.D. Long Masonry is currently one of the ten largest masonry subcontractors in the United States. The company’s projects include schools, hospitals, institutional facilities, multifamily apartments and condominiums and a full range of commercial office and retail projects. J.D. Long Masonry, which is headquartered in Manassas, Virginia, has averaged annual revenue in excess of $40.0 million over the last seven years. Additionally, John D. Long, Jr. has experience in leasing, management and financing real estate investments through numerous interests in multifamily and commercial partnerships and limited liability companies primarily focused in the Northern Virginia suburbs of Washington, D.C. and the state of Texas.

The Property. The Fry 529 Retail Center property is a 114,911 square foot, grocery anchored neighborhood retail center located in Cypress, Texas. The property was constructed in 2015 and is situated on approximately 23.0 acres. The property contains 614 parking spaces resulting in a parking ratio of approximately 5.34 spaces per 1,000 square feet.

As of August 1, 2016, the Fry 529 Retail Center property was 95.8% occupied by 16 tenants. The largest tenant at the property, Fiesta Mart, leases, 52.2% of the net rentable area through January 2035 and has occupied its space since the property was constructed in January 2015. Fiesta Mart is a Texas-based food retailer founded in 1972. Fiesta Mart currently has 60 stores open in the Houston, Austin and Dallas-Fort Worth markets serving customers from over 100 countries of origin. Additionally, the loan sponsor reported that Fiesta Mart invested approximately $7.0 million ($117 per square foot) towards the initial construction of their store. In April 2015, Fiesta Mart was acquired by Acon Investments, a Washington, D.C.-based private equity firm with approximately $4.4 billion in assets. Fiesta Mart accounts for 30.1% of the underwritten base rent at the property and its lease contains four five-year renewal options remaining. Fiesta Mart reported year to date sales through October 2, 2016 of approximately $18.9 million ($421 per square foot) on an annualized basis resulting in an occupancy cost of approximately 3.3%. The second largest tenant at the property, Goodwill, leases 17.8% of the net rentable area through May 2030 and has occupied its space since April 2015. Goodwill is an American non-profit organization that provides job training, employment placement services and other community-based programs such as the selling of donated clothing and other household items. Goodwill has grown to operate over 3,100 stores within 15 different countries. Goodwill accounts for 21.7% of the underwritten base rent at the property and its lease contains two, five-year renewal options remaining. The third largest tenant, Rodeo Dental, leases 6.0% of the net rentable area through May 2025 and has occupied its space since June 2016. Rodeo Dental is a full service dental and orthodontics office with 11 locations throughout Texas. Rodeo Dental accounts for 10.6% of the in-place base rent at the property and its lease contains two, five-year renewal options remaining.

The Market. The Fry 529 Retail Center property is located approximately 22 miles northwest of the Houston central business district. The property is located at the southeast intersection of Fry Road and FM-529, which have a cumulative traffic count of approximately 46,000 vehicles per day. The property is located within Cypress, a master-planned community which dates back to the 1990s. According to the appraisal, the property’s primary trade area is approximately three to five miles. The estimated population as of 2016 within a one-, three- and five-mile radius is approximately 19,276, 99,902 and 253,800, respectively, and has experienced strong growth since 2000, with annual growth rates of approximately 15.9%, 12.1% and 8.8%, respectively. Additionally, the median household income as of 2016 within a one-, three- and five-mile radius is approximately $63,912, $71,067 and $79,117, respectively.

The property is located in the Northwest submarket, which has a vacancy rate of 4.7% and average asking rents of approximately $16.26 per square foot as of the second quarter of 2016, which compares to 4.8% and $15.38 per square foot as of the second quarter of 2015, respectively. The appraisal identified six properties as directly competitive with the Fry 529 Retail Center property. The comparable properties are located between 0.2 miles and 15.3 miles from the property and ranged in size from approximately 15,216 to 203,495 square feet. Occupancy at the comparable properties ranged from approximately 88.0% to 100.0%. Additionally, the appraisal identified approximately 3.9 million square feet of retail space under construction in the Northwest submarket.

A-3-115

Annex A-3	JPMCC 2016-JP4

Fry 529 Retail Center

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Fiesta Mart(2)	NA / NA / NA	60,000	52.2%	$9.00	30.1%	1/31/2035
Goodwill	NA / NA / NA	20,460	17.8%	$19.00	21.7%	5/31/2030
Rodeo Dental	NA / NA / NA	6,896	6.0%	$27.58	10.6%	5/31/2025
Fiesta Liquors Inc	NA / NA / NA	5,000	4.4%	$20.00	5.6%	1/31/2020
Familia Care, Inc.	NA / NA / NA	4,858	4.2%	$27.96	7.6%	7/31/2020
Chuan Ping Lin	NA / NA / NA	1,800	1.6%	$27.00	2.7%	12/31/2020
BeBe Nails	NA / NA / NA	1,500	1.3%	$30.00	2.5%	3/31/2020
La Seafood Café	NA / NA / NA	1,500	1.3%	$28.00	2.3%	11/30/2026
Subway Real Estate, LLC	NA / NA / NA	1,457	1.3%	$32.00	2.6%	3/31/2020
SEM Pharmacy	NA / NA / NA	1,400	1.2%	$25.00	1.9%	7/31/2021
(1)	Based on the underwritten rent roll.

(2)	Fiesta Mart reported year to date sales through October 2, 2016 of approximately $18.9 million, or $421 per square foot on an annualized basis resulting in an occupancy cost of approximately 3.3%.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,860	4.2%	NAP	NAP	4,860	4.2%	NAP	NAP
2016 & MTM	0	0	0.0	$0	0.0%	4,860	4.2%	$0	0.0%
2017	0	0	0.0	0	0.0	4,860	4.2%	$0	0.0%
2018	2	2,520	2.2	70,560	3.9	7,380	6.4%	$70,560	3.9%
2019	1	1,260	1.1	27,687	1.5	8,640	7.5%	$98,247	5.5%
2020	5	14,615	12.7	376,076	21.0	23,255	20.2%	$474,323	26.4%
2021	2	2,800	2.4	72,800	4.1	26,055	22.7%	$547,123	30.5%
2022	0	0	0.0	0	0.0	26,055	22.7%	$547,123	30.5%
2023	0	0	0.0	0	0.0	26,055	22.7%	$547,123	30.5%
2024	0	0	0.0	0	0.0	26,055	22.7%	$547,123	30.5%
2025	1	6,896	6.0	190,192	10.6	32,951	28.7%	$737,314	41.1%
2026	2	1,500	1.3	54,000	3.0	34,451	30.0%	$791,314	44.1%
2027 & Beyond	3	80,460	70.0	1,003,740	55.9	114,911	100.0%	$1,795,054	100.0%
Total	16	114,911	100.0%	$1,795,054	100.0%
(1)	Based on the underwritten rent roll.

A-3-116

Annex A-3	JPMCC 2016-JP4

Fry 529 Retail Center

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$1,446,278	$1,795,054	$15.62	64.7%
Vacant Income	0	136,080	1.18	4.9%
Gross Potential Rent	$1,446,278	$1,931,134	$16.81	69.6%
Total Reimbursements	566,663	843,739	7.34	30.4%
Net Rental Income	$2,012,941	$2,774,873	$24.15	100.0%
(Vacancy/Credit Loss)	0	(138,744)	(1.21)	(5.0)%
Other Income	19,806	12,510	0.11	0.5%
Effective Gross Income	$2,032,747	$2,648,640	$23.05	95.5%

Total Expenses	$748,463	$865,707	$7.53	32.7%

Net Operating Income	$1,284,284	$1,782,933	$15.52	67.3%

Total TI/LC, Capex/RR	0	111,020	0.97	4.2%
Net Cash Flow	$1,284,284	$1,671,913	$14.55	63.1%

Occupancy(4)	93.2%	95.0%
(1)	Historical cash flows are not available as the property was constructed in 2015.

(2)	The TTM column represents the trailing 12 months ending July 31, 2016.

(3)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of fields.

(4)	TTM Occupancy is as of August 1, 2016. Underwritten Occupancy represents economic occupancy.

A-3-117

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE LEFT INTENTIONALLY BLANK]

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Operating Advisor/
Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer

J.P. Morgan Chase Commercial	Wells Fargo Bank, National Association	LNR Partners, LLC	Pentalpha Surveillance LLC
Mortgage Securities Corp.		1601 Washington Avenue	375 North French Road
	Three Wells Fargo, MAC D1050-084	Suite 700	Suite 100
383 Madison Avenue	401 S. Tryon Street, 8th Floor	Miami Beach, FL 33139	Amherst, NY 14228
New York, NY 10179	Charlotte, NC 28202

Contact:	Contact:
Kunal Singh	REAM_InvestorRelations@wellsfargo.com	Contact: www.lnrpartners.com	Contact: Don Simon
Phone Number: (212) 834-5467		Phone Number: (305) 695-5600	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date
Controlling Class Information

Controlling Class:
Effective as of: mm/dd/yyyy

Directing Certificateholder:
Other identity under which the Directing Certificateholder
or its parent entity primarily operates:

Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
	0.00			0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate
MH	-	Mobile Home Park															Reduction

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	JPMCC Commercial Mortgage Securities Trust 2016-JP4 Commercial Mortgage Pass Through Certificates Series 2016-JP4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	1/18/17
8480 Stagecoach Circle		Record Date:	12/30/16
Frederick, MD 21701-4747		Determination Date:	1/11/17

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2016 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer.
Transaction: JPMCC Commercial Mortgage Securities Trust 2016-JP4, Commercial Mortgage Pass-Through Certificates, Series 2016-JP4
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: LNR Securities Holdings, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List applicable mortgage loans].

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.       Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

b.	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor

C-2

does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each mortgage loan seller, with respect to each Mortgage Loan, represents and warrants generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2 to this prospectus. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)   Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)   Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

D-1-1

(3)   Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)   Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)   Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)   Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since November 14, 2016.

(7)   Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the issuing entity (or, with respect to any Non-Serviced Mortgage Loan, to the securitization trust relating to the controlling Non-Serviced Companion Loan) constitutes a legal, valid and binding endorsement or assignment to the issuing entity (or, with respect to any Non-Serviced Mortgage Loan, to the securitization trust relating to the controlling Non-Serviced Companion Loan). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged

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Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)   Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)   Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any

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mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)   Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)   Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)   Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)   Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation

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and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)   Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)   Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)   Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)   No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)   Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged

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Property or the expiration of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)   Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or

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irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)   No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21) No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22)   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)   Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the

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Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24)   Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25)   Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)   Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)   Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor;

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(ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)   Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)   Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating

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statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)   Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose

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organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date or (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35) Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)   Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(A)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of

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the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)       The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)       The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)       The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)       The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)       The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)       Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses,

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or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)   Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38) ARD Loan. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)   Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(40)   No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there

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has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)   Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)   Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)   Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further

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action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

(44)   Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)   Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing

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Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)   Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47)   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)   Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)   Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Hilton Hawaiian Village (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 2), 9 West 57th Street (Loan No. 3), Riverway (Loan No. 4), Moffett Gateway (Loan No. 5), Summit Mall (Loan No. 6), Salesforce Tower (Loan No. 22) and Dick’s Sporting Goods Portfolio (Loan No. 23)	(Lien; Valid Assignment) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
7	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Lien; Valid Assignment) – The ground leases for the Mortgaged Properties that are secured by the related Mortgagor’s leasehold interests require that the leasehold interests be subordinated to the lien of any fee mortgage, provided that the related Mortgagor is granted non-disturbance in connection with any such subordination. With respect to the Dick’s Fort Wayne Mortgaged Property, the related Mortgaged Property is comprised of a leasehold interest and a subleasehold interest, and the subleasehold interest is subject to a prime ground lease and a non-disturbance agreement that provides that the ground lessor may not disturb the related Mortgagor or its mortgagee’s interest in the leasehold estate following a termination of the prime ground lease.
8	Fresno Fashion Fair Mall (Loan No. 2)	(Permitted Liens; Title Insurance) – Pursuant to the related lease, the largest tenant at the Mortgaged Property, JCPenney, has the right to purchase its leased space at the Mortgaged Property. Mortgagor may nullify this purchase option by releasing the tenant from its obligations under the lease, and the Mortgage Loan documents require that Mortgagor reject any offer to purchase the leased parcel.
8	Moffett Gateway (Loan No. 5)	(Permitted Liens; Title Insurance) – The sole tenant at the Mortgaged Property, Google, has a right of first offer, so long as Mortgagor or an affiliate owns the Mortgaged Property, to purchase all or any portion of the Mortgaged Property that Mortgagor is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any

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JPMorgan Chase Bank, National Association
portion of the Mortgaged Property.
8	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Permitted Liens; Title Insurance) – The landlord of the Dick’s Bloomingdale Mortgaged Property has an option to purchase the Mortgaged Property at fair market value upon tenant’s failure to operate at the leased premises for 365 days or more (not including casualty or condemnation). In the event that the tenant rejects such an option to purchase or the fair market value cannot be agreed upon, and the tenant subsequently receives an offer to purchase the tenant’s leasehold interest in the property, the tenant must first offer the property to the landlord at such offered purchase price, and the landlord has thirty (30) days to accept or reject such offer.
9	Fresno Fashion Fair Mall (Loan No. 2)

(Junior Liens) – The Mortgage Loan documents permit Mortgagor to incur personal property purchase money financing and leases that are (a) associated with the Mortgaged Property used in the ordinary course of operating and maintaining the Mortgaged Property whose removal would not materially damage or impair the value of the property (as determined by the borrower in its reasonable judgment) and (b) secured only by the financed property, up to an aggregate amount of not greater than $2,000,000, except that such limit does not apply to equipment leases associated with sustainability and environmental initiatives (including, but not limited to, initiatives such as solar panel installations and fuel cell installations) provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000.

The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy Loan” (PACE) which is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $10,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).

9	9 West 57th Street (Loan No. 3)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 35.3%; (ii) a combined debt service coverage ratio equal to or greater than 3.08x; and (iii) the execution of an intercreditor agreement reasonably satisfactory to the lender and the Rating Agencies.
9	Moffett Gateway (Loan No. 5)	(Junior Liens) – There is a mezzanine loan in the amount of $50,000,000, which is held by JPMCB. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender are negotiating an intercreditor

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agreement, a copy of which will be included in the Mortgage File.
9	Summit Mall (Loan No. 6)	(Junior Liens) – The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy Loan” (PACE) which is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $5,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).
9	Hotel Palomar San Diego (Loan No. 8)	(Junior Liens) – In connection with a permitted transfer of the Mortgaged Property to a third party and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents, the owners of the transferee are permitted to obtain a mezzanine loan upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 65.0%; (ii) a combined projected debt service coverage ratio for the 12 month period immediately following the origination date of the mezzanine loan of not less than 1.40x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.
9	Salesforce Tower (Loan No. 22)	(Junior Liens) – There is a mezzanine loan in the amount of $24,500,000, which is held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
9	HGI Kennesaw (Loan No. 28)	(Junior Liens) – The Mortgage Loan documents permit the owners of Mortgagor to obtain a mezzanine loan secured by the equity interests in Mortgagor upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 61.2%; (ii) a combined projected debt service coverage ratio for the 12 month period immediately following the origination date of the mezzanine loan of not less than 2.70x; (iii) a combined debt yield of not less than 16.0%; and (iv) the execution of an intercreditor agreement satisfactory to the lender.
10	Hilton Hawaiian Village (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 2), 9 West 57th Street (Loan No. 3), Riverway (Loan No. 4), Moffett Gateway (Loan No. 5), Summit Mall (Loan No. 6), Salesforce Tower (Loan No. 22) and Dick’s Sporting Goods	(Assignment of Leases and Rents) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.

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Portfolio (Loan No. 23)
12	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Condition of Property) – The property condition reports obtained at origination of the Mortgage Loan recommended certain deferred maintenance at the Mortgaged Properties in the aggregate amount of $137,500, which includes repairs to the sidewalk and ADA upgrades for the Dick’s Concord Mortgaged Property and a roof replacement for the Dick’s Wichita Mortgaged Property. Mortgagors were not required to reserve any funds at origination of the Mortgage Loan for such deferred maintenance. The Mortgage Loan documents provide to the extent the tenants at the Mortgaged Properties fail to complete the deferred maintenance on or before the deadlines provided in the Mortgage Loan documents, Mortgagors are required to deposit 115% of such amount into a reserve for the deferred maintenance.
15	The Riviera (Loan No. 27)	(Actions Concerning Mortgage Loans) – The Mortgage Loan sponsor, Swapnil Agarwal, is currently a defendant in a civil lawsuit. The claims against the sponsor are for tortious interference and misappropriation of trade secrets. The plaintiff is claiming damages of $200,000.00 to $1,000,000.00. No trial date has been set.
18	Hilton Hawaiian Village (Loan No. 1)

(Insurance) – The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $60,000,000, rather than five percent (5%) of the then outstanding principal balance of the Mortgage Loan.

Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $500,000 per occurrence, and Mortgagor may utilize a $5,000,000 aggregate deductible in conjunction with a per occurrence deductible which will not exceed $500,000 per occurrence except with respect to flood, wind and earthquake coverage (which may contain a deductible not to exceed 5% of the total insurable value of the Mortgaged Property subject to a $1,000,000 minimum). Mortgagor is permitted to maintain flood, wind and earthquake coverage with a maximum deductible of 15% of the total insurable value of the Mortgaged Property if the guarantor delivers a guaranty of that portion that exceeds the 15% limit. In addition, subject to Rating Agency approval, Mortgagor is permitted to provide coverage for named windstorm in an amount equal to the greater of $500,000,000 per occurrence and the 1,000 year Probable Maximum Loss as indicated in a risk analysis for all risk locations under the policy.

The Mortgage Loan documents permit Mortgagor to

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maintain commercial general liability insurance with a combined limit of not less than $1,500,000 in the aggregate.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage is provided by insurance companies having a claims paying ability rating of “A” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company) and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “BBB+” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company).

Mortgagors may maintain a portion of their coverage with United Specialty Insurance Company (“United”) in its current participation amounts and positions within the syndicate, provided that Mortgagors obtain reinsurance with a cut-through endorsement, acceptable to the lender and the Rating Agencies, with respect to United from an insurance company which is rated at least “A” with S&P and “A2” with Moody’s, to the extent Moody’s rates the certificates and rates the applicable insurance company, or such higher rating as may be required by a Rating Agency, not to exceed “A+” with S&P and “A1” with Moody’s, to the extent Moody’s rates the certificates and rates the applicable insurance company.

18	9 West 57th Street (Loan No. 3)

(Insurance) – In the event the Mortgaged Property is located in a federally designated “special flood hazard area”, the Mortgage Loan documents require flood insurance in an amount equal to (i) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus (ii) such greater amount as the lender may reasonably require, not to exceed $250,000,000.

The Mortgage Loan documents permit insurance through a multi-layered policy, provided that at least 75% of the coverage (if there are 4 or fewer insurance companies issuing the policies) or at least 60% of the coverage (if there are 5 or more insurance companies issuing the

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policies) is with carriers having a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (to the extent Moody’s rates the certificates and the insurer), and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P and “BBB” or better by Moody’s (to the extent Moody’s rates the certificates and the insurer).
18	Fresno Fashion Fair Mall (Loan No. 2)

(Insurance) – Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) 5% of the insured value for windstorm coverage (subject to a $1,000,000 minimum), (ii) 5% of the insured value for earthquake coverage (subject to a $1,000,000 minimum), (iii) 5% of the insured value for flood coverage (subject to a $1,000,000 minimum for high hazard flood zones) and (iv) $100,000 for all other such coverage.

The Mortgage Loan documents permit Mortgagor to maintain general liability insurance coverage with a deductible or self-insured retention of $100,000.

The Mortgage Loan documents require insurers to have (i) an S&P rating of at least “A” or better and Moody’s rating of at least “A2”, if Moody’s is rating the Certificates and rates the applicable insurance company (however for multilayered blanket policies, up to 20% of such coverage may be written by carriers with a rating of not less than “BBB” by S&P and “Baa2” by Moody’s, if Moody’s is rating the Certificates and rates the applicable insurance company) and (ii) an AM Best rating of “A-:VIII” or better.

Mortgagor may obtain insurance policies which (i) have coverages, deductibles and/or other related provisions other than those required by the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements of the Mortgage Loan documents, provided that Mortgagor receives the lender’s prior written consent and, if required by the lender, a rating agency confirmation.

18	Moffett Gateway (Loan No. 5)	(Insurance) – The Mortgage Loan documents permit Mortgagor to maintain a portion of the earthquake insurance coverage with Aspen Specialty Insurance Company in its current participation amount within the syndicate, provided that the AM Best rating of the insurer is not withdrawn or downgraded below its rating as of the origination date and, upon renewal of the current policy, Mortgagor replaces Aspen Specialty Insurance Company with an insurance company meeting the requirements of the Mortgage Loan documents.
18	Summit Mall (Loan No. 6)	(Insurance) – The deductible for the all-risk special form property insurance and flood insurance may not exceed $500,000 (the deductible may also be higher than

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$500,000 if Mortgagor delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the Mortgage Loan documents).

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	Hotel Palomar San Diego (Loan No. 8)	(Insurance) – The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) or at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.
18	Bilmar Beach Resort (Loan No. 13)	(Insurance) – If any portion of the Mortgaged Property improvements are currently or at any time in the future located in a federally designated “special flood hazard area”, Mortgagor is required to obtain flood hazard insurance in an amount equal to the (1) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, as provided through a National Flood Insurance Program policy (“NFIP Policy”) plus (2) such greater amount, but in no event shall such greater amount be required in an amount greater than $10,000,000, and with deductibles as the lender shall reasonably require; provided, however, the lender shall not require an NFIP Policy pursuant to clause (1) above for so long as Mortgagor provides a private flood policy comparable to the NFIP Policy as determined by the lender.
18	Salesforce Tower (Loan No. 22)	(Insurance) – The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a claims paying ability rating of “A” or better by S&P, and (B) the remaining forty percent

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(40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
18	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Insurance) – To the extent that, with respect to any individual Mortgaged Property, (i) the lease at such individual Mortgaged Property is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease at such individual Mortgaged Property, (iii) each applicable tenant remains fully liable for the obligations and liabilities under each lease at such individual Mortgaged Property, (iv) each applicable tenant maintains coverage for such individual Mortgaged Property that satisfies the requirements of the Mortgage Loan documents or, if not in compliance, is otherwise acceptable to the lender in its reasonable discretion, and (v) the Mortgagor has provided evidence satisfactory to the lender that each applicable tenant maintains in full force and effect the insurance described in clause (iv) above with respect to such individual Mortgaged Property, then, with respect to such individual Mortgaged Property, the Mortgagor will not be required to maintain the coverage required under the Mortgage Loan documents, except with respect to (A) the commercial general liability insurance and umbrella liability insurance requirements, (B) business income or rental loss insurance, and (C) terrorism coverages on the policies maintained in (A) and (B) (if such terrorism coverage is not maintained by the applicable tenant).
19	Riverway (Loan No. 4)	(Access; Utilities; Separate Tax Lots) – A portion of the Mortgaged Property is a building that houses a daycare facility. The tax parcel on which such portion of the Mortgaged Property is situated contains additional land that is not part of the Mortgaged Property. The Mortgage Loan agreement requires that the Mortgagor cause the appropriate governmental authority to cause such portion of the Mortgaged Property to be assessed as a separate tax parcel prior to January 1, 2018. Mortgagor is required to deposit into the monthly tax escrow reserve sufficient funds to cover the Mortgaged Property and additional land, until a separate parcel identification number is obtained.
19	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Access; Utilities; Separate Tax Lots) – The Mortgaged Properties that are comprised of leasehold interests are not separate tax parcels and taxes are assessed based on the larger shopping centers. There is a loss carve-out in the Mortgage Loan documents for any failure of these Mortgaged Properties to be as separate tax parcels, if such failure results in (i) the lender’s payment of real

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estate taxes that are allocated to properties other than such individual Mortgaged Properties or (ii) any termination of the related ground leases for such Mortgaged Properties.
26	Summit Mall (Loan No. 6)	(Local Law Compliance) – The zoning report indicates that the Mortgaged Property is legal non-conforming due to the drive-through at Chase Bank and Goodyear (vehicle servicer center) being conditional uses in the zoning district, among other non-conformities. The applicable zoning ordinance provides that any building or structure containing a nonconforming use, which has been damaged by casualty, may be reconstructed and used as before if such reconstruction is done within 12 months of such calamity, unless damaged for more than 50% of its fair market value, as determined by the local Board of Zoning and Building Appeals at the time of such damage. If damage is more than 50%, the board has the right to permit or refuse continuance of the nonconforming use on the basis of its degree of nuisance to the surrounding areas. Laws and ordinances coverage was obtained by Mortgagor and is required by the Mortgage Loan documents.
26	North Hills Village (Loan No. 7)	(Local Law Compliance) – According to the zoning report obtained at origination, the use of the Mortgaged Property is a legal non-conforming use (the use of the Mortgaged Property as a shopping center requires a conditional use permit) and there exists a parking deficiency of 835 spaces. The applicable zoning regulation provides that the Mortgaged Property may be rebuilt following a casualty or condemnation, so long as reconstruction is commenced within one (1) year of the date of the casualty or condemnation, as applicable, and the construction is completed within two (2) years. Laws and ordinance coverage is required by the Mortgage Loan documents and was obtained by Mortgagor at origination, and the Mortgage Loan documents also include a loss carve-out for any failure to commence or complete construction following a casualty or condemnation within the time frames established by the zoning code.
28	Hilton Hawaiian Village (Loan No. 1)

(Recourse Obligations) – The aggregate liability of the guarantor with respect to all full recourse carve-outs in the Mortgage Loan documents may not exceed an amount equal to 10% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred).

The guarantor is not a party to the environmental indemnity, and Mortgagors are the sole parties liable for any breaches or violations of the environmental

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indemnity.

The indemnification obligations of Mortgagors and the guarantor under the environmental indemnity will terminate three (3) years after the full and indefeasible payment of the Mortgage Loan provided that at the time of such payment, Mortgagors or the guarantor furnish to the lender an updated environmental report from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, which updated report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings directly connected with any environmental matter addressed in the indemnity, or (D) the presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with applicable laws.

The carve-out regarding material misrepresentations is limited to material and willful misrepresentations.

The carve-outs regarding willful misconduct and waste are limited to willful misconduct that results in physical damage or waste to the Mortgaged Property.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

Failure to obtain the lender’s prior consent to any transfer of the Mortgaged Property or a transfer of the ownership interests in Mortgagors (excluding permitted transfers under the Mortgage Loan documents) is a loss carve-out.

28	9 West 57th Street (Loan No. 3)

(Recourse Obligations) – The indemnification obligations of Mortgagors and the guarantor under the environmental indemnity will terminate two (2) years after the full and indefeasible payment of the Mortgage Loan provided that at the time of such payment, Mortgagors or the guarantor furnishes to the lender an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the lender and acceptable to the Rating Agencies, which updated report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued

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pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, which has not been cured in accordance with applicable laws, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in the indemnity, or (D) the unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable laws.

The carve-out regarding material misrepresentations is limited to intentional material misrepresentations.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

28	Fresno Fashion Fair Mall (Loan No. 2)

(Recourse Obligations) – There is no carve-out for willful misconduct.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

The carve-out for material physical waste is limited to intentional physical waste of any portion of the Mortgaged Property (except for non-income producing portions of the Mortgaged Property which would not materially and adversely affect the ongoing use, economic value of, revenue or operations of the remaining Mortgaged Property) by Mortgagor, the guarantor or any of their affiliates.

Mortgagor has sixty (60) days to discharge an involuntary bankruptcy petition against Mortgagor by anyone other than the lender for which Mortgagor or any affiliate solicited or caused to be solicited petitioning creditors (other than the lender) for such involuntary petition prior to triggering full recourse liability for such carve-out.

There is no full recourse carve-out for acquiescence to an involuntary bankruptcy filing.

The carve-out for unauthorized transfers is limited to (i) any voluntary transfer of all or substantially all of the fee title to the real estate comprising the Mortgaged Property or (ii) any voluntary conveyance of any direct or indirect interest in Mortgagor in which a change of control prohibited by the Mortgage Loan documents occurs; provided that there is no liability under this carve-out for a transfer with respect to which Mortgagor or any other party has failed to provide notice to the lender or the opportunity to review any documentation in connection with such transfer, or copies of the documentation relating

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to such transfer, which such transfer would otherwise constitute a permitted transfer under the Mortgage Loan documents if Mortgagor had provided such requisite notice and/or provided such documentation to the lender).

Mortgagor and guarantor will not have full recourse liability for transfers in violation of the Mortgage Loan documents or liability for losses under the non-recourse carve-out provisions to the extent that the circumstance, event or condition which gives rise to the breach or violation is directly attributable to one or more of the following: (i) insufficient revenues from the Mortgaged Property; (ii) Mortgagor’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged Property cash flow, or otherwise; (iii) insolvency of Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of Mortgagor’s debts and liabilities as they become due and payable from sources other than revenues from the Mortgaged Property (subject to the carve-out related to special purpose entities); (v) the failure to pay the Mortgage Loan as a result of (i), (ii) or (iii) above; (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of Mortgagor, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor or (vii) a transfer with respect to which Mortgagor or any other person or entity has failed to provide notice to the lender or the opportunity to review any documentation for such transfer, in the event the transfer would otherwise be allowed under the Mortgage Loan documents.

In the event that (i) the Mortgage Loan is paid in full, and (ii) not more than three (3) months prior to the second anniversary of the date on which the Mortgage Loan is paid in full (or at any time thereafter), Mortgagor, at its sole cost and expense, delivers to the indemnitee a current Phase I environmental site assessment of the Mortgaged Property in form and substance reasonably satisfactory to the indemnitee and prepared by a qualified environmental consultant chosen or approved by the indemnitee in its sole but good faith discretion (and delivers a follow up Phase II environmental report if required by the Phase I) and such other information or investigations as the indemnitee may reasonably require, which conclude that the Mortgaged Property contains no “recognized environmental conditions” (as that term is used by environmental professionals under applicable ASTM standards), Mortgagor and guarantor are required to be released from their obligations under the environmental indemnity on the second anniversary of the date on which the Mortgage Loan is paid in full (or at any time thereafter,

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if such conditions are satisfied after the second anniversary of such date).

Mortgagor has obtained environmental coverage as part of its blanket environmental insurance policy. The environmental indemnity provides that the lender is required to use commercially reasonable efforts to pursue the environmental insurance policy procured by Mortgagor, to the extent the same is available, prior to pursuing any remedies, and any liability of Mortgagor and guarantor under the indemnity will be reduced by the amount actually received by the lender under such environmental policy.

28	Moffett Gateway (Loan No. 5)

(Recourse Obligations) – Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the indemnitors deliver to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances, the indemnitors will be released from their liabilities and obligations under the environmental indemnity on the second anniversary of the date that the lender received such acceptable Phase I environmental report.

The carve-out for waste excludes the failure of Mortgagor to repair or maintain, or to pay any expense in connection with the repair or maintenance of, all or any portion of the Mortgaged Property if (i) funds sufficient to prevent such waste were, at the time in question, held in the cash management account and available to be used for property repairs or maintenance (i.e. not ear-marked for another purpose) and the lender fails to make such funds available to pay for such repairs or maintenance as required pursuant to the terms of the Mortgage Loan documents, or (b) rents from the Mortgaged Property, after payment of taxes, insurance premiums, and monthly debt service for the immediately preceding 12 month period, were insufficient to pay for such repairs or maintenance.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default, insurance proceeds and condemnation awards is limited to conversion or application of such funds in a manner prohibited by the Mortgage Loan documents.

The carve-out for filing an answer consenting to or otherwise acquiescing in any involuntary bankruptcy filing is limited to the extent Mortgagor has a good faith basis to object to such application.

Any transfer resulting from the death or legal incapacity of the individual nonrecourse carve-out guarantor, Jay Paul, will not trigger liability under the carve-out for transfers in

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violation of the Mortgage Loan documents.

The Mortgage Loan documents provide that there will be no recourse liability against Mortgagor or the guarantors to the extent that such liability is solely the result of an action taken by the owner’s association under the recorded declaration of covenants, conditions and restrictions affecting the Mortgaged Property due to the lender exercising its rights under the proxy delivered by Mortgagor at origination of the Mortgage Loan.

28	Summit Mall (Loan No. 6)

(Recourse Obligations) – The obligations and liabilities of the nonrecourse carve-out guarantor is capped at $17,000,000 under the non-recourse carve-out guaranty, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservations of the lender’s rights under the guaranty.

The carve-out regarding waste is limited to arson or material physical waste intentionally committed by Mortgagor.

The carve-out for willful misconduct is limited to willful misconduct by Mortgagor in connection with the Mortgage Loan.

Conversion of prepaid rents or rents after an event of default, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or misapplication of such amounts is a loss carve-out.

Mortgagor and the guarantors will not have liability under the full recourse carve-out for transfers in violation of the Mortgage Loan documents or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii)

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above.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect upon payment in full or full defeasance of the Mortgage Loan, provided Mortgagor delivers to the lender a Phase I environmental report in form and substance from an engineer reasonably acceptable to the lender and dated no earlier than the date on which the Mortgage Loan is paid or defeased in full.

28	North Hills Village (Loan No. 7)

(Recourse Obligations) – The carve-out regarding waste is limited to waste caused by acts or omission of Mortgagor, its single purpose entity principal or the guarantor or any of their respective affiliates provided, however, there is no liability for physical waste if such occurs during a time when there was (a) insufficient revenue from the Mortgaged Property to prevent such waste (after accounting for the payment of debt service, reserves, taxes and other charges, insurance premiums and operating expenses that could create a lien) or (b) sufficient revenue from the Mortgaged Property (after accounting for the payment of debt service, reserves, taxes or other charges, insurance premiums and operating expenses that could create a lien) to prevent such waste, and such waste was preventable by the payment of money, but the lender or a receiver was in control of such revenue and did not allow it to be used to prevent such waste after request was made by Mortgagor.

The carve-out for misappropriation, misapplication or conversion of gross revenues, condemnation awards or insurance proceeds excludes the application of rents to reasonable and customary operating expenses or to extraordinary expenses approved by the lender in accordance with the Mortgage Loan documents.

28	Hotel Palomar San Diego (Loan No. 8)	(Recourse Obligations) – Mortgagor and guarantor will not have any liability for any losses under the environmental indemnity caused solely by, or arising solely from actions or conditions or events occurring more than two (2) years after the date of repayment of the Mortgage Loan in full and performance in full of all other obligations under the Mortgage Loan documents; provided, however, that Mortgagor or guarantor, at its sole cost and expense, delivers to the lender an acceptable Phase I or Phase II environmental report dated within ninety (90) days of the release date, in form and substance reasonably satisfactory to the lender and prepared by a qualified environmental consultant reasonably satisfactory to the lender, indicating that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental

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indemnity.
28	Bilmar Beach Resort (Loan No. 13)

(Recourse Obligations) – Material physical waste is not a loss carve-out if (i) the lender fails to make insurance or condemnation proceeds available for restoration of the Mortgaged Property, (ii) the lender fails to make available funds on deposit in the reserve funds pursuant to the terms of the Mortgage Loan documents, or (iii) Mortgagor fails to remedy deferred maintenance items at the Mortgaged Property because it lacks sufficient cash flow (so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by Mortgagor, the special purpose entity that is the borrower’s managing member, the guarantor or any of their affiliates).

The obligations and liabilities of Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting twenty four (24) months after payment in full of the loan when all of the following conditions are satisfied: (i) the Mortgage Loan is paid in full and the indemnitee has not commenced foreclosure proceedings or otherwise taken possession of all or any portion of the Mortgaged Property, (ii) there has been no material change, between the date of the origination and the date the loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the loan documents, notwithstanding the fact that the loan is paid in full or defeased, and (iii) the indemnitee will have received, at Mortgagor’s and the guarantor’s expense, an updated Phase I environmental report dated within sixty (60) days of the requested release date showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the Mortgage Loan documents.

The carve-out for failure to deliver security deposits to the lender after an event of default is limited to refundable security deposits.

28	PGA Financial Plaza (Loan No. 17)	(Recourse Obligations) – The carve-out regarding waste is limited to the intentional acts or omissions of any Mortgagor, principal, guarantor or their affiliates.
28	Salesforce Tower (Loan No. 22)	(Recourse Obligations) – The full recourse carve-out for transfers in violation of the loan documents excludes utility or similar easements or encumbrances granted by Mortgagor in the ordinary course of business and

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necessary for the operation of, or provision of required services to, the Mortgaged Property.
28	Dick’s Sporting Goods Portfolio (Loan No. 23)

(Recourse Obligations) – The carve-out for intentional misrepresentations is limited to intentional material misrepresentations.

Conversion of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or misapplication of such amounts is a loss carve-out.

The carve-out regarding waste is limited to the intentional acts or omissions of Mortgagors, their single purpose entity principals, guarantor and their affiliates, and Mortgagors and the guarantor will not have liability if sufficient cash flow is not available to the related Mortgagor from such individual Mortgaged Property to prevent such material physical waste (so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by any individual Mortgagor, its single purpose entity principal, the guarantor or any of their affiliates).

Failure to obtain the lender’s prior written consent to any transfer of the Mortgaged Property as required by the Mortgage Loan documents is a loss carve-out.

There is no full recourse carve-out for “acquiescence” to an involuntary bankruptcy filing, and the full recourse carve-out for filing an answer consenting to an involuntary bankruptcy filing excludes any filing required to avoid violating Rule 9011 of the Federal Rules of Bankruptcy Procedure or any analogous state statute.

The obligations and liabilities of Mortgagors and the guarantor with respect to environmental issues will terminate and be of no further force and effect upon earlier to occur of (i) a transfer by any individual Mortgagor of its interest in any individual Mortgaged Property in accordance with the Mortgage Loan documents and delivery of a substitute environmental indemnity agreement satisfactory to the lender, and (ii) the date that is two (2) years from either the date on which the outstanding indebtedness has been paid in full or fully defeased (the “Repayment Date”) or the date on which the applicable individual Mortgaged Property has been conveyed pursuant to a foreclosure of the Mortgage Loan or any mezzanine loan (the “Foreclosure Date”), as applicable, provided that the following conditions are satisfied in full: (a) the lender has received, at the expense of Mortgagors or the guarantor, an environmental report substantially in the same form as the environmental report provided at origination, dated no more than ninety (90) days prior to the Repayment Date or the Foreclosure Date, as applicable, showing, to the reasonable

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satisfaction of the lender, that there exists no matter for which the lender is entitled to indemnification; (b) on the Repayment Date or the Foreclosure Date, as applicable, none of the lender, Mortgagors or the guarantor is aware of any release of any hazardous substances or other violation of the applicable environmental laws which require remediation and there is no pending or asserted claim against Mortgagors or the guarantor with respect to the matters addressed by the environmental indemnity agreement and Mortgagors or the guarantor has provided the lender with a certification to that effect, and (c) Mortgagors or the guarantor has paid all sums due under the environmental indemnity agreement and none of Mortgagors or the guarantor is in default under the environmental indemnity agreement.

The environmental indemnity contains an acknowledgment by the lender that Mortgagors may obtain an environmental insurance policy. To the extent Mortgagors obtain such policy, so long as the policy, or a replacement environmental insurance policy reasonably acceptable to lender is in full force and effect, (i) the lender may not enforce the indemnification obligations against the Mortgagor or the guarantor with respect to any environmental losses imposed upon or incurred by or asserted against any indemnified parties, and must use commercially reasonable efforts to collect any such losses under the environmental policy prior to making any claims against Mortgagors, provided that if the lender is unable to collect under the policy with respect to any claim and such inability or failure is not a result of the lender’s failure to use commercially reasonable efforts to collect any such losses under the policy or the gross negligence or willful misconduct of the lender, the lender has the right to seek indemnification against Mortgagors with respect to such losses, to the extent not paid under the policy, and (ii) the lender is required to seek reimbursement of any losses pursuant to claim under the policy (or the replacement policy therefor) prior to seeking reimbursement of any such losses from Mortgagors. The guarantor will not have any liability under the environmental indemnity agreement for any losses imposed upon or incurred by or asserted against the guarantor during such time as the environmental policy (or a replacement environmental insurance policy reasonably acceptable to the lender) is in full force and effect.

29	Hilton Hawaiian Village (Loan No. 1)

(Mortgage Releases) – Mortgagor is permitted to release the ground leased parcel at the Mortgaged Property after the expiration of the lockout period upon satisfaction of certain terms and conditions in the Mortgage Loan documents including, without limitation, the payment of the parcel release price of $2,500,000.

Mortgagor is permitted to release the retail component at

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the Mortgaged Property and certain other parcels of property that do not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released) at the Mortgaged Property after the expiration of the lockout period upon satisfaction of certain terms and conditions in the Mortgage Loan documents.

The release price for the retail component of the Mortgaged Property is required to be the product of (a) 110% and (b) the product of (i) the greater of (A) 100% of the difference in value of the Mortgaged Property including the retail component and excluding the retail component (based on a new appraisal) or (B) the net sales proceeds and (ii) 57.2%.

The release price for the other parcels of the Mortgaged Property is required to be the product of (a) 110% and (b) (i) the product of 100% of the difference in value of the Mortgaged Property including such parcel(s) and excluding such parcel(s) (based on a new appraisal) and (ii) 57.2%.

If the resulting Whole Loan LTV exceeds 125%, the Mortgagor must pay down the Mortgage Loan by the amount specified in the Mortgage Loan documents or deliver a REMIC opinion.

29	Moffett Gateway (Loan No. 5)

(Mortgage Releases) – Mortgagor may release an individual building at the Mortgaged Property and the related ownership interests in the owner’s association with a partial defeasance after the occurrence of the permitted defeasance date upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the defeasance of the “Adjusted Release Amount”, which is equal to (a) the allocated Mortgage Loan amount for the building plus (b) if the Google Tenancy Condition is not satisfied, 25% of the allocated Mortgage Loan amount. The “Google Tenancy Condition” means (a) there is no excess cash flow sweep period caused by a tenant trigger event and (b) either the Google lease or a lease for the same premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining Mortgaged Property.

If the resulting Whole Loan LTV exceeds 125%, the Mortgagor must pay down the Mortgage Loan by the amount specified in the Mortgage Loan documents or deliver a REMIC opinion.

29	Bilmar Beach Resort (Loan No. 13)

(Mortgage Releases) – Mortgagor is permitted to release the a parcel at the Mortgaged Property consisting of parking after the expiration of the lockout period upon satisfaction of certain terms and conditions in the

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Mortgage Loan documents including, without limitation, the partial defeasance of the amount of $1,550,000.

If the resulting loan-to-value ratio exceeds 125%, the Mortgagor must pay down the Mortgage Loan by the amount specified in the Mortgage Loan documents or deliver a REMIC opinion.

30	Hilton Hawaiian Village (Loan No. 1)	(Financial Reporting; Rent Rolls) – The Mortgage Loan documents require Mortgagor to deliver a complete copy of the guarantor’s (or its publicly traded parent’s) annual financial statements audited by a “Big Four” accounting firm or other independent certified accountant acceptable to the lender, and the financial information for the Mortgaged Property and Mortgagor is required to be included a part of such annual audited financial statements.
30	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Financial Reporting; Rent Rolls) – Annual and quarterly financial reports are not required to be on a combined basis for each Mortgagor.
31	Hilton Hawaiian Village (Loan No. 1)	(Acts of Terrorism Exclusion) – If (a) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension, or reauthorization is no longer in effect, (b) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism coverage premiums or (c) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums for properties located in the United States, then provided that terrorism insurance is commercially available, Mortgagors are not required to spend more than two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Mortgagors are required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In addition, the amount of terrorism coverage required under the Mortgage Loan documents is an amount equal to the lesser of (1) the amounts required for the all risk property coverage and (2) $1,275,000,000 (provided that, in the event such limit is an annual aggregate and said limit is eroded by five percent (5%) or more due to claims, Mortgagors must reinstate the available limits within 90 days to the limits required in the

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Mortgage Loan documents).
31	9 West 57th Street (Loan No. 3)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, Mortgagor is not required to pay for any premiums in excess of two (2) times the amount of the insurance premium that is payable in respect of the property and business interruption/rent loss insurance coverage (without giving effect to the cost of terrorism and earthquake components of such insurance); and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount; provided that in the event the premiums exceed the foregoing cap, the lender may at its option (1) purchase a stand-alone terrorism policy, with Mortgagor paying such portion of the premiums equal to the cap and the lender paying such portion in excess of the cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the premiums payable with respect to such stand-alone terrorism policy to the cap.
31	Fresno Fashion Fair Mall (Loan No. 2)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension, or reauthorization is no longer in effect, Mortgagor is not required to pay any annual premiums solely with respect to such terrorism coverage in excess of the 200% of the amount of the then annual premiums paid by Mortgagor for all-risk coverage under a standalone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage), provided that if the premiums payable with respect to such terrorism coverage exceeds the cap amount, the lender may, at its option (A) purchase such stand-alone terrorism policy, with Mortgagor paying such portion of the premiums with respect thereto equal to the cap and the lender paying such portion of the premiums in excess of the cap amount or (B) modify the deductible amounts, policy limits and other required policy terms to reduce the premiums payable with respect to such stand-alone terrorism policy to the cap amount.
31	Summit Mall (Loan No. 6)

(Acts of Terrorism Exclusion) – If the insurance policies contain an exclusion for acts of terrorism and the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, Mortgagor is required to obtain a stand-alone policy that provides the same coverage as if such exclusions did not exist, provided that the premiums for terrorism coverage are capped at two (2) times the cost of then current property insurance coverage (based

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on the cost to purchase a stand-alone policy and excluding the wind and flood components of such policy) on terrorism coverage, and if the premiums exceed the foregoing cap, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such cap.

To the extent that Mortgagor is required to obtain a stand-alone insurance policy to cover acts of terrorism, Mortgagor may maintain such policy with a deductible that is reasonable for similar properties in the region (provided that in no event will such deductible exceed $5,000,000).

31	Hotel Palomar San Diego (Loan No. 8)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any successor or similar statute) is discontinued or not renewed, Mortgagor is not required to spend, for terrorism insurance coverage, more than 200% of the amount of the then-current annual premiums under a stand-alone all-risk policy (including property/casualty coverage and business interruption/rent loss coverage), and if the cost exceeds the foregoing cap, Mortgagor is required to purchase the maximum amount of coverage available with funds equal to the cap.
31	Bilmar Beach Resort (Loan No. 13)	(Acts of Terrorism Exclusion) – If TRIPRA is not in effect, then the premiums for terrorism coverage are capped at two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance coverage on a stand-alone basis (without giving effect to the cost of any terrorism component); and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
31	Dick’s Sporting Goods Portfolio (Loan No. 23)	(Acts of Terrorism Exclusion) – Mortgagors are not required to spend more than two (2) times the cost of the premiums paid by Mortgagors for the property and casualty insurance required to be maintained under the Mortgage Loan documents for insurance coverage for losses resulting from perils and acts of terrorism.
33	Fresno Fashion Fair Mall (Loan No. 2)	(Single-Purpose Entity) – Prior to the origination date, Mortgagor conveyed the parcel of real property containing the Forever 21 store an affiliate of Mortgagor.
33	Moffett Gateway (Loan No. 5)	(Single-Purpose Entity) – In addition to the Mortgaged Property, Mortgagor also owns 100% of the equity interests in a related owner’s association under a declaration of covenants, conditions, restrictions, easements and charges for commercial planned development covering the two parcels of the Mortgaged Property. Mortgagor delivered a proxy for such equity

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interests to the lender at origination of the Mortgage Loan.
33	Summit Mall (Loan No. 6)	(Single-Purpose Entity) – Mortgagor has entered into a cash management agency agreement with the guarantor, pursuant to which the guarantor will provide certain bookkeeping, bill-paying and cash management services to Mortgagor. The Mortgage Loan agreement provides that all amounts paid to Mortgagor in accordance with the Mortgage Loan documents may be deposited into commingled deposit accounts (controlled by the guarantor as agent of Mortgagor) on behalf of Mortgagor, as and when received.
33	Bilmar Beach Resort (Loan No. 13)	(Single-Purpose Entity) – Mortgagor previously owned two condominium units which were transferred prior to the origination date.
36	Hilton Hawaiian Village (Loan No. 1)

(Ground Leases) – A portion of the Mortgaged Property is comprised of a leasehold estate under a ground lease. The expiration date of the ground lease (including all extension options) is July 31, 2035, which is not more than 20 years beyond the maturity date of the Mortgage Loan.

The lender is not permitted to assign the Mortgagor’s leasehold interest in the ground lease without the ground lessor’s consent following an assignment of such leasehold interest to the lender by foreclosure, assignment in lieu of foreclosure or otherwise.

36	North Hills Village (Loan No. 7)	(Ground Leases) – The entire Mortgaged Property is subject to a ground lease with an affiliate of Mortgagor. The affiliated lessor has joined in the Mortgage to pledge its fee interest as collateral for the Mortgage Loan. In addition, a portion of the Mortgaged Property (consisting of the Staples and Duro Cleaners) is also subject to a prime ground lease (the “Over Lease”). The Over Lease does not provide for the following: (i) that the Over Lease may not be terminated, amended, modified or cancelled without the consent of the lender; (ii) that the lessor will give notices of default to the lender or that such notice or termination of the Over Lease is ineffective unless delivered to the lender; (iii) cure rights for any default under the Over Lease; (iv) that the portion of the Mortgaged Property may be subleased; (v) that insurance proceeds or condemnation awards will be applied to the repair or restoration of the portion of the Mortgaged Property subject to the Over Lease or used to pay down the Mortgage Loan; or (vi) a new lease in the event of a termination of the Over Lease or rejection of the Over Lease in a bankruptcy proceeding. In addition, the Over Lease does not require the lessor to provide an estoppel, and no estoppel was obtained at origination of the

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Mortgage Loan.
36	Bilmar Beach Resort (Loan No. 13)

(Ground Leases) – The Mortgage Loan is secured partially by a leasehold interest for property used for parking under a reciprocal ground lease arrangement with an adjacent property owner. The term extends through December 17, 2019, which is not more than 20 years beyond the stated maturity date.

The ground lease does not expressly provide that the ground lessor permits the interest of the lessee to be encumbered by a mortgage loan.

The ground lessor has not agreed that the ground lease may not be amended, modified, canceled or terminated without the consent of the lender.

The lender does not have any cure rights.

The ground lease does not expressly require the ground lessor to provide an estoppel. However, the Mortgagor has obtained an estoppel from the ground lessor.

The ground lease does not require the Mortgagor to provide an estoppel. However, the Mortgagor was required under the Mortgage Loan documents to use commercially reasonable efforts to obtain an estoppel within thirty (30) days following origination and has delivered an estoppel dated September 15, 2016, which was within thirty (30) days following origination.

In the event of a substantial or total casualty, the ground lease does not provide for insurance proceeds to be paid to the leasehold mortgagee. The ground lease is also silent on the disposition of proceeds in the event of a condemnation.

The ground lessor has not agreed to enter into a new lease upon termination of the ground lease or a rejection of the ground lease in bankruptcy.

36	Dick’s Sporting Goods Portfolio (Loan No. 23)

(Ground Leases) – The Mortgage Loan is secured by the applicable Mortgagors’ leasehold interests in two of the six individual Mortgaged Properties and, in the case of the Dick’s Fort Wayne Mortgaged Property, partially by the applicable Mortgagor’s subleasehold interest which is subject to a prime lease.

The ground leases provide that they may not be modified to increase or decrease the landlord’s or the tenant’s obligations without the consent of the leasehold mortgagee and that they may not be cancelled or surrendered without the consent of the leasehold mortgagee, but do not expressly provide that the ground leases may not be amended or terminated without the consent of the leasehold mortgagee. The Mortgage Loan documents provide a loss recourse carve-out in the event

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such ground lease is (i) amended, modified or voluntarily terminated by the Mortgagor without the lender’s prior written consent, (ii) rejected or disaffirmed by the Mortgagor in any bankruptcy or insolvency proceeding without the lender’s prior written consent, or (iii) terminated as a result of a breach by the Mortgagor of such ground lease (unless sufficient cash flow is not available to the Mortgagor from the individual leasehold Mortgaged Properties to prevent such breach).

In the case of the Dick’s Fort Wayne Mortgaged Property, the prime lease does not provide that it may not be amended, modified, canceled or terminated without the prior written consent of the leasehold mortgagee. The Mortgage Loan documents provide a loss recourse carve-out for a termination of the prime lease for any reason if such termination of the prime lease results in a termination of the ground lease for and the dispossession of the Mortgagor from the portion of the Fort Wayne Mortgaged Property covered by the prime lease.

In the case of the Dick’s Bloomingdale Mortgaged Property, the lender is permitted to assign the Mortgagor’s leasehold interest in the ground lease following an assignment of such leasehold interest to the lender by foreclosure, assignment in lieu of foreclosure or otherwise, without the ground lessor’s consent, provided such leasehold interest is assigned to certain types of assignees as set forth in the ground lease, including, without limitation, to a national or regional retailer having sufficient financial strength commensurate with the obligations of the Mortgagor under the ground lease. The Mortgage Loan documents provide a loss recourse carve-out in the event (i) the related ground lease requires the ground lessor to consent to such assignment by the lender or its designee following the lender’s acquisition of title to such applicable individual Mortgaged Property by foreclosure, assignment in lieu of foreclosure or otherwise, and (ii) such ground lessor unreasonably withholds its consent to such an assignment, unless more than five (5) years have passed since such acquisition of title by the lender.

In the case of the Dick’s Bloomingdale Mortgaged Property, the related landlord may subordinate the ground lease to the lien of any loans or mortgages placed on the landlord’s interests in the Mortgaged Property, provided the landlord is required to provide a subordination, non-disturbance and attornment agreement for the benefit of the Mortgagor. As of origination, the landlord’s fee estate interests were encumbered by a mortgage.

In the case of the Dick’s Fort Wayne Mortgaged Property, a portion of the Mortgaged Property is subject to a prime lease. However, the fee estate owner has provided a non-disturbance agreement, pursuant to which the fee

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estate owner has agreed not to disturb the Mortgagor’s possession of its subleasehold interests in the event the prime lease is terminated. The fee estate owner’s mortgagee is also a party to the non-disturbance agreement.

The prime lease at the Dick’s Fort Wayne Mortgaged Property does not require the fee estate owner to give to the leasehold mortgagee written notice of any default and does not provide that no notice of default or termination is effective unless such notice is given to the leasehold mortgagee.

The prime lease at the Dick’s Fort Wayne Mortgaged Property does not provide that a leasehold mortgagee is permitted an opportunity to cure any default.

The ground leases do not provide that any insurance proceeds or condemnation awards will be applied to restoration of the applicable Mortgaged Property or to the payment of the outstanding principal balance of the Mortgage Loan. However, the lender obtained at origination a lease enhancement policy which covers the lender for losses associated with any divestment of insurance proceeds and/or condemnation awards which prevents the lender from paying down the Mortgage Loan.

The ground leases generally provide that the leasehold mortgagee is entitled to a new lease upon termination of the ground lease, but do not expressly provide that such leasehold mortgagee is entitled to a new lease upon rejection of such ground lease in a bankruptcy proceeding. The Mortgage Loan documents provide a recourse carve-out for failure of the lender to obtain a new lease following such rejection or disaffirmation of such ground lease in a bankruptcy proceeding. The prime lease at the Dick’s Fort Wayne Mortgaged Property does not provide that the leasehold mortgagee is entitled to a new lease upon termination of the ground lease. The Mortgage Loan documents provide a recourse carve-out in the event such prime lease is rejected or disaffirmed in a bankruptcy and such rejection gives rise to a termination of the ground lease.

The prime lease at the Dick’s Fort Wayne Mortgaged Property does not require the fee estate owner to provide an estoppel.

43	North Hills Village (Loan No. 7)	(Environmental Conditions) – The environmental assessment (“ESA”) obtained at origination disclosed the existence of a current tenant, Duro Cleaners, which operates as a dry cleaning facility with one (1) dry cleaning machine. The ESA indicates that the facility is not the subject of any reported regulatory violations and that there is not any evidence of misuse or improper handling of dry cleaning solvent at the facility. However,

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according to the ESA, the environmental consultant determined that a dry cleaner has operated at the Mortgaged Property since the 1960s. Based upon the historical and current presence of dry cleaner operations at the Mortgaged Property, the ESA characterized the potential existence of dry cleaning solvents to be a recognized environmental condition, and the ESA recommended that a Phase II limited subsurface investigation be conducted in the vicinity of the current on-site dry cleaning facility and two former dry cleaning tenant spaces at an estimated cost of $12,000-15,000. At origination, the Mortgagor was required to reserve $750,000 into a reserve for any environmental remediation required following the receipt of the Phase II report. The Mortgage Loan documents require that, at any time that the funds in the reserve are less than 125% of the estimated cost for remediation provided in the report, Mortgagor is required on demand to deposit an amount such that the funds in the reserve are at least equal to 125% of the estimated cost for remediation.

The Mortgage Loan documents require Mortgagor to obtain an environmental insurance policy with minimum limits of $5,000,000 per occurrence and $5,000,000 in the aggregate and an initial term of five (5) years, and Mortgagor has obtained the environmental insurance policy. Mortgagor is also required to purchase tail coverage to extend the ability to make claims under the policy for a period of three (3) years and provide evidence satisfactory to the lender of the same not later than 60 days prior to the expiration date of the policy. Mortgagor was required to reserve $52,000 at origination to purchase the tail coverage under the environmental insurance policy.

44	North Hills Village (Loan No. 7)	(Lease Estoppels) – The lease estoppel certificate and supplemental estoppel certificate obtained from SUPERVALU Holdings-PA LLC (“Tenant”) indicated that Tenant’s subtenant has asserted that Target Corporation (“Target”), another tenant at the Mortgaged Property, may be in violation of the provision in Target’s lease which limits the amount of space allowed for the sale of food items for off-premise consumption, which would be a violation of the food exclusive provided in Tenant’s lease. Target denies such violation and no binding determination has been made regarding such violation. In the event that a binding determination is made that Target is in violation of such food exclusive, Tenant reserves its rights under Tenant’s lease for any such violation.
47	Hilton Hawaiian Village (Loan No. 1), Fresno Fashion Fair Mall (Loan No. 2), 9 West 57th Street (Loan No. 3), Riverway (Loan	(Cross-Collateralization) – The Mortgage Loans are cross-collateralized and cross-defaulted with the related Companion Loan(s).

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No. 4),Moffett Gateway (Loan No. 5), Summit Mall (Loan No. 6), North Hills Village (Loan No. 7), Salesforce Tower (Loan No. 22) and Dick’s Sporting Goods Portfolio (Loan No. 23)

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Home2 Suites Lubbock (Loan No. 31)	(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The related comfort letter provides that upon written notice from the lender to the franchisor (within certain time frames specified in the comfort letter), the franchisor will recognize the trustee as “lender” under the comfort letter.
5	Holiday Inn Express Salina (Loan No. 35)	(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The related comfort letter provides that upon written notice and a request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.
8	West Hills Plaza (Loan No. 38)	(Permitted Liens; Title Insurance) The tenant, BamaChex, Inc. d/b/a Rally’s, has a right of first refusal to purchase the related leased premises in the event the Mortgagor intends to sell the leased premises. This right of first refusal does not apply to any foreclosure of the Mortgage Loan or deed-in-lieu of foreclosure or the initial assignment by the lender or purchaser at a foreclosure sale.
18	Walgreens Pool 3 (Loan No. 19) and Walgreens Pool 6 (Loan No. 20)	(Insurance) – The Mortgagor’s obligation to provide required insurance will be suspended, subject to certain conditions set forth in the Mortgage Loan documents being met, including that the sole tenant of the related individual Mortgaged Properties provides third party insurance or elects to self-insure in accordance with the terms of its lease, provided that on or after February 1, 2025 (i) the Mortgagor will be obligated to provide rent loss and/or business interruption insurance and (ii) if the tenant elects to self-insure, the Mortgagor will be obligated to provide all required insurance. The provisions of the related lease will control the disbursement of insurance proceeds, and the sole tenant of the related individual Mortgaged Properties is required under the terms of the related lease to rebuild regardless of the receipt or the amount of insurance proceeds, provided that in the event of a casualty to the extent of

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15% or more of the related Mortgaged Property on or after February 1, 2025, the tenant has the option to terminate the related lease and such tenant will be required to deliver all insurance proceeds to the related Mortgagor.
26	Walgreens Pool 6 (Loan No. 20) – Walgreens Sioux City	(Local Law Compliance) – The individual Mortgaged Property is legal nonconforming as to use due to changes in zoning regulations subsequent to its development whereby commercial retail is permitted with a conditional use permit and a drive-through is no longer permitted.
31	Walgreens Pool 3 (Loan No. 19) and Walgreens Pool 6 (Loan No. 20)	(Acts of Terrorism Exclusion) – The Mortgagor’s obligation to provide required insurance will be suspended, subject to certain conditions set forth in the Mortgage Loan documents being met, including that the sole tenant of the related individual Mortgaged Properties provides third party insurance or elects to self-insure in accordance with the terms of its lease, provided that on or after February 1, 2025 (i) the Mortgagor will be obligated to provide rent loss and/or business interruption insurance and (ii) if the tenant elects to self-insure, the Mortgagor will be obligated to provide all required insurance.
33	Arroyo South Office (Loan No. 16)	(Single-Purpose Entity) – A counsel’s opinion regarding non-consolidation of the Mortgagor was not required. The Mortgagor previously owned a property that is not part of the Mortgaged Property.
33	Market at Hilliard (Loan No. 26); Buckhorn Plaza (Loan No. 29) and Southwest Business Center (Loan No. 32)	(Single-Purpose Entity) – The Mortgagor previously owned a property that is not part of the Mortgaged Property. The Mortgagor previously owned a property that is not part of the Mortgaged Property.
36	Arroyo South Office (Loan No. 16)

(Ground Leases) – (B) The ground lease does not state that any be amendment, modification, cancellation or termination of the ground lease without the prior written consent of the lender is not binding on the lender, its successors or assigns.

(Ground Leases) – (E) The ground lease is not assignable without the consent of the lessor, unless the proposed assignee is an institutional investor with a minimum net worth of $20,000,000 or is an entity owned or controlled, directly or indirectly, by such an institutional investor.

(Ground Leases) – (G) The ground lease does not state that no notice of default or termination is effective unless

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such notice is given to the lender.
39	Walgreens Pool 3 (Loan No. 19) and Walgreens Pool 6 (Loan No. 20)	(Rent Rolls; Operating Histories) – Certified Operating Histories are not presented because each of the Mortgaged Properties are leased to a single tenant under a triple-net lease.
43	Hebron Heights (Loan No. 37)	(Environmental Conditions) – The ESA for the related Mortgaged Property identified a recognized environmental condition in connection with contamination from a release at a dry cleaner located on an adjacent property. The prior owner of the Mortgaged Property was enrolled in the Texas Commission of Environmental Quality Innocent Owner/Operator Program (“IOP”), however the IOP status was not transferable to the Mortgagor as a new owner. The environmental consultant recommended that the Mortgagor apply to the IOP upon acquiring title to the Mortgaged Property.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	International Plaza (Loan No. 11) and Townley Park Center Retail (Loan No. 36)	(Recourse Obligations) – Recourse for physical waste is limited to physical waste caused by intentional acts or omissions of the borrower, the guarantor or any affiliate of thereof.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Redwood MHC Portfolio (Loan No. 9), 1140 Avenue of the Americas (Loan No. 14) and 80 Park Plaza (Loan No. 18)	(Lien; Valid Assignment) – Each of these Mortgage Loans is part of a Whole Loan serviced under another pooling and servicing agreement. Therefore, no assignment of mortgage or assignment of Assignment of Leases will be made in connection with the assignment of the Note to depositor.
8	All Mortgage Loans transferred by LCF (Loan Nos. 9, 14, 18, 24, 39, 40)	(Permitted Liens; Title Insurance) – The liens of real property taxes and assessments are not considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
8	Redwood MHC Portfolio (Loan No. 9)	(Permitted Liens; Title Insurance) – With respect to the subject Mortgage Loan, five of the Mortgaged Properties in the Portfolio consist of two or more noncontiguous parcels.
8	Redwood MHC Portfolio (Loan No. 9), 1140 Avenue of the Americas (Loan No. 14) and 80 Park Plaza (Loan No. 18)	(Permitted Liens; Title Insurance) – With respect to each of the subject Mortgage Loans, the related Mortgage(s) and any related assignment(s) of leases secure the entire related Whole Loan.
9	Redwood MHC Portfolio (Loan No. 9)	(Junior Liens) – Future mezzanine debt is permitted subject to the holder of such mezzanine debt entering into an intercreditor agreement acceptable to the senior lender.
10	Redwood MHC Portfolio (Loan No. 9), 1140 Avenue of the Americas (Loan No. 14) and 80 Park Plaza (Loan No. 18)	(Assignment of Leases and Rents) – With respect to each of the subject Mortgage Loans, the related Mortgage(s) and any related assignment(s) of leases secure the entire Whole Loan.
10	1140 Avenue of the Americas (Loan No. 14)	(Assignment of Leases and Rents) – The related ground lease contains a first priority assignment of the ground tenant’s interest in the subleases as collateral for the payment of rent, and the ground landlord is entitled to

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collect rent directly from the subtenant if the ground tenant is in default under the related ground lease.
15	1140 Avenue of the Americas (Loan No. 14)

(Actions Concerning Mortgage Loan) – The external advisor of New York City Operating Partnership, L.P., which is the related non-recourse carveout guarantor, and the sponsor of American Realty Capital New York City REIT, Inc. (“ARC NYC REIT”), which is the 99.993% general partner of the related non-recourse carveout guarantor, are each an affiliate of AR Capital, LLC (“AR Capital”). In addition, AR Capital previously owned, and AR Global Investments, LLC (“AR Global”) (successor business to AR Capital) currently owns, directly or indirectly, a majority interest in each of the external manager of the related non-recourse carveout guarantor and the sponsor of ARC NYC REIT. The key principals and controlling parties of AR Capital and AR Global are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the indirect majority owners of AR Capital and AR Global.

AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc., which has changed its name to VEREIT, Inc. (“ARCP”), until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, Mr. Schorsch resigned as chairman of ARCP in

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October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital.

On March 2, 2015, ARCP filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it has been the subject of various regulatory investigations, including by the Securities and Exchange Commission and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP has been the subject of an investigation by the Federal Bureau of Investigation. Such investigations may still be ongoing. ARCP announced that on September 8, 2016, the U.S. Attorney’s office for the Southern District of New York announced the filing of criminal charges against the former chief financial officer and former chief accounting officer of ARCP and of the former chief accounting officer’s guilty plea to those charges, and the SEC announced the filing of a civil complaint against the same two individuals (which has been stayed pending the conclusion of the criminal action).

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and current and former directors of ARCP were named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, No. 15-MC-00040 (AKH), which alleged various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch. The plaintiffs have filed a second and third amended class action complaint, and on September 8, 2016, the court directed that document production be substantially complete by December 15,

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2016 and scheduled a status conference for January 10, 2017. ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital and Mr. Schorsch, among other persons and entities.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”), an entity under common control with AR Capital, was charged by the Secretary of the Commonwealth of Massachusetts with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital. On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an agreement to settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, and (ii) RCS will voluntarily withdraw its broker-dealer license in Massachusetts and all other state and Federal jurisdictions.

15	80 Park Plaza (Loan No. 18)	(Actions Concerning Mortgage Loan) – The borrower represents in the loan agreement that there is no action, suit, proceeding or governmental investigation pending against borrower, sponsor or guarantor that has not been disclosed to lender by borrower and is not fully covered by insurance.
18	Redwood MHC Portfolio (Loan No. 9)

(Insurance) – With respect to each of the subject Mortgage Loans, the related loan documents provide that the related borrower has the right to have layered insurance policies where, if there are five or more members, at least 60% (or 75% if there are four or fewer members) are required to have a rating of “A” or the equivalent or better by S&P or Moody’s or Fitch and the remainder is required to have a rating of “BBB” or equivalent or better by S&P or Moody’s or Fitch.

In addition, with respect to the Redwood MHC Portfolio Mortgaged Properties, the threshold with respect to application of insurance proceeds for repair or restoration is the lesser of (1) 10% of the allocated loan amount for the related individual Mortgaged Property and (2) $350,000.

18	1140 Avenue of the Americas	(Insurance) – Application of insurance proceeds is subject to the terms of the related ground lease. The related

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	(Loan No. 14)	ground lease can be interpreted to the effect that, any insurance proceeds and any condemnation award will each first be used to satisfy any fee mortgage with the remainder of such proceeds delivered to a trustee for application to the restoration of the improvements; provided that any amounts otherwise payable to the related borrower but delivered to the related ground lessor or the lender will be credited against future ground rent payable by the tenant under the related ground lease. Under the related loan documents, in the event of any reduction in the insurance proceeds or condemnation awards made available to the related borrower as a result of the payment of any portion of such insurance proceeds or condemnation awards to the related ground lessor or the lender, the related borrower has the obligation to deposit such amounts (which such amounts constitute the deficiency in the amount of insurance proceeds or condemnation awards otherwise payable to the related borrower (the “Deficiency”)) with the lender. The related borrower’s failure to deposit such amounts is an event of default and there is recourse for losses suffered as a result of the Deficiency.
18	Dollar General Dimmitt (Loan No. 39) and Dollar General Jackson (Loan No. 40)	(Insurance) – With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement. Such insurance required to be maintained by the sole tenant under its lease as of the date of origination of the subject Mortgage Loan may not satisfy the requirements of Representation and Warranty No. 18.
18	All Mortgage Loans transferred by LCF (Loan Nos. 9, 14, 18, 24, 39, 40)	(Insurance) – Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and

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Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

25	All Mortgage Loans transferred by LCF (Loan Nos. 9, 14, 18, 24, 39, 40)	(Trustee under Deed of Trust) – The related loan documents may not prevent fees from being payable to the trustee, but either the related borrower is responsible for all such costs or the trustee’s fees must be reasonable.
26	Redwood MHC Portfolio (Loan No. 9)	(Local Law Compliance) – The Avalon property is spread across the City of Clearwater (180 sites) and the unincorporated County of Pinellas (78 sites). Recreational Vehicles are not a permitted use under the current county zoning code and in the event that more than 50% of the improvements on the portion of the Avalon property located in the County of Pinellas are destroyed, the county may not permit the RV use to continue on that portion of the property. In addition, with respect to the portion of the Avalon property located in the City, certain zoning code requirements, such as density and lot size, are not in compliance with current zoning code and, if more than 50% of the improvements on that portion of the property are destroyed, then the city may

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not permit rebuilding/retenanting of a majority of that portion of the property

The Colonial Acres property is spread across the City of Kalamazoo (183 pads) and the unincorporated County of Kalamazoo (429 pads). A manufactured housing community is not a permitted use under the current City zoning code. In addition, approximately 10 pads are over the required setback. In the event that more than 50% of the improvements on the city portion of the property are destroyed, the city may not permit the rebuilding/retenanting of the city portion of the property (all 183 pads).

Highland Bluff property (49 pads) is not a permitted use under the current zoning code. If more than 75% of the improvements are destroyed, the city may not permit the building/retenanting of the property.

Twenty Nine Pines property (144 pads) is not a permitted use under the current zoning code. If more than 50% of the improvements are destroyed, the code provides that the city may not permit the rebuilding/retenanting of the property.

26	1140 Avenue of the Americas (Loan No. 14)	(Local Law Compliance) – The Mortgaged Property is legal non-conforming with respect to building yard, height and density. L&O insurance was obtained and the following recourse carveout was included to borrower and guarantor: following (A) any casualty or condemnation, any increased costs of any restoration required to comply with applicable legal requirements, including, without limitation, applicable building and zoning codes, and (B) any casualty, failure of the improvements to be legally permitted to be restored to the same value, same size (including, without limitation, net rentable square footage) and same character as prior to the casualty.
26	Tech Ridge Office Park (Loan No. 24)	(Local Law Compliance) – A certificate of occupancy for a medical tenant is not on file with the municipality.
27	Tech Ridge Office Park (Loan No. 24)	(Licenses and Permits) – A certificate of occupancy for a medical tenant is not on file with the municipality.
28	Redwood MHC Portfolio (Loan No. 9)	(Recourse Obligations) – With respect to clause (b)(i)(A) of Representation and Warranty No. 28, recourse is limited to the misapplication or misappropriation of insurance proceeds or condemnation awards (it does not list conversion). With respect to the limiting clause at the

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end of clause (b)(v) of Representation and Warranty No. 28, such recourse is also limited to there being no recourse if there is insufficient cash flow to prevent the waste so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by borrower, guarantor, or any of their affiliates.
28	80 Park Plaza (Loan No. 18)	(Recourse Obligations) – There is loss recourse for the misappropriation or conversation of insurance proceeds, condemnation awards, and rents, but not for the misapplication of the same.
28	1140 Avenue of the Americas (Loan No. 14)

(Recourse Obligations) – With respect to clause (b)(v) of Representation and Warranty No. 28, recourse for physical waste is limited to intentional physical waste and does not trigger recourse if (x) funds specifically identified to pay charges which would have prevented such waste, at the time in question, had been deposited with lender and lender had failed to pay (or make such funds available to pay) such charges (unless lender was restricted in any manner from making such funds available as a result of a legal impediment caused by borrower or any affiliate of borrower or (y) gross revenue received during the period in question is insufficient to pay all of borrower’s operating expenses for the time period in question.

With respect to clause (b)(i)(A) of Representation and Warranty No. 28, recourse is limited to the misappropriation or conversion (not misapplication) of rents (but note that such misappropriation is recourse at any time (i.e. not limited to following an event of default).

With respect to clause (b)(i)(A) of Representation and Warranty No. 28, recourse is only for the misappropriation or conversion (not misapplication) of insurance proceeds or condemnation awards.

28	Dollar General Dimmitt (Loan No. 39) and Dollar General Jackson (Loan No. 40)	(Recourse Obligations) – Transfers in violation of the loan documents is a losses, costs and damages carve-out and not a full recourse carve-out.
28	Dollar General Dimmitt (Loan No. 39) and Dollar General Jackson (Loan No. 40)	(Recourse Obligations) – For each of the subject Mortgage Loans, there is no entity or warm body guarantor separate from the related borrower liable for losses resulting from any breach of the environmental covenants contained in the related loan documents.

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28	All Mortgage Loans transferred by LCF (Loan Nos. 9, 14, 18, 24, 39, 40)	(Recourse Obligations) – The related loan documents may limit recourse for the related borrower’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation proceeds and/or rents following an event of default may not give rise to recourse.
29	Redwood MHC Portfolio (Loan No. 9)	(Mortgage Releases) – The release price is 115% of the allocated loan amount for all related Mortgaged Properties other than the Colonial Acres and Colonial Manor Mortgaged Properties, for which the release price is 100% of the related allocated loan amount. Additionally, in connection with a casualty or condemnation where the mortgage loan seller elects to apply the proceeds to the debt, and if that does not prepay the debt in its entirety, the related borrower may prepay the remaining amount of the debt, or obtain a release of the affected individual related Mortgaged Property, if the release price is paid. For the avoidance of doubt, all releases comply with the REMIC requirements.
29	All Mortgage Loans transferred by LCF (Loan Nos. 9, 14, 18, 24, 39, 40)	(Mortgage Releases) – If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
30	Redwood MHC Portfolio (Loan No. 9)	(Financial Reporting and Rent Rolls) - The financials are to be prepared by borrower or an independent certified public accountant acceptable to lender. The annual financial statements are not required to be audited.
30	Dollar General Dimmitt (Loan No. 39) and Dollar General Jackson (Loan No. 40)	(Financial Reporting and Rent Rolls) – The loan documents provide that so long as the tenant of the property is a triple-net tenant, that borrower’s delivery of a certified rent roll is sufficient to satisfy the financial delivery requirements.
30	All Mortgage Loans transferred by LCF (Loan Nos. 9, 14, 18, 24, 39, 40)	(Financial Reporting and Rent Rolls) – The related loan documents, in each case, do not require the financial statements of the co-borrowers to be combined. Also, borrower reporting obligations may be in the related loan

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agreement instead of the Mortgage.
31	Dollar General Dimmitt (Loan No. 39) and Dollar General Jackson (Loan No. 40)	(Acts of Terrorism Exclusion) – With respect to each subject Mortgage Loan, the related Mortgaged Property is not, and is not required to be, covered by terrorism insurance.
31	All Mortgage Loans transferred by LCF (Loan Nos. 9, 14, 18, 24, 39, 40)

(Acts of Terrorism Exclusion) – Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium then currently payable for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32	Redwood MHC Portfolio (Loan No. 9)	(Due on Sale or Encumbrance) – Future mezzanine debt is permitted.
32	1140 Avenue of the Americas (Loan No. 14)	(Due on Sale or Encumbrance) – Transfers of a controlling interest in the related guarantor are permitted, provided that, following such transfer, one or more “qualified equity holders” (which such qualified equity holders are required to satisfy the definitions set forth in the related mortgage loan documents) have a controlling interest in each of the related borrower and guarantor. In addition, the sale, transfer or issuance of shares, in the

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ordinary course of business, are permitted. Subject to the satisfaction of certain conditions set forth in the related loan documents, including, without limitation, payment of an assumption fee, a transfer of the related Mortgaged Property to a “permitted transferee” (which such permitted transferees are required to satisfy the definitions set forth in the related mortgage loan documents) is also permitted
32	Dollar General Dimmitt (Loan No. 39) and Dollar General Jackson (Loan No. 40)

(Due on Sale or Encumbrance) – The related loan documents permit transfers without the lender’s consent by the related borrower and by and to certain affiliates of Ladder Capital Finance Holdings LLLP.

In addition, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

32	All Mortgage Loans transferred by LCF (Loan Nos. 9, 14, 18, 24, 39, 40)

(Due on Sale or Encumbrance) – Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

In addition, with respect to clause (a)(v) of Representation and Warranty No. 32, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests. Transfers contemplated by an exception to Representation and Warranty No. 29 are also permitted transfers.

36	1140 Avenue of the Americas (Loan No. 14)

(Ground Leases) – With respect to clause (B) of Representation and Warranty No. 36, pursuant to the Mortgage Loan documents and the ground lease, the ground lease may not be cancelled, surrendered or modified or amended without the prior written consent of the mortgage loan seller. There is no express statement in the ground lease that any such action without such consent is not binding on mortgage loan seller.

With respect to clause (D) of Representation and

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Warranty No. 36, any future mortgage encumbering ground lessor’s fee interest is expressly subject and subordinate to the ground lease.

With respect to clause (F) of Representation and Warranty No. 36, pursuant to the ground lease estoppel, ground lessor’s no default certification (with respect to non-monetary defaults) is qualified to ground lessor’s best knowledge. Further, the ground lease estoppel does not confirm if there are existing conditions that could result in a material default but for the passage of time or giving of notice. Note that, under the Mortgage Loan documents, borrower covenants and warrants that, as of the loan origination date, the ground lease is in full force and effect and, to borrower’s knowledge, nor is there any condition or event which, but for the passage of time or the giving of notice, would result in a material default under the terms of such ground lease.

With respect to clause (H) of Representation and Warranty No. 36, a mortgagee is entitled to the same cure period as the tenant (30 days to cure a monetary default and 45 days to cure a non-monetary default). In the event such default is not cured within such periods, the ground lessor may send a termination notice to borrower and its mortgagee, specifying the date of termination which (i) in the case of a monetary default, shall be 30 days after the giving of the termination notice and (ii) in the case of a non-monetary default, shall be 90 days after the giving of the termination notice. If borrower or its mortgagee cure the applicable defaults and all other defaults then existing, the termination notice will be annulled. If there is a dispute over the existence of a default, such matter is to be submitted to arbitration. Such time periods may not be sufficient in New York for a mortgagee to obtain possession of the property through legal proceedings. Additionally, the ground lease does not limit the obligation on the lender to only cure “curable” defaults.

With respect to clauses (J) and (K) of Representation and Warranty No. 36, the ground lease can be interpreted to the effect that, any insurance proceeds, and any condemnation award shall each first be used to satisfy such fee mortgage with the remainder of such proceeds delivered to a trustee for application to the restoration of the improvements; provided, that any amounts otherwise payable to borrower but delivered to ground lessor or its mortgagee shall be credited against future ground rent payable by tenant under the ground lease. Note that under the Mortgage Loan documents, in the event of any reduction in the insurance proceeds or condemnation awards made available to borrower as a result of the payment of any portion of such insurance proceeds or condemnation awards to the ground lessor or ground

D-2-44

Ladder Capital Finance LLC

lessor’s mortgagee, borrower has the obligation to deposit such amounts (which such amounts constitute the deficiency in the amount of insurance proceeds or condemnation awards otherwise payable to borrower (the “Deficiency”)) with seller. Borrower’s failure to deposit such amounts is an event of default and there is recourse for losses suffered as a result of the Deficiency.

With respect to clause (L) of Representation and Warranty No. 36, a mortgagee is entitled to a new lease in the event the ground lease is terminated due to an event of default under the ground lease (which events of default do not expressly include the rejection of the ground lease in a bankruptcy) provided that such mortgagee (a) contemporaneously with the delivery of its request for a new lease pays all installments of rent and all items of additional rent, (b) pays all rental amounts which would have accrued between the date of the termination of the ground lease and the commencement of the new lease, together with all of ground lessor’s costs and expenses and (c) agrees in writing to cure all curable defaults of the prior tenant.

38	Dollar General Dimmitt (Loan No. 39) and Dollar General Jackson (Loan No. 40)	(ARD Loan) – The loan does not fully or substantially amortize over the post-ARD term.
42	80 Park Plaza (Loan No. 18)	(Organization of Mortgagor) – Within 180 days of the closing date, borrower is required to transfer 100% of the equity interest in the Jo-Ash borrower from Madison To Park LLC to Jo-Ash Realty Corp., a New York corporation owned directly by Neil Tobias, Daniel Rienzo and Alan Tobias. The mortgage loan seller’s search results revealed that Neil Tobias plead guilty to a sales tax felony violation filed in New York county, New York on 7/31/2003.
42	Dollar General Dimmitt (Loan No. 39) and Dollar General Jackson (Loan No. 40)	(Organization of Mortgagor) – This representation is not applicable as the borrower is related to the originating lender.
43	Redwood MHC Portfolio (Loan No. 9)	(Environmental Conditions) - In the related Phase I environmental assessments dated between August 12, 2016 and August 19, 2016, certain recognized environmental conditions, historical recognized environmental conditions and/or other notable issues were identified at eight (8) of the related Mortgaged Properties. For example, at one such related Mortgaged Property (Evergreen Springs), a 30- to 40-gallon oil spill

D-2-45

Ladder Capital Finance LLC
was still an open incident with the Connecticut Department of Energy and Environmental Protection, requiring sampling to determine subsurface impact (and as to which the related borrower has 180 days from origination of the Mortgage Loan to obtain regulatory closure (subject to force majeure, provided the related borrower is diligently proceeding to obtain closure)). At another related Mortgaged Property (Highland Bluff), a radon test revealed results above the Environmental Protection Agency action limit, and additional testing was recommended. An upfront radon reserve of $4,500 was established. Another related Mortgaged Property (Weststar) is located within a contaminated groundwater plume identified in 1983 that has not been fully remediated. The environmental assessment reported that there did not appear to be an immediate health risk to occupants and did not anticipate a vapor migration concern.
43	80 Park Plaza (Loan No. 18)	(Environmental Conditions) – 80 Park Plaza to be added to Schedule I of the MLPA as a Mortgage Loan that is the subject of an environmental insurance policy.

D-2-46

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
1/15/2017	52,478,000.00
2/15/2017	52,478,000.00
3/15/2017	52,478,000.00
4/15/2017	52,478,000.00
5/15/2017	52,478,000.00
6/15/2017	52,478,000.00
7/15/2017	52,478,000.00
8/15/2017	52,478,000.00
9/15/2017	52,478,000.00
10/15/2017	52,478,000.00
11/15/2017	52,478,000.00
12/15/2017	52,478,000.00
1/15/2018	52,478,000.00
2/15/2018	52,478,000.00
3/15/2018	52,478,000.00
4/15/2018	52,478,000.00
5/15/2018	52,478,000.00
6/15/2018	52,478,000.00
7/15/2018	52,478,000.00
8/15/2018	52,478,000.00
9/15/2018	52,478,000.00
10/15/2018	52,478,000.00
11/15/2018	52,478,000.00
12/15/2018	52,478,000.00
1/15/2019	52,478,000.00
2/15/2019	52,478,000.00
3/15/2019	52,478,000.00
4/15/2019	52,478,000.00
5/15/2019	52,478,000.00
6/15/2019	52,478,000.00
7/15/2019	52,478,000.00
8/15/2019	52,478,000.00
9/15/2019	52,478,000.00
10/15/2019	52,478,000.00
11/15/2019	52,478,000.00
12/15/2019	52,478,000.00
1/15/2020	52,478,000.00
2/15/2020	52,478,000.00
3/15/2020	52,478,000.00
4/15/2020	52,478,000.00
5/15/2020	52,478,000.00
6/15/2020	52,478,000.00
7/15/2020	52,478,000.00
8/15/2020	52,478,000.00
9/15/2020	52,478,000.00
10/15/2020	52,478,000.00
11/15/2020	52,478,000.00
12/15/2020	52,478,000.00
1/15/2021	52,478,000.00
2/15/2021	52,478,000.00
3/15/2021	52,478,000.00
4/15/2021	52,478,000.00
5/15/2021	52,478,000.00
6/15/2021	52,478,000.00
7/15/2021	52,478,000.00
8/15/2021	52,478,000.00
9/15/2021	52,478,000.00
10/15/2021	52,478,000.00
Distribution Date	Balance($)
11/15/2021	52,478,000.00
12/15/2021	52,477,037.49
1/15/2022	51,671,166.62
2/15/2022	50,862,195.56
3/15/2022	49,861,085.60
4/15/2022	49,045,141.27
5/15/2022	48,163,267.56
6/15/2022	47,340,787.69
7/15/2022	46,452,557.66
8/15/2022	45,623,492.19
9/15/2022	44,791,236.47
10/15/2022	43,893,498.57
11/15/2022	43,054,582.39
12/15/2022	42,150,366.70
1/15/2023	41,304,739.05
2/15/2023	40,455,856.83
3/15/2023	39,418,430.11
4/15/2023	38,562,278.66
5/15/2023	37,641,300.77
6/15/2023	36,778,305.78
7/15/2023	35,850,672.07
8/15/2023	34,980,781.11
9/15/2023	34,107,541.32
10/15/2023	33,169,943.71
11/15/2023	32,289,729.46
12/15/2023	31,345,348.71
1/15/2024	30,458,106.57
2/15/2024	29,567,448.19
3/15/2024	28,552,459.06
4/15/2024	27,654,457.16
5/15/2024	26,692,776.83
6/15/2024	25,787,610.71
7/15/2024	24,818,962.70
8/15/2024	23,906,577.45
9/15/2024	22,990,678.26
10/15/2024	22,011,591.53
11/15/2024	21,088,390.96
12/15/2024	20,102,203.16
1/15/2025	19,171,645.23
2/15/2025	18,237,502.74
3/15/2025	17,122,495.83
4/15/2025	16,180,451.55
5/15/2025	15,175,937.41
6/15/2025	14,226,391.28
7/15/2025	13,214,581.14
8/15/2025	12,257,475.64
9/15/2025	11,296,682.38
10/15/2025	10,273,933.62
11/15/2025	9,305,494.77
12/15/2025	8,275,310.22
1/15/2026	7,299,167.14
2/15/2026	6,319,262.29
3/15/2026	5,162,616.76
4/15/2026	4,174,470.38
5/15/2026	2,052,619.49
6/15/2026	1,056,617.72
7/15/2026 and thereafter	0.00

E-1

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX F

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE MOFFETT GATEWAY MORTGAGE LOAN

Monthly Payment Date	A-Note Principal ($)	Mortgage Loan Principal ($)
1/1/2017	0.00	0.00
2/1/2017	0.00	0.00
3/1/2017	0.00	0.00
4/1/2017	0.00	0.00
5/1/2017	0.00	0.00
6/1/2017	0.00	0.00
7/1/2017	0.00	0.00
8/1/2017	0.00	0.00
9/1/2017	0.00	0.00
10/1/2017	0.00	0.00
11/1/2017	0.00	0.00
12/1/2017	0.00	0.00
1/1/2018	0.00	0.00
2/1/2018	0.00	0.00
3/1/2018	0.00	0.00
4/1/2018	0.00	0.00
5/1/2018	0.00	0.00
6/1/2018	0.00	0.00
7/1/2018	0.00	0.00
8/1/2018	0.00	0.00
9/1/2018	0.00	0.00
10/1/2018	0.00	0.00
11/1/2018	0.00	0.00
12/1/2018	0.00	0.00
1/1/2019	0.00	0.00
2/1/2019	0.00	0.00
3/1/2019	0.00	0.00
4/1/2019	0.00	0.00
5/1/2019	0.00	0.00
6/1/2019	0.00	0.00
7/1/2019	0.00	0.00
8/1/2019	0.00	0.00
9/1/2019	0.00	0.00
10/1/2019	0.00	0.00
11/1/2019	0.00	0.00
12/1/2019	0.00	0.00
1/1/2020	0.00	0.00
2/1/2020	0.00	0.00
3/1/2020	0.00	0.00
4/1/2020	0.00	0.00
5/1/2020	0.00	0.00
6/1/2020	0.00	0.00
7/1/2020	0.00	0.00
8/1/2020	0.00	0.00
9/1/2020	0.00	0.00
10/1/2020	0.00	0.00
11/1/2020	0.00	0.00
12/1/2020	0.00	0.00
1/1/2021	0.00	0.00
2/1/2021	0.00	0.00
3/1/2021	0.00	0.00
4/1/2021	0.00	0.00
5/1/2021	0.00	0.00
6/1/2021	0.00	0.00
7/1/2021	0.00	0.00
8/1/2021	0.00	0.00
9/1/2021	0.00	0.00
10/1/2021	0.00	0.00
11/1/2021	476,999.17	117,777.57
12/1/2021	515,088.77	127,182.41
1/1/2022	480,259.40	118,582.57
2/1/2022	481,837.65	118,972.26
3/1/2022	592,517.52	146,300.62

F-1

Monthly Payment Date	A-Note Principal ($)	Mortgage Loan Principal ($)
4/1/2022	485,368.23	119,844.01
5/1/2022	523,214.48	129,188.76
6/1/2022	488,682.68	120,662.39
7/1/2022	526,432.55	129,983.35
8/1/2022	492,018.58	121,486.07
9/1/2022	493,635.47	121,885.30
10/1/2022	531,241.33	131,170.70
11/1/2022	497,003.46	122,716.90
12/1/2022	534,511.38	131,978.12
1/1/2023	500,393.26	123,553.89
2/1/2023	502,037.68	123,959.92
3/1/2023	610,822.66	150,820.41
4/1/2023	505,694.80	124,862.91
5/1/2023	542,949.99	134,061.73
6/1/2023	509,140.89	125,713.80
7/1/2023	546,295.88	134,887.87
8/1/2023	512,609.31	126,570.20
9/1/2023	514,293.86	126,986.14
10/1/2023	551,299.02	136,123.21
11/1/2023	517,795.65	127,850.78
12/1/2023	554,698.98	136,962.71
1/1/2024	521,320.13	128,721.02
2/1/2024	523,033.31	129,144.03
3/1/2024	594,816.56	146,868.29
4/1/2024	526,706.83	130,051.07
5/1/2024	563,351.04	139,099.02
6/1/2024	530,289.02	130,935.56
7/1/2024	566,829.07	139,957.79
8/1/2024	533,894.41	131,825.78
9/1/2024	535,648.91	132,258.99
10/1/2024	572,033.11	141,242.74
11/1/2024	539,289.01	133,157.78
12/1/2024	575,567.36	142,115.40
1/1/2025	542,952.70	134,062.39
2/1/2025	544,736.97	134,502.96
3/1/2025	649,516.50	160,374.45
4/1/2025	548,661.57	135,471.99
5/1/2025	584,667.38	144,362.32
6/1/2025	552,385.96	136,391.59
7/1/2025	588,283.47	145,255.18
8/1/2025	556,134.47	137,317.15
9/1/2025	557,962.06	137,768.41
10/1/2025	593,697.43	146,591.96
11/1/2025	561,746.68	138,702.88
12/1/2025	597,372.01	147,499.26
1/1/2026	565,555.82	139,643.41
2/1/2026	567,414.37	140,102.31
3/1/2026	670,066.63	165,448.55
4/1/2026	571,481.03	141,106.43
5/1/2026	606,823.30	149,832.91
6/1/2026	575,353.21	142,062.52
7/1/2026	610,582.89	150,761.21
8/1/2026	579,250.48	143,024.81
9/1/2026	581,154.03	143,494.82
10/1/2026	616,215.04	152,151.86
11/1/2026	585,088.87	144,466.39
12/1/2026	620,035.46	153,095.18
1/1/2027	589,049.20	145,444.25
2/1/2027	590,984.95	145,922.21
3/1/2027	691,426.15	170,722.51
4/1/2027	207,031,779.95	51,118,958.01

F-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	19
Risk Factors	51
Description of the Mortgage Pool	121
Transaction Parties	224
Description of the Certificates	270
Description of the Mortgage Loan Purchase Agreements	304
Pooling and Servicing Agreement	313
Certain Legal Aspects of Mortgage Loans	423
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	438
Pending Legal Proceedings Involving Transaction Parties	440
Use of Proceeds	440
Yield and Maturity Considerations	440
Material Federal Income Tax Considerations	453
Certain State and Local Tax Considerations	465
Method of Distribution (Underwriter)	465
Incorporation of Certain Information by Reference	467
Where You Can Find More Information	467
Financial Information	467
Certain ERISA Considerations	468
Legal Investment	471
Legal Matters	472
Ratings	472
Index of Defined Terms	475

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$869,194,000 (Approximate)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

JPMCC Commercial Mortgage Securities Trust 2016-JP4
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2016-JP4

Class A-1	$35,667,000
Class A-2	$129,067,000
Class A-3	$215,000,000
Class A-4	$266,136,000
Class A-SB	$52,478,000
Class X-A	$758,206,000
Class X-B	$61,106,000
Class A-S	$59,858,000
Class B	$61,106,000
Class C	$49,882,000

PROSPECTUS

J.P. Morgan

Lead Manager and Sole Bookrunner

Drexel Hamilton

Co-Manager

Academy Securities

Co-Manager

December        , 2016